UNITED STATES
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NATIONAL ENERGY SERVICES REUNITED CORP.
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NATIONAL ENERGY SERVICES REUNITED CORP.
777 Post Oak Blvd., Suite 730
Houston, Texas 77056

Dear National Energy Services Reunited Corp. Shareholders:

You are cordially invited to attend the special meeting in lieu of an annual meeting of shareholders of National Energy Services Reunited Corp., which we refer to as “we,” “us,” “our,” “NESR” or the “Company,” on May 18, 2018, at 2:00 p.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. This proxy statement is dated May 7, 2018, and is first being mailed to shareholders of the Company on or about May 8, 2018.

At the special meeting in lieu of an annual meeting, our shareholders will be asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve two stock purchase agreements dated November 12, 2017, namely the Stock Purchase Agreement (“NPS Stock Purchase Agreement”) for shares of NPS Holdings Limited (“NPS”) and the Agreement for the Sale and Purchase of Shares in Gulf Energy S.A.O.C. (“GES Stock Purchase Agreement” and, together with the NPS Stock Purchase Agreement, the “Stock Purchase Agreements”), along with related contracts, all of which collectively provide for: (i) our acquisition of all of the outstanding issued shares and other equity interests in NPS, and (ii) our acquisition, directly and through our wholly owned subsidiary, National Energy Services Reunited Corporation (“Texas Sub”), of all of the issued and outstanding shares of capital stock in Gulf Energy S.A.O.C. (“GES”). Both NPS and GES shall be referenced hereafter as the “Target Companies.” The Target Companies and their consolidated subsidiaries shall be referenced hereafter as “NPS Group” and “GES Group,” respectively, and collectively as the “Target Group,” and these two acquisitions and related transactions collectively shall be referenced hereafter as the “Business Combination.”

Pursuant to the NPS Stock Purchase Agreement, NESR will acquire 100% of the equity interests of NPS from its Selling Stockholders and Hana Investments Co. WLL (“Hana Investments”). Hana Investments purchased, in cash, an aggregate of 83,660,878 NPS shares on January 14, 2018, and has agreed to exchange such NPS shares for NESR ordinary shares in connection with the Business Combination. As consideration for the acquisition of NPS, we agreed to: (i) issue an aggregate of 25,077,276 of our ordinary shares, which includes 11,318,827 ordinary shares at a value of $10.00 per share to the NPS Selling Stockholders and 13,340,448 shares to Hana Investments at a value of $11.244 per share, plus interest of up to $4.7 million payable in cash or ordinary shares to Hana Investments at the value of $11.244 per share or 418,001 ordinary shares, plus (ii) issue up to an additional 3,343,408 ordinary shares pursuant to certain equity earn-outs, (iii) pay total cash of $292.8 million, (iv) potentially pay an additional $7,572,444 pursuant to a cash earn-out and (v) pay additional interest factor fees (“Ticker Fee”) that accrue to NPS Selling Stockholders from January 1, 2018, until the consideration is paid under the NPS Stock Purchase Agreement, upon the closing of the Business Combination.

NESR will acquire GES by acquiring 61% of the GES capital stock from the GES Selling Stockholders directly pursuant to the GES Stock Purchase Agreement, 11.7% of the GES capital stock pursuant to a Shares Exchange Agreement with our sponsor, NESR Holdings Ltd. (“Sponsor”), which acquired such GES stock through certain loan agreements (“Loan Contracts”) with 11 separate investors (“GES Investors”), and 27.3% of the GES stock pursuant to a Contribution Agreement with SV3 Holdings Pte Ltd, which acquired such GES shares in October 2017 independently of NESR. As consideration for the purchase of the aforementioned GES capital stock, we agreed to issue to the GES Selling Stockholders an aggregate of 28,234,848 (plus approximately $1.25 million for interest accrued on loans pending closing) of our ordinary shares at a value of $10.00 per share.

In connection with NESR’s initial public offering that closed on May 17, 2017 (“IPO”), the Sponsor agreed to certain transfer restrictions on the NESR ordinary shares it owns, for a period of one year with the provision to release such restrictions if the last sale price of NESR’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination. To show the Sponsor’s commitment to the Business Combination, the Sponsor has further agreed in the NPS Stock Purchase Agreement to more stringent restrictions on its NESR holdings, whereby during the said one year period, 75% of the Sponsor’s shares will only be released if the last sale price of our ordinary shares equals or exceeds $15.00 per share and 100% of the Sponsor’s shares will only be released if the last sale price of our ordinary shares equals or exceeds $17.50 per share for any 20 trading days within any 30-trading day period 150 days after our initial business combination. Additionally, Sherif Foda, in his capacity as chief executive officer of the Company, shall not participate in the Company’s incentive stock compensation plan for employees during 2018. We believe that these commitments from the Sponsor and Mr. Foda highlight their confidence in the Target Companies as well as their value creation strategy.

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In connection with the Business Combination, on April 27, 2018 the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with MEA Energy Investment Company 2 Ltd. (“Backstop Investor”), pursuant to which the Company agreed to sell up to $150 million (the “Backstop Commitment”) of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

It is anticipated that, following the completion of the Business Combination, and assuming there are no additional redemptions, NESR’s existing shareholders, including our Sponsor, public shareholders, National Bank of Canada Financial, Inc. (“NBCF”) and Maxim Group LLC (“Maxim,” and together with NBCF, the “Underwriters”), will retain an ownership interest of approximately 30% of the Company, the Selling Stockholders (including Hana Investments) will own approximately 55% of the Company, and the Backstop Investor will own approximately 15% of the Company, assuming that the entire amount of the Backstop Commitment is drawn. These percentages are calculated based on a number of assumptions (as described in further detail in the accompanying proxy statement) and are subject to adjustment in accordance with the terms of the Stock Purchase Agreements and related agreements. Copies of the Stock Purchase Agreements, the Contribution Agreement and the Shares Exchange Agreement are attached to the accompanying proxy statement as Annexes A through D.

Accordingly, our shareholders will be asked to consider and vote upon the following proposals:

Proposal 1 - to approve and authorize the Stock Purchase Agreements, the Contribution Agreement, and the Shares Exchange Agreement, and the acquisitions and related transactions contemplated thereby comprising the Business Combination, which we refer to collectively as the “Business Combination Proposal”:

●	the NPS Stock Purchase Agreement, dated as of November 12, 2017, among Abdulaziz Al-Dolaimi, Al Nowais Investments LLC, Arab Petroleum Investments Corporation, Castle SPC Limited, Fahad Abdulla Bindekhayel, OFS Investments Limited, NPS, Hana Investments Co. WLL, and NESR, pursuant to which NESR will acquire all of the equity interests in NPS;

●	the GES Stock Purchase Agreement dated as of November 12, 2017, among Mubadarah Investments LLC, Yasser Said Al Barami, and Hilal Al Busaidy and NESR, pursuant to which NESR will acquire 61% of the outstanding shares in GES;

●	the Contribution Agreement, dated as of November 12, 2017, between NESR and SV3 Holdings Pte LTD, pursuant to which NESR will acquire 27.3% of the outstanding shares of GES; and

●	the Shares Exchange Agreement, dated as of November 12, 2017, between NESR and Sponsor, pursuant to which NESR will acquire 11.7% of the outstanding shares of GES.

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Proposal 2 - to re-elect Antonio J. Campo Mejia and Hala Zeibak as Class I directors to serve on our board of directors until the 2020 annual meeting of shareholders or their earlier death, resignation or removal under the terms of our memorandum and articles of association (which document shall be herein be referred to, synonymously, as our “Charter”) and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal”;

Proposal 3 - to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which NASDAQ may deem to be a change of control, pursuant to the Business Combination or any private placement in connection with the Backstop Commitment, which we refer to as the “NASDAQ Proposal”;

Proposal 4 - to approve and adopt the NESR 2018 Long Term Incentive Plan, which we refer to as the “Incentive Plan Proposal”; and

Proposal 5 - to adjourn the special meeting in lieu of an annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting in lieu of an annual meeting, there are not sufficient votes to approve the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal and the Incentive Plan Proposal, which we refer to as the “Adjournment Proposal”.

Each of these proposals is more fully described in the accompanying proxy statement, which each shareholder is encouraged to review carefully.

Our ordinary shares and warrants are currently listed on the NASDAQ Capital Market under the symbols “NESR” and “NESRW,” respectively. We intend to apply to continue the listing of our ordinary shares and warrants on the NASDAQ Capital Market under the symbols “NESR” and “NESRW,” respectively, upon the closing of the Business Combination.

Pursuant to our amended and restated memorandum and articles of association (“Charter”), we are providing our public shareholders with the opportunity to redeem, in connection with the closing of the Business Combination, NESR ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the consummation of the Business Combination) in the trust account that holds the proceeds (including interest earned and not previously released for payment of taxes) of our IPO. For illustrative purposes, based on funds in the trust account of $231,553,535.80 on April 30, 2018, the estimated per share redemption price would have been approximately $10.10. NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares issued in the IPO (the “20% threshold”). Holders of our outstanding public warrants do not have redemption rights with respect to such securities in connection with the Business Combination. The holders of NESR ordinary shares issued prior to our IPO, which we refer to as “Founder Shares,” as well as the 6 million NESR ordinary shares issued to IPO lead investors, have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination. Currently, our Sponsor, certain of its affiliates and our independent directors own approximately 20% of our issued and outstanding ordinary shares. Our Sponsor and other founders have agreed to retain their Founder Shares for all periods relevant to our shareholder vote on the Business Combination Proposal and to vote any NESR ordinary shares owned by them in favor of the proposals described in the accompanying proxy statement. If holders of 100% of our ordinary shares are present in person or represented by proxy at the Meeting, we would need only an additional 8,595,638 ordinary shares, or 37.5% of our ordinary shares issued and outstanding to public shareholders, to be voted in favor of the proposals described in the accompanying proxy statement in order to have such transactions approved (assuming no additional ordinary shares are purchased by our Sponsor or officers or directors on the market or in private transactions).

We are providing this proxy statement, accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 to our shareholders in connection with the solicitation of proxies to be voted at the special meeting in lieu of an annual meeting and at any adjournments or postponements of the special meeting in lieu of an annual meeting. Beginning on page 17, we provide answers to frequently asked questions about the meeting. Whether or not you plan to attend the special meeting in lieu of an annual meeting, we urge you to read this proxy statement and our Annual Report on Form 10-K carefully. Please pay particular attention to the section entitled “Risk Factors” commencing on page 38.

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After careful consideration, our Board of Directors has approved and adopted both Stock Purchase Agreements and related contracts and recommends that our shareholders vote FOR adoption and approval of the Business Combination Proposal, FOR approval of each of the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and Adjournment Proposal, and FOR all other proposals presented to our shareholders in the accompanying proxy statement. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Benefits of NESR’s Directors and Officers and Others in the Business Combination.”

Approval of the Business Combination Proposal, Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. The boards of directors of NESR, NPS and GES have already approved the respective Stock Purchase Agreements and related contracts and transactions.

Each redemption of NESR ordinary shares by our public shareholders will decrease the amount in our trust account, which held $231,553,535.80 as of April 30, 2018.

Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting in lieu of an annual meeting. A failure to vote your shares will have no effect on the proposals to be considered at the special meeting in lieu of an annual meeting of shareholders. The transactions contemplated by the Stock Purchase Agreements and related contracts will be consummated only if the Business Combination Proposal is approved at the special meeting in lieu of an annual meeting. In addition, the NASDAQ Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals described in the accompanying proxy statement. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in lieu of an annual meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting in lieu of an annual meeting, but if a quorum is present, it will have no effect on the proposals. If you are a shareholder of record and you attend the special meeting in lieu of an annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT NESR REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO NESR’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND ANY SHARE CERTIFICATES DELIVERED BY YOU TO THE TRANSFER AGENT WILL BE RETURNED TO YOU. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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On behalf of our Board of Directors, I thank you for your support and look forward to the successful completion of the Business Combination.

May 7, 2018	Sincerely,

/s/ Sherif Foda
Sherif Foda Chief Executive Officer and Director

This proxy statement is dated May 7, 2018, and is first being mailed to shareholders of the Company on or about May 8, 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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NATIONAL ENERGY SERVICES REUNITED CORP.
777 Post Oak Blvd., Suite 730
Houston, Texas 77056

NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF SHAREHOLDERS

OF NATIONAL ENERGY SERVICES REUNITED CORP.

To Be Held on May 18, 2018

Dear National Energy Services Reunited Corp. Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of an annual meeting of shareholders of National Energy Services Reunited Corp., which we refer to as “we,” “us,” “our,” “NESR” or the “Company,” will be held on May 18, 2018, at 2:00 p.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. You are cordially invited to attend the special meeting in lieu of an annual meeting for the following purposes:

Proposal 1 - to approve and authorize the following: the Stock Purchase Agreements, the Contribution Agreement and the Shares Exchange Agreement and the acquisitions and related transactions contemplated thereby (the “Business Combination”), which we refer to collectively as the “Business Combination Proposal”:

●

the NPS Stock Purchase Agreement, dated as of November 12, 2017, among Abdulaziz Al-Dolaimi, Al Nowais Investments LLC, Arab Petroleum Investments Corporation, Castle SPC Limited, Fahad Abdulla Bindekhayel, OFS Investments Limited (collectively, the “NPS Selling Stockholders”), NPS, Hana Investments Co. WLL, and NESR, pursuant to which NESR will acquire all of the equity interests in NPS;

●	the GES Stock Purchase Agreement dated as of November 12, 2017, among Mubadarah Investments LLC, Yasser Said Al Barami, and Hilal Al Busaidy (collectively, the “GES Selling Stockholders”) and NESR, pursuant to which NESR will acquire 61% of the outstanding capital stock of GES (together with the NPS Stock Purchase Agreement, the “Stock Purchase Agreements”);

●	the Contribution Agreement, dated as of November 12, 2017, between NESR and SV3 Holdings Pte LTD, pursuant to which NESR will acquire 27.3% of the outstanding capital stock of GES; and

●	the Shares Exchange Agreement, dated as of November 12, 2017, between NESR and NESR Holdings Ltd. (“Sponsor”), pursuant to which NESR will acquire 11.7% of the outstanding capital stock of GES.

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Pursuant to the NPS Stock Purchase Agreement, NESR will effect the acquisition of 100% of the equity interests of NPS from its Selling Stockholders and Hana Investments Co. WLL (“Hana Investments”). Hana Investments purchased for cash, an aggregate of 83,660,878 NPS shares on January 14, 2018 and has agreed to exchange such NPS shares for NESR ordinary shares in connection with the Business Combination. As consideration for the acquisition of NPS, we agreed to: (i) issue an aggregate of 25,077,276 of our ordinary shares, which includes 11,318,827 ordinary shares at a value of $10.00 per share to the NPS Selling Stockholders and 13,340,448 ordinary shares to Hana Investments at a value of $11.244 per share, and interest of up to $4.7 million payable in cash or shares to Hana Investments at the value of $11.244 per share or 418,001 ordinary shares which is included in the total of 25,077,276 shares, plus (ii) issue up to an additional 3,343,408 ordinary shares pursuant to certain equity earnouts, and (iii) pay total cash of $292.8 million, and (iv) potentially pay an additional $7,572,444 pursuant to a cash earnout and (v) pay additional interest factor fees that accrue to the NPS Selling Stockholders from January 1, 2018, until the consideration is paid under the NPS Stock Purchase Agreement, upon the closing of the Business Combination.

NESR will effect the acquisition of GES by acquiring 61% of the GES capital stock from the GES Selling Stockholders directly pursuant to the GES Stock Purchase Agreement, 11.7% of the GES capital stock pursuant to a Shares Exchange Agreement with our Sponsor, NESR Holdings Ltd., which acquired such GES stock through certain loan agreements (“Loan Contracts”) with 11 separate investors (“GES Investors”), and 27.3% of the GES stock pursuant to a Contribution Agreement with SV3 Holdings Pte Ltd, which acquired such GES shares in October 2017 independently of NESR. As consideration for the purchase of the GES capital stock, we agreed to issue to the GES Selling Stockholders an aggregate of 28,234,848 of our ordinary shares at a value of $10.00 per share (plus an estimated $1.25 million interest accrued on loans).

Proposal 2 - to re-elect Antonio J. Campo Mejia and Hala Zeibak as Class I directors to serve on our board of directors until the 2020 annual meeting of shareholders or their earlier death, resignation or removal under the terms of our memorandum and articles of association (which document shall be herein be referred to, synonymously, as our “Charter”) and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal”;

Proposal 3 - to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which NASDAQ may deem to be a change of control, pursuant to the Business Combination or any private placement in connection with the Backstop Commitment, which we refer to as the “NASDAQ Proposal”;

Proposal 4 - to approve and adopt the NESR 2018 Long Term Incentive Plan, which we refer to as the “Incentive Plan Proposal”; and

Proposal 5 - to adjourn the special meeting in lieu of an annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting in lieu of an annual meeting, there are not sufficient votes to approve the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal and the Incentive Plan Proposal, which we refer to as the “Adjournment Proposal”.

Each of these proposals is more fully described in the accompanying proxy statement, which each shareholder is encouraged to review carefully.

Only holders of record of our ordinary shares at the close of business on April 27, 2018 (the “record date”) are entitled to notice of the special meeting in lieu of an annual meeting and to vote at the special meeting in lieu of an annual meeting and any adjournments or postponements of the special meeting in lieu of an annual meeting. A complete list of our shareholders of record entitled to vote at the special meeting in lieu of an annual meeting will be available for ten days before the special meeting in lieu of an annual meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the special meeting in lieu of an annual meeting.

Pursuant to our amended and restated memorandum and articles of association (“Charter”), we are providing our public shareholders with the opportunity to redeem, in connection with the closing of the Business Combination, NESR ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the consummation of the Business Combination) in the trust account that holds the proceeds (including interest earned and not previously released for payment of taxes) of our initial public offering that closed on May 17, 2017 (the “IPO”). For illustrative purposes, based on funds in the trust account of $231,553,535.80 on April 30, 2018, the estimated per share redemption price would have been approximately $10.10. NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) will be eligible to elect to have their shares redeemed for cash in connection with the meeting, whether or not they are holders as of the record date, and whether or not such shares are voted at the meeting. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares issued in the IPO (the “20% threshold”). Holders of our outstanding public warrants do not have redemption rights with respect to such securities in connection with the Business Combination. The holders of NESR ordinary shares issued prior to our IPO, which we refer to as “Founder Shares,” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and these shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Sponsor, certain of its affiliates and our independent directors, together with the underwriter of our IPO, own approximately 20% of our issued and outstanding ordinary shares, including Founder Shares.

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Each redemption of NESR ordinary shares by our public shareholders will decrease the amount in our trust account, which held $231,553,535.80 as of April 30, 2018.

In connection with the Business Combination, on April 27, 2018 the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with MEA Energy Investment Company 2 Ltd. (“Backstop Investor”), pursuant to which the Company agreed to sell up to $150 million (the “Backstop Commitment”) of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

It is anticipated that, following completion of the Business Combination and if there are no additional redemptions, NESR’s existing shareholders, including our Sponsor, public shareholders, National Bank of Canada Financial, Inc. (“NBCF”) and Maxim Group LLC (“Maxim,” and together with NBCF, the “Underwriters”), will retain an ownership interest of approximately 30% of the Company, Selling Stockholders (including Hana Investments) will own approximately 55% of the Company, and the Backstop Investor will own approximately 15% of the Company, assuming that the entire amount of the Backstop Commitment is drawn. These percentages are calculated based on a number of assumptions (as described in further detail in the accompanying proxy statement) and are subject to adjustment in accordance with the terms of the Stock Purchase Agreements and the related agreements. Copies of the Stock Purchase Agreements, the Contribution Agreement and the Shares Exchange Agreement are attached to the accompanying proxy statement as Annexes A through D. The transactions contemplated by the Stock Purchase Agreements and related contracts will be consummated only if the Business Combination Proposal is approved at the special meeting in lieu of an annual meeting. In addition, the NASDAQ Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to carefully read this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (toll-free), or banks and brokers can call collect at (203) 658-9400.

By Order of the Board of Directors,

May 7, 2018	Sincerely,

/s/ Sherif Foda
Sherif Foda
Chief Executive Officer and Director

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Shareholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting in lieu of an annual meeting. You should also read carefully the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled “Frequently Used Terms.”

●	National Energy Services Reunited Corp. is a blank check company incorporated in the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar Business Combination with one or more businesses or entities. Although NESR is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, it intends to focus on businesses that operate in the energy services industry, with an emphasis on oil and gas services globally.

●	There currently are 28,652,125 NESR ordinary shares issued and outstanding, consisting of 22,921,700 shares originally sold as part of units in NESR’s IPO (including units sold in connection with the underwriters’ exercise of their overallotment option), and (ii) 5,730,425 Founder Shares that were held by our Sponsor prior to NESR’s IPO.

●	In addition, there currently are 35,540,380 warrants of NESR outstanding, consisting of: (i) 22,921,700 public warrants originally sold as part of units in NESR’s IPO and (ii) 12,618,680 private warrants sold to our Sponsor in a private placement consummated simultaneously with the consummation of NESR’s IPO. Each warrant entitles the holder thereof to purchase one-half of one NESR ordinary shares at a price of $5.75 per half share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of NESR’s ordinary shares. No fractional shares will be issued upon exercise of the warrants. The public warrants will become exercisable on the later of 30 days following completion of NESR’s initial Business Combination and twelve months from the closing of the IPO, and expire at 5:00 p.m., New York time, five years after the completion of NESR’s initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, NESR may redeem the outstanding warrants at a price of $0.01 per warrant, provided that the last sale price of NESR’s ordinary shares equals or exceeds $21 per share for any 20 trading days within a 30 trading day period ending on the third trading day before NESR sends the notice of redemption to the warrant holders and certain other conditions are met. The private warrants, however, are non-redeemable so long as they are held by our Sponsor or their permitted transferees. For more information about NESR and its securities, see the sections entitled “Information About NESR,” “NESR Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities.”

●

Pursuant to the NPS Stock Purchase Agreement, the total consideration to be paid by NESR will be $292.8 million in cash plus 25,077,276 ordinary shares of NESR. Such consideration shall be paid as follows:

●	$292.8 million shall be paid in cash by NESR at the closing of the Business Combination to the NPS Selling Stockholders.

●

Of the 25,077,276 ordinary shares to be issued at closing, 11,318,827 NESR shares will be exchanged at $10.00 a share with the NPS Selling Stockholders and 13,340,448 NESR shares will be exchanged at $11.244 per share for the 83,660,878 NPS shares that Hana Investments has previously acquired from the NPS Selling Stockholders. Additionally, in connection with Hana Investments’ $150 million purchase of NPS Shares, as described in further detail below, NESR has agreed to pay Hana Investments interest on its investment of $150 million investment, up to a maximum of $4.7 million payable in cash or NESR ordinary shares at $11.244 per share (up to 418,001 ordinary shares). The total of 25,077,276 shares includes the maximum interest to be paid to Hana Investments of 418,001 shares, if NESR elects to pay Hana Investments in shares in lieu of cash.

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NESR may be required to pay the following additional consideration to the NPS Selling Stockholders: (i) a possible $7,572,444 cash bonus upon extension of a major customer contract, (ii) up to 3,343,408 NESR shares in post-closing equity earn-outs, and (iii) a Ticker Fee that accrues to the NPS Selling Stockholders from January 1, 2018, until the consideration is paid under the NPS Stock Purchase Agreement, upon the closing of the Business Combination.

●	The NPS Selling Stockholders mutually agreed in the NPS Stock Purchase Agreement on the proportion of cash to be received by each shareholder and on the allocation of NESR shares to be received among the NPS Selling Stockholders who would remain shareholders in NESR through the Closing Date.

●

On January 14, 2018, pursuant to a requirement of the NPS Selling Stockholders as a condition of entering into the NPS Stock Purchase Agreement, Hana Investments paid $150 million in cash in advance of the proposed Business Combination by purchasing 83,660,878 shares of NPS from NPS Selling Stockholders. The $150 million payment prevented the accrual of a “Ticker Fee” (identified as the Olayan Daily Amount in the NPS Stock Purchase Agreement) that otherwise would have been payable by NESR to the NPS Selling Stockholders beginning January 1, 2018 until the closing of the Business Combination. As consideration for making this payment, NESR agreed to pay Hana Investments an interest factor calculated on this amount payable in NESR ordinary shares or in cash not to exceed $4.7 million.

●

In connection with the acquisition of NPS, NESR agreed to enter into a Relationship Agreement at the closing of the Business Combination with each of two NPS Selling Stockholders, Al Nowais Investments LLC (“ANI”) and WAHA Finance Company (“WAHA”). Pursuant to such Relationship Agreements, the Company agreed, that for each of ANI and WAHA and until such time as each of ANI, WAHA or their respective affiliates no longer hold at least 50% of the number of NESR ordinary shares that they acquire pursuant to the NPS Stock Purchase Agreement, to (i) nominate to the Company’s Board of Directors (the “Board”) one person and (ii) permit one additional representative to observe the meetings of the Board in a non-voting capacity.

For more information about the NPS Stock Purchase Agreement, the Relationship Agreements, the specific consideration to be paid and the Business Combination generally, see pages 94 through 100 of the section entitled “The Business Combination Proposal.”

●

As contemplated by the GES Stock Purchase Agreement, the Contribution Agreement and the Shares Exchange Agreement, NESR will effect an acquisition of GES by acquiring: (i) 61% of GES stock from GES Selling Stockholders pursuant to the GES Stock Purchase Agreement, (ii) 11.7% of GES stock pursuant to a Shares Exchange Agreement with our Sponsor, which acquired such GES stock through certain Loan Contracts with 11 GES Investors, and (iii) 27.3% of GES stock pursuant to a Contribution Agreement with SV3 Holdings Pte Ltd (“SV3”), which acquired such GES shares in October 2017 independently of NESR. As consideration for the purchase of the GES shares, we agreed to issue to the GES Selling Stockholders an aggregate of 28,234,848 of our ordinary shares at a value of $10.00 per share, plus an estimated $1.25 million interest accrued on loans payable in cash to the GES Investors.

●	In connection with the acquisition of GES, NESR has agreed to enter into a Voting Agreement with SV3 (“SV3 Voting Agreement”), pursuant to which the Company has agreed to nominate for election to the Board a nominee of SV3 and to allow at least one additional observer to attend Board meetings so long as SV3 and its affiliates maintain a certain percentage of NESR shares that SV3 and its affiliates will acquire pursuant to the SV3 Contribution Agreement. In addition, the GES Stock Purchase Agreement grants to the GES Selling Stockholders the collective right to nominate two persons to the Board of Directors.

For more information about the GES Stock Purchase Agreement, the Contribution Agreement, the Shares Exchange Agreement, the specific consideration to be paid and the Business Combination generally, see pages 94 through 100 of the section entitled “The Business Combination Proposal.”

●

In connection with the Business Combination, on April 27, 2018 the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with MEA Energy Investment Company 2 Ltd. (“Backstop Investor”), pursuant to which the Company agreed to sell up to $150 million (the “Backstop Commitment”) of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

The Backstop Investor is wholly owned by Waha Capital PJSC (“Waha Capital”). The Forward Purchase Agreement contains a similar provision as the WAHA Relationship Agreement, entitling the Backstop Investor to nominate one person to NESR’s board of directors for as long as it directly owns at least 7,057,453 ordinary shares and Adnan Ghabris is not otherwise nominated to the board; provided, however, that such nominating right shall terminate if and when the Backstop Investor fails to deliver the required purchase price in any drawdown of a secondary placement.

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●	It is anticipated that, following completion of the Business Combination and assuming there are no redemptions, NESR’s public shareholders will retain an ownership interest of 23.8% in NESR and Sponsor will retain an ownership interest of 6.0% in NESR. These relative percentages assume NESR’s receipt of the full $150 million in cash proceeds from the Backstop Commitment. In addition, if any of NESR’s shareholders exercise their redemption rights, the ownership interest in NESR of NESR’s public shareholders will decrease and the ownership interest in NESR of our Sponsor will increase. These ownership percentages with respect to NESR following the Business Combination do not take into account: (i) the 22,921,700 public warrants to purchase up to a total of 11,460,850 NESR ordinary shares, (ii) the 12,618,680 private warrants to purchase up to a total of 6,309,340 NESR ordinary shares that will remain outstanding following the Business Combination. If the facts are different than these assumptions (which they are likely to be), the percentage ownership retained by NESR’s existing shareholders in NESR will be different. For more information, see the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on NESR’s Public Float, and Unaudited Pro Forma Condensed Combined Financial Statements for further information.”

●	Our management and Board of Directors considered various factors in determining whether to approve the Business Combination and the transactions contemplated thereby, including that the value of the Business Combination is equal to at least 80% of the balance in the trust account (excluding any taxes payable on interest earned). For more information about our decision-making process, see the section entitled “The Business Combination Proposal — NESR’s Board of Directors’ Reasons for the Approval of the Business Combination.”

●

Pursuant to our amended and restated memorandum and articles of association (the “Charter”), in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Charter. As of April 30, 2018, the pro rata portion of the funds available in the trust account for the remaining public shares was approximately $10.10 per share. If a holder exercises its redemption right in connection with the Business Combination, then such holder will be exchanging its ordinary shares for cash and will no longer own shares of the Company and will not participate in any future growth of the Company. Such a holder will be entitled to receive cash for its public shares whether or not it votes for or against the Business Combination Proposal, so long as such holder properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in lieu of an annual meeting. For more information, see the section entitled “Special meeting in lieu of an annual meeting of NESR Shareholders — Redemption Rights.”

●	In addition to voting on the Business Combination Proposal, at the special meeting in lieu of an annual meeting, the shareholders of NESR will be asked to consider and vote upon:

●

a proposal to elect Antonio J. Campo Mejia and Hala Zeibak to serve as Class I directors to serve on our board of directors (the “Board of Directors”) until the 2020 annual meeting of shareholders or their earlier death, resignation or removal under the terms of our memorandum and articles of association (which document shall be herein be referred to, synonymously, as our “Charter” or our “memorandum and articles of association”) and until their respective successors are duly elected and qualified;

●	a proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which NASDAQ may deem to be a change of control, pursuant to the Stock Purchase Agreements, the Contribution Agreement and the Shares Exchange Agreement;

●	a proposal to approve and adopt the NESR 2018 Long Term Incentive Plan; and

●	a proposal to approve the adjournment of the special meeting in lieu of an annual meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting in lieu of an annual meeting, there are not sufficient votes to approve the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal and the Incentive Plan Proposal.

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●

The transactions contemplated by the Stock Purchase Agreements will be consummated only if the Business Combination Proposal is approved at the special meeting in lieu of an annual meeting. In addition, the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

●

Upon or before the closing of the Business Combination, we anticipate increasing the size of our Board of Directors from four (4) to nine (9) directors. All four incumbent directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, have informed us that they will remain on the Board of Directors following closing. As the board takes the view that the special meeting in lieu of an annual general meeting will constitute an annual meeting for the purposes of the director election provisions of the Charter, the current terms of the existing Class I directors will come to an end at the meeting. However, our Board of Directors has nominated its two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for re-election at the special meeting in lieu of an annual meeting. Our Board of Directors intends to fill the vacancies created by the increase in board size following closing of the Business Combination with five persons, two (2) of whom will be nominated by NPS Selling Stockholders, two (2) of whom will be nominated by GES Selling Stockholders, and one (1) of whom will be nominated by SV3. If both director nominees are elected and the Business Combination is consummated, our Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite. For more information, see the sections entitled “Director Election Proposal” and “Management After the Business Combination.” The appointment of the five additional directors will be made by resolution of the Board of Directors at or immediately after the closing of the Business Combination.

●	Unless waived by the parties to the Stock Purchase Agreements and related agreements, the closing of the Business Combination is subject to a number of conditions set forth in such agreements, including, among others, receipt of requisite shareholder approval contemplated by this proxy statement. For more information, see the section entitled “The Business Combination Proposal — Conditions to Closing of the Business Combination.”

●	The Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

●	In considering the recommendation of NESR’s Board of Directors to vote FOR the proposals presented at the special meeting in lieu of an annual meeting, you should be aware that our executive officers and members of our Board of Directors have interests in the Business Combination that are different from, or in addition to, the interests of our shareholders generally. The members of our Board of Directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our shareholders that they vote in favor of the proposals presented at the special meeting in lieu of an annual meeting. These interests include, among other things:

●	the fact that our Sponsor and our officers and directors paid an aggregate of approximately $6.3 million for their Founder Shares and private warrants and such securities should have a significantly higher value at the time of the Business Combination. However, the private warrants will expire worthless if we do not complete an initial business combination. As a result, our Sponsor (and its members, including our executive officers and directors) have a financial incentive to see the Business Combination consummated rather than lose whatever value is gained on the Founder Shares, as well as any value attributable to the private warrants;

●

In connection with our Sponsor’s purchase of 11.7% of the GES shares, an affiliate of Mr. Thomas Wood invested $500,000 and Mr. Antonio Campo invested $1,200,000 to fund a portion of the purchase price for such GES shares pursuant to certain Loan Contracts and accordingly, our Sponsor, along with Messrs. Wood and Campo, will not have any public market in which to sell their investment in GES if the Closing does not occur, although, pursuant to the Loan Contracts, repayment of the investments may be made in cash at the election of our Sponsor;

●

if NESR is unable to complete a Business Combination by May 17, 2019, our Sponsor will liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriter in our IPO. To date, each of NESR’s vendors has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in our trust account, and will not make any claim against our trust account (including any distributions therefrom); and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “NESR” refer to National Energy Services Reunited Corp., and the terms “combined company” and “post-combination company” refer to NESR and its subsidiaries following the consummation of the Business Combination.

In this document:

“Backstop Investor” means MEA Energy Investment Company 2 Ltd., a Cayman Islands company, or its designees or affiliates who are providing the Backstop Commitment.

“Backstop Commitment” means one or more private placements contemplated by that certain Forward Purchase Agreement, pursuant to which the Company expects to sell up to $150 million of ordinary shares to the Backstop Investor or its designees or affiliates.

“Business Combination” means the acquisitions of all of the capital stock of NPS and GES by NESR pursuant to the Stock Purchase Agreements, Contribution Agreement and Shares Exchange Agreement.

“Charter” means our current memorandum and articles of association as filed with the BVI Registry.

“Closing Date” means the date of closing of the Business Combination.

“Companies Act” and the “Insolvency Act” mean the BVI Business Companies Act, 2004 and the Insolvency Act, 2003 of the British Virgin Islands, respectively.

“Contribution Agreement” means the Contribution Agreement, dated as of November 12, 2017, between NESR and SV3 Holdings Pte Ltd, pursuant to which NESR will acquire 27.3% of the outstanding shares of GES.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forward Purchase Agreement” means the Forward Purchase Agreement, dated April 27, 2018, between NESR and the Backstop Investor for a total amount of up to $150 million comprising the Backstop Commitment.

“Founder Shares” refer to the 5,730,425 NESR ordinary shares currently held by the Sponsor, which were purchased prior to our IPO and held for and on behalf of certain officers and directors and initial investors.

“GES” means Gulf Energy S.A.O.C.

“GES Founders” means Hilal Al Busaidy and Yasser Said Al Barami.

“GES Investors” means 11 private equity investors that funded Sponsor’s acquisition of 11.7% of the outstanding shares of GES.

“GES Selling Stockholders” means Mubadarah Investments, LLC, Yasser Said Al Barami and Hilal Al Busaidy who are selling 61% of the outstanding shares of capital stock of GES to NESR.

“GES Stock Purchase Agreement” means the Agreement for the Sale and Purchase of Shares in Gulf Energy S.A.O.C. dated as of November 12, 2017, between the GES Selling Stockholders (Mubadarah Investments LLC, Yasser Said Al Barami, and Hilal Al Busaidy), and NESR, pursuant to which NESR will acquire 61% of the outstanding shares of GES.

“Hana Investments” a party to the NPS Stock Purchase Agreement, means Hana Investments Co. WLL, a subsidiary of The Olayan Group.

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“IPO” means the initial public offering of units of NESR, consummated on May 17, 2017 through the sale of 21,000,000 public units (and 1,921,700 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“IPO lead investors” means the holders of 6 million NESR public shares who have agreed to waive their redemption rights with respect to any NESR public shares they hold in connection with the consummation of the Business Combination.

“NESR Founders” means the Sponsor and NESR’s officers, directors and initial investors.

“NPS” means NPS Holdings Limited.

“NPS Selling Stockholders” means the shareholders of NPS who entered into the NPS Stock Purchase Agreement in order to sell 100% of NPS shares to Hana Investments and NESR.

“NPS Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of November 12, 2017, among the NPS Selling Stockholders (Abdulaziz Al-Dolaimi, Al Nowais Investments LLC, Arab Petroleum Investments Corporation, Castle SPC Limited, Fahad Abdulla Bindekhayel and OFS Investments Limited), NPS, Hana Investments and NESR, pursuant to which NESR will acquire all of the equity interests in NPS.

“ordinary shares” or “our ordinary shares” means the ordinary shares of no par value in NESR.

“public shares” and “public warrants” refer to the 22,921,700 ordinary shares and the 22,921,700 warrants which were sold as part of the units in our IPO and references to “public shareholders” and “public warrant holders” refer to the holders of our public shares and public warrants, including our Sponsor and management team to the extent they purchased public shares or public warrants, provided that their status as “public shareholders” and “public warrant holders” shall exist only with respect to such public shares or public warrants.

“private warrants” refer to the 12,618,680 warrants we sold privately to the Sponsor in connection with our IPO.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholders” means the GES Selling Stockholders and the NPS Selling Stockholders.

“Shares Exchange Agreement” means the Shares Exchange Agreement, dated as of November 12, 2017, between NESR and our Sponsor, pursuant to which NESR will acquire 11.7% of the outstanding shares of capital stock of GES.

“Sponsor” refers to NESR Holdings Ltd., a British Virgin Island company.

“special meeting in lieu of an annual meeting” means the special meeting in lieu of an annual meeting of shareholders of NESR that is the subject of this proxy statement.

“Stock Purchase Agreements” shall reference both the NPS Stock Purchase Agreement and the GES Stock Purchase Agreement.

“Waha Capital” means Waha Capital PJSC.

“warrants” means the private warrants and the public warrants, taken together.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR SHAREHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting in lieu of an annual meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to our shareholders. We urge shareholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. You should also carefully read the accompanying Annual Report on Form 10-K for the year ended December 31, 2017.

Q: Why am I receiving this proxy statement?

A: Our shareholders are being asked to consider and vote upon, among other things, a proposal to approve and adopt each of the following agreements and the acquisitions and other transactions contemplated thereby (the “Business Combination” and such proposal, the “Business Combination Proposal”):

●	the NPS Stock Purchase Agreement;

●	the GES Stock Purchase Agreement;

●	the Contribution Agreement; and

●	the Shares Exchange Agreement.

Copies of the aforementioned agreements are attached to this proxy statement as Annexes A through F. This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting in lieu of an annual meeting. You should read this proxy statement and its annexes carefully and in their entirety. You should also carefully read the accompanying Annual Report on Form 10-K for the year ended December 31, 2017.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q: What is being voted on at the special meeting in lieu of an annual meeting?

A: Below are proposals on which our shareholders are being asked to vote.

Proposal 1 - to approve and adopt each of the following agreements and the acquisitions and other transactions contemplated thereby (the “Business Combination”), which we refer to collectively as the “Business Combination Proposal”:

●

the NPS Stock Purchase Agreement, dated as of November 12, 2017, among the NPS Selling Stockholders (Abdulaziz Al-Dolaimi, Al Nowais Investments LLC, Arab Petroleum Investments Corporation, Castle SPC Limited, Fahad Abdulla Bindekhayel, OFS Investments Limited), NPS, Hana Investments, and NESR, pursuant to which NESR will acquire all of the equity interests in NPS; and

●	the GES Stock Purchase Agreement, dated as of November 12, 2017, between the GES Selling Stockholders (Mubadarah Investments LLC, Yasser Said Al Barami, and Hilal Al Busaidy) and NESR, pursuant to which NESR will acquire 61% of the outstanding shares of GES (together with the NPS Stock Purchase Agreement, the “Stock Purchase Agreements”);

●	the Contribution Agreement, dated as of November 12, 2017, between NESR and SV3 Holdings Pte LTD, pursuant to which NESR will acquire 27.3% of the outstanding shares of GES; and

●	the Shares Exchange Agreement, dated as of November 12, 2017, between NESR and Sponsor, pursuant to which NESR will acquire 11.7% of the outstanding shares of GES.

Proposal 2 - to re-elect Antonio J. Campo Mejia and Hala Zeibak as Class I directors to serve on our board of directors until the 2020 annual meeting of shareholders or their earlier death, resignation or removal under the terms of our Charter and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal;”

Proposal 3 - to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which NASDAQ may deem to be a change of control, pursuant to the Business Combination or a private placement in connection with the Backstop Commitment, which we refer to as the “NASDAQ Proposal”;

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Proposal 4 - to approve and adopt the NESR 2018 Long Term Incentive Plan, which we refer to as the “Incentive Plan Proposal”; and

Proposal 5 - to adjourn the special meeting in lieu of an annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting in lieu of an annual meeting, there are not sufficient votes to approve the Business Combination Proposal, the NASDAQ Proposal and the Incentive Plan Proposal, which we refer to as the “Adjournment Proposal”.

Q: Are the proposals conditioned on one another?

A: The transactions contemplated by the NPS Stock Purchase Agreement, the GES Stock Purchase Agreement, the Contribution Agreement and the Shares Exchange Agreement will be consummated only if the Business Combination Proposal is approved at the special meeting in lieu of an annual meeting. In addition, the Incentive Plan Proposal and the NASDAQ Proposal are conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of the Business Combination Proposal. It is important for you to note that if we fail to complete a Business Combination by May 17, 2019 (or such earlier date as may be determined by our Board of Directors in its sole discretion), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders.

Q: Why is NESR providing shareholders with the opportunity to vote on the Business Combination?

A: Under our Charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial Business Combination either in conjunction with a tender offer or in conjunction with a shareholder vote. We are seeking to obtain the approval of our shareholders of the Business Combination Proposal in order to allow our public shareholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination.

Q: What will happen in the Business Combination?

A: At the closing of the Business Combination, NESR will acquire all the outstanding equity interests of NPS and GES, which will become our wholly-owned subsidiaries.

Q: What equity stake will (i) current NESR shareholders hold in the Company after the closing and (ii) NESR hold in NPS and GES after the closing?

A: It is anticipated that, following completion of the Business Combination and assuming there are no redemptions, NESR’s public shareholders will retain an ownership interest of 23.8% in NESR and our Sponsor and affiliates will retain an ownership interest of 6.0% in NESR. These relative percentages assume NESR’s receipt of the full $150 million in cash proceeds from the Backstop Commitment pursuant to the Forward Purchase Agreement. In addition, if any of NESR’s shareholders exercise their redemption rights, the ownership percentage in NESR of NESR’s public shareholders will decrease and the ownership percentage in NESR of Sponsor will increase. These ownership percentages with respect to NESR following the Business Combination do not take into account (i) the exercise of 22,921,700 public warrants to purchase up to a total of 11,460,850 NESR ordinary shares, or (ii) the 12,618,680 private warrants to purchase up to a total of 6,309,340 NESR ordinary shares that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships retained by NESR’s existing shareholders in NESR will be different. For more information, see the section entitled “Summary — Impact of the Business Combination on NESR’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Statements.”

Q: Who is the Backstop Investor and what will be their minimum and maximum potential holdings upon the consummation of the transaction?

A: The Backstop Investor is an affiliate of MEA Energy Advisory UK, LLP (“MEA Energy”). The Backstop Investor, together with its designees or affiliates, are providing the Backstop Commitment.

Assuming no redemptions occur and NESR does not exercise its option to draw an additional $80 million under the Backstop Commitment, the Backstop Investor, following completion of the Business Combination, will own a minimum 7,000,000 ordinary shares at $10.00 per share, which will represent an ownership interest of 7.9% in NESR, and NESR’s public shareholders will retain an ownership interest of 25.7% in NESR.

In the event NESR exercises its option to draw the full additional amount under the Backstop Commitment of $80 million in exchange for 7,114,906 ordinary shares at $11.244 per share and assuming no redemptions occur, then following completion of the Business Combination the Backstop Investor will have an ownership interest of 14.7% in NESR, and NESR’s public shareholders will retain an ownership interest of 23.8% in NESR.

More information about the Backstop Investor can be found under Backstop and Forward Purchase Agreement on page 100.

Q: What conditions must be satisfied to complete the Business Combination?

A: There are a number of closing conditions in the Stock Purchase Agreements, including among other conditions that our shareholders shall have approved and adopted the Stock Purchase Agreements, that the Business Combination shall have been approved by June 30, 2018 (unless the parties consent to an extension), that our shares remain listed on NASDAQ, and that, after giving effect to any redemptions, but excluding the payment by NESR of its reasonable transaction expenses, there remains in NESR a minimum cash requirement of $5 million, after applying the amount in the trust account, together with the proceeds from the Backstop Commitment toward the Business Combination. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

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Q: Why is NESR proposing the Director Election Proposal?

A: For purposes of Regulation 9.1 of our Charter, this special meeting in lieu of an annual meeting is serving as NESR’s first annual meeting of shareholders. Under Regulation 9.1 the terms of our current Class I directors will terminate at the meeting, however Class I directors will stand for re-election at the special meeting in lieu of an annual meeting. The NESR board has therefore nominated the two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for re-election at the special meeting in lieu of an annual meeting. If such director nominees are elected, upon the closing of the Business Combination, all four of NESR’s incumbent directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, shall remain on the Board of Directors, and we anticipate increasing the size of our Board of Directors from four (4) to nine (9) directors. On or immediately after the closing of the Business Combination, our Board of Directors intends to fill the vacancies created by the increase in board size with five persons, two (2) of whom will be nominated by NPS Selling Stockholders, two (2) of whom will be nominated by GES Selling Stockholders, and one (1) of whom will be nominated by SV3. If the two director nominees are elected and the Business Combination is consummated, our Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite. Accordingly, our post-closing Board of Directors will consist of four directors (Antonio J. Campo Mejia, Hala Zeibak, Salem Al Noaimi and Andrew Waite) who shall serve as Class I directors for a term expiring at the Company’s annual meeting in 2020, and five directors (Sherif Foda, Thomas Wood, Hilal Al Busaidy, Yasser Al Barami and Adnan Ghabris) who shall serve as Class II directors for a term expiring at the Company’s annual meeting in 2019. See the section entitled “Director Election Proposal” for additional information. The appointment of the five additional directors will be made by resolution of the Board of Directors at or immediately after the closing of the Business Combination.

Q: Why is NESR proposing the NASDAQ Proposal?

A: We are proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a), (b) and (d), which require shareholder approval of the issuance of 67,627,747 ordinary shares in certain transactions that result in (1) the issuance of 20% or more of the voting power outstanding or ordinary shares outstanding before such issuance of stock and (2) a change of control. As of the date hereof, 28,652,125 NESR ordinary shares are issued and outstanding. Pursuant to the Stock Purchase Agreements and assuming the Backstop Commitment is subscribed for a total of $150 million, we anticipate issuing up to an aggregate of approximately 53,312,125 of our ordinary shares to consummate the Business Combination, subject to adjustment as described in the Stock Purchase Agreements, up to an aggregate of approximately 14,114,906 ordinary shares to the Backstop Investor pursuant to the Backstop Commitment and 200,717 shares to our underwriters assuming no redemptions. The number of ordinary shares issued to the Backstop Investor would still be 14,114,906 and the underwriter shares would increase to 269,775 shares assuming the maximum redemptions of 6,905,839  ordinary shares, which would bring the total shares issued to 67,696,805 shares in the case of maximum redemptions. Because the number of ordinary shares that we anticipate issuing in the Business Combination (1) will constitute more than 20% of our outstanding ordinary shares and more than 20% of the outstanding voting power prior to such issuance and (2) will result in a change of control (as defined by NASDAQ) of NESR, we are required to obtain shareholder approval of such issuances pursuant to NASDAQ Listing Rules 5635(a) and (b). In addition, since we may issue 20% or more of our outstanding ordinary shares pursuant to the Backstop Commitment, we are required to obtain shareholder approval of such issuance pursuant to NASDAQ Listing Rules 5635(d). For more information, see “NASDAQ Proposal.” The NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal.

Q: Why is NESR proposing the Incentive Plan Proposal?

A: The purpose of the Incentive Plan is to enable us to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and align their interests with the interests of our shareholders.

Q: What happens if I sell my NESR ordinary shares before the special meeting in lieu of an annual meeting?

A: The record date for the special meeting in lieu of an annual meeting, April 27, 2018, is earlier than the date that the Business Combination is expected to be completed. If you transfer your NESR ordinary shares after the record date, but before the special meeting in lieu of an annual meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting in lieu of an annual meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your NESR ordinary shares prior to the record date, you will have no right to vote those shares at the special meeting in lieu of an annual meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q: What vote is required to approve the proposals presented at the special meeting in lieu of an annual meeting?

A: Approval of the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. Accordingly, a NESR shareholder’s failure to attend by proxy or in person at the special meeting in lieu of an annual meeting or the failure of a NESR shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that shareholder’s shares not being counted towards the number of NESR ordinary shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, NASDAQ Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

Approval of the Director Election Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. This means that each of the two nominees will be elected if approved by the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on the election of directors.

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Q: May NESR or our Sponsor, NESR’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A: In connection with the shareholder vote to approve the Business Combination, our Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the consummation of the Business Combination. However, they have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Q: How many votes do I have at the special meeting in lieu of an annual meeting?

A: Our shareholders are entitled to one vote at the special meeting in lieu of an annual meeting for each ordinary share held of record as of April 27, 2018, the record date for the special meeting in lieu of an annual meeting. As of the close of business on the record date, there were 28,652,125 outstanding ordinary shares.

Q: What constitutes a quorum at the special meeting in lieu of an annual meeting?

A: Holders of at least 50% of the total votes of the Company’s ordinary shares issued and outstanding and entitled to vote at the special meeting in lieu of an annual meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, one-third of our shareholders, present in person or represented by proxy, will have the power to adjourn the special meeting in lieu of an annual meeting. As of the record date for the special meeting in lieu of an annual meeting, 14,326,063 of our ordinary shares would be required to achieve a quorum.

Q: How will NESR’s Sponsor, directors and officers vote?

A: In connection with our IPO, we entered into agreements with our Sponsor and each of our directors and executive officers, pursuant to which each agreed to vote any NESR ordinary shares owned by them in favor of the Business Combination Proposal. Currently, our Sponsor, certain of its affiliates and our independent directors, together with the underwriter in our IPO, own approximately 20% of our issued and outstanding ordinary shares, including all of the Founder Shares. If holders of 100% of our ordinary shares are present in person or represented by proxy at the special meeting in lieu of an annual meeting, we would need only an additional 8,595,638 ordinary shares, or 37.5% of our ordinary shares issued and outstanding to our public shareholders, to be voted in favor of the proposals described in the accompanying proxy statement in order to have such transactions approved (assuming no additional ordinary shares are purchased by our Sponsor on the market or in private transactions).

Q: What interests do NESR’s current officers and directors have in the Business Combination?

A: Our directors and executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. These interests include:

●	the fact that our Sponsor and our officers and directors paid an aggregate of approximately $6.3 million for their Founder Shares and private warrants and such securities should have a significantly higher value at the time of the Business Combination. However, the private warrants will expire worthless if we do not complete an initial business combination. As a result, our Sponsor (and its members, including our executive officers and directors) have a financial incentive to see the Business Combination consummated rather than lose whatever value is gained on the Founder Shares, as well as any value attributable to the private warrants;

●

In connection with Sponsor’s purchase of 11.7% of the GES shares, an affiliate of Mr. Thomas Wood invested $500,000 and Mr. Antonio Campo invested $1,200,000 to fund a portion of the purchase price for such GES shares pursuant to certain Loan Contracts and, accordingly, our Sponsor, along with Messrs. Wood and Campo, will not have any public market in which to sell their investment in GES if the Closing does not occur, although, pursuant to the Loan Contracts, repayment of the investments may be made in cash at the election of our Sponsor;

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●

if NESR is unable to complete a Business Combination within the required time period, by May 17, 2019, our Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriter in our IPO. To date, each of NESR’s vendors has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in our trust account, and will not make any claim against our trust account (including any distributions therefrom); and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Q: What happens if I vote against the Business Combination Proposal?

A: If the Business Combination Proposal is not approved, we may proceed to identify another transaction which may be submitted for shareholder approval. If we are ultimately unable to consummate a Business Combination and close such transaction by May 17, 2019, then we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders.

Q: Do I have redemption rights?

A: If you are a holder of public shares and you vote on the Business Combination Proposal, you may redeem your public shares for cash equal to a pro rata portion of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO as of two business days prior to the consummation of the Business Combination, less taxes payable upon the consummation of the Business Combination. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares issued in the IPO. Our Sponsor, and certain lead investors in our IPO have agreed to waive their redemption rights with respect to any of our ordinary shares they may hold in connection with the consummation of the Business Combination. Additionally, the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of $231,553,535.80 as of April 30, 2018, the estimated per share redemption price would have been approximately $10.10. Additionally, public shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of taxes payable) in connection with the liquidation of the trust account.

Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether or not you affirmatively vote your NESR ordinary shares “FOR” or “AGAINST” the Business Combination Proposal or abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Stock Purchase Agreements can be approved by shareholders who will redeem their public shares and no longer remain shareholders, leaving shareholders who choose not to redeem their public shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of NASDAQ.

Q: How do I exercise my redemption rights?

A: In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time on May 16, 2018 (two business days before the special meeting in lieu of an annual meeting), (x) submit a written request to our transfer agent that we redeem your public shares for cash, (y) affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to NESR ordinary shares, and (z) deliver your shares to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

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A holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the public shares, which we refer to as the “20% threshold.” Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public shareholder or group will not be redeemed for cash.

Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is NESR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, NESR does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q: What are the federal income tax consequences of exercising my redemption rights?

A: For U.S. federal income tax purposes, NESR shareholders who exercise their redemption rights to receive cash from the trust account in exchange for their NESR ordinary shares generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the NESR ordinary shares redeemed. However, NESR shareholders who are U.S. taxpayers could be subject to substantial additional taxes if we are determined to be a “passive foreign investment company” for U.S. federal income tax purposes. For more information, see the section entitled “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations for Shareholders Exercising Redemption Rights.”

Q: If I am a NESR warrant holder or right holder, can I exercise redemption rights with respect to my warrants or rights?

A: No. The holders of our warrants and rights have no redemption rights with respect to our warrants or rights.

Q: Do I have appraisal rights if I object to the Business Combination?

A: No. There are no appraisal rights available to holders of NESR ordinary shares in connection with the Business Combination under the structure as presently contemplated.

Q: What happens to the funds held in the trust account upon consummation of the Business Combination?

A: If the Business Combination is consummated, the funds held in the trust account will be released to pay: (i) NESR shareholders who properly exercise their redemption rights; (ii) to the extent that a positive balance remains in the trust account after all redemption payments are made, the cash portion of consideration due to NPS Selling Stockholders pursuant to the NPS Stock Purchase Agreement; (iii) to the extent that a positive balance remains in the trust account after all redemption payments and cash consideration payments are made, an expected $18.4 million of fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company in connection with the Business Combination, including approximately $9 million payable to the underwriters (Maxim Group LLC and NBCF) for advisory services in connection with the Business Combination (consisting of approximately $7 million in cash and approximately 0.2 million ordinary shares with a market value of approximately $2 million to the underwriters, an estimated $8.9 million in other financial advisory and legal fees and expenses and approximately $0.5 million relating to other fees and expenses incurred relating to the Business Combination; and (iv) to the extent that a positive balance remains in the trust account after all redemption payments, cash consideration payments and payments of approximately $18.4 million in fees and expenses, the remaining cash balance will be used by the Company for working capital and general corporate purposes.

Q: Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account, to fund the Business Combination?

A: Yes. In connection with the Business Combination, on April 27, 2018 the Company entered into a Forward Purchase Agreement with the Backstop Investor for up to $150 million, consisting of: (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, and for up to three months following the closing of the Business Combination, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws.

To the extent not utilized to consummate the Business Combination and cover redemptions, the proceeds from the Trust Account and the Backstop Commitment will be used to pay any transaction expenses or other administrative expenses incurred by the Company, and any remainder will be used for working capital and general corporate purposes.

Q: What happens if the Business Combination is not consummated?

A: There are certain circumstances under which the Stock Purchase Agreements may be terminated. For more information, see the section entitled “The Business Combination Proposal — Termination and Conditions for Closing the Business Combination for information regarding the parties’ specific termination rights.” If we do not consummate the Business Combination and fail to complete an initial Business Combination by May 17, 2019, our Charter provides that we will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (less the net interest earned thereon to pay taxes), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shares from the trust account will occur automatically in accordance with our Charter and prior to any formal voluntary liquidation of the company. Our Sponsor has agreed to waive its right to receive liquidating distributions with respect to its Founder Shares if we fail to consummate our initial Business Combination by May 17, 2019. However, if our Sponsor or any of our officers, directors or affiliates acquired or will acquire public shares in or after the IPO, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial Business Combination within the required time period. In the event of liquidation, there will be no distribution with respect to NESR’s outstanding warrants or rights. Accordingly, the warrants and rights will expire worthless.

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Q: When is the Business Combination expected to be completed?

A: It is currently anticipated that the Business Combination will be consummated promptly following the special meeting in lieu of an annual meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see “The Business Combination Proposal — Termination and Conditions for Closing of the Business Combination.”

Q: What do I need to do now?

A: You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a shareholder. You should also carefully read the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q: How do I vote?

A: If you were a holder of record of our ordinary shares on April 27, 2018, the record date for the special meeting in lieu of an annual meeting, you may vote with respect to the proposals in person at the special meeting in lieu of an annual meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting in lieu of an annual meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q: What will happen if I abstain from voting or fail to vote at the special meeting in lieu of an annual meeting?

A: At the special meeting in lieu of an annual meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. A failure to vote or an abstention will have no effect on the proposals. However, whether or not you abstain from voting or fail to vote on the Business Combination Proposal at the special meeting in lieu of an annual meeting will have no effect on your ability to exercise your redemption rights (as described above).

Q: What will happen if I sign and return my proxy card without indicating how I wish to vote?

A: Signed and dated proxies received by us without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal described herein.

Q: If I am not going to attend the special meeting in lieu of an annual meeting in person, should I return my proxy card instead?

A: Yes. Whether you plan to attend the special meeting in lieu of an annual meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

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Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting in lieu of an annual meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote by sending a later-dated, signed proxy card to Morrow Sodali, LLC (the “Proxy Solicitor”) at the address listed below so that it is received by the Proxy Solicitor prior to the special meeting in lieu of an annual meeting or attend the special meeting in lieu of an annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting in lieu of an annual meeting.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2017. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q: Who will solicit and pay the cost of soliciting proxies?

A: NESR will pay the cost of soliciting proxies for the special meeting in lieu of an annual meeting. NESR has engaged the Proxy Solicitor to assist in the solicitation of proxies for the special meeting in lieu of an annual meeting. NESR has agreed to pay the Proxy Solicitor a fee of $25,000 plus costs and expenses and a per call fee for any incoming or outgoing shareholder calls for such services, which fee also includes the Proxy Solicitor acting as the inspector of elections at the special meeting in lieu of an annual meeting. NESR will reimburse the Proxy Solicitor for reasonable out-of-pocket expenses and will indemnify the Proxy Solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. NESR will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of NESR’s ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of NESR’s ordinary shares and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q: Who can help answer my questions?

A: If you have questions about the proposals or if you need additional copies of this proxy statement, the enclosed proxy card or the accompanying Annual Report on Form 10-K for the year ended December 31, 2017, you may contact our proxy solicitor:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Tel: (800) 662-5200 (toll-free), or banks and brokers can call collect at (203) 658-9400.
Email: NESR.info@morrowsodali.com

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You may also contact NESR at:

Dhiraj Dudeja
777 Post Oak Blvd., Suite 730
Houston, Texas 77056
1 (832) 925 3777

To obtain timely delivery, our shareholders must request the materials no later than five business days prior to the special meeting in lieu of an annual meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent two business days prior to the special meeting in lieu of an annual meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting in lieu of an annual meeting, you should read this entire proxy statement carefully, including the annexes. See also “Where You Can Find More Information.”

Parties To The Business Combination

National Energy Services Reunited Corp.

National Energy Services Reunited Corp. (“NESR,” “we,” “our” “us” or the “Company”) is a blank check company formed in the British Virgin Islands on January 23, 2017, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination involving NESR and one or more businesses. NESR has developed a business plan to acquire two target companies – Gulf Energy S.A.O.C., centered in Oman, and NPS Holdings Ltd., centered in United Arab Emirates (together referenced herein as “Target Companies”).

National Energy Services Reunited Corporation

National Energy Services Reunited Corporation (the “Texas Subsidiary”) is a wholly owned subsidiary of NESR, which was formed in Texas primarily to provide services to NESR, under a service contract, and to employ any U.S. persons employed and providing services to NESR or the Target Companies. Under Oman law, an Oman S.A.O.C. company like GES must have at least 30% of its shares held by Oman persons. Under the U.S.-Oman Free Trade Agreement, U.S. persons, including corporations formed in the U.S., are treated as Oman persons for purposes of owning Oman companies provided the U.S. shareholders acquire 100% of the Oman S.A.O.C. Texas Sub will satisfy Oman law and regulations as a qualified shareholder. NESR has filed an application for an exemption with the Ministry of Commerce and Industry of Oman, so that NESR may acquire GES directly.  However, in the interim, NESR intends to use this Texas Subsidiary to acquire the GES shares.

NESR Holdings Ltd.

NESR Holdings, Ltd. (“NESR Holdings” or “Sponsor”) formed NESR and is owned by members of NESR’s senior management. NESR Holdings retains voting control with respect to all Founder Shares issued to our Sponsor but beneficial ownership of those shares is held by the key management persons that formed NESR and facilitated the organization of the Company and its IPO. To facilitate the acquisition of certain minority interests in GES pending finalization and shareholder approval of the Business Combination, NESR Holdings acquired 11.7% of the outstanding shares of GES. Additionally, NESR Holdings has agreed to a Shares Exchange Agreement by which it will assign all of its GES shares to NESR, and in exchange NESR agreed to assume the obligations to issue NESR ordinary shares to NESR Holdings in payment of the funds borrowed to purchase the GES Shares, upon shareholder approval of the Business Combination. NESR Holdings financed the acquisition of these GES shares with funds borrowed from the GES Investors, a series of private equity lenders, each of which has agreed to accept NESR ordinary shares in satisfaction of the loans, subject to and pending review of this Proxy Statement.

Gulf Energy S.A.O.C

Gulf Energy S.A.O.C. (“GES”) is an oil field service company that provides oil and gas field services including coil tubing, well testing, evaluation, rehabilitation, cementing and mud logging in Oman and surrounding countries. In addition, through its main subsidiaries, GES provides well engineering and inspection services, well drilling services, and distribution and leasing of oil and gas equipment.

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SV3 Holdings Pte Ltd

SV3 Holdings Pte Ltd (“SV3”), was formed in Singapore by two private equity funds: SCF-VIII, L.P., a limited partnership formed under the laws of Delaware with a principal place of business in Houston, Texas d/b/a SCF Partners, and Viburnum Funds Pty Ltd., an investment manager with its lead office in Western Australia. Each of the owners of SV3 are independent of NESR. SV3 was formed for the purpose of acquiring a minority interest in GES. On or about October 20, 2017, SV3 invested $68.25 million into GES in exchange for 136,500 shares, or 27.3% of GES shares. On November 12, 2017, SV3 entered into a Contribution Agreement with NESR pursuant to which SV3 agreed to exchange its shares in GES for NESR ordinary shares at an exchange ratio equal to $10.00 per share for SV3’s net cost to acquire the shares, upon consummation of the Business Combination.

NPS Holdings Limited

NPS Holdings Limited (“NPS”), delivers drilling, customized well services and support to customers in the Middle East, North Africa & Far East Asia. NPS provides its distinctive customer solutions through subsidiaries and branches. For more information, see the section entitled “Information About NPS – Our Operations - Subsidiaries.” Service lines include well services, electric line logging, well testing, and integrated drilling and work over operations. NPS is recognized for both product quality and service deliverability, and is widely engaged by leading operators around the world.

Hana Investments Co. WLL, a member of The Olayan Group

Hana Investments Co. WLL (“Hana Investments”) a party to the NPS Stock Purchase Agreement, is incorporated in Bahrain and 100% legally and beneficially Gulf Cooperation Council (GCC) Company owned. Hana Investments is owned by The Olayan Group (“Olayan”). Olayan is an existing shareholder of NESR. In connection with NESR’s agreement to acquire all of the shares of NPS, Olayan (through Hana Investments) agreed to acquire a minority interest in NPS for $150 million to expedite the transaction, which was paid on or about January 14, 2018. In connection therewith, NESR has agreed to pay to Hana Investments interest on the $150 million up to a maximum of $4.7 million. Such interest shall be payable in cash or NESR shares at $11.244 per share.

Consideration for the Acquisition of NPS in the Business Combination

NESR will be purchasing 100% of the outstanding stock of NPS for $292.8 million in cash (to NPS Selling Stockholders) plus 25,077,276 ordinary shares (to NPS Selling Stockholders and Hana Investments), excluding possible future earn-outs of 3,343,408 ordinary shares and of $7,572,444 in cash (to NPS Selling Stockholders). Of the ordinary shares exchanged, 11,318,827 shares are exchanged at $10.00 per share with the NPS Selling Stockholders, and 13,340,448 shares are exchanged with Hana Investments at a value of $11.244 per share. In addition, NESR has agreed to pay an interest factor for each day after January 14, 2018, on the payment by Hana Investments not to exceed $4.7 million payable in cash or NESR shares at $11.244 per share for an equivalent of up to 418,001 shares, which number of shares are included in the estimated total share consideration of 25,077,276 shares. NESR may be required to pay the following additional consideration to the NPS Selling Stockholders: (i) a possible $7,572,444 cash bonus upon retention of a major customer contract and (ii) up to 3,343,408 NESR shares in post-closing earn-outs. NESR is also subject to additional payments for delays in receiving shareholder approval (“Ticker Fee”) to complete the Business Combination beyond December 31, 2017 pursuant to the NPS Stock Purchase Agreement. The amount of the Ticker Fee is being discussed with NPS Selling Stockholders. Pursuant to these discussions, the NPS Shareholders have agreed to waive the Ticker Fee associated with the Hana Investments payment of $150 million which was made on January 14, 2018 to purchase 83,660,878 NPS Shares. For the remaining cash payments, NESR has proposed an 8-week suspension of the Ticker Fee which would postpone its application to start from March 1, 2018. Based on the 8-week suspension, the Ticker Fee is estimated to total $11,200,606 assuming the Business Combination is completed on May 15, 2018.

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Consideration for the Acquisition of GES in the Business Combination

NESR will acquire 100% of the outstanding shares of GES for 28,234,848 NESR ordinary shares. The NESR ordinary shares will be issued at a value of $10.00 per share for a total GES purchase price valued at $282.3 million, plus interest on the loans from GES Investors of approximately $1.25 million in cash. This includes 18,484,848 shares to be issued to the GES Selling Stockholders pursuant to the GES Stock Purchase Agreement, 6,825,000 shares to SV3 pursuant to a contribution agreement (“SV3 Contribution Agreement”), and 2,925,000 shares to Sponsor pursuant to the Shares Exchange Agreement. SV3 had acquired 27.3% of GES shares for $ 68.25 million shares and agreed to enter into the SV3 Contribution Agreement to exchange its GES shares for NESR ordinary shares at $10 per share. Our Sponsor acquired 11.7% of the outstanding GES shares to facilitate execution of the GES Stock Purchase Agreement. In order to fund this purchase, our Sponsor borrowed funds from the GES Investors pursuant to Loan Contracts in which the GES Investors agreed to accept either (i) NESR ordinary shares at $10.00 per share in repayment of the loans (subject to their independent consent after review of the proxy statement), or (ii) payment in cash or an assignment of the GES stock if any GES Investor elects not to accept NESR ordinary shares after the proxy statement is filed, plus interest on the loans of approximately $1.25 million payable in cash. All Loan Contracts, obligations and acquired GES shares are assigned to NESR under the Shares Exchange Agreement.

The consideration for the acquisition of NPS and GES is summarized in the table below:

	NESR Ordinary Shares	Cash (in millions)
NPS Selling Stockholders(2)	11,318,827	$292.8
Hana Investments(3)	13,758,449	-
Total for NPS	25,077,276	$292.8
GES Selling Stockholders	18,484,848	-
SV3 Holdings Pte Ltd	6,825,000	-
NESR Holdings Ltd/ GES Investors(4)	2,925,000	-
Total for GES	28,234,848	-
Total for NPS and GES transactions	53,312,125	$292.8(1)

(1) Part of the proceeds from the Forward Purchase Agreement will be used to help finance the cash consideration payable to the NPS Selling Stockholders.

(2) Excludes possible Cash Earnout, Equity Earnout and Ticker Fee as described in the Consideration for the Acquisition of NPS.

(3) Includes 418,001 NESR ordinary shares for $4.7 million interest accrued for Hana Investments.

(4) Excludes interest on the loans of approximately $1.25 million payable in cash to the GES Investors.

Backstop Investor

In connection with the Business Combination, on April 27, 2018 the Company entered into a Forward Purchase Agreement with the Backstop Investor, pursuant to which the Company agreed to sell up to $150 million of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of: (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

The Backstop Investor is wholly owned by Waha Capital. The Forward Purchase Agreement contains a similar provision as the WAHA Relationship Agreement, entitling the Backstop Investor to nominate one person to NESR’s board of directors for as long as it directly owns at least 7,057,453 ordinary shares and Adnan Ghabris is not otherwise nominated to the board; provided, however, that such nominating right shall terminate if and when the Backstop Investor fails to deliver the required purchase price in any drawdown of a secondary placement.

Organizational Structure

The following diagram illustrates the ownership structure of the Company immediately following the Business Combination. All entities are 100% owned.

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The following diagram provides a further breakdown of the ownership of NESR upon consummation of the contemplated transactions, assuming no redemptions and utilization of the full $150 million Backstop Commitment.

(1)	Castle SPC Limited. is wholly owned by Waha Capital; Backstop Investor MEA Energy Investment Company 2 Ltd is wholly owned by Waha Capital, which has sole dispositive power over MEA Energy Investment Company 2 Ltd.
(2)	Competrol Establishment, which participated in the IPO, is a subsidiary of The Olayan Group and will own 3.12% of NESR post combination (page 250) assuming no redemptions. Hana Investments Co WLL is also a subsidiary of The Olayan Group and the total holdings controlled by The Olayan Group post business combination will be 17.41% assuming no redemptions. Hana Investments Co WLL bought an interest in NPS pursuant to the NPS Stock Purchase Agreement.
(3)	GES Selling Shareholders include Mubadarah Investments, LLC, Yasser Said Al Barami and Hilal Al Busaidy who are selling 61% of the outstanding shares of GES to NESR.
(4)	SV3 Holdings Pte Ltd is owned by two private equity funds: SCF-VIII, L.P., and Viburnum Funds Pty Ltd.
(5)	NESR Holdings acquired 11.7% of the outstanding shares of GES with funding from 11 private equity investors (GES Investors). NESR Holdings has agreed to a Shares Exchange Agreement by which it will assign all of its GES shares to NESR.
(6)	Hussain Al Nowais has a 7.56% ownership interest in Waha Capital and is the Chairman of Al-Nowais Investments LLC.

Opinion of J.P. Morgan

On November 12, 2017, the Company’s Board of Directors received from J.P. Morgan Securities LLC (“J.P. Morgan”), financial advisor to the Company, a written opinion to the Company’s Board of Directors, dated November 12, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Consideration (as defined in the opinion) to be paid by the Company in the proposed Transactions (as defined in the opinion) was fair, from a financial point of view, to the Company, as more fully described below in the section entitled “The Business Combination Proposal — Opinion of J.P. Morgan”. The full text of the written opinion of J.P. Morgan, dated November 12, 2017, is attached to this proxy statement as Annex E.

The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board, is directed only to the fairness, from a financial point of view, of the Consideration to be paid by the Company in the Transactions and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Transactions. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. For a more complete description of J.P. Morgan’s opinion, see the section entitled “The Business Combination Proposal—Opinion of J.P. Morgan” and Annex E to this proxy statement.

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Redemption Rights

Pursuant to our Charter, holders of public shares (excluding our Sponsor and certain lead investors in our IPO) may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. The pro rata amount of the funds available in the trust account for the public shares was approximately $10.10 per share as of April 30, 2018. If a holder exercises its redemption rights in connection with the Business Combination, then such holder will be exchanging its NESR ordinary shares for cash and will no longer own NESR ordinary shares and will not participate in the future growth of the Company, if any. NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal, so long as such holder properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. For more information, see the section entitled “Special Meeting in Lieu of an Annual Meeting of NESR Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on NESR’s Public Float

It is anticipated that, following completion of the Business Combination and assuming there are no redemptions, NESR’s public shareholders will retain an ownership interest of 23.8% in NESR and our Sponsor and affiliates will retain an ownership interest of 6.0% in NESR. These relative percentages assume NESR’s receipt of $150 million in cash proceeds from the proposed Commitment. In addition, if any of NESR’s shareholders exercise their redemption rights, the ownership interest in NESR of NESR’s public shareholders will decrease and the ownership interest in NESR of our Sponsor will increase. These ownership percentages with respect to NESR following the Business Combination do not take into account (i) the 22,921,700 public warrants to purchase up to a total of 11,460,850 NESR ordinary shares, or (ii) the 12,618,680 private warrants to purchase up to a total of 6,309,340 NESR ordinary shares that will remain outstanding following the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by NESR’s existing shareholders in NESR will be different.

In connection with the Business Combination, the Company has entered into a Forward Purchase Agreement for up to $150 million with the Backstop Investor, pursuant to which, concurrently with the closing of the Business Combination, the Company will draw down a minimum of $70 million at $10.00 per share, and will have the option to draw up to an additional $80 million at $11.244 per share, as needed, until three months following the Business Combination. The funds will be used to replace capital removed to pay shareholder redemptions, to help fund the cash portion of the consideration to the NPS Selling Stockholders and transaction expenses in the Business Combination, or other corporate purposes, such that the Company meets its minimum cash requirements immediately following the Business Combination.

To the extent the Backstop Commitment is fully utilized for a $150 million private placement of NESR ordinary shares, the ownership percentages of NESR’s public shareholders reflected above will decrease as shown below:

	Assumed Zero Redemptions	100% (or $231,553,536 million in trust)	Assumed 6,905,839 million shares, or 30.1% of NESR Public Shares Redeemed (for $69,762,340 Proceeds from Trust Account)	69.9% (or $161,791,013 million in trust)
NESR public shareholders	22,921,700	23.8%	16,015,861	17.9%
Backstop Investor*	14,114,906	14.7%	14,114,906	15.8%
Sponsor	5,730,425	6.0%	5,730,425	6.4%
Underwriter	200,717	0.2%	269,775	0.3%

*	If no ordinary shares are redeemed, assumes that $150 million of the Backstop Commitment is drawn with the issuance of 14,114,906 NESR ordinary shares to the Backstop Investor. If 30.1% of NESR public shares are redeemed, assumes that $150 million of the Backstop Commitment is drawn and 14,114,906 NESR ordinary shares are issued to the Backstop Investor. This calculation is being presented for illustrative purposes only, as any private placement pursuant to the Backstop Commitment may not be exercised in full unless the amount of redemptions results in $161,791,013 or less remaining in our trust account.

**	The Underwriter receives a redemption-based compensation whereby its total compensation including cash and ordinary shares will be reduced with increased redemptions.

	No Redemption	6,905,839 shares Redemption
Shares	200,717	269,775
Cash	$7,025,095	$4,608,051

Any private placement of ordinary shares made pursuant to the Backstop Commitment is contingent upon shareholder approval of the NASDAQ Proposal. Any open market or privately negotiated transactions made by the Backstop Investor are not contingent on shareholder approval of the Business Combination Proposal or the NASDAQ Proposal.

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Board of Directors of NESR Following the Business Combination

The existing Board of Directors, consisting of four Directors, will exercise its power under the Charter to expand the Board to nine directors. Our Board of Directors intends to fill the vacancies created by the increase in board size following closing of the Business Combination, with five persons, two (2) of whom will be nominated by NPS Selling Stockholders, two (2) of whom will be nominated by GES Selling Stockholders, and one (1) of whom will be nominated by SV3 to fill the vacancies created by the increase in board size. If all director nominees are elected and the Business Combination is consummated, our Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite. For more information, see the sections entitled “Director Election Proposal” and “Management After the Business Combination—Management and Board of Directors.” The appointment of the five additional directors will be made by resolution of the board at or immediately after the closing of the Business Combination.

Accounting Treatment

The Business Combination will be accounted for under ASC 805. Pursuant to ASC 805, NESR has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	NESR is transferring cash via the use of funds within its Trust Account, issuing shares, and will be incurring liabilities to execute the Business Combination;

●	NESR’s executive management will comprise the C-Suite of the combined company;

●	NESR has the right to designate 4 out of the 9 initial members of the board of directors of the combined company immediately after giving effect to the Business Combination. This provides a plurality for NESR with no other Company representing more than 3 seats on the board. There are also no special voting rights conveyed in the Business Combination;

●	NESR was the entity that initiated the Business Combination; and

●	The headquarters of the combined company will be moved to NESR.

The preponderance of the evidence discussed above supports the conclusion that NESR is the accounting acquirer in the Business Combination.

NPS and GES both constitute businesses, with inputs, processes, and outputs. Accordingly, the acquisition of NPS and GES both constitute the acquisition of a business for purposes of ASC 805, and due to the change in control of each of NPS and GES, will be accounted for using the acquisition method. NESR will record the fair value of assets acquired and liabilities assumed from NPS and GES.

Appraisal Rights

Appraisal rights are not available to our shareholders in connection with the Business Combination under the structure as presently contemplated. Exercising the right to redeem the shares purchased pursuant to the Business Combination Proposal is the only remedy for a public shareholder.

Reasons for the Business Combination

We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. The Business Combination was the result of a thorough search for a potential transaction utilizing the extensive network and investing and operating experience of our management team and Board of Directors. The terms of the Business Combination were the result of thorough negotiations between the representatives of NESR, NPS and GES.

From the date of our IPO through execution of the Stock Purchase Agreements on November 12, 2017, we developed a list of approximately 70 Oilfield Services & Equipment companies and considered and conducted analysis of approximately 35 potential acquisition targets, of which we engaged in preliminary discussions with representatives of approximately 20 potential acquisition targets. In doing so, we have followed the initial set of criteria and guidelines outlined in our IPO prospectus, which we believed were important in evaluating prospective targets. Namely, we intended to focus our efforts on seeking and completing an initial Business Combination with one or more target entities that have an enterprise value of between $600 million and $1.25 billion, although a target entity with a smaller or larger enterprise value would be considered. We intended to use these criteria and guidelines in evaluating acquisition opportunities, but we also could decide to enter into our initial Business Combination with a target business that did not meet these criteria and guidelines. We intended to acquire companies that we believed:

●	could utilize the extensive networks and insights we have built in the energy services industry;

●	are at an inflection point, such as requiring additional management expertise, are able to innovate through new operational techniques, or that we believe we can drive improved financial performance;

●	are fundamentally sound companies that are underperforming their potential as a result of the current low price of oil and corresponding services;

●	exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace;

●	need new technology ideas and/or tools to reveal the full potential of the companies; and

●	can enlarge its base of services and expand its geographical footprint from the current serving platform.

The Board of Directors concluded that NPS and GES substantially met the above criteria. In particular, the Board of Directors considered the following positive factors, although not weighted or presented in any order of significance:

Attractively positioned in the oil-rich Middle East and North Africa (MENA region). NESR’s CEO Sherif Foda has years of experience with Schlumberger in the MENA region. Substantially all of the operations of NPS and GES are in the MENA region, which has one of the lowest cost of production for oil and gas. The Target Company Group has extensive networks and customers throughout the MENA region. The Middle East remains among the most profitable regions for oil and gas services due to low development costs, which helps to insulate the services activity from large global price swings. Overall Middle East drilling activity has not declined materially over the last three years while, in comparison, the United States drilling rig count has dropped considerably, as evidenced by the February 2018 Baker Hughes World Wide Rig Count Report stating that the monthly average Middle East rig count has dropped less than 1% from January 2015 to December 2017 while the monthly average rig count in the United States dropped 50% over the same three-year period. Furthermore, short-term projections expect drilling activity to continue to increase with expected increases in spend by exploration and production companies across the region. This indicates that the fundamental drivers for activity will be strong in the region. The senior management teams of both NPS and GES are expected to remain in their respective companies and were keen to pursue the acquisition by NESR to gain access to new technologies and service methodologies/processes used in the United States. The synergies expected to be generated from the acquisitions are anticipated to cause value to be realized in the marketplace. The size of the Business Combination and proximity of operations offers attractive alternatives to potential customers in India and Asia.

From a macro market perspective, over the short term, the United States Energy Information Administration (“EIA”) in its Short Term Energy Outlook (“STEO”) report published in April 2018 (https://www.eia.gov/outlooks/steo/archives/apr18.pdf) estimates that U.S. crude oil production averaged 10.4 million barrels per day (“b/d”) in March 2018, up 260,000 b/d from the February 2018 level. Total U.S. crude oil production averaged 9.3 million b/d in 2017. EIA projects that U.S. crude oil production will average 10.7 million b/d in 2018, which would mark the highest annual average U.S. crude oil production level, surpassing the previous record of 9.6 million b/d set in 1970. EIA forecasts that 2019 crude oil production will again increase, averaging 11.4 million b/d. EIA also states that commercial crude oil inventories in the United States fell lower than the previous five-year average for the week ending March 16, 2018, the first time inventories were lower than the five year average since 2014. Large inventory declines in the United States during the past year contributed to the 267 million barrel decline in total petroleum inventories since January 2017 in countries in the Organization for Economic Cooperation and Development (“OECD”), which are estimated to be 2.8 billion barrels as of the end of March 2018. In the March STEO, EIA estimated that inventories of global petroleum and other liquid fuels declined by 0.6 million b/d in 2017. Despite these supply developments, EIA estimates that demand-side factors could have tempered some of the upward oil price pressures in recent weeks. Both the United States and China announced potential tariffs on several billion dollars’ worth of each other’s goods in March 2018. A slowdown in global trade could affect oil demand and presents downside risks to the global oil consumption forecast, although the forecast was revised higher from EIA’s previous STEO. EIA forecasts that global oil consumption will grow by 1.8 million b/d in both 2018 and 2019. EIA forecasts Brent spot prices will average about $63/b in both 2018 and 2019 and estimated in its March STEO that global inventories will grow by about 0.4 million b/d in 2018 and by another 0.3 million b/d in 2019.

Over the long term, in the EIA annual report on International Energy Outlook for 2017 (“IEO2017”), in the reference case used for projections in IEO2017 total world energy consumption rises by 28%.  It further projects that in the reference case most of the world’s energy growth will occur in countries outside of the OECD, where strong, long-term economic growth drives increasing demand for energy. In the long term, the IEO2017 projects increased world consumption of marketed energy from all fuel sources—except coal, where demand is essentially flat—through 2040. Global natural gas consumption increases by 1.4%/year. Abundant natural gas resources and rising production—including supplies of tight gas, shale gas, and coalbed methane—contribute to the strong competitive position of natural gas. Liquid fuels—mostly petroleum-based—remain the largest source of world energy consumption. However, the liquids share of world marketed energy consumption falls from 33% in 2015 to 31% in 2040, as oil prices rise steadily, leading many energy users to adopt more energy-efficient technologies and to switch away from liquid fuels when feasible.

IEO2017 projects world use of petroleum and other liquid fuels grows from 95 million b/d in 2015 to 104 million b/d in 2030 and to 113 million b/d in 2040. To satisfy the increase in world liquids demand in the IEO2017, petroleum and other liquid fuels production increases by 16.1 million b/d from 2015 to 2040. The IEO2017 assumes that countries in the Organization of Petroleum Exporting Countries (“OPEC”) will invest in incremental production capacity to maintain a 39%–44% share of total world liquids production through 2040, consistent with their share over the past 15 years with most of the increase coming from the Middle East. To meet the growth in natural gas demand projected in the IEO2017, the world’s natural gas producers increase supplies by 42% from 2015 to 2040. The largest increases in natural gas production from 2015 to 2040 occur in the Middle East, China, the United States and Russia. In Russia, production growth is supported primarily by increasing development of resources in the country’s Arctic and eastern regions. U.S. production growth comes mainly from shale resources. In China, most growth in the long-term comes from the country’s development of its shale resources, which are projected to account for more than half of its total natural gas production in 2040.

Comprehensive provider of services with scalable platform. Both the companies have a good match geographically and will complement each other in product lines which have footprints across key markets. This will allow cross selling and allow NESR to build on the considerable footprint of NPS as well as the services diversity of GES and strength of position in Oman. The combination will also provide several opportunities to grow with addition of new technologies and will have a multiplier effect on the existing portfolios. Each Target Company is at an inflection point in its development and is anticipated to exponentially benefit from innovative operating techniques that NESR executives identify as available to improve operational and financial performance. Both Target Companies have sound operations and their experienced management are expected to remain with NESR. Both Target Companies have developed as private companies without exposure to the technologies of larger international service companies, and thus NESR management believes that the inherent value of their businesses can be increased significantly with NESR’s guidance.

GES and NPS are a good match geographically. The Target Companies will complement each other’s product lines, which both have footprints across key markets. This will facilitate cross-selling and allow NESR to build on NPS’s considerable footprint as well as GES’s services diversity and strength of position in Oman. The combination will also provide several opportunities to grow with the addition of new technologies and will have a multiplier effect on the existing portfolios. NESR can expand that footprint.

MENA governments’ overall drive to promote activities which will benefit their respective economies. Both NPS and GES originate in the region and have contributed to the local economies, particularly in terms of in country value creation, employment and growth. Their future growth is also in line with the same paradigm. Today the local service industry is a very small part of the overall oilfield services market and has the potential to grow to about half of the total services market.

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Top-tier performers well respected by Customers in their region of operations. Both Target Companies have grown significantly over the last decade and with their entrepreneurial spirit and enterprise, have created a notable position for themselves in the services market in the MENA region. Both Target Companies have weathered very well the oil price downturn that began in 2014 and have increased revenues over the last three years.

Terms of the Stock Purchase Agreements and Contribution Agreement. NESR’s Board of Directors reviewed the financial and other terms of the Stock Purchase Agreements and the Contribution Agreement and determined that they were the product of arm’s-length negotiations among the parties.

Shareholder approval. The NESR Board of Directors considered the fact that in connection with the Business Combination NESR shareholders have the option to (i) remain shareholders of the combined company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the Trust Account.

Backstop Commitment. NESR has negotiated an agreement with the Backstop Investor in which the Backstop Investor will commit to purchase additional NESR ordinary shares at a price of $10.00-$11.244 per share to help fund the Business Combination and to cover redemptions in the event that any public shareholders elect to have their NESR ordinary shares redeemed in connection with the Business Combination, up to a maximum of $150 million.

Strong liquidity profile. After giving effect to the Business Combination, NESR expects to have sufficient liquidity and financial flexibility to fund NPS’s and GES’s growth requirements and pursue opportunistic acquisitions

Synergies. Following management’s discussions with the Target Companies, management estimates that synergies generated from the acquisitions may create greater than $40 million in annual revenue and additional savings through operating and capital synergies which are expected to be realizable within three years of closing.

Opinion of J.P. Morgan. Our board of directors considered the written opinion of J.P. Morgan dated November 12, 2017, that, as of such date and based upon and subject to the various assumptions made, matters considered, and limitations described in its written opinion, the consideration (as defined in the opinion) to be paid by NESR in the proposed Transaction (as defined in the opinion) was fair, from a financial point of view, to the Company, as more fully described in the section “The Business Combination Proposal - Opinion of J.P. Morgan.” The full text of the opinion is included with this proxy statement.

Conditions to Closing of the Business Combination

When the NESR shareholders approve the Business Combination, there will be no other conditions to prevent NESR from closing. If shareholders of GES withdraw distributions in excess of permitted distributions or breach similar conditions resulting in an improper removal of assets, NESR could stop the acquisition, but such excess distribution also would constitute “Leakage” that would permit an adjustment to the purchase price. Furthermore, NPS Shareholders are not permitted to withdraw distributions in excess of permitted distributions or breach similar conditions resulting in an improper removal of assets.

Quorum and Required Vote for Proposals at the Special Meeting in Lieu of an Annual Meeting

A quorum of our shareholders is necessary to hold a valid meeting. A quorum will be present at the meeting if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes attaching to the ordinary shares entitled to vote on the resolutions at the meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

Approval of the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. Accordingly, a NESR shareholder’s failure to attend by proxy or in person at the special meeting in lieu of an annual meeting or the failure of a NESR shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that shareholder’s shares not being counted towards the number of NESR ordinary shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

Approval of the Director Election Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. This means that each of the two nominees will be elected if approved by the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Stock Purchase Agreements will be consummated only if the Business Combination Proposal is approved at the Meeting. In addition, the Incentive Plan Proposal and the NASDAQ Proposal are conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. If we do not consummate the Business Combination and fail to complete an initial Business Combination by May 17, 2019 (or such earlier date as may be determined by the board in its sole discretion), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders, less liquidation costs permitted by our IPO.

Recommendation to NESR Shareholders

Our Board of Directors believes that each of the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting in lieu of an annual meeting is in the best interests of the Company and our shareholders and recommends that our shareholders vote “FOR” each of these proposals.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 38, as well as in our Annual Report on Form 10-K for the year ended December 31, 2017.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF NESR

The following table shows selected historical financial information of NESR for the periods and as of the dates indicated. The selected historical financial information of NESR for the period from January 23, 2017 (inception) to December 31, 2017 and as of December 31, 2017 was derived from the audited historical financial statements of NESR included elsewhere in this proxy statement. The following table should be read in conjunction with “NESR Management’s Discussion and Analysis of Financial Condition and Results of Operations of NESR” and our historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.

For the Period from January 23, 2017 (inception) through December 31, 2017
Operating Data:

Operating costs	$4,214,790
Loss from operations	(4,214,790)

Other income (expense):
Interest income	1,343,523
Change in fair value of deferred underwriting fee liability	10,036
Unrealized loss on marketable securities held in Trust Account	(2,800)
Net loss	$(2,864,031)

Weighted average shares outstanding, basic and diluted (1)	9,552,022

Basic and diluted net loss per common share (2)	$(0.40)

(1)	Excludes an aggregate of up to 16,921,700 shares subject to redemption at December 31, 2017.

(2)	Net loss per ordinary share – basic and diluted excludes interest income attributable to ordinary shares subject to redemption of $986,991 for the period from January 23, 2017 (inception) through December 31, 2017.

As of December 31, 2017
Balance Sheet Data:
Total assets	$231,422,540
Total liabilities	$12,496,729
Ordinary shares subject to possible redemption, 16,921,700 shares at redemption value	$164,281,449
Total shareholders’ equity	$54,644,362

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SELECTED HISTORICAL FINANCIAL INFORMATION OF NPS

We are providing the following selected financial information of NPS to assist you in your analysis of the financial aspects of the Business Combination. NPS reports its operations on a calendar year with its fiscal year ending on December 31. The consolidated statements of operations data for the years ended December 31, 2017, 2016 and 2015, and the balance sheet data as of December 31, 2017, 2016 and 2015 have been derived from NPS’s audited consolidated financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “NPS Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and NPS’s consolidated financial statements and the related notes included elsewhere in this proxy statement.

	Fiscal Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015

	(in thousands, except share and per share data)
Statement of Operating Data:
Revenues, net	$271,324	$224,115	$203,715
Cost of services	(200,149)	(157,382)	(138,890)
Selling, general and administrative expenses	(30,336)	(25,954)	(28,911)
Operating income	40,232	18,116	12,331
Net income	28,353	8,350	5,113
Net income attributable to stockholders, net of tax	$30,626	$8,543	$5,187

Earnings per common share:
Basic	$0.09	$0.02	$0.02
Diluted	$0.08	$0.02	$0.01

Weighted average number of common shares outstanding:
Basic	342,250,000	340,932,192	333,000,000
Diluted	370,000,000	368,682,192	370,000,000

Dividends per share	$0.05	$-	$-

	As of the Fiscal Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015
	(in thousands)
Balance Sheet Data:
Total assets	$619,572	$602,910	$602,298
Total liabilities	$230,143	$220,829	$227,614
Working capital	$99,398	$102,044	$98,025
Total stockholders’ equity	$389,429	$382,081	$374,684

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SELECTED HISTORICAL FINANCIAL INFORMATION OF GES

We are providing the following selected financial information of GES to assist you in your analysis of the financial aspects of the Business Combination. GES reports its operations on a calendar year with fiscal year ending on December 31, and the selected financial data of GES has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The consolidated statements of operations data for the years ended December 31, 2017, 2016 and 2015, and the balance sheet data as of December 31, 2017, 2016 and 2015 have been derived from GES’s audited consolidated financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “GES Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and GES’s consolidated financial statements and the related notes included elsewhere in this proxy statement. All amounts are denominated in Rial Omani (“RO”).

	Fiscal Year Ended
	December 31, 2017		December 31, 2016		December 31, 2015
	(in thousands)
Operating Data:
Net revenue	RO	71,734	RO	79,601	RO	81,284
Direct costs		(20,902)		(26,586)		(28,894)
Staff costs		(19,869)		(19,898)		(20,994)
Gross profit		22,417		23,158		22,180
Net profit and total comprehensive income for the year		14,006		12,311		12,097
Net profit and total comprehensive income attributable to shareholders	RO	12,348	RO	10,388	RO	10,420

		As of the Fiscal Year Ended
		December 31, 2017		December 31, 2016		December 31, 2015
		(in thousands)
Balance Sheet Data:
Total assets	RO	89,414	RO	130,296	RO	124,731
Total liabilities	RO	46,777	RO	63,011	RO	69,757
Working capital	RO	1,770	RO	25,802	RO	12,189
Total equity	RO	42,637	RO	67,285	RO	54,974

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information (the “selected pro forma data”) gives effect to the Business Combination and the Backstop Commitment described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” Each of the acquisitions of NPS and GES will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805. The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2017 gives effect to the Business Combination and the Backstop Commitment as if they had occurred on December 31, 2017. The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2017 gives effect to the Business Combination and the Forward Purchase as if they had occurred on January 1, 2017.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information appearing elsewhere in this proxy statement. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of each of NESR, NPS and GES for the applicable periods included in this proxy statement. The selected pro forma data has been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Business Combination and the Backstop Commitment been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the unaudited pro forma condensed combined financial information, the preliminary fair values of assets acquired, and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the Business Combination and the Backstop Commitment.

	Combined Pro Forma
	Assuming Minimum Redemptions	Assuming Maximum Redemptions
	(in thousands, except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2017
Revenues	$457,888	$457,888
Net earnings per share – basic	$0.68	$0.73
Net earnings per share - diluted	$0.68	$0.73
Weighted average shares outstanding - basic	96,279,872	89,443,091
Weighted average shares outstanding - diluted	96,279,872	89,443,091
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of December 31, 2017
Total assets	$1,330,002	$1,263,361
Total liabilities	$478,500	$478,500
Total equity	$851,502	$784,861

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NON-GAAP FINANCIAL MEASURE

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of NESR, NPS or GES’s profitability or liquidity. NESR, NPS and GES’s management believes Adjusted EBITDA is useful because it allows external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate their operating performance, compare the results of their operations from period to period and against NESR, NPS and GES’s peers without regard to their financing methods and capital structure and because it highlights trends in their business that may not otherwise be apparent when relying solely on GAAP measures. NESR, NPS and GES define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization and impairment. Furthermore, Free Cash Flow is defined as Net Income plus Depreciation and Amortization less Capital Expenditures. NESR, NPS and GES’s management believes Free Cash Flow is an important measure of liquidity and the company’s ability to fund their operations and growth in the future and is used by analysts, investors when comparing investment alternatives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing of and our ability to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future financial performance of the Company following the Business Combination;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “estimate,” “may,” “should,” “could,” “will,” “would,” or similar expressions although not all forward looking statements contain these words.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, estimates, projections, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy, instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section entitled “Risk Factors.” Some factors that could cause actual results to differ include:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreements;

●	the outcome of any legal proceedings that may be instituted against NESR following announcement of the Business Combination and transactions contemplated thereby;

●	the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the shareholders of NESR, or to satisfy the other conditions to closing contained in the Stock Purchase Agreements;

●	the inability to maintain the listing of the Company’s ordinary shares on the NASDAQ Capital Market following the Business Combination;

●	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the price of oil, natural gas, natural gas liquids, competition and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that NESR may be adversely affected by other economic and market conditions, political disturbances, war, terrorist acts, international currency fluctuations, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this proxy statement, including those described under “Risk Factors.”

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RISK FACTORS

The following risk factors apply to the business and operations of NPS. GES, NESR, the Business Combination and the business and operations of the combined company following the completion of the Business Combination. These risk factors are not exhaustive. Shareholders are encouraged to perform their own investigation with respect to the business, financial condition and prospects of NESR. You should carefully consider the following risk factors, as well as the other information included in this proxy statement. In particular, please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement as well as in our Annual Report on Form 10-K for the year ended December 31, 2017. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein. For the purposes of these risk factors, unless otherwise indicated, the term “NPS” refers to NPS Holdings Limited, together with its consolidated subsidiaries and consolidated affiliated entities, the term “GES” refers to Gulf Energy S.A.O.C., together with its consolidated subsidiaries and consolidated affiliated entities, the term “Target Companies” refer to NPS and GES, the terms “we,” “us,” “our” or “NESR” and the “Company” refer to National Energy Services Reunited Corp., and the term “combined company” refers to the combined company following the Business Combination.

Risks Relating to NPS’ and GES’ Business and Operations

Trends in oil and natural gas prices affect the level of exploration, development, and production activity of the customers of the Target Companies and the demand for their services and products, which could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

Demand for the services and products of the Target Companies is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies. The level of exploration, development, and production activity is directly affected by trends in oil and natural gas prices, which historically have been volatile and are likely to continue to be volatile. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and a variety of other economic factors that are beyond our control. Crude oil prices have fluctuated significantly since 2014, with West Texas Intermediate (“WTI”) oil spot prices declining from a high of $108 per barrel in June 2014 to a low of $26 per barrel in February 2016, a level which has not been experienced since 2003. The substantial decline in oil and natural gas prices has led to a significant decrease in spending by oil and natural gas companies and further declines in oil and natural gas prices could lead to further cuts in spending. Although crude oil prices increased during 2017 and 2018 and remained relatively steady, market reports indicate prices are not expected to increase materially higher in the remainder of 2018. The prolonged reduction in oil and natural gas prices depressed levels of exploration, development, and production activity from 2014 through 2017 and year to date 2018, and prolonged further reductions could have a material adverse effect the business of the Target Companies, their consolidated results of operations and their consolidated financial condition. Should current market conditions worsen or persist for an extended period of time, the Target Companies may be required to record additional asset impairments, which could have a material adverse impact on their operating results. Even the perception of longer-term lower oil and natural gas prices by oil and natural gas companies can result in the reduction or deferral of major expenditures given the long-term nature of many large-scale development projects.

Factors affecting the prices of oil and natural gas include:

●	the global and regional level of supply and demand for oil and natural gas including liquefied natural gas imports and exports;

●	governmental regulations, including the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves, including environmental regulations;

●	weather conditions and natural disasters;

●	worldwide political, military, and economic conditions;

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●	the ability or willingness of the OPEC to set and maintain oil production levels and quotas and member country compliance with quotas;

●	the level of oil and gas production by non-OPEC countries;

●	oil refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;

●	the cost of producing and delivering oil and natural gas;

●	technological advances affecting energy consumption; and

●	potential acceleration of the development of alternative fuels.

The Target Companies operate in multiple countries across the Middle East, Asia and North Africa. Therefore, their operations will be subject to political and economic instability and risk of government actions that could have a material adverse effect on their businesses, consolidated results of operations, and consolidated financial condition. They will be exposed to risks inherent in doing business in each of the countries in which they operate. Their operations will be subject to various risks unique to each country that could have a material adverse effect on their businesses, consolidated results of operations, and consolidated financial condition. With respect to any particular country, these risks may include but are not limited to:

●	civil unrest, acts of terrorism, force majeure, war, other armed conflict, and sanctions;

●	recent efforts toward modernization in the region could have unanticipated consequences to cause unrest or political change that could cause loss of contracts

●	inflation;

●	currency fluctuations, devaluations, and conversion restrictions;

●	government actions that may result in expropriation and nationalization of assets in that country;

●	confiscatory taxation or other adverse tax policies;

●	actions that limit or disrupt markets or our operations, restrict payments, limit the movement of funds or;

●	result in the deprivation of contract rights; and

●	actions that result in the inability to obtain or retain licenses required for operation.

For example, due to the unsettled political conditions in many oil-producing countries, the operations, revenue, and profits of the Target Companies will be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. These and other risks described above could result in the loss of their personnel or assets, cause them to evacuate their personnel from certain countries, cause them to increase spending on security worldwide, cause them to cease operating in certain countries, disrupt financial and commercial markets, including the supply of and pricing for oil and natural gas, disrupt the supply of equipment required to operate in a country, result in labor shortages and generate greater political and economic instability in some of the geographic areas in which they operate. The Target Companies operate throughout the Middle East and in parts of Asia, and North Africa that have significant risk of instability. Any possible reprisals as a consequence of military or other action, such as acts of terrorism in the United States or elsewhere, could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

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The Target Companies operate in multiple countries and earn revenue in different currencies and as such may be exposed to risks arising from fluctuating exchange rates and currency control restrictions which may limit their ability to reinvest earnings from operations in one country to fund the capital needs of their operations in other countries or to repatriate assets from some countries.

A sizable portion of the Target Companies’ consolidated revenue and consolidated operating expenses is in foreign currencies. As a result, the Target Companies will be subject to significant risks, including:

●	foreign currency exchange risks resulting from changes in foreign currency exchange rates and the implementation of exchange controls; and

●	potential limitations that might be imposed on their ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

Changes in or new interpretations of tax laws and currency/repatriation controls could impact the determination of our income tax liabilities for a tax year.

The Target Companies have operations in approximately 12 countries. Consequently, they are subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of their income tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in or new interpretations of tax law and currency/repatriation controls, could impact the determination of the Target Companies’ income tax liabilities for the year. Moreover, some local tax benefits that may be available to companies formed in the Gulf Cooperation Council (GCC) countries, which may have been available to the Target Companies, may not be afforded to them after they are acquired by NESR.

In June 2016, the GCC countries agreed to impose a value added tax (“VAT”) across member states. In February 2017, Saudi Arabia ratified the GCC VAT framework and committed to introduce VAT effective January 1, 2018. VAT will be introduced at a standard rate of 5% across the GCC. However, some of the goods and services may be exempted from the charge of VAT or taxed at a rate of zero percent. Detailed bookkeeping requirements have also yet to be made available, but the FAQs confirm the anticipated need for businesses to factor into their processes the timeliness and completeness of their financial and business records. This includes collecting invoices and accounting for the goods or services bought and sold, as well as the VAT paid and charged going forward.

Lack of consolidation in a taxpaying jurisdiction prevents offsetting some losses against taxable profits.

NESR is a British Virgin Islands (“BVI”) corporation in a non-taxation country. Therefore, for tax purposes, annual losses in one Target Company cannot be offset against profits in another Target Company to reduce consolidated tax liabilities. Moreover, annual losses by subsidiaries of a Target Company may not be offset against taxable profits in another jurisdiction.

The owners of NESR ordinary shares are subject to tax risks due to the possibility of changes in tax rules and regulations in foreign countries.

The BVI does not impose income taxes on BVI companies for dividends received or subsidiary operating profits. The law could change to impose such taxes. In addition, the Target Companies operate in many countries that have different tax rates and systems which may change including jurisdictions that do not impose tax on corporations. U.S. shareholders must report on their tax returns all investments in foreign stocks, including ordinary shares.

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The businesses of the Target Companies are dependent on capital spending by their customers, and reductions in capital spending could have a material adverse effect on their businesses, consolidated results of operations, and consolidated financial condition.

The businesses of the Target Companies are directly affected by changes in capital expenditures by their customers and reductions in their customers’ capital spending could reduce demand for services and products of the Target Companies and have a material adverse effect on their businesses, consolidated results of operations, and consolidated financial condition. Most of the contracts of the Target Companies can be cancelled or renegotiated by their customers at any time. Some of the items that may impact the Target Companies’ customer’s capital spending include:

●	oil and natural gas prices, including volatility of oil and natural gas prices and expectations regarding future prices;

●	changes in government incentives and tax regimes;

●	the inability of our customers to access capital on economically favorable terms (including the anticipated capital markets transaction by Saudi Aramco);

●	the consolidation of our customers;

●	customer personnel changes; and

●	adverse developments in the business or operations of our customers, including write-downs of reserves and borrowing base reductions under customer credit facilities.

As a result of the decreases in commodity prices, many of the customers of the Target Company businesses reduced capital spending in 2017 and may continue to reduce their capital spending budgets in 2018. The short-term tenor of most of our contracts and the extreme financial stress experienced by our customers have combined to generate demands by many of our customers for reductions in the prices of our products and services. With respect to national oil company customers, the Target Companies are also subject to risk of policy, regime, currency and budgetary changes, all of which may affect their capital expenditures. Commodity process are expected to remain range bound, with limited prospects for rising prices and continued risk of further reductions, which may result in further capital budget reductions in the future.

If the Target Companies are unable to comply with the restrictions and covenants in their debt agreements, they could default under the terms of such agreements, which could result in an acceleration of repayment.

If the Target Companies are unable to comply with the restrictions and covenants in their debt agreements, most of which are secured, they could default under the terms of these agreements. The Target Companies’ ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond their control. As a result, the Target Companies cannot assure that they will be able to comply with these restrictions and covenants or meet such financial ratios and tests.

If the Target Companies are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any), and interest on their indebtedness, or if the Target Companies otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing their indebtedness they could default under the terms of the agreements governing such indebtedness. In the event of such a default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Target Companies’ debt agreements could terminate their commitments to lend, cease making further loans, seize collateral and institute foreclosure proceedings against their assets, and the Target Companies could be forced into bankruptcy or liquidation. If any of these events occur, the assets of the Target Companies might not be sufficient to repay in full all of their outstanding indebtedness and the Target Companies may be unable to find alternative financing. Even if the Target Companies could obtain alternative financing, it might not be on terms that are favorable or acceptable to the Target Companies. Additionally, the Target Companies may not be able to amend their debt agreements or obtain needed waivers on satisfactory terms.

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To service their indebtedness, the Target Companies may require a significant amount of cash, and the Target Companies’ ability to generate cash will depend on many factors beyond their control.

The Target Companies’ ability to make payments on and to refinance their indebtedness and to fund planned capital expenditures depends in part on their ability to generate cash in the future. NPS’s and GES’s growth and capital expenditure plan require substantial capital, and any inability to obtain such capital could lead to a decline in the ability of the Target Companies to sustain their current business, access new service markets or grow their business. The ability of the Target Companies to service their indebtedness is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. The Target Companies cannot provide assurance that they will generate sufficient cash flow from operations that they will realize operating improvements on schedule, or that future borrowings will be available to them in an amount sufficient to enable them to service and repay their indebtedness or to fund their other liquidity needs. If the Target Companies are unable to satisfy their debt obligations, they may have to undertake alternative financing plans, such as:

●	refinancing or restructuring their debt;

●	selling assets;

●	reducing or delaying capital investments; or

●	seeking to raise additional capital.

For a period after the consummation of the Business Combination, collection of receivables from work performed may not be sufficient to fund working capital needs. NESR has arranged financing pursuant to the Forward Purchase Agreement in anticipation of the Target Companies’ projected cash requirements, but events beyond the Target Companies’ control could cause cash collection to be less than projected and cause the Target Companies not to meet their debt obligations.

The Target Companies cannot provide assurance that any additional refinancing or debt restructuring would be possible, that any assets could be sold or that, if sold, the timing of the sales and the amount of proceeds realized from those sales would be favorable to them or that additional financing could be obtained on acceptable terms. The Target Companies’ inability to generate sufficient cash flows to satisfy their debt obligations, or to obtain alternative financing, could materially and adversely affect their businesses, financial condition, results of operations and prospects.

Material weaknesses have been identified in the Target Companies internal control over financial reporting.

In connection with the preparation of Target Companies’ consolidated financial statements as of and for the years ended December 31, 2015, 2016 and 2017, management of NPS and separately GES identified material weaknesses in internal controls over their financial reporting that remain unremediated. Specifically, the Target Companies both have deficiencies in the financial statement close process. Furthermore, NPS and GES lack the expertise with respect to the application of US GAAP.

The Target Companies are not and were not required to perform an evaluation of internal control over financial reporting as of and for the years ended December 31, 2015, 2016 and 2017 in accordance with the provisions of the Sarbanes-Oxley Act. Had such an evaluation been performed, additional control deficiencies may have been identified by NPS and GES management, and those control deficiencies could have also represented one or more material weaknesses.

If the abovementioned material weaknesses are not remediated prior to the closing of the Business Combination or if additional material weaknesses are identified in the future, a material weakness may exist in internal control over financial reporting of the post-combination company subsequent to the closing of the Business Combination.

The Target Companies have begun taking measures to remediate the underlying causes of the material weaknesses and intends to complete this remediation process as quickly as possible. However, the Target Companies cannot at this time estimate whether this remediation process will be complete prior to the closing of the Business Combination. If the Target Companies are unable to successfully remediate these material weaknesses prior to the closing of the Business Combination, the post-combination company could be unable to report financial results accurately on a timely basis. Any failure to timely provide required financial information could materially and adversely impact the post-combination company, including the loss of investor confidence or delisting and cause the market price of our common stock to decline.

The failure of the Target Companies to maintain accounting controls and safeguards adequate for public company reporting prior to the consummation of the Business Combination could result in the discovery of losses not reflected in their financial statements.

The Target Companies do not maintain accounting policies and practices or internal controls over financial reporting commensurate with that of public companies in the United States. In addition, the Target Companies currently may not have a complement of personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States and US GAAP. The development and implementation of the standards and controls necessary for the Target Companies to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected by NESR. Furthermore, any failure to implement required policies, practices and improved controls over our financial processes and reporting, or difficulties encountered in the implementation of such policies, practices or improved controls, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal accounting controls could also cause shareholders and potential investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

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The Target Companies’ borrowings under the Company Facility Agreement, Murabaha Facility Agreements, Ahli Bank Facility and the Tasneea Working Capital Facility exposes it to interest rate risk.

The Target Companies’ earnings are exposed to interest rate risk associated with borrowings under its Company Facilities Agreement, the $150 million Murabaha Facility Agreement, the Ahli Bank Facility, the Tasneea Working Capital Facility, and the $50 million Murabaha Facility Agreement. Each of these facilities requires the payment of floating interest rates based upon short-term interest rate indices. If interest rates increase, so will the Target Companies’ interest costs, which may have a material adverse effect on their financial condition and results of operations.

The geographic concentration of the customers of the Target Companies exposes them to the risks of the regional economy and other regional adverse conditions. The credit risks of the Target Companies’ concentrated customer base in the energy industry could result in losses. In addition, the Target Companies depend on a small number of customers for a significant portion of their revenues. Therefore, the loss of these customers could result in a decline in each company’s revenues and adversely affect each company’s financial condition, results of operations or cash flows.

The primary customers of the Target Companies are in the Middle East and North Africa and all are in the energy industry. Among the Target Companies’ customers are National Oil Companies (“NOC”). Given the importance of national oil companies, which dominate the regions petroleum industry, the operations of the Target Companies are more susceptible to regional economic, budgetary and political conditions than other more geographically diversified competitors. Any changes in market conditions, unforeseen circumstances, or other events affecting the area in which the Target Companies’ assets are located could have a material adverse effect on their businesses, operating result, and financial condition.

In addition, as of December 31, 2017, approximately 45% of NPS’ revenues came from one major customer in the region. Furthermore, during the years 2015, 2016 and 2017, a substantial portion of GES’s revenues came from one major customer. Given the terms of GES’s contracts with the major customer, there remains a risk that the major customer may terminate one or more of such contracts and/or not continue to engage GES in the same manner, or to the same level, as has been the case historically.  The loss of all or even a portion of the business from the major customer, the failure to extend or replace the contracts with the major customer, or the extension or replacement of such contracts on less favorable terms, as a result of competition or otherwise, could adversely affect GES’s financial condition, results of operations or cash flows. However, certain key personnel at GES, Messrs., Hilal Al Busaidy and Yasser Al Barami, who have established relationships with the major customer have agreed to remain on the Board of Directors of NESR and we expect that they will use their efforts to maintain these relationships.

Over 70% of the revenue of NPS and GES collectively are attributable to five major oil company customers. The loss of all or even a portion of the business from these key customers, the failure to extend or replace the contracts with these key customers, or the extension or replacement of such contracts on less favorable terms, as a result of competition or otherwise, could adversely affect the Target Companies’ financial condition, results of operations or cash flow.

NESR will assume loan obligations which will expose it to the risks and obligations contained in such loan agreements

Our Sponsor has borrowed funds from the GES Investors pursuant to Loan Contracts in order to purchase stock of GES. The terms of the loans allow our Sponsor to assign the loans to NESR, in which case NESR would assume the obligations of our Sponsor under the Loan Contracts. Under the Loan Contracts, the GES Investors may elect to have their loans repaid with NESR ordinary shares after shareholder approval of the Business Combination. If any GES Minority Shareholder elects not to receive NESR stock, then NESR may either transfer the GES stock to the GES Minority Shareholder or pay the loan principal and interest in cash, in which case different interest rates may apply. In the event that any or all of the GES Investors elect not to receive NESR ordinary shares at $10.00 per share, then NESR will be required to either pay cash to satisfy the Loan Contracts, or transfer GES shares to those GES Investors and be left owning less than 100% of GES. Repayment of the loans with cash has not been anticipated in cash flow projections because all of the GES Investors have expressed a preference for repayment in NESR ordinary shares.

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The Target Companies are exposed to the credit risk of their customers and counterparties, and a general increase in the delay or nonpayment and nonperformance by their customers could have an adverse effect on their financial condition, results of operations or cash flows.

The Target Companies are subject to risks of loss resulting from non-payment or non-performance by their customers and other counterparties. For example, for NPS, day’s sales outstanding increased from 117 days in 2015 to 125 days in 2016. It decreased further to 110 days as of December 31, 2017. Customers may also delay payments by imposing complex administrative processes, by disputing or rejecting invoices, or through other means. Any increase in the non-payment and non-performance by the customers of the Target Companies could adversely affect their financial condition, results of operations or cash flows. Additionally, equity values for many of the customers of the Target Companies continue to be low. The combination of a reduction of cash flow resulting from lower commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in the liquidity of the Target Companies’ customers and their ability to make payment or perform on their obligations to the Target Companies. Furthermore, some of the customers of the Target Companies may be leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to the Target Companies.

Actions of and disputes with any joint venture partners of the Target Companies could have a material adverse effect on their businesses and results of operations of their joint ventures and, in turn, their business and consolidated results of operations.

The Target Companies conduct some operations through joint ventures, where control may be shared with unaffiliated third parties. As with any joint venture arrangement, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major issues. The Target Companies also cannot control the actions of their joint venture partners, including any non-performance, default, or bankruptcy of their joint venture partners. These factors could have a material adverse effect on the business and results of operations of their joint ventures and, in turn, their business and consolidated results of operations.

If the Target Companies are unable to keep pace with technology developments in the industry, this could adversely affect their ability to maintain or grow market share.

NESR intends to introduce and integrate new technologies and procedures used by large U.S. based oil field service companies. The oilfield service industry is highly competitive and dominated by a few large players that have resources to invest in new technologies. The ability of the Target Companies to continually provide competitive technology and services can impact their ability to defend, maintain or increase prices for their services, maintain market share, and negotiate acceptable contract terms with their customers. If they are unable to continue to acquire or develop competitive technology or deliver it to their clients in a timely and cost-competitive manner in the various markets they serve, it could adversely affect their financial condition, results of operations and cash flows.

Limitations on the Target Companies’ ability to protect their intellectual property rights, including their trade secrets, could cause a loss in revenue and any competitive advantage.

Some of the Target Companies’ products or services, and the processes they use to produce or provide products and services, constitute trade secrets and confidential know how. The Target Companies may lose employees who have important trade secrets and who may not be prohibited in the relevant countries from using such trade secrets to compete. The businesses of the Target Companies may be adversely affected if any acquired patents are unenforceable, the claims allowed under their patents are not sufficient to protect their technology, their patent applications are denied, or their trade secrets are not adequately protected. In addition, competitors of the Target Companies may be able to develop technology independently that is similar to the technology used by the Target Companies without infringing on their patents or gaining access to their trade secrets, which could adversely affect their financial condition, results of operations and cash flows.

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The Target Companies may be subject to litigation if another party claims that the Target Companies have infringed upon such third party’s intellectual property rights.

The tools, techniques, methodologies, programs and components that the Target Companies use to provide their services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management of the Target Companies from running their core businesses. Royalty payments under licenses from third parties, if available and developing non-infringing technologies would increase their costs. If a license were required and not available, Target Companies might not be able to continue providing a particular service or product, which could adversely affect their financial condition, results of operations and cash flows.

Environmental compliance costs and liabilities could reduce the Target Companies’ earnings and cash available for operations.

The Target Companies are subject to increasingly stringent laws and regulations relating to the importation and use of hazardous materials, radioactive materials, chemicals and explosives and to environmental protection, including laws and regulations governing air emissions, hydraulic fracturing, water and other discharges and waste management. The Target Companies expect to incur capital and operating costs to comply with environmental laws and regulations. The technical requirements of these laws and regulations are becoming increasingly complex, stringent and expensive to implement. These laws may provide for “strict liability” for remediation costs, damages to natural resources or threats to public health and safety. Strict liability can render a party liable for damages without regard to negligence or fault on the part of the party. Some environmental laws provide for joint and several strict liabilities for remediation of spills and releases of hazardous substances.

The Target Companies use and generate hazardous substances and wastes in their operations. Accordingly, they could become subject to material liabilities relating to the investigation and cleanup of potentially contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. In addition, stricter enforcement of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require the Target Companies to incur costs, become the basis for new or increased liabilities, become subject to certain government-imposed penalties or have certain licenses revoked that could reduce their earnings and their cash available for operations.

The Target Companies could be subject to substantial liability claims, which could adversely affect their financial condition, results of operations and cash flows.

The technical complexities of the operations of the Target Companies expose them to a wide range of significant health, safety and environmental risks. Their products and service offerings involve production-related activities, radioactive materials, chemicals, explosives, and other equipment and services that are deployed in challenging exploration, development, and production environments. An accident involving these services or equipment, or a failure of a product, could cause personal injury, loss of life, damage to or destruction of property, equipment or the environment, or suspension of operations. The Target Companies’ insurance may not protect them against liability for certain kinds of events, including events involving pollution, or against losses resulting from business interruption. Moreover, the Target Companies may not be able to maintain insurance for certain risks or at levels of risk coverage or policy limits that they deem adequate. Any damages caused by their services or products that are not covered by insurance or are in excess of policy limits or subject to substantial deductibles, could adversely affect their financial condition, results of operations and cash flows.

Demand for the Target Companies’ products and services could be reduced by existing and future legislation or regulations.

Environmental advocacy groups and regulatory agencies in the United States and other countries have been focusing considerable attention on the emissions of carbon dioxide, methane and other greenhouse gasses and their potential role in climate change. Existing or future legislation and regulations related to greenhouse gas emissions and climate change, as well as government initiatives to conserve energy or promote the use of alternative energy sources, may significantly curtail demand for and production of fossil fuels such as oil and natural gas in areas of the world where the Target Companies’ customers operate and thus adversely affect future demand for their services. This may, in turn, adversely affect their financial condition, results of operations and cash flows.

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Some international, national, state and local governments and agencies have also adopted laws and regulations or are evaluating proposed legislation and regulations that are focused on the extraction of shale gas or oil using hydraulic fracturing. Hydraulic fracturing is a stimulation treatment routinely performed on oil and gas wells in low-permeability reservoirs. Specially engineered fluids with proppants are pumped at high pressure and rate into the reservoir interval to be treated, causing cracks in the target formation. Future hydraulic fracturing-related legislation or regulations could limit or ban hydraulic fracturing, or lead to operational delays and increased costs, and therefore reduce demand for the Target Companies’ pressure pumping services. If such additional international, national, state or local legislation or regulations are enacted, it could adversely affect the Target Companies’ financial condition, results of operations and cash flows.

Some of the customers of the Target Companies may require bids for contracts in the form of long-term, fixed pricing contracts that may require them to assume additional risks associated with cost over-runs, operating cost inflation, labor availability and productivity, supplier and contractor pricing and performance, and potential claims for liquidated damages.

Some of the customers of the Target Companies, primarily NOCs, may require bids for contracts in the form of long-term, fixed pricing contracts that may require the Target Companies to provide integrated project management services outside the Target Companies’ normal discrete businesses to act as project managers as well as service providers, and may require them to assume additional risks associated with cost over-runs. These customers may provide the Target Companies with inaccurate information in relation to their reserves, which is a subjective process that involves location and volume estimation, that may result in cost over-runs, delays, and project losses. In addition, NOCs often operate in countries with unsettled political conditions, war, civil unrest, or other types of community issues that may also result in cost over-runs, delays, and project losses.

Providing services on an integrated basis or long-term may also require the Target Companies to assume additional risks associated with operating cost inflation, labor availability and productivity, supplier pricing and performance, and potential claims for liquidated damages. The Target Companies might rely on third-party subcontractors and equipment providers to assist them with the completion of these types of contracts. To the extent that the Target Companies cannot engage subcontractors or acquire equipment or materials in a timely manner and on reasonable terms or on terms consistent with the customer contract, their ability to complete a project in accordance with stated deadlines or at a profit may be impaired. If the amount they are required to pay for these goods and services exceeds the amount they have estimated in bidding for fixed-price work, they could experience losses in the performance of these contracts. These delays and additional costs may be substantial, and the Target Companies may be required to compensate their customers for these delays. This may reduce the profit to be realized or result in a loss on a project and adversely affect the Target Companies’ financial condition, results of operations and cash flows.

The loss or unavailability of any of the executive officers of the Target Companies or other key employees could have a material adverse effect on their businesses.

The Target Companies depend on the efforts of their executive officers and other key employees to manage their operations. The loss or unavailability of any of their executive officers or other key employees could have a material adverse effect on their business.

Although we expect all of such key personnel to remain with the Target Companies following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with the Target Companies following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

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The Target Companies’ ability to operate and their growth potential could be materially and adversely affected if they cannot employ and retain technical personnel at a competitive cost.

Many of the services that the Target Companies provide and the products that they sell are complex and highly engineered and often must perform in harsh conditions. The Target Companies believe that their success depends upon their ability to employ and retain technical personnel with the ability to design, utilize, and enhance these services and products. A significant increase in the wages paid by competing employers could result in increased competition for the skilled labor force that the Target Companies require, increases in the wage rates that the Target Companies must pay, or both. If either of these events were to occur, the cost structures of the Target Companies could increase, their margins could decrease, and any growth potential could be impaired.

Our failure to comply with complex U.S. and foreign laws and regulations could have a material adverse effect on our operations.

NESR is subject to complex US and foreign laws and regulations, such as the U.S. Foreign Corrupt Practices Act and various other anti-bribery and anti-corruption laws. At this time, the U.K. Bribery Act has not been adopted to apply to British Virgin Islands companies, but does apply to any employees of NESR or the Target Companies that are U.K. citizens and any future subsidiaries formed in the U.K. We may also be subject to trade control regulations and trade sanctions laws that restrict the movement of certain goods to, and certain operations in, various countries or with certain persons. For example, in June 2017, Saudi Arabia, the United Arab Emirates, Bahrain, and Egypt imposed an embargo on Qatar. This diplomatic dispute creates uncertainty over the GCC as a whole. Thus, our ability to transfer people and products among certain countries will be subject to maintaining required licenses and complying with these laws and regulations. The internal controls, policies and procedures, and employee training and compliance programs we expect to implement to deter prohibited practices may not be effective in preventing employees, contractors or agents from violating or circumventing such internal policies or violating applicable laws and regulations. Any determination that we have violated or are responsible for violations of anti-bribery, trade control, trade sanctions or anti-corruption laws could have a material adverse effect on our financial condition and may result in fines and penalties, administrative remedies or restrictions on business conduct, and could have a material adverse effect on our reputation and our business.

Recent regulatory enforcement and accountability mechanisms have steadily changed the financial landscape for companies organized in the British Virgin Islands. One major regulatory change comes from the implementation of a key anti-money laundering treaty with the United States, known as the Foreign Account Tax Compliance Act (“FATCA”). FATCA implementation began on June 30, 2014, and it requires foreign entities to identify and report specific information to the United States Internal Revenue Service (“IRS”) about U.S. taxpayers holding foreign accounts and assets.

Another key regulatory change began on September 1, 2017, with the BVI’s full integration of the “Common Reporting Standard” (“CRS”) into its banking system. The CRS is specifically designed to fight against tax evasion and money laundering. Under the CRS system, banks in the CRS jurisdiction are required to determine where the individual is a “tax resident,” and if the individual is banking outside their country of residence, the banks may report information about the accounts to the national tax authority in the country where the account is held, who then may share that information with the individual’s country of residency.

NESR’s acquisition of GES, a company based in Oman, may require ownership by a U.S. subsidiary.

The Laws of Oman require that at least 30% of an Oman corporation be owned by an Oman person, unless the government grants an exemption. An exception to this rule is pursuant to the U.S.-Oman Free Trade Agreement that permits U.S. persons to have 100% ownership. NESR has formed National Energy Services Reunited Corporation, a Texas wholly owned subsidiary (“Texas Sub”), which will employ all U.S. based people that are providing services for NESR, which will be compensated by NESR for the services provided for those employees pursuant to a services agreement. NESR has requested that Oman grant an exemption from the general rule to permit NESR to hold the GES stock, but if that exemption is not granted by the date of closing after receiving shareholder approval for the Business Combination, NESR will cause the stock of GES to be owned directly by the Texas Sub in order to comply with Oman law. NESR expects that the exemption would ultimately be granted, but there is a risk that the shares may continue to be owned by the Texas Sub, in which case future dividends or activity could be subject to U.S. taxation coming to the Texas Sub. The amount of any U.S. taxes, or the year in which the dividends might be received, cannot be ascertained at this time.

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NESR and U.S. persons working for NESR are subject to sanctions regimes adopted by the United States and other jurisdictions.

NESR and U.S. persons working for NESR are subject to laws, reporting requirements or sanctions imposed by the United States or by other jurisdictions where we do business that may restrict or even prohibit NESR, U.S. persons, or certain of its affiliates from doing business in certain countries, or with designated companies in the oil and natural gas sector. Such restrictions may provide a competitive advantage to competitors formed in or operating from countries that may not impose comparable restrictions. The Middle East, Asia, and Africa are locations in which from time to time the United States, the United Nations or the European Union has imposed economic sanctions to restrict or impede contracting in identified sanctioned countries. The U.S. Commerce Department or State Department regulates the types of technologies that can be sold or used in some countries. NESR cannot predict what sanctions might be imposed against any country in which the Target Companies might operate or might receive contracts for performing services. Trade restrictions and sanctions could adversely impact our potential income, or our ability to pursue new undeveloped business objectives.

The United States government has implemented mechanisms to collect information on companies registered on the U.S. stock exchange related to business activities that might be sanctionable under the various U.S. sanctions programs if the foreign companies or its subsidiaries are U.S. companies. Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012 requires annual or quarterly “219 Report” to the SEC by any company registered on a U.S. stock exchange to disclose as if the listed company were a U.S. entity, certain business activities relating to any country subject to U.S. sanctions, which in most cases includes the energy sector, even if the activity is not prohibited by U.S. sanctions by the foreign company. Such reporting of any future activities that might be engaged in by the Target Companies, even though not prohibited by the sanctions, could initiate an investigation by the U.S. government and require the Company to engage counsel to monitor or respond to such investigations. Generally, 219 Report disclosures include activities that constitute an investment in the energy sector of $5 million each, or in the aggregate of over $20 million in a 12-month period. A 219 Report also requires reporting of any transaction with a person or entity identified to the SDN List. The risk of an investigation or inadvertent action that relates to sanctioned activity could increase costs and have an adverse impact on financial conditions and results of operations.

The Company’s operations in Middle Eastern countries will require the Company to incur additional costs in order to comply with U.S., U.K. and EU sanctions-related regulations.

The United States government, the UK government and the EU have established lists of corporations, and people in the case of the United States, with which engaging in business by a U.S. person is prohibited without a license and disclosure is required in a 219 Report. These lists in the United States are referred to as the List of Specially Designated Nationals (“SDN List”). There are no discernible qualifications or objective standards for determining when a person might be identified to an SDN List, other than the opinion of the Office of Foreign Assets Control that there is some cause or connection to believe that such foreign person may have been doing business with or for a sanctioned country or person already on the SDN List. There is no advance notice or due process for the listed person. If any person were to be identified to an SDN List, no U.S. persons can be involved in contracting or providing services to or with such listed person without a license. If a Target Company affiliate were to be performing a contract with a person that becomes named to the SDN List, the contract may have to be terminated and/or disclosed, which could result in additional costs or losses.

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Although NESR cannot be assured that no person or company in the Middle East with which one of the Target Companies has done business will not be identified on an SDN List in the future, NESR has confirmed that none of the Target Companies, their subsidiaries, their key employees, key vendors, or any company with which they are currently conducting business are listed on the SDN List or similar lists in the EU and UK. If any customer, employee or vendor were to be listed on an SDN List in the future, NESR will need to incur costs to seek legal advice to determine whether any further business could be conducted with such person or whether all business relationships with such person must cease.

Litigation may adversely affect Target Company business, financial condition or results of operations of the Target Companies.

Prior to the Business Combination, lawsuits have been filed against the Target Companies in the ordinary course of their business. No known material litigation claims remain outstanding against either Target Company.

However, the outcome of any such litigation in the future is inherently uncertain. An indemnity in favour of the Company has been included in the GES Stock Purchase Agreement covering certain existing claims; however, such indemnity only applies to the extent that liabilities exceed $7 million. If future litigation claims are made after the closing of the Business Combination, they may adversely affect GES’s business, financial condition, or results of operations.

The Target Companies are subject to litigation risks that may not be covered by insurance.

In the ordinary course of business, the Target Companies become the subject of various claims, lawsuits, and administrative proceedings seeking damages or other remedies concerning their commercial operations, employees, and other matters. The Target Companies maintain insurance to cover many of their potential losses, and they are subject to various self-insurance retentions and deductibles under their insurance policies. It is possible, however, that a judgment could be rendered against them in cases in which they could be uninsured and beyond the amounts that they currently have reserved or anticipate incurring for such matters. If NESR were to be sued under any of the agreements related to the Business Combination or if NESR were made a party to lawsuits to which the Target Companies are currently a party, NESR could be exposed to one or more judgments that are in excess of what NESR management may believe that it should pay and would not likely be covered by insurance.

The Target Companies may be unable to maintain their current Gulf Cooperation Council (GCC) ownership status or obtain or renew permits necessary for their operations, which could inhibit their ability to do business.

Performance of the Target Companies’ operations require that they obtain and maintain a number of government permits, licenses and approvals with terms and conditions containing a significant number of prescriptive limits and performance standards in order to operate. For example, the NPS entities are currently considered to be wholly GCC owned and operate as such in the various GCC jurisdictions, due to the specific shareholding arrangements implemented at the shareholder level. As a result of the Business Combination, NPS and its subsidiaries will no longer be able to maintain their current GCC ownership status. While this is a common scenario for foreign investors operating in the region, NESR will need to ensure that relevant foreign ownership restrictions and/or applicable licenses, permits, and approvals for the operation of foreign owned entities in the jurisdictions of the GCC are complied with. The GCC has made efforts to increase local content and in country value requirements. The loss of GCC ownership status may cause NOCs not to view the Target Companies as a local content provider vis-à-vis other regional competitors. All the permits, licenses, approval limits, and standards require a significant amount of monitoring, record keeping, and reporting in order to demonstrate compliance with the underlying permit, license, approval limit or standard. Noncompliance or incomplete documentation of the Target Companies’ compliance status may result in the imposition of fines, penalties and injunctive relief. A decision by a government agency to deny or delay the issuance of a new or existing material permit or other approval, or to revoke or substantially modify an existing permit or other approval, could adversely affect the Target Companies’ ability to initiate or continue operations at the affected location or facility and on the Target Companies’ financial condition, results of operations and cash flows.

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In addition, the Target Companies are currently considered to be wholly GCC owned and operate as such in the various GCC jurisdictions. As a consequence of the Business Combination the Target Companies will become foreign owned entities and therefore lose their GCC ownership status. A restructuring of the Target Companies will be required in order to continue their operations in specific jurisdictions of the GCC, including Qatar and, depending on the activities to be undertaken, Bahrain. In Saudi Arabia, the relevant NPS subsidiaries will be required to seek recognition as 100% foreign owned entities, whereas the Target Companies shareholding arrangements in Oman and UAE must be maintained in order to ensure compliance with applicable foreign ownership restrictions.

The Target Companies operate in a highly competitive industry, and many of their competitors are larger and have greater resources.

Several of the Target Companies’ primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources. If these competitors substantially increase the resources they devote to developing and marketing competitive products and services, the Target Companies may not be able to compete effectively. Similarly, consolidation among their competitors could enhance their product and service offerings and financial resources, further intensifying competition.

Cybersecurity risks and threats could adversely affect our business.

We rely heavily on information systems to conduct our business. There can be no assurance that the systems we have designed to prevent or limit the effects of cyber incidents or attacks will be sufficient to prevent or detect such incidents or attacks, or to avoid a material impact on our systems when such incidents or attacks do occur. If our systems for protecting against cybersecurity risks are circumvented or breached, this could result in the loss of our intellectual property or other proprietary information, including customer data, and disruption of our business operations.

Target Companies depend on their suppliers to provide services and equipment in a timely manner and any delays, interruptions or failures by suppliers could expose Target Companies to increased costs or inability to meet contractual obligations.

Both GES and NPS rely on suppliers of equipment and spare parts as well as suppliers of technical labor to perform their contractual obligations with clients. Failure by suppliers to provide goods and services in a timely manner could lead to delays by Target Companies in fulfilling contractual obligations, to the inability to fulfill such obligations or to additional costs in seeking replacement suppliers.

The consummation of the Business Combination depends on the fulfillment by third parties of their contractual obligations.

There is a risk that any party to the Business Combination breaks its obligations and does not close. There is a risk that NPS Selling Stockholders withdraw if the Business Combination does not close by June 30, 2018 which grants NPS a right to terminate.

The Target Companies have engaged in a large number of related party transactions, the termination of which may inhibit business.

The Target Companies have relied upon services and products supplied by related parties. If these relationships are discontinued, it could result in a disruption of certain potentially beneficial provisions and require time for replacement of suppliers.

Following the consummation of the Business Combination, we might require additional equity or debt financing to fund operations and/ or future acquisitions.

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Although NESR has entered into a Forward Purchase Agreement for up to $150 million with the Backstop Investor pursuant to which NESR will draw a minimum of $70 million concurrently with the closing of the Business Combination and potentially as much as $150 million in funds within three months following the Business Combination as a backstop to cover redemptions by public shareholders, to help fund the Business Combination and related expenses, as well as for working capital, NESR may still need access to additional debt or equity capital to fund operations or to fund potential acquisitions. If additional capital is required, NESR may not be able to obtain debt and/or equity financing on terms favorable to it, or at all. The failure to obtain additional funding could result in a curtailment of NESR’s operations and future development, which in turn could adversely affect NESR’s business, results of operations, and financial condition.

If NESR does not effectively or efficiently integrate the operations of the Target Companies, its future growth will be limited.

We may not achieve expected returns and other benefits as a result of various factors, including integration and collaboration challenges. The success of any acquisition is subject to various risks, including:

●	the inability to integrate the operations of recently acquired assets;

●	the diversion of management’s attention from other business concerns;

●	the failure to realize expected volumes, revenues, profitability, or growth;

●	the failure to realize any expected synergies and cost savings;

●	the coordination of geographically disparate organizations, systems, and facilities.

●	the assumption of unknown liabilities;

●	the loss of customers or key employees; and

●	potential environmental or regulatory liabilities and title problems.

The assessment by NESR’s management of these risks is inexact and may not reveal or resolve all existing and potential risks associated with the Business Combination. Realization of any of these risks could adversely affect NESR’s financial condition, results of operations and cash flows.

Risk Factors Relating to NESR and the Business Combination

Following the consummation of the Business Combination, our only significant asset will be ownership of 100% of the stock of NPS and GES.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of the stock of NPS and GES. We will depend on the Target Companies for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to service any outstanding debt, and to pay any dividends with respect to our ordinary shares. Legal restrictions, as well as the financial condition and operating requirements of the Target Companies, may limit our ability to obtain cash from the Target Companies. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant.

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We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Following the Business Combination, the combined company will be required to provide management’s report of its assessment of the Company’s internal controls commencing with the Company’s annual report for the year ending December 31, 2018, or such earlier date as is required under the Sarbanes-Oxley Act of 2002. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of the Target Companies as privately-held companies. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to the Company after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our ordinary shares.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately and on a timely basis. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on the Target Companies, we cannot assure you that this diligence revealed all material issues that may be present in the Target Companies’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and the Target Companies’ control will not later arise. As a result, we may be forced to later write down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report these charges could contribute to negative market perceptions about the combined company or its securities. In addition, such charges may cause us to be unable to obtain future financing on favorable terms or at all or impact our listing on the NASDAQ Capital Market.

Our Sponsor has agreed to vote in favor of our initial Business Combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the Sponsor agrees to vote its ordinary shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial Business Combination, our Sponsor has agreed to vote any NESR ordinary shares owned by it in favor of our initial Business Combination. As of the date hereof, our Sponsor and affiliates, together with the underwriter in our IPO, own shares equal to 20% of our issued and outstanding ordinary shares. As a result, we would need only 8,595,638 shares, or 37.5% of the 22,921,700 public shares sold in the IPO, to be voted in favor of the Business Combination in order to have such transaction approved.

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We have incurred significant transaction and transition costs in connection with the Business Combination. If we fail to consummate the Business Combination, we may not have sufficient cash available to pay such costs.

We have incurred significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. NESR’s transaction expenses as a result of the Business Combination are currently estimated at approximately $18.4 million, which is comprised of (i) approximately $9 million payable to the underwriters as the deferred underwriting fees (Maxim Group LLC and NBCF) (consisting of approximately $7 million in cash and approximately 0.2 million ordinary shares with a market value of approximately $2 million to the underwriters, (ii) an estimated $8.9 million in other financial advisory and legal fees and expenses, and (iii) approximately $0.5 million relating to other fees and expenses incurred relating to the Business Combination. Additionally, this amount includes the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of our shareholders, and all filing and other fees paid to the SEC, which is estimated at approximately $0.2 million. If NESR and Selling Stockholders do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and NESR will likely not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent Business Combination transaction. If the Company has not completed its initial Business Combination by May 17, 2019, the Company will distribute the aggregate amount then on deposit in the trust account, pro rata, to its public shareholders by way of redemption and cease all operations except for purposes of the winding up of its affairs.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

NESR will only have limited protection under the liability and indemnification provisions contained in the Stock Purchase Agreements in the event that any of the representations and warranties made by the Selling Stockholders or NPS and GES in the Stock Purchase Agreements ultimately prove to be inaccurate or incorrect.

Except for certain fundamental representations which survive indefinitely, NESR and its shareholders’ recourse against NPS, GES and/or the Selling Stockholders for misrepresentations or breaches of the representations and warranties and the covenants made in the Stock Purchase Agreements is limited through maximum caps of liability exposure, through limited indemnity provisions and through an expiry date on the duration of such representations and warranties. As a result, NESR and its shareholders may not be able to seek or obtain full redress or compensation for breaches of the representations and warranties and the covenants in the Stock Purchase Agreements.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Business Combination, to the extent permitted by our Charter and applicable laws. For example, it is a condition to our obligations to close the Business Combination that the Target Companies’ representations and warranties are true and correct in all respects as of the Closing Date, except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Stock Purchase Agreements). However, if our Board of Directors determines that it is in the shareholders’ best interest to waive any such breach, then the Board of Directors may elect to waive that condition and close the Business Combination. We are not able to waive the condition that our shareholders approve the Business Combination.

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Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $5.75 per one-half of one share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of NESR’s ordinary shares. No fractional shares will be issued upon exercise of the warrants. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and they may expire worthless.

In addition, the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Our Sponsor, directors and officers have a conflict of interest in determining to pursue the acquisition of the Target Companies, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to, and which may conflict with, the interests of our shareholders.

Our Sponsor, including our Sponsor and our officers and directors, have interests in and arising from the Business Combination that are different from or in addition to, and which may conflict with, the interests of our public shareholders, which may result in a conflict of interest. These interests include:

●	the fact that our Sponsor and our officers and directors paid an aggregate of approximately $6.3 million for their Founder Shares and private warrants and such securities should have a significantly higher value at the time of the Business Combination. However, the private warrants will expire worthless if we do not complete an initial business combination. As a result, our Sponsor (and its members, including our executive officers and directors) have a financial incentive to see the Business Combination consummated rather than lose whatever value is gained on the Founder Shares, as well as any value attributable to the private warrants;

●	in connection with Sponsor’s purchase of the 11.7% of the GES shares, an affiliate of Mr. Thomas Wood invested $500,000 and similarly Mr. Antonio Campo invested $1,200,000, to fund a portion of the purchase price for such GES shares and accordingly, the Sponsor, along with Messrs. Wood and Campo, will not have any public market in which to sell their investment in GES if the Closing does not occur, although, pursuant to the Loan Contracts, repayment of the investments may be made in cash at the election of the Sponsor;

●	if NESR is unable to complete a Business Combination within the required time period, by May 17, 2019, our Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriter in our IPO. To date, each of NESR’s vendors has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in our trust account, and will not make any claim against our trust account (including any distributions therefrom); and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Since our Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether the Target Companies are appropriate for our initial Business Combination.

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At the closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, executive officers and directors may have influenced their motivation in identifying and selecting the Target Companies for the Business Combination.

Concentration of ownership after the Business Combination may have the effect of delaying or preventing a change in control.

It is anticipated that, following completion of the Business Combination and assuming there are no redemptions, NESR’s public shareholders will retain an ownership interest of 23.8% in NESR and our Sponsor and affiliates will retain an ownership interest of 6.0% in NESR. These relative percentages assume NESR’s receipt of the full $150 million in cash proceeds from the proposed investment pursuant to the Forward Purchase Agreement. These ownership percentages with respect to NESR following the Business Combination do not take into account (i) the exercise of 22,921,700 public warrants to purchase up to a total of 11,460,850 NESR ordinary shares, or (ii) the 12,618,680 private warrants to purchase up to a total of 6,309,340 NESR ordinary shares that will remain outstanding following the Business Combination. As a result, the Selling Stockholders will, in all likelihood, have the ability to determine the outcome of corporate actions of the Company requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our ordinary shares.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination, limited float and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition, limited float, and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the NASDAQ Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NASDAQ Capital Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Although we expect our ordinary shares and warrants will remain listed on NASDAQ after the Business Combination, there can be no assurance that our ordinary shares and warrants will continue to be so listed or, if listed, that we will be able to comply with the continued listing standards of NASDAQ.

We intend to apply to continue listing our ordinary shares and warrants on the NASDAQ Capital Market subsequent to the closing of the Business Combination. To continue listing our securities on the NASDAQ Capital Market subsequent to the closing of the Business Combination, we will be required to demonstrate compliance with NASDAQ’s initial listing standards, which are more rigorous than NASDAQ’s continued listing requirements. For instance, we must maintain a minimum number of holders (300 round-lot holders). We cannot assure you that we will be able to meet those initial listing standards at that time.

If, after the Business Combination, the NASDAQ Capital Market delists our ordinary shares or warrants from trading on its exchange due to our failure to meet the NASDAQ Capital Market’s initial and/or continued listing standards, we and our security holders could face significant material adverse consequences including:

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●	a limited availability of market quotations for our securities;

●	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or securities analysts, the market price of our securities may decline.

We believe that the Business Combination will accelerate EBITDA growth though synergies, increased market share and a broad portfolio of services. If the benefits of the Business Combination do not meet the expectations of investors, shareholders or securities analysts, the market price of the Company’s securities following the closing of the Business Combination may decline. The market values of our securities at the time of and following the consummation of the Business Combination may vary significantly from their prices on the date the Stock Purchase Agreements were executed, the date of this proxy statement, or the date on which our shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for NPS and GES’s stock and trading in the NESR ordinary shares has not been active. Accordingly, the valuation ascribed to the Target Companies and our ordinary shares in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities following the Business Combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts, shareholders or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

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●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of ordinary shares available for public sale;

●	any major change in our Board of Directors or management;

●	sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, oil and natural gas prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NASDAQ Capital Market in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the Business Combination, the Company’s business and share and warrant prices may suffer as a result of its lack of public company operating experience and, if securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our ordinary shares adversely, the price and trading volume of our ordinary shares and warrants could decline.

Prior to the completion of the Business Combination, the Target Companies have been privately-held companies. The Company’s lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If the Company is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, the Company’s business, prospects, financial condition and operating results may be harmed.

The trading market for our ordinary shares and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our share and warrant prices and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our shares adversely, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares and warrants would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our share and warrant prices or trading volume to decline.

We have not registered our ordinary shares issuable upon exercise of the public warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise such warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the public shares issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. We have agreed to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the public warrants as soon as practicable after the closing of the Business Combination and cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. Beginning the later of May 17, 2018 or 30 days following the closing of the Business Combination and until such time as the shares issuable upon exercise of public warrants are registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise such warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares and rights included in the units.

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The future exercise of registration rights may adversely affect the market price of our ordinary shares.

Our ordinary shares will be subject to registration rights agreements. Sales of restricted securities pursuant to these agreements may substantially depress the market price of our ordinary shares. NESR, the Selling Stockholders, the Backstop Investor, and certain shareholders of GES and NPS will enter into one or more registration rights agreements that provide for the registration of the ordinary shares that we will issue. We are also obligated to register Founder Shares and private warrants pursuant to a registration rights agreement signed in connection with our IPO.

Warrants will become exercisable for our ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Outstanding public warrants to purchase an aggregate of 11,460,850 ordinary shares will become exercisable upon the later of May 17, 2018 or 30 days following the completion of the Business Combination. Each warrant entitles the holder thereof to purchase one-half of one ordinary share at a price of $5.75 per half share ($11.50 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of NESR’s ordinary shares. No fractional shares will be issued upon exercise of warrants. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the then existing holders of ordinary shares of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

Our public shareholders may experience dilution as a consequence of, among other transactions, the Business Combination, the issuance of shares pursuant to the Forward Purchase Agreement, the exercise of outstanding warrants and the issuance of additional equity to fund operations or future acquisitions. Having a minority share position may reduce the influence that our current shareholders have on the management of the Company.

It is anticipated that, following completion of the Business Combination and assuming there are no redemptions, NESR’s public shareholders will retain an ownership interest of 23.8% in NESR and our Sponsor will control the vote of 6% in NESR. These relative percentages assume NESR’s receipt of $150 million in cash proceeds from the proposed Commitment and that no ordinary shares are redeemed. In addition, if any of NESR’s shareholders exercise their redemption rights, the ownership interest in NESR of NESR’s public shareholders will decrease and the ownership interest in NESR of our initial shareholder, namely our Sponsor, will increase. These ownership percentages with respect to NESR following the Business Combination do not take into account 22,921,700 public warrants to purchase up to a total of 11,460,850 NESR ordinary shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by NESR’s existing shareholders in NESR will be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any of the warrants are exercised for NESR ordinary shares, current shareholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current shareholders to influence management of the Company through the election of directors following the Business Combination.

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Furthermore, to the extent that we cannot obtain additional debt financing, we may be required to issue additional shares to fund growth which could result in further dilution to our shareholders.

We may redeem public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We will have the ability to redeem the remaining public warrants prior to their expiration at a price of $0.01 per warrant, provided that (i) the last reported sale price of our ordinary shares equals or exceeds $21.00 per share for any 20 trading days within the 30 trading-day period ending on the third business day before we send the notice of such redemption (on March 29, 2018, the last reported sale price for warrants was $0.90 and (ii) on the date we give notice of redemption and during the entire period thereafter until the time the warrants are redeemed, there is an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the public warrants and a current prospectus relating to them is available unless warrants are exercised on a cashless basis. Redemption of the outstanding public warrants could force holders of public warrants:

●	to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

●	to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or

●	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

Our Charter permits the board of directors by resolution to amend our Charter, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our Charter permits the board of directors by resolution to amend the Charter including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. Notwithstanding the foregoing, we and our directors and officers have agreed not to propose any amendment to our Charter that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial Business Combination by the deadline set forth in the Charter, except that, as contemplated by the Stock Purchase Agreements, we may seek the consent of our shareholders to amend our Charter to extend the date by which we must consummate our initial Business Combination.

Activities taken by affiliates of the Company to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of the Company’s securities during the buyback period.

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of our Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of our Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.

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If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K or other required forms with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to complete the Business Combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed the Business Combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including assessing the potential Business Combination and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could adversely impact our ability to complete the Business Combination.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our Charter, if we do not complete our initial Business Combination by May 17, 2019, this will trigger an automatic redemption of our ordinary shares using the available funds in the trust account pursuant to our Charter, resulting in our repayment of available funds in the trust account. Following which, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands and in at least one newspaper circulating in the location where the Company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court, which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

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In any liquidation proceedings of the Company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the redemption amounts payable to them.

Our directors may decide not to enforce indemnification obligations against our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

If NESR is unable to complete a Business Combination within the required time period, our Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters. In the event that the proceeds in the trust account are reduced below $10.00 per share and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial Business Combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial Business Combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial Business Combination.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to clawback in certain circumstances.

If we do not complete our initial Business Combination by May 17, 2019, and instead distribute the aggregate amount then on deposit in the trust account (less net interest earned thereon to pay taxes), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Companies Act provides a mechanism by which those proceeds could be recovered from public shareholders. However, the Companies Act also provides for circumstances where such proceeds could not be subject to clawback, namely where (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

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We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and we are not required to observe any restrictions in respect of its conduct save as disclosed in our Charter.

If we are unable to consummate our initial Business Combination, our public shareholders may be forced to wait until May 2019 before redemption from our trust account.

If we are unable to consummate our initial Business Combination by May 17, 2019 (unless such date is extended), we will, as promptly as reasonably possible but not more than 10 business days thereafter, distribute the aggregate amount then on deposit in the trust account (less net interest earned thereon to pay taxes), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shares from the trust account shall be effected automatically by function of our Charter prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account (less net interest earned thereon to pay taxes) pro rata to our public shareholders, then such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, shareholders may be forced to wait beyond May 17, 2019 before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to shareholders prior to the date of our redemption or liquidation unless we consummate our initial Business Combination prior thereto and only then in cases where shareholders have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial Business Combination.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by the Company may be deemed “voidable transactions.”

If we do not complete our initial Business Combination by May 17, 2019 (unless such date is extended), this will trigger an automatic redemption of public shares from the trust account pursuant to our Charter.

However, if at any time we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the Company is returned wholly or partly unsatisfied; or (iii) either the value of the Company’s liabilities exceeds its assets, or the Company is unable to pay its debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands and in at least one newspaper circulating in the location where the Company has its principal place of business, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

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If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our Sponsor has waived its right to participate in any liquidation distribution with respect to the initial shares. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account. In addition, our Sponsor has agreed that it will be liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

We may qualify as a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. For purposes of this analysis, a US Holder is defined as

● an individual citizen or resident of the United States;

● a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

● a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A foreign (i.e., non-U.S.) corporation will be a passive foreign investment company, or PFIC, for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we have met the PFIC asset or income test beginning with our initial taxable year ending December 31, 2017. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (in our case, our taxable year ending December 31, 2017), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year (in our case, our taxable years ending December 31, 2018 and December 31, 2019); and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2018. Even if our initial business combination is completed during our taxable year ending December 31, 2018, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as any passive income and assets of the businesses acquired in the business combination. If we do not satisfy the start-up exception, we will likely be considered a PFIC since our date of formation, and will continue to be treated as a PFIC until we no longer satisfy the PFIC tests (and in general, the PFIC rules would continue to apply to any US Holder who held our ordinary shares or warrants at any time we were considered a PFIC). If you made or will make a timely “mark to market” election (as described in the PFIC rules) with respect to you ordinary shares you may avoid the adverse tax consequences of owning PFIC shares. However, such “mark-to-market” election is not available for our warrants. We urge you to consult your own tax adviser regarding the possible application of the PFIC rules in your particular circumstances.

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An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

We have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, rights and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

An investment in our securities may result in uncertain U.S. federal income tax consequences.

An investment in our securities may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units issued in our IPO, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares and the warrant to purchase one-half of one ordinary share included in each unit could be challenged by the IRS or the courts. Furthermore, the United States federal income tax consequences of a cashless exercise of warrants included in the units sold in our IPO is unclear under current law. See the section titled “Taxation – United States Federal Income Taxation” for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company organized under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Charter, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and while the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands Courts are also unlikely:

●	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

●	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

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●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management or controlling shareholders than they would as public shareholders of a U.S. company.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years from the closing of our IPO. However, if our annual gross revenue exceeds $1.07 billion, if our non-convertible debt issued within a three-year period exceeds $1.0 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is either not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these provisions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

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Current employees of the Target Companies may leave to start a competing business or join a competitor. The loss of an employee in either manner could result in a decline in each Company’s revenues and adversely affect each company’s financial condition, results of operations, and cash flows.

Many merger and acquisition (M&A) deals have inherent retention issues resulting from negative attitudes often felt by employees, including, but not limited to:

●	Uncertainty about the future organizational direction

●	Feelings of loss of previous organizational culture

●	Uncertainty about personal job security

●	Feelings of confusion due to a lack of communication

●	Perceptions of increased job stress and workload

While we will endeavor to proactively work to maintain or regain employee trust to keep them and the intellectual capital they represent “on board,” there may be instances where employees will leave to start a competing venture or join a competitor.

Risk Factors Relating to the Redemption

Unlike many blank check companies, we do not have a specified maximum percentage redemption threshold, but we may be unable to consummate the Business Combination if there are substantial redemptions by our public shareholders.

Since we have no specified percentage threshold for redemption in our Charter other than the 20% threshold discussed below, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a Business Combination if the holders of the company’s public shares voted against a proposed Business Combination and elected to redeem or convert more than a specified aggregate percentage of the shares sold in such company’s initial public offering, which aggregate percentage threshold has typically been between 19.99% and 39.99%. The absence of such an aggregate redemption threshold makes it easier for us to consummate a Business Combination with which a substantial number of our shareholders may not agree. Each redemption of public shares by our public shareholders will decrease the amount in our trust account, which held $231,553,535.80 as of April 30, 2018.

However, we are limited by the need to have at least $5,000,001 in net tangible assets. This condition effectively requires us to generate at least $150 million in gross proceeds in the Forward Purchase Agreement if the holders of 6,905,839 public shares outstanding as of April 30, 2018 redeem their shares in connection with the Business Combination (if the Business Combination were consummated as of that date). As a result, even if the Business Combination Proposal is approved, we may be unable to consummate the Business Combination unless we can raise sufficient gross proceeds to maintain at least $5,000,001 in net tangible assets after redemptions.

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If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of 20% or more of our ordinary shares issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of our ordinary shares issued in the IPO.

A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares issued in the IPO. We refer to such shares aggregating 20% or more of the shares issued in the IPO as “Excess Shares”. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, the Company will require each public shareholder seeking to exercise redemption rights to certify to the Company whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to share ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. A public shareholder’s inability to redeem any Excess Shares will reduce that shareholder’s influence over our ability to consummate the Business Combination. A shareholder could suffer a material loss on its investment in us if it sold Excess Shares in open market transactions. Additionally, a shareholder will not receive redemption distributions with respect to its Excess Shares if we consummate the Business Combination. As a result, any such shareholder will continue to hold that number of shares equal to its Excess Shares and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss. Notwithstanding the foregoing, shareholders may challenge the Company’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative Business Combination. Certain events following the consummation of any Business Combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder of NESR might realize in the future had the shareholder not elected to redeem such shareholder’s shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our shareholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their ordinary shares for a pro rata portion of the funds held in our trust account.

NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal, so long as they submit a request in writing and properly deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in lieu of an annual meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the trust account less taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting in Lieu of an Annual Meeting of NESR Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 are based on the historical financial statements of NESR, NPS and GES. NESR, NPS and GES shall collectively be referred to herein as the “combined company.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives pro forma effect to the Business Combination and the Backstop Commitment as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 assumes that the Business Combination and the Backstop Commitment were completed on December 31, 2017. The unaudited pro forma condensed combined financial information is presented on the basis of NESR as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 has been prepared using the following:

●	NESR’s audited consolidated balance sheet as of December 31, 2017 and the related notes as included elsewhere in this proxy statement;

●	NPS’s audited consolidated statement of financial position as of December 31, 2017 and the related notes, as included elsewhere in this proxy statement; and

●	GES’s audited consolidated statement of financial position as of December 31, 2017 and the related notes, as included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using the following:

●	NESR’s audited consolidated statement of operations for the period from January 23, 2017 (inception) to December 31, 2017 and the related notes as included elsewhere in this proxy statement;

●	NPS’s audited consolidated income statement for the year ended December 31, 2017 and the related notes, as included elsewhere in this proxy statement; and

●	GES’s audited consolidated statement of profit or loss and other comprehensive income for the year ended December 31, 2017 and the related notes, as included elsewhere in this proxy statement.

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The historical financial information of GES has been adjusted to give effect to the differences between the accounting principles generally accepted in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination and the Backstop Commitment.

The allocation of the purchase consideration for the Business Combination and the Backstop Commitment depend upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. A final determination of fair values of assets acquired and liabilities assumed relating to the acquisition could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of NPS and GES existing at the acquisition date. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities, conversion from IFRS as issued by the IASB to US GAAP, and adjustments for consistency of accounting policy, are preliminary in this unaudited condensed combined pro forma financial information and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

NESR is a blank check company formed in the British Virgin Islands on January 23, 2017. NESR was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. Although NESR is not limited to a particular industry or geographic region for purposes of consummating such a transaction, NESR intends to focus on businesses that operate in the energy services industry, with an emphasis on oil and gas services globally. Effective November 12, 2017, NESR, NPS and GES entered into agreements under which NESR intends to consummate the Business Combination.

Two scenarios are presented in the following pro forma information as follows:

●	Assuming No Redemption: This presentation assumes that no NESR shareholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account and assumes that NESR does not issue any additional ordinary shares.

●	Assuming Maximum Redemption: This presentation assumes that the NESR public shareholders holding 6,905,839 NESR ordinary shares exercise their redemption rights and that such shares are redeemed for their pro rata share of the funds in the trust account.

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The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, NESR has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	NESR is transferring cash via the use of funds in NESR’s trust account, issuing NESR ordinary shares, and will be incurring liabilities to execute the Business Combination;

●	NESR’s executive management will comprise the executive management of the combined company;

●	NESR has the right to nominate 4 out of the 9 initial members who will serve on the Board of Directors of the combined company. Furthermore, NESR’s Chief Executive Officer will be the Chairman of the Board of the combined company. This provides a plurality for NESR with no other company representing more than 3 seats on the Board of the combined company. There are also no special voting rights conveyed in the Business Combination;

●	NESR was the entity that initiated the Business Combination; and

●	The headquarters of the combined company will be moved to NESR.

The preponderance of the evidence discussed above supports the conclusion that NESR is the accounting acquirer in the Business Combination.

NPS and GES both constitute businesses. Accordingly, the Business Combination constitutes the acquisition of such business for purposes of ASC 805, and due to the change in control from the Business Combination, are accounted for using the acquisition method.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2017

	As of December 31, 2017								As of December 31, 2017	Additional		As of December 31, 2017
	NESR (Historical) (US GAAP)	NPS (Historical) (US GAAP)	GES (Historical) (3)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments (Assuming Minimum Redemptions)		Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands)
ASSETS
Cash and cash equivalents	$741	$24,502	$6,756	$31,999	$(305,212	)(b)	$230,554	(e)	$100,316	$(69,058	)(i)	$33,675
							150,000	(f)		2,417	(g)
							(7,025	)(g)		-
Short term deposits	-	3,043	-	3,043	-		-		3,043	-		3,043
Accounts receivable	-	58,174	29,156	87,330	-		-		87,330	-		87,330
Unbilled revenue	-	24,167	44,558	68,725	-		-		68,725	-		68,725
Inventories	-	32,313	28,438	60,751	-		-		60,751	-		60,751
Other receivable	-	13,430	419	13,849	-		-		13,849	-		13,849
Prepaid expenses	127	5,268	640	6,035	-		-		6,035	-		6,035
Due from related parties, current	-	-	1,097	1,097	-		-		1,097	-		1,097
Advances to suppliers and other current assets	-	958	10,751	11,709	-		-		11,709	-		11,709
Total current assets	868	161,855	121,815	284,538	(305,212)		373,529		352,855	(66,641)		286,214
Cash and marketable securities held in Trust Account	230,554	-	-	230,554	-		(230,554	)(e)	-	-		-
Property, plant and equipment	-	264,269	105,848	370,117	33,000	(c)	-		403,117	-		403,117
Other assets	-	11,385	446	11,831	(4,472	)(c)	-		7,359	-		7,359
Intangible assets	-	10	27	37	177,963	(c)	-		178,000	-		178,000
Goodwill	-	182,053	-	182,053	202,409	(c)	-		384,462	-		384,462
Investments in joint ventures	-	-	4,209	4,209	-		-		4,209	-		4,209
Due from related parties	-	-	-	-	-		-		-	-		-
Total assets	$231,422	$619,572	$232,345	$1,083,339	$103,688		$142,975		$1,330,002	$(66,641)		$1,263,361

LIABILITIES AND EQUITY
Accounts payable	$-	$25,132	$25,414	$50,546	$-		$-		$50,546	$-		$50,546
Accrued expenses	3,474	23,324	22,515	49,313	-		52,540	(h)	101,853	-		101,853
Current portion of loans and borrowings	-	-	19,588	19,588	-		-		19,588	-		19,588
Short-term borrowings	-	8,773	6,376	15,149	-		-		15,149	-		15,149
Capital lease obligation, current	-	-	189	189	-		-		189	-		189
Advance from related party	1	-	-	1	-		-		1	-		1
Due to related parties, current	-	25	7,629	7,654	-		-		7,654	-		7,654
Other current liabilities	-	-	-	-	31,699	(b)	-		31,699	-		31,699
Current end of service benefits	-	2,552	-	2,552	-		-		2,552	-		2,552
Income taxes payable	-	2,651	8,590	11,241	-		-		11,241	-		11,241
Total current liabilities	3,475	62,457	90,301	156,233	31,699		52,540		240,472	-		240,472
Deferred underwriting fees	9,022	-	-	9,022	-		(9,022	)(g)	-	-		-
Loans and borrowings	-	147,024	29,296	176,320	3,385	(c)	-		179,705	-		179,705
Other liabilities	-	4,472	-	4,472	-		-		4,472	-		4,472
Capital lease obligation	-	-	44	44	-		-		44	-		44
Long-term income taxes payable	-	3,530	-	3,530	-		-		3,530	-		3,530
Deferred tax liabilities	-	1,922	-	1,922	35,600	(c)	-		37,522	-		37,522
Due to related parties	-	-	445	445	-		-		445	-		445
Liability for pension benefits	-	10,738	1,572	12,310	-		-		12,310	-		12,310
Total liabilities	12,497	230,143	121,658	364,298	70,684		43,518		478,500	-		478,500

Commitments
Ordinary shares subject to possible redemption	164,281	-	-	164,281	-		(164,281	)(e)	-	-		-

Equity
Ordinary shares	57,508	-	-	57,508	533,120	(b)	316,288	(e)(f)(g)	906,916	(68,367	)(g)(i)	838,549
Common stock	-	342,250	1,300	343,550	(343,550	)(d)	-		-	-		-
Convertible redeemable shares	-	27,750	-	27,750	(27,750	)(d)	-		-	-		-
Additional paid in capital	-	3,345	26,526	29,871	(29,871	)(d)	-		-	-		-
Accumulated deficit	(2,864)	18,480	78,056	93,672	(96,536	)(d)	(52,550	)(g)(h)	(55,414)	1,726	(g)	(53,688)
Accumulated other comprehensive (loss) income	-	(436)	-	(436)	436	(d)	-		-	-		-
Total shareholders’ equity	54,644	391,389	105,882	551,915	35,849		263,738		851,502	(66,641)		784,861
Noncontrolling interests	-	(1,960)	4,805	2,845	(2,845	)(d)	-		-	-		-
Total equity	54,644	389,429	110,687	554,760	33,004		263,738		851,502	(66,641)		784,861
TOTAL LIABILITIES AND EQUITY	$231,422	$619,572	$232,345	$1,083,339	$103,688		$142,975		$1,330,002	$(66,641)		$1,263,361

See accompanying notes to unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	For the Period from January 23, 2017 (Inception) through December 31, 2017	For the Year Ended December 31, 2017							For the Year Ended December 31, 2017	Additional		For the Year Ended December 31, 2017
	NESR (Historical) (US GAAP)	NPS (Historical) (US GAAP)	GES (Historical) (3)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments (Assuming Minimum Redemptions)		Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Revenues	$-	$271,324	$186,564	$457,888	$-		$-		$457,888	$-		$457,888
Cost of services	-	(200,149)	(128,262)	(328,411)	16,849	(aa)	-		(311,562)	-		(311,562
Gross profit	-	71,175	58,302	129,477	16,849		-		146,326	-		146,326
Depreciation and amortization expense	-	(607)	-	(607)	(6,070	)(aa)	-		(6,677)	-		(6,677)
Selling, general and administrative	(4,215)	(30,336)	(17,483)	(52,034)	(5,185	)(aa)	1,613	(cc)(dd)	(55,606)	-		(55,606
Total operating costs and expenses	(4,215)	(30,943)	(17,483)	(52,641)	(11,255)		1,613		(62,283)	-		(62,283)
Operating (loss) income	(4,215)	40,232	40,819	76,836	5,594		1,613		84,043	-		84,043
Change in fair value of deferred underwriting fee liability	10	-	-	10	-		-		10	-		10
Unrealized loss on marketable securities held in Trust Account	(3)	-	-	(3)	-		-		(3)	-		(3)
Interest expense	-	(6,720)	(3,869)	(10,589)	-		-		(10,589)	-		(10,589
Interest income	1,344	-	1,611	2,955	-		-		2,955	-		2,955
Other (expense) income, net	-	(573)	5,201	4,628	-		-		4,628	-		4,628
(Loss) income before income taxes	(2,864)	32,939	43,762	73,837	5,594		1,613		81,044	-		81,044
Provision for income taxes	-	(4,586)	(7,337)	(11,923)	(1,118	)(bb)	(323	)(bb)	(13,364)	-		(13,364)
Net (loss) income	(2,864)	28,353	36,425	61,914	4,476		1,290		67,680	-		67,680
Net loss (income) attributable to noncontrolling interests	-	2,273	(4,310)	(2,037)	-		-		(2,037)	-		(2,037)
Net (loss) income attributable to shareholders	$(2,864)	$30,626	$32,115	$59,877	$4,476		$1,290		$65,643	$-		$65,643

Weighted average shares outstanding
Basic	9,552,022							(ee)	96,279,872		(ee)	89,443,091
Diluted	9,552,022							(ee)	96,279,872		(ee)	89,443,091

Net earnings per share
Basic	$(0.40)								$0.68			$0.73
Diluted	$(0.40)								$0.68			$0.73

See accompanying notes to unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination and Basis of Presentation

Effective November 12, 2017, NESR, NPS and GES entered into agreements under which NESR intends to concurrently acquire controlling interests in the aforementioned entities.

NPS is a regional provider of products and services to the oil and gas industry in the Middle East, North Africa and Asia Pacific regions. Its revenues are primarily derived from services provided during the drilling, completion and production phases of an oil or natural gas well. NPS operates in twelve countries with the majority of its revenues derived from operations in the Kingdom of Saudi Arabia, Algeria, Qatar, UAE and Iraq.

GES provides drilling equipment on rental and related services, well engineering services and directional drilling services imports, and sells oilfield equipment and renders specialized services to oil companies in the Sultanate of Oman, the Kingdom of Saudi Arabia, Algeria, Kuwait and Yemen.

Description of the NPS Transaction

NESR will acquire NPS pursuant to certain transactions (collectively, the “NPS Transaction”), in exchange for certain cash consideration and the issuance of NESR ordinary shares, discussed further below.

On November 12, 2017, NESR entered into the NPS Stock Purchase Agreement among NESR and Hana Investments, as purchasers, the NPS Selling Stockholders, as sellers, and NPS, pursuant to which the NPS Selling Stockholders agreed to sell to NESR and Hana Investments, in a separate closing for each purchaser, 100% of the 370,000,000 outstanding NPS shares, and pursuant to which Hana Investments agreed to exchange its portion of the acquired NPS shares for NESR ordinary shares at the time that NESR completes the Business Combination.

Hana Investments agreed to pay $150 million of the total cash requirements to certain NPS Selling Stockholders to purchase 83,660,878 shares of NPS.

Upon approval by the shareholders of NESR, NESR has agreed to buy the remaining outstanding NPS shares by (i) paying the remaining $292.8 million cash required and (ii) ordinary shares of NESR for the balance of the purchase price, subject to certain adjustments.

Contemporaneously on the Closing Date, Hana Investments shall transfer the 83,660,878 NPS shares it acquired from the NPS Selling Stockholders to NESR in exchange for NESR ordinary shares.

Potential earn-out mechanisms enable the NPS Selling Stockholders to receive additional consideration after the Closing Date as follows:

●	Cash Earn-Out: NESR has agreed to pay an additional $7.6 million in cash, payable upon renewal of a major customer contract by NPS or its subsidiaries, provided the renewal is on materially the same terms. Such customer contract will not be deemed to be renewed on materially the same terms if some services are excluded or prices are materially reduced from the prior year upon renewal.

●	Equity Stock Earn-Out: Up to 1,671,704 NESR ordinary shares will be issued to the NPS Selling Stockholders that exchange their shares for NESR stock if the 2018 EBITDA of NESR satisfies scheduled financial thresholds.

●	Second Equity Stock Earn-Out: Up to an additional 1,671,704 NESR ordinary shares will be issued to the NPS Selling Stockholders if the 2018 EBITDA of NESR satisfies scheduled thresholds higher than the first Equity Stock Earn-Out financial thresholds.

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NESR is subject to certain penalties for delays in receiving shareholder approval to complete the Business Combination. The Selling Stockholders have negotiated a fee (the “Ticker Fee”) that will begin to accrue daily on cash not paid by January 1, 2018. NESR expects to enter into a waiver agreement with the Selling Stockholders for the portion of the Ticker Fee accrued for the period from January 1, 2018 through February 28, 2018. For purposes of this pro forma presentation, it is assumed that the Ticker Fee for the period from January 1, 2018 through February 28, 2018 will be waived and the NPS Transaction will close on May 15, 2018, resulting in a total estimated Ticker Fee of $11.2 million paid in cash.

Certain outstanding stock-based compensation awards of NPS will be redeemed for cash as a result of the NPS Transaction.

Description of the GES Transaction

NESR will acquire GES pursuant to certain transactions (collectively, the “GES Transaction”), in exchange for the issuance of NESR ordinary shares, discussed further below.

NESR has entered into agreements with certain owners of GES to acquire 88% of the outstanding shares of GES through a stock exchange for certain NESR ordinary shares.

NESR Holdings has entered into agreements to acquire the remaining 12% of the outstanding shares of GES for a total purchase price of $29.3 million. NESR Holdings organized financing of the acquisition through certain Loan Contracts with the GES Investors. NESR executed with NESR Holdings an agreement by which NESR Holdings agreed to assign the GES shares which it acquired to NESR, and NESR will at that time assume the obligation to satisfy the Loan Contracts. The Loan Contracts allow for the GES Investors to receive either NESR ordinary shares, GES shares or cash in repayment of the loans, and in most of these contracts such selection is at NESR’s discretion, subject to GES Investors having the right for 21 days after filing of the Definitive Proxy Statement to reject in writing acceptance of NESR ordinary shares. NESR does not believe that any GES Investor would reject in writing acceptance of NESR ordinary shares. The Loan Contracts are interest bearing and are expected to bear interest of approximately $1.25 million upon repayment. For purposes of this pro forma presentation, it is assumed that the repayment of the Loan Contracts will be made in NESR ordinary shares and that the interest on the Loan Contracts will be made in cash, at the time of their assumption. Repayment of the Loan Contracts in cash instead of NESR ordinary shares results in an increase to cash consideration paid of $29.3 million and a reduction to NESR ordinary shares issued of 2,925,000. Payment of the interest on such Loan Contracts in NESR ordinary shares instead of cash results in a decrease to cash consideration paid of $1.25 million and an increase to NESR ordinary shares issued of 125,000.

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The Financing

Consideration for the Business Combination will be funded through the following sources and transactions:

●	Investments and cash equivalents held in trust of up to $230.6 million related to NESR’s IPO of units, subject to redemption by shareholders. Proceeds from shares not redeemed will become available upon consummation of the Business Combination;

●	The purchase of at least $70.0 million and potentially up to $150.0 million of NESR ordinary shares by the Backstop Investor. The funds received from such Backstop Commitment will be used to replace capital removed by shareholder redemptions, to help fund the cash portion of the consideration to the NPS Selling Stockholders and transaction expenses in the Business Combination, or other corporate purposes, such that the Company meets its minimum cash requirements immediately following the Business Combination;

●	Issuance of 13,340,448 ordinary shares of NESR to Hana Investments in exchange for its shares in NPS;

●	Issuance of 418,001 shares to Hana Investments as payment for interest accrued on Hana Investments’ $150 million purchase of NPS shares. Based on negotiations between NESR and Hana, NESR has the right and expects to pay the $4.7 million of accrued interest in the form of NESR ordinary shares.

●	Issuance of 11,318,827 ordinary shares of NESR to the NPS Selling Stockholders in exchange for their shares in NPS;

●	Assumption and subsequent conversion of the Loan Contracts from NESR Holdings into ordinary shares of NESR in exchange for its shares in GES and related Loan Contract interest paid in cash;

●	Issuance of 6,825,000 ordinary shares of NESR to SV3 in exchange for its shares in GES; and

●	Issuance of 18,484,848 ordinary shares of NESR to the GES Selling Stockholders in exchange for their shares in GES;

Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination and the Backstop Commitment had been consummated on January 1, 2017, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statement of operations, and on December 31, 2017 in the case of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with NESR as the accounting acquirer, using the fair value concepts defined in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of NESR, NPS and GES. Furthermore, the historical financial information of GES has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB.

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Under the acquisition method, the acquisition-date fair value of the gross consideration paid by NESR to effect the Business Combination was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 5 below. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination and the Backstop Commitment.

The pro forma adjustments reflecting the consummation of the Business Combination and the Backstop Commitment are based on currently available information and certain assumptions that NESR believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Business Combination and the Backstop Commitment contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination and the Backstop Commitment taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of NESR, NPS and GES.

2.	Reclassification Adjustments

Upon consummation of the Business Combination, NESR will perform a comprehensive review of NPS’s and GES’s accounting policies. As a result of the review, management may identify differences between the accounting policies of NESR, NPS and GES which, when conformed, could have a material impact on the financial statements of the combined company. Certain reclassification adjustments have been made to NPS’s and GES’s historical consolidated balance sheets as of December 31, 2017 and consolidated results of operations for the year ended December 31, 2017 to conform to NESR’s presentation.

The pro forma financial information may not reflect all reclassifications necessary to conform NPS’s and GES’s presentations to that of NESR due to limitations on the availability of information as of the date of this document. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

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3.	GES Historical Financial Statements

The historical financial statements of GES have been prepared in accordance with IFRS and are denominated in Rial Omani. A reconciliation from GES’s as issued historical balance sheet as of December 31, 2017 and historical statements of operations for the year ended December 31, 2017 to the amounts prepared in conformity with US GAAP and denominated in US dollars presented in the GES (Historical) column in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operation is presented below: For both the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations, a Rial Omani to U.S. Dollar conversion rate of 1 US Dollar to 0.385 Rial Omani (rate quoted from the Central Bank of Oman) was used as the movement of Rial Omani is fixed to the US Dollar.

GES Historical Balance Sheet as of December 31, 2017

	As of December 31, 2017
	GES (Historical) (in Rial Omani)	Conversion from Rial Omani to U.S. Dollar	Adjustments for US GAAP and IFRS Differences		GES (Historical) (3)	Pro Forma Balance Sheet Classification
	(in thousands)
ASSETS
Non-current assets
Property, plant and equipment	40,156	$104,439	$(203	)(a)	$104,236	Property, plant and equipment
Intangible assets and goodwill	11	27	-		27	Intangible assets
Capital work in progress	620	1,612	-		1,612	Property, plant and equipment
Deferred tax asset	171	446	-		446	Other assets
Investment in joint venture and associate	1,618	4,209	-		4,209	Investments in joint ventures
Total non-current assets	42,576	110,733	(203)		110,530
Current assets
Inventories	10,934	28,438	-		28,438	Inventories
Trade and other receivables	32,884	85,524	(56,368	)(2)	29,156	Accounts receivable
	-	-	44,558	(2)	44,558	Unbilled revenue
	-	-	419	(2)	419	Other receivable
	-	-	640	(2)	640	Prepaid expenses
	-	-	10,751	(2)	10,751	Advances to suppliers and other current assets
Amounts due from related parties	422	1,097	-		1,097	Due from related parties, current
Cash and cash equivalents	2,598	6,756	-		6,756	Cash and cash equivalents
Total current assets	46,838	121,815	-		121,815
Total assets	89,414	$232,548	$(203)		$232,345

EQUITY AND LIABILITIES
Equity
Share capital	500	$1,300	$-		$1,300	Common stock
Legal reserve	852	2,216	-		2,216	Accumulated deficit
Retained earnings	28,940	75,268	572	(a)	75,840	Accumulated deficit
Shareholder’s contribution	10,235	26,619	(93	)(a)	26,526	Additional paid in capital
Equity attributable to shareholders of parent company	40,527	105,403	479		105,882
Non-controlling interest	2,110	5,487	(682	)(a)	4,805	Noncontrolling interests
Total equity	42,637	110,890	(203)		110,687

LIABILITIES:
Non-current liabilities
Subordinated loans from related parties	171	445	-		445	Due to related parties
Loans and borrowings	917	2,385	26,911	(2)	29,296	Loans and borrowings
Finance lease liabilities	17	44	-		44	Capital lease obligation
End of service benefits	604	1,572	-		1,572	Liability for pension benefits
Total non-current liabilities	1,709	4,446	26,911		31,357
Current liabilities
Short term bank borrowings	2,451	6,376	-		6,376	Short-term borrowings
Loans and borrowings	17,879	46,499	(26,911	)(2)	19,588	Current portion of loans and borrowings
Finance lease liabilities	73	189	-		189	Capital lease obligation, current
Trade and other payables	18,429	47,929	(22,515	)(2)	25,414	Accounts payable
	-	-	22,515	(2)	22,515	Accrued expenses
Amounts due to related parties	2,933	7,629	-		7,629	Due to related parties, current
Income tax payable	3,303	8,590	-		8,590	Income taxes payable
Total current liabilities	45,068	117,212	(26,911)		90,301
Total liabilities	46,777	121,658	-		121,658
Total equity and liabilities	89,414	$232,548	$(203)		$232,345

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GES Historical Statement of Operations for the Year Ended December 31, 2017

	For the Year Ended December 31, 2017
	GES (Historical) (in Rial Omani)	Conversion from Rial Omani to U.S. Dollar	Adjustments for US GAAP and IFRS Differences			GES (Historical) (3)	Pro Forma Statement of Operations Classification
	(in thousands)
Revenue	71,734	$186,564		$-		$186,564	Revenues
Direct costs	(20,902)	(54,361)		(73,901)	(2)	(128,262)	Cost of services
Staff costs	(19,869)	(51,676)		51,676	(2)	-
Depreciation and Amortization	(8,546)	(22,225)		22,225	(2)	-
Gross profit	22,417	58,302		-		58,302
Administrative and general expense	(6,722)	(17,483)		-		(17,483)	Selling, general and administrative
Finance costs	(1,487)	(3,869)		-		(3,869)	Interest expense
Finance income	619	1,611		-		1,611	Interest income
Other income	1,622	4,217		-		4,217	Other income (expense), net
Share of profit of equity-accounted investee, net of tax	378	984		-		984	Other income (expense), net
Profit before taxation	16,827	43,762				43,762
Income tax expense	(2,821)	(7,337)		-		(7,337)	Provision for income taxes
Net profit and total comprehensive income for the year	14,006	36,425				36,425

Net profit and total comprehensive income attributable to:
Shareholders of the Company	12,348	32,115				32,115
Non-controlling interest	1,658	4,310		-		4,310	Net (income) loss attributable to noncontrolling interests
Net profit and total comprehensive income for the year	14,006	$36,425	$			$36,425

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and the Backstop Commitment and has been prepared for informational purposes only. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination and the Backstop Commitment taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of NESR, NPS and GES and should be read in conjunction with their historical financial statements.

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The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination and the Backstop Commitment, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of the combined company.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed a consolidated income tax returns during the period presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of NESR’s shares outstanding, assuming the Business Combination and the Backstop Commitment occurred on January 1, 2017.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2017 are as follows:

(a)	Reflects the net effect from the historical acquisition of a business from a third party by a related party of GES. Such business was later transferred to GES in a common control transaction. This adjustment results from the difference in the basis of presentation of the historical financial statements of GES, which are prepared in accordance with IFRS, and those of NESR, which are prepared in accordance with US GAAP.

(b)	Represents the use of the merger consideration to purchase all of the outstanding equity ownership of NPS and GES.

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NESR will acquire NPS and GES, assuming the GES Investors opt for a cash exchange for the interest portion of the Loan Contracts, in exchange for the following:

	NPS		GES
	Value	Shares	Value	Shares	Total
	(in thousands)
Estimated cash consideration	$292,761		$-		$292,761
Estimated payment of cash interest related to the Loan Contracts	-		1,250		1,250
Ticker Fee	11,201		-		11,201
Total estimated Merger Consideration – cash	303,962		1,250		305,212

Estimated NESR ordinary share consideration	250,773	25,077	253,098	25,310	503,871
Assumption of Loan Contracts from NESR Holdings (including conversion into NESR ordinary shares)	-	-	29,250	2,925	29,250
Total estimated Merger Consideration - equity	250,773		282,348		533,121

Estimated Earn-Out Mechanisms (2)	31,699	2,413	-	-	31,699

Total estimated Merger Consideration (1)	$586,434		$283,598		$870,032

1) The final estimated merger consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the NESR ordinary share price up to the Closing Date. For the purposes of this unaudited pro forma condensed combined financial information a price per share of $10.00 was used as a proxy of fair value. The unaudited pro forma condensed combined financial information will be updated to reflect the Closing Date publicly traded price per NESR ordinary shares.

The following table presents the effect of a hypothetical 5% change in the price of NESR ordinary shares on the estimated merger consideration and goodwill assuming the minimum and maximum redemption scenarios:

	Ordinary Share Price	Estimated Merger Consideration	Goodwill
	(in thousands, except per share amounts)
NPS
Increase of 5%	$10.50	$598,972	$298,104
Decrease of 5%	9.50	573,895	273,027

GES
Increase of 5%	$10.50	$297,716	$113,015
Decrease of 5%	9.50	269,481	84,780

Total
Increase of 5%	$10.50	$896,688	$411,119
Decrease of 5%	9.50	843,376	357,807

The following summarizes NESR’s ordinary share ownership subsequent to the Business Combination and the Backstop Commitment assuming the minimum and maximum redemption scenarios:

	Assuming Minimum Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%
Closing merger shares - issuable to Hana Investments	13,758,449	14%	13,758,449	15%
Closing merger shares - issuable to the NPS Selling Stockholders	11,318,827	12%	11,318,827	13%
Closing merger shares - issuable to the GES Investors	2,925,000	3%	2,925,000	3%
Closing merger shares - issuable to SV3	6,825,000	7%	6,825,000	8%
Closing merger shares - issuable to the GES Selling Stockholders	18,484,848	19%	18,484,848	21%
Closing merger shares - issuable to the Underwriters	200,717	0%	269,775	0%
Closing merger shares	53,512,841		53,581,899
Founder shares	5,730,425	6%	5,730,425	6%
Shares held by current NESR shareholders	22,921,700	24%	16,015,861	18%
Shares prior to Backstop Commitment	82,164,966		75,328,185
Backstop Commitment Shares (affiliated with NPS)	14,114,906	15%	14,114,906	16%
Total NESR ordinary shares	96,279,872	100%	89,443,091	100%

2) The terms of the NPS transaction include specific earn-out provisions which, if achieved, will be settled in cash or NESR ordinary shares, depending on the earn-out. The cash earn-out calls for payment of $7.6 million on renewal of a major customer contract. The first and second equity earn-outs are tied to 2018 EBITDA performance measures, with payments to be made in NESR ordinary shares, and are quantified based on expected 2018 EBITDA targets being met. Based on the range of scenarios and probabilities considered, NESR estimated equity earn-outs of 1.67 million shares at $10 per share (equal to $16.7 million) and 740,000 shares at $10 per share (equal to $7.4 million) for the first and second equity earn-outs, respectively. Combining the $7.6 million cash earn-out with the equity earn-outs of $16.7 million and $7.4 million, equals an estimated earn-out of $31.7 million.

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(c)	Reflects the acquisition method of accounting based on the estimated fair value of the acquired assets and assumed liabilities of NPS and GES as discussed in Note 5 below. Additional information regarding the estimated fair value of identifiable intangible assets acquired and the tax effect of the purchase accounting is discussed below.

	NPS	GES	Total
	(in thousands)
Property, plant and equipment - carrying value	$264,269	$105,848	$370,117
Property, plant and equipment - fair value	265,219	137,898	403,117
Net purchase accounting adjustment	$950	$32,050	$33,000

Other assets - carrying value	$11,385	$446	$11,831
Other assets - fair value	6,913	446	7,359
Net purchase accounting adjustment	$(4,472)	$-	$(4,472)

Intangibles - carrying value	$10	$27	$37
Intangibles - fair value	125,000	53,000	178,000
Net purchase accounting adjustment	$124,990	$52,973	$177,963

Goodwill - carrying value	$182,053	$-	$182,053
Goodwill - fair value	285,565	98,897	384,462
Net purchase accounting adjustment	$103,512	$98,897	$202,409

Unamortized debt issuance / transaction costs - carrying value	$(2,976)	$(409)	$(3,385)
Unamortized debt issuance / transaction costs - fair value	-	-	-
Net purchase accounting adjustment	$2,976	$409	$3,385

Deferred tax liabilities - carrying value	$1,922	$-	$1,922
Deferred tax liabilities - fair value	26,922	10,600	37,522
Net purchase accounting adjustment	$25,000	$10,600	$35,600

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(d)	Reflects the elimination of NPS’s and GES’s historical equity accounts.

	NPS	GES	Total
	(in thousands)
Common stock	$(342,250)	$(1,300)	$(343,550)
Convertible redeemable shares	(27,750)	-	(27,750)
Additional paid in capital	(3,345)	(26,526)	(29,871)
Retained earnings	(18,480)	(78,056)	(96,536)
Accumulated other comprehensive (income)	436	-	436
Noncontrolling interests	1,960	(4,805)	(2,845)
Total equity	$(389,429)	$(110,687)	$(500,116)

(e)	Represents the reclassification of $230.6 million of cash and cash equivalents held in a trust account that becomes available following the Business Combination.

(f)	Reflects the receipt of gross proceeds of $150.0 million from the sale of ordinary shares pursuant to the Backstop Commitment.

(g)	Reflects the payment of $7.0 million in cash and $2.0 million in NESR ordinary shares as deferred underwriting fees contingent upon completion of the Business Combination. In the event of a maximum redemption scenario in which 6,905,839 NESR ordinary shares are redeemed, such deferred underwriting fees will consist of $4.6 million in cash and $2.7 million in NESR ordinary shares.

(h)	Reflects adjustments to retained earnings and accrued liabilities of $4.5 million of transaction costs expected to be incurred in relation to the Business Combination and NPS dividends in relation to the NPS Stock Purchase Agreement of $48 million which was declared and paid in 2018.

(i)	Reflects the redemption of 6,905,839 ordinary shares by shareholders pursuant to their redemption rights.

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Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 are as follows:

(aa)	Represents the sum of the adjustments to record amortization expense related to identifiable definite lived intangible assets. Such intangibles have been amortized using the straight-line method.

	NPS		GES
	Cost of Services	Depreciation and Amortization	Cost of Services	Depreciation and Amortization	Selling, General and Administrative
	(in thousands)
Historical depreciation and amortization expense recognized	$37,801	$607	$-	$22,225	$1,205
Depreciation and amortization expense after fair value adjustment	20,952	13,038	-	15,864	6,390
Depreciation and amortization expense adjustment for the period	$16,849	$(12,431)	$-	$6,361	$(5,185)

(bb)	Represents an adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase accounting and pro forma adjustments for NPS and GES based on a blended statutory tax rate of 20%.

(cc)	In conjunction with the Business Combination, the GES Founders have executed a Non-Compete and Non-Disclosure Agreement and have agreed to provide advisory services to the combined company for five years. Pursuant to the agreement, the GES Founders will each receive annual payments of $1 million over the course of five years.

(dd)	Reflects the elimination of transaction costs of $3.6 million recorded in the NESR historical financial statements.

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(ee) Earnings per Share

Represents the net income per share calculated using the historical weighted average NESR ordinary shares and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2017. On a pro forma basis, no potentially dilutive shares were outstanding during the year ended December 31, 2017. Therefore, basic and diluted weighted average shares were the same for the period presented.

Combined Pro Forma Basic and Diluted Weighted Average Shares (assuming no redemption)
NESR Public Shareholders	22,921,700
NESR Founders	5,730,425
GES Investors (Loan Contracts upon conversion into NESR ordinary shares)	2,925,000
Hana Investments	25,077,276
GES Shareholders	25,309,848
Underwriters	200,717
Backstop Investor (affiliated to NPS)	14,114,906
Pro forma weighted average shares (basic and diluted)	96,279,872

Combined Pro Forma Basic and Diluted Weighted Average Shares (assuming maximum redemption)
NESR Public Shareholders	16,015,861
NESR Founders	5,730,425
GES Investors (Loan Contracts upon conversion into NESR ordinary shares)	2,925,000
Hana Investments	25,077,276
GES Shareholders	25,309,848
Underwriters	269,775
Backstop Investor (affiliated to NPS)	14,114,906
Pro forma weighted average shares (basic and diluted)	89,443,091

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5.	Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

Allocation of consideration

	NPS	GES
	(in thousands)
Cash and cash equivalents	$24,502	$6,756
Short-term deposits	3,043	-
Accounts receivable	58,174	29,156
Unbilled revenue	24,167	44,558
Inventories	32,313	28,438
Other receivable	13,430	419
Prepaid expenses	5,268	640
Due from related parties, current	-	1,097
Advances to suppliers and other current assets	958	10,751
Property, plant and equipment	265,219	137,898
Other assets	6,913	446
Intangible assets	125,000	53,000
Investments in joint ventures	-	4,209
Due from related parties	-	-
Total identifiable assets acquired	558,987	317,368

Accounts payable	(25,132)	(25,414)
Accrued expenses	(23,323)	(22,515)
Current portion of loans and borrowings	-	(43,300)
Short-term borrowings	(8,773)	(9,575)
Capital lease obligation, current	-	(189)
Due to related parties, current	(25)	(7,629)
Other current liabilities	-	-
Current end of service benefits	(2,552)	-
Income taxes payable	(2,651)	(8,590)
Loans and borrowings	(150,000)	(2,794)
Other liabilities	(4,472)	-
Capital lease obligation	-	(44)
Long-term income taxes payable	(3,530)	-
Deferred tax liabilities	(26,922)	(10,600)
Due to related parties	-	(445)
Employee benefits	(10,738)	(1,572)
Net identifiable liabilities acquired	(258,118)	(132,667)
Goodwill	285,565	98,897
Total gross consideration	$586,434	$283,598

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Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

Intangible assets

	Fair Value
	NPS	GES	Total	Useful Life
	(in millions)
Customer contracts	$110,000	$43,000	$153,000	10 years
Trademarks and trade names	15,000	10,000	25,000	8 years
Total intangible assets	$125,000	$53,000	$178,000

Goodwill. Approximately $384.5 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market positions and the assembled workforces at NPS and GES.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical equity ownership information for NESR, NPS and GES and unaudited pro forma condensed combined per share ownership information of NESR after giving effect to the Business Combination and the Backstop Commitment, assuming two redemption scenarios as follows:

●	Assuming No Redemption: This presentation assumes that no NESR shareholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account and assumes that NESR does not issue any additional ordinary shares.

●	Assuming Maximum Redemption: This presentation assumes that the NESR public shareholders holding 6,905,839 NESR ordinary shares exercise their redemption rights and that such shares are redeemed for their pro rata share of the funds in the trust account.

The pro forma book value information reflects the Business Combination and the Backstop Commitment as if they had occurred on December 31, 2017. The weighted average shares outstanding and net earnings per share information reflect the Business Combination and the Backstop Commitment as if they had occurred on January 1, 2017.

The historical information should be read in conjunction with the sections entitled “Selected Historical Financial Information of NESR,” “Selected Historical Financial Information of NPS,” and “Selected Historical Financial Information of GES” and the historical financial statements of NESR, NPS and GES and the related notes thereto incorporated by reference and included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination and the Backstop Commitment had been completed as of the date indicated or will be realized upon the completion of the Business Combination and the Backstop Commitment.

				Combined Pro Forma
	NESR	NPS	GES	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the Year Ended December 31, 2017
Book value per share (1)	$5.72	$1.14	N/A	$8.84	$8.77
Weighted average shares outstanding – basic	9,552,022	342,250,000	N/A	96,279,872	89,443,091
Weighted average shares outstanding – diluted	9,552,022	370,000,000	N/A	96,279,872	89,443,091
Net earnings per share – basic	$(0.40)	$0.09	N/A	$0.68	$0.73
Net earnings per share – diluted	$(0.40)	$0.08	N/A	$0.68	$0.73

(1)	Book value per share = Total equity / shares outstanding.

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SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF NESR SHAREHOLDERS

General

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting in lieu of an annual meeting of shareholders to be held on May 18, 2018, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about May 8, 2018. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the meeting. In connection with the special meeting in lieu of an annual meeting, we are also providing you with our Annual Report on Form 10-K for the year ended December 31, 2017.

Date, Time and Place of Special Meeting in Lieu of an Annual Meeting

The special meeting in lieu of an annual meeting will be held at 2:00 p.m., Eastern time, on May 18, 2018, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting in lieu of an annual meeting if you owned ordinary shares at the close of business on April 27, 2018, which is the record date for the special meeting in lieu of an annual meeting. You are entitled to one vote for each share of our ordinary shares that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were NESR ordinary shares outstanding, of which 22,921,700 are public shares and 5,730,425 are Founder Shares held by our Sponsor, independent directors and affiliates.

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Vote of NESR Founders

In connection with our IPO, each of the Sponsor entered into an agreement pursuant to which they agreed to vote any NESR ordinary shares owned by them in favor of the Business Combination Proposal. This agreement applies to our Sponsor as it relates to any shares of our capital stock our Sponsor may hold and the requirement to vote such shares in favor of the Business Combination Proposal. Our Sponsor’s investment and voting decisions are determined by Sherif Foda and Thomas Wood, our Sponsor’s sole directors and shareholders.

Quorum and Required Vote for Proposals for the Special Meeting in Lieu of an Annual Meeting

A quorum of our shareholders is necessary to hold a valid meeting. A quorum will be present at the meeting if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes attaching to the ordinary shares entitled to vote on the resolutions at the meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

Being in respect of our initial Business Combination, approval of each of the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy. Accordingly, a NESR shareholder’s failure to attend by proxy or in person at the meeting or the failure of a NESR shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will not be counted towards the number of NESR ordinary shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Business Combination Proposal or the Adjournment Proposal.

Approval of the Director Election Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the special meeting in lieu of an annual meeting. This means that each one of two nominees will be elected if approved by the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting Abstentions and broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Stock Purchase Agreements will be consummated only if the Business Combination Proposal is approved at the Meeting. In addition, the Incentive Plan Proposal and the NASDAQ Proposal are conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. If we do not consummate the Business Combination and fail to complete an initial Business Combination by May 17, 2019 (or such earlier date as may be determined by the board in its sole discretion), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders, less liquidation costs permitted by our IPO.

Recommendation to NESR Shareholders

Our Board of Directors believes that each of the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal to be presented at the meeting is in the best interests of the Company and our shareholders and recommends that its shareholders vote “FOR” each of these proposals.

When you consider the recommendation of our Board of Directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a shareholder. These interests include, among other things:

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●	the fact that our Sponsor and our officers and directors paid an aggregate of approximately $6.3 million for their Founder Shares and private warrants and such securities should have a significantly higher value at the time of the Business Combination. However, the private warrants will expire worthless if we do not complete an initial business combination. As a result, our Sponsor (and its members, including our executive officers and directors) have a financial incentive to see the Business Combination consummated rather than lose whatever value is gained on the Founder Shares, as well as any value attributable to the private warrants;

●	In connection with Sponsor purchase of 11.7% of the GES shares, an affiliate of Mr. Thomas Wood invested $500,000 and Mr. Antonio Campo invested $1,200,000 to fund a portion of the purchase price for such GES shares and accordingly, the Sponsor, along with Messrs. Wood and Campo, will not have any public market in which to sell their investment in GES if the Closing does not occur, although, pursuant to the Loan Contracts, repayment of the investments may be made in cash at the election of our Sponsor;

●

if NESR is unable to complete a Business Combination within the required time period, by May 17, 2019, the Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriter in our IPO. To date, each of NESR’s vendors has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in our trust account, and will not make any claim against our trust account (including any distributions therefrom); and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to our shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instructions. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Assuming a quorum is otherwise validly established, broker non-votes and abstentions will have no effect on the proposals to be considered at the special meeting in lieu of an annual meeting.

Voting Your Shares

Each ordinary share that you own in your name entitles you to one vote on each of the proposals for the special meeting in lieu of an annual meeting. Your one or more proxy cards show the number of ordinary shares that you own.

●	You can vote your shares in advance of the meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your ordinary shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Director Election Proposal, “FOR” the NASDAQ Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

●	You can attend the special meeting in lieu of an annual meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your ordinary shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your ordinary shares.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting in lieu of an annual meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Morrow Sodali, LLC, our proxy solicitor at (800) 662-5200 (toll-free), before the special meeting in lieu of an annual meeting that you have revoked your proxy; or

●	you may attend the special meeting in lieu of an annual meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting in Lieu of an Annual Meeting

The special meeting in lieu of an annual meeting has been called only to consider the approval of the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our Charter, other than procedural matters incident to the conduct of the special meeting in lieu of an annual meeting, no other matters may be considered at the meeting if they are not included in this proxy statement, which serves as the notice of the special meeting in lieu of an annual meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Morrow Sodali, LLC, our proxy solicitor, at (800) 662-5200 (toll-free), or banks and brokers can call collect at (203) 658-9400.

Redemption Rights

Pursuant to our current Charter, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination. NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal. So long as demand for redemption is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less taxes payable). For illustrative purposes, based on funds in the trust account of $231,553,535.80 as of April 30, 2018, the estimated per share redemption price would have been approximately $10.10 per ordinary share purchased in the IPO.

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In order to exercise your redemption rights, you must:

●	submit a request in writing prior to 5:00 p.m., Eastern time on May 16, 2018 (two business days before the special meeting in lieu of an annual meeting) that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

●	affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to NESR ordinary shares;

and

●	deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting in lieu of an annual meeting. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Each redemption of NESR ordinary shares by our public shareholders will decrease the amount in our trust account, which held $231,553,535.80 as of April 30, 2018.

Prior to exercising redemption rights, shareholders should verify the market price of our ordinary shares, as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our ordinary shares when you wish to sell your shares.

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If you exercise your redemption rights, your ordinary shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial Business Combination by May 17, 2019 (unless such date is extended by our shareholders), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of ordinary shares in connection with the Business Combination under the structure as currently contemplated. The only remedy available to a public shareholder is to elect to redeem its purchased Units.

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THE BUSINESS COMBINATION PROPOSAL

We are asking our shareholders to approve and adopt the Stock Purchase Agreements and the transactions contemplated thereby, (the “Business Combination”). Our shareholders should read carefully this proxy statement in its entirety for more detailed information concerning the Stock Purchase Agreements, related contracts and the Business Combination. Please see the subsections below for additional information and a summary of the material provisions of the Stock Purchase Agreements, which are qualified in their entirety by reference to the complete text of the Stock Purchase Agreements, the Contribution Agreement and the Shares Exchange Agreement, copies of which are attached as Annexes A through D to this proxy statement.

Because we are holding a shareholder vote on the Business Combination, our Charter provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the ordinary shares that are voted at the special meeting in lieu of an annual meeting, assuming that a quorum is present.

On November 12, 2017, NESR, entered into the following agreements to acquire 100% of the shares of two independent oil field service companies operating in the Middle East and North Africa, Gulf Energy S.A.O.C. (“GES”) and NPS Holdings, Ltd. (“NPS” and, together with “GES”, the “Target Companies”):

●	the NPS Stock Purchase Agreement entered among the NPS Selling Stockholders, NPS, Hana Investments and NESR, pursuant to which the NPS Selling Stockholders and Hana Investments agreed, subject to NESR shareholder approval, to sell to the Company 100% of the NPS shares for cash and NESR ordinary shares valued at $10.00 per share and certain potential earn out amounts.

●	a Form of Relationship Agreement (the “ANI Relationship Agreement”) with Al Nowais Investments LLC (“ANI”), pursuant to which the Company agrees, until such time as ANI or its affiliates no longer hold at least 50% of the number of NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement, to (i) nominate to the Company’s Board of Directors (the “Board”) a person designated by ANI and (ii) permit one additional representative of ANI to observe the meetings of the Board in a non-voting capacity;

●	a Form of Relationship Agreement (the “WAHA Relationship Agreement”) with WAHA Finance Company (“WAHA”) pursuant to which the Company agrees, until such time as WAHA or its affiliates no longer hold at least 50% of the number of NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement, to (i) nominate to the Board a person designated by WAHA and (ii) permit one additional representative of WAHA to observe the meetings of the Board in a non-voting capacity;

●	the GES Stock Purchase Agreement (together with the NPS Stock Purchase Agreement, the “Stock Purchase Agreements”) among the Company and Mubadarah Investments LLC, Hilal Al Busaidy (“Hilal”), and Yasser Said Al Barami (“Yasser” and together with Hilal, the “GES Founders”), whereby the Company will acquire 61% of the outstanding shares of GES through a stock exchange for NESR ordinary shares valued at $10.00 per share. The GES Stock Purchase Agreement provides a contractual right to nominate two members, to be appointed to the NESR Board;

●	a Contribution Agreement (“SV3 Contribution Agreement”) between the Company and SV3 Holdings, Pte Ltd (“SV3”), pursuant to which the Company will acquire 27.3% of GES shares from SV3 (the “SV3 Contribution”) in exchange for NESR ordinary shares valued at $10.00 per share;

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●

a Shares Exchange Agreement between the Company and NESR Holdings Ltd., a British Virgin Island company, whereby the Sponsor will assign 11.7% of the outstanding shares of GES to NESR in exchange for NESR assuming certain outstanding liabilities of the Sponsor to the GES Investors; and

●	a Voting Agreement with SV3 (“SV3 Voting Agreement”), relating to the Company’s agreement to nominate for election to the Board a nominee of SV3 and to allow at least one additional observer to attend Board meetings so long as SV3 and its affiliates maintain a certain percentage of NESR shares that SV3 and its affiliates will acquire pursuant to the SV3 Contribution Agreement.

The Board has approved the Business Combination. For a review of factors considered by the Board in approving the Business Combination, see “—NESR’s Board of Directors’ Reasons for the Approval of the Business Combination.”

The NPS Transaction

NPS Stock Purchase Agreement

The NPS Selling Stockholders agreed pursuant to the NPS Stock Purchase Agreement to sell to NESR and Hana Investments, by June 30, 2018 or at such later time as mutually agreed upon by the parties, 100% of the 370,000,000 outstanding NPS shares in two (2) separate closings. The total consideration to be paid to the NPS Selling Stockholders pursuant to the Hana Investments and the NESR closings, assuming no NPS Leakage (defined below) adjustments, will be $442.8 million in cash (including $150 m from Hana Investments) plus 11,318,827 ordinary shares of NESR valued at $10.00 per share. In addition, the NPS Selling Stockholders have elected to declare a dividend after execution of the NPS Stock Purchase Agreement and receive a distribution out of certain receivables proceeds from NPS, of $48 million (the “Receivable Proceeds”).

First Closing. Hana Investments agreed in the NPS Stock Purchase Agreement to pay $150 million of the total cash requirements to NPS Selling Stockholders in exchange for 83,660,878 shares of NPS. This payment was made on January 14, 2018. The NPS Selling Stockholders mutually agreed on the proportion of cash to be received by each of the NPS Selling Stockholders and on the allocation of NESR shares to be received among the NPS Selling Stockholders who remain shareholders in NESR through the Closing Date.

Second Closing. Upon approval by the shareholders of NESR, NESR agreed to buy the remaining outstanding NPS shares by (i) paying the remaining $292.8 million cash required and (ii) issuing 11,318,827 ordinary shares of NESR ordinary shares valued at $10.00 per share for the balance of the purchase price, adjusted for any NPS Leakage. “NPS Leakage” is defined in the NPS Stock Purchase Agreement to cover transfers or removals of assets from NPS for the benefit of the NPS Selling Stockholders, other than Receivable Proceeds. The date of closing shall be the “Closing Date”.

Contemporaneously with the Closing Date, Hana Investments shall transfer the 83,660,878 NPS shares it acquired from the NPS Selling Stockholders to NESR in exchange for NESR ordinary shares valued at $11.244 per share, which will result in the issuance of 13,340,448 ordinary shares of NESR to Hana Investments. In addition, NESR shall pay Hana Investments an amount of interest accrued from the date of the payment of the $150 million to the NPS Selling Stockholders until the Closing Date up to $4.7 million in cash or ordinary shares at a value of $11.244 equal to 418,001 ordinary shares. If the Business Combination were not to be approved, Hana Investments would remain a shareholder of NPS.

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Earnout Consideration. Potential earn-out mechanisms enable the NPS Selling Stockholders to receive additional consideration after the Closing Date as follows:

●	Cash Earn-Out: NESR agreed to pay an additional $7,572,444 in cash payable upon renewal of a major customer contract by NPS or its subsidiaries, provided the renewal is on materially the same terms. Such customer contract will not be deemed to be renewed on materially the same terms if some services are excluded or prices are materially reduced from the prior year upon renewal.

●	Equity Stock Earn-Out: Up to 1,671,704 NESR ordinary shares would be issued to the NPS Selling Stockholders that exchange their shares for NESR stock, if the 2018 EBITDA of NESR satisfies scheduled financial thresholds.

●	Second Equity Stock Earn-Out: Up to an additional 1,671,704 NESR ordinary shares would be issued to the NPS Selling Stockholders if the 2018 EBITDA of NESR satisfies scheduled thresholds higher than the first Equity Stock Earn-Out financial thresholds.

NESR is also required to make additional payments for delays in receiving shareholder approval (“Ticker Fee”) to complete the Business Combination beyond December 31, 2017 as per the NPS Stock Purchase Agreement. The amount of the Ticker Fee is being discussed with the NPS Selling Stockholders. Pursuant to these discussions, the NPS Selling Stockholders have agreed to waive the Ticker Fee associated with Hana Investments payment of $150 million which was made on January 14, 2018 to purchase 83,660,878 NPS Shares. For the remaining cash payments, NESR has proposed an 8 week suspension of the Ticker Fee which would postpone its application until March 1, 2018. Based on the 8 week suspension, the Ticker Fee is estimated to amount to $11,200,606 based on completing the Business Combination on May 15, 2018. There is no Ticker Fee on the equity portion of the consideration received by the reinvesting NPS Selling Stockholders.

Assumed Liabilities

The existing bank agreement of NPS allows the banks to terminate the loan contract upon a change of control. The NPS Selling Stockholders have provided assurances or commitments backing these facilities. NESR has executed, or has agreed to execute, guarantees of the NPS debt and additional borrowings leaving these facilities in place. Such a guarantee of NESR only becomes effective upon closing, and there is no liability to NESR if the Business Combination does not occur.

Management Alignment/Lock Up

The NPS Stock Purchase Agreement imposes a contractual restriction upon NESR management’s ability to sell or transfer legal title to any of the Founder Shares acquired by Sponsor upon formation of NESR and owned beneficially for the original management group. The Sponsor previously agreed in connection with NESR’s IPO to prohibit sales after the Business Combination for a period of one year or earlier if the stock price exceeds $12.00 per share. The NPS Stock Purchase Agreement imposes further restrictions on 50% of the Founder Shares during the one year period, permitting the sale of up to 75% of the Founder Shares when the price of NESR stock exceeds $15.00, and the 100% of the shares may be traded after the share price exceeds $17.50, for 20 trading days within any 30 day trading period.

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Other Lock-Up Agreements

Pursuant to the ANI Relationship Agreement and the WAHA Relationship Agreement, each of ANI and WAHA and their affiliates agreed not to sell the shares acquired pursuant to the NPS Stock Purchase Agreement for six months after the Closing Date.

Relationship Agreements

Two of the NPS Selling Stockholders have agreed to enter into the ANI Relationship Agreement and the WAHA Relationship Agreement which become effective on the Business Combination until they are terminated. Pursuant to these agreements each of ANI and WAHA are entitled to nominate a member and observer to the Board and together with their affiliates agreed not to sell the shares acquired pursuant to the NPS Stock Purchase Agreement for six months after the Closing Date.

Voting Rights

Pursuant to each of ANI Relationship Agreement and the Waha Relationship Agreement the Board of NESR will nominate for election to NESR’s Board a person nominated by each of those two parties, and each of ANI and Waha will be entitled to nominate a representative on the Board (“Board Observer”) in a nonvoting capacity, so long as ANI and Waha continue to hold at least 50% of the total number of NESR shares acquired pursuant to the NPS Stock Purchase Agreement. The first nomination will be appointed by the Board when it expands the size of the board to nine members. ANI and Waha have the right to remove the Director nominated by them (with or without cause) at any time. The rights of the Board Observer will include the right to participate in discussions of the Board, to receive notice of the meetings of the Board and to receive copies of all minutes, written consents, and other material received by the members of the Board, as permitted by law. Each Board Observer must accept in writing to keep confidential all information of which they become aware in their position as a Board Observer. Each of ANI and WAHA shall retain the right to nominate a Board member and appoint a Board Observer for so long as the respective shareholder holds 50% of the shares that it acquired pursuant to the NPS Stock Purchase Agreement.

Furthermore, each of ANI and WAHA agreed that for six (6) months after the NESR Closing, it shall not, and shall cause its affiliates to not, directly or indirectly offer, sell, issue, contract to sell, pledge or otherwise dispose of the stock of NESR acquired at the NESR closing. Notwithstanding the lock-up provision, ANI and WAHA shall each have the right to grant a security interest in respect of their acquired NESR stock to any provider of finance provided that it shall retain the voting rights with respect to that stock.

Neither ANI nor WAHA may assign or transfer in whole or in part any rights under either agreement.

In addition, pursuant to the NPS Stock Purchase Agreement, during the 2018 earn-out period the NPS Selling Stockholders shall jointly be entitled by giving written notice to NESR to appoint (and to remove and replace such appointee) and maintain either (at the option of the NPS Selling Stockholders) one director or a Board Observer. The Board Observer shall have the right to attend all meetings of the Board and receive all notices of meetings of the Board and to receive the monthly management reports, chief executive officer commentary and budgets for the 2018 financial year in respect of NESR.

Preemptive Right to Provide Capital

Pursuant to the NPS Stock Purchase Agreement, the reinvesting NPS Selling Stockholders (that accepted NESR ordinary shares) have the right of first refusal to provide up to 50% of any equity financing offered by NESR prior to the Closing Date. When the offer is presented, it must be accepted within 48 hours or will be waived.

Nonsolicitation, Noncompete

For one year after the Closing Date, the NPS Selling Stockholders are prohibited from soliciting certain senior NPS employees and from causing any material adverse change to any relationships that NPS has with a material customer or supplier.

The GES Transaction

GES Stock Purchase Agreement

On November 12, 2017, the GES Stock Purchase Agreement was entered by which NESR contracted to acquire 61% of the outstanding shares of GES for a valuation of $184.8 million through a stock exchange for NESR ordinary shares valued at $10.00 per share, to occur within one year of the signing of the GES Stock Purchase Agreement or at such later time as mutually agreed upon by the parties. The GES Stock Purchase Agreement provides that the purchase price shall be reduced to the extent that the “Net Debt” in the company (i.e. bank debt less cash) exceeds $47.2 million at the Closing Date and to the extent of any GES Leakage. “GES Leakage” is defined in the GES Stock Purchase Agreement as any dividend distributions or payments to or for the benefit of the GES Selling Stockholders or certain other transactions that would reduce the value of the company, such as transactions not on an arm’s-length basis. The GES Stock Purchase Agreement contains substantial seller warranties regarding the stock and the financial condition of GES.

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Contribution Agreement of SV3’s 27.3% Shares

SV3 and NESR entered into the SV3 Contribution Agreement pursuant to which SV3 agreed to contribute its 27.3% of GES shares to NESR in exchange for NESR ordinary shares at an agreed valuation of $10.00 per NESR share for the net price paid by SV3 to acquire the GES shares. In October 2017, SV3 closed on the purchase of 136,500 shares of GES stock from certain shareholders of GES, representing 27.3% of the outstanding stock of GES, for $68.25 million.

Minority Interests Acquisitions/ Shares Exchange Agreement

The Sponsor contracted with the GES Selling Stockholders and NBO to acquire for cash 58,500 shares of GES, which represents 11.7% of the outstanding stock of GES, for a total purchase price of $29.2 million. The Sponsor organized for the financing of the acquisition of the 11.7% through Loan Contracts with the GES Investors. The Sponsor also contracted to acquire 5% of the GES shares from NBO for $12.5 million and completed that purchase on or about October 8, 2017. The GES Selling Stockholders agreed to sell 6.7% of the GES shares to the Sponsor for a purchase price of $16.7 million. Nine of the GES Investors provided the total purchase price to acquire 55,100 shares of GES. Two of the GES Investors are affiliates, Antonio Jose Campo Mejia and Round Up Resource Service, Inc., a company controlled by Thomas Wood or his family, which funded Sponsor with $1.2 million to acquire 2,400 shares of GES and $500,000 to acquire 1,000 shares respectively.

Each GES Investor has agreed that Sponsor can assign the Loan Contracts to NESR if the shareholders of NESR approve the Business Combination. Each Investor agreed to accept in repayment of the Loan Contracts either NESR ordinary shares at a value of $10.00 per share (subject to their consent after review of the proxy statement), payment in cash, or GES shares acquired with their respective loans. All Loan Contracts have similar terms, but interest for payment ranges from zero to 14.4 percent per annum from the respective loan dates.

NESR executed with Sponsor the Shares Exchange Agreement pursuant to which, subject to receiving approval from NESR shareholders for the Business Combination, the Sponsor agreed to assign all 58,500 shares of GES acquired to NESR, and NESR will at that time assume the obligation to satisfy the Loan Contracts. Unless any GES Investor elects not to accept NESR ordinary shares to satisfy the debt, NESR will issue NESR ordinary shares to the GES Investors to satisfy the debt.

Voting Rights

The GES Stock Purchase Agreement provides a contractual right for the two GES Founders to be appointed to the NESR Board.

Also, in connection with the GES acquisition, the SV3 Voting Agreement shall be executed upon approval by the shareholders of NESR of the Business Combination. The SV3 Voting Agreement provides that the Board of NESR will nominate for election to NESR’s Board a person nominated by SV3, and SV3 shall be entitled to have two representatives attend all meetings of the Board in a nonvoting capacity, as long as SV3 and its private equity owners continue to hold at least 60% of the total number of NESR shares acquired pursuant to the SV3 Contribution Agreement. The first nomination will be appointed by the Board of Directors when it expands the size of the board to nine members. SV3 has the right to remove such SV3 Director (with or without cause). The rights of the Board Observer will include the right to participate in discussions of the Board, to receive notice of the meetings of the Board, and to receive copies of all minutes, written consents, and other materials received by the members of the Board, as permitted by law. However, if an Director is duly elected and serving, SV3 shall only have the right to designate one Board Observer. Furthermore, if SV3 owns less than 60% of the NESR ordinary shares acquired but more than 1% of the total outstanding ordinary shares of NESR, then SV3 shall only have the right to designate one Board Observer.

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Non-Compete

The GES Founders have executed a Non-Compete and Non-Disclosure Agreement and have agreed to provide advisory services to NESR for five (5) years. Furthermore, pursuant to separate Waiver of Termination Fees Agreements (“Waiver Agreements”), each Founder agreed to waive their right to substantial severance payments triggered either by the event of the termination of their employment or change of control. Pursuant to these commitments and replacing prior compensation structure, the GES Founders will each receive annual payments of $1 million over the course of five years.

Representations, Warranties and Covenants

The GES Stock Purchase Agreement contains customary indemnifications, representations and warranties by the parties thereto. The cap on GES Selling Stockholders liability is 50% of the total consideration received, except for breach of “Fundamental or Tax Warranties” or fraud. The NPS Selling Stockholders under the NPS Stock Purchase Agreement have only provided limited representations with respect to our organization, execution and delivery of the NPS Stock Purchase Agreement, title to the 370 million shares, power and authority to sell, and similar warranties of rights and ability to deliver stock ownership unencumbered. The NPS Stock Purchase Agreement does not have any mechanism for adjusting the purchase price post-closing in the event of undisclosed or contingent liabilities except for Leakage. No party may claim damages for breach of warranty under the NPS Stock Purchase Agreement unless the total damages exceed $2.5 million.

Registration Rights

The Stock Purchase Agreements contemplate the execution by the parties of various forms of agreements at the Closing Date, including among others, registration rights agreements for the resale of the shares to be issued to two of the NPS Selling Stockholders, to the Backstop Investor, to Hana Investments and to SV3. The Sponsor and the two Selling Stockholders that are parties to the WAHA Relationship Agreement and ANI Relationship Agreement will be entitled to registration rights pursuant to the Form of Amended and Restated Registration Rights Agreement. The Sponsor is entitled to make three demands that NESR register its securities. WAHA and ANI are entitled to two demands each but the Company shall not be obligated to grant more than an aggregate of three demand registrations, like the Sponsor. In addition, the Sponsor, WAHA, and ANI have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. NESR will also agree to file a resale registration statement within a specific period of time following the Closing Date. NESR will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the SV3 Contribution Agreement, SV3 has one demand registration right and piggyback registration rights on terms consistent with the Form of Amended and Restated Registration Rights Agreement, including any amendment thereof. NESR expects to offer the same registration rights to the GES Investors. Similar registration rights will be provided to Hana Investments and the Backstop Investor and certain GES Investors.

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THE DESCRIPTIONS OF THE STOCK PURCHASE AGREEMENTS AND RELATED AGREEMENTS IN THIS PROXY STATEMENT HAVE BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING THEIR TERMS. SUCH AGREEMENTS CONTAIN REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACTS BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE STOCK PURCHASE AGREEMENTS. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS. ACCORDINGLY, THE REPRESENTATIONS AND WARRANTIES AND OTHER PROVISIONS OF SUCH AGREEMENTS SHOULD NOT BE READ ALONE, BUT INSTEAD SHOULD BE READ ONLY IN CONJUNCTION WITH THE INFORMATION PROVIDED ELSEWHERE IN THIS PROXY STATEMENT. SEE “WHERE YOU CAN FIND MORE INFORMATION.” TO THE EXTENT SPECIFIC MATERIAL FACTS EXIST THAT CONTRADICT THE REPRESENTATIONS, WARRANTIES, OR COVENANTS IN THE AGREEMENTS, WE HAVE PROVIDED CORRECTIVE DISCLOSURE IN THIS PROXY STATEMENT. ADDITIONALLY, TO THE EXTENT APPROPRIATE, NESR’S SUBSEQUENT PUBLIC DISCLOSURES WILL INCLUDE ANY MATERIAL INFORMATION NECESSARY TO PROVIDE NESR’S SHAREHOLDERS A MATERIALLY COMPLETE UNDERSTANDING OF SUCH AGREEMENTS’ DISCLOSURES.

Backstop and Forward Purchase Agreement

In connection with the Business Combination, on April 27, 2018 the Company entered into the Forward Purchase Agreement with the Backstop Investor, pursuant to which the Company agreed to sell up to $150 million of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of: (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elects to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

The closing of the transactions contemplated by the Forward Purchase Agreement are subject to the approval by NESR shareholders of the Business Combination Proposal and the Nasdaq Proposal, as well as certain customary closing conditions. The Backstop Investor has agreed to vote any NESR ordinary shares it owns in favor of the Business Combination.

The Backstop Investor is wholly owned by Waha Capital. The Forward Purchase Agreement contains a similar provision as the WAHA Relationship Agreement, entitling the Backstop Investor to nominate one person to NESR’s board of directors for as long as it directly owns at least 7,057,453 ordinary shares and Adnan Ghabris is not otherwise nominated to the board; provided, however, that such nominating right shall terminate if and when the Backstop Investor fails to deliver the required purchase price in any drawdown of a secondary placement.

MEA Energy, an affiliate of the Backstop Investor, participated in the negotiation with NESR for the NPS Stock Purchase Agreement and represented the interests of Waha Capital, a shareholder of NPS. As the transaction was being agreed upon in early November 2017, MEA Energy approached NESR with an interest to arrange funding required to close the transaction as well as replacement capital for any redemptions through a private placement. At the start of this process MEA Energy wanted to arrange for these investors on its own and without any involvement from Waha Capital. In line with this, NESR agreed to sign a term sheet with MEA Energy for the Backstop Commitment. NESR was able to negotiate the Backstop Commitment on more favorable terms, than what NESR believed would be offered by alternative financing sources.

Governing Law and Dispute Resolution

The NPS Stock Purchase Agreement shall be governed and construed by English law. Any disputes shall be resolved by three arbitrators at a proceeding held in London in English under the Rules of the London Court of International Arbitration.

The GES Stock Purchase Agreement shall be governed and construed under the laws of England and Wales. Any disputes shall be resolved by three arbitrators at a proceeding held in English at the Dubai International Finance Centre under the London Court of International Arbitration rules.

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The Contribution Agreement shall be governed and construed under the laws of England and Wales. The Voting Agreement entered with SV3 shall be governed and construed under the laws of the State of Texas. Any disputes under the Contribution Agreement or Voting Agreement shall be resolved by a sole arbitrator at a proceeding held in Houston, Texas, under the arbitration rules of the American Arbitration Association, which shall select the neutral arbitrator.

The Shares Exchange Agreement with Sponsor shall be governed and construed under Texas law. Any disputes shall be resolved in the courts of Harris County, Texas. The Loan Contracts being assigned are governed by various laws and means for any dispute resolution.

Termination and Conditions to Closing the Business Combination

The two Stock Purchase Agreements, the Contribution Agreement and the Voting Agreement, and the Shares Exchange Agreement will terminate, and all the Registration Rights Agreements will not become effective, if the shareholders of NESR do not approve the Business Combination.

When NESR shareholders have approved the Business Combination, NESR must deliver its ordinary shares as required to the GES Selling Stockholders, to SV3 and to the GES Investors executing the Loan Contracts. NESR must deliver $292.8 million in cash and NESR ordinary shares as consideration to the NPS Selling Stockholders and Hana Investments. There are numerous company financial conditions which GES must comply with, which NESR expects to be satisfied, but NESR has the right to waive any requirements not satisfied or make adjustments to the purchase price for any Leakage, which at this time is not expected.

Fees and Expenses

Except as expressly stated in the Stock Purchase Agreements, Forward Purchase Agreement, Contribution Agreement or other contract, each party to all contracts is responsible for paying its own legal fees and expenses related to the contracts, including negotiation, execution and distribution. The cash portion of the Underwriter’s fees due at closing is approximately $7 million.

Background of the Business Combination

National Energy Services Reunited (NESR) is a blank check company formed in the British Virgin Islands (“BVI”) on January 23, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. The Business Combination is the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team, Board of Directors, and external advisors. The following is a description of NESR’s efforts to identify a suitable acquisition target and the background of NESR’s negotiations of the Stock Purchase Agreements, Business Combination and related transactions with NPS and GES.

Prior to the consummation of our IPO, neither NESR, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with NESR.

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From the date of our IPO through the end of October 2017, NESR searched for Business Combination candidates. As part of the search process, representatives of NESR contacted and were contacted by a number of individuals and entities with respect to Business Combination opportunities and engaged in discussions with several possible target businesses with respect to potential transactions.

During that period, Sherif Foda, Chief Executive Officer, and Thomas Wood, Director of NESR, and other representatives of NESR:

●	developed a list of approximately 70 Oilfield Services & Equipment companies, including NPS and GES, located in NESR targeted areas – Middle East region; Canada and the United States;

●	considered and conducted analysis of approximately 35 potential acquisition targets; and

●	engaged in preliminary discussions with representatives of approximately 20 potential acquisition targets.

Apart from GES and NPS, NESR did not conduct or engage in material discussions, due diligence or negotiations with respect to any alternative target opportunity. The decision not to pursue the alternative acquisition targets was generally the result of one or more of: (i) Mr. Foda and Mr. Wood determination that the assets were not of sufficient quality; (ii) a potential seller’s unwillingness to engage in a transaction during the low-price phase of the commodity cycle; (iii) a difference in valuation expectations between Mr. Foda, on the one hand, and a seller, on the other hand; (iv) a potential seller’s unwillingness to engage with NESR given the timing and uncertainty of closing due to the requirement for NESR shareholder approval; and/or (v) Mr. Foda’s and Mr. Wood’s determination that the complexity and uncertainty involved (such as a corporate carve-out) caused the opportunity to be too unlikely to warrant the expenditure of considerable resources.

Preparation of the Projections of the Target Companies

During the due diligence process from September to November of 2017 as well as subsequent to entering into the Share Purchase Agreement, NESR management had been in active and continuous discussions with NPS and GES management teams to review the projections of financial performance as well as the respective growth plans for the Targets. NESR management has significant experience in oilfield services in the region and leveraged that knowledge base to vet, qualify and supplement these projections. NESR identified several areas of synergies with respect to revenue and costs and also built in the effect of additional investments in new technology and tools to generate incremental revenue for the Targets. The combined projections were then discussed and agreed with NPS and GES Selling Stockholders. The NPS Selling Stockholders negotiated and agreed to earnouts keyed to the projected performance of the combined business and SCF Partners had also performed an independent evaluation of the growth projections for GES and conducted an in-depth market analysis for purposes of evaluating and negotiating its initial investment in GES in 2017.

Timeline of the Business Combination

Following the completion of NESR’s IPO in May 2017, representatives of NESR engaged in extensive discussions with financial advisors and companies within the energy service sectors regarding potential acquisition opportunities. While evaluating, with the assistance of different financial advisors, targets in North America, Middle East and elsewhere, NESR started engaging in preliminary look-out meetings to identify targets specifically in the Middle East.

On May 17, 2017, Mr. Foda received an email from Mr. Yasser Al Barami, Chairman of GES, enquiring about the IPO after reading it through a press release, as well as about the possibility of partnering with NESR.

On May 18, 2017, Mr. Foda responded to Mr. Al Barami and agreed to sign a non-disclosure agreement with Mubadarah Investments LLC, the controlling shareholder of GES, before starting substantial negotiations.

On May 31, 2017, Mr. Foda travelled to Riyadh, Saudi Arabia, to engage in negotiations with regional investors and to start engaging target companies. While in Riyadh, Mr. Foda met with large regional investors and they discussed raising additional funds should NESR target larger or additional companies to create a footprint across the region, as well as for any future technology acquisitions outside the Middle East region.

On June 2, 2017, Mr. Foda travelled to Jeddah, Saudi Arabia, and met with the founders of GES, Mr. Hilal Al Busaidy and Mr. Yasser Al Barami. Mr. Foda discussed with them the possibility of merging GES with NESR and the idea of looking at other regional service companies to benefit from synergies and scale. Mr. Al Busaidy and Mr. Al Barami agreed to consider the proposal. Mr. Foda further explained his overall vision of how the deal may be realized.

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On June 4, 2017, Mr. Al Barami informed Mr. Foda that they had been negotiating with a US private equity firm (SCF Partners) to acquire a minority interest in GES and that they would need to evaluate how to take an engagement with NESR forward keeping in mind these limitations. Mr. Al Barami and Mr. Al Busaidy were interested in the opportunity to become part of a publicly traded company, but they were also in need for a quick close to raise cash to repay bank debt of $40 million. Given the information provided to Mr. Foda, he decided to engage with SCF Partners to discuss a partnership for a joint acquisition of GES by NESR and SCF Partners.

On June 4, 2017, Mr. Foda reached out to Theresa Eaton from SCF Partners to discuss a possible joint acquisition of GES by NESR and SCF Partners. Ms. Eaton agreed to arrange a meeting with Andrew Waite (Co-President of SCF Partners) who had been engaging with GES. Mr. Waite responded favorably and agreed to meet with Mr. Foda.

On June 5, 2017, Mr. Foda travelled to Dammam, Saudi Arabia and visited with NPS CEO Adnan Ghabris and major oil companies. NPS welcomed the idea of joining with GES or any other regional company provided it made overall strategic sense. It was agreed by the parties to further explore developing a proposal for NESR to acquire NPS that would accommodate NPS’ shareholding structure, consisting of four private equity institutions and two individual shareholders.

On June 9, 2017, Mr. Foda travelled to London and met with Michael Raynes and Sari Haider, representatives of a major shareholder of NPS, to discuss the possibility of NESR acquiring NPS. In this meeting the parties started detailed discussions on an initial understanding of valuation, potential timing and other related matters. The NPS representatives outlined the process that NPS would follow in terms of evaluating NESR’s interest given the different entities involved. Mr. Foda agreed that the parties needed to finalize negotiations promptly so as not to disturb the operations. NPS had over the last couple of years received various offers and at this stage NESR and NPS representatives had a wide gap in the understanding of the valuation. After a day of negotiations, the differences were narrowed, and the parties agreed to resume discussions in good faith in the near future.

On June 12, 2017, Mr. Foda travelled to Dubai for a meeting with NPS management to understand the company’s businesses in different geographic regions.

On June 13, 2017, Mr. Foda travelled to Muscat, Oman and met with Mr. Al Busaidy and Mr. Al Barami, at which he received and participated in a detailed business review of GES operations. Subsequent to that meeting Mr. Foda presented to GES a preliminary term sheet. The terms offered included $95 million cash for 34% of the GES Shares, plus a onetime payment for a $10 million earn-out plus 18.2 million NESR ordinary shares at $10.00 per share for the remaining 66% of GES.

On June 14, 2017, Mr. Al Busaidy informed Mr. Foda that the proposed terms were not acceptable, and that further discussion would be required.

On June 16, 2017, SCF Partners signed a non-disclosure agreement with NESR. NESR learned the details by which an affiliate of SCF Partners, SV3, was negotiating to buy a minority stake in GES.

On June 21, 2017, Mr. Foda met with Mr. Waite and Ms. Eaton in Houston to discuss further the possibility of partnering for the acquisition of GES as well as future acquisitions in the region. Over the next few days Mr. Foda, Mr. Waite and Ms. Eaton conceptually agreed on the way forward.

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On June 26, 2017, NESR signed a non-disclosure agreement with MEA Energy, an affiliate of Waha Capital, with Mr. Raynes and Mr. Haider as principal contacts.

From June 14 to early July 2017, negotiations continued between NESR and GES shareholders over multiple term sheets and an understanding was reached between the parties under which the front-end valuation was kept at $85 million for 34% of GES, but the back- end (post-Business Combination) valuation increased to 20 million NESR shares at $10.00 per share for the remaining 66%. This 66% included 5% of GES shares owned by the National Bank of Oman.

On July 2, 2017, Mr. Foda travelled to Dubai and met with SCF Partners (Ms. Eaton) and GES Shareholders (Mr. Al Barami and Mr. Al Busaidy). A possible deal structure was discussed in detail and the process for SCF Partners to close on the acquisition of the minority interest and agreement in principle that SCF would convert shares they acquire in GES into NESR shares after NESR obtains shareholder approval on the Business Combination. The parties agreed to start work on the SPA while NESR reviewed the due diligence conducted by SCF. SCF had been using Vinson & Elkins as their Legal advisors and Deloitte for the financial due diligence. NESR had appointed Looper Goodwine as legal advisors. GES appointed Ajman & Co. as their legal advisors.

On July 3, 2017, Ms. Eaton visited NPS office and met with NPS management to review the outlook of operations in the Middle East region.

During the latter part of the week of July 3, 2017, Mr. Foda, Mr. Waite and GES shareholders met in Houston, Texas to continue the discussions on the terms of the transaction which resulted in an agreed term sheet. V&E represented SCF, Ajman & Co represented GES Shareholders and Looper Goodwine represented NESR. All parties started working on the draft agreement whereby SCF would take eventually a minority stake of 27.3% in GES for $68.25 million with an option to acquire additional 6.7% of GES shares for $16.75 million. The remaining 66% valued at $200 million was to be converted to NESR ordinary shares at $10.00 per share (including National Bank of Oman’s 5% share of GES) at closing post regulatory and shareholder approvals.

On July 18, 2017, Mr. Foda, GES Shareholders and SCF travelled to London to discuss with MEA Energy potential terms for NPS’s acquisition. The progress on the GES transaction was shared with MEA Energy, and a roadmap for the contemplated transaction was proposed. Mr. Al Barami, who had travelled to join the meeting in London, also met with the MEA Energy separately and discussed in detail how combining the GES and NPS businesses would work. Key points Mr. Al Barami and Mr. Raynes agreed upon included providing each shareholder the flexibility of choosing their own percentage of cash buyout instead of an equity rollover split, provided that the overall cash payment and equity (NESR equity at $10.00 per share) would be limited under the following considerations; (1) maximum cash component of 70% of the total consideration, and (2) maximum stock component of 2/3rd of the total consideration. There were still significant disagreements with Mr. Raynes with respect to the expected sale price anticipated for shareholders to be deemed an acceptable return on their investment in NPS, which they acquired in 2014, as well as the composition of the contribution between cash and stock.

From July 18 to mid-August 2017, Mr. Foda and the NESR team, Mr. Dhiraj Dudeja and Mr. Joseph Nawfal, worked with MEA Energy in its capacity as an affiliate of one of the NPS Selling Stockholders, on ironing out the differences on valuation as well as sharing their views on the different needs and wants of the various stakeholders.

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On August 15, 2017, Mr. Foda met with representatives of a major investor, Hana Investments, a subsidiary of The Olayan Group, in London, and presented the vision of combining NPS and GES to create a regional player. Mr. Foda discussed the terms of a potential $150 million investment in the acquisition of NPS and the possibility of converting such investment into NESR shares after NESR shareholder approval.

On August 18, 2017, NESR sent an offer letter and term sheet to the NPS CEO Adnan Ghabris. The offer was a mix of cash and NESR ordinary shares. Mr. Foda then held detailed discussions on NESR’s offer with the Chairman of the Board of NPS. The offer was $278.5 million in cash and 21.5 million NESR ordinary shares subject to the deal obtaining shareholder and regulatory approval. Mr. Foda was appraised that an internal discussion between all the shareholders of NPS would be needed for the NESR offer to be considered.

On August 22, 2017, Mr. Foda travelled to Dubai, where he held a meeting with the other major NPS shareholder (Mr. Iqbal, CEO of Fajr Capital Limited, and Mr. Atif Mahmood, Managing Partner of Fajr Capital Limited). Contemporaneously with these meetings, Mr. Foda received the feedback that there was no consensus amongst the shareholders on strategy, whether to sell or consider other options, and they were not in agreement on the NESR offer in terms of consideration offered and cash/equity split. Some shareholders wanted to consider other competing offers which had been presented to them recently. Mr. Foda had presented different options to the shareholders in terms of cash/equity split. The NESR offer gave a range (50/50 Cash Equity, 60/40 Cash Equity, 70/30 Cash Equity – with a maximum of 70% cash and if more equity was required than up to 2/3rd Equity) to help the shareholders reach an agreement on the split. Two of the four shareholders agreed on the vision but did not agree on the valuation or wanted to explore other options which in their opinion had a better fit in terms of expected return on their investment. It was agreed with Mr. Raynes that NESR would continue to work with the shareholders supporting the transaction to address the concerns of the remaining shareholders who did not yet fully agree on NESR’s offer.

On August 23, 2017, Mr. Foda travelled to Abu Dhabi to meet with Waha Capital, a major shareholder of NPS. Waha Capital management wanted to fully understand the vision as well as discuss the integration plans, possible technology implementation upside and the financial offering with special consideration to the cash/equity split.

On August 30, 2017, an NPS board meeting took place and it was approved to continue the process with NESR pursuant to which NPS Shareholders appointed a committee to negotiate the legal and commercial terms with NESR with representation from each institutional shareholder.

From August 27, 2017 through the end of August 2017, in addition to SCF’s due diligence, Imad Barake, a NESR representative, visited Oman to review the due diligence work already done and to conduct additional work on some pending issues.

During the first week of September 2017, NESR appointed J.P. Morgan as its financial advisor for the NPS and GES transactions, and NPS shareholders appointed Citigroup as their financial advisor. During this period NESR worked on putting together various scenarios which would be presented to the NPS shareholders based on different feedback through the various meetings held in August and the different priorities of the four main institutional shareholders of NPS.

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On September 5, 2017, Mr. Foda travelled to London where he met with key personnel of Hana Investments, to finalize the terms of Hana Investments’ $150 million investment to finance a portion of the potential acquisition of NPS as well as buying out the minority shareholders in GES.

Also in the first week of September 2017, NPS shareholders appointed a committee which included a member from the key institutional shareholders and NPS Management. The committee included Mr. Raynes representing Waha Capital and Al Nowais Investments, LLC, Mr. Ghabris – CEO of NPS, Mr. Atif Mahmood from Fajr Capital, and Ms. Basema Al Mahroos from APICORP to negotiate the legal and commercial terms with NESR.

Between September 7 and 9, 2017, Mr. Foda and J.P. Morgan met with the NPS committee and their sell side financial advisor Citigroup in London, where a mutual agreement was reached on the overall valuation of NPS. However, the overall split of cash and equity between the shareholders remained pending as well as certain provisions relating to earn-outs and the sponsor’s shareholding in the eventual entity. The NPS committee in turn had to get approval from their organizations. A timeline was set for such approval by the end of September when a board meeting of NPS was due to discuss NESR’s offer, other competing offers and the option of taking the company public via an IPO.

Between September 11 and 25, 2017, NESR and SCF Partners worked on the finalization of SCF’s participation in the GES transaction, as well as converting the acquired GES shares into NESR ordinary shares post-NESR’s shareholder approval. The discussions were assisted by Vinson & Elkins acting for SCF and Looper Goodwine acting for NESR.

During the same period and until September 22, 2017, NPS shareholders and NESR negotiated a provisional term sheet. On September 22, 2017, NPS CEO Mr. Ghabris signed the term sheet with NESR. The term sheet provided exclusivity for due diligence to NESR up to October 18, 2017. NESR appointed the law office of Clyde & Co to conduct the legal due diligence and a major global public accounting firm for financial and other due diligence. NPS appointed Freshfields Bruckhaus Deringer as its legal advisors.

During both the GES and NPS negotiations, Mr. Foda had regularly apprised NESR’s board members individually of the progress on the acquisition process. On September 26, a NESR board meeting was held to review the status and review the companies that were selected for a possible Business Combination. Mr. Dudeja presented to the board the different companies which were evaluated, the offers being considered for GES and NPS and the progress on the negotiations with the two companies.

From October 2 to 6, 2017, Mr. Foda travelled to Toronto and New York for meetings with the investors who agreed to wall cross to appraise them of the progress as well as to seek their feedback on the proposed transactions.

On October 6, 2017, Mr. Foda and Mr. Wood met with Mr. Raynes and the CEO of Waha Capital in New York to update them on the investor feedback and it was agreed that the terms would be finalized as soon as possible to present to the board of NPS to obtain approval to sign a definitive agreement by the end of October 2017.

From October 10 to 14, 2017, negotiations and conference calls were held with NPS shareholders and their legal representatives on drafting definitive documents.

On October 16, 2017, Mr. Foda met with the CEO of APICORP, a major shareholder of NPS in Bahrain regarding NESR’s offer for NPS. Mr. Foda presented to him and his team the opportunity in detail as well as the long-term growth plan to convince him of rolling over 50% of their holdings into NESR stock post shareholder approval.

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From October 17 to 19, 2017, the NESR team including Mr. Foda, Mr. Dudeja, J.P. Morgan, Clyde and Co and representatives of Hana Investments met in Dubai with NPS Shareholders’ representatives (Atif Mahmood and his team from Fajr Capital, Sari Haidar and the Waha Capital team, Freshfields Bruckhaus Deringer and Citigroup) to finalize the NPS Stock Purchase Agreement. Progress was made, and the parties came to an agreement to execute the SPA by month end, despite remaining differences on some commercial issues and legal matters. At the end of the meeting an agreement was reached on the total consideration and key terms, but several commercial and legal issues remained outstanding.

On October 23, 2017, Mr. Foda attended the Saudi Future Investment Forum in Riyadh, Saudi Arabia and met with the chairman of the NPS board, as well as the other NPS shareholders and major regional investors. Mr. Foda was informed that the NPS board would meet by month end to review the progress and potentially approve the transaction.

On October 26, 2017, a second round of negotiations was held between NESR and NPS representatives, as well as their respective legal representatives, addressing remaining issues on the SPA. The parties were still discussing valuation and several material terms of the agreement. Hana Investments was expected to make the payment of $150 million on October 31, 2017 and wanted to delay the payment. The parties negotiated to delay payment to December 31, 2017, but the NPS Selling Stockholders were demanding a Ticker Fee on all amounts not paid by December 31, 2017. They wanted the Ticker Fee to apply both to the cash payments not made as well as the stock payments not made. Since NESR was only offering some cash and some stock, the NPS Selling Stockholders were still negotiating among themselves which shareholders would receive cash and which would remain as reinvesting shareholders of NESR. With respect to the valuation, the earn-out premium and EBITDA multiples on purchase price valuations were still being discussed.

On October 28, 2017, a business plan was presented to NPS shareholders to obtain their agreement on key EBITDA targets to calculate the earn-out for the reinvested shareholders.

On October 30, 2017, NPS shareholders met in Dubai and approved the terms of the transaction, providing for consideration in the form of $442.8 million in cash and $113.2 million in NESR shares. Earn-out provisions were also finalized and agreed upon, and included $7.5 million on renewal of a major customer contract, up to 1.67 million NESR ordinary shares on a linear sliding scale for 2018 EBITDA above $157 million up to $166 million. And for 2018 EBITDA above $166 million and up to $200 million, up to an additional 1.67 million NESR ordinary shares on a linear sliding scale basis.

On November 3, 2017, a NESR board meeting convened to seek approval for the transaction. A representative of J.P. Morgan made a presentation of its preliminary financial analyses of the proposed transactions. In addition, the Company’s Board of Directors discussed with NESR management the terms of the agreements.

On November 10, 2017, a subsequent NESR board meeting convened where further discussion was held regarding approval of the transactions. After further consideration, the NESR Board approved the NPS and GES transactions, subject to the NESR management receiving from J.P. Morgan a written opinion addressed to the Company’s Board of Directors as to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the proposed transactions.

From November 3 to 11, 2017, the legal teams representing the parties had several meetings and conference calls to finalize the Stock Purchase Agreements and other agreements related to the transaction.

On November 12, 2017, J.P. Morgan delivered its written fairness opinion to the Board of Directors of the Company, dated November 12, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by the Company in the proposed Business Combination was fair, from a financial point of view, to the Company.

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On November 12, 2017, all final issues between the parties were agreed upon and final Stock Purchase Agreements were circulated for signature.

During the first week of November, Mr. Foda also reached an agreement in principle with MEA Energy for them to arrange a facility to provide a Backstop Commitment totaling $150 million to help fund the Business Combination and cover any redemptions from the NESR trust account at closing. The Backstop Commitment term sheet was signed on November 12, 2017.

Also on November 12, 2017, all parties including Hana Investments signed the NPS Stock Purchase Agreement. On the same date, all other GES agreements with GES shareholders were executed and a press release was issued to announce the transactions. The transactions were also presented to various dignitaries at the prestigious Abu Dhabi International Petroleum Exhibition and Conference event in Abu Dhabi on the same day.

On November 16, 2017, NESR filed a Current Report on Form 8-K with the SEC disclosing the Stock Purchase Agreements and providing a summary of the transaction and related documents.

Between November 16, 2017 and February 11, 2018, NESR with the assistance of its advisors, including EGS, Looper Goodwine and J.P. Morgan, held calls and sent multiple emails to discuss the status, terms and open items for the preparation of this proxy statement.

From late December 2017 until the date hereof, Mr. Foda has been continuously discussing with the NPS Selling Stockholders a waiver of the Ticker Fees as stipulated in the NPS Stockholder Purchase Agreement.

On January 14, 2018, Hana Investments paid $150 million to the NPS Selling Stockholders to prevent the accrual of the Ticker Fee, which would have otherwise begun accruing as of January 1, 2018 pursuant to the NPS Stock Purchase Agreement.

NESR’s Board of Directors’ Reasons for the Approval of the Business Combination

NESR’s Board of Directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, NESR’s Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weight to the specific factors it took into account in reaching its decision. Individual members of NESR’s Board of Directors may have given different weight to different factors. This explanation of the reasons for the Board of Directors approval of the Business Combination, and all other information presented in this section is forward-looking and should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the NESR Board of Directors reviewed the results of the due diligence reports prepared by a major global public accounting firm and NESR’s management independently on NPS and GES, as well as SCF Partners’ due diligence on GES, which included:

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●	research on comparable public companies within the oilfield services space;

●	research on comparable transactions;

●	extensive meetings and calls with NPS’s and GES’s management team regarding operations and forecasts;

●	extensive meetings and calls with SCF Partners regarding GES;

●	research on the Middle East oilfield services market, including potential activity trends by country or in the region as a whole;

●	multiple visits by NESR management to NPS and GES headquarters;

●	multiple discussions with customers in the region regarding NPS’s and GES’s existing operational performance and potential;

●	multiple discussions with key industry leaders in the region;

●	a review of both NPS’s and GES’s material contracts, environmental matters, labor matters and financial, tax, legal, land, title, and accounting due diligence;

●	consultation with NESR’s management and legal and financial advisors and industry experts;

●	financial and valuation analysis of NPS and GES and the Business Combination;

●	NPS’s and GES’s unaudited financial statements; and

●	independent market analysis which SCF Partners commissioned as part of its due diligence.

Consistent with this strategy, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses. We intended to focus our efforts on seeking and completing an initial Business Combination with one or more target entities that have an enterprise value of between $600 million and $1.25 billion, although a target entity with a smaller or larger enterprise value would be considered. We intended to use these criteria and guidelines in evaluating acquisition opportunities, but we also could decide to enter into our initial Business Combination with a target business that did not meet these criteria and guidelines. We intended to acquire companies that we believed:

●	could utilize the extensive networks and insights we have built in the energy services industry;

●	are at an inflection point, such as requiring additional management expertise, are able to innovate through new operational techniques, or that we would be able to drive improved financial performance;

●	are fundamentally sound companies that are underperforming their potential as a result of the current low price of oil and corresponding services;

●	exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace;

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●	need new technology ideas and/or tools to reveal the full potential of the companies; and

●	can enlarge its base of services and expand its geographical footprint from the current serving platform.

The Board of Directors concluded that NPS and GES substantially met the above criteria. In particular, the Board of Directors considered the following positive factors, although not weighted or presented in any order of significance:

Attractively positioned in the oil-rich Middle East and North Africa (MENA region). NESR’s CEO Sherif Foda has years of experience with Schlumberger in the MENA region. Substantially all of the operations of NPS and GES are in the MENA region, which has one of the lowest costs of production for oil and gas. The Target Company Group has extensive networks and customers throughout the MENA region. The Middle East remains among the most profitable regions for oil and gas services due to low development costs, which helps to insulate the services activity from large global price swings. Overall Middle East drilling activity has not declined materially over the last three years while, in comparison, the United States drilling rig count has dropped considerably, as evidenced by the February 2018 Baker Hughes World Wide Rig Count Report stating that the monthly average Middle East rig count has dropped less than 1% from January 2015 to December 2017 while the monthly average rig count in the United States dropped 50% over the same three-year period. Furthermore, short-term projections expect drilling activity to continue to increase with expected increases in spend by exploration and production companies across the region. This indicates that the fundamental drivers for activity will be strong in the region. The senior management teams of both NPS and GES are expected to remain in their respective companies and were keen to pursue the acquisition by NESR to gain access to new technologies and service methodologies/processes used in the United States. The synergies generated from the acquisitions are anticipated to cause value to be realized in the marketplace. The size of the Business Combination and proximity of operations offers attractive alternatives to potential customers in India and Asia.

Comprehensive provider of services with scalable platform. Both the companies have a good match geographically and will complement each other in product lines which have footprints across key markets. This will allow cross selling and allow NESR to build on the considerable footprint of NPS as well as the services diversity of GES and strength of position in Oman. The combination will also provide several opportunities to grow with addition of new technologies and will have a multiplier effect on the existing portfolios. Each Target Company is at an inflection point in its development and is anticipated to exponentially benefit from innovative operating techniques that NESR executives identify as available to improve operational and financial performance. Both Target Companies have sound operations and their experienced management are expected to remain with NESR. Both Target Companies have developed as private companies without exposure to the technologies of larger international service companies, and thus NESR management believes that the inherent value of their businesses can be increased significantly with NESR’s guidance.

GES and NPS are a good match geographically. The Target Companies will complement each other’s product lines, which both have footprints across key markets. This will facilitate cross-selling and allow NESR to build on NPS’s considerable footprint as well as GES’s services diversity and strength of position in Oman. The combination will also provide several opportunities to grow with the addition of new technologies and will have a multiplier effect on the existing portfolios. NESR can expand that footprint.

MENA governments’ overall drive to promote activities which will benefit their respective economies. Both NPS and GES originate in the region and have contributed to the local economies, particularly in terms of in country value creation, employment and growth. Their future growth is also in line with the same paradigm. Today the local service industry is a very small part of the overall oilfield services market and has the potential to grow to about half of the total services market.

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Top-tier performers well respected by customers in their region of operations. Both Target Companies have grown significantly over the last decade and with their entrepreneurial spirit and enterprise, have created a notable position for themselves in the services market in the MENA region. Both Target Companies have weathered very well the oil price downturn that began in 2014, and have increased revenues over the last three years.

Terms of the Stock Purchase Agreements and Contribution Agreement. NESR’s Board of Directors reviewed the financial and other terms of the Stock Purchase Agreements and the Contribution Agreement and determined that they were the product of arm’s-length negotiations among the parties.

Shareholder approval. The NESR Board of Directors considered the fact that in connection with the Business Combination NESR shareholders have the option to (i) remain shareholders of the combined company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the Trust Account.

Redemption rights. NESR has negotiated an agreement with the Backstop Investor in which the Backstop Investor will commit to purchase additional NESR ordinary shares at a price of $10.00-$11.244 per share, the proceeds of which may be used, among other things, to fund the Business Combination and related expenses, to cover redemptions in, and/or for future working capital, the event that any public shareholders elect to have their NESR ordinary shares redeemed in connection with the Business Combination, up to a maximum of $150 million.

Strong liquidity profile. After giving effect to the Business Combination, NESR expects to have sufficient liquidity and financial flexibility to fund NPS’s and GES’s growth requirements and pursue opportunistic acquisitions.

Synergies. Following management's discussions with the Target Companies, management estimates that the synergies generated from the acquisitions may create greater than $40 million in annual revenue and additional savings through operating and capital synergies which are expected to be realizable within three years of closing.

Opinion of J.P. Morgan.The Company’s Board of Directors received from J.P. Morgan a written opinion to the Company’s Board of Directors, dated November 12, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration (as defined in the opinion) to be paid by the Company in the proposed Transactions (as defined in the opinion) was fair, from a financial point of view, to the Company, as more fully described below in the section entitled “The Business Combination Proposal—Opinion of J.P. Morgan”. The full text of the written opinion of J.P. Morgan, dated November 12, 2017, is attached to this proxy statement as Annex E.

In the course of its deliberations, the NESR Board of Directors also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the transaction, including the following:

●	Oil, natural gas and natural gas liquid (“NGL”) prices are volatile. A sustained decline in oil, natural gas and NGL prices could adversely affect NESR’s business, financial condition and results of operations and its ability to meet its capital expenditure obligations and financial commitments.

●	NPS’s and GES’s growth and capital expenditure plans require substantial capital that NESR may be unable to obtain, which could lead to a decline in its ability to sustain their businesses or access new service markets or grow their businesses.

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●	NPS’s and GES’s operations and activities are located in the MENA and Asia Pacific region, making them vulnerable to risks associated with a concentration of operations in a single geographic area.

●	NPS’s and GES’s existing commercial arrangements with their customers in the region do not provide guaranteed revenues and both companies could lose existing contracts with their customers significantly affecting their cash flows.

●	If commodity prices decrease to a level such that NPS and GES customers’ future undiscounted cash flows from their properties/acreages are less than their carrying value, they may reduce or stop their operations, affecting either company’s activities and cash flows.

●	Increasing competition in the region may increase the likelihood of service cost deflation and limit both NPS’s and GES’s ability to compete with the majors.

●	The operations of NPS and GES are subject to operational hazards for which they may not be adequately insured.

●	NPS’s and GES’s businesses are difficult to evaluate because they have limited operating history compared to the major integrated oilfield service companies, and they may be susceptible to the potential difficulties associated with rapid growth and expansion.

●	The operations of NPS and GES are subject to various governmental regulations that require compliance that can be burdensome and expensive and adversely affect the feasibility of conducting their respective operations.

●	Any failure by NPS or GES to comply with applicable environmental laws and regulations could result in governmental authorities taking actions that adversely affect their respective operations and financial condition.

●	The risk that the Business Combination might not be completed promptly, or that the Business Combination might not close despite the companies’ efforts, including as a result of a failure to obtain the approval of NESR’s shareholders.

●	The risk that the transactions contemplated by the respective Stock Purchase Agreements and the Contribution Agreement may not be completed in accordance with their terms or at all.

●	The significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

After carefully considering the possible negative and positive aspects of the contemplated transactions, the NESR Board of Directors concluded, in its business judgment, that the potentially positive aspects relating to the Business Combination outweighed the potentially negative consequences. In connection with its deliberations, the NESR Board of Directors did not consider the fairness of the consideration to be paid in the Business Combination by any person other than NESR.

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Opinion of J.P. Morgan

Pursuant to an engagement letter dated October 3, 2017, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Business Combination and to deliver a fairness opinion in connection with the proposed Business Combination. For purposes of this section, we refer to the “Business Combination” as the acquisition of NPS and the acquisition of GES.

For purposes of this section and for the J.P. Morgan opinion, J.P. Morgan evaluated the consideration to be paid by the Company in the proposed Business Combination as the following, in the aggregate: (i) an aggregate amount of cash equal to $442,790,940 plus a cash earn-out of $7,572,444 (assuming all conditions to achieving the earnout contemplated by the NPS Purchase Agreement are met), less $150,000,000 to be paid directly by Hana Investments to the NPS Selling Stockholders, paid to the NPS Selling Stockholders, (ii) an aggregate of 11,318,827 NESR ordinary shares plus 3,343,408 NESR ordinary shares (assuming the achievement of a full earn-out on the stock consideration contemplated by the NPS Purchase Agreement, to be issued to the NPS Selling Stockholders, (iii) an aggregate number of NESR ordinary shares equal to the $150,000,000 to be paid by Hana Investments directly to the NPS Selling Stockholders divided by $11.244 to be issued to Hana Investments, (iv) an aggregate number of NESR ordinary shares equal to $184,848,485 divided by $10.00 issued to the GES Selling Stockholders under the GES Purchase Agreement, (v) an aggregate number of NESR ordinary shares which would be equal to the amount paid by SV3 to acquire the shares of GES contributed under the GES Contribution Agreement divided by $10.00, issued to SV3 under the GES Contribution Agreement and (vi) the assumption by the Company of loan obligations of Holdings in a principal amount of $29,250,000, which loan obligations will be settled by the Company by the issuance of an aggregate number of NESR ordinary shares equal to the amounts payable under the loans divided by $10.00 to the applicable lenders under the loans. Additional information about the assumptions regarding this consideration are noted in this section below.

On November 12, 2017, J.P. Morgan delivered its written opinion to the Board of Directors of the Company, dated November 12, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by the Company in the proposed Business Combination was fair, from a financial point of view, to the Company. The full text of the written opinion of J.P. Morgan dated November 12, 2017, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s security holders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Business Combination, was directed only to the consideration to be paid by the Company in the Business Combination and did not address any other aspect of the Business Combination. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or the Target Companies or as to the underlying decision by the Company or the Target Companies to engage in the proposed Business Combination. J.P. Morgan’s opinion is based on the combined businesses of the Company, NPS and GES and as such the opinion cannot be used to evaluate any transaction on a standalone basis or otherwise that does not include all the proposed Business Combination.

The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the proposed Business Combination or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

●	reviewed a draft of the NPS Stock Purchase Agreement dated November 11, 2017;

●	reviewed a draft of the GES Stock Purchase Agreement delivered on November 9, 2017;

●	reviewed a draft dated November 10, 2017 of the SV3 Contribution Agreement;

●	reviewed a draft dated November 10, 2017 of the Shares Exchange Agreement;

●	reviewed certain publicly available business and financial information concerning the Company and the Target Companies and the industries in which they operate;

●	compared the proposed financial terms of the Business Combination with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

●	compared the financial and operating performance of the Target Companies with publicly available information concerning certain other companies J.P. Morgan deemed relevant;

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●	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Target Companies, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Business Combination (the “Synergies”); (See “Certain Unaudited Internal Financial Projections”); and

●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company and each of the Target Companies with respect to certain aspects of the Business Combination, and the past and current business operations of the Company and the Target Companies, the financial condition and future prospects and operations of the Company and the Target Companies, the effects of the Business Combination on the financial condition and future prospects of the Company and the Target Companies, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and each of the Target Companies or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of either of the Target Companies or any other party under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies (See “Certain Unaudited Internal Financial Projections”), J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Target Companies to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Business Combination and other transactions contemplated by the NPS Stock Purchase Agreement, the GES Stock Purchase Agreement, the Contribution Agreement and the Shares Exchange Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and that the other transactions contemplated by the Stock Purchase Agreements will be consummated as described in the Stock Purchase Agreements and this proxy statement, and that the definitive Stock Purchase Agreements would not differ in any material respect from the drafts thereof provided to J.P. Morgan.

With the Company’s consent, J.P. Morgan assumed that the acquisition of NPS and the acquisition of GES will be consummated on a substantially concurrent basis and only if both acquisitions will be consummated, and as a result J.P. Morgan evaluated the consideration to be paid in the Business Combination in the aggregate. As a result, J.P. Morgan evaluated the consideration to be paid in the acquisition of NPS and the acquisition of GES in the aggregate and not either the consideration to be paid by the Company for the acquisition of NPS or the consideration to be paid by the Company for the acquisition of GES independently or the allocation of any portion of the consideration to be paid to any security holder of either of the Target Companies.

J.P. Morgan also assumed that the representations and warranties made by the Company, the Target Companies, the NPS Selling Stockholders, Hana Investments, the GES Selling Stockholders, SV3 and NESR Holdings and all other parties to any of the Stock Purchase Agreements or related agreements of are and will be true and correct in all respects material to its analysis and that no losses for which a party may be required to provide indemnification will be incurred, and that, except as based on the estimates as provided by the Company for purposes of J.P. Morgan’s opinion or as noted herein, any possible adjustment for net debt, leakage or otherwise, to the consideration to be paid by NESR under the Stock Purchase Agreements, will not result in any adjustment to the consideration that is material to J.P Morgan’s analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination will be obtained without any adverse effect on the Company or the Target Companies, individually or in the aggregate, or on the contemplated benefits of the Business Combination.

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In rendering its opinion, J.P. Morgan made assumptions for purposes of evaluating the consideration, including, but not limited to, the following assumptions: for all purposes of its opinion, J.P. Morgan assumed that the Company ordinary shares to be issued as consideration in the Business Combination have a value equal to $10.00 per share; J.P. Morgan assumed that the Loan Contracts may and will be settled by the Company in Company ordinary shares with principal amounts and interest computed based on the estimates provided by the Company and that any cash interest paid in lieu thereof would not be material to J.P. Morgan’s opinion; upon the direction of management of the Company, J.P. Morgan relied on the estimates of the Company for the amounts required to be paid by the Company for cash and equity earn-out payments to the NPS Selling Stockholders under the NPS Stock Purchase Agreement; J.P. Morgan assumed increases to the consideration to be paid to the NPS Selling Stockholders if the Business Combination shall have not been consummated by December 31, 2017 based on the estimates provided by the Company and upon the direction of management of the Company, J.P. Morgan assumed there was no value to the GES founder payments, which J.P. Morgan was informed were already included in the forecasts provided to J.P. Morgan.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the respective date of such opinion. Without limiting the generality of the foregoing, J.P. Morgan did not consider any potential Forward Purchase Agreement into which NESR may enter into following the date of J.P. Morgan’s opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid by the Company in the proposed Business Combination, and J.P. Morgan has expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Business Combination. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Business Combination, or any class of such persons relative to the consideration to be paid by the Company in the proposed Business Combination or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s ordinary shares will trade at any future time.

The terms of the Stock Purchase Agreements, including the exchange ratio, were determined through arm’s length negotiations between the Company, the Target Companies, the NPS Selling Stockholders, Hana Investments, the GES Selling Stockholders, SV3, and NESR Holdings, and the decision to enter into the Stock Purchase Agreements on behalf of the Company was solely that of the Company’s Board of Directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company’s Board of Directors in its evaluation of the proposed Business Combination and should not be viewed as determinative of the views of the Company’s Board of Directors or management with respect to the proposed Business Combination or the consideration to be paid by the Company.

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In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Company’s Board of Directors on November 12, 2017 and contained in the presentation delivered to the Company’s board of directors on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

For purposes of J.P. Morgan’s analysis, J.P. Morgan calculated an implied consideration amount for the Target Companies of $1,100 million if no earn-out payments are required to be paid and $1,134 million including the full amount of earn-out payments discounted at a rate of 12.5%. We refer to these amounts as the implied purchase price.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of both Target Companies with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Target Companies. The companies selected by J.P. Morgan were as follows:

●	Schlumberger Ltd.

●	Halliburton Company

●	Baker Hughes Inc.

●	Weatherford International Plc.

●	RPC Inc.

●	Superior Energy Services Inc.

●	NCS Multistage Holdings Inc.

These companies were selected, among other reasons, because they share similar business characteristics with the Target Companies. However, certain of these companies may have characteristics that are materially different from those of the Target Companies. The analysis necessarily involved complex considerations and judgments concerning the differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Target Companies. For each comparable company, publicly available financial performance through the twelve months ended December 31, 2018 and December 31, 2019 was measured. J.P. Morgan calculated the ratio of the “Firm Value” or “FV” for each applicable company (which was calculated as the equity value of the applicable company’s common shares on a fully diluted basis, plus debt and minority interest, less cash), to the consensus equity research analyst estimate for the company’s EBITDA (earnings before interest, tax, depreciation) for the calendar years 2018 and 2019, referred to as the 2018E FV/EBITDA and the 2019E FV/EBITDA, respectively.

Based on the results of this analysis, J.P. Morgan selected a multiple reference range for 2018E FV/EBITDA of 7.0x-8.0x and 2019E FV/EBITDA of 5.5x-7.5x for the selected companies. After applying such ranges to the projected EBITDA of the Target Companies for the years ending December 31, 2018 and December 31, 2019 based on projections by the Company’s management, the analysis indicated the following implied consideration range for the Target Companies:

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	Low		High
2018E FV/EBITDA	$1,225	M	$1,400	M
2019E FV/EBITDA	$1,175	M	$1,600	M

Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions with respect to selected companies which J.P. Morgan judged to be analogous to the business of the Target Companies or aspects thereof. Using publicly available estimates, J.P. Morgan reviewed the Firm Values implied by the selected transactions (each of which is listed in the following table) as a multiple of the target companies’ combined EBITDA for the twelve-month period immediately preceding the announcement of the transaction (LTM EBITDA), as set forth below:

Target	Acquirer	Date Announced	Deal value (USD in billions)	Firm Value/LTM EBITDA

Seventy Seven Energy, Inc.	Patterson-UTI, Inc.	Dec-2016	1.8	15.9
Nabors Industries Ltd.	C&J Energy Services, Inc.	Jun-2014	2.9	8.9
Aker Solutions (Well Intervention services business)	EQT	Nov-2013	0.7	8.8
Complete Production Services, Inc.	Superior Energy Services, Inc.	Oct-2011	3.6	5.8
Allis-Chalmers Energy Inc.	Seawell Limited	Feb-2011	0.9	9.5
Smith International, Inc.	Schlumberger Ltd.	Feb-2010	14.0	14.2
BJ Services Company	Baker Hughes, Inc.	Aug-2009	5.5	6.7
Grey Wolf Inc.	Precision Drilling Trust	Aug-2008	1.6	4.9
W-H Energy Services, Inc.	Smith International, Inc.	Jun-2008	3.2	9.8

Mean				9.4x
Median				8.9x

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Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a Firm Value/LTM EBITDA multiple range of 5.0x-16.0x to the Target Companies’ combined LTM EBITDA, and arrived at an implied consideration range for the Target Companies of $750 million to $2,400 million.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the enterprise value of the Target Companies. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents EBITDA less taxes, capital expenditures, and changes in net working capital of the combined Target Companies. “Present value” refers to the current value of the cash flows generated by the asset and is obtained by discounting those cash flows back to the present using an appropriate discount rate. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that the combined Target Companies are expected to generate, during fiscal years 2017 through 2022, based upon financial projections prepared by the management of the Company (see “Certain Unaudited Internal Financial Projections”), both excluding and including the Synergies. J.P. Morgan also calculated a range of terminal asset values of the combined Target Companies as of December 31, 2022 by applying a perpetual growth rate ranging from 1.0% to 3.0% to a terminal value estimate of the unlevered free cash flows to be generated by the combined Target Companies. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11.5% to 13.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Target Companies.

Based on the foregoing, the analysis indicated the following implied consideration range for Target Companies:

	Low		High
Excluding Synergies	$1,075	M	$1,550	M
Including Synergies	$1,175	M	$1,675	M

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Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company or the Target Companies. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company or the Target Companies, and none of the selected transactions reviewed was identical to the Business Combination. However, the companies selected were chosen because they have operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Target Companies. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Business Combination. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the Target Companies and the transactions compared to the Business Combination.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to deliver an opinion to the Company’s Board of Directors with respect to the Business Combination on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company, the Target Companies and the industries in which they operate.

For services rendered in connection with the Business Combination J.P. Morgan will receive an opinion fee of $1,500,000 payable upon the closing of the Business Combination. Additionally, J.P. Morgan may receive a discretionary fee of up to $500,000. As part of the opinion fee payable, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have not had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Target Companies. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company or the Target Companies.

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In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Target Companies for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Unaudited Internal Financial Projections

Management of NESR prepared prospective financial information to assist NESR’s Board of Directors in evaluating the NPS and GES operations and prospects and the potential acquisitions and to J.P. Morgan to be used for purposes of its financial analyses in connection with its written opinion. The accompanying summary unaudited internal financial projections of NPS and GES were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of the management of NESR, NPS and GES, the financial projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of NPS and GES, as applicable, and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of NPS and GES, respectively. However, the financial projections are not fact. Additionally, not all of the prospective financial information prepared by NESR’s management and included below were used by NESR’s Board of Directors in evaluating the Target Companies. Further, none of the unaudited internal financial projections reflect any impact of the proposed transaction and have not been updated since the date of preparation.

None of NESR’s, NPS’s or GES’s independent auditors, nor any other independent auditors, nor any of their financial advisors, have compiled, examined or performed any procedures with respect to the unaudited internal financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the financial projections. The reports of the independent registered public accounting firms included in this proxy statement or incorporated by reference relate to the historical financial information of NESR, NPS and GES, respectively. Such reports do not extend to the unaudited financial projections and should not be read to do so.

The unaudited financial projections set forth below were prepared by NESR’s management based on information available to them, in particular with respect to each of the Target Companies. The unaudited financial projections were prepared based on reviews of financial information about GES and NPS provided to NESR during due diligence and negotiations. These documents included market analysis, projections for the various regions and product lines, growth plans and market share estimates for large service companies and smaller service providers and all were prepared by GES, NPS and NESR. These included extensive discussions between NESR’s management with each of GES’s management and stockholders and NPS’s management and stockholders, and NESR’s management’s knowledge of the industries in which the companies operate. In connection with the negotiation of the definitive agreements providing for the transaction and prior to the preparation of the unaudited financial projections, NESR negotiated with the NPS Selling Stockholders certain EBITDA-based earnouts, which were based in part on preliminary projections for the performance of NPS.

In developing the unaudited financial projections set forth below, NESR, NPS and GES assumed crude oil and natural gas prices remained consistent with current levels and that activity levels in operating areas for NPS and GES would continue to grow even in a cyclic crude oil price environment. The projections included growth in the overall market for similar services provided by NPS and GES of 4%, market share and pricing for 2017 – 2019 were projected to remain constant and synergies were projected to be achieved as discussed in Projected Synergies. Overall cumulatively for the combined companies for the period of 2017 to 2022, revenue Compound Annual Growth Rate (“CAGR”) for Production Services segment was projected to be 13.8% and for Drilling & Evaluation Services was projected to be 15% for a total CAGR of 14.2%.

	Year Ending December 31,
Revenue by Segment for NPS and GES combined	2017E	2018E	2019E	2020E	2021E	2022E
	($ in millions)
Drilling & Evaluation Services	$152	$203	$228	$257	$279	$306
Production Services	$289	$309	$393	$452	$504	$551
Total	441	512	621	709	783	857

The unaudited internal financial projections were prepared solely for internal use to assist in the evaluation of the business combination. Such projections are inherently subjective in nature, though considered reasonable by the management of NESR, NPS and GES, as of the date such projections were prepared, and are susceptible to interpretation and, accordingly, contemplated results may not be achieved. While presented with numerical specificity, the unaudited internal financial projections reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of NESR, NPS and GES, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Accordingly, there can be no assurance that the assumptions made in preparing any particular projection will prove accurate. There will be differences between actual and forecasted results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time over which these assumptions apply. While the NESR Board of Directors used the following projections as a tool in evaluating the Business Combination, they did so with a thorough understanding of the foregoing limitations. In light of the foregoing factors and the uncertainties inherent in the unaudited internal financial projections, the NESR shareholders are cautioned not to place undue reliance on the unaudited internal financial projections and the inclusion of the unaudited internal financial projections in this proxy statement should not be regarded as a representation by any person that the results contained therein will be achieved.

The unaudited internal financial projections are not included in this proxy statement in order to induce any NESR shareholders to vote in favor of any of the proposals at the NESR special meeting in lieu of an annual meeting.

Certain of the measures included in the unaudited internal financial projections are non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by NESR, NPS and GES are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies. We encourage you to review the financial statements of NPS and GES included in this proxy statement, as well as the financial information in the sections entitled “Selected Historical Financial Information of NPS,” “Selected Historical Financial Information of GES” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Except as required by federal securities laws, NPS and GES do not intend to update or otherwise revise the unaudited internal financial projections to reflect circumstances existing after the date they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial projections are no longer appropriate.

NPS Projections

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E	2022E
	($ in millions)
Revenue	$246	$290	$340	$391	$424	$448
EBITDA(1)	$84	$100	$119	$137	$147	$153
Capital Expenditures	$39	$33	$35	$35	$35	$35
Unlevered Free Cash Flow (2)	$16	$34	$50	$73	$86	$105

(1)	NPS defines EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization. See “Selected Historical Financial Information of NPS” and “Non-GAAP Financial Measures.”
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Unlevered free cash flow, as defined above, is defined as EBITDA (as defined above) less income tax, less (increase) decrease in net working capital and less capital expenditure.

Reconciliation of Unleavered Free Cash Flow	2017E	2018E	2019E	2020E	2021E	2022E
	($ in millions)
EBITDA	$84	$100	$119	$137	$147	$153
Taxes	$(6)	$(8)	$(11)	$(13)	$(15)	$(16)
Capex	$(39)	$(33)	$(35)	$(35)	$(35)	$(35)
Change in Working Capital	$(23)	$(25)	$(23)	$(16)	$(11)	$3
Unlevered Free Cash Flow	$16	$34	$50	$73	$86	$105

GES Projections

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E	2022E
	($ in millions)
Revenue	$195	$222	$281	$318	$359	$409
EBITDA(1)	$71	$74	$95	$108	$122	$138
Capital Expenditures	$13	$40	$25	$25	$25	$25
Unlevered Free Cash Flow (2)	$69	$18	$40	$60	$72	$82

(1)	GES defines EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. See “Selected Historical Financial Information of GES” and “Non-GAAP Financial Measures.”
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Unlevered free cash flow, as defined above, is defined as EBITDA (as defined above) less income tax, less (increase) decrease in net working capital and less capital expenditure.

Reconciliation of Unleavered Free Cash Flow	2017E	2018E	2019E	2020E	2021E	2022E
	($ in millions)
EBITDA	$71	$74	$95	$108	$122	$138
Taxes	$(6)	$(6)	$(9)	$(10)	$(11)	$(13)
Capex	$(13)	$(40)	$(25)	$(25)	$(25)	$(25)
Change in Working Capital	$17	$(10)	$(21)	$(13)	$(14)	$(18)
Unlevered Free Cash Flow	$69	$18	$40	$60	$72	82

Projected Synergies

The expected cost savings and synergies include NESR’s estimates of spare equipment available for deployment and incremental activity that NESR believes they can bring to the Target Companies by utilizing existing equipment as well as additional investments in new technology and tools to generate incremental revenue, EBITDA and net income. The expected synergies also include the cross-utilization of services and equipment from one Target Company to the other Target Company rather than utilizing services of a third party. The cost savings also include savings from integrating the two organizations under one company resulting from efficiencies in information systems, support functions, supply chain and other infrastructure restructuring. These synergies and cost savings were net of additional costs incurred by NESR to meet its more complex reporting and internal control requirements as a public company. For the period 2018-2022, EBITDA synergies are estimated to be $25 million, $33 million, $53 million. $79 million, $95 million and $97 million for each consecutive twelve (12) month period after Business Combination. These EBITDA synergies are not reflected in the projections provided above.

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Certain Benefits of NESR’s Directors and Officers and Others in the Business Combination

In considering the recommendation of our Board of Directors to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that our Sponsor and our officers and directors paid an aggregate of approximately $6.3 million for their Founder Shares and private warrants and such securities should have a significantly higher value at the time of the Business Combination. However, the private warrants will expire worthless if we do not complete an initial business combination. As a result, our Sponsor (and its members, including our executive officers and directors) have a financial incentive to see the Business Combination consummated rather than lose whatever value is gained on the Founder Shares, as well as any value attributable to the private warrants;

●	In connection with our Sponsor’s purchase of 11.7% of the GES shares, an affiliate of Mr. Thomas Wood invested $500,000 and Mr. Antonio Campo invested $1,200,000 to fund a portion of the purchase price for such GES shares pursuant to certain Loan Contracts and accordingly, the Sponsor, along with Messrs. Wood and Campo, will not have any public market in which to sell their investment in GES if the Closing does not occur, although, pursuant to the Loan Contracts, repayment of the investments may be made in cash at the election of our Sponsor;

●	if NESR is unable to complete a Business Combination by May 17, 2019, our Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by NESR for services rendered or contracted for or products sold to NESR, but only if such vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriter in our IPO. To date, each of NESR’s vendors has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in our trust account, and will not make any claim against our trust account (including any distributions therefrom); and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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Potential Purchases of Public Shares

In connection with the shareholder vote to approve the Business Combination, our Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of our Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights and would include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be affected at purchase prices that are in excess of the per share pro rata portion of our Trust Account.

The purpose of such purchases would be to increase the likelihood of obtaining shareholder approval of the Business Combination or, where the purchases are made by our Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K or other required forms with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Satisfaction of the 80% Test

It is a requirement under our Charter and NASDAQ listing requirements that the business or assets acquired in our Initial Business Combination must have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of definitive agreements for the applicable Business Combination.

The balance of the funds in the Trust Account as of April 30, 2018 was $231,553,535.80 (including $7,025,095 of the cash portion of the deferred underwriting commissions) and 80% thereof represents $185,242,828.6. In reaching its conclusion that the Business Combination satisfied the 80% asset test, the Board of Directors looked at the enterprise value of NPS and GES of approximately $870 million calculated by adding: (i) approximately $557 million of equity consideration in the post-combination company to be issued with adjustments for Closing debt and transaction expense and not including any equity earn-outs; (ii) approximately $313 million of cash consideration payable to the NPS Selling Stockholders at the closing of the Business Combination and the assumption of Closing indebtedness and no disbursement of cash earn-outs. In determining whether the enterprise value described above represents the fair market value of NPS and GES, our Board of Directors considered all of the factors described above in this section and the fact that the purchase price for NPS and GES was the result of an arm’s length negotiation with the NPS Selling Stockholders and the GES Selling Stockholders and that SV3 had conducted an evaluation of GES and initiated negotiations to purchase a minority share in GES before being introduced to NESR. As a result, our Board of Directors concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of our management team and the Board of Directors, our Board of Directors believes that the members of our management team and the Board of Directors are qualified to determine whether the Business Combination satisfies the 80% asset test. Our Board of Directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been satisfied.

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Total NESR Ordinary Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination, the ownership of NESR will be as follows:

●	the public shareholders who purchased ordinary shares in our IPO (other than the private investors) will own 22,921,700 of our ordinary shares representing a 23.8% economic and voting interest;

●	the GES Selling Stockholders will own 18,484,848 of our ordinary shares, representing a 19.2% economic and voting interest;

●

Hana Investments, which purchased NPS shares for $150 million, will own 13,758,489 of our ordinary Shares (13,340,448 shares plus accrued interest of 418,001 shares), representing a 14.3% economic and voting interest, assuming NESR pays the maximum amount of interest in ordinary shares instead of cash;

●	the NPS Selling Stockholders will own 11,318,827 of our ordinary shares, representing a 11.8% economic and voting interest;

●	the Backstop Investor will own an additional 14,114,906 of our ordinary shares, representing an 14.7% economic and voting interest, if the full amount of the facility of $150 million is drawn by the Company;

●	SV3 will own 6,825,000 of our ordinary shares, representing a 7.1% economic and voting interest;

●	the Sponsor will own 5,730,425 of our ordinary shares, representing a 6% economic and voting interest;

●	the GES Investors will own 2,925,000 of our ordinary shares, representing a 3% economic and voting interest; and

●	the underwriters with respect to our IPO (NBF and Maxim Group LLC) will own 200,717 of our ordinary shares (if no redemptions occur from the funds raised by the underwriters) representing a 0.2% economic and voting interest;

The number of shares and the economic and voting interests set forth above assume that, (i) no public shareholders elect to have their ordinary shares redeemed, (ii) NESR elects to exercise the full $150 million in funding from the Backstop Investor, (iii) none of the foregoing investors purchase ordinary shares in the open market and (iv) there are no other issuances of equity interests of NESR.

As a result of the Business Combination, and reflecting the above assumptions, the voting interest of our public shareholders will decrease from 80% to 23.8%. In case of any redemptions from the public shareholders, economic and voting interests of the public shareholders will decrease, and the economic and voting interests of the remaining private investors will increase, accordingly. Please see the section entitled “Summary of the Proxy Statement—Impact of the Business Combination on NESR’s Public Float” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements” for further information.

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The ownership percentages with respect to NESR following the Business Combination do not take into account warrants to purchase ordinary shares that will remain outstanding immediately following the Business Combination. If actual facts differ from these assumptions, the percentage ownership retained by NESR’s existing shareholders following the Business Combination will be different. For example, if we assume that all of the outstanding public warrants (22,921,700) and all of the outstanding private placement warrants (12,618,680) were exercisable and exercised following completion of the Business Combination, then the ownership of NESR would be as follows:

●	the public shareholders (other than the private investors) will own 35,540,380 of our ordinary shares representing a 30% economic and voting interest;

●	the GES Selling Stockholders will own 18,484,848 of our ordinary shares, representing a 16.2% economic and voting interest;

●

Hana Investments, which purchased NPS shares for $150 million, will own 13,758,489 of our ordinary shares (13,340,448 shares plus accrued interest of 418,001 shares), representing a 12.1% economic and voting interest, assuming NESR pays the maximum amount of interest in ordinary shares instead of cash;

●	the NPS Selling Stockholders will own 11,318,827 of our ordinary shares, representing a 9.9% economic and voting interest;

●	the Backstop Investor will own a maximum of 14,114,906 of our ordinary shares, representing an 12.3% economic and voting interest, if the subsequent $80 million investment is elected by the Company;

●	SV3 will own 6,825,000 of our ordinary Shares, representing a 6% economic and voting interest;

●	the Sponsor will own 12,039,340 shares of our ordinary shares, representing a 10.6% economic and voting interest;

●	the GES Investors will own 2,925,000 of our ordinary shares, representing a 2.6% economic and voting interest; and

●	Underwriters with respect to our IPO (NBF and Maxim Group LLC) will own 200,717 ordinary shares (if no redemptions occur from the funds raised by the underwriters) representing a 0.2% economic and voting interest;

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The public warrants and private placement warrants will become exercisable on the later of 30 days after the completion of an initial Business Combination and twelve months following the closing of the IPO and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

You should read “Summary of the Proxy Statement—Impact of the Business Combination on NESR’s Public Float” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements” for further information.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming 0% redemptions and $231,553,535.80 of cash in our trust account as of April 30, 2018.

Sources of Funds		Uses
(in millions)
Existing cash in Trust Account (1)	$231.6	Cash Consideration	$292.8
GES Contributors’ equity retained (2)	$282.3	Hana Investments	150.0
NPS Contributors’ equity retained	$113.2	GES Contributors’ equity retained	$282.3
Hana Investments	$150.0	NPS Contributors’ equity retained	$113.2
Backstop Investor (3)	$150.0	Ticker Fee + Loan Contracts Interest (4)	$12.5
		Cash to balance sheet (5)	$76.3
Total Sources	$927.1	Total Uses	$927.1

(1)	This includes approximately $7.0 million in deferred cash underwriting commissions to the underwriters of our IPO. This amount is the maximum amount payable and assumes that there are no redemptions by our public shareholders. This amount also excludes a fee of $1.5 million payable to J.P. Morgan for providing its Fairness Opinion.
(2)	Reflects (a) the GES Selling Stockholders contributing equity of $184.8 million (b) SV3 contributing equity of $68.25 million, and (c) GES Investors contributing equity of $29.3 million.
(3)	NESR exercises the full $150 million facility as part of the Forward Purchase Agreement.
(4)

Ticker Fee is estimated to be $11.2 million assuming the NPS Selling Stockholders provide an 8 week waiver and the Business Combination consummates by May 15, 2018; The Loan Contracts interest is estimated to be $1.25 million for interest accrued to the GES Investors.

(5)

Cash on NESR’s balance sheet at closing may decrease if NESR elects to not exercise or only exercises part of the additional $80 million committed by the Backstop Investor assuming there are no redemptions from the public shareholders.

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The following table summarizes the sources and uses for funding the Business Combination assuming maximum redemptions (or 6,905,839 shares) and $231,553,535.80 of cash in our trust account as of April 30, 2018:

Sources of Funds		Uses
(in millions)
Existing cash in Trust Account (1)	$161.8	Cash Consideration	$292.8
GES Contributors’ equity retained (2)	$282.3	Hana Investments	150.0
NPS Contributors’ equity retained	$113.2	GES Contributors’ equity retained	$282.3
Hana Investments	$150.0	NPS Contributors’ equity retained	$113.2
Backstop Investor (3)	$150.0	Ticker Fee + Loan Contracts Interest (4)	$12.5
		Cash to balance sheet (5)	$6.5
Total Sources	857.3	Total Uses	$857.3

(1)	This includes approximately $7.0 million in deferred cash underwriting commissions to the underwriters of our IPO. This amount is the maximum amount payable assuming that there are 6,905,839 shares redeemed by our public shareholders. This amount also excludes a fee of $1.5 million payable to J.P. Morgan for providing its Fairness Opinion.
(2)	Reflects (a) the GES Selling Stockholders contributing equity of $184.8 million (b) SV3 contributing equity of $68.25 million, and (c) GES Investors contributing equity of $29.3 million.
(3)	NESR exercises the full $150 million facility as part of the Forward Purchase Agreement.
(4)

Ticker Fee is estimated to be $11.2 million assuming the NPS Selling Stockholders provide an 8 week waiver and the Business Combination consummates by May 15, 2018; The Loan Contracts interest is estimated to be $1.25 million for interest accrued to the GES Investors.

(5)	Cash on NESR’s balance sheet at closing may decrease if NESR elects to not exercise or only exercises part of the additional $80 million committed by the Backstop Investor depending on the actual level of redemptions from the public shareholders.

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Officers and Board of Directors of NESR Following the Business Combination

The Board of Directors of the Company has consisted of four Directors at the time of the Company’s IPO. For purposes of Section 9.1 of our Charter, the special meeting in lieu of an annual meeting is serving as NESR’s first annual general meeting of shareholders at which its Class I directors are standing for election. The NESR board has nominated two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for election at the special meeting in lieu of an annual meeting. Additionally, pursuant to NESR’s Charter, the Board of Directors has the authority to expand the size of the Board of Directors and elect new Directors to fill the newly-created Board seats. In accordance with this authority, the Board of Directors expects to expand the size of the Board of Directors to nine members with staggered two year terms. If both director nominees are elected and the Business Combination is consummated, our post-closing Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite.

Accordingly, our post-closing Board of Directors will consist of four directors (Antonio J. Campo Mejia, Hala Zeibak, Salem Al Noaimi and Andrew Waite) who shall serve as Class I directors, and five directors (Sherif Foda, Thomas Wood, Hilal Al Busaidy, Yasser Al Barami and Adnan Ghabris) who shall serve as Class II directors.

Class I Director seats will be up for election by shareholders at the 2020 annual meeting of NESR; the Class II Director seats will be up for election by shareholders at the 2019 annual meeting of NESR.

Name	Age	Class	Position

Sherif Foda	48	II	Executive Chairman of the Board and Chief Executive Officer
Thomas Wood	60	II	Director
Antonio J Campo Mejia	60	I	Director
Hala Zeibak	36	I	Director
Salem Al Noaimi[1]	42	I	Director
Hilal Al Busaidy[2]	44	II	Director
Yasser Al Barami[2]	46	II	Director
Andrew Waite[3]	57	I	Director
Adnan Ghabris	56	II	Director

(1) Following the completion of the Business Combination, two Selling Stockholders of NPS (WAHA and ANI) separately and collectively will be entitled to nominate one director each (two in total) to our Board of Directors, for so long as they or their affiliates hold at least 50% of the NESR Shares at closing set out against the name of Castle SPC Limited and Al-Nowais Investments respectively in the NPS Stock Purchase Agreement pursuant to their respective Relationship Agreements. The NPS appointing party shall have the right to remove any such nominee and nominate another person in his place during his/her term.

(2) These are the initial nominees of the GES Selling Stockholders, which will be entitled to nominate two directors to our Board of Directors.

(3) This is the initial nominee of SV3. Following the completion of the Business Combination SV3 will be entitled to nominate one director to our Board of Directors, for so long as they or their affiliates hold at least 60% of the NESR ordinary shares at closing set out against the name of SV3 in the SV3 Contribution Agreement and pursuant to the respective SV3 Voting Agreements. Mr. Waite shall be the principal director and he shall appoint Ms. Theresa Eaton to serve as his alternate, whereby Ms. Eaton shall be entitled to attend meetings in the absence of Mr. Waite and to vote or consent in place of Mr. Waite until such appointment as alternate lapses or is terminated.

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Sherif Foda has served as our Chief Executive Officer and Chairman since our inception. He has more than 24 years of professional experience in the oil and gas industry working for Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the world, particularly in the Middle East, Europe and the U.S. From June 2016 to January 2018, he served as Senior Advisor to the Chairman of Schlumberger. From July 2013 through June 2016, he served as an officer and the President of the Production Group of Schlumberger. From June 2011 to June 2013, he served as the President of Schlumberger Europe and Africa. From June 2009 to June 2011, he served as Schlumberger’s Vice President and Managing Director of the Arabian market: Saudi Arabia, Kuwait and Bahrain. From July 2007 to May 2009, he served as Schlumberger’s Worldwide Vice President for Well Intervention. From 2005 to 2007, he was Schlumberger’s Vice President for Europe, Caspian and Africa. From 2002 to 2005, he served as the Managing Director of Schlumberger in Oman. In 2001, he served as Schlumberger’s Operations Manager for UAE, Qatar, Yemen and the Arabian Gulf. He started his career in 1993 with Schlumberger, working on the offshore fields in the Red Sea, then transferred to Germany for two years, then served as the general manager of operations in Eastern Europe countries (mainly Poland, Lithuania, Romania and Hungary). Prior to working in the oil and gas industry, he worked in the information technology and computer industry for two years in Egypt. He graduated in 1991 from Ain Shams University in Cairo, Faculty of Engineering, and he holds a BSc double major in Electronics and Automatic control. Sherif is a board member of Energy Recovery, Inc. (NASDAQ: ERII), a technology company based in California. Also, he serves on the board of Trustees of Awty International School in Houston, and is a board member for Al Fanar Venture philanthropy in London.

We believe that Mr. Foda is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry including approximately 24 years with Schlumberger and his extensive oil field services industry experience throughout the MENA region and globally and as an executive and board member.

Thomas Wood has served as a director since our inception and as our Chief Financial Officer from our inception until October 2017 and from November 29, 2017 until present. He is an entrepreneur with over 35 years of experience in establishing and growing public and private companies that provide or use oil and gas contract drilling services. Since December 1990, he has served as the Chief Executive Officer of Round Up Resource Service Inc., a private investment company. Mr. Wood founded Xtreme Drilling Corp. (TSX:XDC), an onshore drilling and coil tubing technology company, in May 2005 and served as its Executive Chairman until May 2011 and its Chief Executive Officer and Director from May 2011 through August 2016. He is the founder of Savanna Energy Services Corp. (TSE: SVY), a North American energy services provider, where he served as the Chairman from 2001 to March 2005. He has also served as Director at various companies engaged in the exploration and production of junior oil and gas, including Wrangler West Energy Corp. from April 2001 to 2014; New Syrus Capital Corporation from 1998 to 2001 and Player Petroleum Corporation from 1997 to 2001. In addition, Mr. Wood served as the President, Drilling and Wellbore Service, of Plains Energy Services Ltd. from 1997 to 2000 and Wrangler Pressure Control from 1998 to 2001. He served as the President of Round-Up Well Servicing Inc. from 1988 to 1997 and Vice President of Shelby Drilling from 1981 to 1987. Mr. Wood holds a BA in Economics from University of Calgary.

We believe that Mr. Wood is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry, his experience as an entrepreneur and building public companies and high growth organizations.

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Antonio J. Campo Mejia, an independent director since May 12, 2017, has been a non-executive director of the Supervisory Board of Fugro N.V. (Euronext: FUR), a company providing geotechnical, survey, subsea and geosciences services, since 2014 and Vice-Chairman of Basin Holdings, a global holding company focused on providing products and services to energy and industrial customers since 2012. From 2012 to 2013, Mr. Campo Mejia served as non-executive director at Integra Group, an oilfield services company mainly active in Russia and the Commonwealth of Independent States, and served as its Chief Executive Officer from 2009 to 2012. Mr. Campo Mejia also served as non-executive director at Basin Supply LP, Basin Tools LP and Basin Energy Services LP from 2009 to 2014. Prior to that, Mr. Campo Mejia spent 28 years of his professional career at Schlumberger, the world’s leading oilfield services company, in a multitude of senior management positions in different parts of the world. Mr. Campo Mejia served as the President of Latin America for Oilfield Services of Schlumberger from 2006 to 2008. Mr. Campo Mejia served as President of Europe & Africa, Schlumberger Oilfield Services from 2003 to 2006. From 2000 to 2006, he was the President of Schlumberger’s Integrated Project Management business responsible for the worldwide operations in this service line. From 1999 to 2000, Mr. Campo Mejia served as Director of Personnel for the Reservoir Management Group in Houston, Texas. From 1997 to 1999, he was the Vice President of Oilfield Services Latin America South managing a full range of services in the region. In his career prior to 1997, Mr. Campo Mejia held a number of senior management and technical positions in Schlumberger’s wireline business. Mr. Campo Mejia received his bachelor’s degree in Electronic Engineering from Pontificia Universidad Javeriana in 1980.

We believe that Mr. Campo Mejia is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry and his experience as an executive in oilfield services and board member of multinational companies.

Hala Zeibak, who has been an independent director since May 12, 2017, is director of investments at Olayan Europe Limited, the investment advisory arm of The Olayan Group for the United Kingdom, Europe and Asia. The Olayan Group is a private multinational enterprise with a managed portfolio of international investments and diverse commercial and industrial operations in the Middle East. Ms. Zeibak joined The Olayan Group in July 2005, and initially worked at Olayan America in New York. She transferred to Olayan Europe in London in January 2011. Ms. Zeibak’s focus is on public and private equity investments primarily in the energy and affiliated sectors, including oil, gas, power, commodities and industrials. She is a member of the Oxford Energy Policy Club. Ms. Zeibak received a BA in Economics from Tufts University in 2003, graduating Summa Cum Laude with membership in the Phi Beta Kappa Society. She went on to earn a master’s degree in 2005 from the Fletcher School of Law & Diplomacy at Tufts. Her concentration was international finance and trade.

We believe that Ms. Zeibak is qualified to serve on our Board of Directors because of her extensive experience in the investment community and with diverse industries and multinational operations including MENA.

Salem Al Noaimi is Waha Capital’s Chairman of the Board. Mr. Al Noaimi served as Waha Capital's Chief Executive Officer & Managing Director from 2009 until March 2018 and led the company’s strategic transformation into a leading investment company, managing proprietary and third-party assets. Previously, he served as the Deputy CEO of Waha Capital and CEO of Waha Leasing. Additionally, Mr. Al Noaimi holds a number of board positions with large public and private companies. He is Chairman of Seha, Dunia Finance and Anglo Arabian Healthcare. He also a board member of New York-listed AerCap Holdings. Earlier in his career, Mr. Al Noaimi held various positions at Dubai Islamic Bank, the UAE Central Bank, the Abu Dhabi Fund for Development, and Kraft Foods. Mr. Al Noaimi is a UAE national and holds a degree in Finance and International Business from Northeastern University in Boston, USA.

We believe that Mr. Noaimi is qualified to serve on our Board of Directors because of his extensive experience in investing in the MENA region as well as experience as a Chief Executive Officer of a publicly listed company.

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Hilal Al Busaidy has more than 23 years of professional experience in the oil and gas industry. Mr. Al Busaidy is a co-founder of GES and served as GES’s Chief Executive Officer since it was founded in 2006. Prior to co-founding GES, Mr. Al Busaidy spent nearly 10 years at Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the Middle East in several positions in sales, operational and technical management. During his time with Schlumberger, Mr. Al Busaidy spent a considerable amount of time in Oman in field operations delivering wireline services and subsequently managed large operations in Saudi Arabia, Kuwait and Oman where he was responsible for all of Schlumberger’s oilfield services operations in South Oman. He graduated in 1994 from Sultan Qaboos University in Muscat, Faculty of Engineering, and he holds a BSc in Petroleum Engineering. Hilal is a board member of The Research Console (www.trc.gov.om). Also, he serves on the board of Oman Development Bank SAOC (www.odb.com.om), and is a member of the academic committee of Oman University. Mr. Al Busaidy has led Gulf Energy SAOC to win the Petroleum Development of Oman (PDO) “In Country Value” Chairman’s Prize and the HH Mohammed bin Rashid Al Maktoum Prince of Dubai prize as the Best Performing Company in the Services Sector across the GCC countries.

We believe that Mr. Busaidy is qualified to serve on our Board of Directors because of his extensive entrepreneurial experience and his expertise in building and running companies in Oman and in the MENA region.

Yasser Al Barami has more than 22 years of professional experience in the oil and gas industry. Mr. Al-Barami is the Chairman of GES which he co-founded in 2006 and also holds the position of Chief Commercial Officer for GES. Mr. Al Barami has benefited from significant exposure to both the services industry as well as the E&P industry which makes his experience unique in several aspects. Mr. Al Barami started his career in the drilling operations of Petroleum Development Oman (PDO). Over the next 9 years worked in different positions in Well Engineering in the field before progressing to PDO’s headquarters where he was appointed to be a Team Leader for the same. Mr. Al Barami obtained his Bachelor’s degree in Mechanical Engineering from the University of Brighton, United Kingdom in 1995, and thereafter completed his MBA from the University of Lincoln, United Kingdom in 2003.

We believe that Mr. Barami is qualified to serve on our Board of Directors because of his extensive entrepreneurial experience as well as his E&P background and his knowledge of the MENA region and specifically Oman.

Andrew L. Waite is Co-President of LESA, the ultimate general partner of SCF and the ultimate general partner of the majority shareholder of SV3, and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with Royal Dutch / Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of Nine Energy Service, Inc. (NYSE: NINE), a position he has held since February 2013, is on the board of directors of Forum Energy Technologies, Inc. (NYSE: FET), a position he has held since August 2010, and is on the board of directors of Atlantic Navigation Holdings (Singapore) Limited (SGX: 5UL), a position he has held since January 2016. Mr. Waite previously served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services from 2007 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to the energy sector and military customers from 2000 to 2006, and Oil States International, Inc., a diversified oilfield services and equipment company from August 1995 through April 2006. Mr. Waite received an MBA with High Distinction from Harvard Business School, an MS degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University.

We believe that Mr. Waite’s extensive public company experience in the energy sector, in particular in the oilfield services industry, and his experience in identifying strategic growth trends in true energy industry and evaluating potential transactions make him well qualified to serve on our board of directors.

Adnan Ghabris has over 30 years of experience in the oil service industry. Mr. Ghabris has served as Chief Executive Officer of NPS since 2008. Before serving as Chief Executive Officer of NPS, Mr. Ghabris spent more than 20 years with Schlumberger, where he held several executive roles in operations, technical and marketing in the following countries: Kuwait, Syria, Libya, Canada, Kingdom of Saudi Arabia and the United Arab Emirates from 1989 to 2008.

Mr. Ghabris was the Vice President of Schlumberger Arabian Region from 1999 to 2004 covering Kingdom of Saudi Arabia, Kuwait, Bahrain and Pakistan. Prior to his assignment as a Chief Executive Officer of NPS, he held the position of Integrated Project Manager for Schlumberger Middle East and Asia based in Dubai. Mr. Ghabris holds a Master’s Degree in Chemical Engineering from Kuwait University (Honors) and a Bachelor’s Degree in Chemical Engineering in Rutgers, the State University of New Jersey, United States (Honors). He is a member of the Canadian Professional Engineers, American Institute for Chemical Engineers (AiChE) and the Society of Petroleum.

Theresa Eaton is a Managing Director of SCF Partners, a leading oilfield services private equity investor where she is responsible for sourcing acquisition opportunities at SCF as well as their ongoing strategic oversight and development. Ms. Eaton graduated from Duke University with a Bachelor of Arts dual degree in International Relations and Asian Studies with a concentration in Japanese. After graduating from Duke, she worked in the Institutional Securities Division and Private Wealth Management Division at Morgan Stanley in Manhattan. She subsequently attended Duke University Law School where she earned her J.D. and later worked in the Corporate and Securities group at Vinson & Elkins LLP. Prior to joining SCF Partners, Ms. Eaton worked at First Reserve Corporation, an energy focused private equity firm. Ms. Eaton serves on Duke University’s Board of Entrepreneurship & Innovation, the board of the Center for Hearing and Speech and the board of the Broach Foundation for Brain Cancer Research, an organization she co-founded and has jointly raised more than $4 million for glioblastoma research.

We believe that Ms. Eaton is qualified to serve as an alternate director because of her extensive investing experience with entrepreneurial and high growth companies and we also believe her legal background will be beneficial for the Board of Directors.

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Redemption Rights

Pursuant to our Charter, holders of public shares who purchased shares in our IPO (other than our Sponsor or certain lead investors in our IPO) may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. If a holder exercises its redemption rights, then such holder will exchange its ordinary shares for cash and will no longer own NESR ordinary shares. NESR public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal, so long as such holder properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Each redemption of public shares by our public shareholders will decrease the amount in our trust account, which held $231,553,535.80 as of April 30, 2018. See the section entitled “Special Meeting in Lieu of an Annual Meeting of NESR Shareholders — Redemption Rights” for a description of the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to our shareholders in connection with the Business Combination under the structure as presently contemplated.

Accounting Treatment

The Business Combination will be accounted for under ASC 805. Pursuant to ASC 805, NESR has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	NESR is transferring cash via the use of funds within its Trust Account, issuing shares, and will be incurring liabilities to execute the Business Combination;

●	NESR’s executive management will comprise the C-Suite of the combined company;

●	NESR has the right to designate 4 out of the 9 initial members of the board of directors of the combined company immediately after giving effect to the Business Combination. This provides a plurality for NESR with no other Company representing more than 3 seats on the board. There are also no special voting rights conveyed in the Business Combination;

●	NESR was the entity that initiated the Business Combination; and

●	The headquarters of the combined company will be moved to NESR.

The preponderance of the evidence discussed above supports the conclusion that NESR is the accounting acquirer in the Business Combination.

NPS and GES both constitute businesses, with inputs, processes, and outputs. Accordingly, the acquisition of NPS and GES both constitute the acquisition of a business for purposes of ASC 805, and due to the change in control of each of NPS and GES, will be accounted for using the acquisition method. NESR will record the fair value of assets acquired and liabilities assumed from NPS and GES.

Material U.S. Federal Income Tax Considerations for Shareholders Exercising Redemption Rights

The following is a summary of the material U.S. federal income tax considerations for holders of our ordinary shares that elect to have their ordinary shares redeemed for cash. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not address any laws other than the United States federal income tax law, such as the U.S. federal estate tax, U.S. state and local tax laws and the tax laws of any non-U.S. jurisdictions. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

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●	certain U.S. expatriates;

●	traders in securities that elect mark-to-market treatment;

●	S corporations;

●	Redeeming U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	mutual funds;

●	qualified plans, such as 401(k) plans and individual retirement accounts;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (or RICs);

●	real estate investment trusts (or REITs);

●	persons holding ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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●	persons subject to the alternative minimum tax provisions of the Code;

●	persons subject to the Medicare contribution tax imposed under the Code;

●	tax-exempt organizations;

●	persons that actually or constructively own 5 percent or more of our ordinary shares;

●	our Sponsor and its shareholders; and

●	redeeming Non-U.S. Holders (as defined below, and except as otherwise discussed below).

If any partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. This summary does not address any tax consequences to any partnership that holds our ordinary shares (or to any direct or indirect partner of such partnership). If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor. This summary assumes that shareholders hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment and not as a dealer or for sale to customers in the ordinary course of the shareholder’s trade or business.

WE URGE HOLDERS OF OUR ORDINARY SHARES CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Shareholders

This section is addressed to Redeeming U.S. Holders (as defined below) of our ordinary shares that elect to have their ordinary shares redeemed for cash. For purposes of this discussion, a “Redeeming U.S. Holder” is a beneficial owner that so redeems its ordinary shares and is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

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Tax Treatment of the Redemption — In General

The balance of the discussion under this heading is subject in its entirety to the discussion below under the heading “— Passive Foreign Investment Company Rules.” If we are considered a “passive foreign investment company” for these purposes (which we will be, unless a “start up” exception applies), then the tax consequences of the redemption will be as outlined in that discussion, below.

A Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the cash received in the redemption and such shareholder’s adjusted basis in the ordinary shares so redeemed if the Redeeming U.S. Holder’s ownership of ordinary shares is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of ordinary shares is treated as completely terminated (and in general, such Redeeming U.S. Holder may not be considered to have completely terminated its interest if it continues to hold our warrants). If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such ordinary shares is more than one year at the time of the exchange. It is possible that because of the redemption rights associated with our ordinary shares, the holding period of such ordinary shares may not be considered to begin until the date of such redemption (and thus it is possible that long-term capital gain or loss treatment may not apply to ordinary shares redeemed in the redemption). Shareholders who hold different blocks of ordinary shares (generally, ordinary shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

A redemption that does not completely terminate the Redeeming U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just ordinary shares actually owned but also ordinary shares underlying options to acquire our ordinary shares (including for these purposes our warrants) and, in some cases, ordinary shares owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes which carry voting rights) of the Company is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such voting shares immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of our outstanding shares (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of shares of the Company entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that Redeeming U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of the Company. The IRS has ruled that any reduction in a shareholder’s proportionate interest is a “meaningful reduction” if the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation.

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If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the shareholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the ordinary shares (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares.

As these rules are complex, Redeeming U.S. Holders of ordinary shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a passive foreign investment company (or “PFIC”) for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we have met the PFIC asset or income test beginning with our initial taxable year ending December 31, 2017. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (in our case, our taxable year ending December 31, 2017), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year (in our case, our taxable years ending December 31, 2018 and December 31, 2019); and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2018. Even if the proposed Business Combination is completed during our taxable year ending December 31, 2018, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as any passive income and assets of the businesses acquired in the Business Combination. If we do not satisfy the start-up exception, we will likely be considered a PFIC since our date of formation and will continue to be treated as a PFIC until we no longer satisfy the PFIC tests (although, as stated below, in general the PFIC rules would continue to apply to any Redeeming U.S. Holder who held our ordinary shares or warrants at any time we were considered a PFIC).

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If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a Redeeming U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the Redeeming U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the Redeeming U.S. Holder held (or was deemed to hold) ordinary shares or a timely “mark to market” election, in each case as described below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the Redeeming U.S. Holder on the sale or other disposition of its ordinary shares or warrants (which would include the redemption, if such redemption is treated as a sale under the rules discussed under the heading “— Tax Treatment of the Redemption — In General,” above); and

●	any “excess distribution” made to the Redeeming U.S. Holder (generally, any distributions to such Redeeming U.S. Holder during a taxable year of the Redeeming U.S. Holder that are greater than 125% of the average annual distributions received by such Redeeming U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such Redeeming U.S. Holder or, if shorter, such Redeeming U.S. Holder’s holding period for the ordinary shares), which may include the redemption to the extent such redemption is treated as a distribution under the rules discussed under the heading “— Tax Treatment of the Redemption — In General,” above.

Under these special rules,

●	the Redeeming U.S. Holder’s gain or excess distribution will be allocated ratably over the Redeeming U.S. Holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the Redeeming U.S. Holder’s taxable year in which the Redeeming U.S. Holder recognized the gain or received the excess distribution, or to the period in the Redeeming U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the Redeeming U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the Redeeming U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the Redeeming U.S. Holder.

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In general, if we are determined to be a PFIC, a Redeeming U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the Redeeming U.S. Holder in which or with which our taxable year ends. In general, a QEF election must be made on or before the due date (including extensions) for filing such Redeeming U.S. Holder’s tax return for the taxable year for which the election relates. A Redeeming U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A Redeeming U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a Redeeming U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the Redeeming U.S. Holder held the warrants. If a Redeeming U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to the ownership of shares of a PFIC, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the Redeeming U.S. Holder held the warrants), unless the Redeeming U.S. Holder makes a purging election. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the Redeeming U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A Redeeming U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. Redeeming U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a Redeeming U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a Redeeming U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the Redeeming U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

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If a Redeeming U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because such holder made a timely QEF election for our first taxable year as a PFIC in which the Redeeming U.S. Holder holds (or is deemed to hold) such ordinary shares or because such holder made a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, Redeeming U.S. Holders of a QEF are currently taxed on their pro rata ordinary shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such Redeeming U.S. Holders. The tax basis of a Redeeming U.S. Holder’s ordinary shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the Redeeming U.S. Holder is treated under the applicable attribution rules as owning ordinary shares in a QEF.

Although a determination as to our PFIC status will be made annually, a determination that we are a PFIC for any particular year will generally apply for subsequent years to a Redeeming U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A Redeeming U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the Redeeming U.S. Holder holds (or is deemed to hold) our ordinary shares and receives the requisite PFIC annual information statement, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such ordinary shares. In addition, such Redeeming U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for any taxable year of us that ends within or with a taxable year of the Redeeming U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the Redeeming U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such ordinary shares attributable to the pre-QEF election period.

Alternatively, if a Redeeming U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the Redeeming U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the Redeeming U.S. Holder makes a valid mark-to-market election for the first taxable year of the Redeeming U.S. Holder in which the Redeeming U.S. Holder holds (or is deemed to hold) ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the Redeeming U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The Redeeming U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The Redeeming U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. A mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Redeeming U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

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If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, Redeeming U.S. Holders generally would be deemed to own a portion of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the Redeeming U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a Redeeming U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. Redeeming U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A Redeeming U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the Redeeming U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The application of the PFIC rules is extremely complex. Shareholders who are considering participating in the redemption and/or selling, transferring or otherwise disposing of their ordinary shares and/or warrants should consult with their tax advisors concerning the application of the PFIC rules in their particular circumstances.

U.S. Federal Income Tax Considerations to Non-U.S. Shareholders

This section is addressed to Redeeming Non-U.S. Holders (as defined below) of our ordinary shares that elect to have their ordinary shares redeemed for cash. For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that so redeems its ordinary shares and is not a Redeeming U.S. Holder.

Except as otherwise discussed in this section, a Redeeming Non-U.S. Holder who elects to have its ordinary shares redeemed will generally be treated in the same manner as a Redeeming U.S. Holder for U.S. federal income tax purposes. See the discussion above under “U.S. Federal Income Tax Considerations to U.S. Shareholders.”

Any Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:

●	such shareholder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and certain other conditions are met; or

●	such shareholder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by such holder in the United States), in which case the Redeeming Non-U.S. Holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange, and a Redeeming Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

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With respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. Dividends received by a Redeeming Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividends are attributable to a permanent establishment maintained by the Redeeming Non-U.S. Holder in the United States), will be taxed as discussed above under “U.S. Federal Income Tax Considerations to U.S. Shareholders.” In addition, dividends received by a Redeeming Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Redeeming Non-U.S. Holders of ordinary shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their ordinary shares will be treated as a sale or as a distribution under the Code.

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% United States federal withholding tax may apply to certain income paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Redeeming Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their disposition of their ordinary shares or warrants.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate Redeeming U.S. Holder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A Redeeming Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

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Any amount withheld under these rules will be creditable against the Redeeming U.S. Holder’s or Redeeming Non-U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any shareholder. We once again urge you to consult with your own tax adviser to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in redemption of your ordinary shares.

Vote Required for Approval

Approval of the Business Combination Proposal is a condition to the completion of the Business Combination. If the Business Combination Proposal is not approved, the Business Combination will not take place. Approval of the Business Combination Proposal is also a condition to the Nasdaq Proposal and the Incentive Plan Proposal. If the Business Combination Approval is not approved, the Nasdaq Proposal and the Incentive Plan Proposal will have no effect (even if approved by the requisite vote of our shareholders at the special meeting in lieu of annual meeting or any adjournment or postponement thereof).

This Business Combination Proposal (and consequently, the Stock Purchase Agreements and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if at least a majority of the votes cast in person or by proxy at the special meeting in lieu of an annual meeting vote “FOR” the Business Combination Proposal.

Our Sponsors have agreed to vote any NESR ordinary shares owned by it in favor of the Business Combination. As of the date hereof, our Sponsor holds 20% of the total issued and outstanding ordinary shares of NESR and, pursuant to the above-mentioned agreement, will vote all such shares in favor of the Business Combination. Assuming that 12% of the public shares, in addition to the IPO lead investors holding 6 million ordinary shares who have committed to vote for the Business Combination, also are voted in favor of the Business Combination Proposal, such votes will be sufficient to meet the requisite vote for approval.

Recommendation of the Board of Directors

NESR’S BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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DIRECTOR ELECTION PROPOSAL

NESR’s board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. For purposes of Regulation 9.1 of Charter, the special meeting in lieu of an annual meeting is serving as NESR’s first annual general meeting of shareholders. Under Regulation 9.1, the terms of our current Class I directors terminate. However, our current Class I directors may stand for re-election at the meeting. The NESR board has therefore nominated the two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for re-election as Class I directors.

The directors who are elected as Class I directors will be elected for a two-year term, expiring at the time of NESR’s annual meeting 2020 or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is not contingent upon approval of the Business Combination.

Pursuant to NESR’s Charter, the Board of Directors has the authority to expand the size of the Board of Directors and elect new directors to fill the newly-created Board seats. In accordance with this authority, at or immediately after the closing of the Business Combination, the Board of Directors will expand the size of the Board of Directors to nine members with staggered two year terms. If the two director nominees are elected at the special meeting in lieu of an annual meeting and the Business Combination is consummated, our post-closing Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite. The appointment of the five additional directors will be made by resolution of the board at or immediately after the closing of the Business Combination.

While the above board structuring and terms are within the contemplation of the present Charter, the directors may make certain amendments to the Charter following the Business Combination to ensure that the terms of the Class I and II directors as set out above are expressly set out in the Charter for greater convenience and clarity. The ability to make such amendments is within the powers of the Board to amend our Charter.

Our Board of Directors has nominated Antonio J. Campo Mejia and Hala Zeibak for re-election as Class I Directors. The following sets forth information regarding each nominee.

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Antonio J. Campo Mejia, who has been an independent director of NESR since May 12, 2017, has been a non-executive director of the Supervisory Board of Fugro N.V. (Euronext: FUR), a company providing geotechnical, survey, subsea and geosciences services, since 2014 and Vice-Chairman of Basin Holdings, a global holding company focused on providing products and services to energy and industrial customers since 2012. From 2012 to 2013, Mr. Campo Mejia served as non-executive director at Integra Group, an oilfield services company mainly active in Russia and the Commonwealth of Independent States, and served as its Chief Executive Officer from 2009 to 2012. Mr. Campo Mejia also served as non-executive director at Basin Supply LP, Basin Tools LP and Basin Energy Services LP from 2009 to 2014. Prior to that, Mr. Campo Mejia spent 28 years of his professional career at Schlumberger, the world’s leading oilfield services company, in a multitude of senior management positions in different parts of the world. Mr. Campo Mejia served as the President of Latin America for Oilfield Services of Schlumberger from 2006 to 2008. Mr. Campo Mejia served as President of Europe & Africa, Schlumberger Oilfield Services from 2003 to 2006. From 2000 to 2006, he was the President of Schlumberger’s Integrated Project Management business responsible for the worldwide operations in this service line. From 1999 to 2000, Mr. Campo Mejia served as Director of Personnel for the Reservoir Management Group in Houston, Texas. From 1997 to 1999, he was the Vice President of Oilfield Services Latin America South managing a full range of services in the region. In his career prior to 1997, Mr. Campo Mejia held a number of senior management and technical positions in Schlumberger’s wireline business. Mr. Campo Mejia received his bachelor’s degree in Electronic Engineering from Pontificia Universidad Javeriana in 1980.

We believe that Mr. Campo Mejia is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry and his experience as an executive in oilfield services and board member of multinational companies.

Hala Zeibak, who has been an independent director of NESR since May 12, 2017, is director of investments at Olayan Europe Limited, the investment advisory arm of The Olayan Group for the United Kingdom, Europe and Asia. The Olayan Group is a private multinational enterprise with a managed portfolio of international investments and diverse commercial and industrial operations in the Middle East. Ms. Zeibak joined The Olayan Group in July 2005, initially with Olayan America in New York. She transferred to Olayan Europe in London in January 2011. Ms. Zeibak’s focus is on public and private equity investments primarily in the energy and affiliated sectors, including oil, gas, power, commodities and industrials. She is a member of the Oxford Energy Policy Club. Ms. Zeibak received a BA in Economics from Tufts University in 2003, graduating Summa Cum Laude with membership in the Phi Beta Kappa Society. She went on to earn a master’s degree in 2005 from the Fletcher School of Law & Diplomacy at Tufts. Her concentration was international finance and trade.

We believe that Ms. Zeibak is qualified to serve on our Board of Directors because of her extensive experience in the investment community and with diverse industries and multinational operations including MENA.

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Vote Required for Approval

If a quorum is present, directors are elected by the affirmative vote of a majority of the votes cast, in person or by proxy. This means that each of the two director nominees will be elected if approved by the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting in lieu of an annual meeting and broker non-votes will have no effect on the vote since a majority of the votes cast is required for the election of each nominee. This proposal is not conditioned on the approval of any other proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS.

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NASDAQ PROPOSAL

We are seeking shareholder approval of the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a), (b) and (d).

Under NASDAQ Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under NASDAQ Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

Under NASDAQ Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

We currently have 28,652,125 ordinary shares outstanding.

Pursuant to the Stock Purchase Agreements, we anticipate that we will issue an aggregate of 53,312,125 ordinary shares (disregarding ordinary shares that may be issued pursuant to earn outs) to the Selling Stockholders, SV3 and Hana Investments upon the closing of the Business Combination. We also anticipate that if we draw the full Backstop Commitment then in the case of no redemptions as well as maximum redemptions we will issue 14,114,906 ordinary shares. Furthermore, we also anticipate that we will issue to the underwriters of our IPO (who have a redemption-based compensation), 200,717 shares in the case of no redemptions and 269,775 shares in the maximum redemption scenario. An additional 3,343,408 ordinary shares may be issued upon the achievement of specified net income targets. See “The Business Combination Proposal — The NPS Stock Purchase Agreement.” Because the number of ordinary shares we anticipate issuing in the Business Combination (1) will constitute more than 20% of our outstanding ordinary shares and more than 20% of the outstanding voting power prior to such issuance and (2) will result in a change of control (as defined by NASDAQ) of the Company, we are required to obtain shareholder approval of such issuances pursuant to NASDAQ Listing Rules 5635(a) and (b).

Additionally, because we may issue 20% or more of our outstanding ordinary shares pursuant to the Backstop Commitment, we are required to obtain shareholder approval of such issuances pursuant to NASDAQ Listing Rules 5635(d).

The terms of the Stock Purchase Agreements and the Forward Purchase Agreement are complex and only briefly summarized above. For further information, see “The Business Combination Proposal — The NPS Transaction,” “The Business Combination Proposal — The GES Transaction,” and “The Business Combination Proposal — Backstop and Forward Purchase Agreement.”

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Effect of Proposal on Current Shareholders

If the NASDAQ Proposal is adopted, we will issue an aggregate of: (i) 25,077,276 ordinary shares to acquire NPS, which number may be subject to adjustment pursuant to the NPS Stock Purchase Agreement, (ii) 28,234,849 ordinary shares to acquire GES, which number may be subject to adjustment pursuant to the GES Stock Purchase Agreement and (iii) up to 14,114,906 shares to be issued pursuant to the Forward Purchase Agreement in the case of no redemptions as well as maximum redemptions (if 6,905,839 shares are redeemed by existing NESR shareholders) and (iv) 200,717 shares to be issued to the underwriters assuming there are no redemptions and 269,775 shares if 6,905,839 shares are redeemed by NESR current shareholders. The issuance of such shares would result in significant dilution to NESR shareholders and would result in the NESR current shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of NESR.

Vote Required for Approval

The NASDAQ Proposal will be approved and adopted only if at least a majority of the votes cast in person or by proxy at the special meeting in lieu of an annual meeting vote “FOR” the NASDAQ Proposal.

Consequence of a Failure to Provide Shareholder Approval

IF OUR SHAREHOLDERS DO NOT APPROVE THE NASDAQ PROPOSAL, WE WILL ONLY HAVE THE RIGHT TO ISSUE UP TO 19.9% OF THE COMPANY’S ISSUED AND OUTSTANDING ORDINARY SHARES PURSUANT TO THE BACKSTOP COMMITMENT WITHOUT SHAREHOLDER APPROVAL. HOWEVER, ANY OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS MADE PURSUANT TO THE BACKSTOP COMMITMENT ARE NOT CONTINGENT UPON SHAREHOLDER APPROVAL.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

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INCENTIVE PLAN PROPOSAL

Overview of Proposal

In this Proposal, we are requesting that our shareholders approve and adopt the National Energy Services Reunited Corp. 2018 Long Term Incentive Plan (the “LTIP”) and the material terms thereunder. A total of 5,000,000 ordinary shares will be reserved for issuance under the LTIP. Our board of directors approved the LTIP on February 9, 2018 (including the performance criteria upon which performance goals may be based), subject to shareholder approval at the special meeting in lieu of an annual meeting. The LTIP is described in more detail below. A copy of the LTIP is attached to this proxy statement as Annex F.

Summary of the Proposal

The purpose of the LTIP is to enhance NESR’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to NESR by providing these individuals with equity ownership opportunities. We believe that the LTIP is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in NESR and providing a means of recognizing their contributions to the success of NESR. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help and will help NESR meet its goals.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the LTIP. As of March 31, 2018, we had no employees and four directors. Following the Business Combination, NESR and its subsidiaries are expected to have approximately 3,000 employees and other service providers and nine (9) directors who will be eligible to receive awards under the LTIP.

The LTIP will be administered by our board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the LTIP, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the LTIP, to interpret the LTIP and award agreements and to adopt, amend and repeal rules for the administration of the LTIP as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the LTIP, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the LTIP.

Shares Available for Awards

An aggregate of 5,000,000 ordinary shares will be available for issuance under the LTIP, all of which may be issued upon the exercise of incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Shares issued under the LTIP may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the LTIP expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the LTIP. Further, shares delivered to satisfy the purchase price or tax withholding obligation for any award other than an option or stock appreciation right will again be available for new grants under the LTIP. However, the LTIP does not allow the shares available for grant under the LTIP to be recharged or replenished with shares that:

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●	are tendered or withheld to satisfy the exercise price of an option;

●	are tendered or withheld to satisfy tax withholding obligations for any award that is an option or stock appreciation right;

●	are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or

●	are purchased on the open market with cash proceeds from the exercise of options.

Awards granted under the LTIP in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiary’s) acquisition of the entity’s property or stock will not reduce the shares available for grant under the LTIP, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Individual Award Limits

The maximum aggregate number of ordinary shares with respect to which one or more awards of restricted stock, restricted stock units, or other stock or cash based awards that are denominated in shares that may be granted under the LTIP to any one person during any fiscal year is 250,000 ordinary shares. However, these numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount of cash that may be paid to any one person during any fiscal year with respect to one or more awards payable in cash and not denominated in shares is $1,250,000.

Awards

The LTIP provides for the grant of stock options, including ISOs and NSOs, stock SARs, restricted stock, dividend equivalents, RSUs and other stock or cash based awards. Certain awards under the LTIP may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). All awards under the LTIP will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of ordinary shares in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

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Restricted Stock. Restricted stock is an award of nontransferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock with performance-based vesting only to the extent the performance conditions have been satisfied and the restricted stock vests. The terms and conditions applicable to restricted stock will be determined by the plan administrator, subject to the conditions and limitations contained in the LTIP.

RSUs. are contractual promises to deliver ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on ordinary shares prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the LTIP.

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, ordinary shares or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance-Based Awards

The plan administrator will determine whether specific awards are intended to be linked to attainment of specific performance goals. Awards that are linked to attainment of performance goals will be conditioned on the attainment of pre-established, objective performance goals set by the plan administrator and based on stockholder-approved performance criteria, as described below.

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For purposes of the LTIP, one or more of the following performance criteria will be used in setting performance goals applicable to performance-based awards, either for the entire company or a subsidiary, division, business unit or an individual, and may be used in setting performance goals applicable to other stock or cash based awards: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; individual business objectives; production or growth in production; reserves or added reserves; growth in reserves per share; inventory growth; environmental, health and/or safety performance; effectiveness of hedging programs; improvements in internal controls and policies and procedures; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the company’s performance or the performance of a subsidiary, division, business segment or business unit of the company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Prohibition on Repricing

Under the LTIP, the plan administrator may not except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our stockholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the price per share exceeds the Fair Market Value (as that term is defined in the LTIP) of the underlying shares.

Certain Transactions

In connection with certain corporate transactions and events affecting our Common Stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the LTIP to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the LTIP and replacing or terminating awards under the LTIP. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the LTIP and outstanding awards as it deems appropriate to reflect the transaction.

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Provisions of the LTIP Relating to Director Compensation

The LTIP provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the LTIP’s limitations. The plan administrator will from time to time determine the terms, conditions and amounts of all non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value of any equity awards granted under the LTIP as compensation for services as a non-employee director during any fiscal year may not exceed $200,000. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, subject to the limitations in the LTIP.

Plan Amendment and Termination

Our board of directors may amend or terminate the LTIP at any time; however, no amendment, other than an amendment that increases the number of shares available under the LTIP, may materially and adversely affect an award outstanding under the LTIP without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The LTIP will remain in effect until the tenth anniversary of the earlier of (i) the date our board of directors adopted the LTIP and (ii) the date our stockholders approve the LTIP, unless earlier terminated by our board of directors. No awards may be granted under the LTIP after its termination.

Foreign Participants, Claw-back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish plans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the LTIP are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the LTIP, and exercise price obligations arising in connection with the exercise of stock options under the LTIP, the plan administrator may, in its discretion, accept cash, wire transfer or check, ordinary shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Material U.S. Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.

ISO. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.

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NSOs. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of an NSO. Upon exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of an NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

SARs. There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), a U.S. resident participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made by U.S. participants within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the U.S. participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the U.S. participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant is a U.S. resident who made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

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If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

RSUs. There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain highly paid executives of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the LTIP upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted NSOs and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the LTIP are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the LTIP are not exempt from coverage. However, if the LTIP fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the LTIP is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The LTIP is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

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Plan Benefits

The benefits or amounts that may be received or allocated to participants under the LTIP will be determined at the discretion of the plan administrator and are not currently determinable.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the special meeting in lieu of an annual meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

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THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the special meeting in lieu of an annual meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting in lieu of an annual meeting to approve the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal or the Incentive Plan Proposal. The Adjournment Proposal does not require the approval of any other proposal to be effective.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by NESR shareholders, the Board of Directors may not be able to adjourn the special meeting in lieu of an annual meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Director Election Proposal, the NASDAQ Proposal or the Incentive Plan Proposal.

Vote Required for Approval

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the special meeting in lieu of an annual meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT NESR

General

We are a blank check company formed in the British Virgin Islands on January 23, 2017 as a business company with limited liability. This means that our shareholders have no additional liability for our liabilities over and above the amount paid for their shares. We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar Business Combination, with one or more businesses or entities which we refer to throughout this proxy statement as the Business Combination. To date, our efforts have been limited to organizational activities, activities related to our IPO, and activities related to the Business Combination. Our efforts to identify a prospective target business have not been limited to a particular industry or geographic region, although we have focused our search on target businesses and assets in the energy services industry, with an emphasis on oil and gas services globally (with an initial focus on North America, Europe, Asia and Africa). Our management believes this area of focus represents a favorable and highly fragmented market opportunity to consummate a Business Combination.

As of the date of this proxy statement, the Company had not yet commenced operations. All activity through the date hereof has related to the Company’s formation, its IPO, which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s IPO was declared effective on May 11, 2017. On May 17, 2017, the Company consummated its IPO, issuing 21,000,000 units and generating gross proceeds of $210,000,000.

Simultaneously with the closing of the IPO, the Company consummated the sale of 11,850,000 private warrants at a price of $0.50 per warrant in a private placement to the Company’s sponsor, NESR Holdings Ltd., generating gross proceeds of $5,925,000.

Following the closing of the IPO on May 17, 2017, an amount of $210,000,000 ($10.00 per unit) from the net proceeds of the sale of the units in the IPO and the Private Warrants was placed in a trust account. Funds in the trust account must be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On May 30, 2017, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 1,921,700 units at a price of $10.00 per unit and the sale of an additional 768,680 private warrants at a price of $0.50 per warrant, generating total gross proceeds of $19,601,340. Following the closing, an additional $19,217,000 of net proceeds ($10.00 per unit) was placed in the trust account, resulting in a total of $229,217,000 ($10.00 per unit) being held in the trust account.

Transaction costs related to the IPO amounted to $13,761,498, consisting of $4,014,340 of underwriting fees, $9,032,265 ($7,025,095 in cash and 200,717 ordinary shares) of deferred underwriting fees and $714,893 of IPO costs. As of September 30, 2017, $1,244,689 of cash was held outside of the trust account and was available for working capital purposes.

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The Company’s management has broad discretion with respect to the specific application of the net proceeds of its IPO and sale of private warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations until after the Business Combination is consummated. We intend to effect the Business Combination using cash held in our trust account and funds from the Backstop Commitment.

Selection of a Target Business and Structuring of our Initial Business Combination

Under NASDAQ rules, an initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, our management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we were not permitted to effectuate our initial Business Combination with another blank check company or a similar company with nominal operations. In any case, we determined that we would only complete an initial Business Combination in which we acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act.

Redemption Rights for Holders of Public Shares

We are providing our public shareholders (excluding our Sponsor and certain lead investors in our IPO) with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of April 30, 2018, the amount in the trust account, net of taxes payable, is approximately $10.10 per redeemable public share. Our Sponsor, lead investors, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. Founder Shares are excluded from the pro rata calculation used to determine the per-share redemption price.

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Submission of Our Initial Business Combination to a Shareholder Vote

We are providing our public shareholders (excluding our Sponsor and certain lead investors in our IPO) with redemption rights upon consummation of the Business Combination. Public shareholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such shareholders follow the specific procedures for redemption set forth in this proxy statement relating to the shareholder vote on a Business Combination. Unlike many other blank check companies, our public shareholders are not required to affirmatively vote for or against the Business Combination in order to exercise their redemption rights. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal. If the Business Combination is not completed, then public shareholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor has agreed to vote any NESR ordinary shares owned by it in favor of the Business Combination. In addition, our Sponsor, lead investors, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our amended Charter provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 20% of the shares sold in our IPO.

Employees

We have two executive officers, neither of whom is paid a salary by us. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. As suitable Target Businesses to acquire have been located, management has been spending more time investigating such Target Businesses and negotiating and processing the Business Combination (and consequently has been spending more time on our affairs) than had been spent prior to locating a suitable target business. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, or against any of our property.

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Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Sherif Foda	48	Chief Executive Officer and Chairman of the Board

Thomas Wood	60	Chief Financial Officer and a Director
Antonio J. Campo Mejia	60	Independent Director
Hala Zeibak	37	Independent Director

Sherif Foda has served as our Chief Executive Officer and Chairman since our inception. He has more than 24 years of professional experience in the oil and gas industry working for Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the world, particularly in the Middle East, Europe and the US. From June 2016 to January 2018, he served as Senior Advisor to the Chairman of Schlumberger. From July 2013 through June 2016, he has served as an officer and the President of the Production Group of Schlumberger. From June 2011 to June 2013, he served as the President of Schlumberger Europe and Africa. From June 2009 to June 2011, he served as Schlumberger’s Vice President and Managing Director of the Arabian market: Saudi Arabia, Kuwait and Bahrain. From July 2007 to May 2009, he served as Schlumberger’s Worldwide Vice President for Well Intervention. From 2005 to 2007, he was Schlumberger’s Vice President for Europe, Caspian and Africa. From 2002 to 2005, he served as the Managing Director of Schlumberger in Oman. In 2001, he served as Schlumberger’s Operations Manager for UAE, Qatar, Yemen and the Arabian Gulf. He started his career in 1993 with Schlumberger, working on the offshore fields in the Red Sea, then transferred to Germany for two years, then served as the general manager of operations in Eastern Europe countries (mainly Poland, Lithuania, Romania and Hungary). Prior to working in the oil and gas industry, he worked in the information technology and computer industry for two years in Egypt. He graduated in 1991 from Ain Shams University in Cairo, Faculty of Engineering, and he holds a BSc double major in Electronics and Automatic control. Mr. Foda is a board member of Energy Recovery, Inc. (NASDAQ: ERII), a technology company based in California. Also, he serves on the board of Trustees of Awty International School in Houston, and is a board member for Al Fanar Venture philanthropy in London.

We believe that Mr. Foda is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry including approximately 24 years with Schlumberger and his extensive oil field services industry experience throughout the MENA region and globally and as an executive and board member.

Thomas Wood has served as a director since our inception and has served as our Chief Financial Officer from inception until October 2017 and from November 29, 2017 until the present. He is an entrepreneur with over 35 years of experience in establishing and growing public and private companies that provide or use oil and gas contract drilling services. Since December 1990, he has served as the Chief Executive Officer of Round Up Resource Service Inc., a private investment company. Mr. Wood founded Xtreme Drilling Corp. (TSX:XDC), an onshore drilling and coil tubing technology company, in May 2005 and served as its Executive Chairman until May 2011 and its Chief Executive Officer and Director from May 2011 through August 2016. He is the founder of Savanna Energy Services Corp. (TSE: SVY), a North American energy services provider, where he served as the Chairman from 2001 to March 2005. He also served as Director at various companies engaged in the exploration and production of junior oil and gas, including Wrangler West Energy Corp. from April 2001 to 2014; New Syrus Capital Corporation from 1998 to 2001 and Player Petroleum Corporation from 1997 to 2001. In addition, Mr. Wood served as the President, Drilling and Wellbore Service, of Plains Energy Services Ltd. from 1997 to 2000 and Wrangler Pressure Control from 1998 to 2001. He served as the President of Round-Up Well Servicing Inc. from 1988 to 1997 and Vice President of Shelby Drilling from 1981 to 1987. Mr. Wood holds a BA in Economics from University of Calgary.

We believe that Mr. Wood is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry, his experience as an entrepreneur and building public companies and high growth organizations.

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Antonio J. Campo Mejia, who has been an independent director since May 12, 2017, has been a non-executive director of the Supervisory Board of Fugro N.V. (Euronext: FUR), a company providing geotechnical, survey, subsea and geosciences services, since 2014 and Vice-Chairman of Basin Holdings, a global holding company focused on providing products and services to energy and industrial customers since 2012. From 2012 to 2013, Mr. Campo Mejia served as non-executive director at Integra Group, an oilfield services company mainly active in Russia and the Commonwealth of Independent States, and served as its Chief Executive Officer from 2009 to 2012. Mr. Campo Mejia also served as non-executive director at Basin Supply LP, Basin Tools LP and Basin Energy Services LP from 2009 to 2014. Prior to that, Mr. Campo Mejia spent 28 years of his professional career at Schlumberger, the world’s leading oilfield services company in a multitude of senior management positions in different parts of the world. Mr. Campo Mejia served as the President of Latin America for Oilfield Services of Schlumberger from 2006 to 2008. Mr. Campo Mejia served as President of Europe & Africa, Schlumberger Oilfield Services from 2003 to 2006. From 2000 to 2006, he was the President of Schlumberger’s Integrated Project Management business responsible for the worldwide operations in this service line. From 1999 to 2000, Mr. Campo Mejia served as Schlumberger’s Director of Personnel for the Reservoir Management Group in Houston, Texas. From 1997 to 1999, he was Schlumberger’s Vice President of Oilfield Services Latin America South managing a full range of services in the region. In his career prior to 1997, Mr. Campo Mejia held a number of senior management and technical positions in Schlumberger’s wireline business. Mr. Campo Mejia received his bachelor’s degree in Electronic Engineering from Pontificia Universidad Javeriana in 1980.

We believe that Mr. Campo Mejia is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry and his experience as an executive in oilfield services and board member of multinational companies.

Hala Zeibak, who has been an independent director since May 12, 2017, is director of investments at Olayan Europe Limited, the investment advisory arm of The Olayan Group for the United Kingdom, Europe and Asia. The Olayan Group is a private multinational enterprise with a managed portfolio of international investments and diverse commercial and industrial operations in the Middle East. Ms. Zeibak joined The Olayan Group in July 2005 and initially worked at Olayan America in New York. She transferred to Olayan Europe in London in January 2011. Ms. Zeibak’s focus is on public and private equity investments primarily in the energy and affiliated sectors, including oil, gas, power, commodities and industrials. She is a member of the Oxford Energy Policy Club. Ms. Zeibak received a BA in Economics from Tufts University in 2003, graduating Summa Cum Laude with membership in the Phi Beta Kappa Society. She went on to earn a master’s degree in 2005 from the Fletcher School of Law & Diplomacy at Tufts. Her concentration was international finance and trade.

We believe that Ms. Zeibak is qualified to serve on our Board of Directors because of her extensive experience in the investment community and with diverse industries and multinational operations including MENA.

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Number and Terms of Office of Officers and Directors

We are managed under the direction of our Board of Directors, which currently consists of four directors. Our Board of Directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a two-year term. The term of office of the first class of directors, consisting of Mr. Campo Mejia and Ms. Zeibak, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Foda and Wood, will expire at the second annual meeting of shareholders.

Officers are appointed by the Board of Directors and serve at the discretion of the board, rather than for specific terms of office.

Shareholder Communications

Shareholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to our Corporate Secretary, National Energy Services Reunited Corp., 777 Post Oak Blvd., Suite 730, Houston, Texas 77056. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Director Independence

NASDAQ listing standards require that a majority of our Board of Directors be independent as long as we are not a controlled company. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Mr. Campo and Ms. Zeibak are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

The Board of Directors believes that prior to the consummation of the Business Combination, the most effective leadership structure is for Mr. Foda to continue to serve as our chief executive officer and chairman of our Board of Directors. Mr. Foda has an extensive experience in the oil and gas industry. By having Mr. Foda serve as the Chief Executive Officer and as Chairman of the Board, the Board of Directors believes that it enables Mr. Foda to ensure that the Board of Directors’ agenda responds to strategic challenges, that the Board of Directors is presented with information required for it to fulfill its responsibilities, and that Board of Directors meetings are as productive and effective as possible. The Board of Directors does not have a lead independent director. Upon consummation of the Business Combination, Mr. Sherif Foda will continue to serve as our Chief Executive Officer and Chairman of the Board. See “Management After the Business Combination.”

The Board of Directors’ oversight of risk is administered directly through the Board of Directors, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board of Directors including the procedures that the Company has adopted to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. The audit committee reserves time at each of its meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management.

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Board of Directors and Committees

During the period from January 23, 2017 (inception) to March 31, 2018, our Board of Directors agreed on 44 actions by meetings or by consent and our audit committee held 4 meetings. The Company does not have a policy regarding director attendance at annual meetings but encourages the directors to attend if possible.

Audit Committee

We have established an audit committee of the Board of Directors. Mr. Campo Mejia, Ms. Zeibak and Mr. Wood currently serve as members of our audit committee. Mr. Campo Mejia serves as chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, subject to certain exceptions, we are required to have three members of the audit committee, all of whom must be independent. Mr. Campo Mejia and Ms. Zeibak are each independent under applicable NASDAQ and SEC rules.

Each member of the audit committee is financially literate and our Board of Directors has determined that Mr. Campo Mejia qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our Form 10-K;

●	reviewing and discussing with management and our independent auditor our quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor’s review of the quarterly financial statements;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

The Board of Directors has formed a compensation committee of the Board of Directors. The current members of our Compensation Committee are Mr. Campo Mejia, Ms. Zeibak, and Mr. Wood. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Nominating Committee

The Board of Directors has formed a nominating committee of the Board of Directors. The current members of our nominating committee are Mr. Campo Mejia and Ms. Zeibak, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Conduct and Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our audit committee and compensation committee charters are available, without charge, upon request from us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent shareholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of Forms 3 and Forms 4 furnished since the effective date of our IPO, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same.

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Executive Compensation

Prior to the Business Combination, our Chief Executive Officer did not receive compensation for services rendered to the Company. Our executive officers will receive and have received reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses, including NPS and GES as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Following the consummation of the Business Combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company. It is unlikely that the amount of such compensation will be known at the time of the shareholder meeting to be held to consider the Business Combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Such compensation will be publicly disclosed to the extent required by the rules and regulations of the SEC.

Sherif Foda in his capacity as CEO shall not participate in the incentive stock compensation plan for employees during 2018. The Compensation Committee will set compensation after the Business Combination.

Audit Fees

The firm of Marcum LLP has acted as our independent registered public accounting firm.

The following is a summary of fees paid or to be paid to Marcum LLP, or Marcum, for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the period from January 23, 2017 (inception) through December 31, 2017 totaled $54,065. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We paid Marcum $29,913 for consultations concerning financial accounting and reporting standards for the period from January 23, 2017 (inception) through December 31, 2017.

Tax Fees. We did not pay Marcum for tax preparation or other compliance services for the period from January 23, 2017 (inception) through December 31, 2017.

All Other Fees. We did not pay Marcum for other services for the period from January 23, 2017 (inception) through December 31, 2017.

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Pre-Approval Policy

Our audit committee was formed upon the consummation of our IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our Board of Directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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NESR MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis should be read in conjunction with the financial statements and related notes of NESR included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this section to the “Company,” “us” or “we” refer to National Energy Services Reunited Corp.

Overview

We are a blank check company incorporated on January 23, 2017 in the British Virgin Islands and formed for the purpose of entering into a Business Combination with one or more target businesses. We intend to effectuate our Business Combination using cash from the proceeds of our IPO and the sale of Private Warrants that occurred simultaneously with the completion of our IPO, the issuance of our securities, the incurrence of debt or a combination of cash, securities and debt.

The issuance of additional ordinary shares or preferred stock:

●	may significantly dilute the equity interest of our investors who would not have pre-emption rights in respect of any such issuance;

●	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

●	could cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

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Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after our Business Combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete a Business Combination will be successful.

Recent Developments

On November 12, 2017, we announced that we had entered into definitive agreements to acquire GES and NPS, leading regional oilfield services companies offering a mix of drilling, completion and production services and equipment in the MENA and Asia Pacific regions. Following closing, our primary operating locations will be in Dammam, Saudi Arabia, Muscat, Oman and Dubai, UAE with local headquarters in Houston, Texas. We will employ more than 3,000 people in more than a dozen countries across the region. The transaction is subject to shareholder approval and other customary closing conditions. See our Current Report on Form 8-K filed with the SEC on November 13, 2017 for further information.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from January 23, 2017 (inception) through December 31, 2017 were organizational activities and those necessary to consummate the IPO, described below, identifying a target company for a business combination and activities in connection with the proposed business combination. We do not expect to generate any operating revenues until after the completion of our business combination. We expect to generate non-operating income in the form of interest income on cash and marketable securities held after the IPO. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from January 23, 2017 (inception) through December 31, 2017, we had net loss of $2,864,031 consisting of operating costs of $4,214,790 and an unrealized loss on marketable securities held in our trust account of $2,800, offset by interest income on marketable securities held in our trust account of $1,339,824, interest income on our operating account of $3,699 and the change in the fair value of the deferred underwriting fee liability of $10,036.

Liquidity and Capital Resources

On May 17, 2017, we consummated our IPO issuing 21,000,000 Units at a price of $10.00 per Unit and generating gross proceeds of $210,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 11,850,000 Private Warrants to our Sponsor at a price of $0.50 per warrant, generating gross proceeds of $5,925,000.

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On May 30, 2017, in connection with the underwriters’ partial exercise of their over-allotment option, we consummated the sale of an additional 1,921,700 Units and the sale of an additional 768,680 Private Warrants, generating total gross proceeds of $19,601,340.

Following the IPO and the partial exercise of the over-allotment option, a total of $229,217,000 was placed in the Trust Account. We incurred $13,761,498 in IPO costs, including $4,014,340 of underwriting fees, $9,032,265 ($7,025,095 in cash and 200,717 ordinary shares valued at $2,000,717) of deferred underwriting fees and $714,893 of IPO costs.

As of December 31, 2017, we had marketable securities held in the trust account of $230,554,024, substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income earned on the balance in the Trust Account may be available to us to pay taxes. Since inception, we have not withdrawn interest income from the Trust Account.

As of December 31, 2017, we had cash of $741,096 held outside the trust account, which is available for use by us to cover the costs associated with identifying a target business, negotiating a business combination, due diligence procedures and other general corporate uses. In addition, as of December 31, 2017, we had accounts payable and accrued expenses of $3,473,511. We have entered into a fee arrangement with a service provider pursuant to which certain fees incurred by us in connection with a potential business combination will be deferred and become payable only if we consummate a business combination. If a business combination does not occur, we will not be required to pay these contingent fees. As of December 31, 2017, the amount of these contingent fees was approximately $1,382,000. To the extent a business combination is consummated, we anticipate incurring a significant amount of additional costs. There can be no assurances that we will complete any business combination.

For the period from January 23, 2017 (inception) through December 31, 2017, cash used in operating activities amounted to $865,000, mainly resulting from net loss of $2,864,031, interest earned on marketable securities held in the trust account of $1,339,824 and the change in the fair value of the deferred underwriting fee liability of $10,036, offset by an unrealized loss on marketable securities held in the trust account of $2,800. Changes in our operating assets and liabilities provided cash of $3,346,091.

We intend to use substantially all of the net proceeds of the IPO, including the funds held in the Trust Account to effect our initial business combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital. Such working capital funds could be used in a variety of ways including continuing or expanding the target businesses operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to finance transaction costs in connection with a Business Combination, our Sponsor or certain of our officers, directors and affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be converted into Private Warrants of the post Business Combination entity at a price of $0.50 per warrant at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

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As of December 31, 2017, we had $741,096 in cash and a working capital deficit of $2,605,984. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of an initial business combination. Our Sponsor or certain of our officers and directors are not under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company. We began incurring these fees on May 17, 2017 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following critical accounting policy:

Ordinary shares subject to possible redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2017, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of our balance sheet.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Quantitative and Qualitative Disclosures about Market Risk

All activity from January 23, 2017 (inception) through December 31, 2017 relates to our formation, the preparation for our IPO and identifying a target company for a Business Combination. We did not have any financial instruments that were exposed to market risks at December 31, 2017.

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Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2017. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2017, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.

Changes in Internal Control Over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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INFORMATION ABOUT NPS GROUP

Unless otherwise stated, references in this section to “NPS Group,” “we,” “us” or “our” generally refer to NPS and its consolidated subsidiaries.

BUSINESS

Key Details of the Company

We are a leading regional provider of integrated energy services in the MENA and Asia Pacific regions, with a breadth of services and geographical coverage. Our service and equipment offerings are primarily provided in the MENA region, through our network of 20 subsidiaries and branches. We provide industry-leading completion services, whilst focusing on maintaining high health, safety and environmental stewardship as well as cost-effective and customer-oriented solutions. We pride ourselves on exceptional employee culture, efficiency of operations and our capability to meet and surpass the expectations of our customers.

Our key service offerings are Well Services & Intervention, Testing, Wireline Logging and Drilling & Workover, with some of the highest quality and safety standards in the industry. We pride ourselves on being recognized for both product quality and service deliverability and being widely engaged by leading operators within the region. Our range of services have been designed to enhance our customer offering and as such we have created long-standing relationships with major customers on account of both our excellence in service execution and competitive pricing structure.

We believe the demand for our services will increase further in the future, through a number of industry developments beneficial to NPS. While drilling and completions activities have improved along with oil prices increasing from their lows in early 2016 of $26.21 per barrel (based on WTI spot price), we believe that our long-term growth will be driven by the following factors:

●	Increases in customer drilling budgets, focused in our core service areas, combined with an expected increase in rig count in the MENA region;

●	Expanding our service offerings in both existing geographies as well gaining footprint in new geographies;

●	Focusing on unique service offerings, including offshore and gas-wells, allowing us to distinguish ourselves from competitors; and

●	Growing our higher technology and higher margin, wireline logging and testing services.

History of NPS

NPS was incorporated in 2007 in Bahrain, following the merger of:

●	National Oil Well Maintenance Company (“NOWMCO”): a Qatari well services company established in 1989 by the Al-Dolaimi family and which specialized in oil and gas well services,

●	National Drilling Company (“NDC”): a Saudi company established in 1978 by the Al Sanie family with experience in drilling and workover of oil, gas and water wells; and

●	National Petroleum Technology Company (“NPT”): a Saudi company specializing in logging services established in 1998 by the Al Sanie family.

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The merger of these three companies created an integrated pan-MENA energy services player.

In 2014, a group of institutional investors signed an agreement to acquire NPS. These investors were APICORP, Al Nowais Investments LLC, Fajr Capital and Waha Capital with Al-Dolaimi and Bindekhayel remaining in the Company as minority shareholders. This change of ownership helped to springboard a new platform for NPS to grow and thrive.

NPS has demonstrated the ability to grow both organically and through opportunistic acquisitions. Between 2004 and 2010, we acquired three companies and expanded into four new locations. In 2013, we set up a Joint Venture with Fahud Oil Services in Oman, which allowed us to start participating in the Oman market. In 2017, we acquired PT Tiger Energy Services ROI (TESROI) in Indonesia which is a leading provider of wireline logging services to geothermal companies with a part of its services extending to Oil & Gas. The acquisition has given us access to local infrastructure and a local customer base as well as a track record of experience to facilitate our growth in this new market

Our leadership team places the highest priority on the health, safety, and wellbeing of our personnel, whilst being committed to protecting our integrity, the environment, corporate assets, and stakeholder investment. We have established what we believe is an industry-leading, completions-focused Company giving high priority to health, safety and environmental matters, employing an efficient cost structure, creating a sophisticated supply chain and investing in best in class systems, technology and infrastructure to support our growth.

The below figure shows the development timeline:

Market Overview

Our industry provides oilfield services to companies with operations in the MENA onshore and offshore oil and gas exploration and production sector. Demand for our services is mainly led by our customers’ operations and is linked to global oil price, rig activity and other macroeconomic indicators.

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Global E&P Trends

Global E&P spending decreased by around 25 percent in 2015, the largest annual drop, both in percentage and nominal terms. The decline continued in 2016 with spending decreasing again by over 25 percent. This was the first time in over 30 years that E&P spending decreased in two consecutive years. This reduction in spending is expected to affect both existing producing assets and future supply. As a result of the downturn in oil prices, many projects have been deferred as they are not economically viable. Lower oil prices have also caused E&P companies to seek discounts from service providers in an attempt to lower their costs and break-even points, which in turn has led to lower margins for oilfield service companies.

While oil prices remain low, we have noticed an increase in demand for oil in recent years with demand growth of 1.4% in 2016 and 1.7% in 2017 with the demand for oil is expected to grow by 1.4% in 2018. Furthermore, it is expected production will rise in order to meet current estimated demand, given recent supply depletion. As a result of diminishing oil reserves, we expect any increase in activity to be weighted towards replacing old wells and implementing new technologies.

With oil prices rising and with OPEC’s recent decision to cut production, we expect that onshore spending will increase, as more projects become economically viable. US shale focused companies have announced they are likely to increase spending and the onshore rotary rig count in North America is expected to grow materially. By contrast offshore spending is expected to decrease by an estimated 5% although this is subject to change.

Global offshore oil production currently provides 28% of all global oil supply. Although this is a significant portion, the bulk of oil production still comes from onshore activity.

The Middle East has almost half of the world’s proven oil reserves and accounts for almost a third of oil production, according to the BP Statistical Review of World Energy. The region is split into three main areas: the Arabian Gulf, the Nile Delta Eastern Mediterranean Basin / Levantine Basin and the Gulf of Suez. The Arabian Gulf leads both in terms of offshore production and rig activity. The countries in the Arabian Gulf account for around 23% of global oil production and given the low break-even price, it is a key region for oilfield service companies.

Drilling Types and Environments

Onshore drilling is the least complex form of drilling and occurs on land, whilst offshore drilling is typically more complex and provides logistical challenges and innovative solutions. For shallow waters, jack-up rigs are used, whilst in deeper waters a floating platform is usually utilized. NPS has operations in both onshore and offshore drilling. Offshore drilling provides higher margins due to the added complexity of the work. Our strategy going forward is to further target offshore drilling in the MENA and South East Asian regions.

Middle East Activity

The rig count in the Middle East has increased over the long term and although the number of active rigs has decreased, such decrease has been less significant than in other regions. In 2016, the number of active jack-ups deployed in the Middle East was higher than that in 2008, the only region to show such a trend. From 2009 to 2017 the number of jack-ups deployed increased by 22% according to Clarksons Research, in comparison to the U.S. Gulf of Mexico and the UK continental shelf which over the same time period saw over 90% and 45% reductions respectively. Currently there are around 106 rigs in the region, with the majority being standard legacy jack-ups. Although day rates and utilization of rigs in the Middle East have decreased since 2014, the decrease has been much less prominent than in other regions.

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Most oil and gas fields in the Middle East are legacy fields in shallow waters. These fields are typically drilling-intensive on account of the need for redevelopment, enhanced oil recovery via stimulation and the drilling of new production wells. Furthermore, there are a number of gas fields scheduled to be developed in the near-term future, which will require oilfield services. Countries in the region have signaled strong future growth ambitions for both oil and gas.

Although the region still has low break-even levels, it is expected that more complex offshore rigs will be developed in the future which will have higher break-even prices.

Cyclical Nature of Sector

Oilfield services is a highly cyclical industry, being linked to the level of drilling activity by E&P companies which in turn is linked to the oil price. Global supply and demand of oil have a significant impact on oilfield services activity, with reduced demand from China and over supply severely affecting the industry. E&P companies tend to increase capital expenditure when the oil price increases, which leads to higher profitability for oilfield service companies. However, increased capital expenditure usually leads to an increase in production, which can lead to an oversupply of oil into the market, thus reducing oil prices and leading to a new cycle of lower capital expenditure. As a result, our operations can fluctuate from quarter to quarter and thus it may be difficult to compare results across periods. Given the low oil breakeven price in the MENA region, we believe that we are less affected by oil price shocks than in other regions.

Seasonality

Weather conditions affect the demand and price of oil and therefore the demand for our services. Demand for oil and gas is usually higher in Q1 and Q4, leading to a higher oil price. Due to seasonal fluctuations it may not always be possible to draw conclusions on yearly performance based on quarterly results.

Competition in the Region

Due to the MENA region being less sensitive to changes in global oil prices or spending, as discussed above, the region is a very competitive environment where oilfield service companies want to protect and increase their market share. It is expected that more IOCs will increase their operations in the region, thus making it a very attractive market for oilfield service providers. NPS mainly competes with the global providers (Schlumberger, Halliburton, Weatherford and Baker Hughes) and regional providers including Al Mansoori Specialized Engineering, SAPESCO and Oilserv. Given the wide reach of the Company’s operations, NPS is able to compete with both regional and multinational competitors.

NPS has built a position as the largest regional provider in the market, with a sizeable fleet of equipment, a diverse customer base and a strong footprint in the region. The Company is focused on providing innovative solutions to its customers, ensuring the highest quality of service, which has resulted in long-standing relationships and growing revenues through repeat business. We believe that this strategy has allowed us to increase our market share over a period of time and will continue to do so.

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Our Operations

List of Subsidiaries

Name of the Entity	Principal field of Activity	Country of Registration
NPS Bahrain for Oil and Gas Well Services W.L.L.	Cementing and Pumping Services	Algeria
NPS Bahrain for Oil and Gas Wells Services W.L.L. - Erbil Branch	Oilfield Services	Iraq
National Petroleum Services Company Limited (“NPS-Saudi”)	Holding Company	KSA
NPS Energy DMCC (“NPS Energy”)	Oilfield Services	UAE
NPS Energy Holding W.L.L.	Holding Company	Bahrain
National Petroleum Technology Company	Maintenance of Oil Wells	KSA
National Wells Drilling Company	Contracting of Wells Drillings	KSA
Specialised Oil Well Maintenance L.L.C.	Maintenance of oil wells, oil field services, on-shore and off-shore oil and gas installation services	UAE
NOWMCO Petroleum Services L.L.C.	On-shore and off-shore oil and gas field equipment installation services, trading in oil and natural gas field equipment, spare parts and systems	UAE
National Gulf Petroleum Services (NGPS- Kuwait)	Drilling and maintenance of oil well services	Kuwait
National Oil Well Maintenance Company Limited	Oil well maintenance	India
NPS Energy Oilfield Supplies DMCC	Trading in oilfield equipment	UAE
TAAQAAT Professional Service DMCC	Engineering and project management consultancy to the oil and gas and energy sector	UAE
PT NPS Energy Indonesia	Oil and gas well maintenance services	Indonesia

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NPS (B) Sdn Bhd	Provision of specialized technical bore hole measurement and associated services	Brunei
NPS Energy Bahrain W.L.L.	Oil and gas well drilling, equipment maintenance and repair; trading of petroleum equipment’s	Bahrain
Fahud Energy Solutions L.L.C.	Petroleum and natural gas extraction services	Oman
PT Tiger Energy Services	Geothermal Wireline Services	Indonesia
NPS Energy Sdn Bhd	Oil & Gas Well Services	Malaysia
NPS Malaysia-Labuan	Oil & Gas Well Services	Malaysia
NPS Energy DMCC -– Iraq	Oil & Gas Well Services	Iraq
National Oil Well Maintenance Company L.L.C. (NOWMCO Qatar)	Maintenance of oil and gas wells and related equipment	Qatar
National Petroleum Services L.L.C. (“NPS-Qatar”)	Oil & Gas Well Services	Qatar

Geographies

NPS is a regional company currently operating in 13 countries. NPS also has registered offices in Kuwait, Malaysia and Brunei which have been opened in order to allow the company to qualify and bid for upcoming tenders within each country.

Our key locations are described below.

Saudi Arabia

NPS has 2 operational bases in Saudi Arabia, in Dammam and Riyadh.

Dammam Base: The 200,000 square-meters base is located 30km north of Dammam city on the outskirts of the Qatif area. The yard contains support and management offices, a workshop, a warehouse, a training facility, accommodation quarters along with catering services, recreational facilities and a huge black top area for equipment.

Riyadh Base: The six-hectare Riyadh base is located about 60km west of the capital city of Riyadh. This base is used to facilitate Drilling operations to various clients. The base accommodates about 100 people working for the Drilling division, with excellent operational and recreational facilities provided to all staff members.

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In Saudi Arabia we offer our full suite of services including well services and intervention, drilling and workover services, wireline logging services and testing services.

Qatar

The 30,000 square-meters NPS operations base facility is situated 80 kilometers west of the city of Doha in the Dukhan area. This location serves both the onshore and offshore operations in Qatar. This base can accommodate 240 employees and is equipped with a state of the art laboratory, maintenance workshop and warehouse for the storage of chemicals. The management, engineering and support team office is located in Doha.

In Qatar we offer coiled tubing, cementing, pumping and stimulation services. Our key clients are QP Qatar Petroleum, Occidental Petroleum, Qatar Gas and Shell.

UAE

NPS has two operational facilities in the UAE located in Hubshan and Mussafah.

The 44,000 square-meters base which is located in Hubshan has been operational since early 2010 and includes an office, recreation room, staff accommodation quarters along with catering service, maintenance workshop, warehouse for chemicals and spare parts, equipment washing bay and a 24 hours security with CCTV.

The Mussafah facility is around 2500 m² and includes offices, a chemical laboratory, a storage area for chemicals and a designated repair and maintenance area.

In the UAE we offer coiled tubing, cementing, stimulation and well testing services. Our key clients are ADCO, ADMA-OPCO and ZADCO.

Iraq

NPS has two operational bases located in Iraq, strategically positioned to serve clients in both the north and the south regions.

NPS’s operational base in the north of Iraq is located at Gaznah Road – Ainkawa. This facility is situated on 33,746 square-meters of land and is comprised of administration and operations offices, maintenance and engineering workshops, a chemical warehouse, a bulk cement storage space and a chemical laboratory built to API standards.

The 20,000 m² operational base in the South of Iraq is located at Oil Operation Street, Al Barjessiyah. This base includes offices, chemical storage, maintenance and engineering workshops, warehouses, a chemical laboratory, a pressure test bay and a wash bay. Both the bases are monitored by surveillance systems and have been constructed to meet security requirements in Iraq.

In Iraq we offer well services and intervention, testing services and wireline logging services. Our key clients are BP, Total, HKN Energy, Gazprom and DNO.

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Algeria

NPS has 2 operational bases in Hassi Messaoud and in Amenas.

Hassi Messaoud: The 20,700 square-meters base has an administrative building, a maintenance workshop, a chemicals storage area, a cement bulk plant, a wash bay and a newly built cement and stimulation laboratory.

In In-Amenas: 5000 square-meters base, which supports cementing operations and has offices and accommodation for the operational staff.

In Algeria we offer cementing, coiled tubing, pumping and testing services. Our key customers in Algeria are Sonatrach and WESP-Oil Pro.

India

The NPS base, which is located in Rajasthan, is currently used to perform jobs on our Cairn contract. This facility is equipped with a state a of the art laboratory, a storage area for chemicals, offices and a staff house.

Indonesia

NPS has a 1600 square-meters Wireline maintenance work shop in the Cikarang area, located on the outskirts of Jakarta. The 130 m² support office is located close to most of the client offices in in Jakarta.

Libya

The Operational Base located in the Gailo 59 area includes offices, a cement bulk plant, chemical storage, and staff accommodation. The support office is located in the Ben Ashour area in Tripoli.

Services

Cementing

We have over 25 years of experience in primary and remedial cementing services across the MENA and South East Asian regions. With the introduction of new technologies and techniques, customers expect new approaches to be implemented. Exploring high pressure, high temperature, deep gas potentials, whilst still having to comply with strict environmental regulations means there is a continuous need to improve cementing systems and equipment design.

The basis of cementing is to support and protect well casings and help achieve zonal isolation. Cementing is a critical process to wells, as it improves safety and the profitability of wells. The process is to pump cement in a wellbore. It can be used to plug an existing well for abandonment or to seal the annulus after a casing string has been run to prevent water penetration into the well. The preparation of the cement is an important stage as it is different for each well, being dependent on the diameter of the borehole as well as fluid viscosity and density which need to be determined based on the drilling fluids present in the well. Two plugs are then added to stop the slurry and concrete from mixing.

We offer cementing equipment with complete automatic density control capabilities, large volume batch mixers, allowing for less equipment on location, complete API standard laboratory facilities for testing slurries and other fluids and customized cement systems for specific applications. Our extensive database of knowledge and experience in cementing gives customers confidence and helps make NPS the preferred supplier for cementing.

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Coiled Tubing

We provide various coiled tubing services ranging from basic nitrogen lifting, fishing, milling, clean-out scale removal and other complex well applications. We employ cutting edge design software to predict the performance of coiled tubing string and fluid behavior. The work history and integrity of each coiled tubing work string is constantly monitored in real-time to allow our engineers to continually evaluate developments in coiled tubing applications.

Issues can arise with a producing well which can impact the well’s production profile. Although a workover rig may be used to repair the well, coiled tubing can provide both a cost and time effective solution. Unlike workover rig solutions, coiled tubing does not require the removal of tubing from the well. In such cases, coiled tubing is inserted into the tubing of the well during production. The coiled tubing is a flexible, metal pipe spooled on a large reel, which is used to perform various workover applications. These can range from well bore cleaning to retrieving and replacing damaged equipment.

We currently offer coiled tubing units suitable for both onshore and offshore environments.

Stimulation

We employ stimulation and pumping in all of our operations, using modern technologies and state of the art equipment. Currently we offer acidizing of wells, cleaning jobs, the release of stuck pipes during drilling, pressure testing wells and inhibition jobs on gas wells.

Stimulation is employed on wells to restore or increase production. Acidizing is accomplished by pumping acid into the well to dissolve soft rocks like limestone, dolomite and calcite cement. This enlarges the natural pores of the reservoir and increases permeability, thus stimulating the flow of hydrocarbons. Different acids can be used depending on the sediment present. Inhibitor additives are added to the acid to prevent any damage to the steel casing in the well. Once the acid job has been completed, the acid is washed out through a process called backflush.

Wireline / Slick-line Logging

Wireline is covered by National Petroleum Technology (NPT), a subsidiary of NPS. Our logging operations started in 1998 and have continued to date.

A slick-line is a thin cable placed in a well to deliver and retrieve tools downhole, in comparison to a wireline, which is an electrical cable used to lower tools and transmit data regarding the conditions of the wellbore. Slick-lines can be used to retrieve plugs, gauges and valves and can adjust valves and repair tubing within the wellbore. Wirelines have a similar use, however can also be used to log data on well evaluation activities. Wireline logs are permanently kept in the well to help engineers make real-time decisions. Wireline logs can be used to measure resistivity, conductivity and formation pressures.

Well Testing and Drilling

Our well testing services are used to measure solids, gas, oil and water produced from a well.

Our drilling subsidiary, National Drilling Company (NDC) was established in the 1978 and its main customers were deep water drilling operators in Saudi Arabia. The business has now expanded into new markets and provides shallow and deep-water services. We continuously update our modern fleet through investments and the application of the latest technologies. The rigs are equipped with advanced equipment which, coupled with experienced drilling teams, makes NPS a first choice for drilling and work over projects for our customers.

Our current fleet, ranging from 200HP to 1000HP, allows us to drill wells up to 4,000m deep.

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Key Customers

NPS has long-standing and strong relationships with both National Oil Companies (NOCs) and International Oil Companies (IOCs). We understand the importance of building strong relationships with our customers and thus our top five customers as of December 31, 2017, who have conducted repeat business with us for many years, were Saudi Aramco (21 years), British Petroleum (since 2016), ADCO (31 years), Qatar Petroleum (29 years) and Sonatrach (4 years).

Through our expansion strategy, NPS has managed to diversify its revenue and establish new customer relationships. Our recent new customers are Petroleum Development Oman L.L.C in Oman, WESP Oil-Pro in Algeria, Ourhourd Oil Company in Algeria, GSPC Ltd in India, Cairn Energy Ltd in India and Gazprom Neft Technotop in Iraq.

Suppliers

We purchase materials for our services from various suppliers, dependent on pricing, location and quality of services. Relationships with suppliers also provide NPS with market intelligence on technologies which are sought after by customers. Management has taken efforts to diversify supplier concentration. Our top five suppliers are Aubin Energy, NOV Elmar Services, Integrated Petroleum Co, Red Med Spa and Elkem Oilfield Chemicals.

We maintain long-term relationships with our core suppliers, who source initial components and provide necessary maintenance. The length and depth of our relationships with key suppliers are important as they allow the Company to benefit from economies of scale in the procurement of goods and services including key equipment parts, which strengthens the viability of NPS’s low-cost model.

Our Workforce and Training

As of December 31, 2017, NPS employed 1,818 permanent employees from over 40 different nationalities. Our employees are at the forefront of our strategy. We believe that our future success depends on our ability to attract, retain and motivate qualified personnel. NPS places great importance on building and maintaining a highly motivated and skilled workforce by identifying and developing key skills, experience and knowledge and applying this talent set to job specific requirements.

Our team of experienced professionals are dedicated to providing a safe and outstanding service to ensure customer satisfaction in all areas of operation. Extensive training is provided to our employees and is split between On-the Job Training, Online Training and Class Room Training. We also have a Career Development Plan covering key competencies and skills required for employees to advance both their seniority level and career within the company.

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Insurance

Our operations are subject to risks and hazards which are inherent to the oil and gas industry, including accidents, blowouts, explosions, oil spills and fires. These risks and hazards can lead to personal injury, loss of life, damage to property, equipment and the environment and an interruption in operations.

Through our stringent health and safety standards and procedures, NPS prides itself on being amongst the companies with the best safety and job incident records within the industry and the region in which we operate.

We have a variety of insurance coverages for our operations. Insurance rates have been subject to market conditions, and as such coverage, premium costs and higher deductibles can change year on year. Our insurance includes coverage for commercial general liability, damage sustained to our mobile equipment, damage sustained to our properties, worker compensation and other specialty risks. Our insurance agreements have various limits and deductibles, which must be met to warrant recovery through insurance.

NPS manages its insurance requirements on a corporate level. The Company has valid insurance cover against any property, plant and equipment damage for a total insured amount in excess of $300 million. Separately, NPS is insured against contractual liabilities and comprehensive general and third-party liabilities up to the sum of $75 million. The Company also holds adequate Group Marine Cargo coverage and Motor Vehicle fleet coverage.

Environmental Regulation Landscape

In the key countries where NPS operates there is a foundation of laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection and occupational health and safety. Where applicable the Company has obtained and maintains licenses to operate through the local Ministry of Environment or similar governmental regulatory authorities.

The Company has established and implemented an EH&S management system based on ISO 14001 and OHSAS 18001 and readily seeks to incorporate the best industry practices and learnings through its process of continuous improvement. In addition, the Company remains strictly accountable to each customer or operator it services and ensures that full compliance is maintained based on each respective customer framework.

Waste Handling

NPS creates, handles, transports, stores, and disposes of both hazardous and non-hazardous industrial and domestic waste as part of its normal course of operations. Every effort is made to minimize waste and to recycle any product where possible. Waste streams are separated and segregated prior to removal and agreements are in place with third party contractors licensed to legally transport, recycle or dispose of the waste in an acceptable and environmentally responsible manner.

Remediation of Hazardous Substances

Well-rehearsed spill emergency response plans are in place to ensure that any spill would be first contained and then remediated.

To date the Company has not had a neighboring landowner or other third party file a claim for personal injury and or property damage allegedly caused by any hazardous substances released into the environment.

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Water Discharges

Most of the countries in which NPS operates (e.g. Qatar, U.A.E, Saudi Arabia, and Algeria) have laws and regulations in place referencing water discharge particularly in the vicinity of inhabited areas or regulated waterways. Restrictions and controls regarding the unauthorized discharge of pollutants, including produced waters and other oil and gas wastes, into regulated waters are in place but not always subject to formal assessments by the regulators. NPS recognizes the potential harm caused to the environment by such discharge and therefore ensures its personnel abide by all restrictions. Accordingly, the company is working to ensure that all facilities have adequate drainage, sumps, and appropriate sedimentation tanks where required. Integrity of primary and secondary containment is monitored, and spill prevention controls and countermeasures are in place to ensure that any unlikely contamination will be minimized.

Health and Safety Regulation

The Company’s health and safety standards are based on a combination of the U.S. Occupational Safety and Health Act (OSHA) and the International Association of Oil & Gas Producers (IOGP), a global forum whose members identify and share best practices to achieve improvements. Further efforts by NPS or more stringent changes stemming from these bodies are not likely to add significant cost at this stage.

NPS employees are adequately trained to recognize and mitigate hazards; risks have been identified and controls put in place; and appropriate personal protective equipment is readily made available where and when required. Information on hazardous material used or produced during the course of operations is maintained and communicated within the Company. Finally, all personnel, including subcontractors, visitors and observers are empowered by management to stop and report any work considered unsafe.

Legal Proceedings

Given the nature of our business, on occasion and in the ordinary course of business, we are involved in litigation and disputes related to our business activities, including work related claims. It is important to maintain good working practices and awareness with our employees and to invest in equipment maintenance in order to reduce the possibility of accidents occurring. A risk assessment on all projects is undertaken to ensure that each project is viable and safe. We believe that none of the pending lawsuits against us, in case an unfavorable outcome is reached, would have a material impact to our business operations and continuity.

Our Strengths

We consider technical expertise, quality equipment, integrated solutions, experience and large scale capabilities to be key differentiating factors within the industry. We believe that the following strengths differentiate ourselves from competitors and add to our ongoing success:

Global Presence

We provide services in several countries across MENA and Asia Pacific with offices located region wide to allow us to be closer to our customers and to cater and respond to their needs quickly and efficiently. Furthermore, the MENA and Asia Pacific regions are expected to show a continuous increase in demand for oilfield services, allowing us to expand our operations further.

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The below map shows where we operate:

Organizational Excellence

Organizational excellence helps us manage all aspects of our business to achieve our vision of success. Our teams consistently provide excellent service performance in order to exceed customer expectations. Our management systems allow us to provide a systematic approach to plan, implement, assess, and improve all aspects of our business. Corporate objectives and metrics are passed down through all levels of the organization, while periodic reviews and adjustments are made to ensure that targets and strategic goals are continually being met.

Excellent Safety Record

We recognize that a major factor to our success is our emphasis on Quality, Health, Safety and Environment (QHSE). Doing the job correctly first time and safely have always been key tenets of ours. We have maintained an Integrated Quality, Health, Safety and Environment Management system which is based on international standards. Recently, we have implemented the leading industry standard of API Q2 in Saudi Arabia, along with a documented plan for rolling out this standard to all NPS locations in the near future.

Thorough Maintenance and Advanced Equipment

We have invested heavily in modern equipment and have also set up a support program to aid the upkeep of our assets, resulting in less downtime, diminished equipment failure in demanding conditions, lowering operating expenses and aiding in the creation of safer and more reliable operations.

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Strong Emphasis on Cash Flow and Capital Investments

We manage our liquidity by monitoring and optimizing our cash flow, capital spending and debt capacity. Our capital expenditure has been directed to the purchase of new cutting-edge equipment and the maintenance of our equipment to high standards in order to sustain our activity growth and avoid any disruptions to our operations.

As of December 2017, we had one Murabaha loan outstanding, the lenders being a consortium of banks including HSBC, Al Hilal and APICORP. Our cash and cash equivalents as at December 31, 2017 was $24.5 million in comparison to $25.5 million in 2016. Management believes that NPS is in a strong position to generate positive cash flow to meet our financial obligations and drive our business growth.

Highly Skilled and Diversified Workforce

At NPS, the tenet of ‘Our People are Our Most Valuable Asset’ has always been one of our core beliefs since inception. The company currently has a highly-skilled workforce comprised of 1,818 permanent employees of more than 40 nationalities. Diversity and equal opportunity are of paramount importance to NPS.

There is a high demand for qualified personnel in the MENA region. NPS continues to attract and maintain a growing workforce of competent and skilled professionals. A balanced stream of technical graduates and mid-career hires allows NPS to maintain a high level of service quality while meeting growing industry demands.

Permanent staff have grown year on year since 2014, at an average rate of 9% per annum. Sales professionals and engineers have also increased since 2010. Through this period of expansion, the quality of employees has also been maintained at a high level. Currently we have a strong team of over 197 experienced oilfield engineers and 110 technical and sales specialists to support on the ground.

As part of our corporate social responsibility obligations, wherever possible, the company always hires local personnel to demonstrate its commitment to the local community. In Indonesia and Libya all NPS staff employed are nationals and in Algeria, India, Oman and Iraq over 80% of employees are nationals.

Management Team Experience in the Sector and Regions

Our management team has many years of experience in operating, financial and administrative roles, with extensive knowledge of the Oil and Gas industry.

The management team is led by Chief Executive Officer, Adnan Ghabris, with 30 years of industry experience, who has previously worked for Schlumberger and has been with the Company since 2008. Our Chief Financial Officer, Nassim Haider, has 29 years of industry experience and has been with the company since 2008. Our regional and service managers also have a wealth of experience and includes; Dib Chennawi, Vice President of the Gulf Region and Well Services, who has been with the Company since 1989 and has 24 years of experience in the industry, Maamoun Halim, Vice President of Wireline and Technology, who has been with the Company since 2009 and has 29 years of industry experience, Yehia Hasan, Vice President of Drilling Services, who has been with the Company since 2003 and has 29 years of experience, Majid Al Farayedhi, Vice President of Operations in the Arabian Region, who joined the Company in 2017 and has 24 years of industry experience and Rda Dridi, Vice President of Iraq and North Africa, who has been with the Company since 2008 and has 22 years of experience in the industry.

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Each member of our management team brings significant operational and leadership experience. Our executive management team provides valuable insights into the industry and an in-depth understanding of customer needs. Senior management is heavily involved in retaining customers and gaining new customers. Given that the majority of our management team have been with the company for many years, we believe that we have a committed team with an excellent understanding of our business and culture.

The Company has four corporate governance committees operating at the Board level; an Executive Committee, Audit & Risk Committee, an Acquisition & Growth Committee and a Remuneration Committee. These control systems have translated into tangible benefits for NPS including steady growth in EBITDA margins and a reduction in costs through economies of scale.

Alliances in Technology

NPS continues to partner with technology companies to provide new solutions to enhance recovery as well as to improve well diagnosis and reservoir information. These new technology solutions include high speed pulse stimulation, fiber optic sensing, flow through tools and specialty chemicals.

Maintaining and Expanding Customer Relationships

Our key customers include Saudi Aramco, ADCO and Qatar Petroleum. We have maintained relationships with these customers for over 20 years. We believe that our customer focus, high-quality assets, diverse completion services offerings and engineering and technology solutions puts us in a good position to expand and develop relationships with both existing and new customers. These attributes and our past success have resulted in a track record of contract renewals as well as the award of new service contracts. As a result, the Company had been successful in doubling its revenue and EBITDA between 2010 and 2015.

Whilst we have a strong presence in our core key strategic oil and gas markets, we will continue our expansion strategy and focus on diversifying both our customer base and revenues streams over the coming years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF NPS

Summary Compensation Table

This section provides an overview of the NPS executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2017, NPS’s principal executive officer and its two next most highly compensated executive officers other than the principal executive officer were:

Name of officer	Hire Date	Designation
Adnan Hani Ghabris	January 1, 2008	Chief Executive Officer
Nassim Hasnain Haider	June 1, 2008	Chief Financial Officer
Dib Said Chennawi	September 30, 1989	VP Gulf Region and Well Services

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The objective of NPS’s compensation program is to provide a total compensation package to each executive officer that will enable NPS to attract, motivate and retain outstanding individuals, reward executive officers for performance and align the financial interests of each executive officer with the interests of NPS’s shareholders whilst encouraging each executive officer to contribute to NPS’s long-term performance and success.

The compensation structure of the company consists of the following key elements: base salary, bonuses, and post-employment benefits.

Historically the Board of Directors has determined the compensation for NPS executive officers. Since 2014, the company has established a Remuneration Committee comprised of non-executive directors and representatives from the company’s key shareholders and which reports directly to the Board of Directors.

Currently the Remuneration Committee is comprised of the following members:

Remuneration Committee Member	Designation
Matar Al Neyadi	Chairman
Iqbal Khan	Member
Hussain Al Nowais	Member
Salem Al Noaimi	Member

The Remuneration Committee meets at least once every year and is responsible for reviewing and approving the compensation structure of the company as well as any changes in the compensation of the company’s executive management and employees. The Remuneration Committee approves the budget for any merit increases to employees, if any, on an annual basis. The Committee also performs a benchmarking exercise of the company’s compensation structure to industrial and market peers at least once every 5 years.

As an emerging growth company, NPS has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to NPS’s principal executive officer and the two next most highly compensated executive officers. These individuals are referred to as NPS’s “Named Executive Officers.”

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The total compensation paid to NPS’s principal executive officer and its two next most highly compensated executive officers other than the principal executive officer, respectively, for services rendered in 2017 and 2016, as applicable, is summarized as follows:

	Year	Salary ($)	Bonus ($)	Severance ($)	Option awards ($)(1)	Equity awards ($)(1)(2)	All other compensation ($)(3)	Total ($)
Adnan Hani Ghabris	2017	567,450	479,507	—	—	—	90,007	1,136,964
Chief Executive Officer	2016	522,820	498,755	—	—	—	90,007	1,111,582

Nassim Hasnain Haider	2017	282,240	143,852	—	—	—	83,941	510,033
Chief Financial Officer	2016	248,561	140,482	—	—	262,500	83,941	735,484

Dib Said Chennawi	2017	384,112	86,392	—	—	—	98,892	569,396
VP Gulf Region and Well Services	2016	372,514	91,631	—	—	175,000	98,892	738,037

(1) Mr. Haider held as of December 31, 2017 an aggregate of 105,000 vested co-investment shares which were granted and vested in November 2015, pursuant to the Company’s Long Term Incentive Plan.

(2) Following the acquisition of NPS Bahrain in April 2014, certain employees of the Company were granted 1,487,500 retention shares with a vesting date of July 2015 (743,750 shares) and July 2016 (743,750 shares), under the NPS Executive Incentive Plan. The retention shares vest in two equal annual installments and the holder has the right to sell the retention shares in case of an IPO or upon change of control. The retention shares represent a contractual right to receive a payment in an amount equal to the fair value of one share of the Company and entitle the holder to dividend rights in proportion to the equity interest in the total equity of the Company. No cash payment from the holder are required at the vesting dates nor upon exercise.

(3) Amounts shown in this column reflect housing and car allowances paid for such executives.

Narrative to Summary Compensation Table

Understanding NPS’s history is key to an understanding of NPS’s compensation structure for 2017 and 2016. Mr. Ghabris and Mr. Haider receive their compensation in Emirati Dirham (“AED”) while Mr. Chennawi receives his compensation in Qatari Rial (“QAR”). The numbers presented in this section have been converted to USD using the applicable exchange rate for the periods presented.

Base Salary

On March 1, 2016, the Company increased Mr. Ghabris’ monthly base salary by $3,330, Mr. Haider’s monthly base salary by $1,500, and Mr. Chennawi’s monthly base salary by $500. The pay increases were effective March 1, 2016.

As a result of the declining oil prices and resulting downturn within the oil and gas industry, the Company had implemented a freeze on merit increases to employees’ compensations packages in 2014 and 2015, including those of the executive management team. In 2016, following the improvement in oil prices and overall activity levels, the Remuneration Committee decided to grant increases in the compensation packages in order to incentivize the executive management team.

Bonuses

Mr. Ghabris’s employment agreement includes a profit sharing component that entitles him to 1.5% of the Company’s net income, as presented under IFRS.

Mr. Haider’s employment agreement includes a fixed profit sharing component that entitles him to 0.25% of the Company’s net income, as presented under IFRS, and an additional 0.25% based on achievement of specific objectives which are defined on an annual basis.

Mr. Chennawi’s employment agreement allows for a bonus up to a maximum of 50% of his annual basic salary based on achievement of specific objectives which are defined on an annual basis.

Net income on which profit sharing is applied is calculated after accrual for all potential bonuses.

Severance

The Company did not pay out any severance amounts for the periods presented. The Company has a legal obligation to pay end of service benefits based on years of service and 1/12th of current earnings at the end of employment. All end of service benefits are calculated based on base salaries.

The expected employee service benefits as of December 31, 2017 for Mr. Ghabris, Mr. Haider, and Mr. Chennawai are $369,588, $193,399, and $508,885, respectively.

Equity Compensation

Mr. Haider and Mr. Chennawi both have agreements with the Company whereas they have received a total of 525,000 and 350,000 retention shares, respectively, under the NPS Executive Incentive Plan. The retention shares were awarded to Mr. Haider and Mr. Chennawi in July 2014 and 50% vested in July 2015, with the remaining 50% vesting in July 2016.

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Outstanding Equity Awards at 2017 Fiscal Year End

The following table provides information regarding outstanding equity awards held by the named executive officers as of December 31, 2017:

	Equity Awards Vesting Commencement Date	Equivalent number of Securities Underlying Unexercised Equity Awards			Exercise price	Equity Awards expiration date	Equivalent number of securities underlying unexercised Equity Awards
		Exercisable		Unexercisable
Nassim Hasnain Haider	11/30/2015	105,000	(1)	—	$0.00	N/A	105,000
Chief Financial Officer	7/1/2014	525,000	(2)	—	$0.00	N/A	525,000
Dib Said Chennawi	7/1/2014	350,000	(2)	—	$0.00	N/A	350,000
VP Gulf Region and Well Services

(1) On November 30, 2015, Mr. Haider’s options fully vested.

In 2015, as a part of a Long Term Incentive Plan, the Company granted 10 million vested options (co – investment shares) to all its employees.  The details of the plan are as under:

-	The employees were required to exercise the option between the periods of November 30, 2015 to December 21, 2015 (first subscription period) or July 1, 2016 to July 31, 2016 (second subscription period);
-	Options not exercised until July 31, 2016 (as mentioned above) would lapse;
-	Exercise price of $1 per co-investment share;
-	The co investment shares rank pari passu with common shares including rights for dividend distribution, voting etc.; and
-	The shares would have a lock in period of two years from the date of purchase.

(2) On July 1, 2016, the retention shares awarded to Mr. Haider and Mr. Chennawi under the NPS Executive Incentive Plan were fully vested. Mr. Haider and Mr. Chennawi have the right to sell the retention shares in case of an IPO or a sale of the Company

Executive Employment Agreements

Adnan Hani Ghabris

In January 2008, NPS Bahrain for Oil and Gas Wells Services W.L.L. (“NPS Bahrain”), the predecessor company, entered into an offer letter with Mr. Ghabris to serve as NPS’s Chief Executive Officer, effective January 1, 2008, in an at-will capacity. Under this offer letter, Mr. Ghabris is eligible for an annual target bonus of 1.5% of the Company’s net income, as presented under IFRS. Mr. Ghabris has continued his employment with the Company following the NPS Bahrain acquisition in 2014. Effective March 1, 2016, the Company’s Board of Directors has reviewed the terms of Mr. Ghabris’s employment arrangement in connection with its annual compensation review, and increased Mr. Ghabris’s base salary by $3,330 per month. Mr. Ghabris is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

Mr. Ghabris does not participate in any Company equity plan or hold any equity instruments in the Company.

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Nassim Hasnain Haider

In June 2008, NPS Bahrain, the predecessor company, entered into an offer letter with Mr. Haider to serve as NPS’s Chief Financial Officer, effective June 1, 2008, in an at-will capacity. Under this offer letter, Mr. Haider is eligible for an annual target bonus of up to 0.5% of the Company’s net income, as presented under IFRS, with a minimum bonus of 0.25% of the Company’s net income. Mr. Haider has continued his employment with the Company following the NPS Bahrain acquisition in 2014. Effective March 1, 2016, the Company’s Board of Directors has authorized the Chief Executive Officer to review the terms of Mr. Haider’s employment arrangement in connection with its annual compensation review, and has adjusted Mr. Haider’s base salary by $1,500 per month. Mr. Haider is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

Mr. Haider has an agreement with the Company wherein he has received a total of 525,000 retention shares. The retention shares were awarded to Mr. Haider in July 2014 and 50% vested in July 2015, with the remaining 50% vesting in July 2016. In addition, Mr. Haider has opted to participate in the Company’s co-investment plan in 2015 and has received 105,000 co-investment shares.

Mr. Haider has received an advance from the Company in the amount of $36,000 as of December 2017 as a housing allowance advance. His housing allowance entitlement has been paid by the Company as an advance and is recoverable by NPS in 12 equal installments over the course of the year.

Dib Said Chennawi

In September 1989, NPS Bahrain, the predecessor company, entered into an offer letter with Mr. Chennawi who progressed in his career and was appointed as NPS’s VP Gulf Region and Well Services, effective December 1, 2014, in an at-will capacity. Under the applicable terms of his employment, Mr. Chennawi is eligible for an annual target bonus of up to 50% of his annual base salary. Mr. Chennawi has continued his employment with the Company following the NPS Bahrain acquisition in 2014. Effective March 1, 2016, the Company’s Board of Directors has authorized the Chief Executive Officer to review the terms of Mr. Chennawi’s employment arrangement in connection with its annual compensation review, and has adjusted Mr. Chennawi’s base salary by $500 per month. Mr. Chennawi is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

Mr. Chennawi has an agreement with the Company wherein he has received a total of 350,000 retention shares. The retention shares were awarded to Mr. Chennawi in July 2014 and 50% vested in July 2015, with the remaining 50% vesting in July 2016.

Compensation of Directors

The following table summarizes the total compensation earned in 2017 and 2016 by the Company’s non-executive directors.

	Year		Fees Earned or Paid in Cash ($)	Option awards ($)	Total ($)
Abdulaziz Mubarak Al-Dolaimi	2017	(1)	90,000	—	90,000
	2016		120,000	—	120,000

Salim Al-Aydh	2017		53,320	—	53,320
	2016		53,320	—	53,320

(1) Mr. Al-Dolaimi resigned as chairman of the board of directors on September 30, 2017.

No other director received compensation during the periods presented for their services.

Narrative to Director Compensation Table

Mr. Al-Dolaimi receives his compensation in U.S. dollars while Mr. Al-Aydh receives his compensation in Saudi Riyal (“SAR”). The numbers presented in this section have been converted to U.S. dollars using the applicable exchange rate for the periods presented.

As part of the Company’s acquisition of NPS Bahrain in 2014, the Company issued 18,500,000 convertible shares to Mr. Al-Dolaimi. The convertible shares are redeemable at $1 per share. During the year ended December 31, 2016, 9,250,000 convertible shares held by Mr. Al-Dolaimi were converted into ordinary shares and sold to existing shareholders. The convertible shares have the same rights as and rank pari passu with the ordinary shares including the right to participate in any dividend declared for ordinary shareholders. These shares may be converted into ordinary shares at the option of the Company once all existing disputes in relation to the period before acquisition are settled to the satisfaction of the Company.

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NPS MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis should be read in conjunction with the financial statements and related notes of NPS included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this section to the “Company,” “us” or “we” refer to NPS.

Overview

Description of the Business

We are a leading regional provider of products and services to the oil and gas industry in the Middle East and North Africa (“MENA”) and Asia Pacific (“APAC”) regions. Through the company’s track record of delivering successful outcomes to its customers during the drilling, completion and production phases of an oil or natural gas well, NPS has built strong positions in its target markets and developed longstanding relationships with many of the world’s leading exploration and production (“E&P”) companies.

Throughout our nearly 40-year history, we have successfully grown and expanded our service lines and markets. We currently operate in 13 countries, with a strong presence in Saudi Arabia, Algeria, Qatar, UAE and Iraq. We have established a unique position in our markets, competing effectively against the multinational oilfield service providers while providing scale that is superior to local competition. As an independent, adaptive and regionally-focused firm, NPS can react and mobilize quickly as conditions change and opportunities arise.

Our services include a broad suite of offerings that are essential in the drilling and completion of new oil and natural gas wells and in the remedial work on existing wells, both onshore and offshore. We provide an integrated service offering that includes: Well Services and Intervention, Drilling and Workover, Wireline Logging and Testing.

Well Services and Intervention include well cementing, coiled tubing, pressure pumping and stimulation operations. Drilling and Workover Services include drilling and workovers for oil, gas and water wells. Wireline Logging and Testing include cased-hole logging, slick-line services, surface well production testing and wellhead maintenance. NPS effectively delivers this broad range of services by deploying the largest fleet of oilfield equipment among its regionally-based competitors, including cementing units, coiled tubing units, stimulation units, nitrogen units and oil and water well drilling rigs.

We operate in key geographies across the MENA and APAC regions, deriving more than 90% of our revenue from Saudi Arabia, Algeria, Qatar, UAE and Iraq. With its vast reserves of oil and gas, the MENA region continues to dominate in its role as a vital source of global energy supply and stability.

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Marketing and customers

Over our nearly 40 years in business, we have developed strong and longstanding relationships with our key customers: Saudi Aramco, Qatar Petroleum, ADCO, ADMA and other NOCs and IOCs. These relationships have been built upon a track record of offering a wide range of reliable and cost-effective services. NPS currently has over 30 active customers and operates under fixed-term contracts ranging from 3 to 5 years.

Services

The table below summarizes our existing service lines in the key markets in which we operate:

	Saudi Arabia	Qatar	UAE	Iraq	India	Algeria	Malaysia
Stimulation	✓	✓	✓	✓	✓	✓
Coiled tubing	✓	✓	✓	✓	✓	✓	✓
Cementing	✓	✓	✓	✓	✓	✓
Wireline logging	✓
Well testing	✓		✓	✓		✓

Industry Trends

Cyclical Nature of Sector

Our company provides oilfield services to E&P companies with operations in the onshore and offshore oil and gas exploration and production sectors. Demand for our services is mainly led by our customer’s operations and thus linked to global oil price, rig activity and other factors.

The oilfield services sector is a highly cyclical industry, with the level of drilling activity by E&P companies being largely linked to oil prices which in turn are driven by global supply and demand for oil.

When oil prices increase, E&P companies increase capital expenditures which leads to higher demand for oilfield services. However, the increased capital expenditures by our customers usually results in higher production which can consequently lead to an oversupply of oil into the market, hence reducing oil prices and leading to a new cycle of lower capital expenditures. As a result, our operating results can fluctuate from quarter to quarter. However, due to the low oil breakeven price in the MENA region and the need for infrastructure spending by the governments of these oil rich countries, we believe that we are less affected by oil price shocks as compared to other companies in other regions.

Global E&P Trends and Outlook

Global E&P spending decreased by approximately 25% in 2015, the largest annual drop, both in percentage and nominal terms. The decline continued in 2016 with spending decreasing by a further 25%. This was the first time in over 30 years that E&P spending decreased in two consecutive years.

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Since the downturn in oil prices which commenced in 2014, many projects have been deferred by E&P companies, who have also sought to seek lower oilfield service costs in an attempt to lower their break-even points. This has resulted in lower margins within the oilfield services industry. It is expected that higher discounts will be given by offshore service providers in order to maintain market share during periods of lower E&P spending.

As recent oil prices have started to rise, more projects will become economically viable and it is expected that onshore spending will increase.

While oil prices remain low, we have seen an increase in demand for oil in recent years, with estimated growth of 1.7% in 2017. Given OPEC’s production cuts and the recent depletion of oil inventories, it is expected that production will rise in order to meet current estimated demand. With diminishing oil reserves, we expect any increase in oil supply to be weighted towards replacing old wells and implementing new technologies.

Drilling Types and Environments

Based on Wood Mackenzie data (extracted 6/11/2017), global offshore oil production currently provides an estimated 30% of all global oil supply. Although this is a significant portion, the bulk of oil production comes from onshore activity.

NPS has operations in both onshore and offshore drilling. Offshore drilling provides higher margins due to greater complexity, logistical challenges and the need for innovative solutions. Our strategy going forward is to further target offshore drilling in the MENA and South East Asian regions.

Middle East Drilling

The Middle East has almost half of the world’s proven oil reserves and accounts for almost a third of oil production, according to the BP Statistical Review of World Energy. The countries in the Arabian Gulf account for around 23% of global oil production and given the low break-even price, it is a key region for oilfield service companies.

Rig count in the Middle East has increased over the long term and although the number of active rigs has decreased in recent years, this drop has been less significant than in other regions. In 2016, the number of active jack-ups deployed in the Middle East was higher than that in 2008. From 2009 to 2017 the number of jack-ups deployed increased by 22% according to Clarksons Research. In comparison, the U.S. Gulf of Mexico and the UK Continental Shelf over the same time period saw over a 90% and 45% reduction respectively. Currently there are around 106 rigs in the region, with the majority being standard legacy jack-ups.

Most oil and gas fields in the Middle East are legacy fields in shallow waters. These fields are largely engaged in drilling activity, driven by the need for redevelopment, enhanced oil recovery via stimulation and the drilling of new production wells. Further, a number of gas fields scheduled to be developed in the near future will require oilfield services. Key countries within the region have signaled strong future growth ambitions for both oil and gas. Although the region still has low break-even levels, it is expected that more complex offshore rigs, with higher break-even prices, will be developed in the future.

Key Performance Indicators

NPS uses a variety of operational and financial measures to assess its performance. Among the measures considered by management are Revenue, Net income, and Adjusted EBITDA.

Revenue

NPS analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

Net Income

NPS views net income as an important indicator to assess performance, identify potential areas for improvement and determine whether the business is meeting management’s expectations.

Adjusted EBITDA

NPS views Adjusted EBITDA as an additional important indicator of performance. NPS defines Adjusted EBITDA as net income, plus interest expense, taxes, and depreciation, amortization and impairment.

Note Regarding Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. NPS believes that the presentation of this non-GAAP financial measure will provide useful information to investors in assessing its financial performance and results of operations as NPS’s board of directors, management and investors use Adjusted EBITDA to compare NPS’s operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of its management team. This non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of NPS’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in its industry, NPS’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. NPS’s financial statements in this proxy statement are presented in accordance with U.S. GAAP.

Executive Overview

During both 2016 and 2017, we faced a challenging environment in many of our key end markets. Our primary focus was to grow market share while expanding our service offering and advancing our long-term growth plans. Furthermore, we have been proactive in protecting our profit margins by realigning our cost structure to the lower market pricing levels.

Our 2016 results include:

●	An increase in revenue by $20.4 million or 10% over 2015 driven largely by higher activity in our Saudi Arabia and Algeria markets. Although we were faced with some pricing erosion as a result of discounts granted to our customers, we have managed to grow our revenue through expanding our market share and service offerings in key markets.

●	An increase in net income by $3.2 million (63%) compared to 2015. The increase in net income is due to an increase in gross profit generated from higher activity levels combined with the impact of cost reduction actions and lower amortization costs of intangible assets, all of which were partially offset by an impairment charge for drilling rigs recorded in 2016.

●	An increase in Adjusted EBITDA by $8.7 million or 14% in line with the higher activity levels in 2016. As a percentage of revenue, Adjusted EBITDA increased from 31% of revenue in 2015 to 32% in 2016. The impact of pricing discounts which took effect in 2016 was largely offset by higher activity as well as the effect of cost reduction actions taken by NPS during the year.

Our results for the year ended December 31, 2017 include:

●	An increase in revenue of $47.2 million or 21% as compared to the prior year. The growth in revenue was generated largely from our operations in Iraq, Qatar and Algeria and was driven by a combination of factors, including the award of new contracts in Iraq and Algeria, a greater mix of higher margin activity in Qatar as well as a general increase in rig assignments across all our key markets, in particular in Saudi Arabia.

●	An increase in net income by $20.0 million or 240% from the prior year is mostly due to an increase in gross profit generated from higher revenues combined with a significant drop in the cost of amortization of contract intangibles (down $18.1 million) as these intangibles were largely amortized in prior years.

●	An increase in Adjusted EBITDA by $5.6 million or 8% as compared to the prior year period. The increase was driven by higher activity levels during 2017. As a percentage of revenue, Adjusted EBITDA decreased from 32% of revenue in 2016 to 29% of revenue in 2017, this decrease is largely due to the impact of pricing erosion as a result of discounts granted to customers during 2016 which were effective for the full period of 2017 as well as start-up costs relating to new contracts awarded in Algeria, India and Oman.

Since 2016, our key focus has been to maintain a proper balance between delivering solid operating results and advancing our strategic goals. The following highlights a few examples of strategic actions that occurred during the year that will help position us well for long-term value creation.

●	In Saudi Arabia, during 2016 we increased our rig-less activity for Coiled tubing and Stimulation and also acquired more activity in Well Testing under a newly awarded LSTK package. We also completed our initial Slick-line trial campaign. In 2017, we were awarded a three-year Wireline contract and also secured a significant increase in the rig assignments for our Cementing activity.

●	In Algeria, NPS started up a fourth Coiled Tubing package and increased our level of stimulation activity in 2016. We also successfully completed an audit for Well Testing and Slick-line by our key clients. In 2017, we were awarded our first Surface Well Testing contract as well as a Cementing contract.

●	In Qatar, we were awarded an additional rig contract, resulting in an increase in offshore Coiled Tubing and Stimulation services.

●	In Iraq, we were awarded a Coil Tubing and Stimulation contract in 2016. Activity on this contract increased through the addition of a fourth Coiled Tubing package in 2017.

●	In Oman, we completed the mobilization inspection for our Drilling Rigs and secured new Slick-line activity.

●	In India, we commenced mobilization of our first package under a newly awarded Coiled Tubing contract.

We believe the demand for our services will increase further in the future, through a number of industry developments beneficial to NPS. While drilling and completions activities have improved along with oil prices increasing from their lows in early 2016, we believe our long-term growth will be driven by:

●	Increases in customer drilling budgets, focused in our core service areas, and an expected increase in rig count in the MENA region;

●	Expanding our service offerings in existing key markets and expanding operations into new geographies;

●	Increasing our focus on more complex offshore as well as gas-wells related services; and

●	Shifting focus towards higher margin and high technology service lines, including Wireline Logging and Testing services.

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Results of Operations

The discussions below relating to significant line items from our consolidated statements of income (loss) are based on available information and represents our analysis of significant changes or events that impact the comparability of reported amounts. Where appropriate, we have identified specific events and changes that affect comparability or trends and, where reasonably practicable, have quantified the impact of such items. In addition, the discussions below for revenue and cost of revenue are on a total basis as the business drivers for all services are similar. All dollar amounts in tabulations in this section are in thousands of dollars, unless otherwise stated.

The following is a comparison of our result of operations for the year ended December 31, 2017 compared to the year ended December 31, 2016:

	Year Ended December 31,
			As % of Revenues		Variance
Description	2017	2016	2017	2016	$	%

Revenues, net	$271,324	$224,115	100%	100%	47,209	21%
Cost of services	(200,149)	(157,382)	74%	70%	42,767	27%
Gross profit (1)	71,175	66,733	26%	30%	4,442	7%
Depreciation and amortization	(607)	(19,293)	<1%	9%	(18,686)	(97)%
Selling, general and administrative expenses	(30,336)	(25,954)	11%	12%	4,382	17%
Property, plant and equipment impairment	-	(3,370)	N/A	2%	(3,370)	N/A
Operating income	40,232	18,116	15%	8%	22,116	122%
Interest expense, net	(6,720)	(5,677)	2%	3%	1,043	18%
Other expense, net	(573)	(1,441)	<1%	1%	(868)	60%
Income before income taxes	32,939	10,998	12%	5%	21,941	199%
Income taxes	(4,586)	(2,648)	2%	1%	1,938	73%
Net income	$28,353	$8,350	10%	4%	20,003	240%

(1) Gross profit is defined as revenues less direct operating costs.

The following is a non-GAAP measure used by the Company to assess its results of operations:

(In thousands of Dollars)	Year Ended December 31,
			As % of Revenues		Variance
Description	2017	2016	2017	2016	$	%

Net income	$28,353	$8,350	10%	4%	20,003	240%
Add: Income taxes	4,586	2,648	2%	1%	1,938	73%
Add: Interest expense, net	6,720	5,677	2%	3%	1,043	18%
Add: Depreciation and amortization (1)	38,408	52,388	14%	23%	(13,980)	(27)%
Add: Impairment of PP&E	-	3,370	N/A	2%	(3,370)	N/A
Adjusted EBITDA	$78,067	$72,433	29%	32%	5,634	8%

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(1) The depreciation and amortization values in the above table include amounts recorded under cost of services.

Revenue. Revenue is generated largely from Well Services which represented 84% of total revenue in the year ended December 31, 2017 and 85% in the year ended December 31, 2016. Despite continued pressures on pricing, revenue in the year ended December 31, 2017 increased by $47.2 million, or 21%, to $271.3 million from $224.1 million in the equivalent period in 2016. The increase is largely due to higher onshore and offshore activity in Qatar (up $13.7 million), higher activity in Algeria (up $10.8 million) and in South Iraq (up $25.3 million) and an increase in Well Services activity in KSA (up $6.4 million), all of which were partially offset by lower revenue in the UAE (down $5.5 million) and in Brunei (down $4.0 million).

Cost of Services. Cost of services for the year ended December 31, 2017 increased by $42.8 million, or 27%, to $200.1 million from $157.4 million in the year ended December 31, 2016. The increase was driven by higher customer activity levels. Total cost of services as a percentage of total revenue in 2017 is 74%, which represented an increase of 4% from the equivalent period in 2016. The increase in cost of services as a percentage of revenue was largely due to the full year’s impact of pricing erosion as resulting from discounts granted to customers during 2016 which were effective for the full period of 2017.

Cost of services includes depreciation of $37.8 million in the year ended December 31, 2017 relating to key equipment used in supporting and managing our operations.

Depreciation and amortization. Depreciation and amortization expense, as reported below Gross Margin represents depreciation of head office fixtures and fittings as well as amortization of acquired customer contracts. Depreciation and amortization expense decreased by $18.7 million, or 97%, to $0.6 million for the year ended December 31, 2017 from $19.3 million for the year ended December 31, 2016, largely due to lower cost of amortization of acquired customer contracts in 2017 (down $18.1 million).

Selling, general and administrative expense. Selling, general and administrative (“SG&A”) expense, which represents costs associated with managing and supporting our operations, increased $4.4 million, or 17%, to $30.3 million for the year ended December 31, 2017 from $25.9 million in the year ended December 31, 2016. The increase in SG&A expense is due to higher personnel compensation costs driven by an increase in staff headcount to support higher activity levels.

Impairment. During 2016, the Company performed an impairment analysis for drilling rigs in KSA due to change in circumstances which was deemed to be a triggering event and indicated that the carrying value of such rigs may not be recoverable. The extended period of idle time and inability to get new contracts were indications that the rigs may be impaired. The Company lowered its expectations with respect to future activity levels in the contract drilling businesses. For the purpose of impairment testing, the Company performed a Step 1 analysis as required by ASC 360-10-35 to assess the recoverability of long-lived assets within its contract drilling operations. With respect to these assets, future cash flows were estimated over the expected remaining life of the assets, and the Company determined that the carrying values exceeded the expected undiscounted cash flows, of the long-lived assets within the contract drilling operations. Step 2 of the impairment assessment required the Company to compare the carrying value to the fair value of the rigs recognizing impairment for the excess of carrying value over fair value. Based on the analysis, the Company recorded an impairment loss of $3,370 thousand for the year ended December 31, 2016.

During 2017, the Company performed a similar impairment analysis which did not result in any impairment loss being recorded as the expected undiscounted cash flows was higher than the carrying value of the drilling rigs as at December 31, 2017. Included in the 2017 impairment analysis, are Company’s drilling rigs located in Iraq where the Company has used expected probability of the outcome of the contracts which are expected to be announced in 2018. An unfavorable outcome of these tenders may result in the impairment of the drilling rigs located in Iraq. The carrying value of these drilling rigs at December 31, 2017 is $ 14,400 thousand.

Interest expense, net. Interest expense, net, in the year ended December 31, 2017 increased by $1.0 million, or 18%, to $6.7 million from $5.7 million in the year ended December 31, 2016. The increase was attributable to both an increase in LIBOR rates as well as a higher fixed interest charge on the bank loan.

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Other expense, net. Other expense, net, in the year ended December 31, 2017 decreased by $0.9 million, or 60%, to $0.6 million from $1.4 million in the year ended December 31, 2016. The decrease is largely due to higher income from disposal of fixed assets combined with lower bank charges in 2017.

Net income. Net income was $28.4 million for the year ended December 31, 2017 as compared with net income of $8.4 million in the year ended December 31, 2016. The increase in net income was due to an increase in the gross margin generated as a result of higher activity combined with lower amortization cost in the current year.

The following is a comparison of our result of operations for the year ended December 31, 2016 compared to the year ended December 31, 2015:

	Year Ended December 31,
			As % of Revenues		Variance
Description	2016	2015	2016	2015	$	%

Revenues, net	$224,115	$203,715	100%	100%	20,400	10%
Cost of services	(157,382)	(138,890)	70%	68%	18,492	13%
Gross profit (1)	66,733	64,825	30%	32%	1,908	3%
Depreciation and amortization	(19,293)	(23,583)	9%	12%	(4,290)	(18)%
Selling, general and administrative expenses	(25,954)	(28,911)	12%	14%	(2,957)	(10)%
Property, plant and equipment impairment	(3,370)	-	2%	N/A	3,370	N/A
Operating income	18,116	12,331	8%	6%	5,785	47%
Interest expense, net	(5,677)	(4,319)	3%	2%	1,358	31%
Other expense, net	(1,441)	(1,029)	1%	1%	412	40%
Income before income taxes	10,998	6,983	5%	3%	4,015	57%
Income taxes	(2,648)	(1,870)	1%	1%	778	42%
Net income	$8,350	$5,113	4%	3%	3,237	63%

(1) Gross profit is defined as revenues less direct operating costs.

The following is a non-GAAP measure used by the Company to assess its results of operations:

(In thousands of Dollars)	Year Ended December 31,
			As % of Revenues		Variance
Description	2016	2015	2016	2015	$	%

Net income	$8,350	$5,113	4%	3%	3,237	63%
Add: Income taxes	2,648	1,870	1%	1%	778	42%
Add: Interest expense, net	5,677	4,319	3%	2%	1,358	31%
Add: Depreciation and amortization (1)	52,388	52,457	23%	26%	(69)	(<1)%
Add: Impairment of PP&E	3,370	-	2%	N/A	3,370	N/A
Adjusted EBITDA	$72,433	$63,759	32%	31%	8,674	14%

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(1) The depreciation and amortization values above include amounts recorded under cost of services.

Revenue. Revenue is generated largely from Well Services which represented 85% of total revenue in 2016 and 80% in 2015. Despite continued pressures on pricing, revenue in 2016 increased by $20.4 million, or 10%, to $224.1 million from $203.7 million in 2015. The increase is largely due to higher activity in Algeria (up $12.7 million), higher well services activity in Saudi Arabia (up $8.2 million) and the award of new contracts in Iraq (up $5.1 million), all of which were partially offset by lower revenue in Brunei (down $6.3 million) following the loss of a coiled tubing contract in 2016.

Cost of Services. Cost of services in 2016 increased by $18.5 million, or 13%, to $157.4 million from $138.9 million in 2015 in line with the higher revenue. Cost of services as a percentage of total revenue in 2016 was 70%, which represented an increase of 2% from 2015. The increase in cost of services as a percentage of revenue was largely due to the impact of pricing erosion from discounts granted in 2016

Cost of services includes depreciation of $33.1 million in 2016 relating to key equipment used in supporting and managing our operations. Depreciation, as reported in cost of services, increased by $4.2 million or 15%, mainly due to incremental depreciation arising on capital expenditure which was made throughout 2015 and 2016 to support the company’s activity growth.

Depreciation and amortization. Depreciation and amortization expense, as reported below Gross Margin represents depreciation of head office fixtures and fittings as well as amortization of contract intangibles. Depreciation and amortization expense decreased by $4.3 million, or 18%, to $19.3 million in 2016 from $23.6 million in 2015, largely due to lower cost of amortization of contract intangibles in 2016 (down $3.8 million)

Selling, general and administrative expense. Selling, general and administrative (“SG&A”) expense, which represents costs associated with managing and supporting our operations, decreased $3.0 million, or 10%, to $26.0 million in 2016 from $28.9 million in 2015. The decrease in SG&A expense was due to cost reduction actions undertaken during the year in response to market pricing pressures, which were partially offset by higher personnel compensation costs (up $4 million) driven by an increase in resources to support higher activity levels.

Impairment. Total impairment expense of $3.4 million recognized in 2016 consisted of property, plant and equipment (PP&E) impairment.

During 2016, the Company performed an impairment review for drilling rigs in Saudi Arabia due to change in circumstances which was deemed to be a triggering event and indicated that the carrying value of such rigs may not be recoverable. The extended period of idle time and inability to get new contracts were indications that the rigs may be impaired. The Company lowered its expectations with respect to future activity levels in the contract drilling businesses. For the purpose of impairment testing, the Company performed a Step 1 analysis as required by ASC 360-10-35 to assess the recoverability of long-lived assets within its contract drilling operations. With respect to these assets, future cash flows were estimated over the expected remaining life of the assets, and the Company determined that, on an undiscounted basis, the carrying values exceeded the expected cash flows, on an undiscounted basis, of the long-lived assets within the contract drilling operations. Step 2 of the impairment assessment required the Company to compare the carrying value to the fair value of the rigs recognizing impairment for the excess of carrying value over fair value.

As a result of the assessments made, an impairment loss of $3.4 million as of December 31, 2016 was recognized in the consolidated statement of operations. No impairment loss was recognized as of December 31, 2015.

Interest expense, net. Interest expense, net, in 2016 increased by $1.4 million, or 31%, to $5.7 million from $4.3 million in 2015. The increase was primarily driven by a higher interest rate on the company’s borrowing facility which was linked to movement in the LIBOR rate.

Other expense, net. Other expense, net, in 2016 increased by $0.4 million, or 40%, to $1.4 million from $1.0 million in 2015. This increase was primarily due higher bank charges as well as realized net exchange losses on foreign currency payments to international vendors.

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Net income. Net income was $8.4 million in 2016 as compared with net income of $5.1 million in 2015. The increase in net income is due to an increase in gross margin generated from higher activity levels combined with the impact of cost reduction actions and lower amortization costs of intangible assets, all of which were partially offset by an impairment charge for drilling rigs recorded in 2016.

Liquidity

Our objective in financing our business is to maintain sufficient liquidity, adequate financial resources and financial flexibility in order to fund the requirements of our business. At December 31, 2017, we had cash and cash equivalents of $24.5 million compared to $25.5 million of cash and cash equivalents at December 31, 2016.

At December 31, 2017, $24.5 million of our cash and cash equivalents was held by foreign subsidiaries compared to $25.5 million at December 31, 2016. Cash and cash equivalents held by foreign subsidiaries includes amounts of $6.9 million and $6.2 million held within the sub-holding company of NPS Bahrain at December 31, 2017 and 2016 respectively.

We have a committed revolving credit facility (the “Credit Facility”) with commercial banks under which the maximum borrowing at any time is $50 million. At December 31, 2017, we had borrowings under the credit facility of $8.8 million due within one year. During 2017, we used cash to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits.

A substantial portion of the cash held by foreign subsidiaries at each of December 31, 2017 and December 31, 2016 was reinvested in our international operations as our current intent is to use this cash to, among other things, fund the operations of our foreign subsidiaries. If we decide at a later date to repatriate those funds to the United Arab Emirates, we may be required to pay withholding tax on some of these funds, mainly in Saudi Arabia, Indonesia, Malaysia and Algeria. However, the repatriation of funds to the UAE is largely in the form of settlement of inter-company balances relating to purchases of fixed assets and inventory by the holding company, which is not subject to withholding taxes.

The Company does not face any significant capital restrictions on cash outflows from foreign subsidiaries to the holding company or other group companies.

We believe that cash on hand, cash flows generated from operations, and liquidity available through our credit facility, including the issuance of commercial papers will provide sufficient liquidity to manage our global cash needs.

Cash Flows

Cash flows provided by (used in) each type of activity were as follows for the year ended December 31, 2017 compared to the year ended December 31, 2016:

	Year ended December 31,
	2017	2016	2015
Cash Provided by/(used in):
Operating Activities	$83,193	$78,896	$37,942
Investing Activities	(52,042)	(62,753)	$(57,711)
Financing Activities	(32,138)	(16,802)	11,941
Net change in cash and cash equivalents	$(987)	$(659)	$(7,828)

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Operating Activities

Cash flows from operating activities provided cash of $83.1 million and $78.9 million for the years ended December 31, 2017 and 2016, respectively. Cash flows from operating activities increased $4.3 million in 2017 primarily due to changes in the components of our working capital (receivables, inventories and accounts payable) as well as a decrease in provision for bad debt expense, prepaid expenses and other assets compared to year ended December 31, 2016.

Cash flows from operating activities provided cash of $78.9 million and $37.9 million for the years ended December 31, 2016 and 2015, respectively. Cash flows from operating activities increased $41.0 million in 2016 primarily due to the repayment of related party balances and changes in the components of our working capital (receivables, inventories and accounts payable) as a result of receipt of a significant portion of our outstanding accounts receivable and the postponement of payment of accounts payable.

Investing Activities

Cash flows used in investing activities was ($52.0) million and (62.8) million for the years ended December 31, 2017 and 2016, respectively. The decrease of $10.8 million in cash used is primarily attributed to a decrease of $13.5 million in the funding of capital assets (funding was $48.7 million and $62.2 million for the years ended December 31, 2017 and 2016, respectively). Our principal recurring investing activity is the funding of capital expenditures to ensure that we have the appropriate levels and types of machinery and equipment in place to generate revenue from operations. The decrease in capital expenditures was the result of our continued focus on capital discipline.

In June 2017, we acquired 100% of the share capital of PT Tiger Energy Services ROI (“Tiger”), an entity incorporated in the Republic of Indonesia, for $0.6 million. The carrying amount of Tiger’s net assets on the date of acquisition was $0.5 million.

Proceeds from the disposal of assets were $0.3 million and $1 million for the years ended December 31, 2017 and 2016, respectively. These disposals related to property, machinery, and equipment no longer used in operations that was sold throughout the year.

Cash flows used in investing activities was ($62.8) million and ($57.7) million for the years ended December 31, 2016 and 2015, respectively. The increase of $5.1 million in cash used is primarily attributed to an increase of $4.2 million in the funding of capital assets (funding was $62.2 million and $58.1 million for the years ended December 31, 2016 and 2015, respectively). Our principal recurring investing activity is the funding of capital expenditures to ensure that we have the appropriate levels and types of machinery and equipment in place to generate revenue from operations. The increase in capital expenditures was the result of higher demand for our products and services along with our continued focus on capital discipline.

In June 2016, we acquired all the remaining outstanding shares of National Petroleum Services (“NPS Libya”), a consolidated subsidiary, from Akam Petroleum Services for $1.5 million in cash, increasing our ownership from 50% to 100%. The carrying amount of NPS Libya’s net assets on the date of acquisition was ($0.2) million. As a result, we recognized a decrease in equity attributable to equity holders of our Company. See Note 3. “Acquisitions and Investments” of the notes to NPS’s consolidated financial statements for further discussion.

Proceeds from the disposal of assets were $1.0 million and $0.4 million for the years ended December 31, 2016 and 2015, respectively. These disposals related to property, machinery, and equipment no longer used in operations that was sold throughout the year.

Financing Activities

Cash flows used in financing activities were ($32.1) million and ($16.8) million for the year ended December, 2017 and 2016, respectively. The increase of $15.3 million in cash used was primarily due to increase in our borrowing activity, which was partially offset by the payment of dividends to our shareholders. Our principal recurring financing activity is the borrowing and repayment of debt to ensure that we have the appropriate levels of liquidity and the payment of dividends and Zakat on behalf of our shareholders.

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We had net draws of commercial paper and other short-term debt of $0.1 million in 2017, and net repayments of $10.1 million in 2016.

We paid $20 million of dividends to our shareholders in the year ended 31 December 2017.

Cash flows (used) and provided in financing activities was ($16.8) million and $11.9 million for the years ended December 31, 2016 and 2015, respectively. The decrease of $28.7 million in cash provided was primarily due to the repayment of borrowings and dividends. Our principal recurring financing activity is the borrowing and repayment of debt to ensure that we have the appropriate levels of liquidity. The decrease in borrowings was the result of our continued focus on fiscal discipline.

We had net repayments of commercial paper and other short-term debt of $10.1 million in the year ended December 31, 2016, and net draws of $18.6 million in the year ended December 31, 2015.

We received proceeds of $0.1 million from the issuance of 135,000 co-investment shares through the exercise of stock options in the year ended December 31, 2015. We did not declare or pay any dividends in either 2016 or 2015.

Murabaha Credit Facilities

$150 Million Facility

The Company entered into a syndicated Murabaha facility (“the Facility”) for $150,000 thousand which was fully drawn by the Company on November 26, 2014. Murabaha is an Islamic financing structure where a set fee is charged rather than interest. This type of loan is legal in Islamic countries as banks are not authorized to charge interest on loans, so banks charge a flat fee for continuing daily operations of the bank in lieu of interest.

The Facility of $150 million is from a syndicate of three commercial banks. The Facility is repayable in semi-annual instalments ranging from $7.5 million to $30 million commencing from May 26, 2017 with the last instalment due on November 26, 2020. The Facility carries a set fee which equals to the stated interest rate of six months LIBOR plus a fixed profit margin of 2.9% per annum. The Facility is partially secured by personal guarantees of two individual shareholders on a pro-rata basis with their respective shareholding percentages. Letters of awareness have been executed by the corporate shareholders as credit support for the Facility.

On May 28, 2017, the Facility (“Amended Facility”) was amended to extend the maturity of the agreement. The Amended Facility is repayable in quarterly installments ranging from $1.1 million to $57.9 million commencing from August 1, 2019 with the last installment due on May 28, 2025. The Amended Facility carries a stated interest rate of three months LIBOR plus a fixed profit margin of 3.25% per annum. The Amended Facility is partially secured by personal guarantee of one individual shareholder on a pro-rata basis with his shareholding percentage. Letters of awareness have been executed by the corporate shareholders as credit support for the Facility.

All of the other terms of the Facility remained the same except the fixed interest charge was revised from 2.9% in 2014 to 3.25% in 2017. The costs of our loan arrangement fees increased to $0.4 million for the year ended December 31, 2017 from $0.3 million for the year ended December 31, 2016.

The Amended Facility contains certain covenants, which, among other things, require the maintenance of a total debt-to-total capitalization ratio, restrict certain merger transactions or the sale of all or substantially all of our assets or a significant subsidiary and limit the amount of subsidiary indebtedness. Upon the occurrence of certain events of default, our obligations under the Amended Facility may be accelerated. Such events of default include payment defaults to lenders under the Amended Facility, covenant defaults and other customary defaults. As of December 31, 2017, we were in compliance with all of the credit facility’s covenants.

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$50 Million Facility

We have a committed revolving credit facility with commercial banks under which the maximum borrowing at any time is $50 million. Borrowings under this facility are only used to fund capital expenditures. At December 31, 2017, we had borrowings under the credit facility of $8.8 million due within one year. During 2017, we used cash generated by our operations to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits.

If market conditions were to change and our revenue was reduced significantly, our cash flows and liquidity could be reduced. Should this occur, we would seek alternative sources of funding, including additional borrowing under the credit facility.

Capital Resources

In the next twelve months, we believe cash on hand, cash flows from operating activities and the available credit facility will provide us with sufficient capital resources and liquidity to manage our working capital needs, meet contractual obligations, fund capital expenditures, and support the development of our short-term and long-term operating strategies. If necessary, we may use short-term debt to fund cash needs in various countries in excess of the cash generated in those specific countries.

Our capital expenditures can be adjusted and managed by us to match market demand and activity levels. In light of the current market conditions, capital expenditures in the next twelve months will be made as appropriate at a rate that we estimate would equal $30 million to $35 million on an annualized basis. The expenditures are expected to be used primarily for normal, recurring items necessary to support our business. We also anticipate making income tax payments in the range of $3 million to $5 million in the next twelve months. For employees’ end of service benefits, we expect to pay between $2 million to $3 million to employees in the next twelve months. See Note 11. “Employee Benefits” of the notes to NPS’s consolidated financial statements for further discussion.

As discussed above, the Company’s total capital expenditures in the next twelve months is estimated to be equal to $30 million to $35 million on an annualized basis. The expenditures are expected to be used primarily for normal, recurring items necessary to support our business. Capital expenditures are financed through the Revolving Credit Facility. There is sufficient capacity under this credit facility to meet our capital expenditure commitments.

Other Factors Affecting Liquidity

Guarantee agreements. In the normal course of business with customers, vendors and others, the Company has entered into off-balance sheet arrangements, such as surety bonds for performance, and other bank issued guarantees, which totaled $27.9 million and $26.7 million in 2017 and 2016, respectively. A liability is accrued when a loss is both probable and can be reasonably estimated. None of the off-balance sheet arrangements either has, or is likely to have, a material effect on our consolidated financial statements.

Customer receivables. In line with industry practice, we bill our customers for our services in arrears and are, therefore, subject to our customers delaying or failing to pay our invoices. In weak economic environments, we may experience increased delays and failures to pay our invoices due to, among other reasons, a reduction in our customers’ cash flow from operations and their access to the credit markets as well as unsettled political conditions. If our customers delay paying or fail to pay us a significant amount of our outstanding receivables, it could have a material adverse effect on our liquidity, consolidated results of operations and consolidated financial condition. Our two largest customers, Saudi Aramco and Sonatrach, are owned by the governments of Saudi Arabia and Algeria, respectively. It is customary for Saudi Aramco to delay payments of a portion (10%) of receivables until all taxes due within the country are fully paid and settled.

Contractual Obligations

The table below summarizes the payments due by fiscal year for our outstanding contractual obligations as of December 31, 2017. Certain amounts included in this table are based on our estimates and assumptions about these obligations, including their duration, anticipated actions by third parties and other factors. The contractual cash obligations we will actually pay in future periods may vary from those reflected in the table because the estimates and assumptions are subjective.

Payments Due by Period
(In thousands)	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Estimated principle payments(1)	$150,000	-	$8,573	$27,908	$113,519
Estimated interest payments (2)	53,846	7,317	16,213	16,544	13,772
Operating leases (3)	8,296	5,532	2,644	120	-
Purchase obligations (4)	31,443	31,443	-	-	-
Employees’ end of service benefits (5)	19,293	2,778	6,654	1,882	7,979
Short-term debt (6)	8,773	8,773	-	-	-
Total	$271,651	$55,843	$34,084	$46,454	$135,270

(1) Amounts represent the expected cash payments for the principal amounts related to our debt. Amounts for debt do not include any unamortized discounts or deferred issuance costs. Expected cash payments for interest are excluded from these amounts.

(2) Amounts represent the expected cash payments for interest on our long-term debt.

(3) Amounts represent the future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more. We enter into operating leases, some of which include renewal options; however, we have excluded renewal options from the table above unless it is anticipated that we will exercise such renewals.

(4) Purchase obligations include capital improvements as well as agreements to purchase goods or services that are enforceable and legally binding and that specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Although these contractual obligations are considered enforceable and legally binding, the terms generally allow us the option to reschedule and adjust the requirements based on business needs prior to the delivery of goods.

(5) Amount represents the expected payments of employees’ end of service benefits.

(6) Amount represents borrowings under the bank credit facility and relating to outstanding letters of credit at December 31, 2017.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

At December 31, 2017, NPS had $150 million of debt outstanding, with an interest rate of 6 months LIBOR plus 3.25%. Interest is calculated under the terms of NPS’s Murabaha agreement. Assuming no change in the amount outstanding, the impact on interest expense of a 1% increase or decrease in the interest rate would be approximately $1.5 million per year. NPS does not currently have or intend to enter into any derivative arrangements to protect against fluctuations in interest rates applicable to NPS’ outstanding indebtedness.

Foreign Currency Risk

NPS is exposed to foreign currency risks that arise from normal business operations. These risks include transaction gains and losses associated with Intercompany loans with foreign subsidiaries and transactions denominated in currencies other than a location’s functional currency.

US dollar balances in the UAE, KSA and Qatar entities are not considered to represent significant currency risk as the respective currencies in these countries are pegged to the U.S. dollar. The company’s foreign currency risk arises from the settlement of transactions in currencies other than the Company’s functional currency, specifically in Algerian Dinar, Libyan Dinar, Indian Rupee and Indonesian Rupiah. However, customer contracts in these countries are largely denominated in US dollars.

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Credit Risk

Credit risk is the risk that one party to a financial instrument may fail to discharge an obligation and cause the other party to incur a financial loss. NPS is exposed to credit risk on its accounts receivable and other receivables and certain other assets as reflected in our consolidated balance sheet.

The Company seeks to manage its credit risk with respect to banks by only dealing with reputable banks and with respect to customers by monitoring outstanding receivables and ensuring close follow-ups. Management also considers the factors that may influence the credit risk of its customer base including the default risk of the industry and the country in which the customers operate. The Company sells its products to a large number of customers, mainly to national oil companies in the GCC region. The Saudi Arabian Oil Company (“Saudi Aramco”), owned by the government of Saudi Arabia, and Sonatrach, owned by the government of Algeria, represented 38% (32% in 2016 ) and 25% (16% in 2016) of the Company’s accounts receivable balance at December 31, 2017. No other customer accounted for greater than 10% of the Company’s accounts receivable balance.

With respect to credit risk arising from the financial assets of the Company, including receivables and bank balances, the Company’s exposure to credit risk arises from default of the counterparty, with a maximum exposure equal to the carrying amount of these assets in the consolidated balance sheet. Cash and cash equivalents are primarily held with banks and financial institution counterparties, which are rated A1 to Baa3, based on Moody’s ratings.

Liquidity risk

Liquidity risk is the risk that the Company may not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses, or risking its liabilities. The company maintains cash flow forecasts to monitor its liquidity position.

Accounts payable are normally settled within the terms of purchase from the supplier. As detailed on page 199, the company has sufficient un-utilized capacity under its revolving credit facility to manage short term financing requirements in relation to its capital expenditure.

Market Risk

NPS is exposed to market risks primarily from changes in interest rates on its long-term borrowings as well as fluctuations in foreign currency exchange rates applicable to its foreign subsidiaries and where local exchange rates are not pegged to the US Dollar (Algeria, Libya and Iraq). However, the foreign exchange risk is largely mitigated by the fact that all customer contracts are denominated in US Dollars.

NPS does not use derivatives for trading purposes, to generate income or to engage in speculative activity.

Off-Balance Sheet Arrangements

In the normal course of business with customers, vendors and others, we have entered into off-balance sheet arrangements, such as surety bonds for performance, and other bank issued guarantees. It is not practicable to estimate the fair value of these financial instruments. None of the off-balance sheet arrangements either has, or is likely to have, a material effect on our consolidated financial statements. For further information refer to the “Contractual Obligation” section above.

As of December 31, 2017, we had no material off-balance sheet financing arrangements other than normal operating leases, as discussed above. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such financing arrangements.

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Related Party Transactions

Related parties include shareholders, key management personnel, and jointly controlled entities. In the ordinary course of business, such related parties provide goods and render services to the Company at mutually agreed rates. In addition, certain shareholders received short-term loans and or advances in connection with the sale of the business to the new shareholders in 2014, all of which were subsequently fully settled by the respective parties. The transactions with related parties are made at mutually agreed terms. Outstanding balances are unsecured, interest free and settlement occurs in cash.

For further details about our transactions with related parties please refer to “Certain Relationships and Related Party Transactions” and Note 17 (Related Party Transactions) of NPS’s annual financial statements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures as well as disclosures about any contingent assets and liabilities. We base these estimates and judgments on historical experience and other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects are subject to uncertainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the business environment in which we operate changes.

We have defined a critical accounting estimate as one that is both important to the portrayal of either our financial condition or results of operations and requires us to make difficult, subjective or complex judgments or estimates about matters that are uncertain. Our Board of Directors has reviewed our critical accounting estimates and the disclosure presented below. During the past two fiscal years, we have not made any material changes in the methodology used to establish the critical accounting estimates, and we believe that the following are the critical accounting estimates used in the preparation of our consolidated financial statements. There are other items within our consolidated financial statements that require estimation and judgment but they are not deemed critical as defined above. This discussion and analysis should be read in conjunction with NPS’ consolidated financial statements and related notes included in this document.

Accounts receivable and allowance for doubtful accounts

Trade accounts receivable are recorded at the invoiced amount. No interest is charged on past-due balances. The Company grants credit to customers based upon an evaluation of each customer’s financial condition. The Company periodically monitors the payment history and ongoing creditworthiness of customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowances management considers historical losses adjusted to take into account current market conditions and the customer’s financial conditions, the amount of receivable in dispute, current receivables ageing and current payment patterns. Significant individual accounts receivable balances and balances which have been outstanding greater than 90 days are reviewed individually for collectability.

Property, plant and equipment

Property, plant and equipment is stated at cost. The cost of ordinary maintenance and repair is charged to operating expense, while replacement of critical components and major improvements that extend the life of the related asset are capitalized. Capital work in progress mainly represents costs incurred on drilling rigs and equipment which are in transit at the reporting date. No depreciation is charged to purchase capital work in progress. Depreciation or amortization of property and equipment is calculated using the straight-line method over the asset’s estimated useful life as follows:

Buildings and leasehold Improvements	5 to 25 years or the estimated lease period, whichever is shorter
Drilling rigs, plant and equipment	3 to 15 years
Furniture and fixtures	5 years
Office equipment and tools	3 to 6 years
Vehicles and cranes	5 to 8 years

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Property, plant and equipment is reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate the carrying value of an asset or asset group may not be recoverable. Indicative events or circumstances include, but are not limited to, matters such as a significant decline in market value or a significant change in business climate (“triggering events”). An impairment loss is recognized when the carrying value of an asset exceeds the estimated undiscounted future cash flows from the use of the asset and its eventual disposition.

The amount of impairment loss recognized is the excess of the asset’s carrying value over its fair value. In determining the fair market value of the assets, the Company considers market trends and recent transactions involving sales of similar assets, or when not available, discounted cash flow analysis. Assets to be disposed of are reported at the lower of the carrying value or the fair value less cost to sell. Upon sale or other disposition of an asset, the Company recognizes a gain or loss on disposal measured as the difference between the net carrying value of the asset and the net proceeds received.

Goodwill

Goodwill is the excess cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination.

Goodwill is evaluated for impairment on an annual basis, or more frequently if circumstances require. The Company performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount. If the Company determines, as a result of its qualitative assessment, that it is not more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, no further testing is required. If the Company determines, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, a goodwill impairment assessment is performed using a two-step, fair value-based test. Under the first step, goodwill is reviewed for impairment by comparing the carrying value of the reporting unit’s net assets (including allocated goodwill) to the fair value of the reporting unit. The fair value of the reporting units is determined using a discounted cash flow approach. Determining the fair value of a reporting unit requires judgment and the use of significant estimates and assumptions. Such estimates and assumptions include revenue growth rates, discount rates operating margins, weighted average costs of capital, market share and future market conditions, among others. If the reporting unit’s carrying value is greater than its fair value, a second step is performed whereby the implied fair value of goodwill is estimated by allocating the fair value of the reporting unit in a hypothetical purchase price allocation analysis. If the amount of goodwill resulting from this hypothetical purchase price allocation is less than the carrying value of the reporting unit’s goodwill, the recorded carrying value of goodwill is written down to the implied fair value.

Intangible assets

The Company’s intangible assets with finite lives consist of customer contracts acquired in connection with the acquisition of NPS Bahrain in 2014. The cost of intangible assets with finite lives is amortized over the estimated period of economic benefit, ranging from 1 to 3 years. Asset lives are adjusted whenever there is a change in the estimated period of economic benefit. No residual value has been assigned to these intangible assets.

Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. The Company assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows. If the sum of expected future cash flows (undiscounted) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models.

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Revenue recognition

The Company’s revenues are generated principally from providing services and the related equipment. Revenues are recognized when the services are rendered and collectability is reasonably assured. Revenues from services and equipment are based on fixed or determinable priced purchase orders or contracts with the customer and do not include the right of return. Rates for services and equipment are priced on a per day, per unit of measure, per man hour or similar basis. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income. Services performed but not billed at the end of the reporting period are classified as unbilled revenues. The unbilled revenues for services performed are calculated based on the rates stated in the purchase orders or contracts with the customers. The unbilled revenues are typically billed within one to six months depending on the nature of customer contract.

Zakat

Zakat is provided for Saudi Arabian subsidiaries in accordance with Saudi Arabian fiscal regulation. The provision is not charged through consolidated statement of income but instead charged through equity. Zakat is a shareholder obligation and is computed on the Saudi shareholders’ share of equity or net income using the basis defined under the Zakat regulations.

Income taxes

The Company is based in the Emirate of Dubai (“Dubai”) in the UAE, where no federal taxation exists. Dubai has issued corporate tax decrees that theoretically apply to all businesses established in the UAE. However, in practice, these laws have not been applied. The Company has not paid or accounted for any payment of income taxes since its inception. The Company is aware of the risk that the tax decrees may be more generally applied in Dubai in the future and of the remote risk that they may be applied retrospectively. The Company has provided for income taxes based on the tax laws and rates in effect in the foreign countries where the Company operates and earns income. The income taxes in these jurisdictions vary substantially.

The Company recognizes the amount of taxes payable or refundable for the year. In addition, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will not be realized.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets are dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized upon settlement. The Company recognizes interest and penalties related to an underpayment of income taxes, where applicable, in its consolidated statements of operations as a component of income tax expense.

Internal Controls and Procedures

NPS is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of NPS’s internal control over financial reporting. Subsequent to becoming a subsidiary of a public company, NPS’s publicly traded parent company will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, which will require its management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of NPS’s internal control over financial reporting.

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INFORMATION ABOUT GES GROUP

Forward-Looking Statements

The following discussion and analysis should be read in conjunction with the financial statements and related notes of NPS included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise stated, references in this section to the “Company,” “us” or “we” refer to GES and its consolidated subsidiaries.

Overview

Gulf Energy S.A.O.C. (“Gulf Energy” or “GES”) is a leading provider of high quality integrated oilfield service solutions in the Middle East and North Africa (“MENA”). Building on its initial success, GES has expanded its service portfolio over the past 12 years and has evolved to provide a wide range of services throughout the oil and gas life cycle, including exploration, development, production enhancement, remedial work on existing wells, and site abandonment.

The company provides a broad suite of product and service offerings, operating under 5 main service lines; Well Intervention Services, Drilling Technology Solutions, Fishing & Remedial Services, Drilling Technology Solutions, Performance Drilling & Evaluation, and Others (including Work-over Services and Hoist).

GES currently operates in the main oil producing countries of the MENA region, focusing on the diversified oilfield services market of Oman. With our recent international expansion, GES is one of the fastest growing oilfield service providers in the MENA region and has developed a footprint in KSA, UAE, Kuwait, Algeria, Iraq, Qatar, and Algeria.

The Company has a track record of technical excellence with our clients, which is built on the expertise of our work force and the ability to provide clients with customized solutions by deploying innovative and world class technology and equipment.

GES has leveraged its technical abilities and track record of successful operations to establish long-tenured relationships with its client base which includes almost all of the major operators in Oman as well as international clients like Sonatrach and the Kuwait Oil Company. GES has a successful track record of extending the majority of its contracts over the past five years.

History of GES

GES was established as a Limited Liability company in the Sultanate of Oman and started its operations in 2005. The Company was founded by Hilal Al Busaidy and Yasser Al Barami. The GES Founders jointly own 61% of GES, with SV3 Holdings Pte Limited owning 27.3% and NESR Holdings Ltd. owning the remaining 11.7%.

In 2006, GES was awarded a Drilling Technology Services contract for the entire fleet of PDO rigs. The successful execution of this contract along with a high level of technical performance demonstrated the Company’s technical capabilities in the region. Since then, the Company has won new contracts with other operators, including Occidental Petroleum and Medco, and has significantly increased its market share.

GES started its drilling and equipment rental business in the Kingdom of Saudi Arabia (“KSA”) in September 2015 and Kuwait in January 2016, followed by the introduction of fishing services started in Algeria in June 2016.

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2016 onwards

- Further expansion into KSA, Kuwait and Algeria
- Extension of current service offering in Oman by entering into newer segments / clients

2014-15

- IPC awarded a 3-year contract for Stimulation services by Occidental Petroleum
- Occidental Petroleum contract for rig & hoist management and maintenance service commenced operations from November 2014
- BP Khazzan contract awarded to SGEE
- Focus on obtaining overseas contracts and operations

2013

- Fishing & Remedial Experts Enterprise LLC ("**FREE**") awarded a 10-year contract from PDO for fishing and milling services
- Medco contract for Hoist under WMS extended for 3 years with improved pricing
- Gulf Drilling Fluids Technology LLC established, securing contracts in Oman and Yemen
- GES initiated expansion into the region starting with Yemen / KSA and Kuwait and is exploring other markets in the MENA region

2012

- Benon Oil Services awarded a 5-year contract for providing cementing services to PDO until 2016
- IPC PDO contract for Stimulation services extended by another five years until 2017 with enhanced scope and pricing
- IPC secures new contracts with Occidental (Oman) and Schlumberger (Oman)

2011

- Well Solutions & Services LLC established; awarded a 5-year contract with PDO for providing Artificial Lifting services (Sucker Rods / Pumps)
- Sand Management System services commenced through a contract with Schlumberger, Oman
- Well Maintenance Services created to manage work over Hoist contract with MEDCO

2010

- PDO extends the original DES contract midway through its term for another 5 years thereby extending it to 2017

2008

- Group gets additional non-PDO contracts from Occidental Oman, PTTEP, Rima Petrogas and MEDCO

2007

- IDS incorporated providing complete horizontal and directional drilling services and solutions along with 'MWD' and 'LWD' primarily with MEDCO Energy (Oman)

2006

- SGEE gets its first direct contract (5-year with an option to extend for 2 more years) from PDO for DES

2005

- GES incorporated as a JV between Oman Investment Company and Hilal Al Busaidy and Yasser Al Barami
- SGEE and IPS established

2003

- IPC was formed

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Our Industry and Market

The decline in oil prices since 2014 has severely affected activity levels across the world. Despite the volatility in global oil markets, oilfield services in the Middle East remains relatively resilient due to:

(a)	Low project break-even points: In the Middle East, a combination of reserve size and ease of extraction typically results in the lowest break-even points in the industry, therefore many projects retain viability even in very low-price environments.

(b)	Upstream environment: Large operators typically sanction high CAPEX projects with long investment horizons. The dominance of national oil companies in the MENA region and the fundamental national need to keep producing results in a lower reactivity to depressed oil pricing.

(c)	Focus on appraisal/development: Activity levels within the MENA regions are focused on appraisal/development type work and are less impacted compared to regions with high exploration activity.

Since July 2014 (when global activity reached its peak), onshore drilling and production activity levels have marginally improved in the Company’s key target markets (Oman, KSA, Kuwait and Algeria) in sharp contrast to global activity levels which have fallen significantly.

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Oilfield Services is considered a key growth industry within the region and is distinguished by its resilience to low oil prices. Oilfield Services spending levels are expected to fully recover in 2018.

GES Domestic Market

GES’s largest drilling market is its home country of Oman. With strong growth in activity levels anticipated, both KSA and Kuwait are likely to present drilling market opportunities of similar scale to Oman during 2018 to 2022.

The dominance of the NOC (PDO) ensures that drilling and production activities are sustained despite the downturn. PDO plans to invest more than $20 billion over the next five years, while BP’s hazzan project will see 325 wells drilled over the next 15 years

Douglas Westwood expects the coiled tubing market to grow substantially as it is increasingly used in place of more conventional tubing for workover and well intervention, providing both time and monetary savings, which are critical considerations in Oman’s mature oil and gas market

GES International Market

OPEC members Saudi Arabia and Kuwait are both expecting to increase production of oil and gas despite the low oil price, helping to limit the OFS expenditure decline.

Casing and tubing services dominate expenditure in GES’s addressable markets, accounting for 39% of spend. Coiled tubing will be a key OFS growth sector within GES’s international markets over the next five years, with this market expected to expand significantly as maturing fields are increasingly utilizing coiled tubing solutions.

Our Operations

The company is structured as a holding company with subsidiaries set up for each service line, which are all marketed under the GES brand umbrella. GES conducts its operations through 11 individual subsidiaries based in Oman and wholly owned by the Company. For its international markets, GES conducts its operations via four additional locally incorporated subsidiaries in each of Kuwait, Kingdom of Saudi Arabia, Algeria and Yemen.

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List of GES Subsidiaries

GES Subsidiary	Country of Formation
Benon Oil Services, LLC	Oman
IPS: 99%; Mr. Hilal: 1%
Fishing and Remedial Experts Enterprise LLC	Oman
GES: 99%; Mr Yasser: 1%
Gulf Drilling Fluids Technology LLC	Oman
GES: 99%; Mr Hilal: 1%
Gulf Energy Services LLC	Oman
GES: 99%; Mr Hilal: 1%
Intelligent Drilling Services LLC	Oman
GES: 99%; Mr Yasser: 1%
Integrated Petroleum Services Company LLC	Oman
GES: 99%; Mr. Abdul Hameed: 1%
Midwest Oilfield Services LLC	Oman
GES: 99%; IDS: 1%
Sino Gulf Energy Enterprises LLC	Oman
GES: 99.9%; FREE: 0.1%
Tamkeen Fracking LLC	Oman
GES: 99%; Mr Hilal: 1%
Well Maintenance Services LLC	Oman
GES: 99%; WSS: 1%
Well Solution Services LLC	Oman
GES: 99%; IDS: 1%
Makamen Petroleum LLC	Oman
GES: 75%; Makamen Investment: 25%
Tasneea Oil and Gas technology LLC	Oman
MIL: 80% GES: 20%

Our Services

Within its markets, GES enjoys a strong position in Drilling Technology Solutions, Well Intervention and Fishing and Remedial Services. Building on its initial success, the Company has expanded its services portfolio over the past few years. GES’s current range of products and services encompass the entire well services value chain.

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Drilling Technology Solutions

GES provides drilling tools and machine shop services to oil and gas companies for conventional and unconventional drilling applications. GES has been active in this service line since 2006 through its subsidiary, SGEE. The Company can offer its services to approximately 100 rigs per month and is currently the market leader in Oman.

Well Intervention Services

GES provides systems to perform work inside an existing well, to improve and maintain production performance. These systems can include completion equipment, wellbore cleaning, and boring out existing casing, to access new production zones. GES has been active in this service line since 2007. Key servicing units include Cementing Units, Sand Management Systems units and Coiled Tubing Units.

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Fishing and Remedial Services

GES services various types of requirements such as milling, casing patches, work-over, abandonment, casing exit and open hole fishing. The Company designs custom solutions and offers field engineers for implementation. For several products, GES has a technology tie-up with NOV to supply high quality Bowen trademark tools. The Company has been active in this service line since 2009.

Work-over Services

GES services and performs activities required for well maintenance and remedial treatments. Key equipment / facilities include Hoists, Flush-By Units & TMX unit. GES has been active in this service line since 2011.

Performance Drilling and Evaluation

GES offers drilling and evaluation equipment and services for activities related to find, characterize and drill a well. GES has been providing these services since 2008.

Production and Completion Services

GES provides services for optimizing production throughout the life of a well. Artificial lift techniques are classified within this segment and are used when the reservoir pressure is insufficient to produce economic quantities of oil / gas. GES offers various artificial lift systems, such as beam pumps, gas lift system, progress cavity pumps and electrical submersible pumps. The Company has been active in this service line since 2008.

Drilling and completion fluids technology and services

GES provides various types of drilling and completion fluids, and associated field and laboratory services.

Environmental Services

These services are essential remedial actions performed during and post the production activities to ensure that the well site (including subsurface) is compliant with local environmental laws

Our Strengths

●	GES has a well-established, diversified and fully integrated business offering

The Company has built a diversified range of oilfield services covering almost the entire suite of services required by its clients. This has allowed us to consolidate our position in Oman and to expand geographically

●	We have developed long standing relationship with core clients in the MENA region

We have a strong track record of contract renewals/extensions and customer retention. This is made possible by our high-quality customer service and technical excellence. GES has a successful track record of extending contracts with a renewal rate greater than 94% over the past 5 years, which is a good indicator of our strong client satisfaction.

●	High quality management team with substantial operational experience and expertise

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●	Technological know-how and track record of servicing complex wells, including those in mature fields and high-water cut reservoirs.

Most of Oman’s oil production is generated from technically challenging reservoirs. The country’s reservoir formations are hard in nature, located in a wide range of depths and produce a wide range of API gravity oil. Due to these technical challenges, well rates and recover factors have generally been lower in the country compared to regional peers.

Offering oilfield services in this environment is particularly challenging as it requires domestic know-how, advanced engineering tools and cost-effective solutions. GES is a pioneer in many OFS technologies, with a successful track record of servicing complex wells. GES has a strong fleet of tools and equipment and advanced API certified facilities in Oman for the efficient maintenance and repair of its tools and equipment.

GES has demonstrated its technical expertise and innovation in its various service lines over the past few years. In several instances, the company was the first to carry out such activities in Oman, most of these initiatives led to significant time and cost savings for clients.

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Our Properties and Equipment

The Company has 2 operating facilities in Oman, 1 in the North (Nizwa) and another in the South (Nimr). The Nizwa base has 4 operating bases, API certified manufacturing workshops, 1 tubular inspection and repair facility and 1 BPO testing facility. The Nimr facility has 4 operating bases and 1 API certified manufacturing workshop. The Nizwa facilities are held on land which is leased from the Public Establishment for Industrial Estates (PEIE) on a long-term basis. The Nimr facilities are held on a land provided by our customer, PDO.

GES also has operating bases in each of KSA, Algeria and Kuwait which are held on rented premises.

The Kuwait base, which includes 19 operations personnel and three support services personnel, runs Drilling Equipment services, Fishing Equipment, CRT & TRS services.

Our Key Customers

GES provides services to all major clients in Oman and is targeting new overseas clients as part of its expansion strategy. GES has a successful track record of extending the majority of its contracts over the past five years, which is a good indicator of our strong client satisfaction. Our key clients include the following companies.

The Company is pre-qualified (or eligible) to tender for contracts with all major clients across various service lines. Typically, pre-qualification is done by a client by analyzing past performance, organizational capabilities, planning and control and risk management capabilities of the contractor. GES’s strong track record over the past few years has led to increasing number of clients pre-qualifying it for future contracts.

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Our Workforce

The GES senior management team has extensive industry knowledge and a background in working for large multinational corporations prior to working in the Company.

At GES, our people are our main asset, hence staff motivation and adequate training are considered key elements to promote our Company to be a leader in providing its services, technology and solutions at the highest standards of quality.

GES Oman has an estimated headcount of 1,050 employees out of which 750 are Omanis and the rest are expatriate from many nationalities. In addition, 80 employees work in GES operations in Saudi Arabia, Kuwait and Algeria.

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Our Company has a proven record and experience in training local skilled and non-skilled employees. The technical knowledge and competency of these local employees is equivalent to their counterparts in the big international service providers. However, we believe that our employees outperform the competition in their detailed knowledge of the local environment with its specific requirements and also in their strong relationships with their native clients.

GES has developed API Q2 compliant specific competency and performance standards for all its job positions. Competency assessment for all employees are ongoing and are linked to specific training courses.

Health and Safety Regulations

GES has developed a very solid and advanced QHSE Management System which is based on our internal accident prevention program supported by our web based GEAR portal to effectively manage our Risk Identification & Loss Reporting (RILR) system, QHSE Audits, QHSE meetings, Emergency Response Drills and management visits highflying our very strong QHSE commitment.

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With more than 1000 employees and many subcontractors working under its management, GES annually contribute to more than 1 million man-hours of a safe working environment and more than 9 million kilometers of safe driving.

With strong QHSE management commitment and support, GES currently holds several QHSE accreditations such as ISO 9001, ISO 14001, OHSAS 18001, API Q1 certification, API 5CT certification, API 6A certification, API 7-1 certification etc. In 2018, GES is also in the process of obtaining the prestigious API Q2 certification.

Throughout its successful journey as a leading Oilfield Service Company, the QHSE performance of GES is very well appreciated by all our valuable clients such as PDO, Occidental Oman and others.

PDO has performed a detailed and extensive audit of the GES Group. GES was given an evaluation putting it in the Green Zone, which exempts the entire company from HSE prequalification requirements for any further tenders for the next 3 years.

GES follows HSE practices which are fully compliant with Omani Laws and recognized industry best practices. The management team sets targets to maintain high standards of HSE performance throughout all Company operations and reduces HSE risks to reasonably practicable levels. The key policy objectives are:

●	Systematic identification of risks to health, safety and implementation of measures to control risk to an acceptable level through the hazards and effects management process (“HEMP”)

●	Periodically setting and publishing specific health and safety targets in consultation with employees, with progress towards achieving these targets being monitored on a continuous basis by the management team

●	Providing appropriate financial and physical resources to implement this policy

●	Recognizing that management of health and safety is a prime responsibility of line management

●	Devote sufficient resources to ensure environmental friendly performance

●	To encourage full commitment of employees, the Company will ensure that:

●	Employees and their representatives are involved and consulted on HSE matters

●	Employees are aware of their general and specific HSE responsibilities

●	Employees receive appropriate information and training and are competent enough to carry out their duties and responsibilities

●	This policy and objectives are communicated, understood, implemented and maintained at all levels in the organization. This will be achieved by periodic review and auditing of this system to ensure its adequacy and effectiveness

●	The right of any employee to intervene in unsafe situations is upheld and encouraged without detriment to the employee

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●	The Company has defined internal standards on HSE reporting, service quality reporting, PPE, injury prevention, mechanical lifting, driving and journey management, H2S, loss prevention team, training and competency, pressure, health, fire, management of change and exemption, hazard effects and management plan, audit, environmental management, contracting, business continuity and radiation (NORM).

Environmental Regulation

GES is subject to environmental laws and regulations and occupational health and safety laws and regulations in the countries where it operates. Where applicable the Company has obtained and maintains licenses to operate through the local ministry of environment or similar governmental authority. The Company has established and implemented an environmental health and safety management system based on ISO 14001 and OHSAS 18001 and readily seeks to incorporate the best industry practices. In addition the Company remains strictly accountable to each customer or operator it services and ensures that full compliance is maintained based on each customer’s requirements.

Gulf Waste Management System

We manage our waste in accordance with our internal waste management requirements and to meet government and client requirements. Our main QHSE initiatives to manage waste are:

●	Segregation of the Solid Waste by Waste Category in Dedicated Waste Collection Skips with Proper Color Codes – We segregate the hazardous waste using waste skips painted in orange, non-hazardous waste using waste skips painted in yellow, and recyclable waste using Waste collection skips painted in green.

●	Collection of Liquid Waste – Liquid waste generated as part of our plant and equipment cleaning process and maintenance process is collected in the dedicated underground tanks which are specially painted and lined with acid and chemical resistant paints.

●	Waste Disposal – We dispose of waste using “Waste Consignment Note” documenting the waste quantity and noting down the final government approved waste collection destination site through dedicated industrial zone and client approved waste collection transporters.

GES Hazardous Material Management System:

●	Hazardous Chemical Purchasing Policy – We buy only government and client approved chemicals through the local or international manufacturers and agents.

●	Material Safety Data Sheet (MSDS) – No chemical is accepted by us unless we receive MSDS sheet along with the chemical delivery.

●	Chemical Storage – All hazardous chemicals are stored at our dedicated waste storage facilities available at our interior operational bases. These chemical storage facilities have been provided with exhaust fans, underground tanks to collect in case any spillage of the chemical and with restricted entry system under the designated store keeper. MSDS sheets are clearly displayed at all our chemical storage and handling facilities to deal with emergency situations.

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●	Chemical Inventory – We maintain the live inventory of all our chemicals through our web based GEARS ERP.

●	HSE Training – We conduct internal and external HSE training for our employees who are involved in chemical handling and mixing activities.

Insurance

Our operations are subject to the risks and hazards inherent to the oil and gas industry, including accidents, blowouts, explosions, oil spills and fires. These risks and hazards can lead to personal injury, loss of life, damage to property, equipment and the environment and an interruption in operations. Furthermore, if an accident occurs where our equipment is being used, we could be named as a defendant to a lawsuit with significant claims. Despite our stringent safety standards, accidents have occurred and it is expected that future accidents could occur. The frequency of these accidents affects our operating costs and insurability, and it is in our interest to minimize the number of accidents. GES has among the best safety and job incident records in the industry.

We have a variety of insurance coverages for our operations, but our insurance policies may not cover all aspects of a loss. Insurance rates have been subject to market conditions, and as such coverage, premium costs and higher deductibles can change year over year. Our insurance includes coverage for commercial general liability, damage sustained to our mobile equipment, damage sustained to our properties, worker compensation and other specialty risks. Our insurance policies have various limits and deductibles, which must be met to warrant recovery through insurance.

GES manages its insurance requirements on a company-wide basis. The Company has valid insurance cover against any property, plant and equipment damage for a total insured amount in excess of $25 million. Separately, GES is insured against contractual liabilities and comprehensive general and third-party liabilities in the sum of $5 million in a single instance and $25 million in the aggregate.

Legal Proceedings

Given the nature of our business, on occasion and in the ordinary course of business, we are involved in litigation and disputes related to our business activities, including work related claims. It is important to maintain good relationships with our employees to minimize litigation and to invest in equipment maintenance in order to reduce the possibility of accidents occurring. A risk assessment on all projects is undertaken to ensure that projects are possible and safe. We believe that none of the pending suits against us, if an unfavorable outcome were to be reached, would have a material adverse impact on our business operations.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF GES

Summary Compensation Table

This section provides an overview of the GES executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2017, GES’s named executive officers were:

Name of officer	Hire Date	Designation
Hilal Al Busaidy	January 1, 2004	Chief Executive Officer
Yasser Al Barami	January 1, 2006	Chief Commercial Officer
Nayan Kumar Vora	January 13, 2007	Chief Financial Officer

The objective of GES’s compensation program is to provide a total compensation package to each named executive officer that will enable GES to attract, motivate and retain outstanding individuals, reward named executive officers for performance and align the financial interests of each named executive officer with the interests of GES’s stockholders to encourage each named executive officer to contribute to GES’s long-term performance and success.

Historically the GES board of directors has determined the compensation for GES’s named executive officers. The current compensation structure consists of base salary, bonuses, and post-employment benefits.

As an emerging growth company, GES has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to GES’s principal executive officer and two next most highly compensated executive officers. These individuals are referred to as GES’s named executive officers.

The following is a discussion and analysis of the compensation arrangements of the GES named executive officers, for services rendered in 2017 and 2016.

	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Hilal Al Busaidy	2017	935,065	420,779	-	-	-	-	51,086	1,406,930
	2016	935,065	181,818	-	-	-	-	31,609	1,148,492
Yasser Al Barami	2017	935,065	420,779	-	-	-	-	21,375	1,377,219
	2016	935,065	181,818	-	-	-	-	21,480	1,138,363
Nayan Kumar Vora	2017	221,818	87,273	-	-	-	-	13,686	322,777
	2016	218,182	18,182	-	-	-	-	32,684	269,048

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Narrative to Summary Compensation Table

Base Salary

The annual salaries for Hilal Al Busaidy and Yasser AL Barami for the years 2017 and 2016 amounted to $935,065 each. Pursuant to a board resolution in July 2015, the monthly salaries for Hilal Al Busaidy and Yasser Al Barami were each increased from $ 58,442 per month to $87,662 per month, effective September 2015. The annual salary for Nayan Kumar Vora was $221,818 in 2017 and $218,182 in 2016.

Bonuses

Bonuses are based on the company’s financial performance as well as each employee’s individual performance against a defined set of objectives, which is evaluated by the executive management team on an annual basis. All bonuses are calculated in accordance with the company’s bonus policy.

In the years 2017 and 2016, Hilal Al Busaidy’s bonus amounted to $420,779 and $181,818 respectively.

In the years 2017 and 2016, Yasser Al Barami’s bonus amounted to $420,779 and $181,818 respectively.

In the years 2017 and 2016, Nayan Kumar Vora’s bonus amounted to $87,273 and $ 18,182 respectively.

All Other Compensation

The company provides some additional benefits to employees and executive management, including medical insurance covering the employees and their families. For directors and executive management, the company also reimburses school tuition fees for children. In 2017, all other compensation paid to Hilal Al Busaidy amounted to $51,086 ($1,398 for medical insurance premiums and $49,688 for school tuition) and in 2016 all other compensation amounted to $31,609 ($1,398 for medical insurance premiums and $30,211 for school tuition). In 2017, all other compensation paid to Yasser Al Barami amounted to $21,480 ($233 for medical insurance premiums and $21,247 for school tuition) and in 2016 all other compensation amounted to $21,375 ($233 for medical insurance premiums and $21,142 for school tuition). In 2017, all other compensation paid to Nayan Kumar Vora amount to $13,686 ($699 for medical insurance premiums and $12,987 for annual leave ticket entitlement) and in 2016 all other compensation amounted to $32,864 ($699 for medical insurance premiums, $19,178 for school tuition and $12,987 for annual leave ticket entitlement).

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Executive Employment Agreements

Hilal Al Busaidy

Hilal Al Busaidy was one of the co-founders of the company in 2004. Currently, he is the CEO and a director on the Board of Directors. In July 2015, the GES board of directors approved his salary increase from $58,442 per month to $87,662 per month, effective September 2015. Following this increase, his annual salary for 2017 and 2016 amounted to $935,065.

In accordance with his employment contract and the company’s bonus policy, Hilal is entitled to receive a bonus of up to 60% of his annual salary. The bonuses paid to him in 2017 and 2016 amounted to $420,779 and $181,818, respectively.

Hilal is also entitled to receive reimbursement of school tuition fees for up to 4 children. In 2017 the tuition fees reimbursement amounted to $49,688 for 3 children and in 2016 amounted to $30,211 for four children. Another contract entitlement is medical insurance coverage which amounted to $1,398 in each of 2016 and 2017.

Hilal is also entitled to an end of service benefit equivalent to two months’ basic salary and calculated based on the last drawn salary. His end of services entitlement amounted to $155,844 for both the year ended December 31, 2017 and December 31, 2016.

Yasser Al Barami

Yasser Al Barami is a co-founder of the company. Currently, he is the Chief Operating Officer and the Chairman of the Board of Directors. In July 2015, Yasser’s salary was increased from $58,442 per month to $87,662 per month, effective September 2015. Following this increase, his annual salary for 2017 and 2016 amounted to $935,065.

In accordance with this employment contract and the company’s bonus policy, Yasser is entitled to receive a bonus of up to 60% of his annual salary. The bonuses paid in 2017 and 2016 amounted to $420,779 and $181,818, respectively.

Yasser is also entitled to receive reimbursement of school tuition fees for up to 4 children. In 2017 the tuition fees reimbursement for two children amounted to $21,142 and in 2016 amounted to $21,247. Another contract entitlement is medical insurance coverage which amounted to $1,398 in each of 2016 and 2017.

Yasser is also entitled to an end of service benefit equivalent to two months’ basic salary and calculated based on the last drawn salary. His end of services entitlement amounted to $155,844 for both the year ended December 31, 2017 and December 31, 2016.

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Nayan Kumar Vora

Nayan Kumar Vora joined the company in 2007 as Finance Director for SGEE. In 2012, he was promoted to the Group Chief Financial Officer for Gulf Energy. The annual salary for Nayan Kumar Vora in 2017 and 2016 amounted to $221,818 and $218,182 respectively.

In accordance with his employment contract and the company’s bonus policy, Nayan is entitled to receive a bonus up to 40% of his gross annual salary. The bonus paid to him in 2017 and 2016 amounted to $87,273 and $18,182 respectively.

In addition, Nayan is entitled to annual business class tickets for him and his family. The value of this benefit amounted to $12,987 in each of the years 2017 and 2016. Another contract entitlement is medical insurance coverage which amounted to $699 in each of 2017 and 2016. Nayan is also entitled to reimbursement of school tuition fees for his children’s education. No tuition was paid out in 2017, but in 2016 the tuition reimbursements amounted to $19,178 respectively for 1 child.

In accordance with his employment contract, an end of service benefit is payable to Nayan is based on 30 days for each year of service. This is calculated based on the last drawn gross salary. At the end 2017, the end of service benefit entitlement amounted to $219,452 and at the end of 2016 it amounted to $181,249.

Compensation of Directors

The following table summarizes the total compensation earned for 2017 and 2016 for GES directors.

	Year	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Hilal Al Busaidy	2017	7,792	-	-	-	-	-	7,792
	2016	6,494	-	-	-	-	-	6,494
Yasser Al Barami	2017	10,390	-	-	-	-	-	10,390
	2016	10,390	-	-	-	-	-	10,390
Nayan Kumar Vora	2017	6,494	-	-	-	-	-	6,494
	2016	6,494	-	-	-	-	-	6,494
Shaima Al Busaidy	2017	7,792	-	-	-	-	-	7,792
	2016	5,195	-	-	-	-	-	5,195
Sayyid Wasfi Jamsid Al Said	2017	5,195	-	-	-	-	-	5,195
	2016	5,195	-	-	-	-	-	5,195
Andrew Lyndon Waite	2017	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-
Sherif Nabil Amin Foda	2017	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-
Marshall Kipling Allen	2017	1,299	-	-	-	-	-	1,299
	2016	-	-	-	-	-	-	-

Director compensation is approved by the Ordinary General Meeting (OGM) every year. Regardless of their employment status, each Director receives $1,299 for each board meeting and the Chairman receives $2,598 per meeting.

In 2017 seven total board meeting took place, and in 2016 five meetings took place.

Hilal Al Busaidy – Board member and CEO, was paid $7,792 in 2017 and $6,494 in 2016.

Yasser Al Barami - Chairperson and CCO, was paid $10,390 in 2017 and 2016.

Nayan Kumar Vora – Board member and CFO, was paid $6,494 in 2017 and 2016.

Shaima Al Busaidy – Board member and Treasury Manager, was paid $7,792 in 2017 and $5,195 in 2016.

Sayyid Wasfi Jamshid Al Said - Deputy Chairperson, was paid $5,195 in 2017 and 2016.

Marshall Kipling Allen – Board member, was paid $1,299 in 2017. Marshall was not an active board member prior to 2017.

Andrew Lyndon Waite – Board member, did not receive compensation in either 2016 or 2017.

Sherif Nabil Amin Foda - Board member, did not receive compensation in either 2016 or 2017.

Although Mr. Waite and Mr. Foda were appointed as Directors in November 2017, they did not attend any Board meetings in 2017 and therefore did not receive any compensation in the year 2017.

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GES MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of GES included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this section to the “Company,” “us” or “we” refer to GES.

Description of the Business

GES was incorporated in the Sultanate of Oman as a limited liability company on May 31, 2005. On June 20, 2013, GES became a closed Omani joint stock company. The business activities of the Company and its subsidiaries (together referred to as “the Company”) include providing drilling equipment on rental and related services, providing well engineering services, directional drilling services, import and sale of oilfield equipment and rendering of specialized services to oil companies. GES operates in the Sultanate of Oman and consists of thirteen locally incorporated subsidiaries.

GES operates in key geographies across the Middle East and North Africa (“MENA”) region, especially focusing on the diversified oilfield services market of Oman. GES has established a solid position in drilling technology solutions, well intervention and fishing & remedial services. GES has expanded its services portfolio in recent years and now the company provides a broad suite of product and service offerings that are essential in the drilling and completion of new oil and natural gas wells and in the remedial work on existing wells. GES operates through eight service lines: Well Intervention Services, Drilling Technology Solutions, Fishing & Remedial Services, Work-over Services, Performance Drilling & Evaluation, Production & Completion Services, Drilling & Completion Fluids Technology and Services, and Environmental Services.

Most of Oman’s oil production is generated from technically challenging reservoirs. The country’s reservoir formations are hard in nature, located in a wide range of depths and produce a wide range of American Petroleum Institute (API) gravity oil. Due to these technical challenges, well rates and recovery factors are generally lower in the country as compared to regional peers. GES has a strong fleet of tools and equipment and advanced API certified facilities for efficient maintenance and repair of its tools and equipment. These facilities are located in each of Nizwa, to support operations in the North of Oman, and in Nimr, to support operations in the South.

Marketing and Customers

GES has leveraged its technical abilities and track record of successful operations to establish long-tenured relationships with its client base which includes the major operators in Oman, in particular Petroleum Development Oman (PDO), British Petroleum (BP), Occidental Petroleum Corporation (OXY), and Medco Energy. We are also currently working to increase our operations with international clients like Saudi Aramco, Sonatrach and Kuwait Oil Company. In our target regions, contract duration is typically at least three years and customer retention rates are generally high across as clients do not switch oilfield service providers frequently. GES has a successful track record of extending its contracts with a renewal rate greater than 90% over the past five years.

Products and Services

Business segment	Oman	Saudi Arabia	Kuwait	Algeria
Well Intervention	✓
Drilling Technology Solutions	✓	✓		✓
Fishing & Remedial	✓	✓	✓	✓
Work-over	✓
Cementing	✓
Performance Drilling & Evaluation	✓
Performance Drilling & Evaluation	✓
Production & Completion	✓
Drilling & Completion Fluids	✓

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Industry Trends

GES operates in key geographies across the MENA region, which continues to be a vital source of global energy supply and stability. The rapid decline and volatility in oil prices seen between 2014 and 2016 had severely affected activity levels across the world. According to Douglas Westwood Onshore Drilling and Production Outlook dated Q4 2017, during the recent industry downturn the MENA region saw less of a reduction in oil and gas activities than North America. In many MENA countries, the energy sector continues to serve as the major source of national revenues. Even at lower oil and gas prices, such oil and gas dependent economies have continued to maintain significant production activities. Further, the Middle East markets have among the lowest breakeven cost of oil and natural gas production in the world, which enables them to continue to produce profitably at significantly lower commodity prices. Projected increases in energy demand are expected to lead to sustained capital expenditures on drilling, completion and production of oil and natural gas wells in the MENA region.

Key Performance Indicators

GES uses a variety of operational and financial measures to assess its performance. Among the measures considered by management are Revenue, Net income, and Adjusted EBITDA.

Revenue

GES analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

Net Income

GES views net income as an important indicator in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

Adjusted EBITDA

GES views Adjusted EBITDA as an additional important indicator of performance. GES defines Adjusted EBITDA as net income plus interest expense, taxes, and depreciation, amortization and impairment.

Note Regarding Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. GES believes that the presentation of this non-GAAP financial measure will provide useful information to investors in assessing its financial performance and results of operations as GES’s board of directors, management and investors use Adjusted EBITDA to assess its financial performance because it allows them to compare GES’s operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of its management team. This non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of GES’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in its industry, GES’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. GES’s financial statements in this proxy statement are presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

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Executive Overview

During both 2016 and 2017, the industry faced a challenging environment in many of our key markets. Our primary focus was to maintain our market share in Oman while expanding our geographical footprint and service offering in order to sustain our long-term growth plans.

Our 2016 results include:

●	Net revenue dropped by RO 1.68 million or 2%, driven largely by lower activity in our core market in Oman and slower than anticipated growth in other markets. Although we were faced with some pricing erosion as a result of discounts granted to our customers, we have partially curtailed the decrease in revenue through better execution of our contracts as well as offering additional value-added services to our clients.

●	Net income increased by RO 0.21 million and remained flat at 15% of revenue in both years. Despite the decrease in revenue, net income was maintained largely as a result of cost optimization measures which were undertaken by the company during the year and which have resulted in a higher gross profit including optimization of headcount levels, renegotiation of contract rates with key suppliers and enhanced control over inventory ordering, with a resulting decrease in materials and supply expense

●	Adjusted EBITDA increased by RO 1.71 million or 7% in 2016. As a percentage of revenue, Adjusted EBITDA was 34% and 31% for 2016 and 2015 year ended. Despite the drop in revenue, Adjusted EBITDA increased by 3% mainly due to the cost reduction measures undertaken by the company during the year.

Our 2017 results include:

	●	Net revenue decreased by RO 7.87 million or 10% as compared to the prior year. The decrease was due to the expiry of a significant client contracts of RO 6.7 million combined with lower activity under ongoing contracts of RO 1.17 million.

	●	Net income increased by RO 1.69 million or 14%, from 15% of revenue in 2016 to 20% of revenue in 2017, mostly due to the cost reduction measures initiated throughout 2016 for which the full impact was realized in 2017 combined with the absence of intangible amortization in 2017 (as compared to RO 0.8 million in 2016), all of which were partly offset by a higher income tax expense resulting from an increase in the statutory tax rate in Oman.

●		Adjusted EBITDA increased by RO 0.03 million or less than 1% as compared to the prior year. As a percentage of revenue, Adjusted EBITDA increased from 34% of revenue in 2016 to 37% of revenue in 2017, largely due to continued cost optimization measures being taken by the company during 2017 in addition to the cost reduction actions which were initiated throughout 2016 and for which the company realized the full benefit in 2017.

Since 2016, our key focus was on client service delivery, enhancing our market share in Oman as well as developing business opportunities in new regional markets. The following highlights a few examples of strategic actions that occurred during the year that will help position us well for long-term value creation.

●	In Oman, we have secured renewal of our main contracts for a minimum period of 5 years. Specifically, we have renewed our Cementing contract in March 2017 and our Coil Tubing and Stimulation contract in October 2017.

●	We have been awarded a 10-year exclusive contract for Casing accessories which was secured through our In-Country Value manufacturing plan.

We believe that an increased demand for our services in future years will be driven by the following:

●	Strengthening of oil prices which has created increases in our customer drilling budgets as well as an expected increase in rig count in the MENA region;

●	Expanding our service offerings in existing key markets as well as through expanding our operations into new geographies;

●	Increasing our focus on key markets for higher technology and value-added services lines.

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Results of Operations

The discussions below relating to significant line items from our consolidated statements of income (loss) are based on available information and represent our analysis of significant changes or events that impact the comparability of reported amounts. Where appropriate, we have identified specific events and changes that affect comparability or trends and, where reasonably practicable, have quantified the impact of such items. In addition, the discussions below for revenue and cost of revenue are on a total basis as the business drivers for all services are similar. All amounts in tabulations in this section are in Omani Rials, unless otherwise stated.

The following is a comparison of our result of operations for the year ended December 31, 2017 compared to the year ended December 31, 2016:

	For the year ended 31 December
			As % of Revenues		Variance
Description	2017	2016	2017	2016	RO	%
	RO	RO

Net revenue	71,733,523	79,601,144	100%	100%	(7,867,621)	(10)%
Direct costs	(20,901,708)	(26,585,671)	29%	33%	(5,683,963)	(21)%
Staff costs	(19,869,243)	(19,897,718)	28%	25%	(28,475)	(<1)%
Depreciation and amortization	(8,545,564)	(9,959,269)	12%	13%	(1,413,705)	(14)%
Gross profit	22,417,008	23,158,486	31%	29%	(741,478)	(3)%
Administrative and general expense	(6,721,974)	(8,070,951)	9%	10%	(1,348,977)	(17)%
Impairment of intangible assets	-	(803,727)	N/A	1%	(803,727)	N/A
Finance costs	(1,487,436)	(1,465,787)	2%	2%	21,649	1%
Finance income	619,261	550,476	1%	1%	68,785	12%
Other income	1,621,333	1,232,743	2%	2%	388,590	32%
Share of loss of equity-accounted investee (net of tax)	378,332	(76,179)	1%	<1%	454,511	597%
Profit before taxation	16,826,524	14,525,061	23%	18%	2,301,463	16%
Income tax expense	(2,820,955)	(2,214,302)	4%	3%	606,653	27%
Net profit and total comprehensive income for the year	14,005,569	12,310,759	20%	15%	1,694,810	14%

The following is a non-GAAP measure used by the Company to assess its results of operations:

(In Omani Rials)	Twelve Months Ended December 31,
			As % of Revenues		Variance
Description	2017	2016	2017	2016	RO	%

Net income	14,005,569	12,310,759	20%	15%	1,694,810	14%
Add: Income tax expense	2,820,955	2,214,302	4%	3%	606,653	27%
Less: Finance income	(619,261)	(550,476)	1%	1%	68,785	12%
Add: Finance costs	1,487,436	1,465,787	2%	2%	21,649	1%
Add: Depreciation and amortization (1)	9,008,869	10,430,533	13%	13%	(1,421,664)	(14)%
Add: Impairment of PP&E	-	803,727	N/A	10%	(803,727)	N/A
Adjusted EBITDA	26,703,568	26,674,632	37%	34%	28,936	<1%

(1) The depreciation and amortization value above includes amounts recorded under Administrative and General Expense.

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Net revenue. Net revenue is comprised of gross revenue from the sale of products and services less volume discounts. Net revenue for the year ended December 31, 2017 decreased by RO 7.87 million, or 10%, to RO 71.73 million from RO 79.60 million for the year ended December 31, 2016. The decrease was due to the expiry of a significant client contracts of RO 6.7 million combined with lower activity under ongoing contracts of RO 1.17 million.

Direct costs. Direct costs for the year ended December 31, 2017 decreased by RO 5.68 million, or 21%, to RO 20.90 million from RO 26.59 million for the year ended December 31, 2016. Direct cost as a percentage of total revenue for the year ended December 31, 2017 was 29% compared to 33% for the year ended December 31, 2016, which represents a decrease of 4%. Such decrease was mainly due to a decline in activity and revenue combined with the impact of cost reduction measures undertaken throughout the current and prior years, including renegotiation of contract rates with key suppliers as well as enhanced controls over inventory ordering resulting in lower material and supply spend.

Staff Cost. Staff cost for the year ended December 31, 2017 decreased by RO 0.03 million, or less than 1%, to RO 19.87 million from RO 19.90 million for the year ended December 31, 2016. Staff cost as a percentage of total revenue for the year ended December 31, 2017 was 28% compared to 25% for the year ended December 31, 2016, which represents an increase of 3%. This increase was driven by statutory increase in annual salaries for local staff of 3% (as required by local laws) which was largely offset by reductions in staff headcount to align with the reduced activity and revenue.

Depreciation and Amortization Cost. Depreciation and amortization cost for the year ended December 31, 2017 decreased by RO 1.41 million, or 14%, to RO 8.55 million from RO 9.96 million for the year ended December 31, 2016. Depreciation and amortization cost as a percentage of total revenue for both the year ended December 31, 2017 and 2016 was 12% and 13%, which represents a decrease of 1%. This decrease in depreciation and amortization cost was driven by some fixed assets becoming fully depreciated during the year as well as tighter controls on new capital expenditures and reduced amortization of intangibles due to impairments recorded in 2016.

Administrative and general expense. Administrative and general expense, which represents costs associated with managing and supporting our operations, decreased by RO 1.35 million, or 17%, to RO 6.72 million for the year ended December 31, 2017 from RO 8.07 million for the year ended December 31, 2016. The decrease in administrative and general expenses is related to a decrease in insurance premiums due to renewal of policies with lower rates and other cost control actions in light of the activity drop, a contingency provision for a legal case made in 2016 amounting to RO 0.8 million, and partially offset by the statutory increase in local staff salaries (3%).

Finance Cost. Finance cost increased by RO 0.02 million, or 1%, to RO 1.49 million for the year ended December 31, 2017 from RO 1.47 million for the year ended December 31, 2016. The minor increase was due to higher utilization of working capital.

Finance Income. Finance Income increased by RO 0.07 million, or 12% to RO 0.62 million for the year ended December 31, 2017 from RO 0.55 million for the year ended December 31, 2016. This increase is due to the increase of the related party receivables of Mubadrah.

Other income, net. Other income, net, increased by RO 0.39 million, or 32% to RO 1.62 million for the year ended December 31, 2017 from RO 1.23 million for the year ended December 31, 2016. The increase is due to gain on sale of property, plant and equipment and increase in liabilities written back.

Share of profit / loss of equity-accounted investee, net of tax. Increased by RO 0.45 million, or 597% to RO 0.38 million for the year ended December 31, 2017 from RO 0.08 million for the year ended December 31, 2016. The increase is due to the profit of Tasneaa Oil and Gas Technology LLC.

Taxation. Taxation increased by RO 0.61 million, or 27%, to RO 2.82 million for the year ended December 31, 2017 from RO 2.21 million for the year ended December 31, 2016. This increase is due to both higher profits in 2017 combined with an increase in the local statutory tax rate from 12% to 15%.

Net Profit. Net profit was RO 14.01 million for the year ended December 31, 2017 as compared with net income of RO 12.31 million for the year ended December 31, 2016.

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The following is a comparison of our results of operations for 2016 and 2015.

	for the year ended 31 December
			As % of Revenues		Variance
Description	2016	2015	2016	2015	RO	%

Net revenue	79,601,144	81,283,894	100%	100%	(1,682,750)	(2)%
Direct costs	(26,585,671)	(28,893,577)	33%	36%	(2,307,906)	(8)%
Staff costs	(19,897,718)	(20,993,730)	25%	26%	(1,096,012)	(5)%
Depreciation and amortization	(9,959,269)	(9,216,848)	13%	11%	742,421	8%
Gross profit	23,158,486	22,179,739	29%	27%	978,747	4%
Administrative and general expense	(8,070,951)	(7,545,108)	10%	9%	525,843	7%
Impairment	(803,727)	-	1%	0%	803,727	N/A
Finance cost	(1,465,787)	(1,691,607)	2%	2%	(225,820)	(13)%
Finance income	550,476	306,925	1%	<1%	243,551	79%
Other income	1,232,743	903,930	2%	1%	328,813	36%
Share of loss of equity-accounted investee, net of tax)	(76,179)	(174,057)	<1%	<1%	(97,878)	(56)%
Profit before taxation	14,525,061	13,979,822	18%	17%	545,239	4%
Income tax expense	(2,214,302)	(1,882,372)	3%	2%	331,930	18%
Net profit and total comprehensive income for the year	12,310,759	12,097,450	15%	15%	213,309	2%

The following is a non-GAAP measure used by the Company to assess its results of operations:

(In Omani Rials)	Year Ended December 31,
			As % of Revenues		Variance
Description	2016	2015	2016	2015	$	%

Net income	12,310,759	12,097,450	15%	15%	213,309	2%
Add: Income tax expense	2,214,302	1,882,372	3%	2%	331,930	18%
Less: Finance income	(550,476)	(306,925)	1%	<1%	243,551	79%
Add: Finance cost	1,465,787	1,691,607	2%	2%	(225,820)	(13)%
Add: Depreciation and amortization	10,430,533	9,596,438	13%	12%	834,095	9%
Add: Impairment of PP&E	803,727		1%	N/A	803,727	N/A
Adjusted EBITDA	26,674,632	24,960,942	34%	31%	1,713,690	7%

(1) The depreciation and amortization amount includes amounts recorded under Administrative and general expense

Net revenue. Net revenue is comprised of revenue from the sale of products and of services less volume discounts. Revenue in 2016 decreased by RO 1.68 million, or 2%, to RO 79.60 million from RO 81.28 million in 2015. This decrease is due to a price reduction of RO 7.1 million on the renewal of a key client contract and the absence of activity in Yemen resulting from civil unrest leading to a decrease of RO 2.1 million, both of which were partially compensated by higher activity and job assignment on existing service contracts.

Direct costs. Direct costs in 2016 decreased by RO 2.31 million, or 8%, to RO 26.59 million from RO 28.90 million in 2015. Direct cost as a percentage of total revenue in 2016 was 33% compared to 36% in 2015, which represents a decrease of 3%. Such decrease was due to the negotiation of lower third-party rental rates by RO 1.5 million and the release of excess accruals from prior periods upon finalization of contract rate negotiations with key suppliers in 2016 ( RO 1.5 million), both of which were partially offset by an increase in aged inventory provisions of RO 0.8 million.

Staff costs. Staff costs in 2016 decreased by RO 1.10 million, or 5%, to RO 19.90 million from RO 21.00 million in 2015. Staff cost as a percentage of total revenue in 2016 was 25% compared to 26% in 2015, which represents a decrease of 1%. The decrease was driven by a reduction in headcount by 25, as well as lower bonus payments to employees, both of which were triggered by lower activity and revenue levels.

Depreciation and amortization Cost. Depreciation and amortization cost in 2016 increased by RO 0.74 million, or 8%, to RO 9.96 million from RO 9.22 million in 2015. Depreciation and amortization cost as a percentage of total revenue in 2016 was 13% compared to 11% in 2015, which represents an increase of 2%. The increase was driven by the full year’s depreciation cost on capital expenditure additions in Q4 of 2015 as well as depreciation of the capital expenditure additions which were made in 2016 to support new business growth.

Administrative and general expense. Administrative and general expense, which represents costs associated with managing and supporting our operations, increased by RO 0.53 million, or 7%, to RO 8.07 million in 2016 from RO 7.55 million in 2015. The increase in administrative and general expenses was related to a contingency provision for a legal case amounting to RO 0.8 million and a doubtful debts provision for RO 0.5 million, both of which were partially offset by a reduction in selling, insurance and rental costs (combined decrease of RO 0.7 million) as part of cost reduction program implemented by management.

Finance cost. Finance cost decreased by RO 0.23 million, or 13%, to RO 1.47 million in 2016 from RO 1.69 million in 2015. The decrease was primarily driven by a reduction in term loan costs due to repayments and reduction in bank charges due to better monitoring and management, as well as lower utilization of the working capital facilities.

Finance income. Finance income increased by RO 0.24 million, or 79%, to RO 0.55 million in 2016 from RO 0.31 million in 2015. The increase was primarily driven by an increase in interest income on a loan to a related party, Mubadarah.

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Other income, net. Other income, net, increased by RO 0.33 million, or 36%, to income of RO 1.23 million in 2016 from RO 0.90 million in 2015. This increase was primarily driven by an exceptional write back of supplier invoices following a detailed reconciliation of supplier payable balances to the corresponding supplier statements of account.

Share of loss of equity-accounted investee, net of tax). Share of loss of equity-accounted investee, net of tax, decreased by RO 0.10 million, or 56%, to RO 0.08 million in 2016 from RO 0.17 million in 2015. This decrease is due to lower losses within associated and joint venture companies as compared to the prior year.

Taxation. Taxation increased by RO 0.33 million, or 18%, to RO 2.21 million in 2016 from RO 1.88 million in 2015. This increase is in line with the higher profit before tax recorded in 2016 as compared to 2015.

Net profit. Net profit was RO 12.31 million in 2016 as compared with net income of RO 12.10 million in 2015.

Liquidity

Our objective in financing our business is to maintain sufficient liquidity, adequate financial resources and financial flexibility in order to fund the requirements of our business. During 2016 and 2017, we used cash to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits. We believe that cash flows generated from operations and the available bank loans and bank overdraft facility, including the discounted bills, will provide sufficient liquidity to manage our cash needs. We have obtained our bank loans from National Bank of Oman and Ahli Bank.

(i) New term loan:

In November 2015, the Company had re-financed all of its existing bank term loans with National Bank of Oman for a single term loan of RO 23.10 million (“the new term loan”) (“Tranche A”). As on December 31, 2017, the outstanding amount on this new term loan (“Tranche A”) was RO 14.12 million.

The new term loan carries interest at the rate of LIBOR + 3.50% per annum and is repayable with quarterly instalments, starting 6 months from the drawdown in 18 equal instalments until July 2020.

During the current year, a new term loan (“Tranche B”) was availed by the Company to the extent of RO 1.96 million which was outstanding at year end. The “Tranche B” loan is repayable in equal quarterly installments starting 18 months from the first drawdown until June 2022.

The new term loan (“Tranche A and Tranche B”) contain covenants which among others, require certain financial ratios to be maintained which include maintaining a minimum debt service coverage ratio of 1.25.

Working capital funded facilities including overdraft, bill discounting and loan against trust receipts (“LTR”) facility carry an interest equal to US Dollar LIBOR for the applicable interest period, plus a margin of 3.50% per annum.

Working capital funded facilities including bill discounting and LTR facility carry an interest equal to US Dollar LIBOR for the applicable interest period, plus a margin of 3.50% per annum, and the bank overdraft carries an interest rate of LIBOR plus 3.5% subject to a floor level of 5%. The subsidiary company, SGEE, has obtained loans from its shareholders, Islamic Finance PJSC, who owned 44% of shares in SGEE prior to the change of ownership in November 2017.

(ii) Other term loan:

The Company has also availed a term loan to the extent of RO 1.7 million from Ahli Bank. This balance is repayable with nine quarterly installment starting seven months from the first drawdown until December 2019 and carries interest at the rate 3 months / 6 months LIBOR + 4% per annum.

This other term loan has covenants which among others, certain financial ratios to be maintained including maintaining a minimum debt service coverage ratio of 1.25.

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Cash Flows

Cash flows provided by (used in) each type of activity were as follows for the year ended December 31, 2017, 2016 and 2015:

	Year ended December 31,
	2017	2016	2015
Cash Provided by/(used in):
Operating Activities	6,516,078	14,089,282	17,009,152
Investing Activities	(7,117,438)	(4,143,732)	(15,625,110)
Financing Activities	3,228,042	(11,796,270)	(18,910)
Net change in cash and cash equivalents	2,626,682	(1,850,720)	1,365,132

 Operating Activities

Cash flows from operating activities provided cash of RO 6.52 million and RO 14.09 million for the years ended December 31, 2017 and 2016, respectively. Cash flows from operating activities decreased by RO 7.57 million in 2017 primarily due to changes in the working capital components (inventories, trade and other receivables and trade payables) as well as higher income tax paid for the year ended December 31, 2017.

Cash flows from operating activities provided cash of RO 14.09 million and RO 17.01 million for the years ended December 31, 2016 and 2015, respectively. Cash flows from operating activities decreased by RO 2.92 million in 2016 primarily due to the payment of trade and other payables and changes in the components of our working capital (trade and other receivables and inventories) as a result of the delayed settlement of a significant portion of our outstanding accounts receivable. Included in our cash flows from operating activities for 2016 and 2015 are payments of RO 1.98 million and RO 1.28 million, respectively, made towards taxes, as required by the local tax laws in the country where we operate.

Investing Activities

Our principal recurring investing activity is the funding of capital expenditures to ensure that we have the appropriate levels and types of machinery and equipment in place to generate revenue from operations.

Cash flows used in investing activities increased by RO 2.97 million during the year ended December 31, 2017, which was largely driven by payment for acquisition of 44% shares of Sino Gulf Energy Enterprises offset partially by lower capital expenditures during the year.

Cash flows from investing activities decreased by RO 11.48 million in 2016. Expenditures for capital assets including capital work in progress totaled RO 5.04 million and RO 16.23 million for 2016 and 2015, respectively. The decrease in capital expenditures (CAPEX) in 2016 is a result of exceptional CAPEX which was made in 2015 towards the purchase of a building and other large assets.

Proceeds from the disposal of assets were RO 0.93 million and RO 0.82 million for 2016 and 2015, respectively. These disposals related to machinery and equipment, furniture & fixtures, tools and drilling equipment no longer used in operations that was sold throughout the year.

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Financing Activities

Cash flows used in financing activities increased by RO 15.02 million in the year ended December 31, 2017, mainly as a result in net cash inflows for related party balances of RO 11.8 million, decrease in repayment of borrowings of RO 2.4 million and increase in short term bank borrowings of RO 1.7 million, partially offset by a decrease in bank borrowings available during the year of RO 0.8 million.

In 2016, we had net repayments of borrowings of RO 5.04 million in 2016, and net draws of RO 5.44 million in 2015. Total debt outstanding at December 31, 2016 was RO 22.31 million, a decrease of RO 5.04 million compared to December 31, 2015. During the year 2016, fund transferred to related party was increased by RO 2.25 million as compared to year 2015.

GES declared a dividend of RO 34.7 million to its shareholders for the year ended December 31, 2017.

Capital Resources

For the upcoming twelve month period, cash on hand, cash flows from operating activities and the available overdraft facility will provide us with sufficient capital resources and liquidity to manage our working capital needs, meet contractual obligations, fund capital expenditures, and support the development of our short-term and long-term operating strategies. If necessary, we may use short-term debt to fund cash needs in excess of the cash generated.

Our objective when managing capital is to safeguard our ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, we may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Capital is monitored based on the “gearing ratio”. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including current and non-current borrowings as shown in the statement of financial position) less cash and cash equivalents. Total capital is calculated as equity as shown in the statement of financial position plus net debt.

	2017	2016
	RO	RO
Total borrowings (including bank overdraft and bill discounting)	21,247,179	25,400,551
Less: cash and bank balance (excluding bank overdraft and bill discounting)	(2,597,832)	(2,109,330)
Net debt	18,649,347	23,291,221
Total equity	42,637,137	67,285,079
Total capital	61,286,484	90,576,300
Gearing ratio	30%	26%

At the end of December 31, 2017 and 2016 the company was in compliance with all debt covenants existing under its borrowing facilities.

Contractual Obligations

The table below summarizes the payments due by fiscal year for our outstanding contractual obligations as of December 31, 2017. Certain amounts included in this table are based on our estimates and assumptions about these obligations, including their duration, anticipated actions by third parties and other factors. The contractual cash obligations we will actually pay in future periods may vary from those reflected in the table because the estimates and assumptions are subjective

		Payments due by periods (in RO)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations (1)	17,723,020	16,805,959	917,061	-	-
Finance Lease Obligations (2)	93,696	76,570	17,126	-	-
Operating Lease Obligations (3)	-	-	-	-	-
Purchase Obligations (4)	3,082,837	3,082,837	-	-	-
Letter of guarantee (5)	3,805,339	3,325,015	355,295	5,680	119,349
End of service benefits (6)	1,146,746	100,719	170,646	199,095	676,286
Total	25,851,638	23,391,100	1,460,128	204,775	795,635

(1) Amounts represent the expected cash payments for the principal amounts related to our debt. Amounts for debt do not include any unamortized discounts or deferred issuance costs. Expected cash payments for interest are excluded from these amounts due.

(2) The amounts represent finance leases for funding of non-revenue generating assets such as vehicles and IT equipment.

(3) The company does not have any obligations under operating leases.

(4) Purchase obligations include agreements to purchase goods or services which are enforceable and legally binding and which specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Although these contractual obligations are considered enforceable and legally binding, the terms generally allow us the option to reschedule and adjust the requirements based on business needs prior to the delivery of goods.

(5) Represents performance related guarantees provided by GES under its customer contracts. A performance guarantee requires the company to meet certain financial obligations only in the event of default of specified contract terms and conditions. The guarantees shown above include performance bonds and bid/tender bonds issued by GES.

(6) Amount represents the expected payments of employees’ end of service benefits.  Refer to Note 13, (End of Service Benefit), in the Consolidated Financial Statements for details regarding the Company’s pension benefit obligations.

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Market Risk

Interest rate risk is the risk associated with the fluctuations in market interest rates and the effect it has on the financial position and cash flows of GES. The risk arises when interest-bearing financial assets and liabilities are affected by the interest rate volatility within a specified period. GES is exposed to interest rate risk primarily on its long-term LIBOR based loan from the National Bank of Oman SAOG.

Related Party Transactions

Related parties comprised of the shareholders, key management personnel, subsidiary companies, jointly controlled entities and associates, Mubadarah Investment LLC Group. In the ordinary course of business, such related parties provide goods and render services to the Group at mutually agreed rates.

For further details about our transactions with Related Parties please refer to “Certain Relationships and Related Party Transactions” and Note 22 (Related Party Transactions) of GES’ financial statements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the application of accounting policies and reported amounts of assets, liabilities, revenue and expenses and related disclosures as well as disclosures about any contingent assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses.

We base these estimates on historical experience and other assumptions and information that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected. In particular, estimates that involve uncertainties and judgments which have a significant effect on the consolidated financial statements include provisions for impairment of receivables and inventories.

Impairment of property, plant and equipment, intangible assets, and goodwill

GES assesses assets or groups of assets, called cash-generating units (CGUs), for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable; for example, changes in the group’s business plans, changes in the group’s assumptions about commodity prices, low plant utilization, evidence of physical damage or, for oil and gas assets, significant downward revisions of estimated reserves or increases in estimated future development expenditure or decommissioning costs. If any such indication of impairment exists, GES makes an estimate of the asset’s or CGU’s recoverable amount. Individual assets are grouped into CGUs for impairment assessment purposes at the lowest level at which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. A CGU’s recoverable amount is the higher of its fair value less costs of disposal and its value in use. Where the carrying amount of a CGU exceeds its recoverable amount, the CGU is considered impaired and is written down to its recoverable amount.

Fair value less costs of disposal is the price that would be received to sell the asset in an orderly transaction between market participants and does not reflect the effects of factors that may be specific to the group and not applicable to entities in general. An assessment is made at each year end as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to the lower of its recoverable amount and the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Impairment reversals are recognized in profit or loss. After a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Goodwill is reviewed for impairment annually or more frequently if events or changes in circumstances indicate the recoverable amount of the group of CGUs to which the goodwill relates should be assessed. In assessing whether goodwill has been impaired, the carrying amount of the group of CGUs to which goodwill has been allocated is compared with its recoverable amount. Where the recoverable amount of the group of CGUs is less than the carrying amount (including goodwill), an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.

Determination as to whether, and by how much, an asset, CGU, or group of CGUs containing goodwill is impaired involves management estimates on highly uncertain matters such as the effects of inflation and deflation on operating expenses, discount rates, production profiles, reserves and resources, and future commodity prices, including the outlook for global or regional market supply-and-demand conditions for crude oil, natural gas and refined products. Judgment is required when determining the appropriate grouping of assets into a CGU or the appropriate grouping of CGUs for impairment testing purposes.

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As disclosed above, the recoverable amount of an asset is the higher of its value in use and its fair value less costs of disposal. Fair value less costs of disposal may be determined based on similar recent market transaction data or, where recent market transactions for the asset are not available for reference, using discounted cash flow techniques. Where discounted cash flow analyses are used to calculate fair value less costs of disposal, accounting judgments are made about the assumptions market participants would use when pricing the asset, CGU or group of CGUs containing goodwill and the test is performed on a post-tax basis.

Income taxes

Income tax expense represents the sum of current tax and deferred tax. Interest and penalties relating to income tax are also included in the income tax expense. Income tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity, in which case the related tax is recognized in other comprehensive income or directly in equity. Current tax is based on the taxable profit for the period. Taxable profit differs from net profit as reported in the income statement because it is determined in accordance with the rules established by the applicable taxation authorities. It therefore excludes items of income or expense that are taxable or deductible in other periods as well as items that are never taxable or deductible. The group’s liability for current tax is calculated using tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided, using the liability method, on temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognized for all taxable temporary differences except:

●	where the deferred tax liability arises on the initial recognition of goodwill

●	where the deferred tax liability arises on the initial recognition of an asset or liability in a transaction that is not a Business Combination and, at the time of the transaction, affects neither accounting profit nor taxable profit or loss; and

●	In respect of taxable temporary differences associated with investments in subsidiaries and associates and interests in joint arrangements, where the group is able to control the timing of the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences, carry-forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilized except where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit nor taxable profit or loss. In respect of deductible temporary differences associated with investments in subsidiaries and associates and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date. Deferred tax assets and liabilities are not discounted. Deferred tax assets and liabilities are offset only when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the current tax assets and liabilities on a net basis or to realize the assets and settle the liabilities simultaneously.

The computation of the GES’s income tax expense and liability involves the interpretation of applicable tax laws and regulations in many jurisdictions throughout the world. The resolution of tax positions taken by the group, through negotiations with relevant tax authorities or through litigation, can take several years to complete and in some cases it is difficult to predict the ultimate outcome. Therefore, judgment is required to determine provisions for income taxes. In addition, the group has carry-forward tax losses and tax credits in certain taxing jurisdictions that are available to offset against future taxable profit. However, deferred tax assets are recognized only to the extent that it is probable that taxable profit will be available against which the unused tax losses or tax credits can be utilized. Management judgment is exercised in assessing whether this is the case and estimates are required to be made of the amount of future taxable profits that will be available.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount. No interest is charged on past-due balances. The Company grants credit to customers based upon an evaluation of each customer’s financial condition. The Company periodically monitors the payment history and ongoing creditworthiness of customers. An allowance for doubtful accounts is established at a level estimated by management to be adequate based upon various factors including historical experience, aging status of customer accounts, payment history and financial condition of customers. Significant individual accounts receivable balances and balances which have been outstanding greater than 90 days are reviewed individually for collectability. Account balances, when determined to be uncollectable, are charged against the allowance. The allowance for doubtful accounts was $0.5 million and $0.5 million as of December 31, 2017, and 2016, respectively.

Internal Controls and Procedures

GES is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of GES’ internal control over financial reporting for that purpose. Subsequent to becoming a subsidiary of a public company, GES’ publicly traded parent company will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require its management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of GES’ internal control over financial reporting.

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MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are expected to serve as our executive officers and directors following the Business Combination.

The current Board of Directors of the Company consists of four Directors. Pursuant to NESR’s Charter, the Board may expand the number of members and elect the new Directors to fill the added Board seats. In contemplation of shareholder approval of the Business Combination, our existing Board of Directors, consisting of four Directors, will exercise its power under the Charter to expand the Board to nine directors. Our Board of Directors intends to fill the vacancies created by the increase in board size with five persons, two (2) of whom will be nominated by NPS Selling Stockholders, two (2) of whom will be nominated by GES Selling Stockholders, and one (1) of whom will be nominated by SV3. If the Business Combination is consummated, our Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite.

NESR’s board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. For purposes of Section 9.1 of our Charter, the special meeting in lieu of an annual meeting is serving as NESR’s first annual general meeting of shareholders at which its Class I directors are standing for election. The NESR board has nominated two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for election at the special meeting in lieu of an annual meeting. If such director nominees are elected, Class I Director seats will next be up for election by shareholders at the annual general meeting in 2020; and the Class II Director seats will be up for election by shareholders at the annual general meeting in 2019. Set forth below are the names, ages and positions of each of the individuals who will serve as directors and executive officers of NESR following the Business Combination, assuming all director nominees are elected at the special meeting in lieu of an annual meeting:

Name	Age	Class	Position
Sherif Foda	48	II	Executive Chairman of the Board and Chief Executive Officer
Thomas Wood	60	II	Director
Antonio J Campo Mejia	60	I	Director
Hala Zeibak	37	I	Director
Salem Al Noaimi[1]	42	I	Director
Hilal Al Busaidy[2]	44	II	Director
Yasser Al Barami[2]	46	II	Director
Andrew Waite[3]	57	I	Director
Adnan Ghabris[1]	56	II	Director

(1)Following the completion of the Business Combination, two NPS Selling Stockholders, Al Nowais Investments LLC (“ANI”) and WAHA Finance Company, separately and collectively will be entitled to nominate one director (two in total) to our Board of Directors, for so long as they or their affiliates hold at least 50% of the NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement.  NESR will nominate to its Board a person nominated by each of those two parties, and immediately after the Closing Date, NESR shall invite a representative of both ANI and WAHA (“Board Observer”), as designated by the respective company in its own discretion, to attend all meetings of the Board, in a non-voting observer capacity and shall give such Board Observer copies of all notices, minutes, consents, and other materials that NESR provides to its Board as permitted by law. If their respective nominee is not elected at the 2018 AGM, then ANI and WAHA may each recommend the appointment of a nominee for appointment to the Board at the next shareholders meeting. This right to nominate a Board member and appoint a Board Observer shall be retained as long as the respective shareholder holds 50% of the shares that it acquired pursuant to the NPS Stock Purchase Agreement.

(2)These are the initial nominees of the GES Selling Stockholders, which will be entitled to nominate two directors to our Board of Directors. The Company has agreed to such nomination and election.

(3)This is the initial nominee of SV3. Following the completion of the Business Combination, SV3 will be entitled to nominate one director to our Board of Directors, for so long as they or their affiliates hold at least 60% of the Consideration Equity Stock set out against the name of SV3 in the SV3 Contribution Agreement and pursuant to the respective SV3 Voting Agreements. Mr. Waite shall be the principal director and he shall appoint Ms. Theresa Eaton to serve as his alternate, whereby Ms. Eaton shall be entitled to attend meetings in the absence of Mr. Waite and to vote or consent in place of Mr. Waite until such appointment as alternate lapses or is terminated.

Sherif Foda has served as our Chief Executive Officer and Chairman since our inception. He has more than 24 years of professional experience in the oil and gas industry working for Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the world, particularly in the Middle East, Europe and the U.S. From June 2016 to January 2018, he served as Senior Advisor to the Chairman of Schlumberger. From July 2013 through June 2016, he has served as an officer and the President for the Production Group of Schlumberger. From June 2011 to June 2013, he served as the President of Schlumberger Europe and Africa. From June 2009 to June 2011, he served as the Vice President and Managing Director of the Arabian market: Saudi Arabia, Kuwait and Bahrain. From July 2007 to May 2009, he served as the Worldwide Vice President for Well Intervention. From 2005 to 2007, he was the Vice President for Europe, Caspian and Africa. From 2002 to 2005, he served as the Managing Director of Schlumberger in Oman. In 2001, he served as the Operations Manager for UAE, Qatar, Yemen and the Arabian Gulf. He started his career in 1993 with Schlumberger, working on the offshore fields in the Red Sea, then transferred to Germany for two years, then as the general manager of operations in Eastern Europe countries (mainly Poland, Lithuania, Romania and Hungary). Prior to working in the oil and gas industry, he worked in the information technology and computer industry for two years in Egypt. He graduated in 1991 from Ain Shams University in Cairo, Faculty of Engineering, and he holds a BSc double major in Electronics and Automatic control. Mr. Foda is a board member of Energy Recovery, Inc. (NASDAQ: ERII), a technology company based in California. Also, he serves on the board of Trustees of Awty International School in Houston, and is a board member for Al Fanar Venture philanthropy in London.

We believe that Mr. Foda is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry including approximately 24 years with Schlumberger and his extensive oil field services industry experience throughout the MENA region and globally and as an executive and board member.

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Thomas Wood has served as a director since our inception and has served as our Chief Financial Officer from inception until October 2017 and from November 29, 2017 until the present. He is an entrepreneur with over 35 years of experience in establishing and growing public and private companies that provide or use oil and gas contract drilling services. Since December 1990, he has served as the Chief Executive Officer of Round Up Resource Service Inc., a private investment company. Mr. Wood founded Xtreme Drilling Corp. (TSX:XDC), an onshore drilling and coil tubing technology company, in May 2005 and served as its Executive Chairman until May 2011 and its Chief Executive Officer and Director from May 2011 through August 2016. He is the founder of Savanna Energy Services Corp. (TSE: SVY), a North American energy services provider, where he served as the Chairman from 2001 to March 2005. He also served as Director at various companies engaged in the exploration and production of junior oil and gas, including Wrangler West Energy Corp. from April 2001 to 2014; New Syrus Capital Corporation from 1998 to 2001 and Player Petroleum Corporation from 1997 to 2001. In addition, Mr. Wood served as the President, Drilling and Wellbore Service, of Plains Energy Services Ltd. from 1997 to 2000 and Wrangler Pressure Control from 1998 to 2001. He served as the President of Round-Up Well Servicing Inc. from 1988 to 1997 and Vice President of Shelby Drilling from 1981 to 1987. Mr. Wood holds a BA in Economics from University of Calgary.

We believe that Mr. Wood is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry, his experience as an entrepreneur and building public companies and high growth organizations.

Antonio J. Campo Mejia, an independent director since May 12, 2017, has been a non-executive director of the Supervisory Board of Fugro N.V. (Euronext: FUR), a company providing geotechnical, survey, subsea and geosciences services, since 2014 and Vice-Chairman of Basin Holdings, a global holding company focused on providing products and services to energy and industrial customers since 2012. From 2012 to 2013, Mr. Campo Mejia served as non-executive director at Integra Group, an oilfield services company mainly active in Russia and the Commonwealth of Independent States, and served as its Chief Executive Officer from 2009 to 2012. Mr. Campo Mejia also served as non-executive director at Basin Supply LP, Basin Tools LP and Basin Energy Services LP from 2009 to 2014. Prior to that, Mr. Campo Mejia spent 28 years of his professional career at Schlumberger, the world’s leading oilfield services company, in a multitude of senior management positions in different parts of the world. Mr. Campo Mejia served as the President of Latin America for Oilfield Services of Schlumberger from 2006 to 2008. Mr. Campo Mejia served as President of Europe & Africa, Schlumberger Oilfield Services from 2003 to 2006. From 2000 to 2006, he was the President of Schlumberger’s Integrated Project Management business responsible for the worldwide operations in this service line. From 1999 to 2000, Mr. Campo Mejia served as Director of Personnel for the Reservoir Management Group in Houston, Texas. From 1997 to 1999, he was the Vice President of Oilfield Services Latin America South managing a full range of services in the region. In his career prior to 1997, Mr. Campo Mejia held a number of senior management and technical positions in Schlumberger’s wireline business. Mr. Campo Mejia received his bachelor’s degree in Electronic Engineering from Pontificia Universidad Javeriana in 1980.

We believe that Mr. Campo Mejia is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry and his experience as an executive in oilfield services and board member of multinational companies.

Hala Zeibak who has been an independent director since May 12, 2017, is director of investments at Olayan Europe Limited, the investment advisory arm of The Olayan Group for the United Kingdom, Europe and Asia. The Olayan Group is a private multinational enterprise with a managed portfolio of international investments and diverse commercial and industrial operations in the Middle East. Ms. Zeibak joined The Olayan Group in July 2005, initially with Olayan America in New York. She transferred to Olayan Europe in London in January 2011. Ms. Zeibak’s focus is on public and private equity investments primarily in the energy and affiliated sectors, including oil, gas, power, commodities and industrials. She is a member of the Oxford Energy Policy Club. Ms. Zeibak received a BA in Economics from Tufts University in 2003, graduating Summa Cum Laude with membership in the Phi Beta Kappa Society. She went on to earn a master’s degree in 2005 from the Fletcher School of Law & Diplomacy at Tufts. Her concentration was international finance and trade.

We believe that Ms. Zeibak is qualified to serve on our Board of Directors because of her extensive experience in the investment community and with diverse industries and multinational operations including MENA.

Salem Al Noaimi is Waha Capital’s Chairman of the Board. Mr. Al Noaimi served as Waha Capital's Chief Executive Officer & Managing Director from 2009 until March 2018 and lead the company’s strategic transformation into a leading investment company, managing proprietary and third-party assets. Previously, he served as the Deputy CEO of Waha Capital, and CEO of Waha Leasing. Additionally, Mr. Al Noaimi holds a number of board positions with large public and private companies. He is Chairman of Seha, Dunia Finance and Anglo Arabian Healthcare. He also a board member of New York-listed AerCap Holdings. Earlier in his career, Mr. Al Noaimi held various positions at Dubai Islamic Bank, the UAE Central Bank, the Abu Dhabi Fund for Development, and Kraft Foods. Mr. Al Noaimi is a UAE national and holds a degree in Finance and International Business from Northeastern University in Boston, USA.

We believe that Mr. Noaimi is qualified to serve on our Board of Directors because of his extensive experience in investing in the MENA region as well as experience as a Chief Executive Officer of a publicly listed company.

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Hilal Al Busaidy has more than 23 years of professional experience in the oil and gas industry. Mr. Al Busaidy is a co-founder of GES and served as Chief Executive Officer since inception in 2006. Prior to that Mr. Al Busaidy spent nearly 10 years in Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the Middle East in several positions in sales, operational and technical management. During his time with Schlumberger, Mr. Al Busaidy spent considerable amount of time in Oman in field operations delivering wireline services and subsequently managed large operations in Saudi Arabia, Kuwait and in Oman where he was responsible for all of Schlumberger’s oilfield services operations in South Oman. He graduated in 1994 from Sultan Qaboos University in Muscat, Faculty of Engineering, and he holds a BSc in Petroleum Engineering. Hilal is a board member of The Research Console (www.trc.gov.om). Also, he serves on the board of Oman Development Bank SAOC (www.odb.com.om) and is a member in the academic committee of Oman University. Also Mr. Al Busaidy has led GES to win Petroleum Development of Oman (PDO) “In Country Value” Chairman’s Prize and HH Mohammed bin Rashid Al Maktoum Prince of Dubai prize as the Best Performing Company in Services Sector across the GCC countries.

We believe that Mr. Busaidy is qualified to serve on our Board of Directors because of his extensive entrepreneurial experience and his expertise in building and running companies in Oman and in the MENA region.

Yasser Al Barami has more than 22 years of professional experience in the oil and gas industry. Mr. Al-Barami is the Chairman of GES which he co-founded in 2006 and holds the position of Chief Commercial Officer for GES. Mr. Al Barami has benefited from significant exposure to both the services industry as well as E&P industry which makes his experience unique in several aspects. Mr. Al Barami started his career in the drilling operations of Petroleum Development Oman (PDO) and over the next 9 years worked in different positions in Well Engineering in the field before progressing to PDO’s HQ where he was appointed to be a Team Leader for the same. Mr. Al Barami obtained his Bachelor’s degree in Mechanical Engineering from the University of Brighton, United Kingdom in 1995, and thereafter completed his MBA from the University of Lincoln, United Kingdom in 2003.

We believe that Mr. Barami is qualified to serve on our Board of Directors because of his extensive entrepreneurial experience as well as his E&P background and his knowledge of the MENA region and specifically Oman.

Andrew Waite is Co-President of LESA, the ultimate general partner of SCF and the ultimate general partner of the majority shareholder of SV3, and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with Royal Dutch / Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of Nine Energy Service, Inc. (NYSE: NINE), a position he has held since February 2013, is on the board of directors of Forum Energy Technologies, Inc. (NYSE: FET), a position he has held since August 2010, and is on the board of directors of Atlantic Navigation Holdings (Singapore) Limited (SGX: 5UL), a position he has held since January 2016. Mr. Waite previously served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services from 2007 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to the energy sector and military customers from 2000 to 2006, and Oil States International, Inc., a diversified oilfield services and equipment company from August 1995 through April 2006. Mr. Waite received an MBA with High Distinction from Harvard Business School, an MS degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University.

We believe that Mr. Waite’s extensive public company experience in the energy sector, in particular in the oilfield services industry, and his experience in identifying strategic growth trends in true energy industry and evaluating potential transactions make him well qualified to serve on our board of directors.

Adnan Ghabris has over 30 years of experience in the oil service industry. Mr. Ghabris has served as Chief Executive Officer of NPS since 2008. Before serving as Chief Executive Officer of NPS, Mr. Ghabris spent more than 20 years with Schlumberger, where he held several executive roles in operations, technical and marketing in the following countries: Kuwait, Syria, Libya, Canada, Kingdom of Saudi Arabia and the United Arab Emirates from 1989 to 2008.

Mr. Ghabris was the Vice President of Schlumberger Arabian Region from 1999 to 2004 covering Kingdom of Saudi Arabia, Kuwait, Bahrain and Pakistan. Prior to his assignment as a Chief Executive Officer of NPS, he held the position of Integrated Project Manager for Schlumberger Middle East and Asia based in Dubai. Mr. Ghabris holds a Master’s Degree in Chemical Engineering from Kuwait University (Honors) and a Bachelor’s Degree in Chemical Engineering in Rutgers, the State University of New Jersey, United States (Honors). He is a member of the Canadian Professional Engineers, American Institute for Chemical Engineers (AiChE) and the Society of Petroleum.

We believe that Mr. Ghabris is qualified to serve on our Board of Directors because of his extensive leadership experience in oilfield services and the MENA region. Mr. Ghabris has a unique experience with both large multinationals and start-ups which will be beneficial for the Board of Directors.

 Theresa Eaton is a Managing Director of SCF Partners, a leading oilfield services private equity investor where she is responsible for sourcing acquisition opportunities at SCF as well as their ongoing strategic oversight and development. Ms. Eaton graduated from Duke University with a Bachelor of Arts dual degree in International Relations and Asian Studies with a concentration in Japanese. After graduating from Duke, she worked in the Institutional Securities Division and Private Wealth Management Division at Morgan Stanley in Manhattan. She subsequently attended Duke University Law School where she earned her J.D. and later worked in the Corporate and Securities group at Vinson & Elkins LLP. Prior to joining SCF Partners, Ms. Eaton worked at First Reserve Corporation, an energy focused private equity firm. Ms. Eaton serves on Duke University’s Board of Entrepreneurship & Innovation, the board of the Center for Hearing and Speech and the board of the Broach Foundation for Brain Cancer Research, an organization she co-founded and has jointly raised more than $4 million for glioblastoma research.

We believe that Ms. Eaton is qualified to serve as an alternate director because of her extensive investing experience with entrepreneurial and high growth companies and we also believe her legal background will be beneficial for the Board of Directors.

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Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination

The Board of Directors of the Company has consisted of four Directors at the time of the Company’s IPO. For purposes of Section 9.1 of our Charter, the special meeting in lieu of an annual general meeting is serving as NESR’s first annual meeting of shareholders at which its Class I directors are standing for election. The NESR board has nominated two (2) existing Class I directors, Antonio J. Campo Mejia, and Hala Zeibak, for election at the special meeting in lieu of an annual meeting. Additionally, pursuant to NESR’s Charter, the Board of Directors has the authority to expand the size of the Board of Directors and elect new Directors to fill the newly-created Board seats. In accordance with this authority, in connection with the Business Combination, the Board of Directors expects to expand the size of the Board of Directors to nine members and to fill the vacancies created by the expanded size with: (i) Salem Al Noaimi and Adnan Ghabris, who will be nominated by NPS Selling Stockholders, one of whom will be independent, and (ii) Yasser Al-Barami and Hilal Al-Busaidy, who will be nominated by GES Selling Stockholders, neither of whom are independent, and (iii) Andrew Waite, who will be nominated by SV3 who will be independent. All four of our incumbent directors have informed us that they intend to remain as directors following closing. Among the four incumbent directors who will remain on the board, Antonio J. Campo Mejia, Hala Zeibak and Thomas Wood are or will be independent immediately following closing.

If the two Class I director nominees are elected at the special meeting in lieu of an annual meeting and the Business Combination is consummated, our post-closing Board of Directors will consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak, two nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, two nominated by GES Selling Stockholders, Yasser Al Barami and Hilal Al Busaidy and one nominated by SV3, Andrew L. Waite. Accordingly, our post-closing Board of Directors will consist of four Class I directors (Antonio J. Campo Mejia, Hala Zeibak, Salem Al Noaimi and Andrew Waite) who shall serve for a term expiring at the Company’s annual general meeting in 2020, and five Class II directors (Sherif Foda, Thomas Wood, Hilal Al Busaidy, Yasser Al Barami and Adnan Ghabris) who shall serve for a term expiring at the Company’s annual meeting in 2019. For more information about our post-closing board of directors and their respective classes, see the sections entitled “Director Election Proposal” and “Management After the Business Combination.”

Classified Board of Directors

In accordance with our Charter, our Board of Directors will be divided into two classes with only one class of directors being elected in each year at a meeting of shareholders, and, following the consummation of the Business Combination, each class will serve a two-year term.

Director Independence

NASDAQ listing standards require that a majority of our Board of Directors be independent as long as we are not a controlled company. Even if we elect to be a controlled company, we anticipate that a majority of our Board of Directors will be independent as of the closing of the Business Combination. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Messrs. Antonio J. Campo Mejia, Hala Zeibak, Thomas Wood, Salem Al Noaimi and Andrew Waite are or will be “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

The Board of Directors currently does not have a lead independent director. Upon consummation of the Business Combination, it is intended that Mr. Campo will be the lead independent director of the Board of Directors and Mr. Sherif Foda will continue to serve as our Chief Executive Officer and Chairman of the Board.

The Board of Directors’ oversight of risk is administered directly through the Board of Directors, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board of Directors including the procedures that the Company has adopted to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of NESR’s financial statements and the independent audit thereof. The audit committee reserves time at each of its meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management.

Committees of the Board of Directors

The standing committees of our Board of Directors currently consist of an Audit Committee and a Compensation Committee, and after the Business Combination will also consist of a Corporate Governance and Nominating Committee. Each of the committees will report to the Board of Directors as they deem appropriate and as the Board may request.

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Audit Committee

For information regarding the duties and responsibilities of the Audit Committee, see “Information About NESR–Management–Audit Committee.”

Upon consummation of the Business Combination, our Audit Committee will consist of Mr. Al Noaimi, Mr. Campo, Ms. Zeibak and Mr. Waite, with Mr. Al Noaimi serving as the chairman of the Audit Committee. We believe that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Al Noaimi qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at www.nesrco.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

For information regarding the duties and responsibilities of the Compensation Committee, see “Information About NESR–Management–Compensation Committee.”

Upon consummation of the Business Combination, our Compensation Committee will consist of Mr. Campo, Ms. Zeibak and Mr. Wood, with Mr. Campo serving as the chairman of the Compensation Committee. Our Board of Directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at www.nesrco.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Corporate Governance and Nominating Committee

A Corporate Governance and Nominating Committee will be appointed to be responsible for, among other matters: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; (2) overseeing the organization of our Board of Directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles applicable to us.

Upon consummation of the Business Combination, our Corporate Governance and Nominating Committee will consist of Mr. Wood and Mr. Campo, with Mr. Wood serving as the chairman of the Corporate Governance and Nominating Committee. Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which will be available on our corporate website at www.nesrco.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

From inception through March 31, 2018, no officer or employee served as a member of the Company’s Compensation Committee, except for Mr. Thomas Wood, who has served as NESR’s Chief Financial Officer from our inception until October 2, 2017 and from November 29, 2017 until present. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.

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Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our corporate website, www.nesrco.com, promptly following the consummation of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Along with our guiding core ethical principles, our unwavering commitment to achieve responsible superior financial results, motivation of our employees and diversity of our culture are three main pillars that defines our company. We emphasize honesty and integrity, accountability, respect, fairness and confidentiality. We also take monitoring and compliance measures to ensure against discrimination, fraud, theft, harassment, retaliation and conflict of interest.

This Code of Conduct governs all sets of actions and applies to the behaviors of all employees socially and professionally throughout their employment with the company irrespective of the place, time and situation.

Ethical principles and our three main pillars combined are fundamental core values to the Company.

Director Compensation

Following the completion of the Business Combination, our compensation committee will determine the annual compensation to be paid to the members of our Board of Directors. Directors’ fees after the Business Combination have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted shares.

Executive Compensation

Overview

Following the closing of the Business Combination, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with Target Companies’ business objectives and the creation of shareholder value, while enabling Target Companies to attract, motivate and retain individuals who contribute to the long-term success of Target Companies.

Decisions on the executive compensation program will be made by the compensation committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards (for more information relating to our intended equity compensation plan, please refer to the Incentive Plan Proposal).

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards.

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Base Salary

It has been Target Companies’ historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of Target Companies’ cost structure. Upon completion of the Business Combination, our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Share-Based Awards

The Company intends to use share-based awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of share-based awards will align the incentives of its executive officers with the interests of its shareholders and serve to motivate and retain the individual executive officers. Share-based awards will be awarded under the LTIP, which has been adopted by NESR’s Board of Directors and is being submitted to our shareholders for approval at the special meeting in lieu of an annual meeting. For a description of the LTIP, please see the section of this proxy statement under the heading “Incentive Plan Proposal.”

Employment Agreements

Please see “Executive Employment Agreements” for a summary of the material terms of our executive officers’ employment agreements with us.

Other Compensation

The Company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and retirement plans, in which the executive officers will participate.

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DESCRIPTION OF SECURITIES

General

We are a company formed in the British Virgin Islands as a BVI business company (company number 1935445) and our affairs are governed by our Charter, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our Charter. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of the date of this proxy statement, there were 28,652,125 ordinary shares outstanding, of which 5,730,425 ordinary shares were held of record by our Sponsor.

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Other provisions of our Charter may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our Charter may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefore.

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We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial Business Combination. If our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30% level.

Our Charter provides our public shareholders (excluding our Sponsor and certain lead investors in our IPO) with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. As of April 30, 2018, the amount in the trust account was $231,553,535.80. We will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of our Business Combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such Business Combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our Business Combination once a quorum is obtained. We intend to give approximately 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our Business Combination.

Our Sponsor has agreed to vote any capital stock that it may hold in favor of our initial business combination. Each public shareholder (excluding our Sponsor and certain lead investors in our IPO) may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. This means that public shareholders who hold NESR ordinary shares on or before May 16, 2018 (two (2) business days before the special meeting in lieu of an annual meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal, so long as such holder properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein.

Pursuant to our Charter, if we are unable to consummate our initial business combination by May 17, 2019, we will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest earned (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shares from the trust account will be done automatically by function of our memorandum and articles of association and prior to any formal voluntary liquidation of the company. Our Sponsor has agreed to waive its right to receive liquidating distributions with respect to its Founder Shares if we fail to consummate our initial business combination by May 17, 2019. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

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Founder Shares

The Founder Shares held by Sponsor are identical to the other ordinary shares and have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Sponsor agreed (A) to waive its rights to liquidating distribution with respect to its Founder Shares and public shares in connection with the consummation of our initial business combination and (B) to waive its redemption rights with respect to its Founder Shares if we fail to consummate our initial business combination by May 17, 2019, although it will be entitled to redemption rights with respect to any public shares it holds if we fail to consummate our initial business combination within such time period. Our Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the IPO in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the IPO in favor of our initial business combination.

Our Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees as described below) until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the Founder Shares will be released and may be registered and sold. Pursuant to the NPS Stock Purchase Agreement, additional restrictions were imposed on Sponsor to prohibit selling 50% of its ordinary shares within the first year, permitting the sale of an additional 25% after the trading price exceeds $15.00, and the final 25% after the trading price exceeds $17.50.

Preferred Shares

Our Charter authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our Board of Directors to amend the Charter to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement from the IPO prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

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The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Warrants

As of the date hereof, we had 22,921,700 public warrants and 12,618,680 private warrants outstanding. Each warrant entitles the registered holder to purchase one-half of one ordinary share at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one ordinary share at a price of $11.50 per share. Warrants must be exercised for whole ordinary shares. The warrants will expire five years after the completion of an initial business combination, or earlier upon redemption, as described below.

Notwithstanding the foregoing, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. There will be no net cash settlement of the warrants under any circumstances.

The private warrants are identical to the public warrants except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

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We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $21.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a substantial premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The public warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend (or bonus share issue), extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our ordinary shares as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our ordinary shares immediately following consummation of the Business Combination (post-Business Combination), assuming that no securities of the Company are purchased or sold after the record date, and that no public shares of the Company are redeemed, and alternatively that the maximum number of public shares of the Company are redeemed, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding ordinary shares;

●	each of our current named executive officers and directors;

●	each person who will become a named executive officer or director of the Company post Business Combination; and

●	all named executive officers and directors of the Company as a group pre-Business Combination and post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The expected beneficial ownership of our ordinary shares pre-Business Combination is based on 28,652,125 ordinary shares issued and outstanding as of the record date.

The expected beneficial ownership percentages set forth in the table below with respect to NESR following the Business Combination assume Backstop Commitment drawn in full, and maximum interest paid to Hana Investments under Share Exchange Agreement.

The expected beneficial ownership of ordinary shares post-Business Combination assuming no redemption has been determined based on the following: (i) there will be an aggregate of 96,279,872 ordinary shares issued and outstanding at closing and (ii) NESR exercises the full $150 million under the Forward Purchase Agreement.

The expected beneficial ownership of ordinary shares post-Business Combination assuming maximum redemption has been determined based on the following: (i) NESR shareholders have exercised their redemption rights with respect to 6,905,839 ordinary shares, (ii) there will be an aggregate of 89,443,091 ordinary shares issued and outstanding at closing and (iii) NESR exercises the full $150 million under the Forward Purchase Agreement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. Actual beneficial ownership as of date of this proxy statement or at the closing of the proposed Business Combination may differ from the shares listed in the table below and hence these holdings should be viewed for illustrative purposes only.

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	Before the Business		After the Business Combination
	Combination
					Assuming
			Assuming No		Redemption of
			Redemption		6,905,839 Shares(1)
	Number of		Number of		Number of
	Shares	%	Shares	%	Shares	%
Name and Address of Beneficial Owners
Sherif Foda(2)	5,730,425	20%	5,730,425	5.95%	5,730,425	6.41%
Thomas D. Wood(2)	5,730,425	20%	5,780,425	6%	5,780,425	6.46%
NESR Holding Ltd(2)	5,730,425	20%	5,730,425	5.95%	5,730,425	6.41%
Antonio J Campo Mejia	-	-	120,000	*	120,000	*
Hala Zeibak	-	-	-	-	-	-
Salem Al Noaimi	-	-	-	-	-	-
Mubadarah Investment LLC(8)	-	-	17,242,424	17.91%	17,242,424	19.28%
Hilal Al Busaidy	-	-	621,212	*	621,212	*
Yasser Al Barami	-	-	621,212	*	621,212	*
Andrew Waite	-	-	-	-	-	-
Adnan Ghabris	-	-	-	-	-	-
Backstop Investor(3)	-	-	14,114,906	14.66%	14,114,906	15.78%
Competrol Establishment(4)	3,000,000	10.47%	3,000,000	3.12%	3,000,000	3.35%
Hana Investments Co. WLL(4)(5)			13,758,449	14.29%	13,758,449	15.38%
SV3 Holdings PTE Ltd.(9)	-	-	6,825,000	7.09%	6,825,000	7.63%
Castle SPC Ltd.(10)	-	-	4,806,289	4.99%	4,806,289	5.37%
Al-Nowais Investments LLC(11)	-	-	4,806,289	4.99%	4,806,289	5.37%
K2 Principal Fund, L.P.(6)	1513701	5.3%	1,513,701	1.57%	1,513,701	1.69%
MMCAP International Inc. SPC(7)	2,228,528	7.7%	2,228,528	2.31%	2,228,528	2.49%
All directors and officers as a group (4 persons total prior to Business Construction; 9 persons total after the Business Construction)	5730425	20%	7,142,849	7.42%	7,142,849	7.99%

*less than 1%.

(1) Assumes NESR exercises the full $150 million facility available as part of the Forward Purchase Agreement.

(2) Represents ordinary shares held directly by NESR Holdings Ltd., our Sponsor. Sherif Foda and Thomas Wood are shareholders and directors of NESR Holdings Ltd. and share voting and dispositive control over the securities held by our Sponsor, and thus share beneficial ownership of such securities. Each of Messrs. Foda and Wood disclaims beneficial ownership over any securities owned by our Sponsor in which he does not have any pecuniary interest.

(3) The Backstop Investor, MEA Energy Investment Company 2 Ltd, is wholly owned by Waha Capital.

(4) Each of Olayan International Limited, Olayan Investments Company Establishment, Hana Investments and Competrol Establishment are part of The Olayan Group.

(5) Includes a maximum of 418,001 shares issuable to Hana Investments in lieu of a cash payment of up to $4.7 million in interest fees.

(6) According to a Schedule 13G/A filed with the SEC on February 9, 2018 on behalf of Daniel Gosselin, Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), K2 GenPar L.P., an Ontario limited partnership (the “GP”), K2 GenPar 2009 Inc., an Ontario corporation (“GenPar 2009”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”). The GP is the general partner of the Fund, and GenPar 2009 is the general partner of the GP. GenPar 2009 is a direct wholly-owned subsidiary of SKI. K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. Mr. Gosselin is president of each of SKI, the GP, GenPar 2009 and K2 and Associates, and exercises ultimate voting and investment powers over the 1,513,701 shares that are held of record by The K2 Principal Fund, L.P.

(7) According to a Schedule 13G filed with the SEC on February 14, 2018 on behalf of MMCAP International Inc. SPC, a Cayman Islands company, and MM Asset Management Inc., an Ontario corporation, which entities share voting and investment powers over the shares reported therein. The shares listed in the table above exclude 3,511,566 ordinary shares in aggregate underlying warrants which are beneficially owned by the reporting persons and included pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act of 1934. The warrants are not exercisable if, as a result of an exercise, the holder would then become a “ten percent beneficial owner” of NESR’s ordinary shares, as defined in Rule 16a-2 under the Exchange Act of 1934.

(8) Hilal Al Busaidy and Yasser Al Barami control Mubadarah Investment LLC.

(9) SV3 Holdings Pte Ltd is owned by two private equity funds: SCF-VIII, LP and Viburnum Funds Pty Ltd.

(10) Castle SPC Limited is wholly owned by Waha Capital.

(11) Hussain Al Nowais is the Chairman of Al-Nowais Investments LLC. He has a 7.56% ownership interest in Waha Capital.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

NESR Related Person Transactions

Founder Shares

On February 9, 2017, the Company issued an aggregate of 5,750,000 ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On May 11, 2017, the Company effectuated a 1.05-for-1 subdivision of its ordinary shares, resulting in an aggregate of 6,037,500 Founder Shares being held by the Sponsor of these 6,037,500 shares, an aggregate of up to 787,500 ordinary shares were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the Company’s issued and outstanding shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option on May 30, 2017, 480,425 Founder Shares are no longer subject to forfeiture. The underwriters elected not to exercise the remaining portion of the over-allotment option and, therefore, 307,075 Founder Shares were forfeited.

Sponsor maintained legal and voting rights to the Founder Shares while Mr. Foda and Mr. Wood maintained control of beneficial ownership. The Sponsor has agreed that, subject to certain limited exceptions, its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination. Before the IPO, Mr. Foda and Mr. Wood, as beneficial owners of shares issued to Sponsor to maintain voting control, assigned beneficial ownership to some Founder Shares to certain key persons facilitating the organization of the IPO.

Private Warrants

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 11,850,000 private warrants at a price of $0.50 per private warrant, generating total proceeds of $5,925,000. Additionally, on May 30, 2017, in connection with the underwriters’ election to partially exercise their over-allotment option in the IPO, the Company consummated the sale of an additional 768,680 private warrants at $0.50 per warrant, generating total gross proceeds of $384,340. The private warrants, which were purchased by the Company’s Sponsor, are substantially similar to the public warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the private warrants are held by holders other than its initial holders, the private warrants will be redeemable by the Company and exercisable by holders on the same basis as the public warrants. The proceeds from the private placement were added to the proceeds from our IPO held in the trust account. If we do not complete an initial business combination by May 17, 2019, the proceeds of the sale of the private warrants will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private warrants will expire worthless.

Related Party Advances

During the period from January 23, 2017 (inception) through May 17, 2017, the Sponsor advanced the Company an aggregate of $193,899 for costs associated with its IPO and for working capital purposes. The advances are non-interest bearing, unsecured and due on demand. As of December 31, 2017, the company has repaid $192,910 of such advances. Advances amounting to $989 were outstanding as of December 31, 2017.

Promissory Note — Related Party

On February 10, 2017, the Company entered into a promissory note with the Sponsor, whereby the Sponsor agreed to loan the Company up to an aggregate of $300,000 (the “Promissory Note”) to be used in part for expenses incurred in connection with the IPO. The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2017 or the closing of the IPO. The Promissory Note was repaid upon the consummation of the IPO on May 17, 2017.

Administrative Service Fee

The Company entered into an agreement whereby, commencing on May 17, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from January 23, 2017 (inception) through December 31, 2017, the Company incurred $80,000 in fees for these services, which such amount is included in operating costs in the accompanying condensed statements of operations and in accrued expenses in the accompanying consolidated balance sheets at December 31, 2017.

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Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor, the Company’s officers, directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Private Warrants at a price of $0.50 per warrant. There were no Working Capital Loans outstanding as of December 31, 2017.

NPS Related Person Transactions

Abdul Aziz Mubarak Al Dulaimi is a founding shareholder of NPS and a member of its board of directors. Payments of $2,635,000 were made by Abdul Aziz Mubarak Al Dulaimi to NPS in 2016 and a further $1,200,000 in 2017 towards settlement of receivables due from the founding shareholder which arose in connection with the sale of the NPS business to the new shareholders in 2014.

Also in connection with the sale of NPS business in 2014, as a founding shareholder, Abdul Aziz Mubarak Al Dulaimi had provided an indemnity to NPS to cover certain legacy taxation matters. In 2015, a legacy tax payment was made by NPS which was subsequently recovered from the founding shareholder. The settlement was made in 2016 and amounted to $7,544,000.

GES Related Person Transactions

GES has relationships with the following entities who are considered to be related parties, as a result of common shareholding of the involved entities. The related party relationships are documented in contractual agreements between GES and these entities.

Mubadarah Investments LLC (“Mubadarah”)

Mubadarah, a Selling Stockholder, is the parent company of GES.

In June 2012, Mubadarah obtained a loan from the National Bank of Oman (“NBO”) amounting to 23.1 million Omani Riyals ($60.6 million) and for which GES was the guarantor. Under a corresponding shareholder loan agreement with Mubadarah, GES was responsible for making debt service payments towards the NBO bank loan. GES made payments to Mubadarah of $789,005 in 2015, $1,425,141 in 2016 and then a further $1,393,746 in 2017, as funds towards the repayment of the loan with NBO. The bank loan was fully repaid on 9 November 2017. GES is no longer a guarantor nor is it responsible for any loan financing payments to Mubadarah.

In 2015, GES purchased an office building from Mubadarah Real Estate LLC, an affiliate of Mubadarah Investment LLC, for $9,750,000. The building is occupied by GES along with other Mubadarah group entities. GES charges rental income to these group entities for the occupation of office space, based on usage. Rental income received by GES from Mubadarah group entities amounted to $230,162 in 2017, $488,332 in 2016 and $340,080 in 2015.

252

Heavy Equipment Manufacturing & Trading LLC (“HEMT”)

HEMT is 100% owned by Tasneea Oil & Gas Technology LLC, which is 80% owned by Mubadarah and 20% owned by GES. HEMT is engaged by various subsidiaries of GES for services such as fabrication, manufacturing and maintenance of tools and equipment. GES made payments to HEMT of $226,642 in 2017, $719,633 in 2016 and $615,992 in 2015 in relation to these services.

Prime Business Solutions LLC (“PBS”)

PBS is 100% owned by Mubadarah Business Solutions LLC and is involved in the development and maintenance of Enterprise Resource Planning (“ERP”) systems.

PBS has developed and implemented the GEARS (ERP) system for GES and is currently engaged to maintain it. GES has paid maintenance fees to PBS of $485,100 in 2017, $924,924 in 2016, and $984,984 in 2015.

Esnaad Solutions LLC (Esnaad)

Esnaad is 100% owned by Mubadarah and is a supply chain company involved in the sourcing and procurement of products for the Oil & Gas industry. In 2017, GES made payments of $1,690,757 to Esnaad against the purchase of chemicals, drilling fluids, materials and supplies.

Sadara LLC

Sadara is 51% owned by Mubadarah and is engaged in the sourcing and procurement of products for the Oil & Gas industry. In 2017 GES made payments of $115,624 to Sadara against the purchase of chemicals, drilling fluids and products.

Enshaat Building Materials & Manufacturing LLC (“Enshaat”)

Enshaat is a construction company which was previously 56% owned by Mubadarah Investments LLC.

GES made payments of $1,261,125 in 2015 to Enshaat for providing furnishing of GES building and for the factory construction and extension of GES’ Nizwa facility. Eshnaat was sold by Mubadarah to a third party in 2016 and GES no longer has any dealings with this company.

Key Management and Founders

Hilal Al Busaidy and Yasser Al Barami are both founders of GES and key management of the company.

GES has made advances to these key management members. The cumulative advances outstanding as at December 31, 2015 were $4,040,252 of which $3.7 million was owed by Yasser and $0.3 million was owed by Hilal.

The advances outstanding as at December 31, 2016 were $4,921,905, of which $3.4 million was owed by Yasser and $0.2 million was owed by Hilal and the balance was owed by other management employees.

The advances outstanding as at December 31, 2017 were $2,600,000, owed by Yasser.

Falcon Oil Services LLC Arbitration. In 2017, an arbitration award of $875,000 was entered against GES. The arbitration relates to a subcontract entered into between Falcon Oil Services LLC (“Falcon Oil Services”), a company in which Hilal Al Busaidy owns a minority interest, and GES Oman in relation to services GES Oman had contracted to provide to Jannah Hunt in Yemen. Falcon Oil Services abandoned the contract after four days, and claimed a lack of security for delay in GES Oman returning Falcon Oil Services’ equipment. The arbitration award was brought against GES even though GES Oman was party to the original contract. In addition, GES believes that the arbitration should have been brought in Dubai rather than in Oman pursuant to the underlying contract. GES has been awarded a temporary stay on the enforcement of the award by the Omani courts. Mr. Hilal has a minority ownership interest in Falcon Oil Services.

Policies and Procedures for Related Person Transactions

Our Code of Ethics will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the Business Combination is fair to our unaffiliated shareholders from a financial point of view.

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PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of NESR Securities

Our ordinary shares and warrants are currently listed on the NASDAQ Capital Market under the symbols “NESR” and “NESRW,” respectively. Our ordinary shares and warrants each commenced separate public trading on June 5, 2017.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of our ordinary shares and warrants as reported on the NASDAQ for the period June 5, 2017 through March 31, 2018.

	Ordinary Shares		Warrants
Period	Low	High	Low	High
June 5 through June 30, 2017	$9.39	$9.62	$0.38	$0.60
July 1 through September 30, 2017	$9.51	$9.68	$0.40	$0.60
October 1 through December 31, 2017	$9.51	$9.99	$0.43	$0.85
January 1 through March 31, 2018	$9.89	$9.98	$0.77	$1.10
April 1 through June 30, 2018(1)	$9.94	$10.10	$0.71	$1.14

(1)	Through May 4, 2018.

On November 10, 2017, the trading date before the public announcement of the Business Combination, the closing sales price of the Company’s ordinary shares and warrants were $9.79, and $0.59, respectively.

Holders of NESR

As of the date of this proxy statement, there were 2 holders of record of our ordinary shares and 2 holders of record of our warrants.

Dividend Policy of NESR

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial Business Combination. The payment of any cash dividends subsequent to our initial Business Combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our Business Combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Price Range of NPS/GES Securities

Historical market price information regarding each of NPS and GES is not provided because there is no public market for either NPS’ or GES’ capital stock.

Holders of NPS

The following is a chart of ownership of NPS capital stock as of March 31, 2018.

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Abdulaziz Al-Dolaimi	7,158,478
Al Nowais Investments LLC	60,493,559
Arab Petroleum Investments Corporation	83,383,011
Castle SPC Limited	60,493,559
Fahad Abdulla Bindekhayel	14,316,956
OFS Investments Limited	60,493,559
Hana Investments	83,660,878
Total	370,000,000

Dividend Policy of NPS

NPS is a privately held company and does not have a policy of paying regular dividends to its shareholders. In 2017, NPS declared approximately $20 million in dividends to its shareholders. No dividends were declared in 2015 and 2016. In future years subsequent to the Business Combination, NPS intends to establish a policy to fund a portion of the dividend that may be paid to NESR’s public shareholders in line with NESR’s dividend policy. Notwithstanding the foregoing, from time to time there may be certain contractual restrictions on NPS’ ability to pay dividends. For instance, NPS has an existing syndicated loan facility, due in installments through 2025, which restricts NPS ability to pay dividends if certain covenants, which include compliance with financial ratios, are not met. Additionally, NPS also has a bridge loan facility due in August 2018 which does not permit dividend distributions until such bridge loan is fully repaid.

255

Holders of GES

The following is a chart of ownership of GES capital stock as of March 31, 2018.

Mubadarah Investments LLC	293,725
Hilal Al Busaidy	10,250
Yasser Said Al Barami:	10,250
SV3 Holdings Pte LTD	136,500
NESR Holdings Ltd	58,500

Total Outstanding Shares: 500,000

Dividend Policy of GES

GES is a privately held company and did not have a policy of paying regular dividends to its shareholders. In 2017, GES declared approximately $90.2 million dividend to its shareholders. No dividends were declared in 2015 and 2016. In future years subsequent to the Business Combination GES intends to establish a policy to fund a portion of the dividend that may be paid to NESR’s public shareholders in line with NESR’s dividend policy. Notwithstanding the foregoing, from time to time there may be certain contractual restrictions on GES’ ability to pay dividends. For instance, GES has a bank loan facility which includes restrictions on the distribution of dividends unless GES is in compliance with certain financial covenants required by such loan facility.

256

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Representatives of our independent registered public accounting firm, Marcum LLP, will be present at the meeting of the shareholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Our shareholders do not have appraisal rights in connection with the Business Combination under BVI law under the structure as presently contemplated.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017. Upon written or oral request, we will deliver a separate copy of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017 to any shareholder at a shared address to which a single copy of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017 was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of this proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017 may likewise request that we deliver single copies of our proxy statement and the accompanying Annual Report on Form 10-K for the year ended December 31, 2017 in the future. Shareholders may notify us of their requests by calling or writing us at our principal executive offices at 777 Post Oak Blvd., 7th Floor, Houston, Texas 77056.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

Our Board of Directors is aware of no other matter that may be brought before the special meeting in lieu of an annual meeting. Under BVI law, only business that is specified in the notice of special meeting in lieu of an annual meeting shall be transacted at the special meeting in lieu of an annual meeting.

FUTURE SHAREHOLDER PROPOSALS

If you intend to present a proposal at the 2019 annual meeting of shareholders, you must give timely notice thereof in writing to the Company. Our Secretary must receive this notice at the principal executive offices of the Company no earlier than the opening of business on the 120th day before the 2019 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2019 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made by the Company.

If you intend to present a proposal at the 2019 annual meeting, you must comply with the advance notice provisions of our Charter. You may contact our Chief Executive Officer at our principal executive offices for a copy of the relevant charter provisions regarding the requirements for making shareholder proposals and nominating director candidates.

If you intend to have your proposal included in our proxy statement and proxy card for our 2019 annual meeting, the proposal must be received at our principal executive offices within a reasonable time before we begin to print and send our proxy materials for our 2019 annual meeting of shareholders. Shareholder proposals for the 2019 annual meeting must comply with the notice requirements described in this paragraph and the other requirements set forth in SEC Rule 14a-8 to be considered for inclusion in our proxy materials relating to our 2019 annual meeting.

257

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read NESR’s SEC filings, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting in lieu of an annual meeting, you should contact us by telephone or in writing:

Dhiraj Dudeja
Vice President
777 Post Oak Blvd., Suite 730
Houston, Texas 77056
(832) 925-3777

You may also obtain these documents by requesting them in writing or by telephone from NESR’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Tel: (800) 662-5200 (toll-free), or banks and brokers can call collect at (203) 658-9400.

If you are a shareholder of NESR and would like to request documents, please do so by May 11, 2018, one week before the special meeting in lieu of an annual meeting, in order to receive them before the special meeting in lieu of an annual meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to NESR as well as the accompanying Annual Report on Form 10-K for the year ended December 31, 2017 has been supplied by NESR, and all such information relating to Target Companies has been supplied by NPS and GES. Information provided by either NESR or Target Companies does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of NESR for the special meeting in lieu of an annual meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Target Companies that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

National Energy Services Reunited Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of National Energy Services Reunited Corp. and Subsidiary (the “Company”) as of December 31, 2017, the related consolidated statements of operations, shareholders’ equity and cash flows for the period from January 23, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from January 23, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2017 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum llp
We have served as the Company’s auditor since 2017.
New York, NY
March 27, 2018, except for Note 11, as to which the date is May 7, 2018

F-2

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2017

ASSETS
Current Assets
Cash	$741,096
Prepaid expenses	127,420
Total Current Assets	868,516

Cash and marketable securities held in Trust Account	230,554,024
Total Assets	$231,422,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,473,511
Advance from related party	989
Total Current Liabilities	3,474,500

Deferred underwriting fees	9,022,229
Total Liabilities	12,496,729

Commitments

Ordinary shares subject to possible redemption, 16,921,700 shares at redemption value	164,281,449

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—
Ordinary shares, no par value; unlimited shares authorized; 11,730,425 shares issued and outstanding (excluding 16,921,700 shares subject to possible redemption)	57,508,393
Retained earnings	(2,864,031)
Total Shareholders’ Equity	54,644,362
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$231,422,540

The accompanying notes are an integral part of the consolidated financial statements.

F-3

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from January 23, 2017 (inception) through December 31, 2017

Operating costs	$4,214,790
Loss from operations	(4,214,790)

Other income (expense):
Interest income	1,343,523
Change in fair value of deferred underwriting fee liability	10,036
Unrealized loss on marketable securities held in Trust Account	(2,800)
Net loss	$(2,864,031)

Weighted average shares outstanding, basic and diluted (1)	9,552,022

Basic and diluted net loss per ordinary share (2)	$(0.40)

(1)	Excludes an aggregate of up to 16,921,700 shares subject to redemption at December 31, 2017.

(2)	Net loss per ordinary share – basic and diluted excludes interest income attributable to ordinary shares subject to redemption of $986,991 for the period from January 23, 2017 (inception) through December 31, 2017.

The accompanying notes are an integral part of the consolidated financial statements.

F-4

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 23, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Ordinary Shares		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance – January 23, 2017 (Inception)	—	$—	$—	$—

Issuance of Founder Shares to Sponsor	6,037,500	25,000	—	25,000

Forfeiture of Founder Shares	(307,075)	—	—	—

Sale of 22,921,700 Units, net of underwriters discount and offering expenses	22,921,700	215,455,502	—	215,455,502

Sale of 12,618,680 Private Warrants	—	6,309,340	—	6,309,340

Ordinary shares subject to redemption	(16,921,700)	(164,281,449)	—	(164,281,449)

Net loss	—	—	(2,864,031)	(2,864,031)

Balance – December 31, 2017	11,730,425	$57,508,393	$(2,864,031)	$54,644,362

The accompanying notes are an integral part of the consolidated financial statements.

F-5

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 23, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash Flows from Operating Activities:
Net loss	$(2,864,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,339,824)
Change in fair value of deferred underwriting fee liability	(10,036)
Unrealized loss on securities held in Trust Account	2,800
Changes in operating assets and liabilities:
Prepaid expenses	(127,420)
Accrued expenses	3,473,511
Net cash used in operating activities	(865,000)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(229,217,000)
Net cash used in investing activities	(229,217,000)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholder	25,000
Proceeds from sale of Units, net of underwriting discounts paid	225,202,660
Proceeds from sale of Private Warrants	6,309,340
Advances from related party	193,899
Repayment of advances from related party	(192,910)
Proceeds from promissory note – related parties	299,030
Repayment of promissory note – related party	(299,030)
Payment of offering costs	(714,893)
Net cash provided by financing activities	230,823,096

Net Change in Cash	741,096
Cash – Beginning	—
Cash – Ending	$741,096

Non-Cash investing and financing activities:
Deferred underwriting fee payable	$9,032,265
Initial classification of ordinary shares subject to possible redemption	$163,294,405
Change in value of ordinary shares subject to possible redemption	$987,044

The accompanying notes are an integral part of the consolidated financial statements.

F-6

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

National Energy Services Reunited Corp. (the “Company”) is a blank check company formed in the British Virgin Islands on January 23, 2017. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that operate in the energy services industry, with an emphasis on oil and gas services globally.

At December 31, 2017, the Company had not yet commenced operations. All activity through December 31, 2017 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisitions of Gulf Energy S.A.O.C. (“Gulf Energy”) and NPS Holdings, Ltd. (“NPS”), as described in Note 8. The Company has two wholly-owned subsidiaries, National Energy Services Reunited Corporation, which was incorporated in Texas on October 20, 2017, and NESR Limited, which was incorporated in the United Kingdom on October 30, 2017.

The registration statements for the Company’s Initial Public Offering were declared effective on May 11, 2017. On May 17, 2017, the Company consummated the Initial Public Offering of 21,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $210,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 11,850,000 warrants (the “Private Warrants”) at a price of $0.50 per warrant in a private placement to the Company’s sponsor, NESR Holdings Ltd. (the “Sponsor”), generating gross proceeds of $5,925,000, which is described in Note 5.

Following the closing of the Initial Public Offering on May 17, 2017, an amount of $210,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On May 30, 2017, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 1,921,700 Units at $10.00 per Unit and the sale of an additional 768,680 Private Warrants at $0.50 per warrant, generating total gross proceeds of $19,601,340. Following the closing, an additional $19,217,000 of net proceeds ($10.00 per Unit) was placed in the Trust Account, resulting in $229,217,000 ($10.00 per Unit) held in the Trust Account.

Transaction costs amounted to $13,761,498, consisting of $4,014,340 of underwriting fees, $9,032,265 of deferred underwriting fees (see Note 7) and $714,893 of Initial Public Offering costs. As of December 31, 2017, $741,096 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and sale of Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-7

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion and in accordance with applicable laws and regulations. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account, net of taxes payable ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. However, certain investors in the Initial Public Offering holding 6,000,000 Public Shares have agreed that they will hold such Public Shares sold in the Initial Public Offering through the consummation of an initial Business Combination and not seek redemption in connection therewith. As a result, the Company expects to meet the $5,000,001 net tangible asset requirement in order to complete its initial Business Combination.

If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, or if the Company is deemed to be a foreign private issuer (“FPI”) at such time, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other legal reasons, and if the Company will not be an FPI at such time, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 6), and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions in connection with a Business Combination pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to an aggregate of 20% or more of the ordinary shares sold in the Initial Public Offering.

The Company will have until 24 months from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

F-8

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The Initial Shareholders have agreed (i) to waive their liquidation rights with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period, (ii) to waive their redemption rights from the Trust Account with respect to their Founder Shares and Public Shares in connection with the consummation of a Business Combination and (iii) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Shareholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. The underwriters have agreed to waive their rights to deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of December 31, 2017, the Company had $741,096 in its operating bank accounts, $230,554,024 in cash and securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $2,605,984. As of December 31, 2017, approximately $1,337,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. To date, the Company has not withdrawn any interest from the Trust Account.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its sponsors, stockholders, officers, directors, or third parties. The Company’s officers, directors and sponsors may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

None of the sponsors, stockholders, officers or directors, or third parties is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2017.

Cash and marketable securities held in Trust Account

At December 31, 2017, substantially all of the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

F-10

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2017, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $13,761,498 were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2017, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

The provision for income taxes was deemed to be immaterial for the period from January 23, 2017 (inception) through December 31, 2017.

F-11

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Net loss per ordinary share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. Ordinary shares subject to possible redemption at December 31, 2017 have been excluded from the calculation of basic income per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 17,770,190 ordinary shares and (2) 200,717 ordinary shares that may be issued to the underwriters in connection with the deferred fee payable in the calculation of diluted loss per share, since the exercise of the warrants and the issuance of the ordinary shares is contingent upon the occurrence of future events. As a result, diluted income per ordinary share is the same as basic loss per ordinary share for the periods.

Reconciliation of net loss per ordinary share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

For the Period from January 23, 2017 (inception) through December 31, 2017
Net loss	$(2,864,031)
Less: Income attributable to ordinary shares subject to redemption	(986,991)
Adjusted net loss	$(3,851,022)

Weighted average shares outstanding, basic and diluted	9,552,022

Basic and diluted net loss per ordinary share	$(0.40)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-12

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 22,921,700 Units at a purchase price of $10.00 per Unit, inclusive of 1,921,700 Units sold to the underwriters on May 30, 2017 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one ordinary share at an exercise price of $5.75 per half share (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 11,850,000 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $5,925,000. On May 30, 2017, the Company consummated the sale of an additional 768,680 Private Warrants at a price of $0.50 per Private Warrant, which were purchased by the Sponsor, generating gross proceeds of $384,340. The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.

The Private Warrants are identical to the Public Warrants except that the Private Warrants (i) are not redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchaser or their permitted transferees. In addition, the Private Warrants and their component securities may not be transferable, assignable or salable until 30 days after the consummation of a Business Combination, subject to certain limited exceptions.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On February 9, 2017, the Company issued an aggregate of 5,750,000 ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On May 11, 2017, the Company effectuated a 1.05-for-1 subdivision of its ordinary shares, resulting in an aggregate of 6,037,500 ordinary shares being held by the Sponsor (the “Founder Shares”). The 6,037,500 Founder Shares included an aggregate of up to 787,500 ordinary shares which were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on May 30, 2017, 480,425 Founder Shares are no longer subject to forfeiture. The underwriters elected not to exercise the remaining portion of the over-allotment option and, therefore, 307,075 Founder Shares were forfeited.

The Sponsor has agreed that, subject to certain limited exceptions, its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination.

Related Party Advances

During the period from January 23, 2017 (inception) through May 17, 2017, the Sponsor advanced the Company an aggregate of $193,899 for costs associated with the Initial Public Offering and for working capital purposes. The advances are non-interest bearing, unsecured and due on demand. The Company has repaid $192,910 of such advances. Advances amounting to $989 were outstanding as of December 31, 2017.

Promissory Note — Related Party

On February 10, 2017, the Company entered into a promissory note with the Sponsor, whereby the Sponsor agreed to loan the Company up to an aggregate of $300,000 (the “Promissory Note”) to be used in part for expenses incurred in connection with the Initial Public Offering. The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2017 or the closing of the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on May 17, 2017.

F-13

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Administrative Service Fee

The Company entered into an agreement whereby, commencing on May 17, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from January 23, 2017 (inception) through December 31, 2017, the Company incurred $80,000 in fees for these services, which such amounts are included in operating costs in the accompanying consolidated statement of operations and in accrued expenses in the accompanying consolidated balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers, directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Private Warrants at a price of $0.50 per warrant. There were no Working Capital Loans outstanding as of December 31, 2017.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Contingent Transaction Fee Arrangements

The Company entered into a fee arrangement with a service provider pursuant to which certain fees incurred by the Company in connection with a potential Business Combination will be deferred and become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. The terms of the fee arrangement include a fee of $1,500,000 contingent on the consummation of a Business Combination, less expenses incurred, an additional fee of up to $500,000 payable at the sole discretion of the Company and other rights to act as a service provider to the Company in certain future transactions for a 12 month period. As of December 31, 2017, the amount of these contingent fees was approximately $1,382,000. In addition to this fee arrangement, the Company anticipates incurring a significant amount of additional costs to complete the preparation of required securities filings and other costs to consummate the Business Combination. There can be no assurances that the Company will complete a Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on May 11, 2017, the holders of the Founder Shares, Private Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

In connection with the closing of the Initial Public Offering and the over-allotment option, the underwriters were paid a cash underwriting discount of $4,014,340. In addition, the underwriters deferred their fee of up to $9,022,229 until the completion of the initial Business Combination, which amount includes 200,717 ordinary shares (the “Deferred Shares”). The Company determined the fair value of the Deferred Shares to be issued to the underwriters at May 30, 2017 to be $2,007,170, based upon the offering price of the Units of $10.00 per Unit. The fair value of the Deferred Shares at December 31, 2017 was determined to be $1,997,134, based upon the closing price of the Company’s ordinary shares at December 31, 2017. The Company recorded the change in the fair value of the deferred underwriting fee liability of $10,036 for the period from January 23, 2017 (inception) through December 31, 2017 in the accompanying statements of operations.

The ordinary shares to be issued to the underwriters have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these ordinary shares will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

F-14

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 8. GULF ENERGY AND NPS BUSINESS COMBINATION

On November 12, 2017, the Company entered into the following agreements (the “Transactions”) to acquire 100% of the shares of two independent oil field service companies operating in the Middle East and North Africa, Gulf Energy and NPS.

NPS Transaction

Pursuant to a Stock Purchase Agreement with NPS (the “NPS SPA”), the Selling Stockholders (as defined in the NPS SPA) agreed to sell to the Company and Hana Investments Co. WLL (“HIC”) 100% of its outstanding NPS shares in two separate closings. The total consideration to be paid to Selling Stockholders, assuming no NPS Leakage (as defined in the NPS SPA) adjustments, will be $442,800,000 in cash plus 11,318,827 ordinary shares of the Company valued at $10.00 per share. Selling Stockholders have elected to receive a distribution out of certain receivables proceeds from NPS, expected to be paid before the closing, of $48 million (the “Receivable Proceeds”).

First Closing. HIC agreed in the NPS SPA to pay $150 million of the total cash requirements to certain Selling Shareholders in exchange for 83,660,878 shares of NPS. This payment was made on January 14, 2018. The Selling Stockholders mutually agreed on the proportion of cash to be received by each of the Selling Stockholders and on the allocation of the Company’s shares to be received among the Selling Stockholders who remain shareholders in the Company through the closing.

Second Closing. Upon approval by the shareholders of the Company, the Company agrees to buy the remaining outstanding NPS shares by (i) paying the remaining $292,800,000 cash required and (ii) issuing ordinary shares of the Company’s ordinary shares valued at $10.00 per share for the balance of the purchase price, adjusted for any NPS Leakage.

Contemporaneously on the closing date, HIC shall transfer the 83,660,878 NPS shares it acquired from Selling Stockholders to the Company in exchange for the Company’s shares valued at $11.244 per share, which will result in issuance of 13,340,448 of the Company’s shares to HIC. In addition, the Company shall pay HIC an amount of interest accrued from the date of the payment of the $150,000,000 to the Selling Stockholders until the closing date up to $4.7 million in cash or ordinary shares at a value of $11.244 equal to 418,001 ordinary shares.

Earnout Consideration. Potential earn-out mechanisms enable the Selling Stockholders to receive additional consideration after the closing date as follows:

●	Cash Earn-Out: the Company agreed to pay an additional $7,572,444 in cash payable upon renewal of a major customer contract by NPS or its subsidiaries, provided the renewal is on materially the same terms. Such customer contract will not be deemed to be renewed on materially the same terms if some services are excluded or prices are materially reduced from the prior year upon renewal.

●	Equity Stock Earn-Out: Up to 1,671,704 shares of the Company’s stock would be issued to the Selling Stockholders that exchange their shares for the Company’s stock, if the 2018 EBITDA of the Company satisfies scheduled financial thresholds.

●	Second Equity Stock Earn-Out: Up to an additional 1,671,704 shares of the Company’s stock would be issued to the Selling Stockholders if the 2018 EBITDA of the Company satisfies scheduled thresholds higher than first Equity Stock Earn-Out financial thresholds.

The Company is also required to make additional payments for delays in receiving shareholder approval (“Ticker Fee”) to complete the Transactions beyond December 31, 2017 as per the NPS SPA. The amount of the Ticker Fee is being discussed with NPS Selling Stockholders. Pursuant to these discussions, the Selling Shareholders have agreed to waive the Ticker Fee associated with the HIC payment of $150,000,000 which was made on January 14, 2018 to purchase 83,660,878 NPS Shares. For the remaining cash payments, the Company has proposed an 8-week suspension of the Ticker Fee which would postpone its application to start from March 1, 2018. Based on the 8-week suspension, the Ticker Fee is estimated to total $11,200,606 based on completing the Transactions on May 15, 2018. There is no Ticker Fee on the equity portion of the consideration received by the reinvesting Selling Stockholders.

F-15

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Gulf Energy SPA

Pursuant to a Stock Purchase Agreement with Gulf Energy (the “Gulf Energy SPA”), the Company contracted to acquire 61% of the outstanding shares of Gulf Energy for a valuation of $184,800,000 through a stock exchange for the Company’s ordinary shares valued at $10.00 per share, to occur within one year of the signing of the Gulf Energy SPA or at such later time as mutually agreed upon by the parties. The Gulf Energy SPA was entered upon approval by the Company’s Board of Directors subject to approval by the shareholders of the Company authorizing the Transactions. The Gulf Energy SPA provides that the purchase price shall be reduced to the extent that the “Net Debt” in the company (i.e. bank debt less cash) exceeds $47,200,000 at the closing date and to the extent of any Gulf Energy Leakage (as defined in the Gulf Energy SPA). The Gulf Energy SPA contains substantial seller warranties regarding the stock and the financial condition of Gulf Energy.

Contribution Agreement of SV3’s 27.3% Shares

SV3 Holdings, Pte Ltd (“SV3”) and the Company entered into a Contribution Agreement (the “SV3 Contribution Agreement”) to which SV3 agreed to contribute its 27.3% of Gulf Energy shares to the Company in exchange for the Company’s ordinary shares at an agreed valuation of $10.00 per share for the net price paid by SV3 to acquire the Gulf Energy shares, which amounted to 136,500 shares of Gulf Energy stock, or 27.3% of the outstanding stock of Gulf Energy, for $68,250,000.

Minority Interests Acquisitions/ Shares Exchange Agreement

In addition, the Sponsor contracted with Mubadarah Investments LLC (the “Seller”) and National Bank of Oman (“NBO”) to acquire for cash 58,500 shares of Gulf Energy, which is 11.7% of the outstanding stock of Gulf Energy, for a total purchase price of $29,250,000. The Sponsor organized financing of the acquisition of the 11.7% through agreements (“Loan Contracts”) with a series of private investment, private equity lenders (“Investors”). The Sponsor also contracted to acquire 5% of the Gulf Energy shares from NBO for $12.5 million and completed that purchase on or about October 8, 2017.

Each Investor has agreed that the Sponsor can assign the Loan Contracts to the Company if the shareholders of the Company approve the Transactions. Each Investor agreed to accept in repayment of the Loan Contracts either the Company’s ordinary shares at a value of $10.00 per share, payment in cash, or Gulf Energy shares acquired with their respective advances.

The Company executed with the Sponsor a Shares Exchange Agreement pursuant to which, subject to receiving approval by the Company’s shareholders for the Transactions, the Sponsor agreed to assign all 58,500 shares of Gulf Energy acquired to the Company, and the Company will at that time assume the obligation to satisfy the Loan Contracts. Unless any Investor elects not to accept the Company’s shares to satisfy the debt, the Company will issue its ordinary shares to the Investors to satisfy the debt.

The Company’s obligation to perform under all of the Transactions documents is subject to an affirmative vote by a majority of its shareholders to approve the Transactions. The Transactions will qualify as a Business Combination within the Combination Period.

F-16

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Backstop Commitment

The Company is in negotiations to enter into a forward purchase agreement (the “Forward Purchase Agreement”) with parties arranged by MEA Energy Advisory UK, LLP or its affiliates (“Backstop Investor”) to sell the Company’s ordinary shares for a total purchase price of up to $150 million of shares, pursuant to which the Company will draw down a minimum of $70 million in exchange for 7,000,000 shares at $10.00 per share and will have the option to draw up to an additional $80 million in exchange for up to 7,114,906 shares at $11.244 per share, as needed. The funds will be used to replace capital removed by shareholder redemptions, to help fund the cash portion of the consideration to the NPS Selling Stockholders and transaction expenses in the Business Combination, or for other corporate purposes, such that the Company meets its minimum cash requirements immediately following the Business Combination. The Backstop Investor will have no obligation to purchase any of the Company’s ordinary shares until definitive agreements are entered into. The Company expects the definitive terms of the Forward Purchase Agreement to be negotiated and agreed before the Proxy Statement becomes definitive and is mailed to its shareholders. See Note. 11 - Subsequent Events.

NOTE 9. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At December 31, 2017, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2017, there were 11,730,425 ordinary shares issued and outstanding (excluding 16,921,700 ordinary shares subject to possible redemption).

Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, the warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis in the same manner as if the Company called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants):

●	in whole and not in part;
●	at a price of $.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption;
●	if, and only if, the last sale price of the ordinary shares equals or exceeds $21.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement.

F-17

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2017 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$230,554,024
Liabilities:
Deferred underwriting fees	1	$9,022,229

NOTE 11. SUBSEQUENT EVENTS

On April 27, 2018, in connection with its proposed acquisitions of Gulf Energy SAOC and National Petroleum Services (“NPS”) (such acquisitions, the “Business Combination”), National Energy Services Reunited Corp. (the “Company” or “NESR”) entered into a forward purchase agreement (the “Agreement”) with MEA Energy Investment Company 2 Ltd., a Cayman Islands company (the “Investor”).

Pursuant to the Agreement, the Company agreed to sell the Company’s ordinary shares (“Shares”) at the closing of the Business Combination to the Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Investor or its affiliates. The Company agreed to sell Shares for a total price of up to $150 million, consisting of (i) a primary placement, pursuant to which the Company agreed to sell 7,000,000 Shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company will have the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 Shares at $11.244 per share. The proceeds in the secondary placement may be taken, drawing at least $30 million on the first draw and at least $12.5 million in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination.

F-18

Report of Independent Registered Public Accounting Firm

To the stockholders and board of directors

NPS Holdings Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of NPS Holdings Limited (the Company) as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

/s/ KPMG

Mumbai, India

April 2, 2018

F-19

NPS HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(In USD thousands, except share data)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$24,502	$25,534
Short term deposits with bank	3,043	-
Accounts receivable, net of allowance for doubtful accounts of $4,106 and $3,772 as of December 31, 2017 and 2016, respectively	58,174	53,170
Unbilled revenue	24,167	27,731
Service inventories	32,313	24,195
Other receivable	13,430	10,809
Due from related parties	-	1,200
Prepaid expenses	5,268	7,338
Advances to suppliers	958	6,270
Total current assets	161,855	156,247
Property, plant and equipment, net	264,269	259,969
Other assets	11,385	4,472
Intangibles, net	10	293
Goodwill	182,053	181,929
Total assets	$619,572	$602,910
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and other payables	$25,132	$26,640
Accrued expenses	23,324	13,607
Due to related parties	25	-
Short-term debt	8,773	8,655

Employee benefit liability	2,552	2,218
Income taxes payable	2,651	3,083
Total current liabilities	62,457	54,203
Deferred tax liability	1,922	1,324
Long-term debt, net of unamortized debt issuance cost	147,024	149,071
Other liabilities	4,472	4,472
Income taxes payable	3,530	2,396
Long-term employee benefit liability	10,738	9,363
Total liabilities	230,143	220,829

Stockholders’ equity:
Common stock - par value $1; 370,000,000 shares authorized ; 342,250,000 shares issued and outstanding at December 31, 2017 and December 31, 2016	342,250	342,250
Convertible shares	27,750	27,750
Additional paid in capital	3,345	3,345
Retained earnings	18,480	8,814
Accumulated other comprehensive income (loss)	(436)	(391)
Total stockholders’ equity	391,389	381,768
Non-controlling interests	(1,960)	313
Total Stockholders’ equity	389,429	382,081

Total liabilities and stockholders’ equity	$619,572	$602,910
Commitments and contingencies (See Note 12)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

NPS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME

(In USD thousands, except share data)

	Years Ended December 31,
	2017	2016	2015
Revenues, net	$271,324	$224,115	$203,715
Cost of services	200,149	157,382	138,890
Gross profit	71,175	66,733	64,825

Depreciation and amortization expense	607	19,293	23,583
Selling, general and administrative expenses	30,336	25,954	28,911
Property, plant and equipment impairment	-	3,370	-
Total operating costs and expenses	30,943	48,617	52,494
Operating income	40,232	18,116	12,331
Interest expense, net	(6,720)	(5,677)	(4,319)
Other expense, net	(573)	(1,441)	(1,029)
Income before income taxes	32,939	10,998	6,983
Income taxes	4,586	2,648	1,870
Net income	28,353	8,350	5,113

Net loss attributable to noncontrolling interest	(2,273)	(193)	(74)
Net income attributable to stockholders	30,626	8,543	5,187
Earnings (loss) per Common share:
Basic	$0.09	$0.02	$0.02
Diluted	$0.08	$0.02	$0.01
Weighted average number of common shares outstanding:
Basic	342,250,000	340,932,192	333,000,000
Diluted	370,000,000	368,682,192	370,000,000
Cash dividends declared per share	$0.05	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-21

NPS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In USD Thousands)

	Years Ended December 31,
	2017	2016	2015
Net income	$28,353	$8,350	$5,113

Other comprehensive income (loss):
Foreign currency translation adjustments	(45)	1,646	(433)
Comprehensive income	28,308	9,996	4,680

Comprehensive loss attributable to noncontrolling interest	(2,273)	(193)	(74)

Comprehensive income attributable to stockholders	$30,581	$10,189	$4,754

The accompanying notes are an integral part of these consolidated financial statements.

F-22

NPS HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In USD thousands, except share data)

	Shares Outstanding	Common Stock	Redeemable Convertible Shares Outstanding	Redeemable Convertible Shares	Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Loss)	Total Company Stockholders’ Equity	Non- controlling Interests	Total Stockholders’ Equity
Balance at December 31, 2014	333,000,000	$333,000	37,000,000	$37,000	$372	$(1,604)	$(1,739)	$367,029	$335	$367,364
Net income (loss)							5,187	5,187	(74)	5,113
Foreign currency translation adjustment						(433)		(433)		(433)
Stock-based compensation					2,466			2,466		2,466
Stock Options Exercised					135			135		135
Amount of provision for Zakat							39	39		39
Balance at December 31, 2015	333,000,000	$333,000	37,000,000	$37,000	$2,973	$(2,037)	$3,487	$374,423	$261	$374,684

Net Income							8,543	8,543	(193)	8,350
Foreign currency translation adjustment						1,646		1,646		1,646
Disposal of noncontrolling interest							21	21	37	58
Stock-based compensation					372			372		372
Reclassification adjustment								-	-	-
Convertible shares redemption	9,250,000	9,250	(9,250,000)	(9,250)				-		-
Acquisition of NCI							(1,735)	(1,735)	208	(1,527)
Amount of Provision for Zakat							(1,502)	(1,502)		(1,502)
								-
Balance at December 31, 2016	342,250,000	$342,250	27,750,000	$27,750	$3,345	$(391)	$8,814	$381,768	$313	$382,081

Net Income (loss)							30,626	30,626	(2,273)	28,353
Foreign currency translation adjustment						(45)		(45)		(45)
Reclassification adjustment
Dividends							(20,000)	(20,000)		(20,000)
Amount of Provision for Zakat							(960)	(960)		(960)
Balance at December 31, 2017	342,250,000	$342,250	27,750,000	$27,750	$3,345	$(436)	$18,480	$391,389	$(1,960)	$389,429

F-23

NPS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In USD thousands)

	Years Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net Income	$28,353	$8,350	$5,113
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,408	52,388	52,457
Stock compensation	-	372	2,466
Gain on disposal of property, plant and equipment	(228)	(26)	(164)
Impairment of property, plant and equipment	-	3,370	-
Accrued interest on loan	7,835	6,029	5,300
Deferred tax expense	598	(317)	552
Provision for bad debt expense	334	1,071	2,073
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,000)	(7,828)	(10,561)
(Increase) decrease in unbilled revenue	3,564	(7,342)	(4,032)
(Increase) decrease in other receivable	(2,621)	(658)	3,276
(Increase) decrease in advances to suppliers	5,312	2,930	(5,150)
(Increase) decrease in service inventories	(8,118)	(4,147)	(2,045)
(Increase) decrease in prepaid expenses and other assets	2,070	3,528	(2,267)
(Decrease) increase in trade accounts payable	(545)	8,400	691
(Decrease) increase in accrued liabilities	9,717	2,121	(3,790)
Increase (decrease) in related party balances, net	1,225	1,548	1,896
Increase (decrease) in other assets/liabilities, net	2,289	9,107	(7,873)
Net cash provided by operating activities	83,193	78,896	37,942

Cash flows from investing activities:
Purchases of property, plant and equipment	(48,657)	(62,237)	(58,087)
Acquisition of Non-controlling Interest		(1,527)
Acquisition of business, net of cash acquired	(624)	-	-
Proceeds from disposal of property, plant and equipment	282	953	376
Proceeds from disposal of non-controlling interest	-	58
Investment in short term deposits with bank	(3,043)	-
Net cash used in investing activities	(52,042)	(62,753)	(57,711)

Cash flows from financing activities:
Proceeds from (payments against) lines of credit and other debt	118	(10,137)	18,609
Zakat paid	(2,020)	(995)	(939)
Loan processing fee paid	(2,247)	-
Interest paid on borrowings	(7,989)	(5,670)	(5,864)
Proceeds from stock options exercised	-	-	135
Dividend paid	(20,000)	-
Net cash used in financing activities	(32,138)	(16,802)	11,941

Effect of foreign exchange rates on cash	(45)	1,299	48

Increase (decrease) in cash and cash equivalents	(1,032)	640	(7,780)
Cash and cash equivalents at the beginning of year	25,534	24,894	32,674
Cash and cash equivalents at the end of year	$24,502	$25,534	$24,894

Supplemental disclosures of cash flow information:
Cash payments during the year for:
Interest	$7,989	$5,670	$5,864
Income taxes	$3,286	$10,266	$1,305

The accompanying notes are an integral part of these consolidated financial statements.

F-24

NPS HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business Overview

NPS Holdings Limited (“NPS” or the “Company”) was incorporated as a limited liability company under the Companies Law of Dubai International Financial Centre in the United Arab Emirates (“UAE”) on December 5, 2013 as OFS Holdings Limited. The Company changed its name to NPS Holdings Limited on April 17, 2014.

The Company acquired 100% of NPS Bahrain for Oil and Gas Wells Services W.L.L. (“NPS Bahrain”), an entity incorporated in the Kingdom of Bahrain, during 2014. NPS is in the business of drilling oil and gas wells and providing technical services for oil fields.

The Company is a regional provider of products and services to the oil and gas industry in the Middle East, North Africa and Asia Pacific regions. Revenues are primarily derived from services provided during the drilling, completion and production phases of an oil or natural gas well. The Company operates in 12 countries with the majority of the revenues derived from operations in the Kingdom of Saudi Arabia (“KSA” or “Saudi Arabia”), Algeria, Qatar, UAE and Iraq.

2. Summary of Significant Accounting Policies

Basis of presentation and consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying consolidated financial statements include the accounts of NPS and its consolidated subsidiaries. All intercompany accounts, profits and transactions have been eliminated in consolidation. Investments that are not wholly-owned, but where the Company exercises control, are fully consolidated with the equity held by minority owners and their portion of net income (loss) reflected as noncontrolling interests in the accompanying consolidated financial statements, and continue to be consolidated until the date that such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates.

The estimates and underlying assumptions are reviewed regularly. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Cash and cash equivalents

Cash and cash equivalents consists of bank balances and cash on hand that are readily convertible into known amounts of cash and have a maturity of three months or less.

Accounts receivable and allowance for doubtful accounts

Trade accounts receivable are recorded at the invoiced amount. No interest is charged on past-due balances. The Company grants credit to customers based upon an evaluation of each customer’s financial condition. The Company periodically monitors the payment history and ongoing creditworthiness of customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowances management considers historical losses adjusted to take into account current market conditions and the customers’ financial conditions, the amount of receivable in dispute, current receivables ageing and current payment patterns. Significant individual accounts receivable balances and balances which have been outstanding greater than 90 days are reviewed individually for collectability.

F-25

Service inventories

Inventories are held for the purpose of service contracts and are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average cost principle, and includes expenditure incurred in acquiring the inventories. Net realizable value is the estimated selling price less estimated costs of completion and selling expenses incurred in ordinary course of business.

The Company determines reserves for inventory based on historical usage of inventory on-hand, assumptions about future demand and market conditions, and estimates about potential alternative uses, which are limited. The Company’s inventory consists of spare parts, chemicals, and raw materials to support ongoing operations.

Property, plant and equipment

Property, plant and equipment is stated at cost. The cost of ordinary maintenance and repair is charged to operating expense, while replacement of critical components and major improvements that extend the life of the related asset are capitalized. Capital work in progress mainly represents costs incurred on drilling rigs and equipment which are in transit at the reporting date. No depreciation is charged to purchase capital work in progress. Depreciation or amortization of property and equipment is calculated using the straight-line method over the asset’s estimated useful life as follows:

Buildings and leasehold Improvements	5 to 25 years or the estimated lease period, whichever is shorter
Drilling rigs, plant and equipment	3 to 15 years
Furniture and fixtures	5 years
Office equipment and tools	3 to 6 years
Vehicles and cranes	5 to 8 years

Property, plant and equipment is reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate the carrying value of an asset or asset group may not be recoverable. Indicative events or circumstances include, but are not limited to, matters such as a significant decline in market value or a significant change in business climate (“triggering events”). An impairment loss is recognized when the carrying value of an asset exceeds the estimated undiscounted future cash flows from the use of the asset and its eventual disposition.

The amount of impairment loss recognized is the excess of the asset’s carrying value over its fair value. In determining the fair market value of the assets, the Company considers market trends and recent transactions involving sales of similar assets, or when not available, discounted cash flow analysis. Assets to be disposed of are reported at the lower of the carrying value or the fair value less cost to sell. Upon sale or other disposition of an asset, the Company recognizes a gain or loss on disposal measured as the difference between the net carrying value of the asset and the net proceeds received.

Goodwill

Goodwill is the excess cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination.

Goodwill is evaluated for impairment on an annual basis, or more frequently if circumstances require. The Company performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount. If the Company determines, as a result of its qualitative assessment, that it is not more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, no further testing is required. If the Company determines, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, a goodwill impairment assessment is performed using a two-step, fair value-based test. Under the first step, goodwill is reviewed for impairment by comparing the carrying value of the reporting unit’s net assets (including allocated goodwill) to the fair value of the reporting unit. The fair value of the reporting units is determined using a discounted cash flow approach. Determining the fair value of a reporting unit requires judgment and the use of significant estimates and assumptions. Such estimates and assumptions include revenue growth rates, discount rates operating margins, weighted average costs of capital, market share and future market conditions, among others. If the reporting unit’s carrying value is greater than its fair value, a second step is performed whereby the implied fair value of goodwill is estimated by allocating the fair value of the reporting unit in a hypothetical purchase price allocation analysis. If the amount of goodwill resulting from this hypothetical purchase price allocation is less than the carrying value of the reporting unit’s goodwill, the recorded carrying value of goodwill is written down to the implied fair value.

F-26

Intangible assets

The Company’s intangible assets with finite lives consist of customer contracts acquired in connection with the acquisition of PT Tiger Energy Services ROI in 2017 and NPS Bahrain in 2014. The cost of intangible assets with finite lives is amortized over the estimated period of economic benefit, ranging from 1 to 3years. Asset lives are adjusted whenever there is a change in the estimated period of economic benefit. No residual value has been assigned to these intangible assets.

Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. The Company assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows. If the sum of expected future cash flows (undiscounted) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models.

Employee benefits

Short-term employee benefits. Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Long-term employee benefits.

The Company provides defined benefit plan of severance pay to the eligible employees. The severance pay plan provides for a lump sum payment to employees on separation (retirement, resignation, death while in employment or on termination of employment) of an amount based upon the employees last drawn salary and length of service, subject to the completion of minimum service period (1-2 years) and taking into account the provisions of local applicable law or as per employee contract. The Company records annual amounts relating to these long-term employee benefits based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in the statement of income. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as employees render the services necessary to earn these benefits.

Commitments and contingencies

The Company accrues for costs relating to litigation claims and other contingent matters, including liquidated damage liabilities, when such liabilities become probable and reasonably estimable. In circumstances where the most likely outcome of a contingency can be reasonably estimated, the Company accrues a liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than others, the low end of the range is accrued. Such estimates may be based on advice from third parties or on management’s judgment, as appropriate. Revisions to contingent liabilities are reflected in income in the period in which different facts or information become known or circumstances change that affect the Company’s previous judgments with respect to the likelihood or amount of loss. Amounts paid upon the ultimate resolution of contingent liabilities may be materially different from previous estimates and could require adjustments to the estimated reserves to be recognized in the period such new information becomes known.

F-27

Revenue recognition

The Company’s revenues are generated principally from providing services and the related equipment. Revenues are recognized when the services are rendered and collectability is reasonably assured. Revenues from services and equipment are based on fixed or determinable priced purchase orders or contracts with the customer and do not include the right of return. Rates for services and equipment are priced on a per day, per unit of measure, per man hour or similar basis. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income. Services performed but not billed at the end of the reporting period are classified as unbilled revenues. The unbilled revenues for services performed are calculated based on the rates stated in the purchase orders or contracts with the customers. The unbilled revenues are typically billed within one to six months depending on the nature of customer contract.

Income taxes

The Company is based in the Emirate of Dubai (“Dubai”) in the UAE, where no federal taxation exists. Dubai has issued decrees providing for a corporate income tax regime that would theoretically apply to all businesses established in the UAE. However, in practice, these laws have not been applied. The Company has not paid or accounted for any payment of income taxes since its inception. The Company is aware of the risk that the tax decrees may be more generally applied in Dubai in the future and of the remote risk that they may be applied retrospectively. The Company has provided for income taxes based on the tax laws and rates in effect in the foreign countries where the Company operates and earns income. The income taxes in these jurisdictions vary substantially.

The Company recognizes the amount of taxes payable or refundable for the year. In addition, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will not be realized.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets are dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized upon settlement. The Company recognizes interest and penalties related to an underpayment of income taxes, where applicable, in its consolidated statements of operations as a component of income tax expense.

Zakat

Zakat is provided for Saudi Arabian subsidiaries in accordance with Saudi Arabian fiscal regulation. The provision is not charged through consolidated statement of income but instead charged through equity. Zakat is an obligation attributed to the Company’s Saudi shareholders and is computed on the Saudi shareholders’ share of equity or net income using the basis defined under the Zakat regulations.

Stock-based compensation arrangements

The Company recognizes all employee stock-based compensation as a cost in the consolidated financial statements. Equity-classified awards are measured at the grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes option-pricing model and estimates the number of forfeitures expected to occur. The Company’s estimates may be impacted by certain variables including, but not limited to, stock price volatility, employee stock option exercise behaviors, additional stock option grants, estimates of forfeitures, the Company’s performance, and related tax impacts.

F-28

Functional and presentation currency

These consolidated financial statements are presented in US Dollars (“USD”), which is the functional currency of the Company. The majority of the Company’s sales are denominated in USD. Each subsidiary of NPS determines its own functional currency and items included in the financial statements of each subsidiary are measured using that functional currency. These consolidated financial statements are presented in USD, which in the opinion of management is the most appropriate presentation currency of the Company in view of the Company. All financial information presented in USD is rounded to the nearest thousand, unless otherwise indicated.

Transactions in foreign currencies are translated to the respective functional currency of the Company’s subsidiaries at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate as of the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated to the functional currency at the exchange rate when the fair value was determined. Foreign currency differences are generally recognized in profit or loss. Non-monetary items that are measured based on historical cost in a foreign currency are not translated.

The assets and liabilities of entities whose functional currency is not the USD are translated into the USD at the exchange rate as of the reporting date. The income and expenses of such entities are translated into the USD using average exchange rates for the reporting period. Exchange differences on foreign currency translations are recorded in other comprehensive income (loss).

Concentration of credit risk

The Company’s assets that are exposed to concentrations of credit risk consist primarily of cash and receivables from customers. The Company places its cash with financial institutions and limits the amount of credit exposure with any one of them. The Company regularly evaluates the creditworthiness of the issuers in which it invests. The Company minimizes this credit risk by entering into transactions with high-quality counterparties, limiting the exposure to each counterparty and monitoring the financial condition of its counterparties.

Earnings per Common Share

Basic earnings per common share considers the weighted average number of common shares outstanding. Diluted earnings per share considers the outstanding shares utilized in the basic earnings per share calculation as well as the dilutive effect of outstanding equity. The dilutive effect of such equity awards is calculated based on the average share price for each reporting period using the treasury stock method. Common stock equivalents are excluded from the computation of earnings per share if they have an anti-dilutive effect.

Recently Issued Accounting Standards not yet adopted

In May 2017, the FASB issued Accounting Standard Update No. 2017-09 “ Compensation-Stock: Compensation Scope Modification” (“ASU 2017-09”) The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The Company does not expect the adoption of this standard to have an impact on its consolidated financial statements.

F-29

In March 2017, the FASB issued Accounting Standard Update 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”) which amends the presentation of net periodic pension and postretirement benefit cost (“net benefit cost”). The service cost component of net benefit cost will be bifurcated and presented with other employee compensation costs, while other components of net benefit costs will be presented separately outside of income from operations. The standard is required to be applied on a retrospective basis and will be for annual periods beginning after December 15, 2018, and interim periods within the annual periods beginning after December 15, 2019. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standard Update No. 2017-04 “Simplifying the Test for Goodwill” (“ASU 2017-04”). The update amends Accounting Standard Codification No. 350 Intangibles – Goodwill and Other, provides guidance that simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in today’s two-step impairment test under accounting topic 350. The amendments in this update will be applied prospectively and is effective for annual and interim impairment tests performed in periods beginning after December 15, 2021. The Company does not expect the adoption of this standard to have an impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standard Update No. 2017-01, “Clarifying the Definition of a Business”. This standard clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of asset or business. This Update is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019 and should be applied prospectively. Early adoption is allowed for transactions that occurred before the issuance date or effective date of the amendments only when the transaction has not been reported in the financial statements previously issued. The Company does not expect the adoption of this standard to have an impact on its consolidated financial statements.

In August 2016, the FASB issued Accounting Standard Update No. 2016-15 “Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). This update amends Accounting Standard Codification Topic No. 230 “Statement of Cash Flows” and provides guidance and clarification on presentation of certain cash flow issues. ASU No. 2016-15 will be effective for the Company for its fiscal year beginning after December 15, 2018, and for interim periods within those fiscal years beginning after December 15, 2019. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements

In June 2016, the FASB issued Accounting Standard Update No. 2016-13, “Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments”. The new standard amends the impairment model for trade receivables, net investments in leases, debt securities, loans and certain other instruments to utilize an expected loss methodology in place of the currently used incurred loss methodology. This pronouncement is effective for annual periods beginning after December 15, 2020, including interim periods within those annual periods beginning after December 15, 2021. Early adoption will be permitted for annual periods beginning after December 15, 2018. The Company is currently evaluating the provisions of the pronouncement and assessing the impact, if any, on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued Accounting Standard Update No. 2016-09 “Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). This update requires that entities record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. ASU 2016-09 will be effective for the Company for its fiscal year beginning after December 15, 2017 and for interim periods within annual periods beginning after December 15, 2018. The Company currently does not have any open employee share-based payment plans. This will be evaluated if the Company issues a new Plan.

In February 2016, the FASB issued Accounting Standard Update No. 2016-02, “Leases” (“ASU 2016-02”), a new standard on accounting for leases. This update increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. The Company is currently evaluating the provisions of the pronouncement and assessing the impact, if any, on its consolidated financial statements and related disclosures.

F-30

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update No. 2015-17 “Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). This update requires companies to classify all deferred tax assets and liabilities as non-current on its consolidated financial position. The guidance will be effective for the Company for its fiscal year beginning after December 15, 2017 and for interim periods within annual periods beginning after December 15, 2018. Deferred taxes recorded by the Company currently are not material to the consolidated financial statements. Accordingly, the Company does not believe that adoption of this Standard will have a significant impact on the financial statements.

In May 2014, the FASB issued Accounting Standard Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue. This ASU supersedes the revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. This ASU sets forth a five-step model for determining when and how revenue is recognized. Under the model, an entity will be required to recognize revenue to depict the transfer of goods or services to a customer at an amount reflecting the consideration it expects to receive in exchange for those goods or services.

In August 2015, the FASB issued Accounting Standard Update No. 2015-14, “Revenue from Contracts with Customers” (“ASU 2015-14”), which deferred the effective date of ASU 2014-09 for all entities by one year and is effective for the Company’s fiscal year beginning after December 15, 2018 and interim periods with annual reporting beginning after December 15, 2019. ASU 2015-14 permits the use of either the retrospective or cumulative effect transition method.

In March 2016, the FASB issued Accounting Standard Update No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendment provides guidance on whether an entity is a principal or agent when providing services to a customer along with another party.

The Company is currently analyzing the effect of the standard across all of its revenue streams to evaluate the impact of the new standard on revenue contracts and expects to complete its evaluation by third quarter of fiscal 2018.

3. Acquisitions and Investments

Fiscal 2017 acquisition

In June 2017, the Company acquired 100% share capital of PT Tiger Energy Services ROI (“PT Tiger”) an entity incorporated in Indonesia, for total cash consideration of $672 thousand. PT Tiger is a leading provider of wireline logging services to geothermal companies with a part of its services extending to Oil & Gas. The acquisition provide the Company access to local infrastructure and customer base as well as a track record of experience to facilitate growth in this new market

The following table summarizes the determination of the fair value of the assets acquired and liabilities assumed (in USD thousands):

Property, plant and equipment	706
Accounts receivable and other receivables	338
Cash and cash equivalents	48
Trade accounts payable and other payables	(97)
Employee benefit liability	(122)
Long term debt	(354)
Net tangible assets acquired	519
Customer contracts	29
Net assets acquired	548
Consideration transferred	672
Goodwill	124

F-31

Goodwill of $124 thousand consists largely of the synergies and economies of scale expected from combining the operations of NPS and PT Tiger. All of the goodwill was assigned to NPS. None of the goodwill recognized is expected to be deductible for income tax purposes.

Fiscal 2016 Acquisition

In June 2016, the Company acquired all the remaining outstanding shares of National Petroleum Services (“NPS Libya”) from Akam Petroleum Services for $1,527 thousand in cash, increasing its ownership from 50% to 100%.

Pursuant to Accounting Standards Codification (“ASC”) Topic 810 - Consolidation, the increase in the Company’s ownership interest in NPS Libya from 50% to 100% is accounted for as an equity transaction. As a result, the carrying amounts of the controlling and non-controlling interests were adjusted to reflect the changes in their relative interests in NPS Libya. Any difference between the fair value of the consideration transferred and the carrying amount of the non-controlling interest is recognized directly in equity and attributed to the Company. The Company calculated the adjustment to recognize in equity for the difference between the fair value and carrying amount of the non-controlling interest. The carrying amount of NPS Libya’s net assets on the date of acquisition was $208 thousand. As a result, the Company recognized a decrease in equity attributable to equity holders of the Company.

(in USD thousands) 2016

Consideration transferred for acquisition of noncontrolling interest	(1,527)
Value of non-controlling interest	(208)
Adjustment to controlling interest	(1,735)

The Company had no other acquisition activities during 2017 and 2016 either individually or in the aggregate.

4. Accounts receivable

(in USD thousands)
	2017	2016

Trade receivables	54,143	49,220
Others	8,137	7,722
Less: allowance for doubtful accounts	(4,106)	(3,772)
Total	58,174	53,170

Trade receivables relate to sale of our services and products, for which credit is extended based on our evaluation of the customer’s creditworthiness. Allowance for doubtful accounts was $4,106 thousand, and $3,772 thousand, as of December 31, 2017, and 2016, respectively. Movement in allowance for doubtful accounts is as follows (in USD thousands):

F-32

	2017	2016	2015

Allowance for doubtful accounts at January 1	3,772	2,701	628
Add: additional allowance for the year	1,605	1,945	2,453
Less: bad debt expense	(1,271)	(874)	(380)
Allowance for doubtful accounts at December 31	4,106	3,772	2,701

The Company operates in 12 countries and as such, its accounts receivable are spread over many countries and customers. Saudi Arabian Oil Company (“Saudi Aramco”), owned by the government of Saudi Arabia, and Sonatrach, owned by the government of Algeria, represented 38% (32% in 2016 ) and 25% (16% in 2016) of the Company’s accounts receivable balance at December 31, 2017. No other customer accounted for greater than 10% of the Company’s accounts receivable balance. The Company maintains an allowance for uncollectible accounts receivable based on expected collectability and performs ongoing credit evaluations of its customers’ financial condition. If the financial condition of its customers were to deteriorate resulting in an impairment of their ability to make payments, adjustments to the allowance may be required.

5. Service inventories

Service inventories, consisted of the following at December 31, 2017 and 2016 (in USD thousands):

	2017	2016
Spare parts	14,862	12,530
Chemicals	17,963	11,058
Raw materials	204	106
Others	237	815
Total	33,266	24,509
Less: allowance for obsolete and slow moving inventories	(953)	(314)
	32,313	24,195

F-33

6. Property, Plant and Equipment

Property, plant and equipment are presented at cost, net of accumulated depreciation and consist of the following (in USD thousands):

	2017	2016

Buildings and leasehold Improvements	33,127	32,588
Drilling rigs, plant and equipment	409,462	370,278
Furniture and fixtures	2,871	2,623
Office equipment and tools	6,822	6,537
Vehicles and cranes	8,977	8,523
Less: Accumulated depreciation and impairment	(212,023)	(173,927)
Land	9,380	9,380
Capital work in progress	5,653	3,967
Total	264,269	259,969

Depreciation expense recorded as cost of services was $37,801 thousand, $33,095 thousand, and $28,879 thousand as of December 31, 2017, 2016, and 2015, respectively. Depreciation expense recorded as selling, general, and administrative expenses amount to $295 thousand, $884 thousand, and $1,351 as of December 31, 2017, 2016, and 2015, respectively.

2016 annual impairment analysis

During 2016, the Company performed an impairment analysis for drilling rigs in KSA due to change in circumstances which was deemed to be a triggering event and indicated that the carrying value of such rigs may not be recoverable. The extended period of idle time and inability to get new contracts were indications that the rigs may be impaired. The Company lowered its expectations with respect to future activity levels in the contract drilling businesses. For the purpose of impairment testing, the Company performed a Step 1 analysis as required by ASC 360-10-35 to assess the recoverability of long-lived assets within its contract drilling operations. With respect to these assets, future cash flows were estimated over the expected remaining life of the assets, and the Company determined that the carrying values exceeded the expected undiscounted cash flows, of the long-lived assets within the contract drilling operations. Step 2 of the impairment assessment required the Company to compare the carrying value to the fair value of the rigs recognizing impairment for the excess of carrying value over fair value. Based on the analysis, the Company recorded an impairment loss of $3,370 thousand for the year ended December 31, 2016.

2017 annual impairment analysis

During 2017, the Company performed a similar impairment analysis which did not result in any impairment loss being recorded as the expected undiscounted cash flows was higher than the carrying value of the drilling rigs as at December 31, 2017. Included in the 2017 impairment analysis, are Company’s drilling rigs located in Iraq where the Company has used expected probability of the outcome of the contracts which are expected to be announced in 2018. An unfavorable outcome of these tenders may result in the impairment of the drilling rigs located in Iraq. The carrying value of these drilling rigs at December 31, 2017 is $ 14,400 thousand.

7. Intangible Assets

Intangible assets consist of the following (in USD thousands):

	2017	2016
	Customer Contracts	Customer Contracts
Cost:
At the beginning of the year	58,741	58,741
Additions during the year	-	-
Acquisition through business combination	29	-
At 31 December	58,770	58,741

Accumulated amortization
At the beginning of the year	58,448	40,039
Amortized during the year	312	18,409
At 31 December	58,760	58,448

Net carrying amount at December 31	10	293

F-34

As a result of the 2014 acquisition of NPS Bahrain, the Company recorded intangible assets related to customer contracts of NPS Bahrain. These intangible assets were recorded at fair value on the date of acquisition as intangible assets with finite lives and amortized over the estimated period of economic benefit, ranging from 1 to 3 years.

As a result of the 2017 acquisition of PT Tiger Energy Services ROI (“PT Tiger”), customer contracts of $29 thousand were recorded at fair value on the date of acquisition with finite lives and will be amortized over the estimated period of economic benefit ranging from 1 to 3 years.

Amortization expense of $312 thousand, $18,409 thousand, and $22,232 thousand was recorded for the year ended December 31, 2017, 2016, and 2015, respectively under depreciation and amortization expenses. Estimated amortization expense for 2018 is $10 thousand.

Intangible assets impairment

The Company concluded that no triggering events necessitating an impairment assessment of these contract intangibles had occurred in 2017, and 2016.

8. Goodwill

Goodwill of $ 181,929 thousand was recognized in connection with the 2014 acquisition of NPS Bahrain and $ 124 thousand in connection with 2014 acquisition of PT Tiger Energy Services ROI in 2017. Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired. The goodwill is primarily attributable to expected synergies and the assembled workforce, as well as intangible assets which do not qualify for separate recognition. The amount of goodwill that is deductible for income tax purposes is not significant.

2017 & 2016 annual Goodwill impairment analysis

In connection with its annual goodwill impairment assessment as of December 31, 2017 and 2016, the Company determined based on an assessment of qualitative factors that it was more likely than not that the fair values of the operations of NPS Bahrain were greater than its carrying amount, no triggering events occurred, and further testing was not necessary. In making this determination, the Company considered the demand experienced during 2017 for its businesses. The Company also considered the current and expected levels of commodity prices for oil, which influence its overall level of business activity, as well as its operating results for 2017 and forecasted operating results for 2018.

F-35

9. Debt

Long-Term Debt

Debt consists of (in USD thousands):

	December 31,
	2017	2016

$150,000 thousand in senior notes under the Murabaha facility	150,000	150,000
Less: Unamortized debt issuance costs	2,976	929
Long-term debt, net unamortized debt issuance costs and excluding current installments	147,024	149,071

The Company entered into a syndicated Murabaha facility (“the Facility”) for $150 million which was fully drawn by the Company on November 26, 2014. Murabaha is an Islamic financing structure where a set fee is charged rather than interest. This type of loan is legal in Islamic countries as banks are not authorized to charge interest on loans, so banks charge a flat fee for continuing daily operations of the bank in lieu of interest.

The Facility of $150 million is from a syndicate of three commercial banks. The Facility is repayable in semi-annual instalments ranging from $7.5 million to $30 million commencing from May 26, 2017 with the last instalment due on November 26, 2020. The Facility carries a set fee which equals to the stated interest rate of six months LIBOR plus a fixed profit margin of 2.9% per annum. The Facility is secured by pro-rated personal guarantees of two individual shareholders and letters of awareness executed by the corporate shareholders as credit support for the Facility.

Costs incurred to obtain financing are capitalized and amortized using the effective interest method and netted against the carrying amount of the related borrowing. The amortization is recorded in interest expense on the consolidated statements of income / (loss) and was $279 thousand, and $278 thousand for the years ended December 31, 2017 and 2016, respectively.

The Facility contains covenants which, among others, require that certain financial ratios be maintained, which include maintaining a gearing ratio of 1.5:1. The gearing ratio is calculated as all the Company’s debt divided by the Company’s total equity and debt. As of December 31, 2017 and 2016 the Company was in compliance with all its covenants.

On May 28, 2017, the maturity of the Facility (“Amended Facility”) was refinanced to extend the maturity of the agreement. The Amended Facility is repayable in quarterly instalments ranging from $1.076 million to $57.852 million commencing from August 1, 2019 with the last instalment due on May 28, 2025. The Amended Facility carries a stated interest rate of three months LIBOR plus a fixed profit margin of 3.25% per annum. The Amended Facility is secured by pro-rated personal guarantees of one individual shareholder and letters of awareness executed by the corporate shareholders as credit support for the new Amended Facility.

The Company entered in

As noted above, the maturities schedule presented below has been adjusted for the subsequent amendment to the Facility agreement. Scheduled principal payments of debt for years subsequent to 2016 are as follows (in USD thousands):

2018	0
2019	3,218
2020	7,496
2021	11,816
2022	19,313
Thereafter	108,157
$150,000

F-36

Short-term debt

At December 31, 2017, and 2016, short term debt was $8,773 thousand, and $8,655 thousand, respectively. Short term debt represents funded letters of credit at year end which are due to be settled within one year.

10. Fair Value Accounting

Financial instruments comprise of financial assets and financial liabilities. Financial assets consist of receivables, amounts due from related parties, cash and cash equivalents, accounts receivable, unbilled and other receivables. Financial liabilities consist of loans and borrowings, amount due to related parties, bank overdrafts, payables, and accrued expenses and due to related party.

The various inputs used to measure assets at fair value establish a hierarchy that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). The hierarchy consists of three broad levels as follows:

Level 1:	Quoted market prices in active markets for identical assets and liabilities:

Level 2:	Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3:	Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use.

The carrying values of the Company’s cash and cash equivalents, short term deposit, trade receivables and accounts payables, as reflected in the consolidated balance sheets, approximate fair value due to the short-term maturity of these items.

The estimated fair value of the Company’s outstanding debt balances as of December 31, 2017 and 2016 is set forth below (in USD thousands):

	December 31, 2017		December 31, 2016
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Borrowings under Credit Agreement:
Murabaha facility	$150,000	$150,000	$150,000	$150,000
Total debt	$150,000	$150,000	$150,000	$150,000

The carrying value of the balance outstanding under the Facility approximates fair value as this instrument has a market interest rate.

There are no financial assets and liabilities that have been measured at fair values on recurring basis.

As stated in Note 6, the Company has recorded an impairment loss of $3,370 thousand during the years ended December 31, 2016, by reducing the carrying value of the rig to its fair value. The Company used discounted cash flows method to determine the fair value of the rig. The key inputs included a discount rate of 14.95% (level 3, unobservable input) to the projected free cash flows over the remaining useful life of the rig.

F-37

11. Employee benefits

The following tables set out the funded status of the end-of-service indemnities employees receive under one of the five benefit structures the Company and its subsidiaries offer to its employees and the amounts recognized in the Company’s financial statements in fiscal 2017 and 2016. The measurement date used is December 31 of the relevant fiscal year (in USD thousands).

	As of December 31,
	2017	2016
Change in benefit obligations
Benefit obligations at the beginning of the year	11,581	10,319
Actuarial (gain) / loss	811	736
Service cost	1,964	1,762
Interest cost	403	373
Benefits paid	(1,469)	(1,609)
Plan amendments	-	-
Benefit obligations at the end of the year	13,290	11,581
Current benefit obligation	2,552	2,218
Non-current benefit obligation	10,738	9,363
Benefit obligation at the end of the year	13,290	11,581
Change in plan assets
Fair value of plan assets at the beginning of the year	-	-
Employer contributions	1,469	1,313
Benefits paid	(1,469)	(1,313)
Plan assets at the end of the year		-
Unfunded status	(13,290)	(11,581)

Net cost for fiscal 2017, 2016 and 2015 comprises the following components (in USD thousands):

	Year ended December 31,
	2017	2016	2015
Service cost	1,964	1,762	2,219
Interest cost	403	373	349
Expected return on assets	-	-	-
Actuarial (gain) / loss	811	736	178
Net cost	3,178	2,871	2,746

F-38

The weighted-average assumptions used to determine benefit obligations as of December 31, 2017 and 2016 are set out below:

	As of December 31,
	2017	2016
Discount rate	3.25%	3.25%
Rate of increase in compensation levels:	3.00%	3.00%

The weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31, 2017 and 2016 are set out below:

	As of December 31,
	2017	2016
Discount rate	3.00%	3.25%
Rate of increase in compensation levels:	3.00%	3.00%

The Company assesses these assumptions with its projected long-term plans of growth and prevalent industry standards.

The Company has no regulatory requirement to fund these benefits in advance and intends to pay benefits directly as they fall due. The Company has no trustee administrator investing in invest specifically designated instruments. As of December 31, 2017, the Company has no plan assets to invest.

Accumulated benefit obligation was $11,437 thousand and $10,105 thousand as of December 31, 2017 and 2016, respectively.

The following reflect expected future service cost (in USD thousands):

Year ending December 31,
2018	2,778
2019	2,202
2020	2,060
2021	2,392
2022	1,882
Thereafter	7,979

The expected benefits are based on the same assumptions used to measure the company’s benefit obligations as of December 31, 2017.

12. Commitments and Contingencies

Capital expenditure commitments

The Company was committed to incur capital expenditure of $26,197 thousand at December 31, 2017. These commitments are expected to be settled during 2018.

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Operating lease commitments

Future minimum lease commitments under non-cancellable operating leases with initial or remaining terms of one year or more at December 31, are payable as follows (in USD thousands):

2018	5,532
2019	2,113
2020	273
2021	258
2022	120
Thereafter	-
$8,296

Rental expense related to operating leases was $7,800 thousand, $4,100 thousand and $4,800 thousand in 2017, 2016, and 2015, respectively.

As of December 31, 2017 and 2016 the Company has a liability of $4,472 thousand in the balance sheets included in the line item “Other liabilities” reflecting various income tax and other liabilities associated with the 2014 acquisition of NPS Bahrain. These amounts include $1,307 thousand pertaining to potential income tax liability as of December 31, 2017 and 2016. As of December 31, 2017 and 2016, the Company also has a corresponding indemnification asset of $4,472 thousand recorded in the balance sheets included in the line item “Other assets,” reflecting the estimated costs the Company expects the former owner of NPS Bahrain to cover. In 2016, the Company paid $8,193 thousand, and was reimbursed by the former owner of NPS Bahrain, resulting in a reduction of the indemnification asset and liability. No payment or reimbursement occurred during December 31, 2017.

In the normal course of business with customers, vendors and others, the Company has entered into off-balance sheet arrangements, such as surety bonds for performance, and other bank issued guarantees, which totaled $27,900 thousand and $26,700 thousand in 2017 and 2016, respectively. A liability is accrued when a loss is both probable and can be reasonably estimated. None of the off-balance sheet arrangements either has, or is likely to have, a material effect on the consolidated financial statements.

Litigations

The Company is involved in certain legal cases in the normal course of business, the outcome of which is currently, subject to uncertainties and therefore the probability of a loss, if any, being sustained and an estimate of the amount of any loss are difficult to ascertain. Consequently, it is not possible to make a reasonable estimate of the expected financial effect, if any, that will result from ultimate resolution of these disputes. The Company is contesting these claims and disputes, and the Company’s management believes that presently a provision against these potential claims is not required as the ultimate outcome of these disputes would not have a material impact on the Company’s financial position.

F-40

13. Stockholders’ Equity

Common shares

The Company has authorized 370,000,000 shares of $1 par value. The Company’s issued and outstanding shares were 342,250,000 shares and 342,250,000 shares as of December 31, 2017 and 2016, respectively. The Board of Directors in their meeting held on 10 July 2017 declared dividends of $20,000 thousand to shareholders of the Company (2016: nil).

Convertible shares

As part of the Company’s acquisition of NPS Bahrain in 2014, the Company issued 37,000,000 convertible shares to two of NPS Bahrain’s shareholders Mr. Abdulaziz Mubarak Al-Dolaimi and Mr. Fahad Abdulla Bindekhayel (selling shareholders) aggregating to 18,500,000 convertible shares each. These shares were issued to provide security against certain tax and related indemnities given by the selling shareholders (see note 12) at the time of acquisition of NPS Bahrain. The convertible shares have the same rights and rank pari passu with the ordinary shares including the right to participate in any dividend declared for ordinary shares and are valued at $1 per share.

Under the terms of the convertible shares, in the event any indemnity claims are settled by the selling shareholders by providing cash to the Company, an equivalent amount of convertible shares would be converted into common shares. However, in the event the indemnity claims are not settled by the selling shareholders, an equivalent amount of convertible shares will be cancelled by the Company. These convertible shares are equity classified because the conversion to equity shares or the cancellation of the same is at the option of the Company. At the end of the June 2019, unless all indemnity claims are settled to the satisfaction of the Company, half of the convertible shares convert into common shares and the balance on extinguishment of contingencies.

During the year ended December 31, 2016, 9,250,000 redeemable convertible shares were converted into ordinary shares of the Company, when the selling shareholders fulfilled their obligation to repay the amount incurred by the Company upon settlement of the contingency. There were no conversion of shares of the Company during 2017.

14. Share-based compensation

Options

In 2015, as a part of a Long Term Incentive Plan, the Company granted 10 million vested options (co – investment shares) to all its employees. The details of the plan are as under:

-	The employees were required to exercise the option between the periods of November 30, 2015 to December 21, 2015 (first subscription period) or July 1, 2016 to July 31, 2016 (second subscription period);

-	Options not exercised until July 31, 2016 (as mentioned above) would lapse;

-	Exercise price of $1 per co-investment share;

-	The co-investment shares rank pari passu with common shares including rights for dividend distribution, voting etc.; and

-	The shares would have a lock in period of two years from the date of purchase.

The grant date fair value of these options was estimated to be $0.215 per option based on a grant date fair value of $1 per co-investment share and an exercise price of $1. Accordingly, the Company recognized $1,722 thousand of expense in selling, general and administrative for the options for the year ended December 31 2015.

During the year ended December 31, 2015, 135,000 options to purchase co-investment shares were exercised. The remaining 9,865,000 options expired in 2016 since they were not exercised.

F-41

The following summary presents information regarding outstanding options for co-investment shares:

	2017			2016			2015
	Number of Options	Weighted average exercise price	Weighted average contractual term	Number of Options	Weighted average exercise price	Weighted average contractual term	Number of Options	Weighted average exercise price	Weighted average contractual term
Shares under option at beginning of year	-	-		9,865,000	$1.00	0.88 years
Granted							10,000,000	$1.00	0.88 years
Expired				9,865,000	$1.00	0.88 years
Exercised							135,000
Shares under option at end of year	-	-					9,865,000	$1.00

Exercisable at end of year	-	-		-	-		9,865,000	$1.00	0.88 years

Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities within publicly traded shares and the expected term is based on management’s best estimates. The risk-free rate for the expected term of the option is based on 2.2% at the date of the grant.

The grant date fair value of the award is estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average assumptions for the grants are provided in the following table.

2015
Expected Dividend yield	-%
Expected Volatility	55%
Expected Term	0.88 years
Risk free interest rate	2.2%

Since all co-investment options matured on day 1 there are no unvested options.

F-42

Retention shares

Following the acquisition of NPS Bahrain in April 2014, certain employees of the Company were granted 1,487,500 retention shares with a vesting date of July 2015 (743,750 shares) and July 2016 (743,750 shares), under the NPS Executive Incentive Plan. The retention shares vest in two equal annual installments, and the holder has the right to sell the retention shares in case of an IPO or upon change of control.

The retention shares represent a contractual right to receive a payment in an amount equal to the fair value of one share of the Company, and entitle the holder to dividend rights in proportion to the equity interest in the total equity of the Company. No cash payment from the holder are required at the vesting dates nor upon exercise. As the retention shares rank pari passu with the ordinary shares in terms of the economic benefits accruing to the holder of both equity instruments, the grant date fair value of the retention shares was estimated to be the implied fair value of each ordinary share in the Company.

In 2014, the implied fair value of the Company, resulting from the transactions through which NPS Holdings Limited acquired NPS Bahrain, was used to determine a fair value of $1 per ordinary share. The total grant date fair value of retention shares amounted to $1,487,500. The Company has recognized an expense of $0, $742,726 and $371,863 related to these retention shares as of December 31, 2017, 2016, and 2015, respectively. As of December 31, 2016, all retention shares granted have been exercised.

The following summarizes the activity related to the retention shares issued:

	2017		2016		2015
		Weighted-		Weighted-		Weighted-
	Retention	Average		Average		Average
		Grant Date	Retention	Grant Date	Retention	Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value
Non-vested at beginning of year			743,750	$743,750	1,487,500	$1,487,500
Granted			-	-	-	-
Vested			743,750	743,750	743,750	743,750
Cancelled/Forfeited	-	-	-	-	-	-

Non-vested at end of year	-	-	-	-	743,750	$743,750

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15. Income Taxes

The Company operates in 12 countries, where statutory tax rates generally vary from 0% to 35%. The domestic and foreign components of income (loss) before income taxes were as follows (in USD thousands):

	2017	2016	2015
Domestic (United Arab Emirates)		-
Foreign	33,328	10,998	6,983

Total	33,328	10,998	6,983

The components of the income taxes consisted of (in USD thousands):

	2017	2016	2015
Current:
Domestic	-	-	-
Foreign	3,988	2,965	1,318
Total current tax expense	3,988	2,965	1,318

Deferred:
Domestic	-	-	-
Foreign	598	(317)	552

Total deferred tax expense / (benefit)	598	(317)	552

Total income tax expense	4,586	2,648	1,870

Deferred taxes have been recognized for temporary differences that will result in taxes payable or receivable in future years. The components of net deferred tax liability / (asset) are as follows (in USD thousands):

	2017	2016
Current:

Non-current:
Property and Equipment	1,922	1,324
Net operating losses	(750)	(750)
Valuation allowance	750	750

Total deferred tax liability (asset)	1,922	1,324

The above deferred tax asset and valuation allowance is for net operating losses carry forward amounting to $3,752 million for the year ended December 31, 2017 and 2016. These balances will expire over the period 2018 to 2020.

In general, it is the practice and intention of the Company to reinvest the earnings of its non-Dubai subsidiaries in those operations. Generally, such amounts do not become subject to taxation upon the remittance of dividends as the Company is based in the Emirate of Dubai (“Dubai”) in the UAE, where no federal taxation exists.

F-44

Change in net deferred tax liability (asset) was as follows (in USD thousands):

	2017	2016

Beginning Balance	1,324	1,640
Deferred tax expense (benefit) recognized in profit or loss	598	(317)
Other, net		1
Deferred Tax Liability (Asset)	1,922	1,324

Change in income taxes payable was as follows (in USD thousands):

	2017	2016

Beginning Balance	5,479	4,587
Current tax expense	3,988	2,965
Paid during the year	(3,286)	(2,073)
Income taxes payable	6,181	5,479
Disclosed as:
Current	2,651	3,083
Non-current	3,530	2,396

Unrecognized tax benefits

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination based on technical merits. If a tax position meets the more-likely-than not recognition threshold it is then measured to determine the amount of benefits to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company classifies unrecognized tax benefits that are not expected to result in a payment within one year as non-current liabilities in the Consolidated Balance Sheets.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits (in USD thousands):

	2017	2016

Beginning balance	3,703	10,753
Gross increases — tax positions in current period	1,134	1,143
Gross decreases — settlement	-	(8,193)

Ending unrecognized tax benefits	4,837	3,703

The Company classifies interest relating to an underpayment of taxes within Taxes on income (loss) in the Consolidated Statement of Income.

All of the unrecognized tax benefits as of 31 December 2017 and 2016 would favorably affect the annual effective tax rate, if recognized in future periods. The Company recognized $165 thousand, $85, and $0 of interest and penalties for the year ended and as of December 31, 2017, 2016, and 2015 related to an underpayment of income taxes, where applicable, in its consolidated statements of income / (loss) as a component of income tax expense and consolidated statement of balance as a component of income taxes payable. The Company has accrued $250 thousand of interest as of the balance sheet date December 31, 2017. The Company does not anticipate the amount of the unrecognized tax benefits will change significantly over the next twelve months.

The Company is subject to taxation in various jurisdictions. The significant jurisdictions in which the Company’s income tax returns remain open to examination for tax years 2011 to 2017 are KSA, Qatar and Algeria. KSA and Qatar are currently under GCC status and are not liable to income taxes but Zakat tax.

F-45

Income tax rate reconciliation

The difference between the effective tax rate reflected in the provision for income taxes and the United Arab Emirates statutory rate of nil was as follows (in USD thousands):

	Years Ended December 31,
	2017	2016	2015

Income tax expense at statutory tax rates	-	-	-
Foreign tax rate differential	5,329	2,974	3,126
Non-deductible expenses	110	83	429
Effect of tax exemption	(1,189)	(421)	-
Allocation of head office / corporate costs, net of unrecognized tax benefit	161	(174)	18
Gross decrease in unrecognized tax benefit in KSA	-	-	(1,481)
Valuation allowance for deferred tax assets	-	135	(12)

Others	175	51	(210)
Total income tax expense	4,586	2,648	1,870

The foreign tax rate differential relates to differences between the income tax rates in effect in the foreign countries in which the Company operates, which can vary substantially, and the Company’s statutory tax rate of zero.

16. Reportable segments

Operating segments are components of an enterprise where separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company reports segment information based on the “management” approach and its chief operating decision maker is its Chief Executive Officer.

The Company’s services are similar to one another in that they consist of oilfield services and related offerings, whose customers are oil and gas companies. The results of operations of the service offerings are regularly reviewed by the chief operating decision maker for the Company as a whole for the purposes of determining resource and asset allocation and assessing performance. Hence, the Company has determined that it has one single reportable segment.

In accordance with FASB ASC 280 – Segment Reporting, geographical information on revenues and long-lived assets of the operations of the Company are disclosed below (in USD thousands):

Country	Revenues for the year ended December 31,			Long-lived assets for the year ended December 31,
	2017	2016	2015	2017	2016
Saudi Arabia	122,228	114,370	106,151	112,699	108,537
Qatar	41,007	27,196	27,182	25,325	24,533
Algeria	40,757	29,940	17,289	47,153	37,083
UAE	20,042	25,628	27,662	21,770	28,963
Iraq	38,310	12,348	7,281	46,670	39,978
Other foreign countries	8,980	14,633	18,150	10,652	20,875
Total	271,324	224,115	203,715	264,269	259,969

Geographical information on revenue is collated based on individual customers invoiced and is collated based on the physical location of the assets. The Company is domiciled in UAE.

Significant clients:

Revenues from four customers of the Company individually accounted for 45%, 13%, 10% and 9% of the company’s consolidated revenues in the year ended December 31, 2017. These same customers individually accounted 53%, 10%, 10% and 12% of the company’s consolidated revenues in the year ended December 31, 2016 and 47%, 13%, 9% and 8% of the company’s consolidated revenues in the year ended December 31, 2015.

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17. Related party transactions

The Company regularly provides Mr. Abdulaziz Mubarak Al-Dolaimi, a 2.5% shareholder as of December 31, 2017, with interest free short-term advances, payable at the discretion of Mr. Al-Dolaimi.

During 2016, the Company acquired the non-controlling interest in NPS Libya from Akam Petroleum Services for $1,527 thousand in cash (see note 3).

The transactions with related parties are made at mutually agreed terms. Outstanding balances are unsecured, interest free and settlement occurs in cash. For the year ended December 31, 2017, 2016 and 2015, the Company has not recorded any impairment of receivables relating to amounts owed by the related parties. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

The following are the details of significant related party transactions during the year (in USD thousands):

Related party	Nature of transaction	Amount of transaction
		2017	2016	2015
Shareholder
Abdulaziz Mubarak Al- Dolaimi	Funds received on behalf of shareholder	25	-	-
	Expense incurred on behalf of related parties	-	112	915
	Sale of property, plant and equipment	-	-	23
	Short term advance given	-	-	7,361
	Short term advance repaid (with interest)	-	(7,562)	-
	Interest charged on short term advances	-	19	182
	Receipts from related party	(1,200)	(2,748)	(3,027)
Joint venture
Akam Petroleum Services	Consideration for acquisition of non-controlling interest in a subsidiary	-	1,527	-
	Receipts from related party	-	(2,616)	(193)

The following is a summary of balances with related parties as at December 31 (in USD thousands):

Amounts due from/(payable to related parties	2017	2016	2015

Abdulaziz Mubarak Al-Dolaimi	(25)	1,200	11,379

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18. Earnings per Common Share

Basic earnings per common share considers the weighted average number of common shares outstanding. Diluted earnings per share considers the outstanding shares utilized in the basic earnings per share calculation as well as the dilutive effect of outstanding equity. Common stock equivalents are excluded from the computation of earnings per share if they have an anti-dilutive effect.

	Year ended December 31,
	(in USD thousands, except per share data)
	2017	2016	2015
Earnings per common share
Net income attributable to common stockholders	$30,626	$8,543	$5,187
Undistributed earnings allocated to participating securities (1)	(39)	(176)	(66)
Net income allocated to common stockholders	$30,587	$8,367	$5,121
Average common shares issued and outstanding	342,250,000	340,932,192	333,000,000
Earnings per common share	$0.09	$0.02	$0.02

Diluted earnings per common share
Net income attributable to common stockholders	$30,626	$8,543	$5,187
Undistributed earnings allocated to participating securities (1)	(36)	(163)	(60)
Net income allocated to common stockholders	$30,590	$8,380	$5,127
Average common shares issued and outstanding	342,250,000	340,932,192	333,000,000
Dilutive potential common shares	27,750,000	27,750,000	37,000,000
Total diluted average common shares issued and outstanding	370,000,000	368,682,192	370,000,000
Diluted earnings per common share	$0.08	$0.02	$0.01

(1) The Company’s granted retention shares and the co-investment shares which rank pari passu with the ordinary shares in terms of the economic benefits accruing to the holder of the instruments. The undistributed earnings allocated to participating securities is calculated based on the weighted average outstanding retention shares and co-investment shares with dividends participation rights. $20,000 thousand were declared or issued during the year ended December 31, 2017 and 2016, respectively.

19. Business acquisition and Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On November 12, 2017, the Company entered into definitive agreement with National Energy Services Reunited Corp. (“NESR”) to effect a merger pursuant to which the Company will become a wholly-owned legal subsidiary of NESR. NESR will acquire the Company in two separate closings, in exchange for cash consideration of $443,000 thousand and the issuance of 11,318,827 NESR ordinary shares, valued at $10.00 per share. Potential earn-out mechanisms enable the Company’s shareholders to receive additional consideration after the NESR Closing Date, based on the financial results of the Company in 2018. NESR is subject to certain penalties for delays in receiving shareholder approval to complete the transaction. The transaction is subject to NESR’s stockholder approval and other customary closing conditions.

F-48

Independent Auditors’ Report

The Board of Directors
Gulf Energy Company SAOC:

We have audited the accompanying consolidated financial statements of Gulf Energy Company SAOC, which comprise the consolidated statements of financial position as of December 31, 2017 and 2016, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the three years ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gulf Energy Company SAOC as of December 31, 2017 and 2016 and their consolidated financial performance and their consolidated cash flows for the three years ended December 31, 2017 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG

Mumbai, India

April 2, 2018

F-49

GULF ENERGY COMPANY SAOC
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
as of December 31

		2017	2016
	Notes	RO	RO
ASSETS
Non-current assets
Property, plant and equipment	4	40,156,365	45,196,664
Intangible assets and Goodwill	5	10,442	37,242
Capital work in progress	8	619,740	1,580,580
Deferred tax asset	21	171,379	-
Investments in joint venture and associate	6	1,618,160	1,239,828
Trade receivables, non-current	9	-	92,732
Amounts due from related parties	22	-	10,194,756
Total non-current assets		42,576,086	58,341,802

Current assets
Inventories	7	10,934,286	11,435,407
Trade and other receivables	9	32,883,898	49,002,152
Amounts due from related parties	22	421,948	9,407,524
Cash and cash equivalents	10	2,597,832	2,109,330
Total current assets		46,837,964	71,954,413
Total assets		89,414,050	130,296,215

EQUITY:
Share capital	15	500,000	500,000
Legal reserve	15	852,043	827,043
Retained earnings		28,940,235	51,352,239
Shareholder’s contribution	15	10,235,089	4,057,390
Equity attributable to the Shareholders of the Company		40,527,367	56,736,672
Non-controlling interest	25	2,109,780	10,548,407
Total equity		42,637,147	67,285,079
LIABILITIES:
Non-current liabilities
Subordinated loans from related parties	22	171,000	1,673,160
Loans and borrowings	11	917,061	13,905,559
Finance lease liabilities	12	16,952	87,992
End of service benefits	13	604,385	525,740
Deferred tax liabilities	21	-	266,564
Amounts due to related parties	22	-	400,000
Total non-current liabilities		1,709,398	16,859,015

Current liabilities
Short term bank borrowings	11	2,451,380	3,809,360
Loans and borrowings	11	17,878,738	8,405,632
Finance lease liabilities	12	72,837	96,822
Trade and other payables	14	18,428,579	27,957,240
Amounts due to related parties	22	2,933,140	3,069,422
Income tax payable	21	3,302,831	2,813,645
Total current liabilities		45,067,505	46,152,121
Total liabilities		46,776,903	63,011,136
Total equity and liabilities		89,414,050	130,296,215

The accompanying notes form an integral part of these consolidated financial statements.

F-50

GULF ENERGY COMPANY SAOC
CONSOLIDATED STATEMENT OF PROFIT AND LOSS AND
OTHER COMPREHENSIVE INCOME
for the year ended December 31

		2017	2016	2015
	Notes	RO	RO	RO
Revenue	16	71,733,523	79,601,144	81,283,894
Direct costs	17	(20,901,708)	(26,585,671)	(28,893,577)
Staff costs	18	(19,869,243)	(19,897,718)	(20,993,730)
Depreciation and amortization	4,5&19	(8,545,564)	(9,959,269)	(9,216,848)
Gross profit		22,417,008	23,158,486	22,179,739
Administrative and general expense	19	(6,721,974)	(8,070,951)	(7,545,108)
Impairment of intangible assets	5	-	(803,727)	-
Finance cost	20	(1,487,436)	(1,465,787)	(1,691,607)
Finance income		619,261	550,476	306,925
Other income	26	1,621,333	1,232,743	903,930
Share of profit/ (loss) of equity-accounted investee, net of tax	6	378,332	(76,179)	(174,057)
Profit before taxation		16,826,524	14,525,061	13,979,822
Income tax expense	21	(2,820,955)	(2,214,302)	(1,882,372)
Net profit and total comprehensive income for the year		14,005,569	12,310,759	12,097,450

Net profit and total comprehensive income attributable to:
Shareholders of the Company		12,347,996	10,387,869	10,420,334
Non-controlling interest	25	1,657,573	1,922,890	1,677,116
Net profit and total comprehensive income for the year		14,005,569	12,310,759	12,097,450

The accompanying notes form an integral part of these consolidated financial statements.

F-51

GULF ENERGY COMPANY SAOC
CONSOLIDATED STATEMENT OF CASH FLOWS
for the year ended December 31

	2017	2016	2015
	RO	RO	RO
Profit before tax	16,826,524	14,525,061	13,979,822
Adjustments for:
Depreciation and amortization	9,008,869	10,430,533	9,596,438
Impairment of intangible assets	-	803,727	-
Interest expense – net	868,175	915,311	1,384,680
End of service benefits	140,121	153,310	91,281
Share of (profit)/loss of equity-accounted investee, net of tax	(378,332)	76,179	174,057
(Profit)/ loss on disposal of property, plant and equipment	(1,071,457)	119,971	(399,586)
Provision for old and slow moving inventory	-	337,533	519,181
Provision for doubtful debts	-	513,171	45,682
Changes in working capital
Inventories	501,121	(1,157,057)	(2,338,126)
Trade and other receivables	(5,924,979)	(7,338,644)	(5,219,554)
Trade and other payables	(9,754,602)	(2,336,154)	1,945,905
Cash generated from operating activities	10,215,440	17,042,940	19,779,781
End of service benefits paid	(61,476)	(55,627)	(102,018)
Interest paid	(868,175)	(915,311)	(1,384,680)
Taxes paid	(2,769,711)	(1,982,720)	(1,283,930)
Net cash generated from operating activities	6,516,078	14,089,282	17,009,152
Investing activities:
Purchase of property, plant and equipment (including CWIP)	(3,686,111)	(5,035,137)	(16,228,632)
Proceeds from sale of property, plant and equipment	1,810,165	891,405	603,522
Acquisition of non-controlling interests	(3,746,239)	-	-
Payment for acquisition of subordinated loan	(1,502,160)	-	-
Acquisition of a subsidiary	6,907	-	-
Net cash used in investing activities	(7,117,438)	(4,143,732)	(15,625,110)
Financing activities:
Repayment of finance lease liabilities	(95,025)	(100,183)	(115,046)
Repayment of related parties balances	6,058,259	(5,730,140)	(3,745,273)
Repayment of borrowings	(10,558,900)	(12,922,590)	(26,730,246)
Bank borrowings availed during the year	7,043,508	7,884,075	32,168,207
Net movement in short term bank borrowings	780,200	(927,432)	(1,596,553)
Net cash used in financing activities	3,228,042	(11,796,270)	(18,910)
Net change in cash and cash equivalents	2,626,682	(1,850,720)	1,365,132
Cash and cash equivalents at beginning of the year	(124,030)	1,726,690	361,558
Cash and cash equivalents at the end of the year	2,502,652	(124,030)	1,726,690

The accompanying notes form an integral part of these consolidated financial statements.

F-52

GULF ENERGY COMPANY SAOC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
as of December 31

	Share capital RO	Legal reserve RO	Retained earnings RO	Shareholder’s contribution RO	Total equity attributable to the equity holders of the Company RO	Non- controlling interest RO	Total RO

January 1, 2017	500,000	827,043	51,352,239	4,057,390	56,736,672	10,548,407	67,285,079
Net profit and total comprehensive income for the year	-	-	12,347,996	-	12,347,996	1,657,573	14,005,569
Transfer to legal reserve	-	25,000	(25,000)	-	-	-	-
Dividend	-	-	(34,735,000)	-	(34,735,000)	(172,263)	(34,907,263)
Acquisition of non-controlling interest	-	-	-	6,177,699	6,177,699	(9,923,937)	(3,746,238)
December 31, 2017	500,000	852,043	28,940,235	10,235,089	40,527,367	2,109,780	42,637,147
January 1, 2016	500,000	740,170	41,051,244	4,057,390	46,348,803	8,625,517	54,974,321
Net profit and total comprehensive income for the year	-	-	10,387,869	-	10,387,869	1,922,890	12,310,759
Transfer to legal reserve	-	86,873	(86,873)	-	-	-	-
December 31, 2016	500,000	827,043	51,352,239	4,057,390	56,736,672	10,548,407	67,285,079
January 1, 2015	500,000	734,290	30,636,790	4,057,390	35,928,469	6,948,401	42,876,870
Net profit and total comprehensive income for the year	-	-	10,420,334	-	10,420,334	1,677,116	12,097,450
Transfer to legal reserve	-	5,880	(5,880)	-	-	-	-
December 31, 2015	500,000	740,170	41,051,244	4,057,390	46,348,803	8,625,517	54,974,321

The accompanying notes form an integral part of these consolidated financial statements.

F-53

1.	Legal status and principal activities

Gulf Energy Company SAOC (“the Company”) (“GES SAOC”) was incorporated in the Sultanate of Oman as a limited liability Company on May 31, 2005. On June 20, 2013, the Company became a closed Omani joint stock company.

The business activities of the Company and its subsidiaries (together referred to as “the Group”) include providing drilling equipment on rental and related services, providing well engineering services and directional drilling services and import and sale of oilfield equipment and rendering of specialized services to oil companies. Mubadarah Investment LLC (“Mubadarah”) is the Parent Company (“the Parent Company”) which holds 56.90% (2016: 90.90%) shares in the Company. Refer to Note 27.

The Group operates in the Sultanate of Oman, Kuwait, Algeria, Yemen, and the Kingdom of Saudi Arabia (“KSA”) and consists of the twelve companies which are incorporated in the Sultanate of Oman.

This consolidation incorporates the following subsidiaries in which the Group has a controlling interest:

Name of the Subsidiaries	Country of registration	2017 Holding	2016 Holding
		%	%
Sino Gulf Energy Enterprises LLC (“SGEE”)	Oman	95	51
Integrated Petroleum Services Company LLC (“IPS”)	Oman	97	97
Intelligent Drilling Services LLC (“IDS”)	Oman	99	99
Well Solutions Services LLC (“WSS”)	Oman	99.99	99.99
Well Maintenance Services LLC (“WMS”)	Oman	99.99	99.99
Fishing and Remedial Expert Enterprises LLC (“FREE”)	Oman	99	99
Gulf Drilling Fluid Technology LLC (“GDFT”)	Oman	99	99
Gulf Energy Services LLC (“GES”)	Oman	99	99
Kuwait Gulf Petroleum services LLC	Kuwait	95	95
Midwest Oilfields Services LLC (“Midwest”)	Oman	99.99	82
Makamen Petroleum LLC (“MP”)	Oman	75	-

Integrated Petroleum Services LLC has a subsidiary Benon Oil Services LLC registered in Oman.

Gulf Energy Services LLC has a subsidiary, Tamkeen Fracking LLC registered in Oman. Furthermore, Gulf Energy Services LLC also has branches in Kingdom Of Saudi Arabia, Yemen, Algeria and Kuwait.

The following are the entities where the Company has significant influence:

		Percentage of Share capital	Share capital held	Share capital paid up
Company	Activity	held	RO	RO

Joint Venture
Senergy Gulf Solutions LLC	Services ancillary to oil and gas extraction	50%	75,000	75,000
Associate
Tasneea Oil and	Fabrication, maintenance and
Gas Technology	overhaul of oilfield equipment	20%	1,539,388	1,539,388
LLC

F-54

2.	Basis of preparation

a) Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Group’s accounting policies have been applied consistently to all periods presented within the consolidated financial statements. The consolidated financial statements correspond to the classification provision contained within IAS 1 (revised) presentation of financial position. These items are disaggregated separately in the notes to the consolidated financial statements, where applicable. These consolidated financial statements were authorized for issue by the Board of Directors on April 2, 2018.

b) Basis of measurement

The consolidated financial statements are prepared on an accrual basis under the historical cost convention.

c) Functional and presentation currency

These consolidated financial statements are presented in Rial Omani (“RO”) as the reporting currency. The Group’s functional currency is US Dollars (“USD”). The conversion rate of 1 USD: 0.385 RO is used for transaction purposes as the movement of RO is fixed to the USD.

d) Use of estimates and judgments

The preparation of consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates

In the process of applying the Group’s accounting policies, management has made the following estimates, which have the most significant effect on the amounts recognized in these consolidated financial statements.

Impairment of trade receivables

An estimate on the collectability of accounts receivable is made when collection of the full amount is no longer probable. For individually significant amounts, this estimation is performed on an individual basis. Amounts which are not individually significant, but which are past due, are assessed collectively and a provision applied according to the length of the past due.

Impairment of inventories

Inventories are held at the lower of cost or net realizable value. When inventories become old or obsolete, an estimate is made for their net realizable value. For individually significant amounts this estimation is performed on an individual basis. Items which are not individually significant, but which are old or obsolete, are assessed collectively and a provision applied according to the inventory type and the degree of aging or obsolescence, based on anticipated selling prices.

Impairment of property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment in value. The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. If any such indication exists and where the carrying values exceed the estimated recoverable amount, the assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

F-55

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear. In the ordinary course of business, management reviews the residual value and useful lives annually and future depreciation charge would be adjusted where the management believes the useful lives differ from previous estimates.

Impairment testing of goodwill

The Group determines whether goodwill is impaired, at least on an annual basis. This requires an estimation of the value in use of cash generating unit to which the goodwill is allocated. Estimating the value in use requires the Group to make an estimate of the expected future cash flows from the cash generating unit and also to choose a suitable discount rate in order to calculate the present value of those cash flows.

Business combination

In accounting for business combinations, judgement is required in identifying whether an identifiable intangible asset is to be recorded separately from goodwill. Additionally, estimating the acquisition date fair value of the identifiable assets acquired and liabilities assumed involves management judgment. These measurements are based on information available at the acquisition date and are based on expectations and assumptions that have been deemed reasonable by the management. Changes in these judgements, estimates and assumptions can materially affect the results of operations.

Provision for income taxes and deferred tax

The Group is subject to income taxes in various jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax payments based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Deferred tax assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies.

3. Significant accounting policies

The principal accounting policies followed by the Group in preparation of its consolidated financial statements are summarized below.

Basis of consolidation

Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

F-56

Intercompany transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated.

When the Group ceases to have control or significant influence, the retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognized in the consolidated statement of profit and loss. The fair value is the initial carrying amount for the purposes of subsequent accounting for the retained interest as an associate, joint venture or financial asset.

In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.

Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling interests in the acquiree. Acquisition-related costs are expensed as incurred and included in administrative expenses.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances, and pertinent conditions as of the acquisition date.

Contingent consideration, resulting from business combinations, is valued at fair value at the acquisition date as part of the business combination. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IAS 39, Financial Instruments: Recognition and Measurement, is measured at fair value with the changes in fair value recognized in the statement of consolidated profit or loss. Goodwill acquired in a business combination is initially measured at cost being the excess of the cost of the business combination over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities. Following initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is reviewed for impairment, annually, or more frequently if events or changes in circumstances indicate that the carrying value may be impaired.

For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets and liabilities of the Group are assigned to those units or groups of units. Each unit or group of units to which the goodwill is so allocated represents the lowest level within the Group at which the goodwill is monitored for internal management purposes.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units), to which the goodwill relates. Where the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, an impairment loss is recognized. Where goodwill forms part of a cash-generating unit (group of cash-generating units) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Non-controlling interests

Non-controlling interests in the net assets (excluding goodwill) of consolidated subsidiaries are identified separately from the Group’s equity. The interest of non-controlling shareholders may be initially measured either at fair value or at the non-controlling interest’s proportionate share of the fair value of the acquiree’s identifiable net assets. The choice of measurement basis is made on an acquisition to acquisition basis. Subsequent to acquisition, the carrying amount of non-controlling interest is the amount of those interests at initial recognition plus the non-controlling interest’s share of subsequent changes in equity. Changes in Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

Total comprehensive income is attributed to non-controlling interests even if it results in the non-controlling interest having a deficit balance.

F-57

Associates

Associates are entities over which the Group has significant influence, but not control or joint control over the financial or operating policies. Investments in associates are accounted for using the equity method of accounting and are initially recognized at cost, which includes transaction costs. The Group’s investment in associates (net of any accumulated impairment loss) includes goodwill identified on acquisition, if any.

The Group’s share of its associates post-acquisition profits or losses is recognized in the consolidated statement of profit and loss, and its share of post-acquisition movements in reserves is recognized in equity. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

Unrealized gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the associates. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Jointly controlled entities

The Group’s investment in jointly controlled entity is accounted for under the equity method of accounting. A joint venture is a contractual arrangement whereby two or more parties undertake an economic activity that is subject to joint control, and a jointly controlled entity is a joint venture that involves the establishment of a separate entity in which each venture has an interest.

Under the equity method, the investment in the joint venture is carried in the consolidated statement of financial position at cost plus post- acquisition changes in the Group’s share of net assets of the joint venture. Goodwill relating to a joint venture is included in the carrying amount of the investment.

After application of the equity method, the Group determines whether it is necessary to recognize any additional impairment loss with respect to the Group’s net investment in the joint venture.

The consolidated statement of profit and loss reflects the share of the results of operations of the joint venture. Where there has been a change recognized directly in the equity of the joint venture, the Group recognizes its share of any changes and discloses this, when applicable, in the consolidated statement of changes in equity.

Property, plant and equipment

Owned assets

Property, plant and equipment are carried at cost less accumulated depreciation and impairment losses, if any. The cost of property, plant and equipment is their purchase price together with any incidental expenses.

Subsequent expenditure

Expenditure incurred to replace a component of an item of property, plant and equipment that is accounted for separately including major inspection and overhaul expenditure, is capitalized. Other subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the item of property, plant and equipment. All other expenditure is recognized in the consolidated statement of profit and loss as an expense as incurred.

Operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating lease are recognized in the consolidated statement of profit and loss on a straight-line basis over the period of the lease.

F-58

Depreciation

Depreciation is charged to the consolidated statement of comprehensive income on a straight line basis over the estimated useful lives of items of property plant and equipment from the date of capitalization. Land is not depreciated. The estimated useful lives of the assets are as follows:

Building	5 to 20 years
Leasehold improvements	5 to 20 years or the estimated period of lease whichever is shorter
Machinery and equipment	2 to 10 years
Motor vehicles	3 to 6.25 years
Office furniture, fixture and equipment	3 to 6.66 years
Drilling equipment and tools	5 to 10 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

Where the carrying amount of an asset is greater than its estimated recoverable amount it is written down immediately to its recoverable amount.

When assets are sold or disposed of, the gross carrying amount and accumulated depreciation are derecognized, and any gain or loss on the sale or disposal is recognized in the consolidated statement of profit and loss.

Deposits and advances paid towards the acquisition of property, plant and equipment outstanding as of each reporting date and the cost of property, plant and equipment not available for use before such date are disclosed under capital work- in-progress.

Intangible assets

Intangible asset with finite useful lives are measured at cost less accumulated amortization and any accumulated impairment losses. Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure on internally generated goodwill and brands is recognized in consolidated statement of profit and loss as incurred.

Amortization is calculated to write off the cost of intangible assets less their estimated useful lives using the straight line method over their estimated useful lives and is generally recognized in the consolidated statement of profit and loss. The estimated useful lives are 3 to 5 years. Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted, if appropriate.

Inventories

Inventories are stated at the lower of cost and net realizable value. The cost of inventories is determined on the weighted average cost and includes expenditure incurred in acquiring the inventories and bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of selling expenses.

Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of debtors. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade debtors are impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognized in the consolidated statement of profit or loss under ‘administrative and general expenses’.

F-59

Cash and cash equivalents

In the consolidated statement of cash flows, cash and cash equivalents consist of cash and bank balances and short-term deposits with an original maturity date of three months or less from the date of placement, net of bank overdraft. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose of the consolidated statement of cash flows.

Trade and other payables

Trade and other payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

Liabilities are recognized for amounts to be paid for goods and services received, whether or not billed to the Group.

Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost, any difference between the proceeds (net of transaction cost) and the redemption value is recognized in the consolidated statement of profit and loss over the period of the borrowings using the effective interest method.

Provisions

A provision is recognized in the consolidated statement of financial position when the Group has a legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risk and uncertainty surrounding the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

Employee benefits

The Group provides defined benefit plan of severance pay to the eligible employees. The severance pay plan provides for a lump sum payment to employees on separation (retirement, resignation, death while in employment or on termination of employment) of an amount based upon the employees last drawn salary and length of service, subject to the completion of minimum service period (1-2 years) and taking into account the provisions of local applicable law or as per employee contract. The Group records annual amounts relating to these long-term employee benefits based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Group reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in the consolidated statement of comprehensive income. The Group believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as employees render the services necessary to earn these benefits. Contributions to a defined contribution retirement plan and occupational hazard insurance for Omani employees in accordance with the Omani Social Insurances Law are recognized as an expense in the consolidated statement of profit or loss and other comprehensive income as incurred.

Revenue

Revenue associated with the rental of tools and equipment is recorded on the basis of daily hire rates applicable under the relevant agreement on a straight line basis.

Revenue from services represents the invoice value of services rendered to the customers less any discounts and allowances. Revenue is recognized when the services are rendered and collectability is reasonably assured. Billing is done based on contractual terms upon approval of services having been rendered at the site and confirmation of the billable amount by the customer. Services performed but not billed at the end of the reporting period are classified as unbilled revenues. Unbilled revenue is generally invoiced within a period of 60-90 days of the service being rendered.

F-60

Revenue from sale of tools and equipment is recognized in the consolidated statement of profit or loss when the significant risks and rewards associated with the ownership of the goods have been transferred to the buyer.

Revenue is recognized provided that revenue and cost can be measured reliably, the recovery of the consideration is probable and there is no continuing management involvement with the goods.

Volume discount

Volume discount is paid to the customers on the basis of Annual Gross Revenue (as approved by the customer) threshold as defined in the agreement entered into with respective customers. Annual Gross Revenue is the sum of all charges invoiced by the Group less third party services, if any and is netted against revenue.

Finance income and expense

Finance expenses

Finance expenses comprise interest cost on borrowings. Borrowing costs that are not directly attributable to an acquisition/ construction of qualifying asset are capitalized until the time all substantial activities necessary to prepare the qualifying assets for their intended use are complete. A qualifying asset is one that necessarily takes substantial period of time to get ready for its intended use/ sale. All other borrowing cost not eligible for capitalization are recognized in the consolidated statement of profit and loss using the effective interest method.

Finance and other income

Finance and other income comprises interest income on deposits and dividend income. Interest income is recognized using the effective interest method. Dividend income is recognized when the right to receive payment is established.

Income tax

Income tax on the profit for the year comprises current and deferred tax.

Current tax is recognized in the consolidated statement of profit or loss and other comprehensive income and is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is set-up for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the reporting date. Deferred tax is not recognized on temporary differences relating to the initial recognition of goodwill.

Finance leases

Finance leases, which transfer to the Group substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased asset or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged in the consolidated statement of profit and loss.

Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset and the lease term. Lease payments due within one year are disclosed as current liabilities.

Foreign currency transactions and balances

Transactions in foreign currencies of the Group entities are converted to local currency at the rate of exchange ruling at the date of the transaction. At the reporting date, foreign currency monetary assets and liabilities are converted at the year end exchange rates. All resulting exchange differences arising on settlement or re-statement are recognized in the consolidated statement of profit and loss for the year.

Dividend distribution

Dividends are recognized as a liability in the year in which the dividends are approved by the Company’s shareholders. Dividends for the year that are approved after the statement of financial position date are dealt with as an event after the reporting date.

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Cash flows

Cash flows are reported using the indirect method, whereby net profits before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, investing and financing activities of the Group are segregated.

Impairment

(i) Financial assets

A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset. An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount, and the present value of estimated future cash flows discounted at the original effective interest rate.

An impairment loss in respect of investment in an unlisted equity security is calculated as the difference between its carrying amount, and the present value of estimated future cash flows discounted at the original effective interest rate.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk.

All impairment losses are recognized in consolidated statement of profit or loss.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized. For financial assets measured at amortized cost, the reversal is recognized in the consolidated statement of profit or loss.

(ii) Non-financial assets

The carrying amounts of the Group’s non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indications exist then the asset’s recoverable amount is estimated.

An impairment loss is recognized if the carrying amount of an asset or cash generating unit is more than its recoverable amount. Recoverable amount is the higher of value in use and its fair value less costs to sell. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Adoption of new and revised International Financial Reporting Standards (“IFRS”)

For the year ended December 31, 2017, the Group has adopted the following new and revised standards and interpretations issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRIC) of the IASB that are relevant to its operations and effective for periods beginning on January 1, 2017.

● Disclosure initiative (Amendments to IAS 7)

● Recognition of deferred tax assets for unrealized losses (Amendments to IAS 12)

The adoption of these standards and interpretations has not resulted in changes to the Group’s accounting policies and has not affected the amounts reported for the current and prior periods.

Standards, amendments and interpretations issued that are not yet effective

A number of new relevant standards, amendments to standards and interpretations are not yet effective for the year ended December 31, 2017 and have not been applied in preparing these consolidated financial statements. None of these are expected to have significant effect on the consolidated financial statements of the Group, with the exception of:

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IFRS 9: Financial Instruments

In July 2014, the IASB completed its project to replace IAS 39, Financial Instruments: Recognition and Measurement by publishing the final version of IFRS 9: Financial Instruments. IFRS 9 introduces a single approach for the classification and measurement of financial assets according to their cash flow characteristics and the business model they are managed in, and provides a new impairment model based on expected credit losses. IFRS 9 also includes new guidance regarding the application of hedge accounting to better reflect an entity’s risk management activities especially with regard to managing nonfinancial risks. The new standard is effective for annual reporting periods beginning on or after January 1, 2018, while early application is permitted. The following is a summary of some of the significant items that are likely to be important in understanding the impact and the affected areas of the implementation of IFRS 9.

(i)	Classification and measurement – Financial Assets

IFRS 9 contains a new classification and measurement approach for financial assets that reflects the business model in which assets are managed and their cash flow characteristics. IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit or loss (FVTPL). The standard eliminates the existing IAS 39 categories of held to maturity, loans and receivables and available for sale.

Depending on the respective underlying business model, the new rules in relation to the classification of financial assets will not give rise to changes in measurement and presentation. The measurement of financial instruments – trade receivables and bank balances will continue to be measured under amortized cost method.

(ii)	Impairment – Financial assets

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ (ECL) model. This requires considerable judgment about how changes in economic factors affect ECLs, which will be determined on a probability-weighted basis. The new impairment model applies to financial assets measured at amortized cost or FVOCI, except for investments in equity instruments.

Under IFRS 9, loss allowances will be measured on either of the following bases:

● 12-month ECLs: these are ECLs that result from possible default events within 12 months after the reporting date; and

● Lifetime ECLs: these are ECLs that result from all possible defaults events over the expected life of a financial instrument.

The estimated ECLs will be calculated based on the actual credit loss experience over the past years while considering the customer type/payment records and Grouped based on past due status. Historical default percentages which will be derived from historical data will be adjusted for forward looking information which is important for the Group to understand what actually drives the levels of default over the expected lives of the receivables.

The new rules regarding the accounting of impairment losses will lead to expected losses having to be expensed earlier in some cases. Application of the simplified approach for financial assets and impairment losses on the trade receivable to be recognized for the first time as of January 1, 2018 in accordance with IFRS 9, will lead to a change in impairment losses.

(iii)	Classification and measurement – Financial liabilities

IFRS 9 largely retains the existing requirements in IAS 39 for the classification of financial liabilities. However, under IAS 39 all fair value changes of liabilities designated as FVTPL are recognized in profit or loss, whereas under IFRS 9 these fair value changes are generally presented as follows:

● the amount of change in the fair value that is attributable to changes in the credit risk of the liability is presented in OCI; and

●the remaining amount of change in the fair value is presented in profit or loss.

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(vi) Disclosure and transition requirements

IFRS 9 will require extensive new disclosures, in particular about credit risk and ECLs. The Group’s assessment includes an analysis to identify data gaps against current processes. The Group is in preliminary stages of implementing the system and controls changes that it believes will be necessary to capture the required data. The Group will apply IFRS 9 from the period beginning January 1, 2018 and will not restate the prior periods. The differences between previous carrying amounts and those determined under IFRS 9 at the date of initial application will generally be recognized in retained earnings as at January 1, 2018.

IFRS 15: Revenue from contracts with customers

IFRS 15 supersedes all existing revenue requirements in IFRS (IAS 11 Construction Contracts, IAS 18 Revenue and related interpretations). According to the new standard, revenue is recognized to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. IFRS 15 establishes a five step model that will apply to revenue earned from a contract with a customer (with limited exceptions), regardless of the type of revenue transaction or the industry. Extensive disclosures will be required, including disaggregation of total revenue; information about performance obligation; changes in contract asset and liability account balances between periods and key judgments and estimates. The standard permits the use of either the retrospective or cumulative effect transition method. In September 2015, the IASB issued an amendment to IFRS 15, deferring the adoption of the standard to periods beginning on or after January 1, 2018. In preparation to adopt IFRS 15, the Group has considered the following:

(i)	Sale of tools, equipment and other products

Revenue will be recognized when a customer obtains control of the goods. If the customer controls all of the work in progress as the products are being manufactured, the revenue from these contracts will be recognized as the products are being manufactured.

(ii)	Service income

Performance obligations in respect of service income includes use of equipment and manpower to complete the jobs such as cementing, coil tubing & stimulation and drilling. Each service component i.e. renting of equipment and manpower may be considered as distinct as the customer can benefit from each on its own. The Group will have to allocate the transaction price based on relative stand-alone selling prices or cost plus margin method, as applicable. Currently, all the component is considered as one composite service. Accordingly, the Group is not allocating revenue to all the performance obligations in a job.

(i)	Disclosure in transition requirements

The presentation and disclosure requirements in IFRS 15 are more detailed than under current IFRS. The presentation requirements represent a significant change from current practice and significantly increases the volume of disclosures required in the Group’s financial statements. Many of the disclosure requirements in IFRS 15 are new and as per the Group’s initial assessment, impact of these disclosure requirements will not be significant.

The Group plans to adopt IFRS 15 using the cumulative effect method, with effect of initially applying this standard recognized at the date of initial application (i.e. January 1, 2018). As a result, the Group will not apply the requirements of IFRS 15 to the comparative period presented.

The Group is in the process of completing the IFRS 15 assessment.

IFRS 16 – Leases

On January 13, 2016, the International Accounting Standards Board issued the final version of IFRS 16, Leases. IFRS 16 will replace the existing leases Standard, IAS 17 Leases, and related interpretations. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. The Standard also contains enhanced disclosure requirements for lessees. The effective date for adoption of IFRS 16 is annual periods beginning on or after January 1, 2019, though early adoption is permitted for companies applying IFRS 15 Revenue from Contracts with Customers. The Group is currently assessing the impact of adopting IFRS 16 on the Group’s consolidated financial statements.

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4. Property, plant and equipment

Details of movements on property, plant and equipment are set out below:

	Building	Land	Leasehold improvements	Machinery and equipment	Motor vehicles	Office furniture, fixture and equipment	Drilling equipment and tools	Total
	RO	RO	RO	RO	RO	RO	RO	RO
Cost
January 1, 2017	6,754,670	437,500	-	38,634,642	4,385,369	1,557,472	42,628,929	94,398,582
Additions during the year	829,519	-	98,902	1,310,945	99,667	90,297	2,236,540	4,665,870
Acquisition through business combination	-	-	-	12,806	-	5,611	399	18,816
Disposals	-	-	-	(843,517)	-	(20,901)	(986,324)	(1,850,742)
December 31, 2017	7,584,189	437,500	98,902	39,114,876	4,485,036	1,632,479	43,879,544	97,232,526

Depreciation
January 1, 2017	1,732,708	-	-	21,138,997	3,867,740	811,999	21,650,474	49,201,918
Charge for the year	398,393	-	3,439	3,719,432	415,979	339,749	4,101,140	8,978,132
Acquisition through business combination	-	-	-	7,297	-	656	192	8,145
Disposals	-	-	-	(694,389)	-	(14,759)	(402,886)	(1,112,034)
December 31, 2017	2,131,101	-	3,439	24,171,337	4,283,719	1,137,645	25,348,920	57,076,161

Net book value
December 31, 2017	5,453,088	437,500	95,463	14,943,539	201,317	494,834	18,530,624	40,156,365

December 31,2016	5,021,962	437,500	-	17,495,645	517,629	745,473	20,978,455	45,196,664

4. Property, plant and equipment (continued)

	Building	Land	Leasehold improvements	Machinery and equipment	Motor vehicles	Office furniture, fixture and equipment	Drilling equipment and tools	Total
	RO	RO	RO	RO	RO	RO	RO	RO
Cost
January 1, 2016	6,538,170	437,500	112,363	38,274,939	4,327,538	1,919,674	40,700,915	92,311,099
Additions during the year	209,000	-	-	1,184,013	139,094	128,145	4,841,943	6,502,195
Adjustments	7,500	-	-	(112,787)	105,287	-	-	-
Disposals	-	-	(112,363)	(711,523)	(186,550)	(490,347)	(2,913,929)	(4,414,712)
December 31, 2016	6,754,670	437,500	-	38,634,642	4,385,369	1,557,472	42,628,929	94,398,582

Depreciation
January 1, 2016	1,394,050	-	55,124	17,186,819	3,374,700	885,541	18,106,632	41,002,866
Charge for the year	337,905	-	16,854	4,390,547	584,668	360,283	4,403,427	10,093,684
Adjustments	753	-	-	(94,356)	93,603	-	-	-
Disposals	-	-	(71,978)	(344,013)	(185,231)	(433,825)	(859,585)	(1,894,632)
December 31, 2016	1,732,708	-	-	21,138,997	3,867,740	811,999	21,650,474	49,201,918

Net book value
December 31, 2016	5,021,962	437,500	-	17,495,645	517,629	745,473	20,978,455	45,196,664

Net book value December 31, 2015	5,144,120	437,500	57,239	21,088,120	952,838	1,034,133	22,594,283	51,308,233

i.	Land was held in the name of Hilal Bin Hamed Saif Al Busaidi and Yasser Said Ahmed Al Barami, two of the Company’s shareholders who held it on behalf of the Company. However, during the current year, on August 30, 2017, the title of the land has been transferred in the name of the Company.

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5. Intangible assets & goodwill

a)       Intangible assets

		2017 RO				2016 RO
	Software	Customer relationships	Brands	Total	Software	Customer relationships	Brands	Total
Cost
January 1	336,659	673,635	217,076	1,227,370	372,657	673,635	361,793	1,408,085
Additions during the year	111	-	-	111	8,129	-	-	8,129
Acquisition through business combination	9,664	-	-	9,664	-	-	-	-
Write-off during the year	-	-	-	-	(44,127)	-	-	(44,127)
Impairment	-	-	-	-	-	-	(144,717)	(144,717)
December 31	346,434	673,635	217,076	1,237,145	336,659	673,635	217,076	1,227,370

Amortization
January 1	299,417	673,635	217,076	1,190,128	303,114	449,090	144,717	896,921
Charge for the year	30,737	-	-	30,737	39,945	224,545	72,359	336,849
Acquisition through business combination	5,838	-	-	5,838	-	-	-	-
Write-off during the year	-	-	-	-	(43,642)	-	-	(43,642)
December 31	335,992	673,635	217,076	1,226,703	299,417	673,635	217,076	1,190,128

Net book value
December 31	10,442	-	-	10,442	37,242	-	-	37,242

Consequent to the acquisition of 82% shareholding in Midwest Oilfields Services LLC (“Midwest”) during 2014, the Company recorded customer relationships and brands aggregating to RO 673,635 and RO 361,793 respectively. The intangibles which have a finite useful lives are amortized using straight line method over the estimated period of economic benefit ranging from three to five years. As at December 31, 2016 the Group has recorded 100% impairment of the balance carrying value of the Brand related intangibles along with the carrying value of the Goodwill recorded on the above mentioned acquisition (refer note below).

b)        Goodwill

	2017	2016
	RO	RO
	Goodwill	Goodwill

January 1	-	659,010
Additions	-	-
Impairment	-	(659,010)
December 31	-	-

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The goodwill was recognized in connection with the Midwest acquisition during the year ended December 31, 2014.

During 2016, the Company performed an impairment review for Goodwill recognized on acquisition of Midwest due to loss of a major customer contract which was deemed to be a triggering event and indicated that the carrying value of Goodwill may not be recoverable. The Company’s inability to get new contracts were indications that the Goodwill may be impaired. The Company lowered its expectations with respect to future activity levels in the contract drilling business. For the purpose of impairment testing, the Company performed an internal valuation to assess the recoverability of its Goodwill on a discounted cash flow model.

As a result of the assessments made, the Company recorded an impairment of 100% of the Goodwill amounting to RO 659,010 in December 31, 2016. No impairment loss was recognized as of December 31, 2015. The total amount of impairment of goodwill and intangible assets recognized in 2017 is RO 0, in 2016 RO 803,727 and in 2015 RO 0.

6. Investments in a joint venture and an associate

	2017	2016	2015
	RO	RO	RO

Cost of investment	1,614,388	1,614,388	1,614,388
Share of post-acquisition accumulated profits/(losses)	3,772	(374,560)	(298,381)
Share of net assets	1,618,160	1,239,828	1,316,007
Movement in investment in joint venture and associate is as follows:
January 1	1,239,828	1,316,007	1,490,064
Share of profit / (loss) for the year	378,332	(76,179)	(174,057)
December 31	1,618,160	1,239,828	1,316,007

Investment in joint venture relates to Senergy Gulf Solutions LLC (“Senergy Gulf”), a company incorporated during 2014 and jointly owned by Gulf Energy Company SAOC and Senergy (GB) Limited, a company registered in Aberdeen, Scotland.

Investment in associate relates to the Company’s 20% ownership interest in Tasneea Oil and Gas Technology LLC (“Tasneea Oil”). The Company acquired 20% ownership interest in Tasneea Oil from Mubadarah in 2014 for a purchase consideration of RO 1,539,388.

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Summarized financial information in respect of the joint venture and an associate as at December 31, 2017 is set out below:

	Senergy Gulf	Tasneea Oil
% of holdings	50%	20%

Total assets	183,790	4,508,397
Total liabilities	(4,675)	(4,708,338)
Net assets/ (liabilities)	179,115	(199,941)
Revenue	-	3,260,324
(Loss) / profit	(847)	1,893,780
Group’s share of net assets/ (liabilities)	89,558	(39,988)
Group’s share of (loss) / profit	(424)	378,756

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Summarized financial information in respect of the joint venture and an associate as at December 31, 2016 is set out below:

	Senergy	Tasneea Oil
	Gulf	and Gas
	Solution	Technology
	LLC	LLC
% of holdings	50%	20%

Total assets	184,650	5,035,360
Total liabilities	(4,688)	(7,085,450)
Net assets/ (liabilities)	179,962	(2,050,090)
Revenue	-	3,155,653
Loss	(4,662)	(369,240)
Group’s share of net assets / (liabilities)	89,981	(410,018)
Group’s share of loss	(2,331)	(73,848)

Summarized financial information in respect of the joint venture and an associate as at December 31, 2015 is set out below:

	Senergy	Tasneea Oil
	Gulf	and Gas
	Solution	Technology
	LLC	LLC
% of holdings	50%	20%

Total assets	195,812	3,489,798
Total liabilities	(11,188)	(5,170,648)
Net assets/ (liabilities)	184,624	(1,680,850)
Revenue	-	2,102,477
Loss	(59,745)	(720,924)
Group’s share of net assets / (liabilities)	92,312	(336,170)
Group’s share of loss	(29,873)	(144,185)

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Acquisitions

a) Acquisition of NCI – Midwest Oilfield Services LLC

In June 2017, the Group acquired an additional 17.99% interest in an existing subsidiary Midwest Oilfield Services LLC, increasing its ownership from 82% to 99.99%.

The following table summarizes the effect of changes in the Company’s ownership interest in Midwest Oilfield Services LLC:

Amounts in RO
Carrying amount of NCI acquired	180,338
Consideration paid	(1)
Increase in owner equity attributable to the Shareholders of the Company (transferred to shareholder’s contribution)	180,337

b) Acquisition of NCI - Sino Gulf Energy Enterprises LLC

During October 2017, the Group acquired an additional 44% interest in Sino Gulf Energy Enterprises LLC, increasing its ownership interest from 51% to 95%.

The following table summarizes the effect of changes in the Group’s ownership interest in Sino Gulf Energy Enterprises LLC.

Amounts in RO
Carrying amount of NCI acquired	9,743,601
Consideration paid	(3,746,239)
Increase in owner equity attributable to the Shareholders of the Company (transferred to shareholder’s contribution)	5,997,362

7. Inventories

	2017	2016
	RO	RO
Chemicals and other finished products	1,372,471	1,553,506
Consumables	4,257,223	4,825,444
Spares	5,843,779	5,913,171
Provision for old and slow moving inventory	(539,187)	(856,714)
	10,934,286	11,435,407

8. Capital work in progress

	2017	2016
	RO	RO
Capital work in progress	619,740	1,580,580

Capital work in progress at December 31, 2017, mainly represents the ongoing building extension work conducted at Nizwa Industrial Estate.

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9. Trade and other receivables

	2017	2016
	RO	RO
Total Trade receivables(1)	11,668,035	28,914,830
Less: Long-term retentions receivable	-	(92,732)
Trade receivables, current	11,668,035	28,822,098
Less: Allowance for doubtful debts	(457,521)	(457,521)
	11,210,514	28,364,577
Unbilled revenue	17,132,262	14,922,482
Prepayments and other receivables(2)	4,541,122	5,715,093
	32,883,898	49,002,152

(1)	Included in the trade receivables is a balance of RO 4.8 million (USD 12.5 Million) due from the same customer whose receivable balance was assigned to Mubadarah (refer to note 15). Further, on March 23, 2018, Mubadarah, the Parent Company entered into an agreement with the Company wherein it agreed to:

●	guarantee the payment of the amounts due from the customer to the Company for an amount equal to the lesser off (a) RO 2.3 million (US$ 6 million), or (b) any unpaid balance of the receivable from the customer (the “Guaranteed Amount”); and

●	remit to the Company amounts it receives against Mubadarah’s outstanding receivable balance from the customer, until both the Guaranteed Amount and the remaining RO 2.5 million (US$ 6.5 million) owed by the customer to the Company has been paid.

(2)	Including advances to key management personnel amounting to RO 1,739,875 as at 31 December 2017 (31 December 2016: RO 1,859,031). Also refer to note 22.

10. Cash and cash equivalents

Cash and cash equivalents for the purpose of the consolidated statement of cash flows include:

	2017	2016
	RO	RO

Cash and cash equivalents- consolidated statement of financial position	2,597,832	2,109,330
Bank overdraft *	(95,180)	(2,233,360)
Cash and cash equivalents – consolidated statement of cash flows	2,502,652	(124,030)

* Refer to note 11 for securities and covenants against the Group’s bank borrowings. Call accounts carry interest at 0.1% per month (2016: 0.1% per month).

11. Loans and borrowings

(A) Bank loans	2017	2016
	RO	RO

Non-current liabilities
Secured bank loans	917,061	14,116,666
Less: unamortized transaction cost	-	(211,107)
(a)	917,061	13,905,559

Current liabilities
Secured bank loans	16,805,959	5,133,333
Loan against trust receipts (STL)	1,229,985	3,272,299
Less: unamortized transaction costs	(157,206)	-
(b)	17,878,738	8,405,632
(c) = (a) + (b)	18,795,799	22,311,191

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(i) New term loan:

In November 2015, the Group had re-financed all its existing bank term loans with National Bank of Oman for a single term loan of RO 23.10 million (“the new term loan”) (“Tranche A”). As on December 31, 2017, the outstanding amount on this new term loan (“Tranche A”) was RO 14.12 million (December 31, 2016: RO 19.2 million). The loan will mature in 2020.

The new term loan carries interest at the rate of LIBOR + 3.50% per annum and is repayable with quarterly installments, starting 6 months from the drawdown in 18 equal instalments until July 2020.

During the current year, new term loan (“Tranche B”) was availed by the Company to the extent of RO 1.96 million which was outstanding at the year end. The “Tranche B” loan is repayable in equal quarterly installments starting 18 months from the first drawdown until June 2022.

The new term loan (“Tranche A and Tranche B”) contain covenants which among others, require certain financial ratios to be maintained which include maintaining a minimum debt service coverage ratio of 1.25.

Working capital funded facilities including overdraft, bill discounting and loan against trust receipts facility carry an interest equal to US Dollar LIBOR for the applicable interest period, plus a margin of 3.50% per annum.

The new term loan (“Tranche A and Tranche B”) and the working capital facility which includes overdraft, letters of credit and trust receipts etc. are secured by:

i) First priority assignment of all existing contracts and of new contracts financed by the facilities;

ii) First priority commercial charge over;

●	the existing fixed assets of the Company and each of the operating companies in the Group

●	new equipment acquired by the Company and the operating companies in the Group

iii) Assignment of insurance policies covering above assets;

iv) Joint and several corporate guarantees of the Guarantors; and

v) Subordination of any shareholder loans to the Company and/or the operating companies in the Group.

As of December 31, 2017, the Company was in compliance with its financial covenants except for the covenant relating to the consolidated net worth of the Group. As per the terms of the bank facility letter, any breach of a financial covenant, is considered to be an event of default and the borrowings need to be treated as repayable on demand. As a result, long-term portion of all the borrowings from the concerned bank amounting to RO 10.5 million has been classified as part of current borrowings as at December 31, 2017. However, subsequent to the year end, the bank has issued a formal letter waiving off this breach of covenant as at December 2017 and post year-end the Group’s facilities from the aforementioned bank continue uninterrupted as per the repayment plan outlined in the facility letter. As of December 31, 2016 the Company was in compliance with all its covenants.

(ii) Other term loan:

The Group has also availed a term loan to the extent of RO 1.7 million during the current year. This balance is repayable with nine quarterly installment starting seven months from the first drawdown until December 2019 and carries interest at the rate 3 months / 6 months LIBOR + 4% per annum.

This loan is secured mainly by assignment of project contract proceeds, assignment of insurance proceeds and first exclusive charge over project assets, among others.

This other term loan has covenants which among others, certain financial ratios to be maintained including maintaining a minimum debt service coverage ratio of 1.25.

(B) Bank borrowings

	2017	2016
	RO	RO

Bank overdraft	95,180	2,233,360
Short term credit facility	2,356,200	1,576,000
Total bank borrowings	2,451,380	3,809,360

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12. Finance lease liabilities

	2017	2016
	RO	RO
Future minimum lease payments:
No later than 1 year	76,570	106,089
Later than 1 year and no later than 5 years	17,126	91,742
	93,696	197,831
Interest:
No later than one year	(174)	(3,753)
Later than one year and no later than 5 years	(3,733)	(9,264)
Present value of finance lease liabilities	89,789	184,814

The present value of finance lease liabilities is as follows:
No later than 1 year	72,837	96,822
Later than 1 year and no later than 5 years	16,952	87,992
	89,789	184,814

13. End of service benefits

Provisions were established for gratuity benefits provided to the Group’s expat employees in Oman, KSA, and Kuwait. The net liability was accounted for as follows:

	2017	2016
	RO	RO
January 1	525,740	428,055
Charge for the year	140,121	153,310
Paid during the year	(61,476)	(55,625)
December 31	604,385	525,740

Net benefit expense (included in the staff cost) is recognized in consolidated profit or loss for fiscal 2016 and 2017 comprises the following components:

	As of December 31,
	2017	2016
	RO	RO
Change in benefit obligations
Benefit obligations at the beginning of the year	525,740	428,055
Actuarial loss/(gain)	2,450	(1,082)
Service cost	119,704	154,547
Interest cost	17,967	1,318
Benefits paid	(61,476)	(57,098)
Plan amendments	-	-
Effect of exchange rate changes	-	-
Benefit obligations at the end of the year	604,385	525,740

Change in plan assets
Fair value of plan assets at the beginning of the year	-	-
Actual return on plan assets	-	-
Employer contributions	61,476	57,098
Benefits paid	(61,476)	(57,098)
Effect of exchange rate changes	-	-
Plan assets at the end of the year	-	-
Funded status	(604,385)	(525,740)
Prepaid benefit	-	-

F-73

Net cost for fiscal years 2017, 2016 and 2015 comprises the following components:

	2017 RO	2016 RO	2015 RO
Service cost	119,704	154,547	91,182
Interest cost	17,967	1,318	552
Expected return on assets	-	-	-
Actuarial loss/(gain)	2,450	(1,082)	(453)
Plan amendments	-	-	-
Net cost	140,121	154,783	91,281

The principal assumptions used to determine benefit obligations as of December 31, 2017, 2016 and 2015 are set out below:

	As of December 31,
	2017	2016	2015
Discount rate	3.25%	3.50%	3.50%
Future salary increases:
2018 / 2017	0.5%	1.5%	1.5%
2019 / 2018	1.0%	0.5%	0.5%
Thereafter	0.5% to 4%	0.5% to 4%	0.5% to 4%
Termination rate:
2018 - 2017	10%	20%	20%
Thereafter	10%	10%	10%
Retirement age	60	60	60

Sensitivity: If the future salary growth was adjusted by 0.5% in 2017, the liability would have decreased/ increased by RO 21,793 (2016: decreased/ increased by RO 16,246, 2015: decreased/ increased by RO 17,121).

The Group assesses these assumptions with its projected long-term plans of growth and prevalent industry standards. The sensitivity analysis above have been determined based on a method that extrapolates the impact on the benefit obligation as a result of reasonable changes in key assumptions occurring at the end of the reporting period. The sensitivity analysis is based on a change in a significant assumption, keeping all other assumptions constant. The sensitivity analysis may not be representative of an actual change in the benefit obligation as it is unlikely that changes in assumptions would occur in isolation of one another.

The Group has no regulatory requirement to fund these benefits in advance and intends to pay benefits directly as they fall due. The Group has no trustee administrator investing in specifically designated instruments. As of December 31, 2017, the Group has no plan assets to invest.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending December 31,	(RO)
2018	100,719
2019	79,968
2020	90,678
2021	110,283
2022	88,812
2023-2027	676,286

The expected benefits are based on the same assumptions used to measure the Group’s benefit obligations as of December 31, 2017. The Group expects to contribute approximately RO 100,719 as direct payment of benefits during fiscal year 2018.

F-74

14. Trade and other payables

	2017	2016
	RO	RO

Trade payables	7,972,509	10,165,828
Accruals and other payables	10,456,070	17,791,412
	18,428,579	27,957,240

15. Share capital and reserves

Share capital

The Company’s authorized, issued and fully paid up share capital comprises RO 500,000 consisting of 500,000 ordinary shares of RO 1 each (2016: RO 500,000 consisting of 500,000 ordinary shares of RO 1 each).

The shareholding pattern at December 31, 2017 and 2016 is as follows:

	2017		2016
	%	RO	%	RO
Mubadarah Investment LLC, the Parent Company	56.90	284,500	90.9	454,500
Hilal Bin Hamed Saif Al Busaidi (“Hilal Al Busaidi”)	2.05	10,250	2.05	10,250
Yasser Said Ahmed Al Barami (“Yasser Al Barami”)	2.05	10,250	2.05	10,250
National Bank of Oman	-	-	5	25,000
NESR Holdings Ltd. (“NESRH”)	11.70	58,500	-	-
SV3 Holdings PTE. Ltd (“SCF”)	27.30	136,500	-	-
	100	500,000	100	500,000

On November 8, 2017, the Company declared a dividend of RO 69.47 per share on its outstanding share capital aggregating to RO 34.74 million.

In November 2017, pursuant to separate Sale and Purchase Agreements (“SPAs”), Mubadarah has sold 6.7% of its shareholding to NESR Holdings Ltd. a company incorporated under the laws of the British Virgin Islands and 27.3% shareholding to SV3 Holdings PTE. Ltd., a company established under the laws of the Republic of Singapore. Further, National Bank of Oman (“NBO”) has sold 5% shareholding to NESR Holdings Ltd during the current year. These transactions resulted in Mubadarah’s ownership interest declining from 90.9% to 56.9%.

Consequent to the SPAs, the Company:

i)	Assigned a trade receivable balance from one of its customers aggregating to RO 22.45 million to Mubadarah. Also refer to notes 9 and 22;

ii)	Eliminated the dividend payable of RO 34.74 million to Mubadarah against the amounts owed to the Company Refer to note 22; and

iii)	Received an amount of RO 7.69 million from Mubadarah against the amounts owed to the Company. Refer to note 22.

F-75

Shareholder’s contribution

Shareholder’s contribution includes a funding of RO 4,057,390 provided by the Parent Company. This balance is non-interest bearing and the Company has no obligation to repay this amount to the Parent Company. It can only be settled by issuing 4,057,390 number of equity shares at par value of RO 1 per share after completing the necessary legal formalities. (Also refer to note 6)

Legal reserve

The Omani Commercial Companies Law of 1974 requires that 10% of an entity’s net profit be transferred to a non-distributable legal reserve until the amount of legal reserve becomes equal to one-third of the company’s issued share capital. The legal reserve is not available for distribution.

During the year, RO 25,000 representing 10% of the profit of all eligible subsidiaries were transferred from retained earnings to legal reserve (2016: RO 86,874; 2015: RO 5,880).

16. Revenue

	2017	2016	2015
	RO	RO	RO

Sale of tools, equipment and other products	15,366,543	18,314,516	31,337,882
Service income	56,728,730	62,940,987	52,044,770
	72,095,273	81,255,503	83,382,652
Volume discount	(361,750)	(1,654,359)	(2,098,758)
	71,733,523	79,601,144	81,283,894

F-76

17. Direct costs

	2017	2016	2015
	RO	RO	RO

Operation costs	6,247,261	7,099,016	6,617,927
Materials and supplies	11,238,312	13,288,192	16,242,521
Equipment rental cost	3,416,135	5,860,930	5,513,948
Provisions for old and slow moving inventory	-	337,533	519,181
	20,901,708	26,585,671	28,893,577

18. Staff costs

	2017	2016	2015
	RO	RO	RO

Salaries and allowances	17,090,155	17,347,455	17,159,436
End of service benefits	94,844	119,891	89,825
Other benefits	1,353,570	1,059,887	2,544,463
Social security costs	1,330,674	1,370,485	1,200,006
	19,869,243	19,897,718	20,993,730

19. Administrative and general expenses

	2017	2016	2015
	RO	RO	RO

Staff costs	3,248,254	3,504,279	3,406,986
Insurance	228,487	349,070	530,892
Rent	38,999	59,532	287,370
Utilities	308,940	284,340	331,035
Legal and professional fee	986,439	364,372	365,409
Software and Support services	333,914	356,835	360,850
Provision for legal claim (1)	-	786,250	-
Provision for doubtful debts	-	513,171	45,682
Selling expenses	242,339	66,376	375,292
Depreciation	463,305	471,264	379,590
Miscellaneous expenses	871,297	1,315,462	1,462,002
	6,721,974	8,070,951	7,545,108

(1) One of the subsidiaries of the Company, SGEE, where the Company has 95% equity interest as on December 31, 2017 (December 31, 2016: 51%), was a defendant in a legal case with its other shareholders who claimed that SGEE did not distribute its share of profits with them. On October 25, 2017, the parties reached a consensual settlement agreement whereby the Company paid an amount of RO 786,250 in respect of the claim of the other shareholders.

Staff costs includes end of service benefits cost for the employees amounting to RO 45,277 (2016: RO 33,419 and 2015: RO 1,456).

F-77

20. Finance cost

	2017	2016	2015
	RO	RO	RO

Interest on bank loans and borrowings	1,169,746	1,217,855	1,197,215
Bank charges and other financing costs	317,690	247,932	494,392
	1,487,436	1,465,787	1,691,607

21. Taxation

The Group is subject to income tax at the rate of 15% (2016 and 2015: 12%) on taxable income in excess of RO 30,000.

(a) Recognized in the consolidated statement of profit and loss

The charge for the year comprises income tax for:

	2017	2016	2015
	RO	RO	RO

Current year tax	3,258,898	2,563,574	2,027,874
Deferred tax	(437,943)	(349,272)	(145,502)
	2,820,955	2,214,302	1,882,372

At December 31, 2017, income tax payable is RO 3,302,831 (2016: RO 2,813,645).

b) Deferred tax liabilities

Deferred income taxes are calculated on all temporary differences under the liability method using a principal tax rate of 15% (2016 and 2015: 12%). Deferred tax liability in the consolidated statement of financial position and the deferred tax credit in the consolidated statement of profit and loss relate to the tax effect of depreciation, provision of receivables, inventory and investments as follows:

		Recognized in
	January 1, 2017	consolidated statement of profit and loss	December 31, 2017
	RO	RO	RO
Tax effect of accelerated tax depreciation, provision of receivables, inventory and investments	266,564	(437,943)	(171,379)

F-78

		Recognized in
	January 1, 2016	consolidated statement of profit and loss	December 31, 2016
	RO	RO	RO
Tax effect of accelerated tax depreciation	615,836	(349,272)	266,564

Tax losses for which no deferred tax was recognized expire as follows:

	2017	2016	2015
	RO	RO	RO
Tax losses carried forward	6,462,516	2,988,305	657,297

Expire	FY 2023	FY 2022	FY2021
Never expire	-	-	-

Unrecognized deferred tax assets

Deferred tax assets have not been recognized for the following items because it is more likely than not that future taxable profit will be available against with the Group can use the benefits therefrom.

	2017		2016
	Gross value	Tax impact	Gross value	Tax impact
Deductible temporary difference	-	-	557,771	31,760
Tax loss	6,462,516	969,377	2,988,305	358,597

The difference between the effective tax rate reflected in the provision for income taxes and the statutory rates are as follows:

	Years ended December 31,
Reconciliation of effective tax rate	%	2017	%	2016	%	2015

Profit before tax from operation		16,826,524		14,525,061		13,979,822
Tax using the Company’s domestic tax rate	15.00	2,523,979	12.00	1,743,007	12.00	1,677,579

Tax effect of:
Expenses/ provision for which no deferred tax is recognized	0.94	158,732	0.57	82,893	0.12	17,039
Restatement of deferred tax	0.38	64,526	-	-	-	-
Carry forward losses adjusted in current year for which no deferred tax asset was created in earlier years	0.63	105,423	2.68	389,071	1.20	168,199
Recognition of previously unrecognized deductible temporary differences	0.26	43,972	(0.03)	(4,951)	(0.41)	(57,074)
Change in estimates related to prior year	(0.52)	(87,326)	(0.06)	(8,457)	1.01	141,892
Non-deductible expenses and non-taxable income	0.07	11,649	0.09	12,739	(0.47)	(65,263)
Total	16.76%	2,820,955	15.24%	2,214,302	13.46%	1,882,372

F-79

(c) Status of tax returns

The tax assessments of the Company and various subsidiaries within the Group have not yet been agreed with the Secretariat General for Taxation at the Ministry of Finance for tax years ranging from 2009 to 2016 depending on the entity wise status.

Management is of the opinion that additional taxes, if any, related to the open tax years would not be significant to the Group’s financial position as at December 31, 2017.

22. Related party transactions

Related parties comprise the shareholders, key management personnel, subsidiary companies, jointly controlled entity and associate, business entities in which the Company has the ability to control or exercise significant influence in financial and operating decisions and other related parties which are a part of Mubadarah Investment LLC Group. In the ordinary course of business, such related parties provide goods and render services to the Group and the Company provides advances to these related parties at mutually agreed rates.

F-80

During the year, the values of balances due from / due to and significant transactions with related parties (other than those disclosed elsewhere in these consolidated financial statements) are as follows:

(i)	Amount due from related parties – Current

		2017	2016
		RO	RO
Due from the Parent
Mubadarah Investment LLC	(a)	-	6,930,000
Due from other related parties
Heavy Equipment Maintenance & Trading Company LLC		21,479	12,884
Gulf Polymer Technology LLC		-	333,845
Midwest Manufacturing Company LLC		-	592,905
Makamen Investment LLC		25,000	-
Colossal Engineering LLC		-	30,889
Al-Ghuwaif Petroleum Geo Science LLC		-	666,782
Vision Oil & Gas LLC		750	83,756
Rental Solution and Services LLC		14,351	2,500
Sadara Development and Investment LLC		108	83,474
Mubadarah Tourism LLC		-	3,411
Prime Business Solutions LLC		49,350	-
Al Maha Bunkering LLC		-	66,470
Makamen Petroleum LLC		-	135,122
Northern Oriental LLC		-	2,276
Bridge Investment and Commercial Agencies LLC		-	10,008
Mubadara Real Estate LLC		106	-
Colossal Engineering LLC		22,841	-
Isnaad Supplies LLC		88,466	-
Tasneea Oil and Gas Technology LLC		6,855	-
	(b)	229,306	2,024,322
Due from Shareholders
Hilal Hamed Saif Al Busaidy		-	278,151
Yasser Said Ahmed Al Barami		192,642	175,051
	(c)	192,642	453,202
	(d) = (a) + (b) + (c)	421,948	9,407,524

F-81

(ii)	Amount due from related parties - Non current

		2017	2016
		RO	RO
Due from the Parent
Mubadarah Investment LLC	(a)	-	8,484,776
Due from Associates
Tasneea Oil and Gas Technology LLC		-	141,901
Heavy Equipment Maintenance & Trading Company LLC		-	951,741
Flotek Gulf LLC		-	335,972
Flotek Gulf Research LLC		-	70,070
	(b)	-	1,499,684
Due from other related parties
Wassim Assad		-	6,766
Mapco LLC		-	23,489
Maadin Enterprises LLC		-	180,041
	(c)	-	210,296
	(d) = (a) + (b) + (c)	-	10,194,756

(iii)	Amount due to related parties – Current

		2017	2016
		RO	RO
Due to the Parent
Mubadarah Investment LLC	(a)	1,532,731
Due to Associates

Tasneea Oil and Gas Technology LLC		110,015	96,630
Heavy Equipment Maintenance & Trading Company LLC		143,855	66,174
	(b)	253,870	162,804
Due to Jointly Controlled Entity
Senergy Gulf Solutions LLC	(c)	107,650	73,000
Due to other related parties
Mubadarah Real Estate LLC		-	2,302,775
Rental Solution and Services LLC		24,848	-
Sadara Development and Investment LLC		-	8,634
Mubadrah Energy LLC		-	16,302
Isnaad Supplies LLC		764,927	23,496
Independent Oil		-	2,264
Prime Business Solutions LLC		131,518	107,990
	(d)	921,293	2,461,461
Due to shareholder
Hilal Hamed Saif Al Busaidy	(e)	117,596	372,157
	(f) = (a) + (b) + (c) + (d) + (e)	2,933,140	3,069,422

Also, refer notes 9 and 15 for details of assignment of a trade receivable to Mubadarah and note 15 for details of settlement by Mubadarah of its amount owed to the Company.

F-82

(iv)	Amount due to related parties – Non- current

	2017	2016
	RO	RO
Due to other related party
Said Salim Shaksy	-	400,000
	-	400,000

v) Key management personnel transactions and balances:

	2017	2016	2015
	RO	RO	RO

Salaries and allowances
Yasser Said Ahmed Al Barami, Chief Commerical Officer	530,660	483,902	448,625
Hilal Hamed Saif Al Busaidy, Chief Executive Officer	546,261	480,131	449,936
Shaima Saif Hamed Al Busaidy Treasury Manager	41,222	42,132	33,535
Nayankumar Vora, Chief Financial Officer	133,681	132,025	143,761
Said Amur Ali Al Habsi, Vice President	-	62,070	146,135
Hamza Sayed Hameed Qarooni, Vice President	162,800	47,160	-
Wassim Assad, Vice President	-	-	38,442
	1,414,624	1,247,420	1,260,434
Advances *
Yasser Said Ahmed Al Barami, Chief Commercial Officer	1,618,184	1,318,185	1,073,931
Hilal Hamed Saif Al Busaidy, Chief Executive Officer	121,376	78,461	(62,051)
Nayankumar Vora, Chief Financial Officer	315	385	-
Hamza Sayed Hameed Qarooni, Vice President	-	462,000	-
	1,739,875	1,859,031	1,011,880

* These represent short-term advances to key management personnel for personal use. The advances are unsecured, non-interest bearing and are repayable on demand. These advances are to be settled on or prior to the closing of the NESR transaction as described in note 27. Also, refer to note 9.

F-83

vi) Related party transactions

	2017	2016	2015
	RO	RO	RO

Management fee from other related parties	-	18,480	-
Finance income from the Parent Company	617,878	548,131	306,925
Finance income from an Associate	1,484	1,490	-
Rental income from other related parties	27,538	38,666	-
Rental income from the Parent Company	7,074	11,568	-
Rental income from an Associate	63,744	137,586	9,140
Land and building purchased from other related party	-	-	3,750,000
Purchases from other related party	1,900,991	355,740	-
Purchases from an associate	161,266	276,782	1,100,808
Dividend paid to the Parent Company (refer to note 15)	34,735,000	-	-
Sales to an associate	21,955	-	-

Finance income comprises 6.5% per annum interest on related party receivables (net).

(vii) Subordinated loans from related parties

	2017	2016
	RO	RO

Islamic Finance PJSC(1)	-	1,502,160
Mubadarah Investment LLC	171,000	171,000
	171,000	1,673,160

(1) One of the Subsidiaries, SGEE had obtained loans from its shareholders. These subordinated loans were not repayable until all liabilities to National Bank of Oman SAOG were settled in full. Management could obtain permission from National Bank of Oman SAOG for early settlement of subordinated loans. During the current year, on account of acquisition of the non-controlling interest in SGEE by GES, the subordinated loan provided by the erstwhile shareholders, Islamic Finance PJSC was replaced with loan from GES and Islamic Finance PJSC loan was paid. The loan from GES to SGEE is eliminated in these consolidated financial statements.

These subordinated loans are interest free and do not have any repayment schedule.

F-84

23. Contingent liabilities and commitments

Contingent liabilities

Litigations

a)        The Group is involved in certain legal cases with some of its erstwhile employees for labor related matters that have arisen from time to time in the Sultanate of Oman. A number of these matters relate to claims for compensation for dismissal, payment of salary arrears, allowance of overtime hours, cancellation of decision to terminate and reinstatement of employment. These matters which are presently in different stages of legal proceedings in the Courts of the Sultanate of Oman are subject to uncertainties and therefore the probability of a loss, if any, being sustained and an estimate of the amount of any loss are difficult to ascertain. Consequently, for a majority of these claims, it is not possible to make a reasonable estimate of the expected financial effect, if any, that will result from ultimate resolution of these disputes. The Group is contesting these claims/disputes and the Group’s management believes that presently provision against these potential claims is not required as the ultimate outcome of these disputes would not have a material impact on the Group’s financial position.

b)       The Company was defendant in a claim before a sole arbitrator in an arbitration initiated by a party, namely, Falcon Oil Services Company LLC (“Falcon”) (“the claimant”) requesting for USD 1.78 million for breach of contract and the amount of USD 1 million in compensation for damages and arbitration fees. In the year 2013, the Company had entered into a contract with a Yemen based company (“the customer”) and sub contracted the contract to Falcon. Falcon carried out the work in Yemen for a week and then cancelled the contract and sued the Company for not providing sufficient security in Yemen. The Arbitration award which was rendered on January 18, 2017 was in favor of the claimant in which the Arbitrator awarded them USD 0.871 million with an interest of 6% since the date of the Arbitration award until full payment of the award. The Company then filed a case against the Arbitration award before the Court of Appeal in Muscat, Sultanate of Oman on March 14, 2017 requesting to nullify the Arbitration award and to freeze its execution until the Court has reached a decision about the claim. The Court of Appeal rendered a decision on the 30 April 2017 in favor of the Company. The Claimant filed a Statement of Objection (“the SOA”) on May 29, 2017 objecting the decision from the Court of Appeal. On July 26, 2017, the Court rendered a decision to freeze the enforcement of the judgment until it has reached a final decision on the SOA. On September 21, 2017, the Company has submitted a final memorandum to the Supreme Court.

The management intends to contest this matter and believes that it has a strong case on the merits due to non-availability of evidence with the claimant. Further, the management believes that the ultimate outcome of this matter is unlikely to result in any liabilities for the Group.

c)       SGEE, one of the subsidiaries, was a defendant in a claim before an appeal in Muscat Primary Court filed by a party, namely, Al-Nukhba Al-lthihadiya Trading LLC (“Al-Nukhba”) (“the claimant”) requesting for RO 3.0 million as a compensation for the loss of procurement and its resulting damages. Al-Nukhba was also seeking to nullify a contract between Schlumberger LLC and SGEE and subsequently seek to acquire the contract under its name.

The Court of Appeal rendered a decision on the November 5, 2017 in favor of SGEE, approving the Primary Court judgment which declined Al-Nukhba’s claim.

Recently SGEE found out that Al-Nukhba has filed an objection with the Supreme Court, the notice of which is yet to be served.

The management intends to contest this matter, when the formal notice is served by the Supreme Court and believes that the ultimate outcome of this matter is unlikely to result in any liabilities to SGEE.

d)	Letter of guarantee

	2017	2016
	RO	RO

Letter of guarantee	3,805,339	3,401,671

During 2016, the Company had given a corporate guarantee for loan facility of the Parent Company, Mubadarah of RO 18,000,000 with a local bank out of which RO 14,850,000 was outstanding at the December 31, 2016. This corporate guarantee was cancelled during 2017 and no amount is outstanding at December 31, 2017.

F-85

Commitments

e)	Operating lease: the Company has taken land and building on cancellable operating lease agreements that are renewable on a periodic basis at the option of both the lessor and the lessee. The operating lease agreements extend up to a maximum of 25 years from their respective dates of inception and some of these lease agreements have price escalation clause.

Rental payments under such leases were RO 737,856, 735,489 and 431,396 for the year ended December 31, 2017, 2016, and 2015 respectively.

f)	At December 31, 2017, there were capital commitments amounting to RO 1,734,863 (2016: RO 1,671,245).

g)	The Group has outstanding letters of credit amounting to RO 482,025 as at 31 December 2017 (2016: RO 792,438).

24. Financial risk management

Financial instruments carried on the consolidated statement of financial position comprise trade and other receivables, cash and cash equivalents, trade and other payables and amount due to and due from related parties.

The Group has exposure to the following risks from its use of financial instruments:

(i) Credit risk

(ii) Liquidity risk; and

(iii) Market risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

Management have overall responsibility for the establishment and oversight of the Group’s risk management framework. The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits.

Risk management policies and systems are reviewed regularly to ensure they reflect any changes in market conditions and the Group’s activities.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss and arises principally from cash and cash equivalents, as well as credit exposures to customers, including outstanding receivables and committed transactions.

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	2017	2016
	RO	RO

Trade and other receivables	28,342,775	44,933,401
Amount due from related parties	421,948	19,602,280
Cash in hand and at bank	2,597,832	2,109,330
	31,362,555	66,645,011

F-86

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of Group’s customer base, including the default risk of the industry in which customers operate, has less of an influence on credit risk.

21% (2016: 20%) of the Group’s receivables are due from one customer. Also, the Group earns 50% to 55% of its revenue from this customer. The Group considers the risk arising from the concentration of the credit to be low as the party is a Quasi Government entity and considered highly creditable by the Export Credit Guarantee Agency.

The credit quality of customers is assessed by taking into account their financial position, past experience and other factors. The Group ensures the collectability of the trade receivables by following up of the receivables within the contracted period.

As of December 31, the ageing of unimpaired trade receivables and retentions is as follows:

	2017	2016
	RO	RO

Not past due	5,241,878	8,485,623
Past due 1-30 days	721,268	5,708,674
Past due 31-60 days	1,287,279	1,044,001
Past due 60 days	3,960,089	13,219,011
	11,210,514	28,457,309

The amounts are considered to be due after 30 days from the date of invoice. Unimpaired receivables are expected, on the basis of past experience, to be fully recoverable. It is not the practice of the Group to obtain collateral against receivables. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the consolidated statement of financial position.

Liquidity risk

Liquidity risk is the risk that a Group may be unable to meet short term financial demands. This usually occurs due to the inability to convert a security or hard asset to cash without a loss of capital and/or income in the process.

Prudent liquidity risk management includes maintaining sufficient cash, the availability of funding from an adequate amount of committed credit limits. The Group maintains flexibility in grouping by maintaining availability under committed credit lines. The table below analyses the Group’s financial liabilities based on the remaining period at the reporting date to the contractual maturity date.

The following are the remaining contractual maturities of financial liabilities at the reporting date. The amounts are gross and undiscounted, and include estimated interest payments and excludes the impact of netting arrangements:

F-87

		Less than 1	Between 1	More than 2
	Carrying	year	and 2 years	years	Total
	value RO	RO	RO	RO	RO

At December 31, 2017
Subordinated loans from related parties	171,000	-	-	171,000	171,000
Loans and borrowings	18,795,799	19,185,387	787,267	196,816	20,169,470
Finance lease liabilities	89,789	76,570	17,126	-	93,696
Trade and other payables	18,428,579	18,428,579	-	-	18,428,579
Short term bank borrowings	2,451,380	2,451,380	-	-	2,451,380
Due to related parties	2,933,140	2,933,140	-	-	2,933,140
	42,869,687	43,075,056	804,393	367,816	44,247,265

At December 31, 2016
Subordinated loans from related parties	1,673,160	-	-	1,673,160	1,673,160
Loans and borrowings	22,311,191	5,899,995	5,672,767	12,442,175	24,014,937
Finance lease liabilities	184,184	96,822	71,036	16,956	184,814
Trade and other payables	27,957,240	27,170,990	-	-	27,957,240
Short term bank borrowings	3,809,360	3,809,360	-	-	3,809,360
Due to related parties	3,469,422	3,069,422	-	400,000	3,469,422
	59,404,557	40,046,589	5,743,803	14,532,291	61,108,933

Market risk

Market risk is the risk that changes in the market prices such as foreign exchange rates, interest rate and equity prices will affect the Group’s income or the value of its holdings of financial instruments. The objectives of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing return.

Interest rate risk

Interest rate risk is the risk associated to the fluctuations in market interest rates and the effect it has on the financial position and cash flows of the Group. The risk arises when interest-bearing financial assets and liabilities are affected by the interest rate volatility within a specified period.

The Group is exposed to interest rate risk primarily on its long term LIBOR based loans and working capital facilities from National Bank of Oman SAOG and Ahli Bank.

A change of 100 basis points in interest rates at the reporting date would have increased / (decreased) profit or loss by the amounts shown below:

	Profit or loss
	100 bp	100 bp
	Increase	(Decrease)
	RO	RO
December 31, 2017	179,792	(179,792)
December 31, 2016	254,005	(254,005)
December 31, 2015	311,571	(311,571)

Foreign exchange risk

Foreign exchange risk is the risk that any foreign currency positions taken by the Group may be adversely affected due to volatility in exchange rates. The Group manages the risks through regular monitoring of the currency markets to determine appropriate action to minimize the foreign exchange risk exposure. Majority of the foreign currency transactions are either in US Dollar or in currencies linked to US Dollar. However the Group is also exposed to foreign exchange risk arising from purchases in Euro and Kuwaiti Dinar (“KWD”). At the year end, the Group does not have any significant liability denominated in Euro and KWD and hence management believes should these currencies weaken or strengthen against the Rial Omani there would be no significant impact in the post-tax profits.

Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

F-88

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including current and non-current borrowings as shown in the consolidated statement of financial position) less cash and cash equivalents. Total capital is calculated as equity as shown in the consolidated statement of financial position plus net debt.

	2017	2016
	RO	RO

Total borrowings (including bank overdraft and bill discounting)	21,247,179	25,400,551
Less: cash in hand and at bank	(2,597,832)	(2,109,330)
Net debt	18,649,347	23,291,221
Total equity	42,637,137	67,285,079
Total capital	61,286,484	90,576,300

Gearing ratio	30%	26%

25. Non-controlling interest

December 31, 2017
	Sino Gulf	Other	Total
NCI Percentage	5%	0.01-25%
	RO	RO	RO

Non-current assets	4,695,596	33,249,099	37,944,695
Current assets	31,540,340	50,393,153	81,933,493
Non-current liabilities	(2,763,287)	(10,478,590)	(13,241,877)
Current Liabilities	(10,587,276)	(51,844,102)	(62,431,378)
Net assets	22,885,373	21,319,560	44,204,933
Carrying amount of NCI	1,144,269	965,511	2,109,780
Revenue	13,207,258	60,643,084	73,850,342
Profit	3,741,089	9,872,474	13,613,563
Total profit and other comprehensive income	3,741,089	9,872,474	13,613,563
Profit allocated to NCI	1,449,667	207,906	1,657,573
Cash flows from operating activities	1,274,877	27,369,603	28,644,480
Cash flows from investing activities	(159, 067)	(34,883,936)	(35,043,003)
Cash flows from financing activities	(832,404)	8,554,270	7,721,866
Net increase in cash and cash equivalents	283,406	1,039,937	1,323,343

F-89

December 31, 2016
	Sino Gulf	Other	Total
NCI Percentage	49%	0.1%-18%
	RO	RO	RO

Non-current assets	23,129,805	42,155,161	65,284,966
Current assets	10,659,701	51,058,135	61,717,836
Non-current liabilities	(3,782,426)	(23,062,612)	(26,845,038)
Current Liabilities	(10,745,447)	(25,557,169)	(36,302,616)
Net assets	19,261,633	44,593,515	63,855,148
Carrying amount of NCI	9,438,200	1,110,207	10,548,407
Revenue	17,694,299	67,711,112	85,405,411
Profit	3,227,909	10,748,017	13,975,926
Total profit and other comprehensive income	3,227,909	10,748,017	13,975,926
Profit allocated to NCI	1,581,675	341,215	1,922,890
Cash flows from operating activities	7,423,635	7,810,389	15,234,024
Cash flows from investing activities	(685,720)	(3,699,556)	(4,385,276)
Cash flows from financing activities	(6,626,316)	(4,013,885)	(10,640,201)
Net increase in cash and cash equivalents	111,599	96,948	208,547

December 31, 2015
	Sino Gulf	Other	Total
NCI Percentage	49%	0.1%-18%
	RO	RO	RO

Non-current assets	13,632,674	47,433,373	61,066,047
Current assets	14,402,877	40,781,383	55,184,260
Non-current liabilities	(4,328,023)	(18,639,825)	(22,967,848)
Current Liabilities	(7,673,797)	(35,732,077)	(43,405,874)
Net assets	16,033,731	33,842,854	49,876,585
Carrying amount of NCI	7,856,528	768,989	8,625,517
Revenue	19,286,309	67,918,952	87,205,261
Profit	3,442,123	9,648,991	13,091,114
Total profit and other comprehensive income	3,442,123	9,648,991	13,091,114
Profit/(loss) allocated to NCI	1,686,640	(9,524)	1,677,116
Cash flows from operating activities	2,109,572	15,127,621	17,237,193
Cash flows from investing activities	(1,492,191)	(6,748,585)	(8,240,776)
Cash flows from financing activities	(813,985)	(7,581,826)	(8,395,811)
Net (decrease) / increase in cash and cash equivalents	(196,604)	797,210	600,606

26. Other Income

	2017	2016	2015
	RO	RO	RO

Gain on sale of property, plant and equipment	461,591	-	-
Others	1,159,742	1,232,743	903,930
	1,621,333	1,232,743	903,930

F-90

27. Business acquisitions and subsequent events

The Group evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are issued. Other than as described below, the Group did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On November 12, 2017, the Group entered into definitive agreement with National Energy Services Reunited Corp. (“NESR”) to effect a merger pursuant to which the Company will become a wholly-owned subsidiary of NESR. NESR will acquire the Company in two separate closings, in exchange for consideration valuation of $282,300 thousand by the issuance of NESR ordinary shares, valued at $10.00 per share. Potential earn-out mechanisms enable the Group’s shareholders to receive additional consideration after the NESR Closing Date, based on the financial results of the Group in fiscal year 2018. NESR is subject to certain penalties for delays in receiving shareholder approval to complete the transaction. The transaction is subject to NESR’s stockholder approval and other customary closing conditions.

F-91

Subsequent to the balance sheet date, and in line with the SPA (refer note 15), the Company has acquired additional shares in the following subsidiary, whereby the Non-controlling interests in this subsidiary will be extinguished.

Name of the Subsidiary	Shareholding acquired	Date of acquisition	Consideration paid
Sino Gulf Energy Enterprises LLC	5%	January 24, 2018	RO 154,000

F-92

ANNEX A

NPS STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

by and among

NATIONAL ENERGY SERVICES REUNITED CORP.,

HANA INVESTMENTS CO. WLL,

NPS HOLDINGS LIMITED

and

THE SELLING STOCKHOLDERS

Dated as of November 12, 2017

i

6.2	Conduct of Group Business Pending NESR Closing	26
6.3	NESR Group Conduct Pending the NESR Closing	27
6.4	No Further Actions	27
6.5	Third Party Consents	27
6.6	No Shop	28
6.7	Non-Solicitation; Confidentiality	29
6.8	Preservation of Records	30
6.9	Publicity	30
6.10	Use of Name	31
6.11	Cooperation with Proxy Process	31
6.12	NPS Co-Investment Plan	31
6.13	NPS LTIP	31
6.14	Related-Party Transactions with Non-Management Affiliates	31
6.15	Notification of Certain Matters	32
6.16	Resignation of Directors	32
6.17	Management	32
6.18	Fraud	32
6.19	Satisfaction of Condition	32
6.20	Listing of Purchaser Common Stock	34

Article VII CONDITION TO NESR CLOSING		34

7.1	Condition Precedent to Obligations of Purchaser and Selling Stockholder	34
7.2	Termination	34
7.3	Simultaneous completion	34

Article VIII LIMITATIONS ON LIABILITY		34

8.1	Survival of Warranties	34
8.2	Claim Procedures	35
8.3	Limitations for Breaches of Representations and Warranties	36
8.4	OFS Investments Limited	37

Article IX MISCELLANEOUS		37

9.1	Expenses	37
9.2	Transaction Expenses	37
9.3	Confidential Information	38
9.4	No Claim Against NESR Trust	38
9.5	Submission to Jurisdiction; Consent to Service of Process; Arbitration	39
9.6	Governing Law	39
9.7	Entire Agreement; Amendments and Waivers	39
9.8	Notices	40
9.9	Severability	41
9.10	Binding Effect; Assignment	41
9.11	Non-Recourse	41
9.12	Counterparts	41

ii

Exhibits

EXHIBIT A – Selling Stockholders Information

EXHIBIT B

- EBITDA Calculation and Governance

Schedule

Schedule 6.14	Related Party Transactions

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated effective 12 November, 2017 (the “Agreement”), by and among National Energy Services Reunited Corp., a corporation existing under the laws of the British Virgin Islands (“NESR”), Hana Investments Co. WLL, formed under the laws of Bahrain and with its registered address at Office 205, Building 111, Manama Center, Road 383, Block 304, Bahrain (“Olayan” and together with NESR, the “Purchaser”), NPS Holdings Limited, a company limited by shares existing under the laws of the Dubai International Financial Centre (the “Company”) and the shareholders of the Company listed on the signature pages hereof under the heading “Selling Stockholders” (collectively, the “Selling Stockholders”).

W I T N E S S E T H

WHEREAS, the Selling Stockholders own an aggregate of 370,000,000 shares $1.00 par value per share (the “Company Shares”), of the Company, which constitute all of the issued and outstanding shares of the Company; and

WHEREAS, the Selling Stockholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Selling Stockholders, the Company Shares along with any undertaking which is a subsidiary undertaking of the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

Article I
DEFINITIONS

1.1          Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“2018 Financial Year” shall mean the year commencing on 1 January 2018 and ending on 31 December 2018.

“2018 NESR EBITDA” shall mean the EBITDA for 2018 Financial Year.

“Accounting Policies” shall mean policies applied by the Company prior to the NESR Closing Date under IFRS in order to prepare its consolidated audited accounts for the financial year ending on 31 December 2016 and consistent with all internationally accepted conversion practices to conform to US GAAP.

“Agreed Form” shall mean, in relation to a document, the form of that document which has been initialed on or around the date hereof for the purposes of identification by or on behalf of each Selling Stockholder and each Purchaser.

1

“Annual Budget” shall mean the consolidated annual budget of the Group for the relevant financial year, as adopted by the board of directors of the Company.

“Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, provided that the term “Affiliate” shall not include: (a) in respect of any Selling Stockholder, any Group Company; and (b) in respect of OFS Investments Limited and Castle SPC Limited, any portfolio company of OFS Investments Limited or of Castle SPC Limited or of any of their Affiliates.

“Base Receivable Amount” shall mean $48 million.

“Business Day” shall mean any day of the year except Friday, Saturday and Sunday on which national banking institutions in the UAE and New York, United States of America are open to the public for conducting general commercial business and are not required or authorized to close.

“Company Receivable Daily Amount” shall mean, in respect of each Selling Stockholder: (a) the amount set forth against such Selling Stockholder’s name in column (2), Section B, Part 2 of Exhibit A; multiplied by (b) the proportion (expressed as a percentage) of the Base Receivable Amount set forth against such Selling Stockholder’s name in column (4) of Part 1 of Exhibit A which has not been received by such Selling Stockholder in cash as at 1 January 2018.

“Contract” shall mean any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Consolidated Net Income” shall mean for any period the net income or loss of the NESR Group for such period determined on a consolidated basis in accordance with the Accounting Policies.

“De-SPAC Approval” shall mean the vote of the stockholders of NESR required to approve the De-SPAC Stockholder Voting Matters, in each case obtained in accordance with: (i) NESR’s Memorandum and Articles of Association (as amended); (ii) the Laws to which NESR is subject; and (iii) the rules and regulations of NASDAQ.

“De-SPAC Stockholder Voting Matters” shall mean proposals to: (i) approve the adoption of this Agreement and the approval of the purchase by NESR of the Company Shares in accordance with the terms hereof; and (ii) approve the adoption of the GES Transaction Documents and the approval of the purchase by NESR of the GES Shares in accordance with the terms thereof.

“DIFC” shall mean the Dubai International Financial Centre.

2

“DIFC Authority” shall mean the Dubai International Financial Centre Authority.

“Earn-Out Equity Stock” shall mean the First EBITDA Earn-Out Equity Stock and/or the Second EBITDA Earn-Out Equity Stock.

“EBITDA” shall mean, for any period, Consolidated Net Income for such period:

(a)          plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) consolidated net financial expense for such period; (ii) consolidated expense for Tax based on income, profits or capital for such period; (iii) all amounts attributable to depreciation and amortization for such period; (iv) any non-recurring fees, expenses or charges in connection with the transactions contemplated hereby, the De-SPAC Approval, the Proxy or any offering of equity interests or indebtedness (whether or not consummated); (v) any decrease in Consolidated Net Income for such period resulting from purchase accounting in connection with any acquisition including in connection with the transactions contemplated hereby; (vi) any write-down of capital, property, plant or equipment or any impairment of the business of any member of the NESR Group or a material part thereof; (vii) any extraordinary charges (by virtue of their size or nature) and which are outside the ordinary course of the business of any member of the NESR Group; (viii) any commissions, discounts, yield and upfront and other fees or charges related to any receivables financing for such period; (ix) any other amounts for such period comparable to or in the nature of interest under any receivables financing, and losses on dispositions of securitization assets and related assets in connection with any receivables financing for such period; (x) any losses recorded on the sales of assets outside the ordinary course of business of any member of the NESR Group; (xi) any unrealised loss resulting in such period from translation losses including those related to currency re-measurements of any borrowings and outstanding indebtedness in the nature of borrowings; (xii) any losses attributable to the early extinguishment of borrowings and outstanding indebtedness in the nature of borrowings or the early extinguishment of derivative agreements; (xiii) any expenses arising from equity allocated to directors or employees of NESR; and (xiv) any unrealised losses attributable to foreign exchange and commodity derivatives; and

(b)          minus, without duplication and to the extent included in determining such Consolidated Net Income, the sum of: (i) any gains which are extraordinary (by virtue of their size or nature) and which are outside the ordinary course of the business of any member of the NESR Group; (ii) any gains recorded on the sales of assets outside the ordinary course of business of any member of the NESR Group; (iii) any unrealised gain resulting in such period from translation gains including those related to currency re-measurements of any borrowings and outstanding indebtedness in the nature of borrowings; (iv) any gains attributable to the early extinguishment of borrowings and outstanding indebtedness in the nature of borrowings or the early extinguishment of derivative agreements; and (v) any unrealised gains attributable to foreign exchange and commodity derivatives.

“Encumbrances” shall mean a burden, obstruction, or impediment on property that lessens its value or makes it less marketable, and shall include any security interest, mortgage, charge, pledge, hypothecation, lien, adverse claim, right to acquire or other form of security, including any restriction on the use, voting, transfer or receipt of income and any other agreement to give or create any of the foregoing.

3

“Equity Stock” shall mean the common stock of NESR at a value of $10 per share.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“GES” shall mean Gulf Energy S.A.O.C., a closed joint stock company registered in Oman under Commercial Registration No. 1791842, with its registered office address at P.O. Box 786, Postal Code 116, Mina Al Fahal, Oman.

“GES Shares” shall mean the entire issued share capital of GES as of immediately prior to NESR Closing.

“GES Transaction Documents” shall mean: (a) the agreement for the sale and purchase of shares in GES amongst Mubadarah Investments LLC, Hilal Al Busaidy, Yasser Said Al Barami and NESR; and (b) the sale and purchase agreement relating to shares in GES between SV3 Holdings Pte Ltd and NESR.

“Governmental Body” shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, DIFC Authority, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Group” shall mean the Company and its Subsidiaries.

“Group Company” shall mean the Company or any of its Subsidiaries.

“IFRS” shall mean generally accepted international financial reporting standards as of the date hereof.

“Immediate Family Members” shall mean any individual’s spouse, civil partner or lineal descendant.

“Knowledge” shall mean with respect to any Person that is not an individual, the actual knowledge after due inquiry of such Person’s directors and executive officers and all other officers and managers having responsibility relating to the applicable matter, provided that with respect to: (a) OFS Investments Limited, it shall mean the actual knowledge of Atif Mahmood, Zahid Kamal and Ben Sautelle-Smith; (b) Arab Petroleum Investments Corporation, it shall mean the actual knowledge of Ali Fadel; (c) Al Nowais Investments LLC, it shall mean the actual knowledge of Sari Haidar; and (d) Castle SPC Limited, it shall mean the actual knowledge of Sari Haidar, Safwan Said and Peter Howley.

“Law” shall mean any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement including the applicable laws and regulations of relevant free zones, and the DIFC Law No. 2 of 2009 (as amended).

“Legal Proceeding” shall mean any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Body.

4

“Leakage” shall mean any of the following:

(a)          any dividend or other form of distribution, whether in cash or in kind, paid by any Group Company to, or for the benefit of any member of the Seller’s Group;

(b)          any payments made by any Group Company to, or for the benefit of, any member of the Seller’s Group (including any such payments made in connection with the redemption, purchase or repayment of any securities of any Group Company or any other return of capital);

(c)          any management, service or other charges or fees, costs, bonuses or other sums paid or incurred by any Group Company (including directors’ fees or monitoring fees) to, or for the benefit of, any member of the Seller’s Group or any director, officer or employee thereof outside the normal or Ordinary Course of Business;

(d)          the waiver, deferral or release by any Group Company of any amount owed to it by any member of the Seller’s Group;

(e)          any payment or incurrence of interest or principal in respect of any indebtedness owed by any Group Company to any member of the Seller’s Group outside the Ordinary Course of Business;

(f)          any assumption, waiver, discharge or deferral by any Group Company of any liability of any member of the Seller’s Group;

(g)          any payment by any Group Company of any Transaction Expenses incurred by the Group or Selling Stockholders;

(h)          the transfer of any asset by any Group Company to any member of the Seller’s Group or the provision by any Group Company of any security, indemnity, guarantee or surety for any obligation or liability of any member of the Seller’s Group; and

(i)          any agreement by any Group Company with any member of the Seller’s Group to take any of the actions referred to above.

“Lien” shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Locked Box Date” shall mean September 30, 2017.

“Losses” shall mean any losses, liabilities, fines, penalties, charges and damages incurred, borne, suffered or made by the relevant Person.

“Material Contract” shall mean any Contract providing for payments to the Company or any Subsidiary of $25 million or more or any Contract providing for payments by the Company of $3 million or more, in each case in any fiscal year.

5

“NESR Closing” shall mean completion of the sale and purchase of the NESR Company Shares in accordance with this Agreement.

“NESR Closing Date” shall mean the date on which the NESR Closing occurs.

“NESR Group” shall mean NESR and each of its Subsidiaries.

“NESR Initial Cash Consideration Daily Amount” shall mean, in respect of each Selling Stockholder, the amount set forth against such Selling Stockholder’s name in column (2), Section C, Part 2 of Exhibit A;

“NESR Liability Cap” shall mean the amount resulting from the sum of: (a) the NESR Initial Cash Consideration Amount; and (b) the product of: (i) the Consideration Equity Stock; and (ii) 10; and (c) the Receivable Amount.

“NPS Co-Investment Plan” shall mean the co-investment plan maintained by the Company on the terms stipulated in a document with corresponding title dated 16 August 2015.

“NPS Co-Investment Plan Settlement Amount” shall mean the aggregate amount of $2,946,033.24 payable under the NPS Co-Investment Plan to all employees who are participants in the NPS Co-Investment Plan.

“NPS LTIP” shall mean the NPS Phantom Award Plan approved by the board of directors of the Company in or around July 2015.

“Olayan Closing” shall mean completion of the sale and purchase of the Olayan Company Shares in accordance with this Agreement.

“Olayan Closing Date” shall mean the earlier of: (a) the date specified in a written notice delivered by Olayan (in its sole discretion) to the Selling Stockholders after the date hereof, provided that such date shall: (i) be at least 10 Business Days from the date of receipt of such notice by the Selling Stockholders; and (ii) fall prior to the NESR Closing Date; and (b) the NESR Closing Date.

“Olayan Daily Amount” shall mean, in respect of each Selling Stockholder, the amount set forth against such Selling Stockholder’s name in column (2), Section A, Part 2 of Exhibit A.

“Olayan SPA” shall mean the sale and purchase agreement between NESR and Olayan pursuant to which Olayan shall sell and NESR shall purchase the Olayan Company Shares, in a form reasonably satisfactory to NESR.

“Order” shall mean any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” shall mean in respect of any Person the ordinary and usual course of day-to-day operations of the business of the Company and the Subsidiaries through the date hereof consistent with past practice.

6

“Party” shall mean any party to this Agreement.

“Permitted Leakage” shall mean each of the following:

(a)          any payment made in respect of dividends or distributions declared, paid or made by the Company to the Selling Stockholders in the aggregate amount of $15 million and any fees, costs and expenses incurred or suffered by any Group Company in connection therewith;

(b)          the Company Receivable, the Proposed Dividend and any fees, costs and expenses incurred or suffered by any Group Company in connection therewith;

(c)          any payment made in respect of the NPS Co-Investment Plan Settlement Amount; and

(d)          any payment of any Transaction Expenses up to an amount equal to $5 million.

“Permitted Transaction” shall mean: (i) the acquisition of Gulf Energy Services S.A.O.C.; and (ii) any pursuit or acquisition of a company or assets in each case for the purpose of acquiring oil exploration and development, transportation or production technologies to enhance the business of the Company, which businesses are not primarily engaged in providing similar oil field services to the Group in Saudi Arabia, UAE, Qatar, Iraq or Algeria.

“Permits” shall mean any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Person” shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Purchaser” shall mean NESR and/or Olayan (as the context requires).

“Purchaser Proportion” shall mean: (i) in respect of Olayan, the proportion that the Olayan Company Shares bear to the Company Shares; and (ii) in respect of NESR, the proportion that the NESR Company Shares bear to the Company Shares.

“Receivable Amount” shall mean the aggregate of: (a) the Base Receivable Amount; and (b) in respect of all Selling Stockholders, the amount resulting from: (i) for each Selling Stockholder, the Olayan Daily Amount in respect of each relevant month multiplied by the number of days elapsed in that month during the period commencing on (and including) 1 January 2018 to (and including) the Olayan Closing Date; (ii) for each Selling Stockholder, the Company Receivable Daily Amount in respect of each relevant month multiplied by the number of days elapsed in that month during the period commencing on (and including) 1 January 2018 to (and including) the NESR Closing Date; and (iii) for each Selling Stockholder, the NESR Initial Cash Consideration Daily Amount in respect of each relevant month multiplied by the number of days elapsed in that month during the period commencing on (and including) 1 January 2018 to (and including) the NESR Closing Date.

7

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement in the Agreed Form between (amongst others) NESR and the Reinvesting Selling Stockholders.

“Reinvesting Selling Stockholder” shall mean each of Al Nowais Investments LLC, Castle SPC Limited, Abdulaziz Al-Dolaimi and Fahad Abdulla Bindekhayel.

“Reinvestment Proportion” shall mean, in respect of each Reinvesting Selling Stockholder, the number of Consideration Equity Stock issued to such Reinvesting Selling Stockholder as a proportion of the aggregate Consideration Equity Stock issued to all Reinvesting Selling Stockholders, in each case as set forth in column (5) of Part 1 of Exhibit A.

“Relationship Agreement” shall mean the Relationship Agreement in the Agreed Form between NESR and the Reinvesting Selling Stockholders.

“Relevant Leakage Proportion” shall mean: (a) in respect of Olayan, its Purchaser Proportion; and (b) in respect of NESR: (i) to the extent that the Leakage occurs on or prior to Olayan Closing, its Purchaser Proportion; and (ii) to the extent that the Leakage occurs after Olayan Closing, 100 percent of such Leakage.

“Saudi Aramco Current Prices” shall mean the current service prices under the Existing Contract, as set out in the Saudi Aramco Pricing Letter.

“Saudi Aramco Material Price Reduction” shall mean a reduction of prices in the Renewed Contract in respect of each of the Saudi Aramco Services of an amount greater than 20 percent relative to the Saudi Aramco Current Prices.

“Saudi Aramco Pricing Letter” shall mean the letter from the Group dated 16 November 2016 with reference number 161116/01/WS addressed to Mr. Mohammed Al-Shammari, Manager Contracting Department at the Saudi Arabian Oil Company.

“Saudi Aramco Services” shall mean cementing and coil tubing services.

“SEC” shall mean the Securities and Exchange Commission of the United States of America.

“Securities Act” shall mean the United States Securities Act of 1933.

“Seller’s Group” shall mean, in respect of each Selling Stockholder that is a body corporate, that Selling Stockholder and its Affiliates, officers and directors or, in respect of a Selling Stockholder who is an individual, that Selling Stockholder and his Immediate Family Members.

“Selling Stockholder’s Bank Account” shall mean, in respect of each Selling Stockholder, such bank account of that Selling Stockholder as is notified in writing by it or him to Olayan or NESR prior to Olayan Closing or NESR Closing (as applicable).

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“Selling Stockholders’ Representative” shall mean such persons of appropriate experience and seniority as may be nominated by the Reinvesting Selling Stockholders from time to time.

“Senior Managers” shall mean the Chief Executive Officer and the Chief Financial Officer of the Company.

“Sponsor” shall mean NESR Holdings Ltd., a company incorporated in the British Virgin Islands with its registered address at Ritter House, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

“Sponsor Stock” shall mean 5,750,000 ordinary shares in the capital of NESR issued on 9 February 2017 to the Sponsor for an aggregate subscription price of $25,000.

“Subsidiary” shall mean any Person of which: (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company; (ii) any contractual undertaking which is, on or at the date of this Agreement, owned (directly or indirectly) or controlled by the Company; or (iii) the Company is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such Person.

“Surviving Provisions” shall mean Article I (Definitions) and Sections 6.9 (Publicity), 8.3 (Limitations for Breaches of Representations and Warranties), 9.1 (Expenses), 9.3 (Confidential Information), 9.5 (Submission to Jurisdiction; Consent to Service of Process; Arbitration), 9.6 (Governing Law), 9.7 (Entire Agreement; Amendments and Waivers), 9.8 (Notices) and 9.9 (Severability) and any other right, duty or obligation of either party that is expressly stated in this Agreement to survive termination.

“Taxes” shall mean: (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or otherwise.

“Taxing Authority” shall mean any Governmental Body responsible for the administration of any Tax.

“Transaction Expenses” shall mean the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of, or for the benefit of, the Company or the Selling Stockholders in connection with the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, including: (A) any fees associated with required filings; (B) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Body or third parties on behalf of the Company or any of the Subsidiaries; (C) any fees or expenses associated with obtaining the release and termination of any Liens; (D) all brokers’ or finders’ fees; (E) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, and auditors and experts, and (F) all sale, “stay-around,” retention, or similar bonuses or payments to current or former directors, officers, employees and consultants paid as a result of or in connection with the transactions contemplated hereby.

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“UAE” shall mean the United Arab Emirates.

1.2          Terms Defined Elsewhere in this Agreement. For the purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section

Accountancy Firm	2.5
Acquisition Transaction	6.6(a)
Agreement	Recitals
Basket	8.3(a)
Business Combination	9.4
Cash Earn-Out	2.9(a)
Cash Earn-Out Condition	2.9(a)
Claim Closing	8.2(a) 2.6
Closing Date	2.6
Company	Recitals
Company Marks	6.10
Company Receivable	2.3(a)
Company Shares	Recitals
Competing Transaction	6.6(c)
Condition	7.1
Confidential Information	6.1
Consideration	2.2(a)
Consideration Equity Stock	2.2(a)(ii)
Dispute	9.5(a)
Dispute Notice	2.5
Dispute Meeting	2.5
Disputed Earn-out Items	3.3, Exhibit B
Disputed Leakage	2.5
Draft Earn-out Accounts	3.1, Exhibit B
Draft Earn-out Statement	3.1, Exhibit B
Earn-out Expert	3.5(B), Exhibit B
Earn-out Notice	3.3, Exhibit B
Existing Contract	2.9(a)
First EBITDA Earn-Out Amount	2.9(i)
First EBITDA Earn-Out Equity Stock	2.9(i)
Independent Accountant	2.5
Initial Cash Consideration Amount	2.2(a)(i)

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Term	Section

IPO	9.4
LCIA	9.5(a)
Long-stop Date	7.2
NESR Board Recommendation	6.19(j)
NESR Closing Date	2.6(b)
NESR Closing Adjustment Leakage NESR Company Shares	2.4(d) 2.1(b)
NESR Initial Cash Consideration Amount	2.2(b)(i)
NESR Stockholder Meeting	6.18(h)
Notified Party	8.2(b)
Olayan Closing Adjustment Leakage Olayan Company Shares	2.4(a) 2.1(a)
Olayan Initial Cash Consideration Amount	2.2(b)(i)
Olayan Payment	2.6(a)(ii)
PIPE	2.12
Pre-NESR Closing Adjustment Leakage	2.4(d)
Pre-Olayan Closing Adjustment Leakage	2.4(c)
Proposed Dividend	2.3(b)
Proposed Equity Instrument	2.12
Proxy	4.4
Public Shareholders	9.4
Purchaser	Recitals
Purchaser’s Cap	8.3(b)
Purchaser Documents	4.2
Recipient Party	8.2(b)
Related Party Agreement	3.5
Renewed Contract	2.9(a)
Representatives	6.6(a)
Rules	9.5(a)
Second EBITDA Earn-Out Amount	2.9(ii)
Second EBITDA Earn-Out Equity Stock	2.9(ii)
Selling Stockholders	Recitals
Selling Stockholder Documents	3.2
Stock Earn-Outs	2.9(b)
Survival Period	8.1(a)
Third Party Claim	8.2(b)

1.3         Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)          Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(b)          Headings. Headings do not affect the interpretation of this Agreement; the singular shall include the plural and vice versa; and references to one gender include all genders.

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(c)          English legal terms. References to an English legal term or concept will, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

(d)          Provisions of Law. A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and shall include any subordinate legislation made from time to time thereunder, except to the extent that the amendment or modification made or coming into effect after the date hereof would increase or alter the liability of any Party.

(e)          Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(f)          Rights and obligations of the Selling Stockholders. Any and all rights of the Selling Stockholders are given to each of them severally and not jointly and severally. Any and all representations, warranties, indemnities, covenants, agreements and obligations given or entered into by more than one Selling Stockholder under this Agreement are given or entered into severally and not jointly and severally and accordingly the liability of any Selling Stockholder in respect of any breach of any representation, warranty, indemnity, covenant, agreement or obligation shall extend only to any loss or damage arising from a breach by that Selling Stockholder.

Article II
SALE AND PURCHASE OF SHARES, PURCHASE PRICE; CLOSING

2.1          Sale and Purchase of Shares. Upon the terms and subject to the conditions set forth in this Agreement:

(a)          At Olayan Closing, each of the Selling Stockholders agrees to sell to Olayan, free and clear of any and all Liens and Encumbrances and together with all legal and beneficial rights and benefits attached or accruing to them on Olayan Closing, and Olayan agrees to purchase from the Selling Stockholders, such of the Company Shares owned by such Selling Stockholders as indicated in column (2) of Part 3 of Exhibit A which sets forth which Company Shares of such Selling Stockholder will be sold to and purchased by Olayan (collectively, the “Olayan Company Shares”); and

(b)          at NESR Closing, each of the Selling Stockholders agrees to sell to NESR, free and clear of any and all Liens and Encumbrances and together with all legal and beneficial rights and benefits attached or accruing to them on NESR Closing, and NESR agrees to purchase from the Selling Stockholders, such of the Company Shares owned by such Selling Stockholders as indicated in column (4) of Part 3 of Exhibit A which sets forth which Company Shares shall be sold to and purchased by NESR (collectively, the “NESR Company Shares”).

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2.2          Consideration.

(a)          As consideration for the acquisition of the Company Shares, NESR and Olayan shall, in aggregate, pay to the Selling Stockholders an amount of cash in U.S. Dollars and NESR shall issue or transfer a number of shares of Equity Stock as follows (“Consideration”):

(i)         an amount in cash equal to $442,790,940 (the “Initial Cash Consideration Amount”); and

(ii)        11,318,827 shares of Equity Stock (the “Consideration Equity Stock”).

(b)          Allocation to NESR and Olayan. The Consideration shall be satisfied as follows:

(i)         the Initial Cash Consideration Amount shall be paid by each of Olayan and NESR in the amounts set forth against their names in columns (2) and (3) of Part 1 of Exhibit A, respectively, in accordance with Sections 2.6(a) and 2.6(b) (the “Olayan Initial Cash Consideration Amount” and the “NESR Initial Cash Consideration Amount”, respectively); and

(ii)        the Consideration Equity Stock shall be issued by NESR in accordance with Section 2.6(b).

(c)          Allocation to Selling Stockholders. The Olayan Initial Cash Consideration Amount, the NESR Initial Cash Consideration Amount and the Consideration Equity Stock shall be allocated to each Selling Stockholder in the amounts as set forth in columns (2), (3) and (5) of Part 1 of Exhibit A.

2.3          Company Receivable.

(a)          The Company agrees with the Selling Stockholders that, at or any time prior to the NESR Closing Date, the Company shall (and the Selling Stockholders shall take all action reasonably necessary to) assign to the Selling Stockholders proceeds received on or before NESR Closing in respect of any Group Company receivables, whether outstanding as of the date hereof or accruing in the period to NESR Closing, as are designated in writing by the Selling Stockholders up to the amount of the Receivable Amount (“Company Receivable”). The Company Receivable shall be apportioned amongst the Selling Stockholders in the same manner as the Proposed Dividend.

(b)   The Parties agree and acknowledge that the Selling Stockholders have proposed to declare (and the Company agrees with the Selling Stockholders only that it shall declare and pay) prior to NESR Closing one or more dividends of an aggregate amount (collectively, the “Proposed Dividend”) equal to the Receivable Amount. The Proposed Dividend shall be allocated amongst the Selling Stockholders in the amounts as set forth (as appropriate based on the applicable component of the Receivable Amount) in column (4), Part 1 of Exhibit A or Part 2 of Exhibit A. Each of the Selling Stockholders hereby irrevocably and unconditionally waives any rights or entitlements that it may have to any dividend or distribution in connection with the Proposed Dividend other than as set out (as appropriate based on the applicable component of the Receivable Amount) in column (4), Part 1 of Exhibit A or Part 2 of Exhibit A (and shall take any and all such actions as are deemed by the Company to be reasonably necessary to give full force and effect to such waiver and are notified in writing to that Selling Stockholder).

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(c)          NESR will pay in cash, at NESR Closing, to the Selling Stockholders, the difference between the amount of the Proposed Dividend actually paid in cash by the Company to the Selling Stockholders (on the one hand) and the Receivable Amount (on the other hand) (the “Outstanding Receivable Amount”). The Outstanding Receivable Amount shall be apportioned amongst the Selling Stockholders in the same manner as the Proposed Dividend.

(d)          In the period commencing on Olayan Closing and ending on NESR Closing, Olayan shall use its rights and entitlements to ensure that the transactions contemplated by this Section 2.3, including (without limitation) in connection with the Company Receivable and the declaration and payment of the Proposed Dividend, are completed in accordance with the terms hereof prior to NESR Closing. Olayan hereby irrevocably and unconditionally waives any rights or entitlements that it may have to any dividend or distribution in connection with the Proposed Dividend or any Permitted Leakage (and shall take any and all such actions as are deemed by any Selling Stockholder to be reasonably necessary to give full force and effect to such waiver and are notified in writing to Olayan).

2.4          Leakage.

(a)          Each of the Selling Stockholders severally undertakes to Olayan in respect of itself or himself and its or his Seller’s Group only that since (but excluding) the Locked Box Date to the date of this Agreement there has not been any Leakage and there will not be any Leakage from the date of this Agreement until Olayan Closing, in each case other than Permitted Leakage.

(b)          Each of the Selling Stockholders severally undertakes to NESR in respect of itself or himself only and its Seller’s Group that since (but excluding) the Locked Box Date there has not been any Leakage and there will not be any Leakage from the date of this Agreement until NESR Closing, in each case other than Permitted Leakage.

(c)          If, within 180 days after the Olayan Closing Date, Olayan becomes aware of any Leakage in the period between (but excluding) the Locked Box Date and Olayan Closing (“Pre-Olayan Closing Adjustment Leakage”), Olayan shall notify in writing the Selling Stockholders with reasonable details of the amount of the Leakage. Subject to Olayan Closing, the Relevant Leakage Proportion of the Pre-Olayan Closing Adjustment Leakage shall be payable to Olayan in cash by the Selling Stockholder who received the relevant payment, benefit or asset which resulted in that Leakage, within 20 Business Days of such written notification.

(d)          If, within 180 days after the NESR Closing Date, NESR becomes aware of any Leakage in the period between (but excluding) the Locked Box Date and NESR Closing (“Pre-NESR Closing Adjustment Leakage”), NESR shall notify in writing the Selling Stockholders with reasonable details of the amount of the Leakage. Subject to NESR Closing, NESR shall be paid the Relevant Leakage Proportion of the Pre-NESR Closing Adjustment Leakage in cash by the relevant Selling Stockholder who received the relevant benefit, payment or asset which resulted in that Leakage within 20 Business Days of such written notification. For the avoidance of doubt, Olayan and NESR shall together only recover once in respect of any Leakage.

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(e)          If the Parties disagree as to the amount of any Leakage, the Parties shall resolve their dispute according to the procedure provided for in Section 2.5.

(f)          If any Selling Stockholder does not pay to NESR any Pre-NESR Closing Adjustment Leakage due and payable by it within 30 days of the settlement or determination of any Pre-NESR Closing Adjustment Leakage, NESR is authorized to cancel a number of shares of Equity Stock at $10 per Equity Stock of such Selling Stockholder in default to satisfy such amount due and payable, as an alternative remedy to pursuing collection in cash, provided that adequate Equity Stock remains held by such Selling Stockholder. Each Selling Stockholder hereby grants to the Secretary of NESR a power of attorney to cancel such number of shares of Equity Stock as permitted under this Section 2.4(f). For the purposes of this Section 2.4(f), any Pre-NESR Closing Adjustment Leakage shall be deemed to be (A) settled, only if NESR and the relevant Selling Stockholder so agree in writing; and (B) determined only upon the Independent Accountant issuing its determination in respect thereof in accordance with Section 2.5.

2.5          Resolution of Accounting Dispute.

In the event that the relevant Parties are unable to agree as to the quantum (rather than the existence) of any Leakage (the “Disputed Leakage”), such Parties shall adopt the following procedure to resolve their dispute. The Parties shall, within 10 Business Days of service of a written notice from either party to the other (“Dispute Notice”) hold a meeting (“Dispute Meeting”) in an effort to resolve the dispute. In the absence of agreement to the contrary, the Dispute Meeting shall be held at the registered office of the Company. Each Party shall use its reasonable endeavors to resolve the dispute. If within 20 Business Days of service of the Dispute Notice the Parties remain unable to resolve the dispute, (on the one hand) the relevant Selling Stockholder, and (on the other hand) prior to NESR Closing, Olayan and NESR or, after NESR Closing, NESR, shall jointly appoint an independent accounting firm to assess any disputed amounts from among either KPMG, Deloitte and Touche or PricewaterhouseCoopers (each an “Accountancy Firm”) or, if such Parties fail to appoint such firm within 10 Business Days of the expiry of such period, such of the aforementioned independent accounting firms as the President of the Institute of Chartered Accounts in England and Wales may, on the application of either Party, nominate (“Independent Accountant”). The Independent Accountant, acting as expert, shall be requested to make a determination in respect of the Disputed Leakage within 10 Business Days of their appointment and to notify the Parties in writing of their determination. Such determination shall be final and binding upon the Parties, except in the case of fraud or manifest error.

2.6          Closing Date.

Each of Olayan and NESR shall consummate with the Selling Stockholders the sale and purchase of the Olayan Company Shares and the NESR Company Shares (“Closing”) on the Olayan Closing Date and the NESR Closing Date, respectively (“Closing Date”).

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(a)          Olayan Closing Date and Obligations.

(i)          The Olayan Closing shall occur on the Olayan Closing Date.

(ii)         On the Olayan Closing Date, Olayan shall procure the payment in cash of the Olayan Initial Cash Consideration Amount to the Selling Stockholders by way of the transfer, in immediately available funds, to each such Selling Stockholder’s Bank Account of such part of the Olayan Initial Cash Consideration Amount as is set out against such Selling Stockholder’s name in column (2) of Part 1 of Exhibit A (collectively, the “Olayan Payment”). On the Olayan Closing Date, each Selling Stockholder shall simultaneously with receipt of Olayan Payment initiate the transfer, in accordance with Laws of DIFC, of the legal and beneficial ownership of the Olayan Company Shares owned by it to Olayan free from any Encumbrances, and carry out any other actions required at Olayan Closing to complete the transfer of legal and beneficial interest in such Olayan Company Shares to Olayan, including the provision of access to Olayan to the electronic register of members of the Company to enable Olayan to verify the transfer of the Olayan Company Shares. The Olayan Closing shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 20th Floor, Al Fattan Currency House, Tower 2, DIFC, Dubai, UAE.

(b)          NESR Closing Date.

(i)           Subject to the satisfaction of the Condition set forth in Article VII, the NESR Closing Date shall occur on the 10th Business Day following the first day on which the Condition has been satisfied in accordance with this Agreement or such other date as the Selling Stockholders and NESR may agree in writing (“NESR Closing Date”). The NESR Closing shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 20th Floor, Al Fattan Currency House, Tower 2, DIFC, Dubai, UAE.

(ii)          On the NESR Closing Date, NESR shall:

(A)          subject to Section 2.12, procure the payment in cash of the NESR Initial Cash Consideration Amount to the Selling Stockholders, by way of transfer, in immediately available funds, to each such Selling Stockholder’s Bank Account of such part of the NESR Initial Cash Consideration Amount as is set out against such Selling Stockholder’s name in column (3) of Part 1 of Exhibit A;

(B)          issue the Consideration Equity Stock (credited as fully paid) to the Selling Stockholders in the amounts set out against each Selling Stockholder’s name in column (5) of Part 1 of Exhibit A; and

(C)          comply with its obligations under Section 2.3(c).

NESR shall pay the NESR Initial Cash Consideration Amount and issue the Consideration Equity Stock to Selling Stockholders in accordance with Section 2.2 by registration of such Consideration Equity Stock in the respective Selling Stockholder’s name with NESR’s registered agent. Upon payment of the NESR Initial Cash Consideration Amount and the issuance of the Consideration Equity Stock, each Selling Stockholder shall simultaneously at NESR Closing initiate the transfer, in accordance with the Laws of DIFC, of the legal and beneficial ownership of the NESR Company Shares owned by it free from any Encumbrances, and carry out any other actions required at Closing to effectuate the transaction, including the provision of access to NESR to the electronic register of members of the Company to enable NESR to verify the transfer of the NESR Company Shares. The NESR Closing shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 20th Floor, Al Fattan Currency House, Tower 2, DIFC, Dubai, UAE.

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2.7          Closing Deliverables.

(a)          Deliveries by the Selling Stockholders on the Olayan Closing Date. At the Olayan Closing Date, each of the Selling Stockholders shall deliver or shall cause the Company to deliver, as applicable, to Olayan and NESR copies of Board of Director resolutions of each Selling Stockholder (except any Selling Stockholder who is an individual), certified by the Secretary or an authorized person of such Selling Stockholder as to the authorization of this Agreement and all of the transactions contemplated hereby.

(b)          Deliveries by the Selling Stockholders on the NESR Closing Date. At the NESR Closing Date, each of the Selling Stockholders or the Reinvesting Selling Stockholders (as applicable) shall deliver or shall cause the Company to deliver, as applicable, to NESR:

(i)           (to the extent not already delivered) copies of releases from Related Party Agreements to which such Selling Stockholder is a party (save for any Related Party Agreements set forth in Part 2 of Schedule 6.14), in each case as defined in Section 3.5 and subject to the terms of Section 6.14; and

(ii)          the Registration Rights Agreement and the Relationship Agreement, duly executed by that Reinvesting Selling Stockholder.

(c)          Deliveries by Olayan to the Selling Stockholders on the Olayan Closing Date. Olayan shall deliver to the Selling Stockholders on the Olayan Closing Date copies of resolutions of its board of directors, certified by the Secretary of that Purchaser as to the authorization of this Agreement and all of the transactions contemplated hereby.

(d)          Deliveries by NESR to the Selling Stockholders on the NESR Closing Date. NESR shall deliver to the Selling Stockholders or the Reinvesting Selling Stockholders (as applicable) on the NESR Closing Date:

(i)           to the Selling Stockholders, copies of resolutions of its board of directors, certified by the Secretary of that Purchaser as to the authorization of this Agreement and all of the transactions contemplated hereby; and

(ii)          to each Reinvesting Selling Stockholder:

(A)          stock certificates from NESR representing the shares of Consideration Equity Stock, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached and otherwise sufficient to transfer the Consideration Equity Stock free and clear of all Liens and Encumbrances, unless any Reinvesting Selling Stockholder accepts electronic registration of such Consideration Equity Stock in such Reinvesting Selling Stockholder’s name with the registered agent of NESR, in which case NESR shall procure the delivery of evidence (in a form reasonably satisfactory to the relevant Reinvesting Selling Stockholder) showing the registration of the Consideration Equity Stock in the name of that Reinvesting Selling Stockholder; and

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(B)          the Registration Rights Agreement and the Relationship Agreement, duly executed by NESR.

(e)          Failure to comply. If the obligations of any of the Selling Stockholders under Sections 2.6(b) and 2.7(b) are not complied with on or before the NESR Closing Date or the obligations of NESR under Sections 2.6(b) and 2.7(d) are not complied with on or before the NESR Closing Date, then:

(i)           NESR (in respect of non-compliance by any Selling Stockholder) or any Selling Stockholder (in respect of non-compliance by NESR) may terminate this Agreement by notice in writing to the other Parties; or

(ii)          NESR (in respect of non-compliance by any Selling Stockholder) or the Selling Stockholders (acting jointly) (in respect of non-compliance by NESR) may either defer NESR Closing to a later Business Day (so that the relevant provisions of Sections 2.6 and 2.7 shall apply to NESR Closing as so deferred) or proceed to NESR Closing as far as practicable (without limiting the rights of any party under this Agreement) without prejudice to any rights that the fully performing party may have against the non-complying party for costs and expenses incurred by the fully performing party as a result of such delay.

2.8         Olayan NESR Share Exchange.

(a)          On the NESR Closing Date, Olayan shall sell to NESR all of its Olayan Company Shares, free of any Liens and Encumbrances, valued in the amount of the Olayan Initial Cash Consideration Amount, in consideration and exchange for such number of Equity Stock as is equal to the quotient of: (i) the Olayan Initial Cash Consideration Amount; and (b) 11.244. Each of Olayan and NESR shall take all necessary actions to effectuate this exchange of the Olayan Company Shares.

2.9         Earn-Out Payment. Following the NESR Closing Date, NESR shall make the following payments, according to the following terms and subject to the satisfaction of the following conditions, in cash and/or in Equity Stock to be paid or issued or transferred by NESR to the Selling Stockholders.

(a)	Cash Earn-Out. The Selling Stockholders shall receive an amount in cash equal to $7,572,444 as additional consideration for the NESR Company Shares (“Cash Earn-Out”) upon, and subject to, any member of the Group entering into, renewing or extending any agreement(s) (the “Renewed Contract”) with the Saudi Arabian Oil Company or any of its Affiliates on materially the same terms as the Saudi Aramco Contract 6600032564 for Cementing & Other Oilfield Services (as supplemented and/or modified by the Saudi Aramco Pricing Letter) (the “Existing Contract”) to which the Company is a party as of the date hereof (the “Cash Earn-Out Condition”), provided that the Cash Earn-Out Condition shall (and shall be deemed to) be satisfied to the extent that the Renewed Contract is not entered into as a result of any transaction contemplated by this Agreement or anything done by NESR or anything done or omitted to be done before NESR Closing pursuant to and in compliance with this Agreement or otherwise at the request in writing or with the approval in writing of NESR.

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For the purposes of this Section 2.9(a), the Renewed Contract shall be deemed to be on materially the same terms as the Existing Contract unless any of the Saudi Aramco Services have not been included in the Renewed Contract or there occurs a Saudi Aramco Material Price Reduction.

The Cash Earn-Out will be paid within 10 days of the satisfaction of the Cash Earn-Out Condition and allocated to the Selling Stockholders as set forth in column (6) of Part 1 of Exhibit A.

(b)          Equity Stock Earn-Out. The Reinvesting Selling Stockholders shall be entitled to up to two issuances of Equity Stock (“Stock Earn-Outs”), which shall constitute distributions of NESR stock valued at $10 per share, on the following terms and if the following conditions are met. Each of the Stock Earn-Outs shall be allocated to the Reinvesting Selling Stockholders in their Reinvestment Proportion.

(i)          First Equity Stock Earn-Out. NESR shall issue or transfer to the Reinvesting Selling Stockholders the First EBITDA Earn-Out Equity Stock (as defined by this Section, credited as fully paid and free and clear of any Liens and Encumbrances) if the 2018 NESR EBITDA is greater than $157 million. For the purpose of clarity, if the 2018 NESR EBITDA is less than or equal to $157 million then the First EBITDA Earn-Out Equity Stock will not be issued or transferred as the calculated multiple will be less than or equal to 0 (zero). In the event that the 2018 NESR EBITDA is greater than $157 million, then the Reinvesting Selling Stockholders shall be issued or transferred Equity Stock equal to the quotient of the First EBITDA Earn-Out Amount and $10 per share of Equity Stock subject to a maximum cap of 1,671,704 shares of Equity Stock (the “First EBITDA Earn-Out Equity Stock”). The “First EBITDA Earn-Out Amount” shall be:

(2018 NESR EBITDA – 157)/(166-157) x (0.80 x {Equity Stock percentage of total Consideration i.e. 24.88% as attributed to Section 2.2(a)(ii)}x $84,000,000.

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(ii)         Second Equity Stock Earn-Out. NESR shall issue or transfer to the Reinvesting Selling Stockholders the Second EBITDA Earn-Out Equity Stock (credited as fully paid and free and clear of any Liens and Encumbrances) if the 2018 NESR EBITDA is greater than $166 million. For the purpose of clarity, if the 2018 NESR EBITDA is less than or equal to $166 million then the Second EBITDA Earn-Out Equity Stock will not be issued or transferred as the calculated multiple will be less than or equal to 0 (zero). In the event that the 2018 NESR EBITDA is greater than $166 million and less than or equal to $200 million then the Reinvesting Selling Stockholders shall be issued or transferred Equity Stock equal to the quotient of the Second EBITDA Earn-Out Amount and $10 per share of Equity Stock subject to a maximum cap of 1,671,704 shares of Equity Stock (the “Second EBITDA Earn-Out Equity Stock”). The “Second EBITDA Earn-Out Amount” shall be:

(2018 NESR EBITDA (if greater than 166) – 166)/(200-166) x (0.80 x {Equity Stock percentage of total Consideration i.e. 24.88% as attributed to Section 2.2(a)(ii)} x $84,000,000

(c)          Calculation of 2018 NESR EBITDA. The 2018 NESR EBITDA shall be calculated and the Earn-Out Equity Stock shall be issued in accordance with Exhibit B and the Parties shall comply with their respective obligations thereunder.

2.10       Management Alignment

NESR shall procure that the provisions relating to the price of Equity Stock applicable to the restrictions on sale, transfer and assignment of the Sponsor Stock, as summarized in Amendment No. 3 to Form S-1 filed with the SEC on 10 May 2017, shall (without amending any other part of that filing) be amended as follows:

(a)	up to 50 percent of the Sponsor Stock may be sold, transferred or assigned in accordance with the terms of that Amendment No. 3;

(b)	up to 75 percent of the Sponsor Stock may be sold, transferred or assigned at any time after the last sale price of the Equity Stock equals or exceeds $15 per share of Equity Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after the date that is 150 days after NESR Closing; and

(c)	up to 100 percent of the Sponsor Stock may be sold, transferred or assigned at any time after the last sale price of the Equity Stock equals or exceeds $17.50 per share per Equity Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after the date that is 150 days after NESR Closing.

2.11       Right of First Refusal.

A Reinvesting Selling Stockholder shall have a right of first refusal to purchase any NESR Company Shares being sold by any other Reinvesting Selling Stockholder at any time prior to the first anniversary of NESR Closing. The Reinvesting Selling Stockholder shall provide notice to all other Reinvesting Selling Stockholders of its intent to sell such Consideration Equity Stock, and each Reinvesting Selling Stockholder shall have 10 Business Days within which to respond of its intention to exercise its right of purchase. If more than one Reinvesting Selling Stockholder wishes to exercise such right, such Reinvesting Selling Stockholders shall share in the purchase of the Company Shares proportionately to their Reinvestment Proportion.

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2.12       PIPE.

NESR shall procure that, in the period prior to NESR Closing, each Reinvesting Selling Stockholder (or any Affiliate(s) nominated by it) is offered the opportunity to subscribe for upto 50 percent of any Equity Stock or any other shares or stock in the share capital of NESR or any instrument that is convertible into or exercisable or exchangeable for, or which gives the right to subscribe for, Equity Stock or any other shares or stock in the share capital of NESR that is proposed to be issued by NESR (“Proposed Equity Instrument”), before such Proposed Equity Instrument is offered for subscription to any other person. The Proposed Equity Instrument shall be offered to the Reinvesting Selling Stockholders (or any of its Affiliate(s) nominated by it) in the Reinvestment Proportion, provided that any Proposed Equity Instrument not taken up by any Reinvesting Selling Stockholder (or its Affiliate(s) shall be offered to each other Reinvesting Selling Stockholder (or any Affiliate(s) nominated by it) in proportion to their Reinvestment Proportion before it is offered to any third party. If any Proposed Equity Instrument is proposed to be offered for subscription to a third party as a result of the Reinvesting Selling Stockholders (or their Affiliate(s)) not subscribing for it, then it shall be offered on terms that are no more favourable to that third party than the terms offered to the Reinvesting Selling Stockholders and any such subscription must be completed within a period of 60 days from the date that the Proposed Equity Stock was first offered to the Reinvesting Selling Stockholders. A Reinvesting Selling Stockholder (or its nominated Affiliate(s)) shall, from the date of receiving the written notice of the offer for subscription of Proposed Equity Stock referred to in this Section, have 48 hours to accept or decline the offer. Any Reinvesting Selling Stockholder that accepts such offer for subscription shall be entitled to satisfy any subscription price or other consideration due for any Proposed Equity Instrument by setting off all or any part of such price or consideration against all or any part of the NESR Initial Cash Consideration that shall be otherwise due to it at NESR Closing (and NESR shall procure that such Reinvesting Selling Stockholder’s payment obligations in respect of any such Equity Instrument shall be so deferred until NESR Closing).

Article III
WARRANTIES RELATING TO THE SELLING STOCKHOLDERS

Each Selling Stockholder, severally and not jointly, hereby warrants to the Purchaser in respect of itself or himself only (and, for the avoidance of doubt, not in respect of any other Selling Stockholder) that:

3.1          Organization. The Selling Stockholders may be composed of both individuals and corporations. Each Selling Stockholder who is a corporation is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

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3.2          Authorization of Agreement. Each Selling Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and has, or will at the applicable Closing Date have all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate expressly contemplated by this Agreement to be executed by such Selling Stockholder in connection with the consummation of the transactions contemplated by this Agreement (the “Selling Stockholder Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Selling Stockholder Documents, and the consummation of the transactions contemplated hereby and thereby, has been or, in respect of each Selling Stockholder Document, will be duly authorized and approved by all required corporate action (if applicable) on the part of such Selling Stockholder. This Agreement has been, and each of the Selling Stockholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such Selling Stockholder and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Selling Stockholder Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

3.3          Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by each Selling Stockholder of this Agreement or the Selling Stockholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Selling Stockholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of: (i) the certificate of incorporation and by-laws or comparable organizational documents of such Selling Stockholder; (ii) any Order of any Governmental Body applicable to such Selling Stockholder or by which any of the properties or assets of such Selling Stockholder are bound; or (iii) any applicable Law.

(b)          No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required by such Selling Stockholder in connection with the execution and delivery of this Agreement, the Selling Stockholder Documents, the compliance by such Selling Stockholder with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

3.4          Ownership and Transfer of Shares. The Selling Stockholder is the recorded legal owner of the Company Shares as indicated against its or his name in Exhibit A, free and clear of any and all Liens and encumbrances. Each Selling Stockholder has the power and authority to sell, transfer, assign and deliver such Company Shares as provided in this Agreement, and such delivery will convey to the relevant Purchaser legal and beneficial ownership of such Company Shares, free and clear of any and all Liens.

3.5          Related Party Agreements. Except in respect of the agreements set forth in Part 1 of Schedule 6.14 (each a “Related Party Agreement”), each Selling Stockholder is not party to any agreement, as of the date hereof, with the Company or any Subsidiary under which the Company or any Subsidiary has any outstanding liability, obligation or commitment.

3.6          Litigation. There are no Legal Proceedings pending or, to the Knowledge of the relevant Selling Stockholder, threatened in writing against that Selling Stockholder or to which the Selling Stockholder is otherwise a party, in each case in relation to this Agreement, the Selling Stockholder Documents or the transactions contemplated hereby and thereby.

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Article IV
WARRANTIES OF PURCHASER

Each of NESR and Olayan hereby severally warrants to the Selling Stockholders that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the NESR Closing Date and the Olayan Closing Date, respectively:

4.1          Organization and Good Standing. Olayan and NESR are entities duly organized, validly existing and in good standing under the laws of their respective state or jurisdiction of incorporation and have all requisite corporate power and authority to own, lease and operate properties and carry on their businesses.

4.2          Authorization of Agreement. Olayan and NESR have full corporate power, legal capacity and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of each Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to NESR Closing, duly executed and delivered by each Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of each Purchaser, enforceable against the Purchaser in accordance with its respective terms.

4.3          Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by the Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of: (i) the certificate of incorporation and by-laws or comparable organizational documents of such Purchaser; (ii) any Contract, or Permit to which the Purchaser is a party or by which any of the properties or assets of the Purchaser are bound; (iii) any Order of any Governmental Body applicable to the Purchaser or by which any of the properties or assets of the Purchaser are bound; or (iv) any applicable Law.

(b)          No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by the Purchaser with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

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4.4          Proxy Process. The Selling Stockholders acknowledge that NESR cannot proceed to NESR Closing unless and until NESR has first filed with the SEC, in compliance with Law, a disclosure statement of the acquisition of the Company Shares and other assets and a submission to all shareholders of NESR requesting a shareholder vote to approve the transaction contemplated hereby (“Proxy”).

4.5          Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or to which the Purchaser is otherwise a party relating to this Agreement, the Purchaser Documents or the transactions contemplated hereby and thereby.

4.6          Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof, except JPMorgan which has acted as financial advisor to NESR.

Article V
WARRANTIES OF NESR

NESR hereby represents and warrants to the Selling Stockholders that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the NESR Closing Date:

5.1          Liabilities. Except as publicly disclosed as of the date hereof, no member of the NESR Group:

(a)          has any outstanding liabilities;

(b)          has any obligations or commitments of any nature whatsoever under or in connection with any agreement, arrangement or understanding;

(c)          is in breach of any applicable Law, including in respect of any filings required to be made by it with the SEC; or

(d)          is party to any pending or threatened civil, criminal, arbitration, administrative or other proceedings against it.

5.2          Proxy. Except in respect of any information provided by the Company or any Subsidiary of the Company, all information contained in the Proxy, at the time: (i) the Proxy (or any amendment thereof or supplement thereto) is first mailed to the stockholders of NESR; (ii) of the NESR Stockholders’ Meeting; and (iii) of the NESR Closing, will be true and accurate and the Proxy will not fail to state any material fact required to be stated therein or necessary in order to make the statements therein complete and not misleading.

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5.3          NESR Trust. The NESR Trust contains an amount equal to at least $229 million as of the date hereof and it is in full force and effect.

5.4          Equity Stock. No Equity Stock has been issued or transferred by any member of the NESR Group or agreed to be issued or transferred by NESR for a price that is less than $10 per Equity Stock, and NESR has not issued or agreed to issue any instrument that is convertible into, or exercisable or exchangeable for, or which gives the right to subscribe for, Equity Stock or that entitles its holder to be issued or subscribe for Equity Stock for a price that is less than $10 per Equity Stock.

Article VI
COVENANTS

6.1          Access to Information; Confidentiality. The Company shall, and the Company shall cause the Subsidiaries to, afford to NESR and its accountants, counsel, financial advisors, directors, officers and employees reasonable access, during normal business hours upon reasonable notice throughout the period prior to the earlier of NESR Closing and the termination of this Agreement in accordance with the terms hereof, to the Company’s and the Subsidiaries’ respective books, financial information (including working papers and data in the possession of the Company’s or the Subsidiaries’ or their respective independent public accountants, internal audit reports, and “management letters” from such accountants with respect to the Company’s or any of the Subsidiaries’ systems of internal control), Contracts and records of the Company and the Subsidiaries to the extent required for the purposes of monitoring the financial performance of the Company, preparing for the transition of the ownership of the Company to NESR or preparing the Proxy and, during such period, shall furnish as soon as reasonably practicable such information in the possession or control of the Company or any Subsidiary concerning the businesses, properties and personnel of the Company and the Subsidiaries as NESR shall reasonably request for any such purpose; provided, however, such investigation shall not disrupt the Company’s operations in any material manner. The Company shall authorize and direct the appropriate directors, managers and employees of each such Subsidiary to discuss matters involving the operations and business of the Company or such Subsidiary, as the case may be, with NESR during normal business hours and upon reasonable notice and then only to the extent that it will not and is not reasonably likely to disrupt the Company’s operations in any material manner. All information provided to, or obtained by, the Purchaser, the Company, or the Selling Stockholders in relation to the subject matter of, and negotiations leading to, this Agreement, including but not limited to the terms of this Agreement, shall be considered “Confidential Information” and kept strictly confidential by the Parties; provided that the Purchaser and the Company may disclose such information as is necessary: (i) to fulfill the Condition; or (ii) to include in the Proxy. No information provided to or obtained by the Purchaser pursuant to this Section 6.1 shall limit or otherwise affect the remedies available hereunder to the Purchaser (including the Purchaser’s right to any damages), or the warranties of, or the conditions to the obligations of, the Parties.

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6.2          Conduct of Group Business Pending NESR Closing.

(a)          Except (i) as otherwise expressly provided in this Agreement, or (ii) any Permitted Leakage, or (iii) to comply with applicable Law, or (iv) with the prior written consent of NESR, or (v) in the Ordinary Course of Business, or (vi) any act undertaken or agreement, arrangement or understanding entered into between the Company or any of its Subsidiaries or amongst any Subsidiaries of the Company, or (vii) as contemplated in the Annual Budget, the Company shall not, and the Company shall cause the Subsidiaries not to in the period commencing on the date of this Agreement and ending on the earlier of NESR Closing and the termination of this Agreement:

(i)         declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of, or other ownership interests in, the Company or any of the Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(ii)        transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(iii)       effect any recapitalization, reclassification, stock split, combination or like change in the share capital of the Company or any of the Subsidiaries;

(iv)       amend the certificate of incorporation or by-laws or equivalent organizational or governing documents of the Company or any of the Subsidiaries;

(v)        (A) increase the salary or other compensation of any director or Senior Manager of the Company or any of the Subsidiaries, except for normal year-end increases in the Ordinary Course of Business; or (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation in connection with the transactions contemplated hereby to any director, officer or employee of the Company or any Subsidiary;

(vi)       terminate the employment of any Senior Manager;

(vii)      acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of, or used by, the Company and the Subsidiaries, other than in the Ordinary Course of Business. A property or asset shall be deemed to be “material” if its value exceeds $500,000;

(viii)     enter into or agree to enter into any merger or consolidation with any corporation or other entity, create a new Subsidiary or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities, of any other Person;

(ix)       cancel or compromise any material debt or claim except in the Ordinary Course of Business;

(x)        enter into any commitment for capital expenditures of the Company and the Subsidiaries in excess of $5 million per month;

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(xi)       except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any member of the Seller’s Group;

(xii)      terminate, amend in any material respect, fail to renew, or waive any material rights under any Material Contract, other than in the Ordinary Course of Business;

(xiii)     dispose of or destroy any corporate records or other books or records of the Group;

(xiv)     settle or compromise any pending or threatened Legal Proceeding or any claims, in each case where the liability to the Company or a Subsidiary in respect thereof exceeds $1 million; and

(xv)      take any steps to dissolve, wind-up or liquidate any Subsidiary.

6.3          NESR Group Conduct Pending the NESR Closing. Except as otherwise expressly provided in this Agreement, to comply with applicable Law or with the prior written consent of the Selling Stockholders, NESR shall not and shall cause its Affiliates not to, in the period commencing on the date of this Agreement and ending on the earlier of NESR Closing and the termination of this Agreement, undertake any of the acts, matters or things set out in Section 6.2 (except Sections 6.2(a)(i) or 6.2(a)(iii)) as if any reference to the Company or any Subsidiary shall be deemed to be a reference to NESR or each of its Affiliates, respectively.

6.4          No Further Actions. Each Selling Stockholder and Purchaser shall make all efforts to effectuate all the necessary corporate actions required of it (including but not limited to seeking and obtaining the approval of its shareholders, making applicable filings and voting its own shares in favor of any shareholder resolutions) to enable the transfer of any Company Shares or the transfer or issuance of Equity Stock required under this Agreement.

6.5          Third Party Consents. The Selling Stockholders and the Company shall reasonably co-operate with NESR to enable compliance with the statutory requirement under the laws of Algeria to engage in formal consultation with the Algerian government with respect to a proposed transfer of ultimate ownership in the Company in order to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to the responsible authorities in, Algeria in relation thereto. Executed counterparts of such consents, waivers and approvals shall be delivered to each Selling Stockholder and the Company promptly after receipt thereof by any Purchaser or to the Purchaser promptly after receipt by any Selling Stockholder or the Company, and copies of such notices shall be delivered to the Purchaser (if delivered by any Selling Stockholder or the Company) or to the Selling Stockholder and the Company (if delivered by any Purchaser), in each case promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, none of the Selling Stockholders, the Purchaser nor any of their Affiliates (which for purposes of this sentence shall include the Company) shall be required by any other Party to pay any amounts in connection with obtaining any consent, waiver or approval.

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6.6          No Shop.

(a)          During the period from the date of this Agreement and through the earlier of NESR Closing and termination or expiry of this Agreement, unless Olayan does not comply with the provisions of Section 2.6(a), the Selling Stockholders and the Company shall not, and the Company shall not permit the Subsidiaries and the Company shall not permit its or its Subsidiaries’ directors, officers or employees and each Selling Stockholder shall not permit its respective directors, officers or employees, (collectively, the “Representatives”) to, directly or indirectly: (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of all or substantially all of the assets of the Company or any of the Subsidiaries or any capital stock or other ownership interests of the Company or any of the Subsidiaries, other than the transactions contemplated by this Agreement (an “Acquisition Transaction”); (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction; (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or the Subsidiaries in connection with an Acquisition Transaction; or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b)          The Selling Stockholders and the Company shall (and the Selling Stockholders and the Company shall cause their respective directors, officers and employees to, and the Company shall cause the Subsidiaries and their Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Purchaser) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to (and the Company agrees to cause the Subsidiaries not to) release any third party involved in such discussions or negotiations from the confidentiality and standstill provisions of any agreement to which the Company or any of the Subsidiaries is a party in connection with any Acquisition Transaction.

(c)          During the period from the date of this Agreement and through the earlier of NESR Closing and termination or expiry of this Agreement, except for a Permitted Transaction, NESR shall not and shall procure that none of its Affiliates or its or their directors, officers or employees shall, directly or indirectly: (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of all or substantially all of the assets of any Person or of any capital stock or other ownership interests of any Person (a “Competing Transaction”); (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of a Competing Transaction; or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(d)          NESR shall and shall procure that its Affiliates and its and their directors, officers and employees shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than any Selling Stockholder) conducted heretofore with respect to any Competing Transaction (except any Permitted Transaction).

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6.7          Non-Solicitation; Confidentiality.

(a)          For a period of one year from and after the NESR Closing Date, the Selling Stockholders shall not, and shall cause their directors, officers or employees (acting in their capacity as such) not to, directly or indirectly: (i) cause, solicit, induce or encourage any Senior Managers of the Company or the Subsidiaries to leave such employment for the purpose of hiring, employing or otherwise engaging any such individual, except in the event that any Senior Manager responds to any bona fide employment advertisement that is not directed at one or more of the Senior Managers; or (ii) cause, induce or encourage any client or supplier which is party to a Material Contract as of the date hereof to terminate any such Material Contract or modify it in a manner that is materially adverse to the Company or any Subsidiary.

(b)          From and after the NESR Closing Date, the Selling Stockholders shall not and shall cause their directors, officers and employees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Purchaser any Confidential Information (as defined below). The Selling Stockholders shall not have any obligation to keep confidential (or cause its officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Selling Stockholders shall, to the extent reasonably possible, provide the Purchaser with prompt notice of such requirement prior to making any disclosure so that the Purchaser may seek an appropriate protective order.

(c)          From the date of this Agreement until the NESR Closing Date, the Purchaser shall not and shall cause its directors, officers and employees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Selling Stockholders any Confidential Information (as defined below). The Purchaser shall not have any obligation to keep confidential (or cause its officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Purchaser shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order.

(d)          For the purposes of this Section 6.7(b) and 6.7(c), “Confidential Information” means any information with respect to the Company or any of the Subsidiaries, including methods of operation, customer lists, products, prices, fees, costs, inventions, trade secrets, know-how, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters.

(e)          The covenants and undertakings contained in Sections 6.6 and 6.7 relate to matters which are of a special, unique and extraordinary character and a violation of any of their terms may cause irreparable injury to the Party that has the benefit of them, the amount of which may not be possible to estimate or determine and which may not be adequately compensated. Accordingly, the remedy at law for any breach of Section 6.6 or 6.7 may be inadequate. Therefore, the Party that has the benefit of any such covenant or undertaking will be entitled to seek a temporary and permanent injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of Section 6.6 or 6.7. The rights and remedies provided by this Section 6.7(e) are cumulative and in addition to any other rights and remedies which Purchaser may have hereunder or at law or in equity.

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(f)          The Parties agree that, if any court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.7 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

6.8          Preservation of Records. Subject to any retention requirements of applicable Law relating to the preservation of Tax records, the Selling Stockholders and the Purchaser agree that each of them shall (and NESR shall from the NESR Closing Date cause the Company and the Subsidiaries to) use their reasonable endeavours to preserve and keep the records held by them relating to the respective businesses of the Company and the Subsidiaries for a period of seven years commencing on the NESR Closing Date and shall make such records available to the other as may be reasonably required by such party on or after the NESR Closing Date, including in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Selling Stockholders, the Company, the Subsidiaries or Purchaser or in order to enable the Selling Stockholders or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby, provided that nothing in this Section 6.8 shall require any Party to disclose any information that may be subject to privilege.

6.9          Publicity. None of the Purchaser, Selling Stockholders or the Company shall publicly disclose the terms of this Agreement or issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed (having regard to the urgency of the circumstances). Without prejudice to Section 6.19, nothing herein shall prevent NESR from making the disclosures necessary to comply with applicable Law, including SEC regulations and other Laws pertaining to the De-SPAC Process, provided that the Selling Stockholders have been provided draft copies of any such disclosure to the extent relating to this Agreement or any transaction contemplated hereby or relating to any Selling Stockholder or any member of the Group reasonably in advance to enable the Selling Stockholders to comment on such copies as soon as reasonably practicable (but having regard to the urgency of the circumstances) and in any case at least 48 hours prior to their disclosure. Having regard to the urgency of the circumstances, reasonable consideration shall be afforded by NESR to any comments submitted by any Selling Stockholder at least 48 hours prior to the relevant disclosure.

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6.10         Use of Name. The Selling Stockholders hereby agree that upon the NESR Closing, NESR and the Company shall have the sole right to use of the name “NPS Holdings Limited” or any service marks, trademarks, trade names, “doing business as” names, fictitious names, identifying symbols, logos, emblems, signs or insignia containing “NPS” or “National Petroleum Services”, including any name or mark confusingly similar thereto (collectively, the “Company Marks”). The Selling Stockholders shall not use any of the Company Marks, except in connection with marketing their investment in the Company to any investor or any potential investor in any Affiliate of any Selling Stockholder or any fund or Person managed and/or advised by any Affiliate of any Selling Stockholder.

6.11         Cooperation with Proxy Process. In order to fulfill the Condition, the Company shall, and the Company shall cause the Subsidiaries to, in each case at NESR’s cost, provide such assistance and cooperation as Purchaser may reasonably request upon giving reasonable notice, including: (i) reasonable assistance with preparing any business descriptions of the Company and any Subsidiary needed for any prospectus and cooperating with initial purchasers or placement agents; (ii) making senior management of the Company and the Subsidiaries reasonably available for customary “roadshow” presentations or proposed equity financing source meetings and rating agencies presentations; (iii) cooperating with prospective underwriters, placement agents or initial purchasers and their respective advisors in performing their due diligence; (iv) providing all financial statements and financial and other information in their possession or control that is required to be provided by applicable Law in an offering of equity securities; and (v) using reasonable endeavours to cause the Company’s accountants to provide customary “comfort” letters to any underwriters or initial purchasers, including standard negative assurance comfort on any interim period of pro forma financial statements.

6.12         NPS Co-Investment Plan. At NESR Closing, the Company shall procure the payment of the NPS Co-Investment Plan Settlement Amount under each NPS Co-Investment Plan.

6.13         NPS LTIP. The Company hereby confirms that it has no liability under the NPS LTIP.

6.14         Related-Party Transactions with Non-Management Affiliates. On or prior to the NESR Closing Date, the Company and the Subsidiaries shall: (i) terminate all Related Party Agreements (other than (a) those Related Party Agreements set forth in Part 2 of Schedule 6.14 and (b) Contracts between the Company and the Subsidiaries, Contracts between the Company and the Subsidiaries and their respective officers and employees and Contracts the continuation of which the Purchaser has approved in writing); and (ii) deliver releases executed by such Affiliates with whom the Company has terminated such Related Party Agreements pursuant to this Section 6.14 providing that no further payments are due, or may become due, under or in respect of any such terminated Related Party Agreements; provided that in no event shall the Company or any of the Subsidiaries pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release.

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6.15        Notification of Certain Matters. The Selling Stockholders and the Purchaser shall give notice to the other party, in writing and as promptly as reasonably practicable, upon becoming aware of: (i) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it (on its part) to be untrue or inaccurate in any material respect at any time after the date hereof and prior to NESR Closing; (ii) any failure on its part to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder of which it becomes aware; (iii) any material development of which it becomes aware relating to the fulfilment of the Condition as soon as reasonably practicable after it comes to that party’s attention; or (iv) the institution of or the threat of institution of any Legal Proceeding against it, the Company or any of the Subsidiaries related to this Agreement or the transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

6.16        Resignation of Directors. Except as notified in writing by NESR to the Selling Stockholders at least 5 Business Days prior to NESR Closing, the Selling Stockholders shall cause each of the directors of the Company and the Subsidiaries to submit a letter of resignation effective on or before the NESR Closing Date.

6.17        Management. It is the intention that current senior management of the Company will remain active in NESR as part of the senior management team. Key management positions in the Company shall be confirmed in writing by NESR prior to NESR Closing, which confirmation shall also set forth principles of compensation and long and short term incentive arrangements in line with market standards for the management team as well as a timeline for the implementation of such agreements post-NESR Closing Date.

6.18        Fraud. Notwithstanding any other provision of this Agreement, no party shall be released from a Claim arising from any willful and knowing conduct that constitutes fraud on any other party.

6.19        Satisfaction of Condition. NESR shall, at its own cost, use its best endeavours to ensure that the Condition in Article VII of this Agreement is satisfied promptly after the date of this Agreement (and, in any event, before the Long-stop Date), including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of obtaining the De-SPAC Approval, and shall promptly notify the Selling Stockholders of the satisfaction of the Condition. Without prejudice to the foregoing, NESR shall and shall cause its Affiliates:

(a)          to promptly prepare the Proxy in a form and substance that complies with applicable requirements of the Exchange Act and the rules and regulations thereunder to be sent to the stockholders of NESR, for the purpose of, amongst other things, solicitation of proxies from the stockholders of NESR with respect to the De-SPAC Stockholder Voting Matters in an effort to obtain the De-SPAC Approval and providing the stockholders of NESR with the opportunity to have their Company Shares redeemed;

(b)          to take all actions that are necessary or reasonably advisable or as may be required by the SEC or by applicable Law in order to give effect expeditiously to the transactions contemplated by this Agreement;

(c)          to disclose in writing to the Selling Stockholders any event, fact or circumstance which will or may prevent the Condition from being satisfied on or prior to the Long-stop Date promptly after such event, factor circumstance comes to its attention;

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(d)          make any necessary filings to the SEC as promptly as possible after the date of this Agreement and any filings with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and applicable “blue sky” laws and rules and regulations thereunder, to re-submit any such filings as promptly as possible (and in any event within the timeframe mandated by the SEC), and use its best efforts to have the Proxy cleared by the SEC under the Exchange Act as soon as possible after filing;

(e)          provide any additional information and documentary material that may be requested by the SEC and respond to any SEC comments as promptly as possible following receipt of such request or comments;

(f)          promptly notify the Selling Stockholders of any communications (whether written or oral) with the SEC in connection with obtaining the De-SPAC Approval, including in connection with the approval by the SEC of the Proxy, any filing of any supplement or amendment to the Proxy, the issuance of any stop order or any request by the SEC for any amendment to the Proxy;

(g)          to the extent they relate to any Selling Stockholder or any member of the Group or this Agreement or the sale and purchase of any Company Shares, promptly provide the Selling Stockholders (and/or advisors nominated by the Selling Stockholders) draft copies of the Proxy and any amendment or supplement to the Proxy and all material submissions and promptly provide the Selling Stockholders with copies of all written communications with the SEC in connection with obtaining the De-SPAC Approval, and to take into account any reasonable comments provided by any Selling Stockholder in relation to the Proxy and any amendment or supplement to the Proxy. NESR shall promptly transmit any amendment or supplement to the Proxy to its stockholders to the extent required by the SEC or under applicable Law;

(h)          as soon as practicable following approval of the Proxy with the SEC, and in accordance with applicable Law, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “NESR Stockholder Meeting”) for the purpose of seeking to obtain De-SPAC Approval;

(i)          to use all reasonable efforts to cause the Proxy to be mailed to NESR’s stockholders promptly;

(j)          to recommend to NESR’s stockholders, through its board of directors, that they approve any and all proposals in respect of which the vote of NESR’s stockholders is sought (“NESR Board Recommendation”). NESR agrees that its obligation to duly call, give notice or convene and hold the NESR Stockholder Meeting shall not be affected by any change of the NESR Board Recommendation, and NESR agrees to submit the foregoing matters to the vote of its stockholders regardless of whether or not NESR’s board of directors changes the NESR Board Recommendation;

(k)          if at any time any event, circumstance or information relating to the Company and its Subsidiaries, or any of their respective Affiliates, officers or directors, or the Selling Stockholders should be discovered by NESR or the Selling Stockholders that should be set forth in an amendment or supplement to the Proxy, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC by NESR and, to the extent required by Law, disseminated to the stockholders of NESR; and

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(l)          to the extent they relate to any Selling Stockholder or any member of the Group or this Agreement or the sale and purchase of any Company Shares, promptly provide the Selling Stockholders with the Proxy and all material submissions and communications to or with any regulatory authority in the form submitted or sent.

6.20        Listing of Purchaser Common Stock. NESR shall use its best efforts to take all necessary action to cause the shares of the Consideration Equity Stock that will be issued at the NESR Closing to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the NESR Closing.

Article VII
CONDITION TO NESR CLOSING

7.1          Condition Precedent to Obligations of Purchaser and Selling Stockholder. The obligation of NESR and the Selling Stockholders to consummate the sale and purchase of the NESR Company Shares and to consummate the NESR Closing in accordance with the terms hereof is subject to NESR obtaining the De-SPAC Approval (the “Condition”).

7.2          Termination. If the Condition is not capable of being satisfied at any time or it is not satisfied by 30 June 2018 (the “Long-stop Date”) (or such later date as NESR and the Selling Stockholders may agree to in writing), then any Selling Stockholder or NESR shall be entitled to, by written notice to each of the other Parties, terminate this Agreement and on giving such notice, this Agreement shall automatically terminate (other than the Surviving Provisions which shall continue in full force and effect). In the event of such termination, no Party (nor any of its Affiliates) shall have any claim under this Agreement of any nature against any other Party except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Provisions.

7.3          Simultaneous completion. None of the Selling Stockholders shall be obliged to complete the sale and purchase of any of the NESR Company Shares unless the sale and purchase of all of the NESR Company Shares and the sale and purchase of the Olayan Company Shares pursuant to the Olayan SPA is completed simultaneously.

Article VIII
LIMITATIONS ON LIABILITY

8.1          Survival of Warranties.

(a)          The warranties of the parties contained in Article III Article IV and Article V of this Agreement shall survive the Olayan Closing and NESR Closing through and including the third anniversary of the NESR Closing Date (in each case, the “Survival Period”); provided, however, that any obligations shall not terminate upon the expiry of the Survival Period with respect to any Losses as to which a Party shall have given notice in accordance with Section 8.2(a) before the termination of the applicable Survival Period.

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(b)          Except to the extent set out in this Agreement (including in the Schedules hereto), any right or remedy based on warranties, covenants and agreements in this Agreement, or any Selling Stockholder Documents, Company Document or Purchaser Document shall not be affected by any investigation conducted at any time, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect any remedy based on such representations, warranties, covenants and agreements.

8.2          Claim Procedures.

(a)          A claim for any breach of any representation or warranty under Article III, Article IV and Article V (each a “Claim”) may be asserted by written notice (specifying in reasonable detail, to the extent known at that time, the fact, matter, event or circumstance giving rise to the potential Claim and the amount likely to be claimed in respect thereof) to the Party that is considered to be in breach of that representation or warranty; provided, however, that failure to so notify shall not preclude the innocent Party from bringing any Claim in accordance with this Article VIII so long as such notification is given prior to the expiry of the Survival Period. Such notice shall state in reasonable detail the basis of that Claim.

(b)          In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party against a Party (the “Recipient Party”) in respect of which a Claim may be brought (regardless of the limitations set forth in Section 8.3) (a “Third Party Claim”), the Recipient Party shall promptly cause written notice of the assertion of any Third Party Claim of which it has Knowledge which may be subject to a Claim to be forwarded to the Party against whom that Claim may be brought (the “Notified Party”). The failure of the Recipient Party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Notified Party’s obligations with respect thereto except to the extent that the Notified Party can demonstrate actual loss and prejudice as a result of such failure. Subject to the provisions of this Section 8.2, the Notified Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Recipient Party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim; provided that the Notified Party shall have acknowledged and agreed in writing to the Recipient Party that it shall indemnify the Recipient Party in respect of the Third Party Claim and any action taken by that Notified Party pursuant to the terms of this Section 8.2. If the Notified Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within five days of the Recipient Party’s written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the Recipient Party of its intent to do so; provided, that the Notified Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the Notified Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim or fails to notify the Recipient Party of its election as herein provided, the Recipient Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Notified Party shall assume the defense of any Third Party Claim, the Recipient Party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such Recipient Party shall be entitled to participate in any such defense with separate counsel: (i) at the expense of the Notified Party if so requested in writing by the Notified Party to participate; or (ii) in the reasonable opinion of counsel to the Recipient Party, a conflict or potential conflict exists between the Notified Party and the Recipient Party that would make such separate representation advisable. The parties hereto agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim, except any document or information that is subject to privilege. Notwithstanding anything in this Section 8.2 to the contrary, no Party shall, without the written consent of the other applicable party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and such party provide to such other party an unqualified release from all liability in respect of the Third Party Claim. If the Notified Party makes any payment on any Third Party Claim, the Recipient Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Recipient Party to any insurance benefits or other claims of the Recipient Party with respect to such Third Party Claim.

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(c)          After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Recipient Party and the Notified Party shall have arrived at a mutually binding agreement, in each case with respect to an Third Party Claim hereunder, if the Notified Party has agreed to indemnify the Recipient Party in connection with the Third Party Claim in accordance with this Section 8.2, the Recipient Party shall forward to the Notified Party notice of any sums due and owing by the Notified Party pursuant to this Agreement with respect to such matter and the Notified Party shall pay all of such remaining sums so due and owing to the Recipient Party in accordance with the terms hereof by wire transfer of immediately available funds within five Business Days after the date of such notice.

8.3          Limitations for Breaches of Representations and Warranties.

(a)          A party shall not have any liability for any Claim unless the aggregate amount of Losses incurred by it based upon, attributable to or resulting from the failure of any of the representations or warranties to be true and correct exceeds $2.50 million (the “Basket”) and, in such event, that party shall be liable for the entire amount of all such Losses; provided that the Basket limitation shall not apply to Losses related to the failure to be true and correct of any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3 and 4.6 hereof.

(b)          The aggregate liability of Olayan shall not exceed the Olayan Initial Cash Consideration and the aggregate liability of NESR shall not exceed the NESR Liability Cap (each, being the “Purchaser’s Cap”) and the aggregate liability of any Selling Stockholder in respect of all claims under this Agreement shall not exceed the aggregate of: (i) the Initial Cash Consideration Amount received by it pursuant to the terms hereof; and (ii) the amount resulting from the product of: (A) the Consideration Equity Stock received by it pursuant to the terms hereof; and (B) the lower of: (I) 10; and (II) the value of the Consideration Equity Stock received by it pursuant to the terms hereof, such value to be determined on the date immediately prior to the date that the relevant claim is determined in accordance with Section 9.5 or settled in full amongst the Parties thereto. To clarify, Leakage that is not Permitted Leakage will not in any case increase the Purchaser’s Cap.

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(c)          For the purposes of determining the failure of any representations or warranties to be true and correct, the breach of any covenants and agreements, and calculating Losses hereunder, any materiality qualifications in the representations, warranties, covenants and agreements shall be disregarded.

(d)          No party shall have any right of contribution or other recourse against the Company or the Subsidiaries or their respective directors, officers, employees, agents, attorneys, representatives, assigns or successors for any Claim hereunder.

8.4          OFS Investments Limited. Notwithstanding any other provision to the contrary contained herein, each of the Parties acknowledges and agrees that the obligations and undertakings of OFS Investments Limited under this Agreement are solely the corporate or limited liability obligations and undertakings of OFS Investments Limited, and that none of the parties hereto shall have any recourse against any of the directors, officers, employees or corporate service provider of OFS Investments Limited in their capacities as such (nor shall any of them be personally liable) for any claims, losses, damages, liabilities, indemnities, representations or other obligations whatsoever under, or in connection with any of the transactions contemplated by, this Agreement. This Section does not affect:

(a)          any liability or obligation of OFS Investments Limited itself under this Agreement; or

(b)          any liability of OFS Investments Limited’s directors, officers, employees or corporate service provider which may arise as a result of their actual fraud or willful default. No person shall be found to have committed actual fraud or willful default under this Agreement unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article IX
MISCELLANEOUS

9.1          Expenses. Except as otherwise provided in this Agreement, each of NESR and Olayan shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

9.2          Transaction Expenses. The Company agrees with the Selling Stockholders that it shall pay Transaction Expenses up to an amount equal to $5 million.

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9.3          Confidential Information. Any restriction in this Agreement on the disclosure of Confidential Information shall not apply if and to the extent that:

(a)          such disclosure is required for the purpose of any judicial proceedings or by any regulatory authority, governmental body or reputable securities exchange, provided that the other Parties to which the information relates shall have been, to the extent reasonably practicable, consulted and reasonable attempts made to resist or limit such disclosure;

(b)          the information is in the public domain, except as a result of any breach of any undertaking or duty of confidentiality by any Party hereunder;

(c)          the information is disclosed by a Selling Stockholder on a confidential basis to its Affiliates or to its or its Affiliates’ respective directors, officers, employees, advisors, auditors, bankers, investors or prospective investors for the legitimate pursuit or conduct of their businesses or to limited partners of any funds managed and/or advised by that Selling Stockholder or any of its affiliates; or

(d)          each Party to which the information relates has given its prior written consent to the contents and manner of the disclosure.

9.4          No Claim Against NESR Trust. The Selling Stockholders acknowledge that they have read the Prospectus and that NESR has established the NESR Trust from the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO for the benefit of NESR’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the NESR Trust, NESR may disburse monies from the NESR Trust only: (i) to the Public Shareholders in the event they elect to redeem the Equity Stock in connection with the consummation of NESR’s initial business combination (as such term is used in the Prospectus) (“Business Combination”); (ii) to the Public Shareholders if NESR fails to consummate a Business Combination within 24 months from the closing of the IPO; (iii) any amounts necessary to pay any taxes; or (iv) to, or on behalf of, NESR after or concurrently with the consummation of a Business Combination. Without prejudice to any rights of the Selling Stockholders arising in connection with this Agreement, each Selling Stockholder acknowledges that, pursuant to the terms to which the NESR Trust is subject as of the date hereof, it does not now and does not at any time hereafter have (other than upon NESR Closing) any right, title, interest or claim of any kind in or to any monies in the NESR Trust or distributions therefrom. NESR hereby agrees and undertakes that it shall not disburse any monies from the NESR Trust in connection with any transaction involving a merger, consolidation, business combination, purchase or disposition of the assets of any Person or any capital stock or other ownership interests of any Person (except in connection with the transactions undertaken pursuant to the terms hereof.

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9.5          Submission to Jurisdiction; Consent to Service of Process; Arbitration.

(a)          Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, any non-contractual right or obligation arising in connection therewith or the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) (a “Dispute”) shall be referred to and finally resolved by a binding arbitration, to be held in London, England pursuant to the rules (“Rules”) of the London Court of International Arbitration (“LCIA”). The seat or legal place of arbitration shall be London, United Kingdom. The Rules are incorporated by reference into this Section and capitalised terms used in this Section which are not otherwise defined in this Agreement have the meaning given to them in the Rules. The arbitration shall be conducted in the English language. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that a tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. The Purchaser party to the Dispute shall appoint one arbitrator, the Selling Stockholders that are party to the Dispute shall appoint one arbitrator, and one arbitrator who shall serve as chairman shall be nominated by the agreement of the arbitrators appointed by such Purchaser and Selling Stockholders. Failing such agreement within 15 days of the nomination of the party-nominated arbitrators, the arbitrator shall be nominated by the LCIA. Once such tribunal is constituted and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within 60 days after submission of the dispute to arbitration. The arbitrator shall render their final award within 60 days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The agreement to arbitrate and this Section shall be governed by English law.

(b)          Each of the Parties hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.8.

9.6          Governing Law. This Agreement (and any non-contractual rights and obligations arising in connection therewith) shall be governed by and construed in accordance with English law.

9.7          Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Selling Stockholder Documents and the Purchaser Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

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9.8          Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by electronic mail (with written confirmation of transmission); or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and electronic mail addresses (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to any Selling Stockholder, to the addresses of record for each stockholder as listed in Part 2 of Exhibit A.

If to Olayan, to:

P.O. Box 8772,

Riyadh, 11492, Saudi Arabia

Attn: Fadi Otaqui

Email: F.Otaqui@olayangroup.com

If to NESR, to:

777 Post Oak Blvd., 7th Floor

Houston, Texas 77056, USA

Attn: Sherif Foda

Email: sfoda@NESRCo.com

With a copy to:

Looper Goodwine, P.C.

1300 Post Oak Blvd., Suite 2400

Houston, Texas 77056

Attention: Mr. Don Looper

Email: dlooper@loopergoodwine.com

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9.9          Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.10        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Selling Stockholders or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void, provided that Olayan shall be entitled (without the consent of any other Party) to assign all (but not some) of its rights and obligations hereunder to any Affiliate of Olayan that is wholly-owned directly and indirectly and legally and beneficially by an entity or entities incorporated and resident in jurisdiction(s) forming part of the Gulf Cooperation Council (GCC).

9.11        Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney or representative of the Purchaser, the Company or the Selling Stockholders shall have any liability for any obligations or liabilities of any person under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

9.12         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER:

National Energy Services Reunited Corp.

By:	/s/ Sherif Foda
Name: Sherif Foda
Title: CEO

PURCHASER:

Hana Investments Co. WLL

By:	/s/ Ibrahim Aldokhi
Name: Ibrahim Aldokhi
Title: Authorized Legal Representative

COMPANY:

NPS Holdings Limited

By:	/s/ Adnan Ghabris
Name: Adnan Ghabris
Title: CEO

SELLING STOCKHOLDER:

OFS Investments Limited

By:	/s/ Zahid Kamal
Name: Zahid Kamal
Title: Director

SELLING STOCKHOLDER:

Arab Petroleum Investments Corporation

By:	/s/ Ahmed A. Attiga
Name: Ahmed A. Attiga
Title: CEO and GM

SELLING STOCKHOLDER:

Al Nowais Investments LLC

By:	/s/ Hussain Al Nowais
Name: Hussain Al Nowais
Title: Chairman

SELLING STOCKHOLDER:

Castle SPC Limited

By:	/s/ Michael Raynes
Name: Michael Raynes
Title: Authorized Signatory

SELLING STOCKHOLDER:

Abdulaziz Al-Dolaimi

By:	/s/ Abdulaziz Al-Dolaimi
Name:
Title:

SELLING STOCKHOLDER:

Fahad Abdulla Bindekhayel

By:	/s/ Fahad Abdulla Bindekhayel
Name:
Title:

EXHIBIT A

Part 1 – Consideration

	1	2	3	4	5	6
Selling Stockholder	Company Shares	Olayan Initial Cash Consideration Amount	NESR Initial Cash Consideration Amount	Base Receivable Amount	Consideration Equity Stock	Cash Earn-out
Abdulaziz Al-Dolaimi	9,250,000	3,750,000	3,003,509	1,200,000	568,750	126,000
Al Nowais Investments LLC	78,168,210	31,689,815	25,381,504	10,140,741	4,806,289	1,064,778
Arab Petroleum Investments Corporation	107,745,370	43,680,555	135,043,586	13,977,778	Nil	2,935,333
Castle SPC Limited	78,168,210	31,689,815	25,381,504	10,140,741	4,806,289	1,064,778
Fahad Abdulla Bindekhayel	18,500,000	7,500,000	6,007,018	2,400,000	1,137,500	252,000
OFS Investments Limited	78,168,210	31,689,815	97,973,819	10,140,740	Nil	2,129,555
Total	370,000,000	150,000,000	292,790,940	48,000,000	11,318,827	7,572,444

EXHIBIT A to SPA for NPS Acquisition

Part 2 – Daily Amount

SECTION a: Daily Ticker: Olayan Initial Cash Consideration Amount
cOLUMN (1)	COLUMN (2)
Daily Ticker Calculations	DAILY AMOUNT
SELLING STOCKHOLDER	JANUARY	FEBRUARY	MARCH	APRIL	MAY	JUNE
Arab Petroleum Investments Corporation	$21,989	$21,972	$21,989	$21,983	$21,989	$21,983
OFS Investments Limited	$15,953	$15,941	$15,953	$15,949	$15,953	$15,949
Al Nowais Investments LLC	$15,953	$15,941	$15,953	$15,949	$15,953	$15,949
Castle SPC Limited	$15,953	$15,941	$15,953	$15,949	$15,953	$15,949
Fahad Abdulla Bindekhayel	$3,775	$3,773	$3,775	$3,775	$3,775	$3,775
Abdulaziz Al-Dolaimi	$1,888	$1,886	$1,888	$1,887	$1,888	$1,887
Total	$75,510	$75,453	$75,510	$75,491	$75,510	$75,491

SECTION B: Daily Ticker: company receivables
COLUMN (1)	COLUMN (2)
Daily Ticker Calculations	DAILY AMOUNT
SELLING STOCKHOLDER	JANUARY	FEBRUARY	MARCH	APRIL	MAY	JUNE
Arab Petroleum Investments Corporation	$7,036	$7,031	$7,036	$7,035	$7,036	$7,035
OFS Investments Limited	$5,105	$5,101	$5,105	$5,104	$5,105	$5,104
Al Nowais Investments LLC	$5,105	$5,101	$5,105	$5,104	$5,105	$5,104
Castle SPC Limited	$5,105	$5,101	$5,105	$5,104	$5,105	$5,104
Fahad Abdulla Bindekhayel	$1,208	$1,207	$1,208	$1,208	$1,208	$1,208
Abdulaziz Al-Dolaimi	$604	$604	$604	$604	$604	$604
Total	$24,163	$24,145	$24,163	$24,157	$24,163	$24,157

SECTION C: Daily Ticker: NESR Initial Cash Consideration Amount
COLUMN (1)	cOLUMN (2)
Daily Ticker Calculations	DAILY AMOUNT
Part 5 (c): Daily Ticker: NESR Initial Cash Consideration Amount
SELLING STOCKHOLDER	JANUARY	FEBRUARY	MARCH	APRIL	MAY	JUNE
Arab Petroleum Investments Corporation	$67,981	$67,930	$67,981	$67,964	$67,981	$67,964
OFS Investments Limited	$49,320	$49,283	$49,320	$49,308	$49,320	$49,308
Al Nowais Investments LLC	$12,777	$12,767	$12,777	$12,774	$12,777	$12,774
Castle SPC Limited	$12,777	$12,767	$12,777	$12,774	$12,777	$12,774
Fahad Abdulla Bindekhayel	$3,024	$3,022	$3,024	$3,023	$3,024	$3,023
Abdulaziz Al-Dolaimi	$1,512	$1,511	$1,512	$1,512	$1,512	$1,512
Total	$147,391	$147,280	$147,391	$147,354	$147,391	$147,354

Part 3 – Share Transfers

		1	2	3	4
Selling Stockholder	Address	Company Shares	Olayan Company Shares	Company Shares held upon Olayan Closing	NESR Company Shares
Abdulaziz Al-Dolaimi	Barwa Commercial Avenue, Safwa Block, Building No. 28, 2nd Floor, Industrial Area Road, P.O. Box 586, Doha, Qatar	9,250,000	2,091,522	7,158,478	7,158,478
Al Nowais Investments LLC	Al Nowais Building, PO Box 984, Abu Dhabi, United Arab Emirates	78,168,210	17,674,651	60,493,559	60,493,559
Arab Petroleum Investments Corporation	Dammam Coastal Road, Al Rakkah, P.O. Box 9599, 31423 Dammam, Saudi Arabia	107,745,370	24,362,359	83,383,011	83,383,011
Castle SPC Limited	Level 43, Tower 3, Etihad Towers, PO Box 28922, Abu Dhabi, United Arab Emirates	78,168,210	17,674,651	60,493,559	60,493,559
Fahad Abdulla Bindekhayel	3761 Sabfa Ibn Saidah, An Nakhil, Riyadh 12393 6721, Kingdom of Saudi Arabia	18,500,000	4,183,044	14,316,956	14,316,956

		1	2	3	4
Selling Stockholder	Address	Company Shares	Olayan Company Shares	Company Shares held upon Olayan Closing	NESR Company Shares
OFS Investments Limited	Office 616, Liberty House, Level 6, Dubai International Financial Centre Street, P.O.Box 506734, Dubai	78,168,210	17,674,651	60,493,559	60,493,559
Total		370,000,000	83,660,878	370,000,000	370,000,000

EXHIBIT B

EBITDA CALCULATION AND GOVERNANCE

1.	Earn-out

1.1	The entitlement of the Earn-Out Equity Stock shall be determined in accordance with the provisions of this Exhibit.

1.2	The 2018 NESR EBITDA shall be calculated and, if applicable, adjusted in accordance with this Exhibit.

1.3	Within 15 Business Days after the determination of the 2018 NESR EBITDA (whether by agreement of the Selling Stockholders’ Representative and NESR or in accordance with this Exhibit) the First EBITDA Earn-Out Equity Stock and/or the Second EBITDA Earn-Out Equity Stock (as applicable) shall be issued to the Selling Stockholders in the Reinvestment Proportion.

2.	Adjustments

2.1	Without prejudice to paragraph 2.2, NESR undertakes to operate the business of the NESR Group commercially and in good faith until the Earn-Out Equity Stock (if any) is issued in full.

2.2	If during the 2018 Financial Year, any fact, matter, event or circumstance occurs outside the Ordinary Course of Business which has an impact on the 2018 NESR EBITDA, then the 2018 NESR EBITDA shall be adjusted to reflect what the entitlement of the Parties would have been if the fact, matter, event or circumstance had not occurred, provided that all revenues generated and cost synergies achieved by each member of the NESR Group (including by virtue of any asset (including shares) purchased by any member of the NESR Group during the 2018 Financial Year) shall be deemed to have been generated or achieved in the Ordinary Course of Business (and, therefore, no such revenues or reduction of costs shall be excluded from the calculation of the 2018 NESR EBITDA).

3.	Earn-out Accounts and Adjudication of Earn-out Accounts

3.1	Following the end of the 2018 Financial Year, NESR shall procure the preparation of draft Earn-out Accounts (the “Draft Earn-out Accounts”) and a draft Earn-out Statement (the “Draft Earn-out Statement”) and deliver them to the Selling Stockholders as soon as reasonably practicable and in any event within five Business Days following the finalisation of the audited accounts of NESR in respect of the 2018 Financial Year. Save in accordance with the provisions of paragraph 3.5, no amendment shall be made to the Draft Earn-out Accounts or the Draft Earn-out Statement after their delivery to the Selling Stockholders in accordance with this paragraph 3.1.

EXHIBIT B to SPA for NPS Acquisition

3.2	NESR shall procure that the Earn-out Accounts shall be prepared in accordance with:

(A)	the accounting principles, practices and policies and the other requirements set out in this Exhibit;

(B)	subject to paragraph 4.2(A) above, using the Accounting Policies; and

(C)	subject to sub-paragraphs 4.2(A) and 4.2(B) above, IFRS in force as at 31 December 2016, without the early adoption of any standards.

3.3	The Selling Stockholders’ Representative may dispute the Draft Earn-out Accounts and the Draft Earn-out Statement by notice in writing (the “Earn-out Notice”) delivered in accordance with this Agreement to NESR within 20 Business Days of receiving the Draft Earn-out Accounts and the Draft Earn-out Statement. The Earn-out Notice shall specify: (i) which items or amounts in the Draft Earn-out Accounts or the Draft Earn-out Statement are disputed (the “Disputed Earn-out Items”); (ii) the reasons therefor and; (iii) the monetary effect that the Selling Stockholders’ Representative believes each of the Disputed Earn-out Items has on the 2018 NESR EBITDA and the Earn-Out Equity Stock. Only those Disputed Earn-out Items specified in the Earn-out Notice shall be treated as being in dispute and no amendment may be made by either party, or any Earn-out Expert appointed pursuant to paragraph 3.5 below, to any items or amounts which are not Disputed Earn-out Items.

3.4	If the Selling Stockholders’ Representative confirms by notice in writing to NESR his or her agreement with the Draft Earn-out Accounts and the Draft Earn-out Statement (either as presented to the Selling Stockholders or as modified in such manner as the Selling Stockholders’ Representative and NESR shall agree) or if the Selling Stockholders’ Representative does not serve a Earn-out Notice in accordance with paragraph 3.3 above, the Draft Earn-out Accounts and Draft Earn-out Statement shall constitute the Earn-out Accounts and the Earn-out Statement for the relevant Financial Year and shall be final and binding on NESR and the Selling Stockholders.

3.5	If the Selling Stockholders’ Representative does serve an Earn-out Notice in accordance with paragraph 3.3 above, then NESR and the Selling Stockholders’ Representative shall use their reasonable endeavours to resolve the Disputed Earn-out Items and either:

(A)	if NESR and the Selling Stockholders’ Representative reach agreement on the Disputed Earn-out Items within 15 Business Days of the Earn-out Notice being served, the Draft Earn-out Accounts and the Draft Earn-out Statement shall be amended to reflect such agreement and shall then constitute the Earn-out Accounts and the Earn-out Statement; or

(B)	if NESR and the Selling Stockholders do not reach agreement in accordance with sub-paragraph 3.5(A) above, NESR or the Selling Stockholders’ Representative may refer the dispute to such Accountancy Firm as the President of the Institute of Chartered Accountants in England and Wales may, on the application of either NESR or the Selling Stockholders’ Representative, nominate (the “Earn-out Expert”), on the basis that the Earn-out Expert is to make a decision on the dispute and notify NESR and the Selling Stockholders’ Representative of its decision within 30 Business Days of receiving the reference or such longer reasonable period as the Earn-out Expert may determine.

(C)	In the event of the nomination of an Expert pursuant to sub-paragraph 3.5(B) above, NESR and the Selling Stockholders’ Representative agree:

(i)	to co-operate with each other and to use reasonable endeavours to agree the terms of engagement with the Earn-out Expert; and

(ii)	enter into any reasonable form of hold-harmless letter requested by such Expert,

and if the terms of engagement of the Expert have not been settled within 15 Business Days of their nomination (or such longer period as NESR and the Selling Stockholders’ Representative shall agree), then NESR or the Selling Stockholders’ Representative may (acting reasonably) settle the terms of engagement with the Earn-out Expert and shall be entitled by notice in writing to the Earn-out Expert and the other party to appoint that Earn-out Expert for the purposes of this Exhibit on the terms so settled and notified to the other party.

(D)	Each party shall bear its own costs with respect to the preparation, review and finalisation of the Earn-out Accounts. The costs of the Earn-out Expert (and any liability under the terms of engagement with the Expert) shall be borne in accordance with sub-paragraph 3.5(C) above.

3.6	In any reference to the Earn-out Expert in accordance with paragraph 3.5 above:

(A)	the Earn out Expert shall act as an expert and not as an arbitrator and shall be directed to determine any dispute by reference to the accounting policies, principles, practices, bases and methodologies set out in this Exhibit;

(B)	the decision of the Earn-out Expert shall, in the absence of fraud or manifest error, be final and binding on NESR and the Selling Stockholders and the Earn-out Accounts and the Earn-out Statement shall be the Draft Earn-out Accounts and Draft Earn-out Statement amended as necessary to reflect the decision of the Earn-out Expert and, as amended, signed by the Earn-out Expert;

(C)	the costs of the Earn-out Expert shall initially be paid by the Selling Stockholders (on the one hand) and NESR (on the other hand) equally PROVIDED THAT such fees shall ultimately be borne by the Selling Stockholders (on the one hand) and NESR (on the other hand) in inverse proportion as they may prevail on matters resolved by the Earn-out Expert, which proportionate allocations shall also be determined by the Earn-out Expert at the time the determination of the Earn-out Expert is rendered on the merits of the relevant Disputed Earn-out Items. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute in connection with the matters set forth in this Exhibit shall be borne by the party incurring such cost or expense; and

(D)	each of the Selling Stockholders and NESR shall respectively provide or procure the provision to the Earn-out Expert of all such information as the Earn-out Expert shall reasonably require including:

(ii)	by their respective advisers, except any information subject to privilege; and

(iii)	in the case of the NESR, all information in the possession or under the control of and personnel of the NESR Group.

4.	Rights and restrictions during Earn-out Period

4.1	Following NESR Closing and until the Earn-Out Equity Stock (if any) has been issued in full:

(A)	the Selling Stockholders shall jointly be entitled:

(I)	by giving written notice to NESR to appoint (and to remove and replace such appointee) and maintain either (at the option of the Selling Stockholders) one: (i) director (or equivalent officer); or (ii) board observer (which such observer shall, for the avoidance of doubt, have the right to attend all meetings of the board of directors (or equivalent body) of NESR), to the board of directors (or equivalent body) of the NESR (at NESR’s cost and expense), which to clarify shall constitute only one person on the board or as a board observer;

(II)	to interview, on such terms as the Selling Stockholders and the individual concerned may reasonably agree, the chief executive officer and the chief financial officer of the NESR Group in relation to the publication of the quarterly results of the NESR Group; and

(B)	such Selling Stockholders’ appointed representative on the board of directors (or equivalent body) of NESR shall be entitled to receive:

(I)	all notices of meetings of the board of directors (or equivalent body) of the NESR; and

(II)	to the extent not included in the materials provided pursuant to paragraph 4.1(B)(I) above, to the monthly management reports, chief executive officer commentary and budgets for the 2018 Financial Year in respect of the NESR Group;

and NESR shall procure that the Selling Stockholders is able to exercise such rights.

4.2	The Selling Stockholders shall procure that any person appointed in accordance with paragraph 4.1 shall: (i) enter into such confidentiality obligations as may be reasonably requested by NESR; and (ii) use any information received by virtue of such appointment exclusively for the purposes of monitoring compliance by NESR with the provisions of this Exhibit.

4.3	NESR shall procure that it shall provide to any person appointed as a director (or equivalent officer) pursuant to the terms of paragraph 4.1 directors’ and officers’ insurance commensurate with the appointment and the size and nature of the business of the NESR Group.

SCHEDULE 6.14

RELATED PARTY AGREEMENTS

Part 1

1.	The Consortium Agreement, dated 22 April 2014, between certain of the Selling Stockholders and the Company.

2.	Each of the following letters of undertaking (each an “NPS LTIP Letter of Undertaking”) entered into in relation to the NPS LTIP:

(a)	the letter of undertaking from Al Nowais Investments LLC to the Company dated 25 July 2015;

(b)	the letter of undertaking from Arab Petroleum Investments Corporation to the Company dated 29 July 2015;

(c)	the letter of undertaking from OFS Investments Limited to the Company dated 9 August 2015;

(d)	the letter of undertaking from Waha Capital PJSC to the Company dated 28 July 2015;

(e)	the letter of undertaking from Abdulaziz Al-Dolaimi to the Company dated in or around July 2015; and

(f)	the letter of undertaking from Fahad Abdulla Bindekhayel to the Company dated in or around July 2015.

3.	The Tenancy Contract between Fajr Capital Limited and the Company relating to the lease by the Company of 265 sqft in Unit 306 at Gate Village 5, Dubai International Financial Centre, with such lease expiring on 30 April 2020.

Part 2

1.	Each NPS LTIP Letter of Undertaking.

ANNEX B

GES STOCK PURCHASE AGREEMENT

MUBADARAH INVESTMENTS LLC

(Seller)

HILAL AL BUSAIDY

(Hilal)

YASSER SAID AL BARAMI

(Yasser)

NATIONAL ENERGY SERVICES REUNITED CORP

(Purchaser)

AGREEMENT FOR THE SALE AND PURCHASE OF SHARES

IN GULF ENERGY S.A.O.C.

TABLE OF CONTENTS

1		Definitions and Interpretations	5

2		Sale and Purchase	15

3		Consideration and Leakage	15

4		Payment of Consideration	17

5		Conditions Precedent	17

6		Covenants	19

7		Completion and Post Completion Obligations	21

8		Undertaking, Representations and Warranties	22

9		Seller Warranties	23

10		Purchaser Warranties	24

11		Indemnities	24

12		Indemnity Claims	25

13		Termination	26

14		Costs and Expenses	28

15		Successors, Transfers and Assignment	28

16		Entire Agreement	28

17		Amendment to the Agreement	28

18		Remedies and Waivers	28

19		Counterparts	29

20		Invalidity	29

21		Notices	29

22		Confidentiality	30

23		Governing Law and Jurisdiction	30

Schedule 1 Conditions Precedent			32

	1	Purchaser Conditions	32

	2	Seller Conditions	32

Schedule 2 Seller Warranties			34

	1	Power to sell the Company Shares	34

	2	Capitalisation of the Companies	34

	3	Incorporation of each Group Company	34

	4	Ownership of Shares	34

	5	Subsidiaries	35

	6	Title to Shares and Issued Shares	35

7	Rights of third parties	35

8	The Accounts	35

9	Management Accounts	37

10	Power of Attorney	38

11	Guarantees and Indemnities	38

12	Legal Proceedings	38

13	Permits and Compliance with Law	38

14	Contracts between the Group and the Seller	39

15	Termination of Agreements and Cancellation of Approvals	39

16	Material Contracts	40

17	Assets	41

18	Property	41

19	Intellectual Property	41

20	Customers and Suppliers	42

21	Insurance	42

22	Anti-Bribery	43

23	Tax	44

24	Environmental Matters	44

25	Employees	44

26	Indebtedness	45

27	Related Party Arrangements	45

28	Working capital	45

29	Records	45

30	Group Net Debt and Leakage	45

31	Undisclosed Liabilities	45

32	Accuracy of information	45

33	Ownership of SGEE	46

Schedule 3 Limitations on Seller’s Liability		47

1	Maximum liability	47

2	Small claims and threshold	47

3	Specific limitations	47

4	Time Limits	48

5	No duplication of liability	48

6	Remediable breaches	48

This Stock Purchase Agreement (the “Agreement”) dated November 12, 2017 (the “Signing Date”) by and between:

(1)	MUBADARAH INVESTMENTS LLC, an Omani limited liability company with its registered address at P. O. Box 807, Post Code 116, Muscat, Oman (the “Seller”);

(2)	HILAL AL BUSAIDY, of Omani nationality, holding civil identity number 02270116, having his postal address at P O Box 786, Postal Code 116, Mina Al Fahal, Sultanate of Oman (“Hilal”);

(3)	YASSER SAID AL BARAMI, of Omani nationality, holding civil identity number 02159522, having his postal address at P O Box 786, Postal Code 116, Mina Al Fahal, Sultanate of Oman (“Yasser” and together with Hilal, the “Founders”); and

(4)	NATIONAL ENERGY SERVICES REUNITED CORP, a company incorporated in the British Virgin Islands with its address at 777 Post Oak Blvd, Houston, TX, 77056, USA (“Purchaser”)

(each a “Party” and together the “Parties”)

WHEREAS

A.	The Seller is the legal and beneficial owner of the Company Shares (defined below).

B.	The Seller has agreed to sell the legal and beneficial ownership of the Company Shares to the Purchaser, and the Purchaser has agreed to purchase the legal and beneficial ownership of the Company Shares on the terms and subject to the conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

1	Definitions and Interpretations

1.1	Definitions

In this Agreement the following definitions apply:

“Acceptance Letter” has the meaning ascribed thereto in Clause 12.1.2;

“Accounts” mean the audited financial statements of the Group comprising the balance sheet, profit and loss account and the statements of income and cash flow for the financial year ended on the Accounts Date, the auditor’s report on those accounts and the notes to those accounts;

“Accounts Date” means 31 December 2016;

5

“Affiliate” means, in relation to any specified person, any other person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with such specified person, or is a nominee of such person. If such specified person is a natural person, the term “Affiliate” shall include that person’s Immediate Family;

“Agreed Net Debt Amount” means USD 47,200,000 (forty seven million two hundred thousand);

“Agreement” means this agreement for the sale and purchase of the Company Shares;

“Anti-Bribery Law” means applicable laws, regulations or orders in any jurisdiction relating to bribery or corruption (governmental or commercial) including (i) the UK Bribery Act 2010, (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder, (iii) all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, and (iv) any other law or order from or arrangement entered into with any Governmental Authority that relates to bribery or corruption, in each case as amended from time to time;

“Anti-Money Laundering Laws” means applicable laws, regulations, rules or guidelines relating to money laundering, including financial recordkeeping and reporting requirements, which apply to the business and dealings of the Seller and the Group and all money laundering-related laws of other jurisdictions where the any of the Company’s subsidiaries conduct business or own assets, and any related or similar law issued, administered or enforced by any Governmental Authority;

“Approval Notice” has the meaning ascribed thereto in Clause 3.10

“Assets” has the meaning ascribed thereto in paragraph 17.1 of Schedule 2;

“Awareness Persons” has the meaning ascribed thereto in Clause 89.2;

“Big Four” means any of KPMG, EY, PricewaterhouseCoopers and Deloitte;

“Breaching Party” has the meaning ascribed thereto in Clause;

“Broker” means the entity or person in Oman to be agreed between the Seller and the Purchaser, as soon as practicable after the Signing Date, in relation to the sale and purchase of the Company Shares, being in each case a juristic person licensed to undertake brokerage activities on the MSM;

“Broker Agreement” means the agreement to be entered into amongst the Purchaser, the Seller and the Broker as soon as practicable after the Signing Date, in such form as the parties thereto shall agree;

“Business Day” means a day when banks are open for business in Oman and Singapore;

“Claim” means a claim by the Purchaser for a breach of the Seller Warranties;

6

“Code” means the Code of Corporate Governance for closed joint stock companies issued by the MOCI;

“Company” means Gulf Energy S.A.O.C, a closed joint stock company registered in Oman under Commercial Registration No. 1791842, with its registered office address as P. O. Box 786, Postal Code 116, Mina Al Fahal, Oman;

“Company Shares” means 305,000 shares [of par value RO 1.00] each legally and beneficially owned by the Seller in the capital of the Company and representing 61% of the total issued and outstanding share capital of the Company;

“Completion” means completion of the sale and purchase of the Company Shares in accordance with this Agreement and the Broker Agreement;

“Completion Anniversary” means the first anniversary of the Completion Date;

“Completion Date” means the date on which Completion occurs;

“Completion Leakage” has the meaning ascribed thereto in Clause 3.5;

“Conditions Precedent” means the items listed in Parts 1 and 2 of Schedule 1;

“Conditions Precedent Satisfaction Certificate” means a certificate in the form set out in Schedule 5;

“Consideration” has the meaning ascribed thereto in Clause 3.1;

“Control” means, acting individually or in concert with others: (i) the legal or beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the share capital or other ownership interests of any person; (ii) the ability, directly or indirectly, to appoint more than half of the board or other controlling body of any person; or (iii) the ability, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise to direct, or cause the direction of, the management of any person. A person shall be deemed to direct or cause the direction of the management and policies of a person if the consent or approval of such person is required with respect to all or substantially all material decisions (and “Controlled” and “Controlling” shall be construed accordingly);

“DIFC” means the Dubai International Financial Centre;

“Disclosed” means fairly and accurately disclosed to enable the Purchaser to reasonably identify the nature, scope and impact of the matter disclosed (and “Disclosures” shall be construed accordingly);

“Disclosure Letter” means the letter from the Seller to the Purchaser containing the Sellers’ Disclosures against the Seller Warranties, attached hereto as Schedule 6;

“Dispute Meeting” has the meaning ascribed thereto in Clause 823.1;

7

“Disputes Notice” has the meaning ascribed thereto in Clause 823.1;

“Encumbrance” includes any security interest, mortgage, charge, pledge, hypothecation, lien, adverse claim, right to acquire or other form of security, including any restriction on the use, voting, transfer or receipt of income and any other agreement to give or create any of the foregoing;

“Existing Disputes” means the disputes set forth in Schedule 7;

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with IFRS;

(f)	receivables sold or discounted;

(g)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i)	is arranged primarily as a method of raising finance or of financing the acquisition or construction of that asset; or

(ii)	involves a period of more than six (6) months before or after the date of acquisition or supply;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-to- market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any securitisation, forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	except in relation to arrangements between Group Companies, any guarantee or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs;

in each case other than indebtedness arising in the ordinary course of the Group’s trading with its customers or indebtedness arising from the Group receiving services in the ordinary course of its business;

“Founders” has the meaning ascribed thereto in the introduction of the Agreement;

8

“Fundamental and Tax Warranties” means the Seller Warranties set out in Clause 8.1, and paragraphs 1, 2, 4, 5, 6, 7 and 23 of Schedule 2;

“Governmental Authority” means any international, supranational, federal, territorial, national, provincial, regional, central, state, municipal or local government or any governmental or quasi-governmental authority, legislative or executive authority (including any governmental or quasi-governmental instrumentality agency or official and any court, organ of state, government or self-regulatory organisation, commission or tribunal or any regulatory or administrative agency) or any political or other subdivision, department or branch of any of the foregoing;

“Government Official” means any official, officer, employee or representative of, or any person acting in an official capacity for or on behalf of, (i) any Governmental Authority (including any entity owned or controlled thereby); (ii) any political party or party official; (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF) (iv) any public international organization; or (v) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Authority;

“Group” means the Company and each of the Subsidiaries, taken as a whole;

“Group Cash” means, at any time, the aggregate cash and cash equivalents held by Group Companies, including (i) cash in hand, (ii) cash credited to accounts of the Group Companies held with banks, finance, leasing credit or similar institutions, (iii) cash in transit for the benefit of the Group Companies, and (iv) sums receivable pursuant to un- cleared cheques made payable for the benefit of the Group Companies, if and to the extent that such cheques are payable from the account of a bona fide third party (not being a Group Company or an Affiliate of the Seller or either of the Founders), have at such time been deposited with a relevant bank and have been credited as cash in an account of a Group Company within 5 Business Days after such time;

“Group Company” means any of the Company or any of the Subsidiaries;

“Group Net Debt” means, at any time, the amount of Financial Indebtedness of any of the Group Companies, less the total amount of Group Cash;

“Hilal Al Busaidy” or “Hilal” has the meaning ascribed thereto in the introduction of the Agreement;

“IFRS” means the International Financial Reporting Standards being the standards and interpretation issued by the International Accounting Standards Board;

“Immediate Family” means in the case of a natural person such person’s spouse, grand-parents, parents and lineal descendants;

“Indemnity Claim” means a claim against the Seller under Clause 811.1;

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“Independent Valuation Accountant” means the auditors for the time being of the Company or, if they decline the instruction, an independent firm of accountants selected from the Big Four auditing firms jointly appointed by the relevant parties or, in the absence of agreement between the parties on the identity of such firm within three (3) Business Days of a relevant party serving details of a suggested firm on the other, an independent firm of accountants selected from the Big Four appointed by the MOCI on the application of any Party;

“IPC” means Integrated Petroleum Services Company LLC, a limited liability company incorporated in Oman in which, at the Signing Date, the Company holds 242,500 shares, representing 97% of the issued and outstanding share capital of IPC;

“LCIA” means the London Court of International Arbitration;

“Leakage” means any of the following, occurring from (but excluding) September 30, 2017, up to and including the Completion Date:

(a)	any dividend or other form of distribution (excluding the Proposed Dividend), whether in cash or in kind, paid by any Group Company to, or for the benefit of any member of the Seller’s Group;

(b)	any payments made or other benefits conferred by any Group Company to, or on behalf and for the account of, or otherwise for the benefit, of any member of the Seller’s Group (including any such payments made in connection with the redemption, purchase or repayment of any securities of any Group Company or any other return of capital);

(c)	any management, service or other charges or fees, costs, bonuses or other sums paid or incurred by any Group Company (including directors’ fees or monitoring fees) to, or for the benefit of, any member of the Seller’s Group or any director, officer or employee thereof outside the normal or ordinary course of business;

(d)	the waiver, deferral or release by any Group Company of any amount owed to it by any member of the Seller’s Group;

(e)	any payment or incurrence of interest or principal in respect of any indebtedness owed by any Group Company to any member of the Seller’s Group outside the ordinary course of business;

(f)	any assumption, waiver, discharge or deferral by any Group Company of any liability of any member of the Seller’s Group;

(g)	the transfer of any asset by any Group Company to any member of the Seller’s Group or the provision by any Group Company of any security, indemnity, guarantee or surety for any obligation or liability of any member of the Seller’s Group;

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(h)	any transaction between any Group Company (on one hand) and any member of the Seller’s Group (on the other hand) to the extent not on arm’s length terms; and

(i)	any agreement by any Group Company to take any of the actions referred to above.

“Leases” has the meaning ascribed thereto in paragraph 18.3 of Schedule 2;

“Losses” has the meaning ascribed thereto in Clause 811.1;

“Management Accounts” means the unaudited management accounts of the Group for the three month period ended 31 March 2017, the months of April, May and June 2017, and the six month period ended 30 June 2017;

“Material Adverse Effect” means any event, circumstance, occurrence or state of affairs or any combination of them (whether existing or occurring on or before the Signing Date or arising or occurring on or before the Completion Date) which causes, or is reasonably likely to cause (a) a loss in revenue of the Group in excess of USD 12,500,000 (twelve million five hundred thousand) per annum; (b) a financial liability to the Group in excess of USD 5,000,000 (five million); or (c) a material adverse effect on the ability of the Seller to perform its obligations under the Transaction Documents;

“Material Contracts” has the meaning ascribed thereto in paragraph 16 of Schedule 2;

“MCDC” means the Muscat Clearing and Depository Company S.A.O.C;

“MOCI” means the Ministry of Commerce and Industry of Oman;

“MSM” means the Muscat Securities Market;

“Mubadarah Investments LLC” shall have the meaning set forth in the Recitals;

“NBO” means the National Bank of Oman S.A.O.G;

“Office Building” means the land owned by the Seller, and the office building located on such land, in Ghala, Muscat, Oman;

“Oman” means the Sultanate of Oman;

“Party, Parties” has the meaning ascribed thereto in the introduction of the Agreement;

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities;

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“Properties” means the properties leased by a Group Company, the details of which (including the landlord for each leased property, the rental amount being paid and the expiration of the term of such lease for each leased property) are set forth in the Disclosure Letter and Property means any of them;

“Purchaser” has the meaning ascribed thereto in the introduction of the Agreement;

“Purchaser Broker Account” means an account opened by the Purchaser with the Broker in accordance with the Broker’s standard procedure;

“Purchaser Broker Account Form” means the Broker’s standard “Corporate Account Opening Agreement” to be executed by the Purchaser in accordance with the Broker Agreement;

“Purchaser Conditions Precedent” means the Conditions Precedent required to be satisfied by the Purchaser, as set forth in Part 1 of Schedule 1;

“Purchaser Warranties” means the representations and warranties made by the Purchaser in Clause 10;

“Qualifying Claim” has the meaning ascribed thereto in paragraph 2.1(a) of Schedule 3;

“Related Party” means, with respect to any person, any party that would be construed as a related party of such person under the Code or under IFRS IAS 24;

“Relevant Subsidiary” means each of SGEE and IPC;

“RO” means Omani Rial, the national currency of Oman;

“Rules” has the meaning ascribed thereto in Clause 823.3;

“Sanctioned Party” means any person, organization, vessel or government with whom dealings are prohibited by Sanctions;

“Sanctions” means applicable and enforceable economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (i) the European Union, (ii) the U.S. government, including without limitation the list of “Specially Designated Nationals” and other regulations enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, (iii) the United Nations Security Council, (iv) Her Majesty’s Treasury of the United Kingdom, (iv) any other national economic sanctions authority;

“SEC” means the United States Securities and Exchange Commission;

“Securities Purchase Authorisation” means the authorisation to be given to the Broker, in such form as the Seller and the Purchaser shall agree, duly executed by the Purchaser to enable the Broker to effect the purchase of Company Shares on behalf of the Purchaser;

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“Securities Sale Authorisation” means the authorisation to be given to the Broker, in such form as the Seller and the Purchaser shall agree, duly executed by the Seller to enable the Broker to effect the sale of Company Shares on behalf of the Seller;

“Seller” has the meaning ascribed thereto in the introduction of the Agreement, but “Seller” as used in this Agreement also shall mean Seller, Yasser and Hilal together, because all three have shares to sell and will be allocating consideration received as agreed among themselves;

“Seller Broker Account” means an account opened by the Seller with the Broker in accordance with the Broker’s standard procedure;

“Seller Broker Account Form” means the Broker’s standard “Corporate Account Opening Agreement” to be executed by the Seller;

“Seller Conditions Precedent” means the Conditions Precedent required to be satisfied by the Seller, as set forth in Part 2 of Schedule 1;

“Seller’s Group” means the Seller, its shareholders (including Hilal and Yasser) and their respective Affiliates from time to time, but excluding the Group Companies;

“Seller Warranties” mean the representations and warranties made by the Seller in Clause 8 and 9, Schedule 2, and Seller Warranty means any one of them;

“Senior Employees” has the meaning ascribed thereto in paragraph 25.1 of Schedule 2;

“SGEE” means Sino Gulf Enterprises LLC, a limited liability company incorporated in Oman;

“Shareholders Agreement” means the agreement entered into between the shareholders of the Company which is in force as of the Signing Date;

“Shareholder Approval” has the meaning ascribed thereto in Clause 3.8;

“Signing Date” has the meaning ascribed thereto in the introduction of the Agreement;

“Subsidiaries” mean all the companies Controlled by the Company and mentioned in Schedule 6 and “Subsidiary” means any of them;

“Tax”, “Taxes”, and “Taxation” means any and all forms of taxation, duties, levies, imposts and social security charges, whether direct or indirect in Oman or any of other jurisdictions in which any Group Company is incorporated or transacts business, including corporate income tax, capital gains tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability; together with any interest, penalties, surcharges or fines relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction;

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“Transaction” means the sale by the Seller to the Purchaser of the Company Shares as at the Completion Date and the sale and purchase of any other Shares as contemplated by the terms and conditions of this Agreement;

“Transaction Document” means this Agreement, and the Broker Agreement;

“USD” means Unites States Dollars;

“Warranties” mean the Seller Warranties and the Purchaser Warranties and Warranty means any one of them; and

“Yasser Said Al Barami” or “Yasser”has the meaning ascribed thereto in the introduction of the Agreement.

1.2	Interpretation

In this Agreement, unless otherwise specified:

1.2.1	references to any Clause, paragraph or Schedule are to those contained in this Agreement and all Schedules to this Agreement are an integral part of this Agreement;

1.2.2	headings are for ease of reference only and shall not be taken into account in construing this Agreement;

1.2.3	the expression this Clause shall, unless followed by reference to a specific provision, be deemed to refer to the whole clause (not merely the sub-clause, paragraph or other provision) in which the expression occurs;

1.2.4	a reference to a Party shall include that Party’s successors and permitted assigns;

1.2.5	a reference to the ordinary course of business shall mean the running of the relevant business in accordance with its custom and usual practice and includes the relevant business’ past transactions and activities;

1.2.6	a person includes any individual, firm, company, authority, court, government or other incorporated or unincorporated body corporate or politic including a Governmental Authority;

1.2.7	references to documents being in the agreed form shall mean in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialed on their behalf for the purpose of identification;

1.2.8	the use of the singular herein shall include the plural and vice versa;

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1.2.9	any reference to includes or including shall be deemed to be a reference to includes (without limitation) or including (without limitation) respectively;

1.2.10	a reference to a date which is not a Business Day shall be construed as a reference to the next succeeding Business Day;

1.2.11	all references to time and dates are expressed and shall be construed in accordance with the Gregorian calendar; and

1.2.12	a reference to an agreement or other document is a reference to that agreement or document as supplemented, amended or novated from time to time.

2	Sale and Purchase

At the Completion Date, subject to the terms of this Agreement and subject to approval by the Board of Directors and Shareholders of Purchaser, the Seller and Founders shall sell to the Purchaser and the Purchaser shall purchase from the Seller and the Founders, the legal and beneficial ownership of the Company Shares free and clear from any Encumbrance and together with all legal and beneficial rights and benefits attached or accruing to them on Completion including the right to receive all dividends or distributions declared, made or paid on or after Completion. Each of Hilal and Yasser hereby waives his respective rights in relation to the sale of the Company Shares by the Seller to the Purchaser under this Agreement including any right of First refusal under the Shareholders Agreement.

3	Consideration and Leakage

3.1	The consideration for the Company Shares acquired under this Agreement (“Consideration”) shall be shares of common stock of the Purchaser equivalent to US$184,848,485 (one hundred eighty four million eight hundred forty eight thousand four hundred eighty five) LESS the following:

3.1.1	the amount (if any) by which the Group Net Debt at the Completion Date exceeds the Agreed Net Debt Amount, and

3.1.2	the amount of any Completion Leakage.

3.2	The Purchaser’s shares shall have a deemed value of USD 10 per share, so the number of shares issued shall be the Consideration calculated under this Clause 3.1 divided by 10.

3.3	The common stock of the Purchaser shall be delivered to Seller and Founders or their respective representative in proportion to their respective ownership in the Company. Purchaser, by mutual agreement with Seller and Founders, may authorize and approve in writing a reduction in the amount of the Company Shares to be transferred to Purchaser on the Completion Date, such reduction in no event to be greater than 7% of the total shares of the Company, and any reduction in the number of shares shall cause a reduction in the Consideration proportionate to the value of US$ 184,848,485 per 61% of Company Shares.

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3.4	The Seller shall not, and shall procure that no Group Company shall, permit or effect, or approve or enter into any arrangement that will result in, any Leakage.

3.5	The Seller shall notify the Purchaser in writing promptly following the occurrence of any Leakage, such notice to include reasonable details thereof. No later than three (3) Business Days before the Completion Date, the Seller shall notify the Purchaser in writing of the overall amount of any Leakage (the aggregate amount of such Leakage being the “Completion Leakage”), such notice to include reasonable details thereof. The amount of the Completion Leakage shall be taken into account in the calculation of the Consideration.

3.6	If, after Completion, the Purchaser becomes aware of any Leakage that has not been reflected in the Completion Leakage (and therefore not having been taken into account in the Consideration):

3.6.1	the Purchaser shall notify the Seller, such notice to include reasonable details thereof; and

3.6.2	No later than ten (10) Business Days after the date on which such notice under Clause 3.6.1 has been received, the Founders and Seller agree to accept a reduction in the number of Purchaser shares issued as consideration to the Founders and Sellers at the rate of USD 10 per share as an appropriate adjustment for the Leakage. The Secretary of Purchaser and its registered agent are authorized to adjust and reduce the number of shares accordingly, subject to any resolution of any amount in dispute.

3.6.3	In the event that the Parties are unable to agree the quantum of Leakage the Parties shall appoint an Independent Valuation Accountant to determine quantum of Leakage. The Independent Valuation Accountant shall be requested to determine the quantum of Leakage within ten (10) Business Days (or such further days as are reasonably requested by the Independent Valuation Accountant) of their appointment and to notify the Parties in writing of their determination. Such determination shall be binding upon the Parties, except in the case of fraud or manifest error.

3.7	The Parties hereby agree and acknowledge that any Taxes attributable to the Founders and Seller applicable to the sale and transfer of the Company Shares from the Founders and Seller to the Purchaser as contemplated by this Agreement shall be the sole responsibility of the Founders and Seller and any Taxes attributable to the Purchaser applicable to the purchase of the Company Shares by the Purchaser from the Founders and Seller as contemplated by this Agreement shall be the sole responsibility of the Purchaser.

3.8	Founders and Seller acknowledge that the Purchaser is a public company and is required to file a proxy statement with the SEC to obtain the approval of its shareholders to the purchase of the Company Shares (the “Shareholder Approval”). The Parties acknowledge that Purchaser shall have no obligation to pay any consideration or payment in respect of the Company Shares until the Shareholder Approval has been obtained.

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4	Payment of Consideration

4.1	Each of the Seller and the Purchaser acknowledges and agrees that any payments in cash to be made pursuant to this Agreement shall be paid by way of electronic funds transfer (into such account as each Party shall notify the other in writing) and consideration in Purchaser shares shall be delivered by notice from the registered agent or secretary of Purchaser that the Purchaser’s shares to be delivered have been recorded in the corporate records as owned by Seller, Hilal and Yasser, in their respective numbers promptly upon receipt from Broker of assignment to Purchaser, or to its affiliate designated in writing by Purchaser, of Company Shares.

4.2	At the Completion Date, the Seller and the Founders shall deliver to the Broker, selected by the Parties to process the sale and purchase of the Company Shares, an executed share transfer form to be held in trust by such broker. The said Broker shall be instructed by the Founders and the Seller to return the Company Shares to the Founders and the Seller in the event that the Shareholder Approval has not been obtained within one year of the Signing Date unless waived by the Founders and the Seller. The Purchaser shall provide written notice to the said broker and the Founders and the Seller within ten (10) days after the Shareholder Approval has been obtained (the “Approval Notice”). The said broker shall facilitate the transfer of the Company Shares to the Purchaser upon receipt to the Approval Notice. The Purchaser shall record the issuance of common stock consideration to the Founders and the Seller upon completion of all conditions and receipt of the Company Shares.

5	Conditions Precedent

Conditions Precedent to Completion

5.1	Completion shall be subject to and conditional upon the Parties procuring the completion of the Conditions Precedent in form and substance satisfactory to the Seller and the Purchaser, as applicable, in each case acting reasonably and in good faith.

5.2	The Purchaser shall use all reasonable endeavors to procure that such Conditions Precedent in Part 1 of Schedule 1 are satisfied on or before the Completion Date. In particular the Purchaser shall execute, perform and do (or procure to be executed, performed and done by third parties as necessary) all such deeds, documents, procedures, acts and things as are necessary to procure the satisfaction of those Conditions Precedent as soon as practicable.

5.3	The Seller shall use all reasonable endeavors to procure that such Conditions Precedent in Part 2 of Schedule 1 are satisfied on or before the Completion Date. In particular, the Seller shall execute, perform and do (or procure to be executed, performed and done by third parties as necessary) all such deeds, documents, procedures, acts and things as are necessary to procure the satisfaction of those Conditions Precedent as soon as practicable.

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5.4	The Purchaser may waive any of Conditions Precedent in Part 2 of Schedule 1 (either in whole or in part) at any time by giving written notice to the Seller. The Seller may waive any of Conditions Precedent in Part 1 of Schedule 1 (either in whole or in part) at any time by giving written notice to the Purchaser.

5.5	Each Party undertakes to disclose in writing to the other:

5.5.1	anything which will or is reasonably likely to prevent any of the Conditions Precedent from being satisfied on or prior to the Completion Date as soon as reasonably practicable upon becoming aware of the same;

5.5.2	any material development relating to the fulfilment of any of the Conditions Precedent as soon as reasonably practicable after it comes to its attention.

5.6	If the Conditions Precedent are not satisfied, or waived in accordance with Clause 5.4, on or before the Completion Date then in their absolute discretion, the Completion Date may be extended by the Parties to such date as they may agree in writing.

5.7	If the Conditions Precedent are not satisfied, or, where applicable, waived (in accordance with Clause 5.4), by the Completion Date then Clause 13 shall apply.

Conditions Precedent Satisfaction Certificate

5.8	Upon the fulfilment of the Purchaser Conditions Precedent the Purchaser shall sign, and upon fulfilment of the Seller Conditions Precedent the Seller shall sign, a Conditions Precedent Satisfaction Certificate with respect to the Purchaser Conditions Precedent and the Seller Conditions Precedent respectively.

5.9	Following the execution of the Conditions Precedent Satisfaction Certificates by the Seller and the Purchaser, the Parties shall do or procure that Completion takes place promptly in accordance with this Agreement.

Identification

5.10	Each of the Seller and the Purchaser shall arrange for its duly authorized signatory(ies) to produce his/their current, valid and original passports as proof of identity when executing any documents in respect of the transfer of the Company Shares, or when required by any third party in respect of Completion.

Other Matters

5.11	The Seller undertakes and agrees that by the Completion Date (or such longer period as the Seller and the Purchaser may agree) have procured and caused:

5.11.1	the Group to enter into written documentation with respect to each of the transactions entered into by any Group Company with any Related Party, as set out in the Disclosure Letter to the extent not entered into prior to the Completion Date

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5.11.2	itself to transfer to the Company the legal and beneficial title to the Office Building, effective on or before the Completion Date, at no cost to the Company and free of any security interest, mortgage, charge, pledge, lien, right to acquire or any other agreement to give or create any of the foregoing.

6	Covenants

Conduct of Business

6.1	Until Completion, the Seller undertakes to the Purchaser that it shall not dispose of or otherwise create, grant, extend or permit to subsist any Encumbrance over all or any portion of the Company Shares (other than to the Purchaser). The Seller shall notify the Purchaser immediately when it becomes aware of any matter, circumstance, act or omission which is or may be a breach of Schedule 4.

6.2	The Seller covenants and agrees that, between the September 30, 2017, and (i) the Completion Date; or (ii) termination of this Agreement in accordance with Clause 13, the Seller shall cause and procure that the business of each Group Company shall be conducted only in the ordinary course of business, and shall use its best endeavors to cause the Group to preserve intact its business organization, assets and value, keep available services of the current officers, employees and consultants of the Group and the preserve the current business operations and relationships of the Group with customers, suppliers, contractors, consultants and other persons with which the Group has significant business relations. Without limiting the generality of the foregoing sentence, the Seller shall procure that the Group shall not take any of the specific actions set out in Schedule 4 other than in the ordinary course of business or except as expressly contemplated in this Agreement. The Seller shall notify the Purchaser immediately when it becomes aware of any matter, circumstance, act or omission which is or may be a breach of Schedule 4.

Access

6.3	In the period between the Signing Date and the Completion Date, the Seller shall, and shall cause the Group to, procure that the Purchaser and any person authorized by it on provision of adequate notice and during normal business hours:

6.3.1	is given full access to all books and records, documents, information, data and financial affairs, including the statutory books, minute books, contracts, customer lists, and leases of the Group;

6.3.2	may visit and inspect any premises of the Group and discuss the affairs, finances and accounts of the Group with its officers and employees; and

6.3.3	may contact and discuss the business, assets, and financial affairs of the Group with any senior employee, senior officer or representative of the Group identified by the Seller for such discussions.

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Exclusivity

6.4	Except with respect to this Agreement, between the Signing Date and (i) the Completion Date or (ii) termination of this Agreement in accordance with Clause 13, the Seller shall not, and shall procure that the Group shall not, and each of their respective representatives, directors, managers, employees, agents and advisors shall not:

6.4.1	solicit, initiate, consider, encourage or accept any other proposals or offers from, or provide any information to, any party in respect of the sale of all or part of the share capital in the Company; or

6.4.2	enter into any agreement (or grant any option or right) to sell, transfer or otherwise legally and/or beneficially dispose of the share capital of the Group, or the whole or any material part of the business or assets of the Group to any party; or

6.4.3	enter into any discussions, conversations, negotiations or other communications with any third party in respect of the foregoing.

6.5	Between the Signing Date and (i) the Completion Date or (ii) termination of this Agreement in accordance with Clause 13, the Seller shall refrain, and ensure that the Group refrains, from taking any action the purpose or effect of which could reasonably be expected to frustrate the ability of the Parties to pursue and complete the Transaction.

Inter-Group Loans

6.6	The Seller shall procure that on Completion all Financial Indebtedness owing immediately before Completion between any Group Company and the Company or between any Group Company and any Affiliate and/or any direct or indirect shareholders of the Company has been satisfied in full or will be satisfied in full on Completion.

Covenants of Purchaser

6.7	Purchaser shall take and/ or procure the taking of all necessary corporate actions (including but not limited to seeking and obtaining the approval of its shareholders) so as to procure that with effect from Completion:

6.8	The Seller shall be entitled to a minimum of two (2) board seats on the Purchaser’s board of directors. Furthermore, the Seller shall have the right to additional board seats in the case of a larger sized board.

6.9	The Seller and the Founders shall be accorded the status of founder members of NESR in reference materials.

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6.10	Each of the Founders shall additionally be entitled to receive an annual payment of USD 1,000,000, excluding any other rights the Founders may have under this Agreement or any other agreements, for a period of five years. The first Annual Payment shall be made on Completion and each subsequent Annual Payment shall be made on each successive anniversary of the Completion provided that in the event the Company is consolidated, or amalgamated with, or merges with, or into, or transfers all (or substantially all) its assets to another entity and the remaining, surviving or transferee entity, as the case may be, fails to assume the Company’s obligations to pay the Founders the aforesaid annual payments, then Purchaser agrees and undertakes to assume such obligations and to make all such payments in accordance with the provisions of this Clause 6.10 in the place and stead of the Company.

6.11	Purchaser shall use its best efforts promptly after purchasing Company Shares to replace all external credit support provided by the Seller and/ or other credit support providers to the Company’s lenders in relation to credit facilities advanced to the Company and thereby procure the release of the Seller and/ or other credit support providers from all such credit support obligations.

Management

6.12	The Company shall require each director of the Company to tender a resignation to become effective upon Completion.

6.13	The Shareholders Agreement shall expire or be terminated before Completion.

Deed of Transfer

6.14	Seller and Founders shall cooperate with NESR to ensure that the transfer of shares contemplated by this Agreement shall comply with all of the requirements of Omani law. Seller and Founders thereby agree to enter with NESR a deed of transfer of Company Shares to any affiliate designated by NESR and to provide Broker with such deed of transfer with instructions to comply therewith.

7	Completion and Post Completion Obligations

7.1	On the Completion Date, the Broker in accordance with the terms of the Broker Agreement shall:

7.1.1	transfer the legal and beneficial ownership of the Company Shares to Purchaser free from any Encumbrance;

7.1.2	Carry out any other actions required by the Broker on Completion.

7.2	Following Completion, the shareholders of the Company shall cooperate with the Company in good faith with respect to the identification and negotiation of third party loan financing for the Company, provided however that no shareholder shall be required to provide any form of guarantee in relation to such financing. It is clarified that no later than 90 days following the Completion Date, Purchaser shall procure the release of all guarantees and other security provided by the Seller to the Company’s lenders in respect of financing advanced to the Company.

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8	Undertaking, Representations and Warranties

8.1	Each Party undertakes, represents and warrants to each other Party that each of the following statements is true, accurate and not misleading as at the Signing Date, and represents and warrants that they will be true, accurate and not misleading at the Completion Date as if repeated immediately prior to Completion:

8.1.1	it is duly organized, validly existing and in good standing under the laws of the country of its incorporation and is duly qualified to do business and perform the transactions contemplated under this Agreement (and each other Transaction Document to which it is or will be a party);

8.1.2	it has the complete, exclusive and unrestricted right, power and authority to enter into, execute and perform this Agreement (and each other Transaction Document to which it is or will be a party), and this Agreement (and each other Transaction Document to which it is or will be a party) shall, following its execution, constitute a legal, valid and binding obligation of such Party;

8.1.3	it has taken all necessary action to authorize the execution and performance of this Agreement and each other Transaction Document;

8.1.4	it has the complete, exclusive and unrestricted right, power and authority to take any action and to enter into and execute any documents, applications, forms or agreements required by the terms herein;

8.1.5	neither the execution and delivery of this Agreement (and each other Transaction Document to which it is or will be a party), the consummation of the transactions contemplated herein and therein or the fulfilment of, or compliance with, the terms and conditions of this Agreement (and each other Transaction Document to which it is or will be a party), conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including without limitation, any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any law, statute, rule or regulation), or any covenant or agreement or instrument to which such Party is now a party, or by which such Party or any of its assets or property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of any of such Party’s constitutional documents; and

8.1.6	no representation, covenant, warranty or other statement made by itself in this Agreement any other document or agreement referred to herein contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

8.2	Each Party shall immediately (and in any event before Completion) notify the other Party in writing of anything of which the notifying Party is or becomes aware which renders or is likely to render any of its Warranties untrue, inaccurate or misleading.

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8.3	Any notice given under this Clause 7 in relation to any matter or circumstance shall not, for the avoidance of doubt, operate as a disclosure or prevent the Purchaser from making any Indemnity Claim arising from that matter or circumstance.

8.4	The Seller shall, and the Founders hereby warrant and undertake to the Purchaser to procure that following the Signing Date the Seller shall:

8.4.1	comply with its obligations under the Transaction Documents;

8.4.2	procure the release of any security over the assets of any Group Company (including shares in any other Group Company) and any guarantees given by any Group Company, or as soon as reasonably practicable following Completion and in all cases within 10 Business Days; and

8.4.3	at all times ensure that it maintains net assets of not less than USD 55,000,000 (fifty-five million).

9	Seller Warranties

9.1	The Seller warrants to the Purchaser that each of the Seller Warranties is true, accurate and not misleading as at the Signing Date and at the Completion Date.

9.2	In each Seller Warranty, where any statement is qualified as being made so far as the Seller is aware or any similar expression, such statement shall be deemed to refer to the actual knowledge or awareness of Nat Vora, Hilal, Yasser, Adila Harib Al Ismaili, Azzam Kaddour and Hamza Qarooni (the “Awareness Persons”), having made reasonable enquiries for the purposes of disclosure against the Seller Warranties.

9.3	Each of the Seller Warranties shall be construed as:

9.3.1	a separate and independent warranty; and

9.3.2	unless expressly provided in this Agreement, shall not be limited by reference to any other sub-clause of Clause 8 or Clause 9 or any paragraph in Schedule 2 and the Purchaser shall have a separate claim and right of action in respect of every breach of a Seller Warranty.

9.4	The Seller Warranties shall not in any respect be extinguished or affected by Completion.

9.5	The provisions of Schedule 3 apply, to the extent set out therein, to limit the liability of the Seller with respect to a Claim or Indemnity Claim under this Agreement.

9.6	The Seller acknowledges that the Purchaser has entered into this Agreement in reliance on, among other things, the Seller Warranties.

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9.7	The Seller represents that it has procured and caused the Company or any other Group Company to complete the Minority Interests Acquisition, with the acquisition of the Minority Interests to be implemented and completed pursuant to sale and purchase agreements between the applicable Minority Interest Sellers and an applicable Group Company (which agreements shall be on terms acceptable to the Purchaser, acting reasonably). Seller represents that it has provided Purchaser within 15 days of the Completion Date with sufficient documentation to the reasonable satisfaction of Purchaser to prove that all Minority Interest Acquisitions have been completed.

9.8	Seller extends the warranties to Purchaser that are set forth in this Agreement, including those warranties in Sections 8, 9 and Schedule 2, to apply to the purchase by Purchaser or its affiliates of any and all shares of the Company that are acquired after September 30, 2017, directly from Seller or indirectly from a purchaser from Seller pursuant to any agreement whatsoever, and Seller’s indemnity obligations of Section 11.1 shall apply thereto.

10	Purchaser Warranties

10.1	The purchaser warrants to the Seller that each of the Purchaser Warranties is true, accurate and not misleading as at the Signing Date and at the Completion Date.

10.2	Each of the Purchaser Warranties:

10.2.1	shall be construed as a separate and independent warranty; and

10.2.2	shall not be limited by reference to any other sub-clause of Clause 7 and the Seller shall have a separate claim and right of action in respect of every breach of a Purchaser Warranty.

10.3	The Purchaser Warranties shall not in any respect be extinguished or affected by Completion.

11	Indemnities

11.1	Without prejudice to any other right or remedy available to the Purchaser, the Seller agrees and undertakes to fully indemnify, keep indemnified and hold harmless the Purchaser, the Company and the Purchaser’s shareholders from and against any losses, damages, liabilities, claims, diminution of value, interest, awards, judgments, penalties, costs or expenses (including legal and other professional fees, costs and out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, “Losses”) asserted against, suffered or incurred from time to time by any of the foregoing arising out of or resulting from:

11.1.1	any breach of the Fundamental and Tax Warranties or Seller Warranties;

11.1.2	any Taxation payable, but not yet due, by the Group in relation to any event occurring or any income, gains or profits made or received prior to the Completion for any period up to and including up to the Accounts Date;

11.1.3	the Existing Disputes, to the extent that such Losses exceed USD 7,000,000 (seven million); and

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11.1.4	the transfer of title of the Office Building to the Company, including any failure to transfer the same to the Company in accordance with the requirements of Clause 5.11.2.

11.2	The Seller shall have no liability for any Indemnity Claim, in the following circumstances:

11.2.1	if the relevant Indemnity Claim would not have arisen but for a voluntary act or omission made after the Completion Date by the Purchaser;

11.2.2	unless and until the contingent liability to which the relevant Indemnity Claim relates becomes an actual liability and is due and payable; and

11.2.3	if the relevant Indemnity Claim concerns Losses suffered by the Company arising from acts done by the Company before the Completion Date at the Purchaser’s express written request.

11.3	For the avoidance of doubt, nothing in Schedule 3 or in the Disclosure Letter shall qualify or limit the liability of the Seller in relation to (i) Clause 11.1; or (ii) any fraud or willful misconduct on the part of the Seller.

12	Indemnity Claims

12.1	In respect of an Indemnity Claim:

12.1.1	the Purchaser shall notify the Seller in writing of any Indemnity Claim within 60 Business Days after the Purchaser becomes aware of the event giving rise to the Indemnity Claim. The Purchaser shall in its notice to the Seller specify the amount claimed, if known, and explain in reasonable detail (to the extent such information is available at the time of the relevant Indemnity Claim) the matter which gives rise to the relevant Indemnity Claim (although failure to give such detail shall not invalidate the notice of such Indemnity Claim);

12.1.2	the Seller, acting reasonably, following receipt of an Indemnity Claim and in any event no later than 30 days thereof, shall either:

(a)	accept such Indemnity Claim and confirm the same in writing (the “Acceptance Letter”) and make payment to the Purchaser of the Indemnity Claim in settlement of all liabilities arising from such Indemnity Claim within a period of a further 30 days from the date of the Acceptance Letter; or

(b)	notify the Purchaser in writing that it intends to dispute the Indemnity Claim.

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12.2	The Seller’s failure to reply to the Purchaser’s notice of Indemnity Claim within the 30 Business Days’ notice period stipulated under Clause 12.1.2 above (unless the Seller can demonstrate that its failure to reply within said stipulated timeframe is due to circumstances which are unavoidable, unforeseeable and beyond the control of the Seller, in which case the timeframe to reply shall be extended for the same period during which said circumstances subsist) shall be deemed an acceptance of the veracity and validity of the Indemnity Claim and the provisions of Clause 12.1 shall not be applicable and shall be deemed to have been forfeited by the Seller and the Seller shall, subject to Clauses 12.3 and 12.4, pay the Indemnity Claim within a further period of 30 days.

12.3	If the Indemnity Claim raised through the notice sent by the Purchaser according to Clause 12.1.1 and/or 12.1.2 is challenged by the Seller in accordance with Clause 12.1.2(b), then during a period of 30 (thirty) Business Days following the giving of the notice by the Seller under Clause 12.1.2(b)) preceding, the Seller and the Purchaser shall attempt to resolve any differences which they may have with respect to any matters constituting the subject matter of such notice. If, at the end of such period, the Seller and the Purchaser fail to reach an agreement in writing with respect to all such matters, then all matters as to which an agreement is not so reached may be submitted to arbitration pursuant to Clause 23.

12.4	The Purchaser shall not be entitled to initiate proceedings in respect of an Indemnity Claim after the expiry of a term of six (6) months after the date on which the Purchaser gives notice pursuant to Clause 12.1.1 in relation to that Indemnity Claim.

13	Termination

13.1	Subject to Clause 13.3, this Agreement may be terminated at any time prior to the Completion Date:

13.1.1	by the Purchaser if, between the Signing Date and the Completion Date:

(a)	an event or condition occurs that has resulted in

(i)	a loss in revenue of the Group of USD 25,000,000 per annum; or

(ii)	a financial liability of USD 10,000,000; or

(b)	any Seller Warranties (A) that are not qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct in all material respects when made or (B) that are qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct when made; or

(c)	the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by them; or

(d)	the Seller or any Group Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or the Group Company seeking to adjudicate any of them as bankrupt or insolvent, or seeking any of their liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization,

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13.1.2	by the Seller if, between the Signing Date and the Completion Date:

(a)	the Purchaser shall not have complied in all material respect with the covenants or agreements contained in this Agreement to be complied by it;

(b)	the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate the Purchaser as bankrupt or insolvent, or seeking its liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization,

13.1.3	by either the Seller or the Purchaser if:

(a)	all the Conditions Precedent are not satisfied, or waived, in accordance with Clause 5.4 on or before the Completion Date provided, however, that the right to terminate this Agreement under this Clause 13.1 shall not be available to any Party whose failure to fulfil any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of any Conditions to be satisfied and/or Completion to occur on or prior to Long Stop Date or the Final Long Stop Date, as applicable; or

13.1.4	by the written consent of the Seller and the Purchaser.

13.2	In the event of termination of this Agreement as provided in this Clause 15, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except in relation to the following clauses, which shall survive termination of this Agreement: (a) Clause 0 (Definitions and Interpretation), this Clause 13.2, Clause 18 (Remedies and Waivers), Clause 21 (Notices), Clause 22 (Confidentiality) and Clause 23 (Governing Law and Jurisdiction) provided that nothing herein shall relieve any Party from liability for any breach of this Agreement.

Any right of termination arising under Clause 813.1, which derives from an actual or perceived breach of the Warranties, shall not be exercisable before the Party in breach (or apparent breach) has first been afforded a period of 15 calendar days after having received a notice to that effect from the Party seeking to rely on the breach (or apparent breach), to rectify such breach to such an extent as to remedy the effect that would otherwise have been caused (and upon which the right of termination would otherwise have been based).

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14	Costs and Expenses

The reasonable cost and expenses incurred by the Seller and the Company supported by third party invoices in relation to the negotiation, preparation and consummation of this transaction, including but not limited to respective attorneys’ fees in connection thereto, shall be borne by the Company if Completion occurs, provided that such costs and expenses incurred by Company as reimbursements to and incurred by third parties other than legal counsel to Seller as reimbursements related to negotiation or consummation for purchase of Company stock shall not exceed USD 750,000 (seven hundred fifty thousand). If such reimbursement to third parties exceeds that amount, Seller’s costs to be paid or reimbursed shall be reduced by such excess. Notwithstanding the foregoing, excluded from such costs and expense referenced in the first sentence of this Clause 14 to be paid or reimbursed by Company are any investment banking, financial advisory, brokerage commissions (other than Broker costs), attorney’s fees, or similar fees that were in part dependent upon the closing of any portion of the Transaction to the extent that such commissions and fees exceed USD 750,000 (seven hundred fifty thousand) in the aggregate with any other fees and expenses or costs paid by the Company in connection with any other sale of shares of stock in the Company since August 30, 2017.

15	Successors, Transfers and Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that this Agreement (and any of the rights, benefits, interests or obligations of any Party hereunder) may not be assigned, transferred or held in trust by any Party without the prior written consent of the other Party (such consent not to be unreasonably withheld), with the exception that Purchaser shall have the right within its sole discretion to assign this Agreement to any of its affiliates, in which case the affiliate must still deliver shares of stock in Purchaser.

16	Entire Agreement

The Transaction Documents set out the entire agreement between the Parties relating to the Transaction. The Transaction Documents supersede all previous arrangements, negotiations, discussions and agreements between the Parties relating to the Transaction.

17	Amendment to the Agreement

This Agreement may be amended, waived or modified only by an instrument in writing signed by each of the Parties hereto.

18	Remedies and Waivers

No Waiver or Discharge

18.1	No breach by any Party of any provision of this Agreement shall be waived or discharged except with the express written consent of the other Parties.

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Effect of Failure or Delay

18.2	No failure or delay by a Party in exercising any right, power or privilege under this Agreement or at law shall operate as a waiver of that right, power or privilege and no single or partial exercise by a Party of any right, power or privilege shall preclude any further exercise of that right, power or privilege or the exercise of any other right, power or privilege of such Party under this Agreement or any applicable laws.

Rights, Benefits and Remedies Cumulative

The rights, benefits and remedies provided in this Agreement are cumulative.

19	Counterparts

Number and Effectiveness of Counterparts

19.1	This Agreement may be executed in any number of counterparts. A Party may enter into this Agreement by executing a counterpart, but this Agreement shall not be effective until each Party has executed at least one counterpart.

One Instrument

19.2	Each counterpart shall constitute an original of this Agreement but all the counterparts together constitute the same instrument.

20	Invalidity

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement under any applicable laws.

21	Notices

Service

Any notice or other communication to be given under this Agreement shall be in writing and shall be (i) delivered by hand; or (ii) delivered by courier to be served at the address specified below:

21.1	The Seller

Address:	P.O. Box 786, Postal Code 116, Mina Al Fahal, Oman

Attention:	Mr. Nat Vora

Copy to:	Mr. Hilal Al Busaidy

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21.2	Purchaser

Address:	777 Post Oak Boulevard, Suite 730, Houston, Texas 77056
Attention:	Mr. Sherif Foda

Copy to:	Dhiraj Dudeja

or to such other address as a Party may notify to the other Parties in writing as being its address for such purpose.

Receipt

Any notice or communication shall be deemed to have been received (i) if by hand, on the day of delivery thereof to the receiving Party or (ii) if by courier, on the day of delivery thereof to the receiving Party or (iii) if by email, on the day of delivery to the receiving Party provided the sender has a confirmation that the email was delivered.

22	Confidentiality

Each Party agrees that the terms of this Agreement and any information disclosed prior to the Signing Date shall be considered confidential information and the Parties shall not disclose the existence of this Agreement or any of its terms to any third party, either during the term of the Agreement or thereafter, and only disclose such information to such of its directors, officers, employees, agents or professional advisers who have a need to know such information, except in each case where such disclosure is required to be made by law or by any Governmental Authority or is made in connection with dispute resolution proceedings pursuant to Clause 23.

23	Governing Law and Jurisdiction

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales.

23.1	In the event of any dispute between any of the Parties arising out of or relating to this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement), representatives of the parties in dispute shall, within ten (10) Business Days of service of a written notice from either party to the other (a “Disputes Notice”), hold a meeting (a “Dispute Meeting”) in an effort to resolve the dispute. In the absence of agreement to the contrary the Dispute Meeting shall be held at the registered office for the time being of the Company.

23.2	Each Party shall use all reasonable endeavours to send a representative who has authority to settle the dispute to attend the Dispute Meeting.

23.3	Any dispute which is not resolved within twenty (20) Business Days after the service of a Disputes Notice, whether or not a Dispute Meeting has been held, shall, at the request of either Party made within twenty (20) Business Days of the Disputes Notice being served, shall be referred to and finally settled by arbitration under the DIFC-LCIA Arbitration Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 3. The seat, or legal place, of arbitration shall be the DIFC.

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23.4	The number of arbitrators shall be three (3). The Purchaser will nominate one arbitrator and the Seller will nominate one arbitrator. The third arbitrator, who shall act as chairman, shall jointly be nominated by the other two (2) arbitrators.

23.5	The language to be used in the arbitration shall be English.

23.6	Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall not apply and a person may be nominated or appointed as an arbitrator (including as chairman) regardless of his nationality.

23.7	The award made by the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. To the extent permissible by law, the parties hereby waive any right to appeal the decision of the arbitrator.

23.8	Notwithstanding the foregoing, the parties agree that any of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the parties’ performance of it from any court of competent jurisdiction.

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Schedule 1 Conditions Precedent

Part 1

1	Purchaser Conditions

1.1	Execution by the Purchaser of the Purchaser Broker Account Form.

1.2	Appointment of the Broker.

1.3	Opening by the Purchaser of the Purchaser Broker Account.

1.4	Opening by the Purchaser of an account with MCDC.

1.5	Signing of a Securities Purchase Authorisation on behalf of the Purchaser by a duly authorised signatory (or signatories) directing and instructing the Broker to purchase the Company Shares from the Seller.

1.6	Approval by the shareholders of Purchaser of the Agreement

Part 2

2	Seller Conditions

2.1	Execution by the Seller of the Seller Broker Account Form.

2.2	Appointment of the Broker.

2.3	Opening by the Seller of the Seller Broker Account.

2.4	The Seller shall procure that the Broker obtains the approval of the MSM to the transfer of the Company Shares from the Seller to the Purchaser pursuant to this Agreement.

2.5	The Seller shall procure that an executed copy of this Agreement is delivered to the Broker for its record and information promptly the execution of this Agreement by the Parties.

2.6	The Seller Warranties shall have been true, accurate and not misleading at the Signing Date and at Completion.

2.7	The covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with.

2.8	There shall not be any pending or threatened action, suit, proceeding, claim, arbitration or litigation relating to the Transaction.

2.9	No event shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have, or could have, a Material Adverse Effect.

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2.10	The Seller and the Company having received any third party approvals required pursuant to any agreement.

2.11	The Seller shall procure that a Securities Sale Authorisation is duly executed on behalf of the Seller by duly authorised signatory or signatories directing and instructing the Broker to transfer legal and beneficial ownership of the Company Shares from the Seller to the Purchaser.

2.12	The Seller shall obtain waivers (if required) from its existing shareholders in respect of their rights of first refusal, under any shareholder agreement or other agreement, related to the sale of any Company Shares.

2.13	The Seller shall do all such things necessary in accordance with any applicable laws, particularly the rules and regulations of the MOCI, MCDC and MSM, for the sale of the Company Shares to the Purchaser.

2.14	The Seller shall have delivered to the Purchaser the Disclosure Letter, the form and contents of which (including the lists of Properties, Permits, Material Contracts and arrangements with Related Parties, as referred to in the definition of ‘Properties’ in Clause 1.1 and in paragraphs 13.2, 16.1 and 27.1 respectively of Schedule 2) shall be acceptable to the Purchaser at its sole discretion, which Disclosure Letter shall have been signed on behalf of the Purchaser in acknowledgement of receipt.

2.15	The Seller shall have delivered to the Purchaser the unaudited management accounts of the Group for the month of June 2017 and for the six month period ended 30 June 2017, which accounts shall be acceptable to the Purchaser at its sole discretion.

2.16	The Seller, the Purchaser and the Broker shall have agreed the terms of, and shall have entered into, the Broker Agreement.

2.17	The Purchaser shall have received from the Seller a signed Condition Precedent Satisfaction Certificate confirming satisfaction of the above Conditions Precedent.

2.18	The Purchaser shall have received from the Seller an executed counterpart of the Broker Agreement;

2.19	The Purchaser shall have received a certificate duly executed by the Seller certifying that since the Signing Date neither Group Company has made or paid any Leakage.

2.20	The Purchaser shall have received a certificate duly executed by the Seller certifying that the Group Net Debt as at the Completion Date does not exceed the Agreed Net Debt Amount.

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Schedule 2 Seller Warranties

1	Power to sell the Company Shares

1.1	The Seller has full power, capacity and authority to sell the legal and beneficial ownership of the Company Shares and no consent or approval is required from any person to enable the Seller to transfer or sell the Company Shares.

1.2	The execution, delivery and performance by the Seller of this Agreement and, subject to the satisfaction of the Conditions Precedent, the performance of the obligations of the Seller under it do not and will not constitute a default under any provision of:

(a)	any Transaction Document to which the Seller or any of the Group Companies is a party;

(b)	the constitutional and corporate documents of the Seller or any of the Group Companies; or

(c)	so far as the Seller is aware, any law, order, judgment, award, injunction or decree by which the Seller or any of the Group Companies is bound.

2	Capitalisation of the Companies

2.1	The particulars relating to the Group set out in Schedule 6 to this Agreement are true, accurate and not misleading.

2.2	The shares of each Group Company were validly issued and are fully paid and were not issued in violation of any pre-emption right.

3	Incorporation of each Group Company

3.1	Each Group Company is a company validly existing under the laws of its incorporation with necessary corporate power and authority to conduct its business as presently conducted.

3.2	The certificate of incorporation and articles (or other organisational documents) of the Group Companies Disclosed to the Purchaser are up to date, valid and in force.

4	Ownership of Shares

4.1	Save and except for statutory pre-emption rights and statutory rights of first refusal there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the shares of any Group Company obligating either the Seller or any Group Company to issue or sell any shares, or any other interest in, any Group Company.

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5	Subsidiaries

5.1	Other than as set out in Schedule 6, no Group Company is the holder or beneficial owner of, nor has agreed to acquire any shares of any other company.

5.2	No Group Company has filed for any insolvency proceedings, composition proceeding or voluntary arrangements, nor are, to the best of the Sellers’ knowledge, any such proceedings pending at the Signing Date.

5.3	So far as the Seller is aware, no Group Company has received any written notification from any competent governmental or regulatory authority requiring any such Group Company to adjust its share capital in order to be compliant with applicable laws of its jurisdiction of incorporation.

6	Title to Shares and Issued Shares

6.1	The Company Shares are all duly issued and fully paid-up shares of the Company.

6.2	The Seller is the sole legal and beneficial owner of the Company Shares and is entitled to transfer the legal and beneficial title to all the Company Shares on the terms and subject to the conditions set out in this Agreement free from all Encumbrances without the consent or approval, of any person.

6.3	Save and except for the statutory pre-emption rights and statutory rights of first refusal there is no Encumbrance on or affecting any of the shares of any Group Company and no commitment to create any such Encumbrance over the shares of any Group Company has been given, nor has any person claimed or threatened to claim any rights to such Encumbrance.

7	Rights of third parties

No person has the right to call for the issue of any share or loan capital of the Company by reason of any conversion rights or under any option or other agreement.

8	The Accounts

8.1	The Accounts (i) are complete and correct and have been prepared in accordance with the IFRS; (ii) are audited by a statutory licensed auditor who has given an auditor’s certificate without question; (iii) show a true and fair view of the financial position of the Group as at the Accounts Date; (iv) do not misstate the assets and liabilities of the Group as at, nor the profits and losses of the Group for, the period ended on the Accounts Date; and (v):

(a)	contain, to the extent required by IFRS, either provisions adequate to cover, or full particulars in notes of, all Taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Group as at the Accounts Date;

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(b)	to the extent required by IFRS, are not affected by any unusual or non-recurring items; and

(c)	will be duly filed in accordance with applicable law.

8.2	Since the August 31, 2017

(a)	no dividend or other distribution has been declared, paid or made by the Company;

(b)	the business of the Group has been carried on in the ordinary course of business;

(c)	there has been no event, change or occurrence which (individually or together with any other event, change or occurrence) has had, or could reasonably be expected to cause a Material Adverse Effect insofar as it impacts the Group or the Seller;

(d)	the Group has not lost any important customer or source of supply or been affected by any abnormal trading factor which has adversely effected the Group’s revenue by more than USD 1,000,000 and the Seller is not aware of any facts likely to give rise to any such effect whether before or after Completion;

(e)	no debtor has been released by the Group on terms that he pays less than the book value of any debt in excess of USD 100,000 and no debt has been written off or has proved to be irrecoverable to any extent;

(f)	the Group has not issued, redeemed, bought back or otherwise cancelled any of its share capital;

(g)	no security interest, mortgage, charge, pledge, lien, right to acquire or any other agreement to give or create any of the foregoing has been created on, over, or affecting the assets of the Group except in the ordinary course of business;

(h)	the Group has not sold, transferred or otherwise disposed of any fixed asset, except in the ordinary course of business;

(i)	the Group has not made any capital expenditure, nor has any commitment to make any capital expenditure been entered into by the Group that is currently outstanding, except in the ordinary course of business;

(j)	no change has been made in any accounting policies or practices of the Group;

(k)	there has been no material deterioration in the values of any of the fixed assets or properties such that the market value of any fixed asset or property is less than the value attributed to it in the Accounts;

(l)	no supplier to the Group has ceased, or threatened to cease, supplying goods or services to the Group;

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(m)	no asset of a value or price in excess of USD 5,000,000 in the aggregate has been acquired or disposed of or agreed to be acquired or disposed of by the Group, and no contract involving capital expenditure in excess of USD 5,000,000 individually or USD 5,000,000 in the aggregate in total has been entered into by the Group;

(n)	no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness of the Group prior to the normal maturity date;

(o)	the Group did not incur any Financial Indebtedness in excess of USD 5,000,000;

(p)	the Group did not make any loan to, guarantee any Financial Indebtedness of, or otherwise incurred any Financial Indebtedness on behalf of, any person not part of the Group;

(q)	the Group did not enter into any agreement, arrangement or transaction with any of its: employees, except in the ordinary course of business; directors; officers; or shareholders, (or with any beneficiary or Affiliate of the aforementioned persons);

(r)	other than as required by applicable law or in the ordinary course of business the Group did not grant any increase or announce any increase in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Group to any of its employees;

(s)	the Group did not write down or write up (or fail to write down or write up in accordance with IFRS as applied in Oman, consistent with past practice) the value of any inventories or receivables or revalue any of the Assets other than in the ordinary course of business and in accordance with IFRS as applied in Oman;

(t)	the Group did not fail to renew any material insurance policy or any material Permit that is scheduled to terminate or expire before Completion;

(u)	the Group did not amend, modify or consent to the termination of any Material Contract; and

(v)	the Group did not agree, whether in writing or otherwise, to take any of the actions specified in this paragraph 8.2.

9	Management Accounts

9.1	The Management Accounts have been prepared in good faith, on the same basis and in accordance with the same accounting standards and principles as the Accounts, and give a true, accurate and fair view of the income and expenditure of the Group for the period to which they relate and the assets and liabilities of the Group as at the applicable balance sheet date.

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10	Power of Attorney

10.1	With the exception of powers of attorney granted for administrative purposes or for the purposes of local court proceedings, there are no powers of attorney granted by the Group, which are currently in force and that have any authority to bind the Group, or otherwise in any manner whatsoever.

11	Guarantees and Indemnities

11.1	The Group has not given any guarantees, indemnities, or comfort letters, undertakings, or promises to any person in respect of the obligations of any person other than the Group in excess of, in the aggregate, USD 500,000.

12	Legal Proceedings

12.1	There is no pending or threatened civil, criminal, arbitration, administrative or other proceeding (judicial, administrative or regulatory) by or against any Group Company in excess of USD 50,000 in connection with the business and/or ownership of the Group.

12.2	The Seller is not aware of anything which is likely to give rise to any litigation, arbitration or alternative dispute resolution proceedings by or against any Group Company, or the Seller in connection with the business and/or ownership of the Group.

12.3	So far as the Seller is aware, none of the Group Companies or the Seller is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body, nor is the Seller aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

12.4	There are no existing or pending judgments affecting any Group Company or the Seller, in connection with the business of the Group.

12.5	So far as the Seller is aware, there are no past or current, threatened or pending, criminal actions, proceedings or investigations concerning directors, managers or employees of the Group or the Seller which relate to the business of the Group.

13	Permits and Compliance with Law

13.1	The Group has all Permits (all of which are valid and subsisting) necessary to carry on its business now carried on by it in the places and in the manner in which that business is now carried on and has complied and continues to comply, in all material respects, with all terms and conditions of those Permits.

13.2	The Disclosure Letter provides a true and accurate list all current Permits issued to the Group, including the names of the Permits and their respective dates of issuance and expiration.

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13.3	No Group Company has received written notice that it is materially in default under any Permit.

13.4	So far as the Seller is aware, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the termination, modification, suspension, lapse, limitation or revocation, or prejudice the renewal of any of them.

13.5	Each Group Company and its respective officers have complied with the provisions of all applicable legislation, regulation, laws, directives and orders relating to its corporate affairs, and the carrying on of its business in its jurisdiction of incorporation or establishment, including any provisions as to filing of returns, particulars, resolutions and other documents, and all legal requirements have been complied with in connection with the formation of each subsidiary and with issues of its shares and other securities.

13.6	None of the Group Companies or any of the Group Companies’ directors or employees (A) has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any potential noncompliance with any Anti- Bribery Law, Anti-Money Laundering Laws or Sanctions; or (B) is or has been the subject of investigation, inquiry or enforcement proceedings for any violation or alleged violation of any Anti-Bribery Law, Anti-Money Laundering Laws or Sanctions or has received any notice, request, or citation for any actual or potential noncompliance with the same.

13.7	None of the Group Companies will have any contract or purchase orders in place on the Completion Date that will require performance following Completion of services in any country subject to oil industry sector sanctions or to a company owned by a government subject to such sanctions or any Specially Designated National (as defined by the Office of Foreign Assets Control of the United States).

14	Contracts between the Group and the Seller

14.1	Except as disclosed in the Disclosure Letter, there are no contracts, agreements, arrangements or any other written instrument, existing between the Seller and any Group Company, which will remain in force following Completion.

15	Termination of Agreements and Cancellation of Approvals

15.1	There is no: (a) customer, supplier or financial institution entitled to terminate any agreement existing between any of them and any Group Company; and/or (b) Governmental Authority entitled to cancel or not renew any consent/permit or approval granted to any Group Company on account of the Transaction, which in either (a) or (b) above, shall have a Material Adverse Effect.

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16	Material Contracts

16.1	The Disclosure Letter contains a complete and accurate list of every contract, agreement, arrangement and obligation (whether or not evidenced in writing) to which any Group Company is a party and which:

(a)	whether by reason of its nature, term, scope, price or otherwise, is or is likely to be of material importance to its business, profits, assets or liabilities; or

(b)	is not in the ordinary course of its trading; or

(c)	is incapable of performance in accordance with its terms within six (6) months of the date on which it was entered into or undertaken; or

(d)	is of an onerous nature or cannot be fulfilled or performed by the relevant Group Company on time and without undue or unusual expenditure of money or effort; or

(e)	involves an aggregate consideration payable by the relevant Group Company in excess of such USD amount as the Seller and the Purchaser shall agree; or

(f)	is entered into with any Governmental Authority; or

(g)	limits or purports to limit the ability of any Group Company to compete in any line of business or with any Person or in any geographic area or during any period of time; or

(h)	is not terminable by the relevant Group Company on less than six (6) months’ notice without compensation

(the “Material Contracts”).

16.2	Each of the Material Contracts is in full force and effect and is legal, valid and binding on the relevant Group Company, and so far as the Seller is aware, is legal, valid and binding on each counterparty thereto in accordance with its terms (subject to applicable laws) and, upon consummation of the Transaction, shall continue in full force and effect without penalty or other adverse consequences.

16.3	None of the Group Companies is in default under any Material Contract and, so far as the Seller is aware, no other party to any Material Contract is in default thereunder.

16.4	None of the Group Companies has received a written notice of termination from the relevant counterparty under any Material Contract.

16.5	None of the Group Companies has amended, modified or consented to the termination of any Material Contract.

16.6	Each Material Contract is binding and in full force and effect and no Group Company is in default of any Material Contract.

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17	Assets

17.1	The assets included in the Accounts, or acquired by any Group Company since the Accounts Date (the “Assets”) comprise all the assets necessary for the Group to carry on its business after Completion substantially in the manner in which it is carried on as at the Signing Date, except for the distribution of the receivables to the Selling Stockholders authorized after September 30, 2017, which will have been distributed prior to Completion.

17.2	All of the Assets are legally and beneficially owned by the Group free and clear from any security interest, mortgage, charge, pledge, lien, right to acquire or any other agreement to give or create any of the foregoing.

17.3	The Group has caused the Assets to be maintained in accordance with good business practice, and all of the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used.

18	Property

18.1	The Properties comprise all of the premises occupied or used by the Group in connection with its operations and all deeds and documents necessary to prove title to each Property are in the possession of the Group.

18.2	The Group does not own any real property, other than the Office Building and real estate to be transferred as of the Completion Date under Clause 5.11.2.

18.3	The Disclosure Letter contains a complete and accurate list of every lease for the Properties occupied or used by the Group in connection with the operations of the business to which the Group is a party (the “Leases”). Each Lease is in full force and effect and is legal, valid and binding on the relevant Group Company, and to the Seller’s knowledge is legal, valid and binding on the relevant landlords, in each case in accordance with their terms (subject to applicable laws). The Lease related to the Office Building shall be terminated upon transfer of the real property to the Company on Completion Date.

18.4	The Group is fully and solely entitled to the Leases and has a good and marketable right to each of those Leases.

18.5	None of the Group Companies is in default under any Lease and, so far as the Seller is aware, no landlord to any lease for the Properties is in default thereunder. None of the Group Companies has received a written notice of termination from the relevant landlord under any Lease.

19	Intellectual Property

19.1	No intellectual property rights used by the Group are held by or registered in the name of the Seller and all rights, title and interest in such intellectual property rights (to the extent that the same exist) reside with and are owned by the Group, free of any security interest, mortgage, charge, pledge, lien, right to acquire or any other agreement to give or create any of the foregoing, or are licensed by the Group pursuant to valid licenses.

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19.2	The sale and purchase of the Company Shares do not infringe of any intellectual property licenses used or held for use by the Group.

19.3	No claim has been threatened or asserted by or against any Group Company in relation to its intellectual property and no basis exists for any such claim.

19.4	The Seller is not aware of any unauthorised use by any person of any intellectual property rights of the Group.

20	Customers and Suppliers

20.1	All payable balances owed by the Group are in the ordinary course of business.

20.2	None of the Group Companies has received any notice or has any reason to believe that any significant customer or supplier of the business of the Group has ceased, or will cease, to use the products, equipment, goods or services, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

20.3	The Seller is not aware of any significant changes in the market or the applicable regulations affecting the business of the Group.

20.4	All receivables of the Group reflected in the Accounts or the Management Accounts, arising from the date thereof until Completion are or will be good and have been collected or are or will be collectible.

21	Insurance

21.1	All material assets, properties and risks of the Group are covered by valid and currently effective insurance policies issued in favour of the Group in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in business and operations similar to those of the Group.

21.2	All such insurance policies are currently in full force and effect and nothing has been done or omitted to be done which could make any policy of insurance void or voidable and there is no claim outstanding under any such policy. The Group is not required to pay any additional premiums other than those set out in the policies.

21.3	All premiums due on such insurances have been duly and timely paid.

21.4	The Group has not failed to renew any insurance policy or any Permit that is scheduled to terminate or expire before Completion.

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21.5	All the assets and undertaking of the Business of an insurable nature are and have at all material times been insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same classes of business as the Group, and the Group is now and has at all material times been adequately covered against accident, damage, injury, third party loss, loss of profits and other risks normally covered by insurance.

21.6	Full and accurate particulars of all outstanding claims under any of such insurance policies are set out in the Disclosure Letter and:

(a)	each such claim has been notified to the relevant insurer in accordance with the terms of the relevant policy and that insurer has neither disputed that claim nor reserved its right to do so;

(b)	each such claim has been accepted as payable in full (including as to related costs and expenses), and without any deduction (subject only to any deductible, excess or retention specified in the relevant policy), by the relevant insurer; and

(c)	the aggregate loss represented by any such claim does not result in the amount of insurance available under any relevant insurance policy being exceeded.

22	Anti-Bribery

22.1	None of the Group Companies or any of the Group Companies’ directors or employees has in the five (5) years prior to the Signing Date violated any Anti-Bribery Law or Anti-Money Laundering Law.

22.2	None of Group Companies or any of the Group Companies’ directors or employees, has directly or indirectly (A) used funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) received, made, offered, or authorized any unlawful payment to any Government Official; or (C) received, made, offered, or authorized any bribe, rebate, payoff, influence or facilitation payment, kickback or other similar payment to any person for the purpose of gaining an improper business advantage or encouraging the recipient to violate the policies of his or her employer or to breach an obligation of good faith, loyalty, impartiality or trust, in each case of (A), (B) and (C) in violation of Anti-Bribery Law.

22.3	None of the Group Companies or any of the Group Companies’ directors or employees (A) is a Sanctioned Party, (B) has breached any Sanctions, or (C) is or has engaged in any business or activities, or any direct or indirect dealings or transactions, including through distributors or agents, with any Sanctioned Party.

22.4	None of the Group Company or any of the Group Company’s directors or employees is or has been the subject of any whistleblowing claim in connection with the alleged violation of any Anti-Bribery Law, Anti-Money Laundering Law or Sanctions.

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23	Tax

23.1	All returns relating to Taxation required to be filed by the Group have been duly and timely filed and all such filed returns are true, correct and complete and are not subject to any dispute.

23.2	All taxes of any nature whatsoever for which any Group Company is liable and which have fallen due for payment has been duly and timely paid by the Company.

23.3	No Group Company is currently or has in the past been subject to any non-routine investigation audit or visit by any tax authority.

23.4	No Group Company is treated for any tax purposes as resident in a country other than the country of its incorporation.

24	Environmental Matters

24.1	Each Group Company has complied with the environmental laws of Oman and of each other jurisdiction in which it operates.

24.2	Each Group Company has obtained all environmental licenses (all of which are valid and subsisting) and has complied with the terms and conditions of all its environmental licenses. No environmental license may be terminated, revoked, modified, or suspended as a result of the acquisition by the Purchaser of the Company Shares. So far as the Seller is aware no circumstances exist which may result in any environmental licenses not being extended, renewed, or where necessary transferred.

25	Employees

25.1	A true and correct list of all senior employees of the Group with an annual base salary over USD 100,000 (equivalent to OMR 38,500) per annum (the “Senior Employees”) is set out in the Disclosure Letter.

25.2	All contracts of employment and the most recent employment addendum relating to the Senior Employees have been Disclosed in the Disclosure Letter.

25.3	So far as the Sellers are aware, no Senior Employee has given or been given notice terminating his contract of employment.

25.4	No Group Company is involved in any legal proceedings, dispute or grievance investigation or procedure, which have a value in dispute in excess of USD 50,000 (equivalent to OMR 19,250) with any of its Senior Employees.

25.5	No Group Company has any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any Senior Employee.

25.6	All end of service benefits of employees have been accrued for in the Accounts.

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25.7	The Group is in compliance with its legal obligations to register its current employees with the relevant Governmental Authorities in Oman in accordance with applicable laws.

26	Indebtedness

26.1	The Group has no Financial Indebtedness other than as shown in the Accounts.

27	Related Party Arrangements

Any and all contracts, agreements, arrangements (whether or not documented) or any other written instrument entered into by any Group Company with a Related Party other than the Transaction Documents are listed in the Disclosure Letter.

28	Working capital

The Group has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for at least six (6) months after Completion and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by it.

29	Records

The Group’s books and records have been properly kept in accordance with applicable laws and maintained up today and set out accurate records of all material actions taken by the Group’s shareholders or manager.

30	Group Net Debt and Leakage

30.1	The Group Net Debt does not exceed the Agreed Net Debt Amount at Completion Date.

30.2	None of the Group Companies has permitted or made or paid any Leakage.

31	Undisclosed Liabilities

31.1	The Group has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the Accounts as of the Accounts Date and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Accounts Date and which are not, individually or in the aggregate, material in amount.

32	Accuracy of information

32.1	All information contained or referred to in the Disclosure Letter is true and accurate and fairly presented and nothing has been omitted from the Disclosure Letter which renders any of that information incomplete or misleading.

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32.2	Each document attached to the Disclosure Letter is a true and accurate copy of what it purports to be.

33	Ownership of SGEE

33.1	The Seller owns such number of shares in SGEE that represents at least 56% of the issued and outstanding share capital of SGEE.

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Schedule 3 Limitations on Seller’s Liability

1	Maximum liability

1.1	The liability of the Seller in respect of: (a) all Claims, other than Claims in respect of the Fundamental and Tax Warranties, shall not exceed 50% of the Consideration; and (b) all Claims for breach of the Fundamental and Tax Warranties or arising from fraud or wilful misconduct shall not exceed the Consideration.

1.2	For the purposes of paragraph 1.1, the amount of any costs and expenses and other amounts (including interest) ordered or determined to be payable to the Purchaser by any judgment, order, settlement or award in connection with or arising out of any Claim shall be excluded from the sums referred to therein as a liability.

2	Small claims and threshold

2.1	The Seller shall not be liable in respect of a Claim (other than any Claim in respect of the Fundamental and Tax Warranties) unless and until:

(a)	the amount of such relevant Claim exceeds RO. 20,000 (a “Qualifying Claim”); and

(b)	the aggregate amount of all Qualifying Claims exceeds RO. 200,000, in which event the Seller shall be liable for the whole of such amount claimed (subject to the other provisions of this Agreement) and not only for the excess over that sum.

2.2	For the purposes of paragraph 2.1, the amount of all costs and expenses of the Purchaser in bringing any Claim shall be excluded from the sums set out in paragraph 2.1.

3	Specific limitations

3.1	The Seller shall not be liable in respect of a Claim to the extent that the matter giving rise to, or the loss arising from, that Claim:

(a)	occurs as a result of or is otherwise attributable to:

(i)	any legislation not in force at the Signing Date or any change of law or administrative practice or judicial interpretation which comes into force or effect after the Signing Date; or

(ii)	any increase after the Signing Date in any rate of Taxation;

(b)	has been fully recovered by the Purchaser under any Seller Warranty or term of this Agreement or any other document entered into pursuant to this Agreement in each case without any cost or expenses to the Purchaser or the Company; or

(c)	is Disclosed in the Disclosure Letter, or were within the actual knowledge of the Purchaser on or before the Signing Date; or

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(d)	is provided for in the Accounts; or

(e)	is covered under a policy of insurance, in which case, no Claim shall be brought against the Seller unless a claim has been made against the insurer and all reasonable endeavours have been used to pursue the claim. The Seller’s liability in respect of such Claim shall be reduced by any amount recovered under such policy of insurance

4	Time Limits

4.1	The Seller shall not be liable for an Indemnity Claim unless notice in writing summarising in reasonable detail the matter giving rise to and the nature of the relevant claim, and specifying (as far as is reasonably practicable) the amount claimed, has been given by the Purchaser to the Seller on or before the third anniversary of Completion.

4.2	The Seller shall not be liable for a Claim unless notice in writing summarising in reasonable detail the matter giving rise to and the nature of the relevant claim, and specifying (as far as is reasonably practicable) the amount claimed, has been given by the Purchaser to the Seller on or before the second anniversary of Completion.

5	No duplication of liability

The Purchaser shall not be entitled to recover damages in respect of any Claim or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

6	Remediable breaches

Where the matter or default giving rise to a Claim is capable of remedy, the Purchaser shall procure that the Seller is given the opportunity, within twenty (20) Business Days after the date on which notice of such Claim is given to the Seller to remedy the relevant matter or default (if capable of remedy).

7	Acts of Purchaser

7.1	The Seller shall not be liable in respect of any Claim or Indemnity Claim instituted by the Purchaser:

(a)	in respect of Losses, if and to the extent that such Losses are as a result of the Purchaser’s negligence or default in procuring that the Company suitably defend or pursue, as the case may be, a claim, action, or demand made by or against the Company after the Completion Date;

(b)	for any increase in the amount of liability under a Claim or Indemnity Claim, which increase is caused by the Purchaser’s unreasonable delay, after becoming aware of such potential Claim or Indemnity Claim, in notifying the potential Claim or Indemnity Claim to the Seller;

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(c)	if and to the extent that the relevant Claim or Indemnity Claim would not have arisen but for a breach by the Purchaser of its own obligations under a Transaction Document.

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Schedule 4 Pre-completion Covenants

Without prejudice to the provisions of Clauses 6.1 and 6.2, pending Completion the Seller shall procure that, without the prior written consent of the Purchaser, the Group shall not:

1.1	alter the share capital of any Group Company;

1.2	vary any constitutive documents of any Group Company;

1.3	create, allot or issue any shares or other securities of any Group Company;

1.4	create or grant or enter into any option, right to acquire or right to call (whether by conversion, subscription or otherwise) in respect of any shares or other securities of any Group Company;

1.5	pay any dividend or make any other distribution of its assets;

1.6	create any subsidiary or acquire an interest in any body corporate or business;

1.7	merge or consolidate the business or affairs of any Group Company with any other person;

1.8	take any step to dissolve, wind-up or liquidate any Group Company;

1.9	acquire or dispose of any asset, business or undertaking in excess of USD 5,000,000;

1.10	incur any capital expenditure on any individual item in excess of USD 5,000,000;

1.11	assume or incur any Financial Indebtedness; create any Encumbrance upon any of the properties, assets or shares of any Group Company;

1.12	make any loans, advances or capital contributions to or investments in any other person;

1.13	make any material change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non- contractual), working practices or collective agreements relating to such practices of any employee or category of employees;

1.14	terminate the employment of any Senior Employees;

1.15	lease, license or part with or share possession or occupation of any property or other asset owned, held or occupied (or which may be acquired) by any Group Company;

1.16	remove (or allow the removal of) any plant or machinery from the premises of any Group Company;

1.17	dispose of or destroy any corporate or other books or records of any Group Company;

1.18	modify or terminate any rights under any Material Contract;

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1.19	transfer any of the Group’s assets to the Seller;

1.20	make material changes to the accounting or tax policies, procedures or practices, or take any other material action with respect to taxes or tax returns or filings or change the internal statutory auditors of the Group; or

1.21	enter into any transaction with any person otherwise than at arms’ length and for full value;

1.22	enter into, amend, or terminate a material agreement, arrangement or obligations involving an amount in excess of USD 5,000,000;

1.23	voluntarily terminate any material license of any Group Company or fail to renew any material license of any Group Company when due for renewal; or

1.24	agree, arrange or undertake to do any of the things referred to above in this Schedule 4.

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Schedule 5 Conditions Precedent Satisfaction Certificate

To:

1.	[	] [Address]

2.	[	] [Address]

______________2017

Agreement for the Purchase of Shares in Gulf Energy Services S.A.O.C. dated [●] 2017 between Mubadarah Investments LLC, the Founders and National Energy Services Reunited Corporation (the “SPA”)

We hereby confirm that the Conditions Precedent referred to in Clause 4 and Schedule 4 (Conditions Precedent) of the SPA have been fulfilled.

Yours sincerely,

Signed by For and on behalf of MUBADARAH INVESTMENTS LLC	) ) ) )
HILAL AL BUSAIDY
YASSER SAID AL BARAMI
Signed by For and on behalf of NATIONAL ENERGY SERVICES REUNITED CORPORATION	) ) ) )

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Schedule 6

Corporate Details of Company and Subsidiaries

Benon Oil Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Ghala Al Sanaiah
Incorporation Date	7 October 2003
Registration Number	1737511
Share Capital	OMR 60,000
Shareholders	IPC: 99% Mr Hilal: 1%
Registered Charges	None

Fishing and Remedial Experts Enterprises LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	6 June 2011
Registration Number	1111412
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of NBO (for a value of OMR 4.1 million (approx. USD 11 million) expiring 17 November 2019 and OMR 7 million (approx. USD 18 million) expiring 28 March 2021).

Gulf Drilling Fluids Technology LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	4 September 2012
Registration Number	1153719
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	None

Gulf Energy Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	3 October 2011
Registration Number	1122218
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%

Registered Charges	None
Branches	GES Oman has branches in Algeria, KSA, Kuwait and Yemen.

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Intelligent Drilling Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Al Qurm
Incorporation Date	13 January 2007
Registration Number	1011333
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 6 million (approx. USD 17 million) expiring 3 April 2021 and OMR 21 million (approx. USD 57 million) expiring 17 November 2017).

Integrated Petroleum Services Company LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	1 October 1996
Registration Number	1539671
Share Capital	250,000 Omani Rial
Shareholders	GES: 97% Abdulhameed Al Hamdani: 3%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 6 million (approx. USD 18 million) expiring 17 November 2019 and OMR 21.6 million (approx. USD 56 million) expired 6 September 2016).

Midwest Oilfield Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Ghala Al Sanaiah
Incorporation Date	10 July 2001
Registration Number	1677586
Share Capital	250,000 Omani Riyal
Shareholders	GES: 99% Intelligent Drilling Services LLC: 1%
Registered Charges	Registered mortgage charge in favour of Bank Dhofar (for a value of OMR 3.9 million (approx. USD 10 million)). Expiry date of the charge is 16 September 2019.

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Sino Gulf Energy Enterprises LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Bawshar
Incorporation Date	21 September 2005

Registration Number	1805061
Share Capital	1,200,000 Omani Rial
Shareholders	GES: 51% IFC: 44% China Petroleum & Development Corporation: 5%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 18 million (approx. USD 47 million)). The charge has expired but still appears on CR of company. We have requested, but not yet received, confirmation as to why the charge is still registered.

Tamkeen Fracking LLC
Entity Type	Omani Limited Liability Company
Location	Ghala/Boucher/Muscat
Incorporation Date	7 March 2012
Registration Number	1138641
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 4.9 million (approx. USD 13 million) expiring 19 November 2019 and OMR 4.9 million (approx. USD 13 million) expiring in March 2021)).

Tasneea Oil and Gas Technology LLC
Entity Type	Omani Limited Liability Company
Location	Ghala Al Sanaiah/Bousher/Muscat
Incorporation Date	15 January 2012
Registration Number	1133224
Share Capital	OMR 150,000
Shareholders	GES: 20% Mubadarah Investment: 79% Mr Hilal: 1%
Registered Charges	Omani Limited Liability Company

Well Maintenance Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	1 March 2011
Registration Number	1103680
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% WSS: 1%
Registered Charges	Registered mortgage charge in favour of National Finance Company (for a value of OMR 1.1 million (approx. USD 2.9 million)). The charge has expired however still appears on CR of company. We have requested, but not yet received, confirmation as to why the charge is still registered.

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Well Solutions Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	12 December 2010
Registration Number	1098989
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% IDS: 1%
Registered Charges	Registered mortgage charge in favour NBO (for value of OMR 21.9 million (approx. USD 57 million)). Expiry date of charge 17 November 2017.

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Schedule 7 Existing Disputes

No.	Claimant	Respondent	Case No. and Subject Matter
1.	Petrogas	[Seller to confirm Group entity]	Case No. [●] Subject Matter: Dispute regarding lawful ownership of certain equipment in the Kingdom of Saudi Arabia.
2.	International Finance Company	SGEE	Case No. [●] Subject Matter: Non-payment of dividends for the years 2006 through 2009.
3.	International Finance Company	SGEE	Case No. [●] Subject Matter: Non-payment of dividends for the years 2010 through to the date of the expert’s determination.
4.	Falcon Oil Services	The Company	Case No. [●] Subject Matter: Breach of contract, lack of security protection and delay in returning equipment.
5.	Al-Nukhba	SGEE	Case No. [●] Subject Matter: Unfair award of a contract to SGEE instead of Al- Nukhba.

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Schedule 8

Disclosure Letter

[To be completed]

58

Signed and agreed by the Parties or their duly authorised representatives on the date written above on the first page.

Signed by	)

For and on behalf of	)

MUBADARAH INVESTMENTS LLC	)

)
/s/ Yasser Said AL Barami, Director
Signed by	)

HILAL AL BUSAIDY	)

)

)
/s/ Hilal Al Busaidy

Signed by	)

YASSER SAID AL BARAMI	)

)

)
/s/ Yasser Said Al Barami

Signed by	)

For and on behalf of	)

NATIONAL ENERGY SERVICES	)
REUNITED CORPORATION	)

/s/ Sherif Foda, CEO

59

ANNEX C

CONTRIBUTION AGREEMENT

SV3 HOLDINGS PTE LTD

(Contributor)

and

NATIONAL ENERGY SERVICES REUNITED CORPORATION

(NESR)

CONTRIBUTION AGREEMENT

Table of Contents

1.	Definitions and Interpretation	1
2.	Contribution	7
3.	Consideration	8
4.	Conditions Precedent	8
5.	Pre-completion Covenants	9
6.	Completion and Post-Completion Obligations of Contributor	11
7.	Undertaking, Representations and Warranties	12
8.	Contributor Warranties	13
9.	NESR Warranties	13
10.	Indemnities	14
11.	Indemnity Claims	15
12.	Termination	15
13.	Costs and Expenses	17
14.	Successors, Transfers and Assignment	17
15.	Entire Agreement	18
16.	Amendment to the Agreement	18
17.	Remedies and Waivers	18
18.	Counterparts	18
19.	Invalidity	19
20.	Notices	19
21.	Confidentiality	20
22.	Governing Law and Jurisdiction	20
23.	No Claim Against NESR Trust	21

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Schedule 1 Conditions Precedent		22
1	NESR Conditions	23
2	Contributor Conditions	23
Schedule 2 Warranties		24
1	Contributor Warranties	24
2	NESR Warranties	26
Schedule 3 Limitations on Liability		29
1	Maximum liability	29
2	Small claims and threshold	29
3	Specific limitations	29
4	No duplication of liability	30
5	Remediable breaches	30

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This Contribution Agreement (the “Agreement”) is made on November ____, 2017 (the “Signing Date”) by and between:

(1)	SV3 HOLDINGS PTE LTD., a company incorporated in Singapore (the “Contributor”); and

(2)	NATIONAL ENERGY SERVICES REUNITED CORPORATION, a company organized under the laws of the British Virgin Islands with its registered address at 171 Main Street, Road Town, Tortola, British Virgin Islands (“NESR”),

(each a “Party” and together the “Parties”).

WHEREAS

A.	The Contributor is the legal and beneficial owner of the Company Shares (as defined below).

B.	The Contributor has agreed to contribute the legal and beneficial ownership of the Company Shares to NESR, and NESR has agreed to accept the legal and beneficial ownership of the Company Shares on the terms and subject to the conditions set out in this Agreement.

C.	NESR has agreed to issue the Equity Consideration to the Contributor as consideration for the Company Shares on the terms and subject to the conditions set out in this Agreement.

D.	As a condition of the acquisition of the Company Shares by NESR and in accordance with the terms hereof, NESR shall provide an opportunity to its stockholders to have their Offering Shares (as defined below) redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and the applicable Organizational Documents of NESR in conjunction with, inter alia, obtaining approval from the stockholders of NESR for the Transactions (as defined below) (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”).

THEREFORE, it is agreed

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement the following definitions apply:

Acceptance Letter has the meaning ascribed thereto in Clause 11.1.2(a);

Affiliate means, in relation to any specified person, any other person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with such specified person;

Agreement means this Contribution Agreement;

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Amended and Restated Memorandum and Articles of Incorporation means that certain Amended and Restated Memorandum and Articles of Incorporation of NESR, filed on May 11, 2017;

Anti-Bribery Law means applicable laws, regulations or orders in any jurisdiction relating to bribery or corruption (governmental or commercial) including (i) the UK Bribery Act 2010, (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder, (iii) all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, and (iv) any other law or order from or arrangement entered into with any Governmental Authority that relates to bribery or corruption, in each case as amended from time to time;

Breaching Party has the meaning ascribed thereto in Clause 4.6.2;

Business Combination has the meaning set forth in Clause 23.1;

Business Day means a day when banks are open for business in Oman, Singapore and New York;

Claim means a claim by NESR for a breach of the Contributor Warranties or by Contributor for a breach of the NESR Warranties;

Closing Location means the location where the Completion and the transfer of shares pursuant thereto shall occur, which shall be at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002;

Code means the Code of Corporate Governance for closed joint stock companies issued by the MOCI;

Company means Gulf Energy S.A.O.C, a closed joint stock company registered in Oman under Commercial Registration No. 1791842, with its registered office address as P. O. Box 786, Postal Code 116, Mina Al Fahal, Oman;

Company Shareholders Agreement means that certain shareholders agreement among the Company, the Contributor, NESR Holdings, Mubadarah Investments LLC, Hilal Al Busaidy, and Yasser Said Al Barami, dated as of October 4, 2017;

Company Shares means all of the equity stock beneficially owned by Contributor in the capital of the Company, which consists of 136,500 shares (approximately 27.3% of the outstanding shares of stock of the Company);

Completion means completion of the contribution of the Company Shares in accordance with this Agreement;

Completion Date means the date on which Completion occurs as set forth in Clause 2;

Conditions Precedent means the items listed in Parts 1 and 2 of Schedule 1;

Consideration shall have the meaning set forth in Clause 3.1;

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Contributor Warranties mean the representations and warranties made by the Contributor in Clause 7 and Part 1 of Schedule 1 and Contributor Warranty means any one of them;

Control means, acting individually or in concert with others: (i) the legal or beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the share capital or other ownership interests of any person; (ii) the ability, directly or indirectly, to appoint more than half of the board or other controlling body of any person; or (iii) the ability, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise to direct, or cause the direction of, the management of any person. A person shall be deemed to direct or cause the direction of the management and policies of a person if the consent or approval of such person is required with respect to all or substantially all material decisions (and “Controlled” and “Controlling” shall be construed accordingly);

DIFC means the Dubai International Financial Centre;

Disclosed means fairly and accurately disclosed to enable NESR to reasonably identify the nature, scope and impact of the matter disclosed (and “Disclosures” shall be construed accordingly);

Dispute Meeting has the meaning ascribed thereto in Clause 22.2;

Disputes Notice has the meaning ascribed thereto in Clause 22.2;

Encumbrance includes any security interest, mortgage, charge, pledge, hypothecation, lien, adverse claim, right to acquire or other form of security, including any restriction on the use, voting, transfer or receipt of income and any other agreement to give or create any of the foregoing;

Equity Consideration means a number of shares of NESR Common Stock equal to the quotient of (a) the amount (in USD) paid by the Contributor for the acquisition of any and all Company Shares, including any and all adjustments, such as Leakage, and (b) USD 10;

Exchange Act means The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

Federal Securities Laws means the federal securities laws of the United States and the rules and regulations of the SEC and Nasdaq;

Final Long Stop Date has the meaning ascribed thereto in Clause 4.6.2;

Fundamental Warranties means, with respect to the Contributor, the Contributor Warranties set out in Clause 8.6 and Schedule 2 paragraphs 1.2 and 1.4, and, with respect to NESR, the NESR Warranties set out in Schedule 2 paragraphs 2.1, 2.2, and 2.3;

GES Contribution means the contribution by the Contributor to NESR of the Company Shares at the Completion Date, the issuance of the Equity Consideration by NESR as consideration therefor, and the closing of the transactions contemplated by the Stock Purchase Agreement pursuant to which NESR will acquire 72.7% of the shares of the Company;

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Governmental Authority means any international, supranational, federal, territorial, national, provincial, regional, central, state, municipal or local government or any governmental or quasi-governmental authority, legislative or executive authority (including any governmental or quasi-governmental instrumentality agency or official and any court, organ of state, government or self-regulatory organisation, commission or tribunal or any regulatory or administrative agency) or any political or other subdivision, department or branch of any of the foregoing;

Indemnified Party when used in connection with particular Losses shall mean the Person or Persons having, or asserting, the right to be indemnified with respect to such Losses by another Party pursuant to this Clause 10.1;

Indemnifying Party means, when used in connection with particular Losses shall mean the Party having, or having asserted against it, an obligation to indemnify another Person or Persons with respect to such Losses pursuant to Clause 10.1;

Indemnity Claim means a claim against an Indemnifying Party under Clause 10.1;

IPO has the meaning set forth in Clause 23.1;

Lock-up Agreement means the lock-up agreement to be entered at Completion on the same terms as currently executed by NESR Holdings relating to the prohibitions against the sale of the Equity Consideration delivered to the Contributor by NESR pursuant to the Transaction;

Long Stop Date means the date occurring on the 200th day after the Signing Date;

Losses has the meaning ascribed thereto in Clause 10.1;

Material Adverse Effect means any event, circumstance, occurrence or state of affairs or any combination of them (whether existing or occurring on or before the Signing Date or arising or occurring on or before the Completion Date) which causes, or is reasonably likely to cause (a) a loss in revenue of the Company and each of its Subsidiaries, taken as a whole in excess of USD 12,500,000 (twelve million five hundred thousand) per annum; (b) a financial liability to the Company and each of its Subsidiaries in excess of USD 5,000,000 (five million); or (c) a material adverse effect on the ability of Mubadarah Investments LLC to perform its obligations in connection with the Contributor’s acquisition of the Company Shares;

MCDC means the Muscat Clearing and Depository Company S.A.O.C;

MOCI means the Ministry of Commerce and Industry of Oman;

MSM means the Muscat Securities Market;

Nasdaq means the Nasdaq Capital Market;

NESR Common Stock means the ordinary shares of NESR, no par value;

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NESR Holdings means NESR Holdings Ltd., a company organized under the laws of the British Virgin Islands and a shareholder of NESR;

NESR SEC Reports has the meaning set forth in Clause 2.8 of Schedule 2;

NESR Warranties means the representations and warranties made by NESR in Clause 7 and Part 2 of Schedule 1 and NESR Warranty means any one of them;

Offer has the meaning set forth in the recitals;

Offer Documents means the Proxy Statement and the documents included or referred to therein pursuant to which the Offer will be made, together with any supplements, amendments and/or exhibits thereto;

Offering Shares means shares of NESR Common Stock issued in NESR’s initial public offering;

Oman means the Sultanate of Oman;

Organizational Documents means, with respect to a Person that is not an individual, its articles of incorporation, certificate of incorporation, certificate of formation, bylaws, memorandum and/or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and/or similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto;

Other Combination Agreement means merger, contribution, purchase or other agreement providing for the acquisition by NESR of NPS Holdings, Ltd, an oilfield services company formed in the United Arab Emirates;

Permits means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities;

Person means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity;

Preliminary Proxy Statement means the preliminary proxy statement of NESR initially filed with the SEC in connection with the Transactions;

Prospectus means that certain final prospectus of NESR, dated May 12, 2017, prepared, filed and made available to the public in accordance with applicable securities law, rules and regulations;

Proxy Statement means the proxy statement to be filed by NESR with the SEC in connection with the Offer and the Transactions contemplated hereby, as amended or supplemented;

Public Shareholders has the meaning set forth in Clause 23.1;

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Qualifying Claim has the meaning ascribed thereto in paragraph 2.1(a) of Schedule 3;

Registration Rights Agreement means that certain Registration Rights Agreement by and among NESR and NESR Holdings, dated as of May 17, 2017;

RO means Omani Rial, the national currency of Oman;

SEC means the U.S. Securities and Exchange Commission;

Signing Date has the meaning ascribed thereto in the introduction of this Agreement;

Stock Purchase Agreement means the agreements, if approved by the shareholders of NESR pursuant to the Proxy Statement, pursuant to which NESR or NESR Holdings will acquire 72.7% of the shares of the Company collectively from Mubadarah Investments LLC, Hilal Al Busaidy, Yasser Said Al Barami and the National Bank of Oman, and thereafter any shares of the Company acquired by NESR Holdings shall be assigned to NESR;

Subsidiaries mean all the companies Controlled by the Company and mentioned in Exhibit B and Subsidiary means any of them;

Tax, Taxes, and Taxation means any and all forms of taxation, duties, levies, imposts and social security charges, including corporate income tax, capital gains tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability; together with any interest, penalties, surcharges or fines relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction;

Transaction means the GES Contribution and the Other Combination Agreement, and the other transactions contemplated by this Agreement;

Transaction Document means this Agreement, the Stock Purchase Agreement, the Voting Agreement and the Other Combination Agreement and any document necessary to, or prepared in connection with, the execution of the Completion;

USD means Unites States Dollars;

Voting Agreement means the voting agreement entered into on or around the Completion Date among NESR, the Contributor, and NESR Holdings, the form of which is attached hereto as Exhibit A; and

Warranties mean the Contributor Warranties and NESR Warranties and Warranty means any one of them.

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1.2	Interpretation

In this Agreement, unless otherwise specified:

1.2.1	references to any Clause, paragraph or Schedule are to those contained in this Agreement and all Schedules to this Agreement are an integral part of this Agreement;

1.2.2	headings are for ease of reference only and shall not be taken into account in construing this Agreement;

1.2.3	the expression this Clause shall, unless followed by reference to a specific provision, be deemed to refer to the whole clause (not merely the sub-clause, paragraph or other provision) in which the expression occurs;

1.2.4	a reference to a Party shall include that Party’s successors and permitted assigns;

1.2.5	a reference to the ordinary course of business shall mean the running of the relevant business in accordance with its custom, transactions and past practice;

1.2.6	a person includes any individual, firm, company, authority, court, government or other incorporated or unincorporated body corporate or politic including a Governmental Authority;

1.2.7	references to documents being in the agreed form shall mean in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification;

1.2.8	the use of the singular herein shall include the plural and vice versa;

1.2.9	any reference to includes or including shall be deemed to be a reference to includes (without limitation) or including (without limitation) respectively;

1.2.10	a reference to a date which is not a Business Day shall be construed as a reference to the next succeeding Business Day;

1.2.11	all references to time and dates are expressed and shall be construed in accordance with the Gregorian calendar; and

1.2.12	a reference to an agreement or other document is a reference to that agreement or document as supplemented, amended or novated from time to time.

2.	Contribution

At the Completion Date, subject to the terms of this Agreement, the Contributor shall contribute to NESR and NESR shall accept from the Contributor, the legal and beneficial ownership of the Company Shares free and clear from any Encumbrance and together with all legal and beneficial rights and benefits attached or accruing to them on Completion including the right to receive all dividends or distributions declared, made or paid on or after Completion.

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The Completion Date shall be designated by NESR, subject to satisfaction of the Conditions Precedent in accordance with Clause 4, but shall not occur later than thirty (30) days after NESR shareholder approval of this Agreement, unless the Parties agree otherwise. For the avoidance of doubt, and without prejudice to any other term of this Agreement, unless the Contributor agrees otherwise, the Contributor shall not be required to contribute the Company Shares to NESR pursuant to this Agreement before the completion of the transactions contemplated by the Stock Purchase Agreement and the Other Combination Agreement.

3.	Consideration

3.1	As consideration for the Company Shares (the “Consideration”), at Completion NESR shall issue the Equity Consideration to the accounts designated by the Contributor in writing, free and clear of all Encumbrances (except for Encumbrances consisting of restrictions on transfer generally arising under applicable federal or state securities law as well as the Lock-up Agreement), and a certificate, signed by a duly authorized officer of NESR and delivered to the Contributor at the Completion, evidencing appropriate book entries to the accounts designated by the Contributor in writing.

3.2	The Parties hereby agree and acknowledge that any Taxes attributable to the Contributor applicable to the contribution of the Company Shares by the Contributor to NESR as contemplated by this Agreement shall be the sole responsibility of the Contributor and any Taxes attributable to NESR applicable to the acquisition of the Company Shares by NESR from the Contributor as contemplated by this Agreement shall be the sole responsibility of NESR.

3.3	Contributor will place the Company Shares into its vault in Houston, Texas within fifteen (15) days after NESR files the first submission of its Proxy Statement and such Company Shares shall remain in its vault until the earlier of Completion Date or a failure of the shareholders of NESR to approve the Business Combination.

4.	Conditions Precedent

Conditions Precedent to Completion

4.1	Completion shall be subject to and conditional upon the Parties procuring the completion of the Conditions Precedent in form and substance that are materially required to complete the Transaction and in a manner that is satisfactory to the Contributor and NESR, as applicable, in each case acting reasonably and in good faith.

4.2	NESR shall use all reasonable endeavours to procure that such Conditions Precedent in Part 1 of Schedule 1 are satisfied on or before the Long Stop Date. In particular NESR shall execute, perform and do (or procure to be executed, performed and done by third parties as necessary) all such deeds, documents, procedures, acts and things as are necessary to procure the satisfaction of those Conditions Precedent as soon as practicable.

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4.3	The Contributor shall use all reasonable endeavours to procure that such Conditions Precedent in Part 2 of Schedule 1 are satisfied on or before the Long Stop Date. In particular, the Contributor shall execute, perform and do (or procure to be executed, performed and done by third parties as necessary) all such deeds, documents, procedures, acts and things as are necessary to procure the satisfaction of those Conditions Precedent as soon as practicable.

4.4	NESR may waive any of Conditions Precedent in Part 2 of Schedule 1 (either in whole or in part) at any time by giving written notice to the Contributor. The Contributor may waive any of Conditions Precedent in Part 1 of Schedule 1 (either in whole or in part) at any time by giving written notice to NESR.

4.5	Each Party undertakes to disclose in writing to the other:

4.5.1	anything which will or is reasonably likely to prevent any of the Conditions Precedent from being satisfied on or prior to the Long Stop Date as soon as reasonably practicable upon becoming aware of the same;

4.5.2	any material development relating to the fulfilment of any of the Conditions Precedent as soon as reasonably practicable after it comes to its attention.

4.6	If the Conditions Precedent are not satisfied, or waived in accordance with Clause 4.4, on or before the Long Stop Date then:

4.6.1	in their absolute discretion, the Long Stop Date may be extended by the Parties to such date as they may agree in writing; or

4.6.2	if a breach by either of the Contributor or by NESR of Clause 4.2 or 4.3, as applicable (the “Breaching Party”) has caused one or more of the Conditions Precedent not to be satisfied by the Long Stop Date, NESR (if the Breaching Party is the Contributor) or the Contributor (of the Breaching Party is NESR) may, at its absolute discretion, upon written notice to the Breaching Party on or before the Long Stop Date, extend the Long Stop Date to such date as it may notify in writing to the Breaching Party provided that such date shall not be later than the date which is one month after the Long Stop Date, in either case, such date being the “Final Long Stop Date”, and the obligations of the Parties under Clause 4.2 and 4.3 to procure the satisfaction of the Conditions shall continue to apply until the Conditions are satisfied or, where applicable, waived (in accordance with Clause 4.4). For the avoidance of doubt, the extension to the Final Long Stop Date shall apply to all the Conditions Precedent those directly involved in the relevant breach.

4.7	If the Conditions Precedent are not satisfied, or, where applicable, waived (in accordance with Clause 4.4), by the Long Stop Date or the Final Long Stop Date (as applicable) then Clause 12 shall apply.

5.	Pre-completion Covenants

Conduct of Business

5.1	Until Completion, the Contributor undertakes to NESR that it shall not dispose of or otherwise create, grant, extend or permit to subsist or take any action that shall lead to any Encumbrance over all or any portion of the Company Shares (other than to NESR pursuant to this Agreement or pursuant to any Transaction Document or the Company Shareholders Agreement), and that if any Encumbrance shall attach to such Company Shares Contributor shall take all necessary measures to remove any such Encumbrance before the Completion.

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Proxy Statement

5.2	NESR shall file with the SEC a Proxy Statement relating to the Transaction. NESR shall file the Proxy Statement in a manner consistent with any and all applicable Federal Securities Laws and in accordance with and as required by the applicable governing documents of NESR (including, without limitation, the Prospectus and the Amended and Restated Memorandum and Articles of Incorporation).

5.3	NESR shall provide the Contributor and its counsel a reasonable opportunity to review and approve (such approval not to be unreasonably withheld) any portion of the Proxy Statement, including any amendments and supplements thereto, that refers directly or indirectly to the Contributor or any of its Affiliates prior to filing the Proxy Statement with the SEC.

Listing

5.4	From the date of this Agreement through the Completion, NESR shall use all reasonable efforts that are necessary or desirable for NESR to remain listed as a public company on, and for shares of NESR Common Stock to be tradable over, the applicable Nasdaq market(s) and such other exchange or trading market as the NESR Common Stock is then listed.

Registration Rights

5.5	NESR shall grant one demand registration right and piggyback registration rights to the Contributor on terms consistent with the Registration Rights Agreement, including any amendment thereof.

Operations of NESR Prior to Completion

5.6	Between the date hereof and the Completion, except (x) as contemplated by this Agreement or (y) with the prior approval of the Contributor, NESR shall not (directly or indirectly) take any of the following actions:

5.6.1	take any action in violation or contravention of any of the Organizational Documents of NESR and applicable law and applicable rules and regulations of the SEC and Nasdaq;

5.6.2	split, combine or reclassify the NESR Common Stock, or reduce below USD 10.00 per share the offering price (as described in the Prospectus) except as provided in this Agreement;

5.6.3	make any amendment or modification to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company;

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5.6.4	make or allow to be made any reduction in the NESR Trust Amount, other than as expressly permitted by the Organizational Documents of NESR; or

5.6.5	amend the Stock Purchase Agreement or the Other Combination Agreement in any material respect in a manner that is economically adverse to the Contributor or that revises the structure of the transactions contemplated thereby or the parties to such agreements.

Exclusivity

5.7	Except with respect to this Agreement, between the Signing Date and (i) the Completion Date or (ii) termination of this Agreement in accordance with Clause 12, the Contributor shall not, and each of its representatives, directors, managers, employees, agents and advisors shall not:

5.7.1	solicit, initiate, consider, encourage or accept any other proposals or offers from, or provide any information to, any party in respect of the sale of all or part of the Company Shares; or

5.7.2	enter into any agreement (or grant any option or right) to sell, transfer or otherwise legally and/or beneficially dispose of the Company Shares; or

5.7.3	enter into any discussions, conversations, negotiations or other communications with any third party in respect of the foregoing.

5.8	Between the Signing Date and (i) the Completion Date or (ii) termination of this Agreement in accordance with Clause 12, the Contributor shall refrain from taking any action the purpose or effect of which could reasonably be expected to frustrate the ability of the Parties to pursue and complete the Transaction.

5.9	The Contributor and NESR shall cooperate with each other, and with the sellers of the shares to be transferred to NESR pursuant to the Stock Purchase Agreement, in relation to any brokering arrangements that may be necessary in order to implement the transfer of the Company Shares to NESR on the Completion Date.

5.10	The Contributor and NESR hereby agree to cooperate with each other and execute, acknowledge (if necessary) and deliver such documents, certificates or other instruments, as mutually agreed, and take such other actions as may be reasonably required to carry out the intents and purposes of this Agreement and comply with the laws of Oman, including ownership requirements. The requesting Party shall reimburse the responding Party for all reasonable out of pocket expenses incurred by the responding Party in connection therewith.

6.	Completion and Post-Completion Obligations of Contributor

6.1	On the Completion Date:

6.1.1	The Contributor shall transfer the legal and beneficial ownership of the Company Shares to NESR free from any Encumbrance, including providing all documents and instruments necessary to effect the transfer of title to the name of NESR at the MCDC, and NESR shall be responsible for all transfer fees;

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6.1.2	NESR shall issue the Equity Consideration as contemplated by Clause 3.1;

6.1.3	The Contributor shall execute the Lock-up Agreement; and

6.1.4	The Contributor and NESR shall execute the Voting Agreement.

7.	Undertaking, Representations and Warranties

7.1	Each Party represents and warrants to the other Party that each of the following statements is true, accurate and not misleading as at the Signing Date, and represents and warrants that they will be true, accurate and not misleading at the Completion Date as if repeated immediately prior to Completion:

7.1.1	it is duly organised, validly existing and in good standing under the laws of the country of its incorporation and is duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on the Party or its properties;

7.1.2	it is duly qualified to do business and perform the transactions contemplated under this Agreement (and each other Transaction Document to which it is or will be a party);

7.1.3	it has the complete, exclusive and unrestricted right, power and authority to enter into, execute and perform this Agreement (and each other Transaction Document to which it is or will be a party), and this Agreement (and each other Transaction Document to which it is or will be a party) shall, following its execution, constitute a legal, valid and binding obligation of such Party;

7.1.4	it has taken all necessary action to authorise the execution and performance of this Agreement and each other Transaction Document in accordance with the terms of this Agreement;

7.1.5	it has the complete, exclusive and unrestricted right, power and authority to take any action and to enter into and execute any documents, applications, forms or agreements required by the terms herein;

7.1.6	neither the execution and delivery of this Agreement (and each other Transaction Document to which it is or will be a party), the consummation of the transactions contemplated herein and therein, or the fulfilment of, or compliance with, the terms and conditions of this Agreement (and each other Transaction Document to which it is or will be a party), conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including without limitation, any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any law, statute, rule or regulation) or any covenant or agreement or instrument to which such Party is now a party, or by which such Party or any of its assets or property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of any of such Party’s constitutional documents; and

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7.1.7	no representation, covenant, warranty or other statement made by itself in this Agreement any other document or agreement referred to herein contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

7.2	Each Party shall immediately (and in any event before Completion) notify the other Party in writing of anything of which the notifying Party is or becomes aware which renders or is likely to render any of its Warranties untrue, inaccurate or misleading.

7.3	Any notice given under this Clause 7 in relation to any matter or circumstance shall not, for the avoidance of doubt, operate as a disclosure or prevent NESR from making any Indemnity Claim arising from that matter or circumstance.

8.	Contributor Warranties

8.1	The Contributor warrants to NESR that each of the Contributor Warranties is true, accurate and not misleading as at the Signing Date and at the Completion Date.

8.2	Each of the Contributor Warranties shall be construed as:

8.2.1	a separate and independent warranty; and

8.2.2	unless expressly provided in this Agreement, shall not be limited by reference to any other sub-clause of Clause 7 and NESR shall have a separate claim and right of action in respect of every breach of a Contributor Warranty.

8.3	The Contributor Warranties shall not in any respect be extinguished or affected by Completion.

8.4	The provisions of Schedule 3 apply, to the extent set out therein, to limit the liability of the Contributor with respect to a Claim under this Agreement.

8.5	The Contributor acknowledges that NESR has entered into this Agreement in reliance on, among other things, the Contributor Warranties.

8.6	The Contributor represents and warrants that at the time of signing of this Agreement, the shares that it owns in the Company are not Encumbered in any manner other than by this Agreement, any Transaction Document and the Company Shareholders Agreement.

9.	NESR Warranties

9.1	NESR warrants to the Contributor that each of the NESR Warranties is true, accurate and not misleading as at the Signing Date and at the Completion Date.

9.2	Each of the NESR Warranties:

9.2.1	shall be construed as a separate and independent warranty; and

9.2.2	shall not be limited by reference to any other sub-clause of Clause 7 and the Contributor shall have a separate claim and right of action in respect of every breach of a NESR Warranty.

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9.3	The NESR Warranties shall not in any respect be extinguished or affected by Completion.

9.4	NESR represents and warrants that it has provided to the Contributor prior to the Signing Date and the Completion Date all information discovered by NESR during the course of due diligence of NPS Holdings, Ltd. that NESR believes, in its reasonable judgment, would constitute conduct that would be in violation of law that could have a Material Adverse Effect on NPS Holdings, Ltd. if continued or repeated after the consummation of the purchase contemplated by the Stock Purchase Agreement, including issues related to violations by, or failure to comply by, of NPS Holdings, Ltd. with applicable laws (including violations of import/export restrictions or the Anti-Bribery Laws), or circumstances that exist that would make it a violation of applicable law for the Contributor, if it were owned by United States persons, to directly or indirectly own an ownership interest in of NPS Holdings, Ltd.

10.	Indemnities

10.1	Without prejudice to any other right or remedy available to the Contributor, NESR agrees and undertakes to fully indemnify, keep indemnified and hold harmless the Contributor from and against any losses, damages, liabilities, claims, diminution of value, interest, awards, judgments, penalties, costs or expenses (including legal and other professional fees, costs and out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, “Losses”) asserted against, suffered or incurred from time to time by the Contributor arising out of or resulting from any breach of NESR’s covenants or agreements herein or any NESR Warranty; and

10.2	Without prejudice to any other right or remedy available to NESR, the Contributor agrees and undertakes to fully indemnify, keep indemnified and hold harmless NESR from and against any Losses asserted against, suffered or incurred from time to time by NESR arising out of or resulting from any breach of the Contributor’s covenants or agreements herein or any Contributor Warranty.

10.3	No Party shall have any liability for any Indemnity Claim, in the following circumstances:

10.3.1	if the relevant Indemnity Claim would not have arisen but for a voluntary act or omission made after the Completion Date by the other Party; and

10.3.2	unless and until the contingent liability to which the relevant Indemnity Claim relates becomes an actual liability and is due and payable.

10.4	For the avoidance of doubt, nothing in Schedule 3 shall qualify or limit the liability of a Party in relation to (i) Clause 10.1; or (ii) any fraud or wilful misconduct on the part of the Party.

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11.	Indemnity Claims

11.1	In respect of an Indemnity Claim:

11.1.1	the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnity Claim within sixty (60) Business Days after the Indemnified Party becomes aware of the event giving rise to the Indemnity Claim. The Indemnified Party shall in its notice to the Indemnifying Party specify the amount claimed, if known, and explain in reasonable detail (to the extent such information is available at the time of the relevant Indemnity Claim) the matter which gives rise to the relevant Indemnity Claim (although failure to give such detail shall not invalidate the notice of such Indemnity Claim);

11.1.2	the Indemnifying Party, acting reasonably, following receipt of an Indemnity Claim and in any event no later than 30 (thirty) days thereof, shall either:

(a)	accept such Indemnity Claim and confirm the same in writing (the “Acceptance Letter”) and make payment to the Indemnified Party of the Indemnity Claim in settlement of all liabilities arising from such Indemnity Claim within a period of a further 30 (thirty) days from the date of the Acceptance Letter; or

(b)	notify the Indemnified Party in writing that it intends to dispute the Indemnity Claim.

11.2	If the Indemnity Claim is raised through the notice sent by Indemnified Party according to Clause 11.1.1, then during a period of 30 (thirty) days following the giving of the notice by the Indemnifying Party under Clause 11.1.2(b), the Indemnifying Party and Indemnified Party shall attempt to resolve any differences which they may have with respect to any matters constituting the subject matter of such notice. If, at the end of such period, the Parties fail to reach an agreement in writing with respect to all such matters, then all matters as to which an agreement is not so reached may be submitted to arbitration pursuant to Clause 22.

11.3	No Indemnified Party shall be entitled to initiate proceedings in respect of an Indemnity Claim after the expiry of a term of six (6) months after the date on which such Indemnified Party gives notice pursuant to Clause 11.1.1 in relation to that Indemnity Claim.

12.	Termination

12.1	Subject to Clause 12.3, this Agreement may be terminated at any time prior to the Completion Date:

12.1.1	by NESR if, between the Signing Date and the Completion Date:

(a)	any Contributor Warranties (A) that are not qualified by “materiality” shall not have been true and correct in all material respects when made or (B) that are qualified by “materiality” shall not have been true and correct when made; or

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(b)	the Contributor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Contributor seeking to adjudicate any of them as bankrupt or insolvent, or seeking any of their liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization; or

(c)	shareholders of NESR do not grant approval of the Transaction by the requisite vote; or

(d)	the Contributor is unable to provide title to all of the shares in the Company that it is committed under this Agreement to deliver to NESR on the Completion Date; or

12.1.2	by the Contributor if, between the Signing Date and the Completion Date:

(a)	any NESR Warranties (A) that are not qualified by “materiality” shall not have been true and correct in all material respects when made or (B) that are qualified by “materiality” shall not have been true and correct when made; or

(b)	NESR makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against NESR seeking to adjudicate NESR as bankrupt or insolvent, or seeking its liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

12.1.3	by either the Contributor or NESR if:

(a)	the shareholders of NESR fail to approve this Transaction;

(b)	NESR fails to complete the transactions contemplated by the Stock Purchase Agreement and acquire 72.7% of the shares of the Company;

(c)	all the Conditions Precedent are not satisfied, or waived, in accordance with Clause 4.4 on or before (i) the Long Stop Date if the Long Stop Date is not extended in accordance with Clause 4.6.2 or (ii) the Final Long Stop Date if the Long Stop Date is extended in accordance with Clause 4.6.1; or

(d)	Completion shall not have occurred by the Final Long Stop Date;

12.1.4	by the written consent of both Parties.

12.2	In the event of termination of this Agreement as provided in this Clause 12, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except (a) Clause 1 (Definitions and Interpretation), this Clause 12.2, Clause 17 (Remedies and Waivers), Clause 20 (Notices), Clause 21 (Confidentiality) and Clause 22 (Governing Law and Jurisdiction) and (b) that nothing herein shall relieve any Party from liability for any breach of this Agreement.

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12.3	Any right of termination arising under Clause 12.1, which derives from an actual or perceived breach of the Warranties, shall not be exercisable before the Party in breach (or apparent breach) has first been afforded a period of fifteen (15) calendar days after having received a notice to that effect from the Party seeking to rely on the breach (or apparent breach), to rectify such breach to such an extent as to remedy the effect that would otherwise have been caused (and upon which the right of termination would otherwise have been based).

13.	Costs and Expenses

13.1	The costs and expenses incurred by the Parties in relation to the negotiation, preparation and consummation of this Transaction, including but not limited to respective attorneys’ fees in connection thereto shall be borne by the Party incurring such expenses; provided, however, that the Parties agree that if the Business Combination and Completion are consummated, NESR shall be obligated to pay all expenses incurred by the Parties in connection with the preparation, negotiation and consummation of this Agreement, the Transaction Documents, and any prior contracting drafts or documents ancillary to the Transaction Documents subject to a maximum cap on such expenses incurred by Contributor and SCF-VIII, L.P. of Three Hundred Fifty Thousand USD ($350,000), subject to submission of proper invoice; provided further that no expenses incurred by the Contributor in connection with the preparation of the Proxy Statement shall be reimbursed by NESR unless approved in advance and that Contributor and its affiliates or shareholders shall not be entitled to recover from NESR expenses already reimbursed by the Company or pursuant to any other agreement.

13.2	Liability for Brokers’ Fees.

13.2.1	Contributor shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of NESR or any of its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or the Transactions.

13.2.2	NESR shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Contributor or any of its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or the Transactions.

14.	Successors, Transfers and Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that this Agreement (and any of the rights, benefits, interests or obligations of any Party hereunder) may not be assigned, transferred or held in trust by any Party without the prior written consent of the other Party hereto (such consent not to be unreasonably withheld).

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15.	Entire Agreement

The Transaction Documents set out the entire agreement between the Parties relating to the Transaction. The Transaction Documents supersede all previous arrangements, negotiations, discussions and agreements between the Parties relating to the Transaction.

16.	Amendment to the Agreement

This Agreement may be amended, waived or modified only by an instrument in writing signed by each of the Parties hereto.

17.	Remedies and Waivers

No Waiver or Discharge

17.1	No breach by either Party of any provision of this Agreement shall be waived or discharged except with the express written consent of the other Party.

Effect of Failure or Delay

17.2	No failure or delay by a Party in exercising any right, power or privilege under this Agreement or at law shall operate as a waiver of that right, power or privilege and no single or partial exercise by a Party of any right, power or privilege shall preclude any further exercise of that right, power or privilege or the exercise of any other right, power or privilege of such Party under this Agreement or any applicable laws.

Rights, Benefits and Remedies Cumulative

The rights, benefits and remedies provided in this Agreement are cumulative.

18.	Counterparts

Number and Effectiveness of Counterparts

18.1	This Agreement may be executed in any number of counterparts. A Party may enter into this Agreement by executing a counterpart, but this Agreement shall not be effective until each Party has executed at least one counterpart. The exchange of signed copies of this Agreement by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the Parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

Notwithstanding The Electronic Signatures in Global and National Commerce Act or any other applicable law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement unless and until such Party shall have executed this Agreement or such document on paper by a handwritten original signature with current intention to authenticate this Agreement or such other contemplated document and an original of such signature has been exchanged by the Parties either by physical delivery or in the manner set forth in Section 2.2(b). “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

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One Instrument

18.2	Each counterpart shall constitute an original of this Agreement but all the counterparts together constitute the same instrument.

19.	Invalidity

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement under any applicable laws.

20.	Notices

Service

Any notice or other communication to be given under this Agreement shall be in writing and shall be (i) delivered by hand; or (ii) delivered by courier to be served at the address specified below:

20.1	The Contributor

SV3 Holdings PTE Ltd.

c/o SCF Partners

600 Travis Street, Suite 6600

Houston, Texas 77002

Attention:   Andrew L. Waite; Theresa W. Eaton

Email:           AWaite@scfpartners.com; TEaton@scfpartners.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:   W. Matthew Strock; E. Ramey Layne

Email:           mstrock@velaw.com; rlayne@velaw.com

20.2	NESR

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

Attention:   Sherif Foda

Email:           sfoda@nesrco.com

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With a copy to (which does not constitute notice):

Looper Goodwine, P.C.

1300 Post Oak Boulevard, Suite 2400

Houston, Texas 77056

Attention:   Donald R. Looper

Email:           dlooper@loopergoodwine.com

or to such other address as a Party may notify to the other Parties in writing as being its address for such purpose.

Receipt

Any notice or communication shall be deemed to have been received (i) if by hand, on the day of delivery thereof to the receiving Party or (ii) if by courier, on the day of delivery thereof to the receiving Party.

21.	Confidentiality

Each Party agrees that the terms of this Agreement and any information disclosed prior to the Signing Date shall be considered confidential information and the Parties shall not disclose the existence of this Agreement or any of its terms to any third party, either during the term of this Agreement or thereafter, and only disclose such information to such of its directors, officers, employees, agents or professional advisers who have a need to know such information.

22.	Governing Law and Jurisdiction

22.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales.

22.2	In the event of any dispute between the Parties arising out of or relating to this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement), representatives of the parties shall, within ten (10) Business Days of service of a written notice from either party to the other (a “Disputes Notice”), hold a meeting (a “Dispute Meeting”) in an effort to resolve the dispute. In the absence of agreement to the contrary the Dispute Meeting shall be held at the registered office for the time being of the Company.

22.3	Each Party shall use all reasonable endeavours to send a representative who has authority to settle the dispute to attend the Dispute Meeting.

22.4	Any dispute arising out of or with respect to this Agreement shall be resolved solely by arbitration held under the American Arbitration Association (“AAA”). The seat, or legal place, of arbitration shall be Houston, Texas. The arbitrator shall be instructed to attempt to conclude the arbitration within 30 days of initiation of proceedings. Both parties expressly waive their rights to resort to the courts and expressly waive their rights to discovery except as required by the arbitrator. Time is of the essence, and the arbitrator is authorized to render a default judgment against a party failing to appear, provided adequate evidence is presented by the party participating.

22.5	The number of arbitrators shall be one (1). The arbitrator will be appointed by the AAA.

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22.6	The language to be used in the arbitration shall be English.

22.7	Any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall not apply and a person may be nominated or appointed as an arbitrator (including as chairman) regardless of his nationality.

22.8	The award made by the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. To the extent permissible by law, the parties hereby waive any right to appeal the decision of the arbitrator.

22.9	Notwithstanding the foregoing, the parties agree that any of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the parties’ performance of it from any court of competent jurisdiction.

23.	No Claim Against NESR Trust

23.1	The Contributor acknowledges that it has read the Prospectus and that NESR has established the NESR Trust from the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO for the benefit of NESR’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the NESR Trust, NESR may disburse monies from the NESR Trust only: (i) to the Public Shareholders in the event they elect to redeem NESR Common Stock in connection with the consummation of NESR’s initial business combination (as such term is used in the Prospectus) (“Business Combination”), (ii) to the Public Shareholders if NESR fails to consummate a Business Combination within twenty-four months from the closing of the IPO, (iii) any amounts necessary to pay any taxes or (iv) to, or on behalf of, NESR after or concurrently with the consummation of a Business Combination. The Contributor hereby agrees that, it does not now and shall not at any time hereafter have (other than its rights upon Completion) any right, title, interest or Claim of any kind in or to any monies in the NESR Trust or distributions therefrom, or make any Claim prior to Completion against the NESR Trust, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. The Contributor hereby irrevocably waives any Claims it may have, against the NESR Trust (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with NESR and will not, prior to the Completion, seek recourse against the NESR Trust (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the waivers under this Clause 23.1 will continue to apply at and after the Completion to distributions made to redeeming Public Shareholders and for transaction expenses paid (including deferred expenses payable to NESR’s underwriters in connection with the IPO). The Contributor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by NESR to induce it to enter into this Agreement.

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Schedule 1
Conditions Precedent to Completion

1	NESR Conditions

Contributor agrees that the sole remedy for the failure of any of these conditions known to Contributor prior to Completion shall be that Contributor shall have the right not to close the GES Contribution and to terminate this Agreement. If any failure to satisfy these conditions becomes known after Completion, Contributor may choose to raise such failure as an Indemnity Claim against the Breaching Party and not seek to rescind the Agreement.

1.1	The Transactions, including the transactions contemplated by the Stock Purchase Agreement and the Other Combination Agreement, shall close concurrently with or prior to the Completion.

1.2	The NESR Warranties shall have been true, accurate and not misleading at the Signing Date and at Completion in all material respects.

1.3	There shall not be any pending action, suit, proceeding, claim, arbitration or litigation that is expected to have a material impact on this Transaction.

1.4	NESR shall do all such things necessary in accordance with any applicable laws, particularly the rules and regulations of the MOCI, MCDC and MSM, for the sale of the Company Shares to NESR.

1.5	This Agreement and the Transaction shall have been approved by the requisite vote of the shareholders of NESR in accordance with the Proxy Statement, and such Proxy Statement shall have been approved by the SEC and comply with the applicable provisions of the Federal Securities Laws.

1.6	The NESR Common Stock issued to the Contributor as part of the Equity Consideration shall have been approved for listing on the Nasdaq and such other exchange or trading market as the NESR Common Stock is then listed.

1.7	NESR shall not have issued any NESR Common Stock at a value below USD 10.00 per share under the Other Combination Agreement.

1.8	NESR shall have at least USD 5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing of the Offer.

1.9	The Contributor shall have received from NESR an executed counterpart of each of the Transaction Documents that are to be signed by NESR.

1.10	Opening by NESR of an account with MCDC.

1.11	Completion by NESR of all formalities required by any broker through which the Company Shares will be contributed to NESR (including opening of any necessary broker account).

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2	Contributor Conditions

NESR agrees that the sole remedy for the failure of any of these conditions known to NESR prior to Completion shall be that NESR shall have the right not to close the GES Contribution and to terminate this Agreement. If any failure to satisfy these conditions becomes known after Completion, NESR may choose to raise such failure as an Indemnity against the Breaching Party and not seek to rescind the Agreement.

2.1	The Transactions, including the transactions contemplated by the Stock Purchase Agreement and the Other Combination Agreement, shall close concurrently with or prior to Completion, unless the condition in paragraph 1.1 of this Schedule 1 is waived by Contributor.

2.2	The Contributor Warranties shall have been true, accurate and not misleading at the Signing Date and at Completion in all material respects.

2.3	There shall not be any pending action, suit, proceeding, claim, arbitration or litigation that is expected to have a material impact on this Transaction.

2.4	The Contributor shall do all such things necessary in accordance with any applicable laws, particularly the rules and regulations of the MOCI, MCDC and MSM, for the sale of the Company Shares to NESR.

2.5	NESR shall have at least USD 5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing of the Offer.

2.6	NESR shall have received from the Contributor an executed counterpart of each of the Transaction Documents that are to be signed by the Contributor.

2.7	Completion by the Contributor of all formalities required by any broker through which the Company Shares will be contributed to NESR (including opening of any necessary broker account).

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Schedule 2
Warranties

1	Contributor Warranties

1.1	Existence and Power to sell the Company Shares.

(a)	Contributor is: (a) an entity organized, validly existing and in good standing under the Laws of Singapore; and (b) duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on Contributor or its properties.

(b)	The Contributor has full power, capacity and authority to sell the legal and beneficial ownership of the Company Shares and no consent or approval is required from any person to enable the Contributor to transfer or sell the Company Shares.

(c)	The execution, delivery and performance by the Contributor of this Agreement and, subject to the satisfaction of the Conditions Precedent as set forth in this Agreement, the performance of the obligations of the Contributor under it do not and will not constitute a default under any provision of:

(i)	any Transaction Document to which the Contributor is a party;

(ii)	the constitutional and corporate documents of the Contributor; or

(iii)	so far as the Contributor is aware, any law, order, judgment, award, injunction or decree by which the Contributor.

1.2	Title to Company Shares.

(a)	The Contributor is the sole legal and beneficial owner of the Company Shares and is entitled to transfer the legal and beneficial title to all the Company Shares on the terms and subject to the conditions set out in this Agreement free from all Encumbrances without the consent or approval, of any person.

1.3	Contributor Information.

(a)	None of the information supplied or to be supplied by the Contributor or any of its Affiliates relating to the Contributor, the Company Shares and/or the Contributor’s stockholders, members, control persons and representatives expressly for inclusion or in the filings with the SEC, mailings to NESR’s stockholders with respect to the Offer, and/or the redemption of NESR Common Stock, any supplements thereto and/or in any other document filed with any Governmental Authority in connection herewith (including the Offer Documents), will, at the date of filing and/or mailing, as the case may be, knowingly contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Contributor or that are included in such filings and/or mailings). No representation or warranty is made by Contributor or any of its Affiliates with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, or on behalf of, Contributor or any of its Affiliates.

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1.4	The Contributor shall have paid sixty-eight million two hundred fifty thousand dollars ($68,250,000) to purchase the Company Shares; if Contributor has paid less to acquire the Company Shares or if Contributor received payments from the persons that sold the Company Shares to the Contributor or from the Company (such as Leakage Payments), it shall inform NESR and the Equity Consideration shall be reduced accordingly.

1.5	Litigation.

(a)	As of the Execution Date, there are no pending Proceedings, or to Contributor’s knowledge, threatened in writing before (or that would be before) any Governmental Authority or arbitrator against Contributor or any Affiliate of Contributor which may impair Contributor’s ability to perform its obligations under this Agreement if such Proceedings are determined adversely.

1.6	Bankruptcy.

(a)	There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to Contributor’s knowledge, threatened against Contributor.

1.7	No Conflicts.

(a)	The execution, delivery and performance of this Agreement by Contributor, and the transactions contemplated by this Agreement will not (a) violate any provision of the Organizational Documents of Contributor, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any promissory note, bond, mortgage, indenture, loan or similar financing instrument to which Contributor is a party or which affects Contributor’s assets, (c) violate any judgment, order, ruling, or regulation applicable to Contributor as a party in interest or (d) violate any laws applicable to Contributor or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not be reasonably likely to impede its ability to consummate the transactions contemplated by this Agreement or by any Transaction Document.

1.8	Authorization and Enforceability.

(a)	The execution, delivery and performance of this Agreement and each other Transaction Document executed or to be executed by Contributor in connection with the transactions contemplated hereby, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of NESR. This Agreement has been duly executed and delivered by Contributor (and all other Transaction Documents required hereunder to be executed and delivered by Contributor have been or at Completion will be duly executed and delivered by Contributor) and this Agreement constitutes, and at the Completion such documents will constitute, the valid and binding obligations of Contributor, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

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2	NESR Warranties

2.1	Existence and Qualification.

(a)	NESR is: (a) a corporation organized, validly existing and in good standing under the Laws of the British Virgin Islands; and (b) duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on NESR or its properties.

2.2	Power.

(a)	NESR has the requisite power to enter into and perform this Agreement and each other Transaction Document to be executed by NESR in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby and thereby.

2.3	Authorization and Enforceability.

(a)	The execution, delivery and performance of this Agreement and each other Transaction Document executed or to be executed by NESR in connection with the transactions contemplated hereby, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of NESR. This Agreement has been duly executed and delivered by NESR (and all other Transaction Documents required hereunder to be executed and delivered by NESR have been or at Completion will be duly executed and delivered by NESR) and this Agreement constitutes, and at the Completion such documents will constitute, the valid and binding obligations of NESR, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

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2.4	No Conflicts.

(a)	The execution, delivery and performance of this Agreement by NESR, and the transactions contemplated by this Agreement will not (a) violate any provision of the Organizational Documents of NESR, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any promissory note, bond, mortgage, indenture, loan or similar financing instrument to which NESR is a party or which affects NESR’s assets, (c) violate any judgment, order, ruling, or regulation applicable to NESR as a party in interest or (d) violate any laws applicable to NESR or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not be reasonably likely to impede its ability to consummate the transactions contemplated by this Agreement or by any Transaction Document.

2.5	Litigation.

(a)	As of the Execution Date, there are no pending Proceedings, or to NESR’s knowledge, threatened in writing before (or that would be before) any Governmental Authority or arbitrator against NESR or any Affiliate of NESR which may impair NESR’s ability to perform its obligations under this Agreement if such Proceedings are determined adversely.

2.6	Bankruptcy.

(a)	There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to NESR’s knowledge, threatened against NESR.

2.7	Consents.

(a)	Except for consents and approvals addressed by the other provisions of this Agreement (including SEC and Nasdaq consent) that are triggered by the purchase and sale of the Company Shares and prior approval of the shareholders of NESR, there are no consents, approvals or restrictions on assignment applicable to NESR that NESR is obligated to obtain or furnish in order to consummate the purchase and sale of Company Shares contemplated by this Agreement and perform and observe the covenants and obligations of NESR hereunder.

RESTRICTED - Page 27

2.8	Capitalization.

(a)	The outstanding capital stock of NESR consists of NESR Common Stock, issued and outstanding, and all of which are validly issued, fully paid and non-assessable), as reported in the NESR SEC Reports. No shares of NESR Common Stock are held in the treasury of NESR. Except for the Offer and the Transactions and except as disclosed in the filings of all forms and documents that have been filed with the SEC (“NESR SEC Reports”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of NESR or obligating NESR to issue or sell any shares of capital stock of, or other equity interests in, NESR, except pursuant to the Stock Purchase Agreement and the Other Combination Agreement. All shares of NESR Common Stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of NESR to repurchase, redeem or otherwise acquire any shares of NESR Common Stock (except for the Offer and as disclosed in the NESR SEC Reports and to be disclosed in the Proxy Statement). There are no outstanding contractual obligations of NESR to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person, except as may be set forth in the Other Combination Agreement and disclosed to Contributor.

RESTRICTED - Page 28

Schedule 3
Limitations on Liability

1	Maximum liability

1.1	The liability of an Indemnifying Party in respect of (a) all Claims, other than Claims in respect of the Fundamental Warranties, shall not exceed 50% of the Equity Consideration; and (b) all Claims for breach of the Fundamental Warranties or arising from fraud or wilful misconduct shall not be exceed the Equity Consideration.

1.2	For the purposes of paragraph 1.1, the amount of any costs and expenses and other amounts (including interest) ordered or determined to be payable to an Indemnified Party by any judgment, order, settlement or award in connection with or arising out of any Claim shall excluded from the sums referred to therein as a liability.

2	Small claims and threshold

2.1	No Indemnifying Party shall be liable in respect of a Claim (other than any Claim in respect of the Fundamental Warranties) unless and until:

(a)	the amount of such relevant Claim exceeds USD 50,000 (a “Qualifying Claim”); and

(b)	the aggregate amount of all Qualifying Claims exceeds USD 500,000, in which event the Indemnifying Party shall be liable for the whole of such amount claimed (subject to the other provisions of this Agreement) and not only for the excess over that sum.

2.2	For the purposes of paragraph 2.1, the amount of all costs and expenses of an Indemnified Party in bringing any Claim shall be excluded from the sums set out in paragraph 2.1.

3	Specific limitations

3.1	No Indemnifying Party shall be liable in respect of a Claim to the extent that the matter giving rise to, or the loss arising from, that Claim:

(a)	occurs as a result of or is otherwise attributable to:

(i)	any legislation not in force at the Signing Date or any change of law or administrative practice or judicial interpretation which comes into force or effect after the Signing Date; or

(ii)	any increase after the Signing Date in any rate of Taxation;

(b)	has been fully recovered by the Indemnified Party under any other document entered into pursuant to this Agreement in each case without any cost or expenses to the Indemnified Party; or

RESTRICTED - Page 29

(c)	is covered under a policy of insurance, in which case, no Claim shall be brought against a Party unless a claim has been made against the insurer and all reasonable endeavours have been used to pursue the claim. The Indemnifying Party’s liability in respect of such Claim shall be reduced by any amount recovered under such policy of insurance.

4	No duplication of liability

4.1	No Indemnified Party shall not be entitled to recover damages in respect of any Claim or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

5	Remediable breaches

5.1	Where the matter or default giving rise to a Claim is capable of remedy, the Indemnified Party shall procure that the Indemnifying Party is given the opportunity, within twenty (20) Business Days after the date on which notice of such Claim is given to the Indemnifying Party to remedy the relevant matter or default (if capable of remedy).

RESTRICTED - Page 30

Signed and agreed by the Parties or their duly authorised representatives on the date written above on the first page.

Signed by For and on behalf of SV3 HOLDINGS PTE LTD.	) ) ) )	/s/ Andrew L. Waite, Co -President /s/ Tina Rando, Executive Assistant- SCF Partners /s/ Christy Fojt, Executive Assistant - SCF Partners /s/ Anthony DeLuca, CFO and MD- SCF Partners
In the presence of	) ) ) )
Signed by For and on behalf of NATIONAL ENERGY SERVICES REUNITED CORPORATION	) ) ) )	/s/ Sherif Foda, CEO
In the presence of	) ) ) )

Exhibit A

Voting Agreement

[See Attached]

Exhibit A

Exhibit B

Subsidiaries

Benon Oil Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Ghala Al Sanaiah
Incorporation Date	7 October 2003
Registration Number	1737511
Share Capital	OMR 60,000
Shareholders	IPC: 99% Mr Hilal: 1%
Registered Charges	None

Fishing and Remedial Experts Enterprises LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	6 June 2011
Registration Number	1111412
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of NBO (for a value of OMR 4.1 million (approx. USD 11 million) expiring 17 November 2019 and OMR 7 million (approx. USD 18 million) expiring 28 March 2021).

Gulf Drilling Fluids Technology LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	4 September 2012
Registration Number	1153719
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	None

Exhibit B - Page 1

Gulf Energy Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	3 October 2011
Registration Number	1122218
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	None
Branches	GES Oman has branches in Algeria, KSA, Kuwait and Yemen.

Intelligent Drilling Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Al Qurm
Incorporation Date	13 January 2007
Registration Number	1011333
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 6 million (approx. USD 17 million) expiring 3 April 2021 and OMR 21 million (approx. USD 57 million) expiring 17 November 2017).

Integrated Petroleum Services Company LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	1 October 1996
Registration Number	1539671
Share Capital	250,000 Omani Rial
Shareholders	GES: 97% Abdulhameed Al Hamdani: 3%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 6 million (approx. USD 18 million) expiring 17 November 2019 and OMR 21.6 million (approx. USD 56 million) expired 6 September 2016).

Exhibit B - Page 2

Midwest Oilfield Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Ghala Al Sanaiah
Incorporation Date	10 July 2001
Registration Number	1677586
Share Capital	250,000 Omani Riyal
Shareholders	GES: 99% Intelligent Drilling Services LLC: 1%
Registered Charges	Registered mortgage charge in favour of Bank Dhofar (for a value of OMR 3.9 million (approx. USD 10 million)). Expiry date of the charge is 16 September 2019.

Sino Gulf Energy Enterprises LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/Bawshar
Incorporation Date	21 September 2005
Registration Number	1805061
Share Capital	1,200,000 Omani Rial
Shareholders	GES: 51% IFC: 44% China Petroleum & Development Corporation: 5%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 18 million (approx. USD 47 million)). The charge has expired but still appears on CR of company. We have requested, but not yet received, confirmation as to why the charge is still registered.

Tamkeen Fracking LLC
Entity Type	Omani Limited Liability Company
Location	Ghala/Boucher/Muscat
Incorporation Date	7 March 2012
Registration Number	1138641
Share Capital	OMR 150,000
Shareholders	GES: 99% Mr Yasser: 1%
Registered Charges	Registered mortgage charge in favour of Muscat Bank (for a value of OMR 4.9 million (approx. USD 13 million) expiring 19 November 2019 and OMR 4.9 million (approx. USD 13 million) expiring in March 2021)).

Exhibit B - Page 3

Tasneea Oil and Gas Technology LLC
Entity Type	Omani Limited Liability Company
Location	Ghala Al Sanaiah/Bousher/Muscat
Incorporation Date	15 January 2012
Registration Number	1133224
Share Capital	OMR 150,000
Shareholders	GES: 20% Mubadarah Investment: 79% Mr Hilal: 1%
Registered Charges	Omani Limited Liability Company

Well Maintenance Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	1 March 2011
Registration Number	1103680
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% WSS: 1%
Registered Charges	Registered mortgage charge in favour of National Finance Company (for a value of OMR 1.1 million (approx. USD 2.9 million)). The charge has expired however still appears on CR of company. We have requested, but not yet received, confirmation as to why the charge is still registered.

Well Solutions Services LLC
Entity Type	Omani Limited Liability Company
Location	Muscat Governorate/Bawshar/South Alkhuwair
Incorporation Date	12 December 2010
Registration Number	1098989
Share Capital	150,000 Omani Rial
Shareholders	GES: 99% IDS: 1%
Registered Charges	Registered mortgage charge in favour NBO (for value of OMR 21.9 million (approx. USD 57 million)). Expiry date of charge 17 November 2017.

Exhibit B - Page 4

ANNEX D

SHARES EXCHANGE AGREEMENT

SHARES EXCHANGE AGREEMENT

This Shares Exchange Agreement (“Agreement”) is entered into on November 12, 2017 (“Effective Date”) between NESR Holdings, a corporation formed under the laws of the British Virgin Islands (“NESRH”) and National Energy Services Reunited Corp, a company incorporated in the British Virgin Islands with its registered address at 171 Main Street, Road Town, Tortola, VB1110, British Virgin Islands (“NESR Corp”) (each of NESRH and NESR Corp to be referenced hereafter as “Party” or collectively as “Parties”)

WHEREAS, NESRH has entered into agreements for the purpose of purchasing of ordinary stock in Gulf Energy S.A.O.C, a closed joint stock company registered in Oman under Commercial Registration No. 1791842, with its registered office address as P.O. Box 786, Postal Code 116, Mina Al Fahal, Oman (“Company”);

WHEREAS, NESRH agreed with Company to pay USD $16,791,875 to acquire 33,500 shares in Company, representing 6.7% of the outstanding stock;

WHEREAS, NESRH agreed with the National Bank of Oman to pay USD $12,500,000 and additional fees for expenses to acquire 25,000 shares in Company owned by the bank, representing 5% of the outstanding stock;

WHEREAS, NESRH borrowed funds pursuant to loan agreements with several private equity parties (“Loan Contracts”) to finance the purchase of the 58,500 shares in the Company.

NOW THEREFORE, for good and valuable consideration, the Parties hereby agree as follows:

1.            Assignment and Transfer of Shares. Subject to approval by the NESR Corp shareholders, on the date to be designated by NESR Corp within one year of the signing of this Agreement (“Closing Date”), NESRH shall assign to NESR Corp all rights that it has in the Fifty-Eight Thousand Five Hundred (58,500) shares of stock in the Company (“Company Shares”), including (i) any contractual rights to purchase such shares and (2) all legal and beneficial title of ownership together with all legal and beneficial rights and benefits attached or accruing to them as of the Closing Date.

2.            Assumption of Obligations.

2.1          On the Closing Date, NESRH shall assign to NESR Corp each of the Loan Contracts referenced on Exhibit A, and NESR Corp shall assume all obligations that NESRH may have pursuant to the terms of the Loan Contracts. NESR Corp shall assume the repayment obligations of NESRH under such Loan Contracts according to the terms contained therein, all of which permit, with consent of each respective lender, assignment of NESR Corp shares of ordinary stock at a valuation of $10.00 per share for the repayment of principal, and in some cases, certain interest amounts. NESR Corp also assumes the obligations of NESRH for any costs or expenses required to be paid under the Loan Contracts by NESRH as borrower. NESRH shall deliver a copy of all Loan Contracts to NESR Corp upon the execution of this Agreement.

2.2            On the Closing Date, NESRH shall assign to NESR Corp all of its rights to receive full legal and beneficial title to all of the Company Shares. If any number of Company Shares have not been purchased by the Closing Date, NESRH shall at that time assign its contractual rights to acquire such number of Company Shares.

3.            Taxes. The Parties hereby agree and acknowledge that any taxes and transfer costs attributable to NESRH on the transfer of Company Shares as contemplated by this Agreement shall be assumed by NESR Corp.

4.            Undertaking, Representations and Warranties.

(a)	Each Party represents and warrants to the other Party that each of the following statements (“Warranties”) is true, accurate and not misleading as of the Effective Date and represents and warrants that they will be true, accurate and not misleading at the NESR Closing Date as if repeated immediately prior to the Closing Date:

i)	it is duly organized, validly existing and in good standing under the laws of the country of its incorporation and is duly qualified to do business as a foreign corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on the Party or its properties;

ii)	it is duly qualified to do business and perform the transactions contemplated under this Agreement and any agreement referenced therein;

iii)	it has the complete, exclusive and unrestricted right, power and authority to enter into, execute and perform this Agreement and any documents and agreement referenced in or required by this Agreement, and this Agreement shall, following its execution, constitute a legal, valid and binding obligation of such Party; and

iv)	it has the complete, exclusive and unrestricted right, power and authority to take any action and to enter into and execute any documents, applications, forms or agreements required by the terms herein.

(b)	NESRH warrants that as of the Closing Date, it is the sole legal and beneficial owner of the Company Shares or has a contractual right to acquire the full legal and beneficial title to the Company Shares and is entitled to transfer all of its rights in the Company Shares on the terms and subject to the conditions set out in this Agreement without the consent or approval of any person, except as required by any pledge agreement for the benefit of the lender to satisfy the terms of any respective Loan Contract pending satisfaction of the debt. If any lender rejects the terms to receive NESR Corp shares in satisfaction of its Loan Contract, NESR Corp may choose to satisfy the debt by transfer of other agreed consideration, which may be cash, to effect the release of such lien on the respective Company Shares, or transfer of the Company Shares to the lender.

(c)	NESRH and NESR Corp shall execute, perform and do (or procure to be executed, performed and done by third parties as necessary) all such deeds, documents, procedures, acts and things as are necessary for such Party to ensure that all Warranties made by such Party in this Agreement are satisfied.

(d)	Each Party shall immediately (and in any event before the Closing Date) notify the other Party in writing of anything of which the notifying Party is or becomes aware which renders or is likely to render any of its Warranties untrue, inaccurate or misleading.

5. Costs and Expenses. The costs and expenses incurred by the Parties in relation to the preparation and consummation of this Agreement, including but not limited to respective attorneys’ fees in connection thereto, shall be borne by NESR Corp.

6. Transferee Rights. If the shareholders of NESR Corp approve the terms of this Agreement to acquire Company Shares, NESR Corp substitutes for NESRH as an assignee of the Loan Contracts and any remaining contractual rights to purchase the Company Shares and only obtains such warranties as available to NESRH. NESR Corp indemnifies, defends and holds NESRH harmless from any claims brought by any entity against NESRH with respect to the Company Shares or the Loan Contracts and releases NESRH from all liabilities to NESR Corp upon Closing Date.

7. Amendment to the Agreement. This Agreement may be amended, waived or modified only by an instrument in writing signed by each of the Parties hereto.

8. Counterparts. This Agreement may be executed in any number of counterparts. A Party may enter into this Agreement by executing a counterpart, but this Agreement shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all the counterparts together constitute the same instrument.

9. Remedies and Waivers. No breach by either Party of any provision of this Agreement shall be waived or discharged except with the express written consent of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement or at law shall operate as a waiver of that right, power or privilege and no single or partial exercise by a Party of any right, power or privilege shall preclude any further exercise of that right, power or privilege or the exercise of any other right, power or privilege of such Party under this Agreement or any applicable laws. The rights, benefits and remedies provided in this Agreement are cumulative.

10. Termination. This Agreement may be terminated by NESRH or NESR Corp only if the shareholders of NESR Corp do not approve the consummation of the acquisition of the Company. In that event, except for the provisions specifically provided for in the Agreement that shall survive termination, this Agreement shall forthwith become void and there shall be no further liability on the part of any Party for such termination.

11. Invalidity. The invalidity, and legality, are unenforceability of any provision of this Agreement shall not affect the validity, the legality, or enforceability of any other provision of this Agreement.

12. Governing Law and Jurisdiction. Texas law shall apply to construe and interpret the terms of this Agreement. In the event of any dispute or failure to perform by either Party, the Parties agree to submit any dispute to the courts of Harris County Texas for resolution, and each Party hereby agrees to and submits to any court with proper jurisdiction in Harris County Texas. Because damages may not an adequate remedy for failure to perform, the Parties agree that either may seek injunctive relief for enforcement of the provision or this Agreement in the courts of Harris County or any court of competent jurisdiction. The Parties agree that no bond shall be required by the Party seeking injunctive relief.

Signed and agreed by the Parties or their duly authorized representatives as of the date written above on the first page.

NESR HOLDINGS Ltd.

By:
Printed Name:
Title:

NATIONAL ENERGY SERVICES REUNITED CORP.

By:
Printed Name:
Title:

4

EXHIBIT A

LOAN CONTRACTS

DATE OF CONTRACT	LENDER NAME	AMOUNT OF LOAN USD	NUMBER OF GES SHARES PURCHASED WITH LOAN
Nov 5, 2017	Unaffiliated investor	$14,250,000	28,500
Oct 20, 2017	Unaffiliated investor	$2,500,000	5,000
Oct 5, 2017	Unaffiliated investor	$8,900,000	17,800
Sept 21, 2017	Antonio Jose Campo Mejia	$1,200,000	2,400
Sept 21, 2017	Unaffiliated investor	$300,000	600
Sept 21, 2017	Unaffiliated investor	$200,000	400
Sept 21, 2017	Unaffiliated investor	$1,000,000	2,000
Sept 21, 2017	Unaffiliated investor	$150,000	300
Sept 21, 2017	Round Up Resource Service, Inc.	$500,000	1,000
Sept 21, 2017	Unaffiliated investor	$100,000	200
Sept 21, 2017	Unaffiliated investor	$150,000	300
Total		$29,250,000	58,500

5

ANNEX E

OPINION OF J.P. MORGAN

LETTERHEAD OF J.P, MORGAN

November 12, 2017

The Board of Directors

National Energy Services Reunited Corp.

777 Post Oak Boulevard, 7th Floor

Houston, Texas 77056

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to National Energy Services Reunited Corp., a corporation existing under the laws of the British Virgin Islands (the “Company”), of the consideration to be paid by the Company in the proposed Transactions (as defined below) relating to acquisitions of each of NPS Holdings Limited, a company limited by shares existing under the laws of the Dubai International Financial Centre (“NPS”), and Gulf Energy S.A.O.C., a closed joint stock company registered in Oman (“Gulf Energy” and together with NPS, each individually a “Target Company” and collectively the “Target Companies”).

Pursuant to the Stock Purchase Agreement (the “NPS Purchase Agreement”) among the Company, Hana Investments Co. WLL (“Olayan”), NPS and the stockholders of NPS listed on the signature pages thereof as such (the “NPS Selling Stockholders”), the following will occur (collectively, the “NPS Transaction”):

●	the NPS Selling Stockholders will sell to the Company, directly or indirectly by the sale to Olayan and subsequent contribution by Olayan to the Company, all of the outstanding capital stock of NPS; and

●	the Company will pay to the NPS Selling Stockholders and/or Olayan consideration consisting of (i) an aggregate amount of cash equal to US$442,790,940 plus a cash earn-out of US$7,572,444 (assuming all conditions to achieving the earnout contemplated by the NPS Purchase Agreement are met) less US$150,000,000 to be paid directly by Olayan to the NPS Selling Stockholders (in the aggregate, the “NPS Cash Consideration”) paid to the NPS Selling Stockholders, (ii) an aggregate of 11,318,827 shares of the Company’s ordinary shares (the “Company Ordinary Shares”) plus 3,343,408 shares of the Company Ordinary Shares (assuming all conditions to achieving the earnout on the stock consideration contemplated by the NPS Purchase Agreement are met) (the “NPS Selling Stockholder Stock Consideration”) to be issued to the NPS Selling Stockholders, and (iii) an aggregate number of shares of Company Ordinary Shares calculated pursuant to a formula contained in the NPS Purchase Agreement, which would be equal to the US$150,000,000 to be paid by Olayan directly to the NPS Selling Stockholders divided by US$11.244 (the “Olayan Stock Consideration” and together with the NPS Selling Stockholder Stock Consideration, the “NPS Stock Consideration”; the NPS Stock Consideration and the NPS Cash Consideration are referred to as the “NPS Consideration”) to be issued to Olayan.

We also understand that the NPS Consideration will be subject to adjustment as provided in the NPS Purchase Agreement based on the amount of NPS’s Leakage as set forth in the NPS Purchase Agreement (the “NPS Adjustment”), including after giving effect to certain transfers of receivables and pre-closing dividends (which may be increased at a daily rate as provided for in the NPS Purchase Agreement). We further understand that the NPS Consideration will include certain earn-out payments to be made to the NPS Selling Stockholders (the “NPS Earn-Out Payments”), including those as referenced above.

Pursuant to the Stock Purchase Agreement (the “Gulf Energy Purchase Agreement”) among Mubadarah Investments LLC, Hilal Al Busaidy and Yasser Said Al Barami (collectively the “Gulf Energy Sellers”) and the Company, the Contribution Agreement (the “Gulf Energy Contribution Agreement”) between SV3 Holdings Pte Ltd. (“SV3”) and the Company and the Shares Exchange Agreement (the “Gulf Energy Exchange Agreement” and together with the Gulf Energy Purchase Agreement and the Gulf Energy Contribution Agreement, the “Gulf Energy Agreements”) between NESR Holdings Ltd. (“Holdings”) and the Company, the following will occur (collectively, the “Gulf Energy Transaction”):

●	the Gulf Energy Sellers, SV3 and Holdings will sell and/or contribute to the Company, directly or indirectly, all of the outstanding capital stock of Gulf Energy; and

●	the Company will pay to the Gulf Energy Sellers, SV3 and Holdings consideration consisting of (i) an aggregate number of shares of Company Ordinary Shares calculated pursuant to a formula contained in the Gulf Energy Purchase Agreement, which would be equal to US$184,848,485 divided by US$10.00 (the “Gulf Energy Purchase Stock Consideration”) issued to the Gulf Energy Sellers under the Gulf Energy Purchase Agreement, (ii) an aggregate number of shares of Company Ordinary Shares calculated pursuant to a formula contained in the Gulf Energy Contribution Agreement, which would be equal to the amount paid by SV3 to acquire the shares of Gulf Energy contributed under the Gulf Energy Contribution Agreement divided by US$10.00 (the “Gulf Energy Contribution Stock Consideration”) issued to SV3 under the Gulf Energy Contribution Agreement and (iii) the assumption by the Company of loan obligations of Holdings in a principal amount of $29,250,000 (the “Holdings Loans”), which loan obligations will be settled by the Company by the issuance of an aggregate number of shares of Company Ordinary Shares equal to the amounts payable under the Holdings Loans divided by US$10.00 (the “Gulf Energy Exchange Stock Consideration” and together with the Gulf Energy Purchase Stock Consideration and the Gulf Energy Contribution Stock Consideration, the “Gulf Energy Stock Consideration” or the “Gulf Energy Consideration”) to the applicable lenders under the Holdings Loans.

We also understand that the Gulf Energy Consideration will be subject to adjustment as provided in the Gulf Energy Purchase Agreement based on the amount of the Group Net Debt and Completion Leakage (in each case as defined in the Gulf Energy Purchase Agreement) as set forth in the Gulf Energy Purchase Agreement (the “Gulf Energy Adjustment”). We further understand that the Gulf Energy Consideration will include certain annual payments to be made to certain of the Gulf Energy Sellers (the “Gulf Energy Founder Payments”).

We refer to the NPS Transaction and the Gulf Energy Transaction collectively as the “Transactions”. We refer to the NPS Consideration and the Gulf Energy Consideration collectively as the “Consideration”.

In connection with preparing our opinion, we have (i) reviewed a draft dated November 11, 2017 of the NPS Purchase Agreement; (ii) reviewed a draft of the Gulf Energy Purchase Agreement delivered on November 9, 2017; (iii) reviewed a draft dated November 10, 2017 of the Gulf Energy Contribution Agreement; (iv) reviewed a draft dated November 10, 2017 of the Gulf Energy Exchange Agreement; (v) reviewed certain publicly available business and financial information concerning the Target Companies and the Company and the industries in which they operate; (vi) compared the proposed financial terms of the Transactions with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (vii) compared the financial and operating performance of the Target Companies with publicly available information concerning certain other companies we deemed relevant; (viii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Target Companies, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transactions (the “Synergies”); and (ix) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of each of the Target Companies and the Company with respect to certain aspects of the Transactions, and the past and current business operations of the Target Companies and the Company, the financial condition and future prospects and operations of the Target Companies and the Company, the effects of the Transactions on the financial condition and future prospects of the Target Companies and the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by each of the Target Companies and the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of either of the Target Companies or the Company or any other party under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Target Companies to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transactions and the other transactions contemplated by the NPS Purchase Agreement and the Gulf Energy Agreements (collectively, the “Agreements”) will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company and will be consummated as described in the Agreements, and that the definitive Agreements will not differ in any material respects from the drafts thereof furnished to us. With your consent, we have assumed that the NPS Transaction and the Gulf Energy Transaction will be consummated on a substantially concurrent basis and only if both Transactions will be consummated, and as a result we have evaluated the Consideration in the aggregate and not either the NPS Consideration or the Gulf Energy Consideration independently or the allocation of any portion of the Consideration to be paid to any securityholder of either Target Company. We have also assumed that the representations and warranties made by the Company, the NPS Selling Stockholders, Olayan, the Gulf Energy Sellers, SV3 and Holdings and all other parties to any of the Agreements in the Agreements and the related agreements are and will be true and correct in all respects material to our analysis and that no losses for which a party may be required to provide indemnification will be incurred, and that, except as based on the estimates as provided by the Company for purposes of our opinion or as noted herein, the NPS Adjustment and the Gulf Energy Adjustment will not result in any adjustment to the Consideration that is material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Target Companies, individually or in aggregate, or the Company or on the contemplated benefits of the Transactions.

In rendering our opinion, we have made assumptions for purposes of evaluating the Consideration, including the following assumptions. For all purposes of our opinion, we have assumed that the shares of Company Ordinary Shares to be issued as consideration in the Transactions have a value equal to US$10.00 per share. We have assumed that the Holdings Loans may and will be settled by the Company in shares of Company Ordinary Shares with principal amount and interest computed based on the estimates provided by the Company and that any cash interest paid in lieu would not be material to our opinion. Upon the direction of management of the Company, we have relied on the estimates of the Company for the amounts required to be paid by the Company for the NPS Earn-Out Payments. We have assumed increases to the NPS Consideration based on the daily amount if the NPS Transaction shall have not been consummated by December 31, 2017 based on the estimates provided by the Company. Upon the direction of management of the Company, we have not assumed any value of the Gulf Energy Founder Payments, which we understand are already included in the forecasts provided to us.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid by the Company in the proposed Transactions and we express no opinion as to the fairness of the Consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transactions. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transactions, or any class of such persons relative to the Consideration to be paid by the Company in the Transactions or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Ordinary Shares will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transactions are consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Target Companies. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company or the Target Companies. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Target Companies for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Company in the proposed Transactions is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transactions. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

ANNEX F

NATIONAL ENERGY SERVICES REUNITED CORP. 2018 LONG TERM INCENTIVE PLAN

ANNEX : LTIP

NATIONAL ENERGY SERVICES REUNITED CORP.

2018 LONG TERM INCENTIVE PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit.

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable purchase price and/or to satisfy any applicable tax withholding obligation with respect to an Award other than an Option or Stock Appreciation Right (including Shares retained by the Company from the Award being purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 5,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $200,000. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based conditions are subsequently satisfied and the Award vests.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective upon the consummation of the Company’s initial business combination, subject to the approval of the Company’s stockholders, and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan.

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18 Limitations.

(a) Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Article VIII, (i) the maximum aggregate number of Shares with respect to which one or more Awards of Restricted Stock, Restricted Stock Units, or Other Stock or Cash Based Awards that are denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 250,000; and (ii) the maximum amount of cash that may be paid to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $1,250,000.

(c) Performance-Based Awards. The Administrator, in its sole discretion, may determine whether an Award is intended to be performance-based. For the avoidance of doubt, nothing herein shall require the Administrator to structure any Awards as Performance-Based, and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based. Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based also shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i) No later than 90 days following the commencement of any performance period or any designated fiscal period or period of service, the Administrator shall, in writing, (a) designate the Participant to receive such Award, (b) select the Performance Criteria applicable to the performance period, which Performance Criteria shall be limited to the specific performance criteria set forth in the definition of Performance Criteria, (c) establish the performance goals (and any exclusions), and amounts of such Awards, as applicable, which may be earned for such performance period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such performance period.

(ii) Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the performance period.

(iii) Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based payable to a Participant shall be determined on the basis of Applicable Accounting Standards. For this purpose, “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

10.19 No Fractional Shares. Notwithstanding any provision in the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

10.20 Section 83(b) Elections Prohibited. No Participant may make an election under Section 83(b) of the Code, or any successor section thereto, with respect to any Award without the consent of the Administrator, which the Administrator may grant or withhold in its discretion.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, in no event shall the Company’s initial business combination or the transactions occurring in connection therewith constitute a Change in Control and, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10 “Common Stock” means the common stock of the Company.

11.11 “Company” means National Energy Services Reunited Corp, a British Virgin Islands company, or any successor.

11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14 “Director” means a Board member.

11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17 “Employee” means any employee of the Company or its Subsidiaries.

11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.24 “Option” means an option to purchase Shares.

11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26 “Overall Share Limit” means 5,000,000 Shares.

11.27 “Participant” means a Service Provider who has been granted an Award.

11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; individual business objectives; production or growth in production; reserves or added reserves; growth in reserves per share; inventory growth; environmental, health and/or safety performance; effectiveness of hedging programs; improvements in internal controls and policies and procedures; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles, in accordance with accounting principles established by the International Accounting Standards Board, or may be adjusted when established to include or exclude any items otherwise includable or excludable under U.S. Generally Accepted Accounting Principles or under the accounting principles established by the International Accounting Standards Board. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29 “Plan” means this 2018 Long Term Incentive Plan, as amended from time to time.

11.30 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.31 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.32 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.33 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.34 “Securities Act” means the Securities Act of 1933, as amended.

11.35 “Service Provider” means an Employee, Consultant or Director.

11.36 “Shares” means shares of Common Stock.

11.37 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.38 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.39 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.40 “Termination of Service” means the date the Participant ceases to be a Service Provider.

P R O X Y C A R D

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherif Foda and Thomas Wood (together, the "Proxies"), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of an annual meeting of shareholders of National Energy Services Reunited Corp. (the "Company") to be held on May 18, 2018 at 2:00 p.m., Eastern time at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting in lieu of an annual meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS BELOW, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MAIL IN THE ENVELOPE PROVIDED

Please mark vote as indicated in this example ☒

NATIONAL ENERGY SERVICES REUNITED CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5

(1) The Business Combination Proposal - To consider and vote upon a proposal to approve and authorize the Stock Purchase Agreements, the Contribution Agreements, the Shares Exchange Agreement and related contracts, as they may be amended, by and among NESR and NPS Holding Company Ltd. and Gulf Energy S.A.O.C., and the transactions contemplated thereby (the "Business Combination").

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ALL ☐ WITHHOLD ☐ ALL FOR EXCEPT ☐

____

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

______________________________, 2018
Date

____
Signature

____
Signature (Joint Owners)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.